UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TELIK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELIK, INC.

2100 Geng Road, Suite 102

Palo Alto, CA 94303

To the Stockholders of Telik, Inc.:

You are cordially invited to attend the 2014 annual meeting of the stockholders, or the annual meeting, of Telik, Inc., a Delaware corporation, which we refer to as we, Telik, or the Company, which will be held at 11:00 a.m., local time, on Thursday, July 3, 2014, at the Palo Alto offices of Cooley LLP at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306, unless postponed or adjourned to a later date. This is an important meeting that affects your investment in Telik.

On May 12, 2014, Telik and MabVax Therapeutics, Inc., or MabVax, entered into an agreement and plan of merger and reorganization, which we refer to as the merger agreement, pursuant to which a wholly owned subsidiary of Telik will merge with and into MabVax, with MabVax surviving as a wholly owned subsidiary of Telik. Immediately following the effective time of the merger, MabVax’s equityholders will own approximately 85%, and Telik’s current equityholders will own approximately 15%, of Telik’s common stock and preferred stock (on a fully-diluted and as-converted-to-common stock basis), or together referred to as the Telik capital stock. However, if Telik’s common stock is delisted from the NASDAQ Capital Market for specified reasons prior to the effective time of the merger, then MabVax’s equityholders will own approximately 95%, and Telik’s current equityholders will own approximately 5%, of the Telik capital stock immediately following the merger. On May 12, 2014, Telik also entered into a securities purchase agreement, pursuant to which Telik sold, in a private placement, $2.5 million of shares of Telik’s Series B convertible preferred stock, or the Series B preferred stock, at a price of $2.00 per share and warrants to purchase shares of Telik’s common stock, or the PIPE warrants, which we refer to collectively as the PIPE transaction.

At the effective time of the merger, Telik will be renamed “MabVax Therapeutics Holdings, Inc.” and expects to trade under the symbol “MBVX” on the NASDAQ Capital Market. At the effective time of the merger, the directors and executive officers of Telik (other than Michael Wick in his capacity as a director) will be deemed to have tendered their resignations and the directors and executive officers designated by MabVax will be appointed to Telik’s board and management. Following the merger, the headquarters of Telik will be located at 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121, MabVax’s current headquarters.

At the annual meeting, Telik will seek to obtain stockholder approval of actions necessary to complete the merger. Specifically, Telik will ask its stockholders to (i) approve the issuance of Telik’s common stock, Series A-1 preferred stock, warrants to purchase common stock, or the Telik warrants, and, to the extent applicable, Series A-2 preferred stock pursuant to the merger agreement, or together the merger shares, (ii) approve the issuance of Telik’s common stock issuable upon (a) the conversion of Telik’s Series B preferred stock and (b) the exercise of the PIPE warrants, issued in the PIPE transaction, without giving effect to conversion and exercise limitations set forth in the certificate of designations, preferences and rights of Series B convertible preferred stock, or the Series B certificate of designations, and the PIPE warrants, (iii) approve, in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, an amendment to Telik’s certificate of incorporation to effect a 5-for-1 reverse stock split of Telik’s common stock, or the reverse stock split, (iv) approve an amendment to Telik’s certificate of incorporation to (a) increase the number of shares of Telik’s common stock to a new total of 150,000,000 shares, (b) increase the number of shares of Telik’s preferred stock to a new total of 15,000,000 shares, and (c) change the name of Telik to “MabVax Therapeutics Holdings, Inc.,” (v) approve the certificate of designations, preferences and rights of Series A-1 convertible preferred stock to designate a new Series A-1 preferred stock, or the Series A-1 certificate of designations, (vi) approve the certificate of designations, preferences and rights of Series A-2 preferred stock to designate a new Series A-2 preferred stock, or the Series A-2 certificate of designations, (vii) reelect Dr. Cantrall and Dr. Goldring to the Company’s board of directors to serve until the closing of the merger or, if the merger is not completed, until the 2017 annual meeting of stockholders and until their successors are elected and qualified, (viii) ratify the selection of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company by the Audit Committee of the board of directors of the Company for its fiscal year ending December 31, 2014, and (ix) adjourn the annual meeting if there are not sufficient votes to approve the proposals (i) through (vi) at the time of the annual meeting.

After careful consideration, Telik’s board of directors has approved the merger agreement and the proposals referred to above, and has determined that they are advisable, fair and in the best interests of Telik’s stockholders. Accordingly, Telik’s board of directors unanimously recommends that stockholders vote FOR each of the proposals (i) through (viii) described in the preceding paragraph; and FOR the adjournment of the annual meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the proposals (i) through (vi) at the time of the annual meeting.

More information about Telik, MabVax and the proposed transactions is contained in the accompanying proxy statement. Telik urges you to read the proxy statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 13.

Your vote is important. Whether or not you expect to attend the annual meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the annual meeting.

Telik is excited about the opportunities the merger brings to its stockholders, and we thank you for your consideration and continued support.

Yours sincerely,

/s/ Michael M. Wick

Michael M. Wick, M.D. Ph.D.

President and Chief Executive Officer

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved the merger described in this proxy statement or the Telik capital stock to be issued in connection with the merger or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement is dated June 3, 2014, and is first being mailed to stockholders on or about June 3, 2014.

2100 GENG ROAD, SUITE 102

PALO ALTO, CALIFORNIA 94303

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 3, 2014

To the Stockholders of Telik, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Telik, Inc., a Delaware corporation, or the Company, will be held at 11:00 a.m., local time, on Thursday, July 3, 2014, at the Palo Alto offices of Cooley LLP at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306, to consider and act upon the following matters:

1.	To approve the issuance of Telik’s common stock, Series A-1 preferred stock, warrants to purchase Telik’s common stock, or the Telik warrants, and, to the extent applicable, Series A-2 preferred stock, or together the merger shares, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 12, 2014, by and among Telik, Tacoma Acquisition Corp., Inc., a wholly owned subsidiary of Telik, and MabVax Therapeutics, Inc., or MabVax.

2.	To approve the issuance of Telik’s common stock issuable upon (a) the conversion of Telik’s Series B preferred stock and (b) the exercise of Telik’s warrants to purchase Telik’s common stock, the PIPE warrants, in a private investment in public equity pursuant to a securities purchase agreement dated as of May 12, 2014, by and among Telik and the investors named therein, or the PIPE transaction, without giving effect to the conversion and exercise limitations set forth in the Series B certificate of designations and the PIPE warrants.

3.	To approve, in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, an amendment to Telik’s certificate of incorporation to effect a five (5) for one (1) reverse stock split of Telik’s common stock and related matters.

4.	To approve an amendment to Telik’s certificate of incorporation to (a) increase the number of shares to a new total of 150,000,000 shares, (b) increase the number of shares of Telik’s preferred stock to a new total of 15,000,000 shares, and (c) change the name of Telik to “MabVax Therapeutics Holdings, Inc.”

5.	To approve the certificate of designations, preferences and rights of Series A-1 convertible preferred stock to designate a new Series A-1 preferred stock, or the Series A-1 certificate of designations.

6.	To approve the certificate of designations, preferences and rights of Series A-2 convertible preferred stock to designate a new Series A-2 preferred stock, or the Series A-2 certificate of designations.

7.	To elect two directors named herein to serve until the closing of the merger or, if the merger is not completed, until the 2017 annual meeting of stockholders;

8.	To ratify the selection of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company by the Audit Committee of the board of directors of the Company for its fiscal year ending December 31, 2014.

9.	To approve an adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4, 5 and 6.

Stockholders also will consider and act on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the annual meeting.

Holders of Telik’s common stock and Series B preferred stock are entitled to vote at the annual meeting. The board of directors has fixed May 21, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of Telik’s common stock and Telik’s Series B preferred stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, Telik had 4,583,096 shares of common stock and 1,250,000 shares of Series B preferred stock outstanding and entitled to vote at the annual meeting. Each holder of record on the record date will be entitled to the number of votes equal to the number of shares of common stock that the holder holds, or in the case of a holder of shares of the Series B preferred stock, the number of votes equal to the number of shares of common stock into which the holder’s Series B preferred shares would be convertible on the record date pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, or the Series B certificate of designations.

Your vote is important. The affirmative vote of the holders of a majority of the shares of Telik’s common stock and Series B preferred stock, voting as a single class on an as-converted-to-common stock basis, or together the Telik capital stock, present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposals 1, 8 and 9 above. The affirmative vote of the holders of a majority of the shares of Telik’s common stock present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposal 2 above. The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock as of the record date for the annual meeting is required for approval of Proposals 3 and 4 above. The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock and a majority of the outstanding shares of Telik’s Series B preferred stock as of the record date for the annual meeting, voting as separate classes, is required for approval of Proposals 5 and 6 above. The director nominees listed in Proposal 7 will be elected by a plurality of the votes of the shares of the Telik capital stock present in person or represented by proxy and entitled to vote on the election of directors.

Whether or not you plan to attend the annual meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the annual meeting. If you date, sign and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of Proposals 1 through 9. If you fail either to return your proxy card or to vote in person at the annual meeting, your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting and will have the same effect as a vote against Proposal 3, 4, 5 and 6. If you attend the annual meeting, you may, upon your written request, withdraw your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on July 3, 2014 at 11:00 a.m. local time at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto,

California 94306.

The Proxy Statement and Annual Report to stockholders

are available at www.telik.com

By Order of the Board of Directors of Telik, Inc.

/s/ Michael M. Wick

Michael M. Wick, M.D. Ph.D.

President and Chief Executive Officer

June 3, 2014

Palo Alto, California

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or vote by telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for you to vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held on record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

TELIK’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE, FAIR AND IN THE BEST INTERESTS OF TELIK AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL. TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, contains a notice of meeting with respect to the annual meeting of stockholders at which Telik’s stockholders will consider and vote on the proposals to approve: the issuance of the merger shares issuable to the holders of MabVax’s common stock, preferred stock and warrants pursuant to the merger agreement described in this proxy statement; issuance of Telik’s common stock issuable upon (a) the conversion of Telik’s Series B preferred stock and (b) the exercise of the PIPE warrants issued in the PIPE transaction described in this proxy statement; in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, an amendment to Telik’s certificate of incorporation to effect a five (5) for one (1) reverse stock split of Telik’s common stock; an amendment to Telik’s certificate of incorporation to increase the number of shares of Telik’s common and preferred stock and to change the name of Telik to “MabVax Therapeutics Holdings, Inc.”; the Series A-1 certificate of designations; the Series A-2 certificate of designations; the election Drs. Cantrall and Goldring to the Company’s board of directors to serve until the closing of the merger or, if the merger is not completed, until the 2017 annual meeting of stockholders and until their successors are elected and qualified; ratification of the appointment of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4, 5 and 6.

This proxy statement and notice of meeting incorporates important business and financial information about Telik that is not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain these documents, which are incorporated by reference in this proxy statement, by requesting them in writing or by telephone at the following address and telephone number:

TELIK, INC.

Controller

2100 Geng Road, Suite 102

Palo Alto, California 94303

Tel: (650) 845-7700

EAGLE ROCK PROXY ADVISORS, LLC

Joseph Controrno

12 Commerce Drive

Cranford, New Jersey 07016

Tel: (888) 859-9310

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JUNE 20, 2014 IN ORDER TO RECEIVE THEM BEFORE THE ANNUAL MEETING.

See “Where You Can Find More Information” beginning on page 137.

NOTE REGARDING TRADEMARKS

Telik®, the Telik logo, Telintra®, and TRAP® are trademarks or service marks of Telik, Inc.

The other trademarks, trade names and service marks appearing in this proxy statement are the property of their respective holders.

i

Amendments to Telik’s Certificate of Incorporation; Bylaws of the Surviving Corporation	49
Conditions to the Completion of the Merger	50
No Solicitation	54
Meeting of Telik’s Stockholders and MabVax Stockholder Approval	55
Directors Following the Merger	56
Indemnification of Officers and Directors	56
Covenants; Conduct of Business Pending the Merger	57
Other Agreements	59
Termination	60
Termination Fee	61
Representations and Warranties	61
AGREEMENTS RELATED TO THE MERGER	63
MATTERS BEING SUBMITTED TO A VOTE OF TELIK’S STOCKHOLDERS	64
Proposal 1: Approval of the Issuance of the Merger Shares in the Merger	64
Proposal 2: Approval of the Issuance of Common Stock Issuable upon Conversion of Series B Preferred Stock and upon Exercise of the PIPE Warrants, without Giving Effect to Any Exchange Caps or Floors Set Forth in the Series B Certificate of Designations and the PIPE Warrants	65
Proposal 3: Approval of the Reverse Stock Split	68
Proposal 4: Approval of Share Increases and Name Change	74
Proposal 5: Approval of Series A-1 Certificate of Designations	76
Proposal 6: Approval of Series A-2 Certificate of Designations	78
Proposal 7: Election of Directors	80
Proposal 8: Ratification of Selection of Independent Registered Public Accounting Firm	89
Proposal 9: Approval of Possible Adjournment of the Annual Meeting	91
TELIK’S BUSINESS	92
TELIK’S PROPERTY	92
MABVAX’S BUSINESS	92
Overview	92
Market Opportunity and Competition	92
Recent Developments	93
MabVax Product Candidates	94
Follow-on Antibody Products From MabVax’s Discovery Library	95
Current Approach to Treatment	96
Newer Therapeutic Agents	96
Potential Market Opportunity for the Full Length Therapeutic Antibody 5B1	97
Pancreatic Cancer Imaging and Diagnosis	97
Recent Developments in ImmunoPET Imaging	97
FDG-PET Reimbursement	98
Potential Market Opportunity	98
License Agreement with MSKCC	99
Vaccine Program	99
MabVax Vaccines Intend to Address Recurrent Cancer, An Unmet Medical Need	99
Medical Solution and Rationale	100
Vaccine Purpose Determines Vaccine Design	100
Previous Human Clinical Experience	100
Concern for Autoimmune Disease	101
The Basis for Polyvalent Immunotherapy	101
Patents	101
Sarcoma Vaccine	102
Ovarian Vaccine Program	104
Neuroblastoma Vaccine	105
Clinical Plan	106

TELIK FINANCIAL STATEMENTS	F-1
MABVAX THERAPEUTICS, INC. FINANCIAL STATEMENTS	F-2

Annex A	Agreement and Plan of Merger, dated as of May 12, 2014, by and among Telik, Tacoma Acquisition Corp., Inc. and MabVax

Annex B	Securities Purchase Agreement, dated as of May 12, 2014, by and among Telik and the Purchasers named therein

Annex C	Registration Rights Agreement, dated as of May 12, 2014, by and among Telik and the Investors named therein.

Annex D	Form of Voting Agreement, dated May 12, 2014, by and among Telik, MabVax and certain officers and directors of Telik

Annex E	Form of PIPE warrants

Annex F	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Telik (reverse stock split and related matters)

Annex G	Amended and Restated Certificate of Incorporation of Telik (share increase and name change)

Annex H	Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of Telik

Annex I	Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of Telik

Annex J	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Telik filed with the Secretary of State of Delaware on May 8, 2014

Annex K	Opinion of Telik’s Financial Advisor

Annex L	Amended and Restated Certificate of Incorporation of MabVax

Annex M	Certificate of Designations, Preferences and Rights of Series C-1 Preferred Stock of MabVax filed with the Secretary of State of Delaware on February 12, 2014

Annex N	Securities Purchase Agreement, dated February 12, 2014, by and among MabVax and certain accredited investors, and Amendment No. 1 to the Securities Purchase Agreement, dated as of May 12, 2014, by and among MabVax and certain accredited investors

Annex O	Registration Rights Agreement, dated February 12, 2014, by and among MabVax and the persons and entities set forth on the signature pages thereto

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

Except as specifically indicated, the following information and all other information contained in this proxy statement does not give effect to the possible reverse stock split described in Proposal 3.

The following section provides answers to frequently asked questions about the annual meeting of stockholders and the merger. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below. You should carefully read this entire proxy statement, including each of the annexes.

Q:	What is the merger?

A:	Telik and MabVax entered into the merger agreement on May 12, 2014. Under the merger agreement, Tacoma Acquisition Corp., Inc., a wholly owned subsidiary of Telik, or the merger sub, will merge with and into MabVax, with MabVax surviving as a wholly owned subsidiary of Telik. This transaction is referred to as the merger. Had the merger been consummated on May 12, 2014, Telik would have issued to MabVax’s stockholders, and would have assumed existing MabVax options and warrants that represented, an aggregate of approximately 8,021,000 shares of Telik’s common stock, 3,698,000 shares of Telik’s Series A-1 preferred stock, and the Telik’s warrants and options exercisable into 21,416,000 shares of Telik’s common stock, subject to adjustment as a result of a reverse stock split of Telik’s common stock that would occur in connection with the merger in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share. Immediately following the effective time of the merger, MabVax’s equityholders will own approximately 85%, and Telik’s current equityholders will own approximately 15%, of Telik’s common stock and preferred stock (on a fully-diluted and as-converted-to-common stock basis). However, if Telik’s common stock is delisted from the NASDAQ Capital Market, MabVax’s equityholders will own approximately 95%, and Telik’s current equityholders will own approximately 5%, of Telik’s common stock and preferred stock (on a fully diluted and as-converted-to-common stock basis) immediately following the merger.

For a more complete description of the merger, please see the section entitled “The Merger Agreement” beginning on page 45 of this proxy statement.

Q:	What will happen to Telik if, for any reason, the merger with MabVax does not close?

A:	Telik has invested significant time and incurred, and expects to continue to incur, significant expenses related to the proposed merger with MabVax. In the event the merger does not close, Telik will have a limited ability to continue its current operations without obtaining further, additional financing. Although Telik’s board of directors may elect to, among other things, attempt to complete another strategic transaction if the merger with MabVax does not close, Telik’s board of directors may instead divest all or a portion of Telik’s business or take steps necessary to liquidate or dissolve Telik’s business and assets if a viable alternative strategic transaction is not available.

Q:	Why is Telik proposing to merge with MabVax?

A:	Telik’s board of directors considered a number of factors that supported its decision to approve the merger agreement. In the course of its deliberations, Telik’s board of directors also considered a variety of risks and other countervailing factors related to entering into the merger agreement.

For a more complete discussion of Telik’s reasons for the merger, please see the section entitled “The Merger—Telik’s Reasons for the Merger” beginning on page 32 of this proxy statement.

Q:	What is required to consummate the merger?

A:

To consummate the merger, Telik’s stockholders must approve Proposals 1 through 6 described above. The approval of Proposal 1 requires the affirmative vote of the holders of a majority of the shares of the Telik

v

capital stock present in person or represented by proxy and voting on such matter at the annual meeting. The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Telik’s common stock present in person or represented by proxy and voting on such matter at the annual meeting. The approval of Proposals 3 and 4 requires the affirmative vote of the holders of a majority of the shares of the Telik capital stock outstanding on the record date. The approval of Proposals 5 and 6 requires the affirmative vote of the holders of a majority of the shares of the Telik capital stock and a majority of the shares of Telik’s Series B preferred stock, in each case outstanding on the record date, voting as separate classes. In addition, MabVax’s stockholders must adopt the merger agreement, which requires the affirmative vote of holders of (i) a majority of the outstanding shares of MabVax’s common stock and (ii) a majority of the outstanding shares of MabVax’s Series C-1 preferred stock, which majority will include the affirmative vote or consent of Hudson Bay IP Opportunities Master Fund LP. On May 12, 2014, by the requisite vote, the stockholders of MabVax adopted the merger agreement pursuant to a written consent in lieu of a meeting. In addition to obtaining stockholder approval, each of the other closing conditions set forth in the merger agreement must be satisfied or waived.

For a more complete description of the closing conditions under the merger agreement, please see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 50 of this proxy statement.

Q:	Are there any federal or state regulatory requirements that must be complied with or federal or state regulatory approvals or clearances that must be obtained in connection with the merger?

A:	Neither Telik nor MabVax is required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the merger. In the United States, Telik must comply with applicable federal and state securities laws and NASDAQ rules and regulations in connection with the issuance of the merger shares in the merger, including the filing with the SEC of this proxy statement. Prior to consummation of the merger, Telik intends to file an initial listing application with the NASDAQ Capital Market pursuant to NASDAQ’s “change in control” rules and to effect the initial listing of Telik’s common stock issuable in connection with the merger or upon exercise of MabVax’s outstanding stock options or warrants.

Q:	What will MabVax’s stockholders receive in the merger?

A:	The shares of Telik’s common stock held by MabVax’s equityholders upon closing of the merger (excluding any shares of Series B preferred stock and the PIPE warrants (assuming the conversion into common stock of such warrants) issued in the PIPE transaction) would represent approximately 85%, and shares of Telik’s common stock held by Telik’s current equityholders are expected to represent approximately 15%, of the Telik capital stock. However, if Telik’s common stock is delisted from the NASDAQ Capital Market, MabVax’s equityholders will own approximately 95%, and Telik’s current equityholders will own approximately 5%, of the Telik capital stock immediately following the merger. At the effective time of the merger, each share of MabVax’s common stock will be converted into and exchanged for the right to receive a number of shares of Telik’s common stock equal to the exchange ratio calculated in accordance with the merger agreement. The exact exchange ratio per share of MabVax’s common stock will be based in part on the number of MabVax’s and Telik’s common stock outstanding or issuable pursuant to outstanding options and warrants immediately prior to the effective time of the merger and will not be calculated until that time. In addition, at the effective time of the merger, each share of MabVax’s existing Series C-1 preferred stock will be converted into and exchanged for the right to receive one share of Telik’s Series A-1 preferred stock, and each share of MabVax’s Series C-2 preferred stock (if any are issued by MabVax prior to the effectiveness of the merger) will be converted into and exchanged for the right to receive one share of Telik’s Series A-2 preferred stock. Such shares of Series C-1 preferred stock and, to the extent issued, shares of Series C-2 preferred stock, will convert into a number of shares of Telik’s common stock equal to the exchange ratio multiplied by the number of shares so converted.

For a more complete discussion of the exchange ratio at the effective time of the merger, please see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 45 of this proxy statement.

Q:	Who will be the directors of Telik following the merger?

A:	At and immediately after the effective time of the merger, the initial directors to serve on the board of directors of the combined company are expected to be Jim J. Antonopoulos, J. David Hansen, Philip O. Livingston, M.D., Jeffrey V. Ravetch, M.D., Ph.D. and Michael M. Wick. The directors shall serve until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Q:	Who will be the executive officers of Telik following the merger?

A:	Promptly following the effective time of the merger, the executive management team of the combined company is expected to include the following individuals:

Name	Position with the Combined Company	Current Position
J. David Hansen	President and Chief Executive Officer and Chairman of the Board	President and Chief Executive Officer and Chairman of the Board of MabVax

Philip O. Livingston, M.D.	Chief Science Officer	Chief Science Officer of MabVax

Gregory P. Hanson	Chief Financial Officer	Chief Financial Officer of MabVax

Wolfgang W. Scholz, Ph.D.	Vice President of Antibody Discovery	Vice President of Antibody Discovery of MabVax

Michael M. Wick will provide consulting services to the combined company following the merger and will serve on the board of directors, but will not be an executive officer or employee of the combined entity.

Q:	What are the material federal income tax consequences of the merger to me?

A:	The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. However, regardless of whether the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, subject to the qualifications and assumptions described in this proxy statement, the merger will not result in any taxable gain or loss to MabVax, Telik or any Telik stockholder in his or her capacity as a Telik stockholder. Telik stockholders who are also stockholders of MabVax should consult their own tax advisor as to the tax consequences to them of participating in the merger with respect to their MabVax stock.

Q:	Why is Telik seeking stockholder approval of the issuance of shares of common stock issuable upon (a) the conversion of Telik’s Series B preferred stock and (b) the exercise of Telik’s warrants issued in the PIPE transaction?

A:

Because our common stock is listed on the NASDAQ Capital Market, we are subject to NASDAQ Listing Rules. Rule 5635(b) of the NASDAQ listing standards requires stockholder approval when any issuance or potential issuance will result in a change of control of the issuer. Although NASDAQ has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), NASDAQ has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. In addition, Rule 5635(d) of NASDAQ Listing Rules requires stockholder approval if a listed company issues common stock or securities convertible into or exercisable for common stock in a private placement equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. In the PIPE transaction, Telik issued 1,250,000 shares of its Series B preferred stock and warrants to purchase 625,000 shares of Telik’s common stock, which currently contains limitations that restrict the conversion and exercise into more than 19.99% of the voting stock of Telik. Accordingly, Telik is seeking stockholder approval of this issuance of common stock issuable upon the conversion or exercise of Telik’s Series B preferred stock and the PIPE warrants to permit such stock and warrants, when converted and exercised, to represent 20% or greater of the voting stock of Telik.

Q:	What is the reverse stock split and why is it necessary?

A:	If the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, each five (5) outstanding shares of Telik’s common stock will be reclassified and combined into one (1) share prior to the effective time. Pursuant to the merger agreement, Telik has agreed to prepare all filings, notifications and applications necessary to provide that its common stock will continue to be listed on the NASDAQ Capital Market following the closing of the merger. Since the merger constitutes a “reverse merger” under applicable marketplace rules established by NASDAQ, the combined company is required to comply with the initial listing standards of the applicable NASDAQ market to continue to be listed on such market following the merger. The NASDAQ Capital Market’s initial listing standards require a company to have, among other things, a $4.00 per share minimum bid price. In the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, the reverse stock split would be necessary for the approval of the listing of the combined company and the shares of Telik’s common stock being issued in the merger on NASDAQ Capital Market.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you have been identified as a stockholder of Telik as of the record date, and thus you are entitled to vote at Telik’s annual meeting. This document serves as a proxy statement used to solicit proxies for the annual meeting. This document contains important information about the merger and the annual meeting of Telik, and you should read it carefully.

Q:	Why is the Company holding the annual meeting?

A:	Under the Delaware General Corporation Law, or DGCL, and in accordance with the Company’s bylaws, the Company is required to hold a meeting of the stockholders annually. At the annual meeting, you will be asked to vote upon the proposals included in this proxy statement.

Q:	How does Telik’s board of directors recommend that Telik’s stockholders vote?

A:	After careful consideration, Telik’s board of directors unanimously recommends that Telik’s stockholders vote:

•	FOR Proposal 1 to approve the issuance of the merger shares pursuant to the merger agreement;

•	FOR Proposal 2 to approve the issuance of Telik’s common stock issuable upon (a) the conversion of Telik’s Series B preferred stock and (b) the exercise of the PIPE warrants, without giving effect to conversion and exercise limitations set forth in the Series B certificate of designations and the PIPE warrants;

•	FOR Proposal 3 to approve, in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, an amendment to Telik’s certificate of incorporation to effect the reverse stock split and related matters;

•	FOR Proposal 4 to approve an amendment to Telik’s certificate of incorporation to (x) increase the number of shares of Telik’s common stock to a new total of 150,000,000 shares of common stock,

(y) increase the number of shares of Telik’s preferred stock to a new total of 15,000,000 shares of preferred stock, and (z) change the name of Telik to “MabVax Therapeutics Holdings, Inc.”;

•	FOR Proposal 5 to approve the Series A-1 certificate of designations;

•	FOR Proposal 6 to approve the Series A-2 certificate of designations;

•	FOR Proposal 7 to approve the reelection of two (2) of Telik’s current members of the board of directors to serve until the closing of the merger or, if the merger is not completed, until the 2017 annual meeting of stockholders; and

•	FOR Proposal 8 to ratify the selection of Burr Pilger Mayer, Inc. as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.

•	FOR Proposal 9 to approve an adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4, 5 and 6.

Q:	What risks should Telik’s stockholders consider in deciding whether to vote in favor of the share issuance, reverse stock split and name change?

A:	Telik’s stockholders should carefully read the section of this proxy statement entitled “Risk Factors” beginning on page 13, which sets forth certain risks and uncertainties related to the merger and reverse stock split, risks and uncertainties to which the combined company’s business will be subject, risks and uncertainties to which Telik, as an independent company, is subject and risks and uncertainties to which MabVax, as an independent company, is subject.

Q:	When do you expect the merger to be consummated?

A:	Telik and MabVax anticipate that the consummation of the merger will occur in the third quarter of 2014 as promptly as practicable after the annual meeting and following satisfaction or waiver of all closing conditions. However, the exact timing of the consummation of the merger is not yet known. For a more complete description of the closing conditions under the merger agreement, please see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 50 of this proxy statement.

Q:	How will the merger affect stock options and warrants to acquire MabVax common stock?

A:	Upon the effectiveness of the merger, (a) MabVax’s stock options would be assumed in the merger and would become options and rights for Telik’s common stock based on the common stock exchange ratio, (b) warrants to purchase common stock of MabVax would be converted in the merger into warrants to purchase Telik’s common stock based on the common stock exchange ratio, (c) all Series A and Series B preferred stock of MabVax will be converted to common stock of MabVax immediately prior to the effective time of the merger and will be treated as such, and (d) warrants to purchase Series C-1 preferred stock of MabVax will terminate by their terms as of the effective time of the merger.

Q:	If effected, how will the reverse stock split and the merger affect stock options and warrants to acquire Telik’s common stock and Telik’s stock option plans?

A:

As of the effective time of the reverse stock split, Telik will adjust and proportionately decrease the number of shares of Telik’s common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants to acquire Telik’s common stock at a five (5) to one (1) ratio. All stock options and warrants to acquire shares of Telik’s common stock that are outstanding immediately prior to the effective time of the merger will remain outstanding following the effective time of the merger. In addition, as of the effective time of the reverse stock split, Telik will adjust and proportionately decrease the total number of shares of Telik’s common stock that may be the subject of future grants under Telik’s stock option plans at a five (5) to one (1) ratio.

Q:	What do I need to do now?

A:	You are urged to read this proxy statement carefully, including each of the annexes, and to consider how the merger affects you. If your shares are registered directly in your name, you may complete, date and sign the enclosed proxy card and return it by mail in the enclosed postage-paid envelope. Alternatively, you can deliver your completed proxy card in person or vote by completing a ballot in person at the annual meeting.

You may also grant a proxy to vote your shares by means of the telephone or on the Internet. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that the proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

To vote by telephone, stockholders of record may call toll free 1-800-652-VOTE (8683) in the United States, Canada and Puerto Rico on a touch tone telephone and follow the simple instructions provided by the recorded message. To vote on the Internet, stockholders of record may go to www.investorvote.com/TELK and follow the on-screen instructions. You will need the login validation details provided on your proxy card to vote by telephone or on the Internet.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in “street name” receive instructions for granting proxies from their banks, brokers or other agents, rather than using the Company’s proxy card. A number of brokers and banks are participating in a program provided through Broadridge Investor Communication Solutions that offers the means to grant proxies to vote shares through the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge Investor Communication Solutions program, you may grant a proxy to vote those shares by telephone or via the Internet by contacting the website shown on the instruction form received from your broker or bank.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted by telephone or via the Internet must be received by 12:00 noon, Eastern Time on July 2, 2014. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Q:	What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:	The failure to return your proxy card or otherwise provide proxy instructions will have the same effect as voting against Proposals 3, 4, 5 and 6, and your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting.

Q:	May I vote in person?

A:

If you are a stockholder of Telik and your shares of the Telik capital stock are registered directly in your name with Telik’s transfer agent, you are considered, with respect to those shares, the stockholder of record,

x

and the proxy materials and proxy card are being sent directly to you by Telik. If you are a Telik stockholder of record, you may attend the annual meeting to be held on July 3, 2014 and vote your shares in person, rather than signing and returning your proxy.

If your shares of the Telik capital stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the annual meeting.

Q:	If my Telik shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Your broker will not be able to vote your shares of the Telik capital stock without specific instructions from you for “non-routine” matters. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q:	May I change my vote after I have submitted a proxy or provided proxy instructions?

A:	Any Telik stockholder of record voting by proxy, other than those Telik stockholders who have executed a voting agreement and irrevocable proxy, has the right to revoke the proxy at any time before the polls close at the annual meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of Telik, by providing a duly executed proxy card bearing a later date than the proxy being revoked or by attending the annual meeting and voting in person. Attendance alone at the annual meeting will not revoke a proxy. If a stockholder of Telik has instructed a broker to vote its shares of the Telik capital stock that are held in “street name,” the stockholder must follow directions received from its broker to change those instructions.

Q:	Should MabVax’s and Telik’s stockholders send in their stock certificates now?

A:	No. After the merger is consummated, MabVax’s stockholders will receive written instructions from the exchange agent for exchanging their certificates representing shares of MabVax capital stock for certificates representing shares of Telik’s common stock, Series A-1 preferred stock and Series A-2 preferred stock. Each fraction of a share of Telik’s capital stock issuable will be rounded up to the nearest whole number of shares of Telik’s capital stock.

In addition, Telik’s stockholders will receive written instructions, as applicable, from Telik’s transfer agent for exchanging their certificates representing shares of Telik’s common stock for new certificates giving effect to the reverse stock split, if effected. Telik’s stockholders will also receive a cash payment for any fractional shares.

Q:	Am I entitled to appraisal rights?

A:	Telik’s stockholders are not entitled to appraisal rights in connection with the merger or any of the proposals to be voted on at the annual meeting.

Q:	Have MabVax’s stockholders agreed to adopt the merger agreement?

A:	Yes. On May 12, 2014, MabVax’s stockholders adopted the merger agreement and approved the merger and related transactions.

Q:	Who is paying for this proxy solicitation?

A:	Telik will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to Telik’s stockholders. Telik has engaged Eagle Rock Proxy Advisors, LLC, a proxy solicitation firm, to solicit proxies from Telik’s stockholders. Arrangements will also be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of the Telik capital stock for the forwarding of solicitation materials to the beneficial owners of the Telik capital stock. Telik will reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Q:	Who can provide me with additional information and help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger and the other proposals being considered at the annual meeting, including the procedures for voting your shares, you should contact Eagle Rock Proxy Advisors, LLC, Telik’s proxy solicitor, by telephone at toll-free 888-859-9310.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the merger and the other proposals being considered at the annual meeting, you should read this entire proxy statement carefully, including the materials attached as annexes, as well as other documents referred to or incorporated by reference herein. See “Information Incorporated by Reference” and “Where You Can Find More Information” beginning on pages 136 and 137 of this proxy statement, respectively. Page references are included in parentheses to direct you to a more detailed description of the topics presented in this summary.

The Companies

Telik, Inc.

2100 Geng Road, Suite 102

Palo Alto, California 94303

(650) 845-7800

Telik, Inc. is a clinical stage drug development company focused on discovering and developing small molecule drugs to treat cancer. The company’s most advanced drug candidate is Telintra®, a modified glutathione analog intended for the treatment of hematologic disorders including myelodysplastic syndrome. Telik’s product candidates were discovered using its proprietary drug discovery technology, TRAP®, which enables the rapid and efficient discovery of small molecule drug candidates.

MabVax Therapeutics, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, California 92121

(858) 259-9405

MabVax is a clinical-stage biopharmaceutical company focused on discovering and developing innovative vaccine and monoclonal antibody-based therapeutics for the diagnosis and treatment of cancer. MabVax generates its pipeline of antibody-based product candidates from patients who have been vaccinated with propriety vaccines licensed from Memorial Sloan-Kettering Cancer Center, or MSKCC. MabVax’s approach of surveying the protective immune response from many patients to identify the ideal monoclonal antibody candidate against a specific target on the surface of a cancer cell is a novel next-generation human antibody technology platform. Its lead antibody candidates have been recovered from patients who had substantially better treatment outcomes than almost all other patients in clinical trials conducted by MabVax and its partners.

Summary of the Merger

Upon the terms and subject to the conditions of the merger agreement, Tacoma Acquisition Corp., Inc., or the merger sub, a Delaware corporation and wholly-owned subsidiary of Telik formed by Telik in connection with the merger, will merge with and into MabVax. The merger agreement provides that upon the consummation of the merger the separate existence of merger sub shall cease. MabVax will continue as the surviving corporation and will be a wholly-owned subsidiary of Telik. Immediately following the effective time of the merger, MabVax’s equityholders will own approximately 85%, and Telik’s current equityholders will own approximately 15%, of the Telik capital stock. However, if Telik’s common stock is delisted from the NASDAQ Capital Market, MabVax’s equityholders will own approximately 95%, and Telik’s current equityholders will own approximately 5%, of the Telik capital stock immediately following the merger.

Reasons for the Merger (see page 32)

The board of directors of Telik considered various reasons for the merger, as described herein.

Opinion of Telik’s Financial Advisor (see page 35)

In connection with the merger, Telik’s board of directors received an opinion, dated May 5, 2014, from Telik’s financial advisor, Needham & Company, LLC, or Needham, that, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to Telik.

Overview of the Merger Agreement

Merger Consideration (see page 45)

At the effective time of the merger:

•	any shares of MabVax common stock or preferred stock held as treasury stock prior to the effective time of the merger shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor;

•	each share of MabVax common stock outstanding immediately prior to the effective time of the merger (excluding shares cancelled pursuant to the bullet point immediate preceding and dissenting shares) shall be converted solely into the right to receive a number of shares of Telik common stock equal to the “common exchange ratio” (as defined in the merger agreement);

•	each share of MabVax’s Series C-1 preferred stock outstanding immediately prior to the effective time of the merger (excluding shares cancelled pursuant to the first bullet point herein and dissenting shares) shall be converted solely into the right to receive one share of Telik’s Series A-1 preferred stock; and

•	each share of MabVax’s Series C-2 preferred stock outstanding immediately prior to the effective time of the merger (excluding shares cancelled pursuant to the first bullet point herein and dissenting shares) shall be converted solely into the right to receive one share of Telik’s Series A-2 preferred stock.

No fractional shares of Telik’s common stock will be issuable pursuant to the merger agreement to MabVax stockholders, and no certificates or scrip for any such fractional shares will be issued. Each fraction of a share of Telik’s capital stock issuable will be rounded up to the nearest whole number of shares of Telik’s capital stock.

Stock Options and Warrants (see page 47)

(a) Mabvax’s stock options will be assumed in the merger and will become options and rights for Telik’s common stock based on the common stock exchange ratio, (b) warrants to purchase common stock of MabVax will be converted in the merger into warrants to purchase Telik’s common stock based on the common stock exchange ratio, (c) all Series A and Series B preferred stock of MabVax will be converted to common stock of MabVax immediately prior to the effective time of the merger and will be treated as such, and (d) warrants to purchase Series C-1 preferred stock of MabVax will terminate by their terms as of the effective time of the merger.

Conditions to Completion of the Merger (see page 50)

Consummation of the merger is subject to a number of conditions (subject to certain exceptions in the merger agreement), including, among others, the following:

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall have been issued by any court of competent jurisdiction or other governmental authority and remain in effect, and there shall not be any law which has the effect of making the consummation of the merger illegal;

•	the merger agreement, the merger and the other transactions contemplated under the merger agreement shall have been duly adopted and approved by MabVax’s stockholders, and Telik’s stockholder proposals shall have been duly approved by the stockholders of Telik;

•	there shall not be any legal proceeding pending, or overtly threatened in writing, by an official of a governmental authority in which such governmental authority indicates that it intends to conduct any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the merger; (b) relating to the merger and seeking to obtain from Telik, the merger sub or MabVax any damages or other relief, in each case that may be material to Telik and MabVax (combined); or (c) seeking to prohibit or limit in any material and adverse respect a party’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Telik; and

•	no stop order or similar proceeding seeking to prevent the mailing of the proxy statement to the Telik stockholders shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other governmental authority.

In addition, the obligation of Telik and the merger sub to complete the merger is further subject to the satisfaction or waiver of the following conditions:

•	(a) the representations and warranties of MabVax set forth in certain sections in the merger agreement (i) shall have been true and correct in all material respects as of the date of the merger agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct in all material respects on and as of the closing date with the same force and effect as if made on the closing date, and (b) the other representations and warranties of MabVax contained in the merger agreement (i) shall have been true and correct as of the date of the merger Agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct on and as of the closing date with the same force and effect as if made on the closing date, except in each case where the failure to be true and correct has not had a “company material adverse effect” (as defined in the merger agreement);

•	each of the covenants and obligations in the merger agreement that MabVax is required to comply with or to perform at or prior to the closing of the merger shall have been complied with and performed by MabVax in all material respects;

•	any Permit (as defined in the merger agreement) or other consent required to be obtained by MabVax under any applicable antitrust or competition law or regulation or other law shall have been obtained and shall remain in full force and effect;

•	Telik shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of MabVax confirming that the conditions set forth above have been duly satisfied;

•	since the date of the merger agreement, there shall not have occurred any “company material adverse effect” (as defined in the merger agreement) that is continuing; and

•	(a) Telik shall have received evidence reasonably satisfactory to Telik (including fully executed accredited investors’ questionnaires) that not more than 34 securityholders of MabVax (including holders of MabVax’s capital stock, stock options and warrants are not “accredited investors” as defined in Rule 501(a) of Regulation D; and (b) the sale and issuance of all securities of Telik pursuant to the merger agreement (including the Telik’s common stock, Series A preferred stock, common stock warrants and options to purchase Telik’s common stock) qualifies under applicable exemption from registration under applicable federal and state securities law.

In addition, the obligation of MabVax to complete the merger is further subject to the satisfaction or waiver of the following conditions:

•	(a) the representations and warranties of Telik set forth in certain sections in the merger agreement (i) shall have been true and correct in all material respects as of the date of the merger Agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct in all material respects on and as of the closing date with the same force and effect as if made on the closing date, and (b) the other representations and warranties of Telik and the merger sub contained in the merger agreement (other than the “excluded representations” as defined in the merger agreement) (i) shall have been true and correct as of the date of the merger agreement except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct on and as of the closing date with the same force and effect as if made on the closing date, except in each case where the failure to be true and correct has not had a “parent material adverse effect” (as defined in the merger agreement);

•	all of the covenants and obligations in the merger agreement that Telik or the merger sub is required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects;

•	any Permit or other consent required to be obtained by Telik under any applicable antitrust or competition law or regulation or other Law shall have been obtained and shall remain in full force and effect;

•	MabVax shall have received a certificate executed by the Chief Executive Officer of Telik confirming that the conditions set forth in above have been duly satisfied;

•	since the date of the merger agreement, there shall not have occurred any “parent material adverse effect” (as defined in the merger agreement) that is continuing;

•	Telik shall have amended or amended and restated any and all of its contracts, including without limitation the Telik change of control severance benefit plan adopted in February of 2003 and amended and restated on December 17, 2008 and any other of its employment, severance or change of control agreement (including, without limitation, any arrangements or agreements by and between MabVax and Michael Wick) to provide (a) that the only MabVax obligations owed to any MabVax employee, officer, consultant, vendor, landlord, service provider, member of MabVax’s board of directors or any other third parties in relation to the transactions contemplated under the merger agreement shall be those amounts set forth certain schedule to the merger agreement, and (b) for the consulting services set forth on certain schedule to the merger agreement;

•	immediately prior to the closing, Telik’s net working capital shall be greater than zero;

•	Telik shall have filed the NASDAQ filings in accordance with the merger agreement; and

•	Telik’s stockholders shall have approved the terms and conditions of the PIPE transaction, including, without limitation, the removal of any exchange caps or floors set forth therein.

No Solicitation by MabVax (see page 54)

MabVax has agreed that, subject to specified exceptions in the merger agreement, MabVax and any of its representatives, shall not directly or indirectly:

•	initiate, solicit, seek or knowingly encourage any inquiries, proposals or offers that constitute or would reasonably be expected to lead to, a “company acquisition proposal” (as defined the merger agreement);

•	engage or participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any person in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, a “company acquisition proposal” (as defined in the merger agreement); or

•	enter into any letter of intent, agreement in principle or other similar type of agreement relating to a “company acquisition proposal” (as defined in the merger agreement), or enter into any agreement or agreement in principle requiring MabVax to abandon, terminate or fail to consummate the transactions contemplated hereby or resolve, propose or agree to do any of the foregoing.

No Solicitation by Telik (see page 54)

Telik has agreed that, subject to specified exceptions in the merger agreement, Telik, its subsidiaries or any representative of Telik or its subsidiaries, shall not directly or indirectly:

•	initiate, solicit, seek or knowingly encourage any inquiries, proposals or offers that constitute or would reasonably be expected to lead to, a “parent acquisition proposal” (as defined in the merger agreement);

•	engage or participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any person in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, a “parent acquisition proposal”; or

•	enter into any letter of intent, agreement in principle or other similar type of agreement relating to a “parent acquisition proposal” (as defined in the merger agreement), or enter into any agreement or agreement in principle requiring Telik to abandon, terminate or fail to consummate the transactions contemplated under the merger agreement or resolve, propose or agree to do any of the foregoing;

provided, however, that prior to the approval of Telik’s stockholder proposals at the annual general meeting, Telik may take the following actions in response to an unsolicited bona fide written “parent acquisition proposal” (as defined in the merger agreement) received after the date of the merger agreement that is a “Parent Superior Offer” (as defined in the merger agreement) or could reasonably be expected to lead to a “parent superior offer” (as defined in the merger agreement):

•	furnish nonpublic information regarding Telik or its subsidiaries to the third party making the “parent acquisition proposal” (as defined in the merger agreement), or a “parent qualified bidder”; and

•	engage in discussions or negotiations with the parent qualified bidder and its representatives with respect to such “parent acquisition proposal” (as defined in the merger agreement)

provided that (w) such parent qualified bidder has executed confidentiality agreement for the benefit of Telik the terms of which are not less restrictive to such person than those contained in the confidentiality agreement dated March 7, 2014 between MabVax and Telik (a copy of such confidentiality agreement shall promptly, and in any event within twenty-four (24) hours, be provided to MabVax for informational purposes only), (x) Telik contemporaneously supplies to MabVax the material terms of such “parent acquisition proposal” (as defined in the merger agreement) and access to any such nonpublic information to the extent it has not been previously provided or made available to MabVax, and (y) such “parent superior offer” (as defined in the merger agreement) did not arise as a result of the Telik’s breach of certain section in the merger agreement.

Termination of the Merger Agreement (see page 60)

Either Telik or MabVax can terminate the merger agreement under certain circumstances set forth in the merger agreement, which would prevent the merger from being consummated.

Termination Fees (see page 61)

The merger agreement provides for the payment of a termination fee of $375,000 by Telik to MabVax upon termination of the merger agreement under certain circumstances set forth in the merger agreement.

Voting Agreements (see page 63)

Concurrently with the execution of the merger agreement, certain Telik stockholders, beneficially owning in the aggregate approximately 3.9% of Telik’s capital stock, entered into voting agreements with Telik and MabVax, or the voting agreements. The voting agreements provide, among other things, that the parties to the voting agreements will vote the shares of Telik’s capital stock held by them in favor of the transactions contemplated by the merger agreement and grant a proxy to vote such shares in favor of the transactions. In addition, the voting agreements place restrictions on the transfer of the shares of Telik’s capital stock held by the respective signatory stockholders.

The form of the voting agreements is attached to this proxy statement as Annex D.

In addition, pursuant to the conditions of the merger agreement, holders of the number of shares of MabVax capital stock required to approve the merger have already approved the merger via written consent.

Management Following the Merger (see page 129)

At the effective time of the merger, the executive management team of the combined company is expected to include the following individuals:

Name	Position with the Combined Company	Current Position
J. David Hansen	President and Chief Executive Officer	President and Chief Executive Officer of MabVax

Philip O. Livingston, M.D.	Chief Science Officer	Chief Science Officer of MabVax

Gregory Hanson	Chief Financial Officer	Chief Financial Officer of MabVax

Wolfgang W. Scholz, Ph.D.	Vice President of Antibody Discovery	Vice President of Antibody Discovery of MabVax

Michael M. Wick will provide consulting services to the combined company following the merger and will serve on the board of directors, but will not be an executive officer or employee of the combined entity.

The Board of Directors Following the Merger (see page 127)

At the effective time of the merger, the combined company is expected to initially have a five member board of directors, comprised of Jim J. Antonopoulos, J. David Hansen, Philip O. Livingston, M.D., Jeffrey V. Ravetch, M.D., Ph.D., and Michael M. Wick, M.D., Ph.D.

Interests of Telik’s Directors and Executive Officers (see page 40)

In considering the recommendation of Telik’s board of directors with respect to issuing the merger shares pursuant to the merger agreement and the other matters to be acted upon by Telik’s stockholders at the annual meeting, Telik’s stockholders should be aware that members of the board of directors and executive officers of Telik have interests in the merger that may be different from, or in addition to, interests they may have as Telik’s stockholders.

As of May 1, 2014, all directors and executive officers of Telik, together with their affiliates, beneficially owned approximately 3.9% of the shares of the Telik capital stock. The affirmative vote of the holders of a majority of the shares of the Telik capital stock present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposals 1, 8 and 9. The affirmative vote of the holders of a majority of the shares of Telik’s common stock present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposal 2. The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock as of the record date for the annual meeting is required for approval of Proposals 3 and 4. The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock and a majority of the outstanding shares of Telik’s Series B preferred stock, as of the record date for the annual meeting, voting as separate classes, is required for approval of Proposals 5 and 6. The director nominees listed in Proposal 7 will be elected by a plurality of the votes of the shares of the Telik capital stock present in person or represented by proxy and entitled to vote on the election of directors.

Material U.S. Federal Income Tax Consequences of the Merger (see page 44)

Regardless of whether the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and subject to the qualifications and assumptions described in this proxy statement, the merger will not result in any taxable gain or loss to MabVax, Telik or any Telik stockholder in his or her capacity as a Telik stockholder. Telik stockholders who are also stockholders of MabVax should consult their own tax advisor as to the tax consequences to them of participating in the merger with respect to their MabVax stock.

Risk Factors (see page 13)

The merger, including the possibility that the merger may not be consummated, poses a number of risks to Telik and its stockholders. In addition, both Telik and MabVax are subject to various risks associated with their businesses and their industries, and the combined business will also be subject to those and other risks.

Regulatory Approvals (see page 49)

Neither Telik nor MabVax is required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the merger. In the United States, Telik must comply with applicable federal and state securities laws and NASDAQ rules and regulations in connection with the issuance of the merger shares in the merger, including the filing with the SEC of this proxy statement.

Anticipated Accounting Treatment (see page 44)

The merger will be treated by Telik as a reverse merger under the purchase method of accounting in accordance with U.S. generally accepted accounting principles, or GAAP. For accounting purposes, MabVax is considered to be acquiring Telik in this transaction.

Appraisal Rights (see page 49)

Telik’s stockholders are not entitled to appraisal rights in connection with the merger.

Comparison of Stockholder Rights

Both Telik and MabVax are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the DGCL. If the merger is completed, MabVax’s stockholders will become stockholders of Telik, and their rights will be governed by the DGCL, the certificate of incorporation of Telik and the bylaws of Telik. The rights of Telik’s stockholders contained in the certificate of incorporation and bylaws of Telik will be materially changed as described in the Series A-1 certificate of designations and, if filed, the Series A-2 certificate of designations.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

The following tables present summary historical financial data for each of Telik and MabVax, summary unaudited pro forma condensed combined financial data for Telik and MabVax and comparative historical and unaudited pro forma per share data for Telik and MabVax.

Selected Historical Financial Data of Telik

The following tables set forth Telik’s selected historical financial data as of the dates and for each of the periods indicated. The tables below present selected financial data of Telik prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The data below are only a summary and should be read in conjunction with Telik’s financial statements and accompanying notes, as well as Telik’s management’s discussion and analysis of financial condition and results of operations, all of which can be found in publicly available documents, including those incorporated by reference in this proxy statement. For a complete list of documents incorporated by reference in this proxy statement, see “Where You Can Find Additional Information” beginning on page 137.

The historical financial data for each of the two years ended December 31, 2013 and 2012 and as of December 31, 2013 and 2012 is derived from Telik’s audited financial statements. The financial data for each of the three months ended March 31, 2014 and 2013 and as of March 31, 2014 is derived from Telik’s unaudited condensed financial statements. Telik has prepared the unaudited information on the same basis as the audited financial statements and has included, in its opinion, all adjustments, consisting only of normal recurring adjustments that it considers necessary for a fair presentation of the financial information set forth in those statements. Telik’s historical results are not necessarily indicative of the results to be expected in the future.

	March 31, 2014	December 31,
		2013	2012
	(in thousands)	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$1,267	$2,229	$4,747
Working capital(1)	$588	$1,655	$3,253
Total assets	$1,584	$2,610	$5,628
Total stockholders’ equity	$588	$1,655	$3,062

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2014	2013	2013	2012
	(in thousands, except per share amount)		(in thousands, except per share amount)
Statement of Operations Data:
Total revenues	$—	$—	$—	$—
Total operating expenses	1,068	1,946	5,241	7,979
Loss from operations	(1,068)	(1,946)	(5,241)	(7,979)
Interest and other income (expense), net	—	9	11	8

Net loss	$(1,068)	$(1,937)	$(5,230)	$(7,971)

Net loss per share—basic and diluted	$(0.23)	$(0.46)	$(1.17)	$(3.64)

Basic and diluted weighted average number of shares	4,583	4,199	4,480	2,188

(1)	Working capital is defined as current assets minus current liabilities

Selected Historical Financial Data of MabVax

The following tables set forth MabVax’s selected historical financial data as of the dates and for each of the periods indicated, prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The data below are only a summary and should be read in conjunction with MabVax’s financial statements and accompanying notes, as well as the management’s discussion and analysis of financial condition and results of operations of MabVax’s, all of which can be found in this proxy statement.

The historical financial data for each of the two years ended December 31, 2013 and 2012 and as of December 31, 2013 and 2012 is derived from MabVax’s audited financial statements, which are included in this proxy statement. The financial data for each of the three months ended March 31, 2014 and 2013 and as of March 31, 2014 is derived from MabVax’s unaudited condensed financial statements which are included in this proxy statement. In MabVax’s opinion, such unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of its financial position and results of operations for such periods. MabVax’s historical results are not necessarily indicative of the results to be expected in the future.

	March 31, 2014	December 31,
		2013	2012
	(in thousands)	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$2,255	$354	$421
Working capital(1)	$1,448	$(876)	$23
Total assets	$2,351	$437	$1,104
Total stockholders’ deficit	$(3,701)	$(13,362)	$(8,952)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2014	2013	2013	2012
	(in thousands, except per share amount)		(in thousands, except per share amount)
Statement of Operations Data:
Total revenues	$95	$212	$366	$1,357
Total operating expenses	1,068	947	4,409	4,356
Loss from operations	(973)	(735)	(4,043)	(2,999)
Interest and other income (expense), net	—	—	(2)	(33)

Net loss	$(973)	$(735)	$(4,045)	$(3,032)
Deemed dividend on beneficial conversion of warrant	(2,215)	—	(692)	—

Net loss available to common stockholders	$(3,188)	$(735)	$(4,737)	$(3,032)

Net loss per share—basic and diluted	$(3.49)	$(0.89)	$(5.71)	$(3.66)

Basic and diluted weighted average number of shares	913	829	829	829

(1)	Working capital is defined as current assets minus current liabilities

Selected Unaudited Pro Forma Condensed Combined Financial Data of Telik and MabVax

The following tables set forth selected unaudited pro forma condensed combined financial data as of the dates and for each of the periods indicated. The data below are only a summary and should be read in conjunction with MabVax’s and Telik’s historical financial statements and accompanying notes, as well as management’s discussion and analysis of financial condition and results of operations.

The selected unaudited pro forma condensed combined financial data for the three months ended March 31, 2014 and the year ended December 31, 2013 and as of March 31, 2014 is derived from the unaudited pro forma condensed combined financial statements and notes, which are included in this proxy statement. The pro forma results are not necessarily indicative of the results to be expected in the future.

March 31, 2014
(in thousands)
Unaudited Pro Forma Combined Balance Sheet Data:
Cash and cash equivalents	$6,022
Working capital(1)	$4,536
Total assets	$12,401
Total stockholders’ deficit	$5,353

	Three Months Ended March 31, 2014	Twelve Months Ended December 31, 2013
	(in thousands except per share amounts)
Unaudited Pro Forma Combined Statement of Operations Data:
Total revenues	$95	$366
Total operating expenses	2,136	9,650
Loss from operations	(2,041)	(9,284)
Interest and other income (expense), net	—	9

Net loss	$(2,041)	$(9,275)
Deemed dividend	(2,215)	(692)

Net loss available to common stockholders	$(4,256)	$(9,967)

Net loss per share—basic and diluted	$(0.34)	$(0.79)

Basic and diluted weighted average number of shares	12,604	12,604

(1)	Working capital is defined as current assets minus current liabilities

Comparative Historical And Unaudited Pro Forma Per Share Data

The following table sets forth certain historical, unaudited pro forma condensed combined and pro forma condensed combined equivalent financial information and reflects:

•	Telik and MabVax Historical Data: the historical Telik net loss and book value per share of Telik common stock and the historical MabVax net loss and book value per share of MabVax common stock;

•	Combined Company Pro Forma Data: the unaudited pro forma combined company net loss after giving effect to the merger on a purchase basis as if the merger had been completed on January 1, 2013; and

•	MabVax Pro Forma Equivalent Data: the unaudited pro forma MabVax equivalent share data, including net loss per common share, and book value per share, calculated by multiplying the unaudited pro forma combined company data by the assumed Exchange Ratio of 2.6459125.

The following information does not give effect to the proposed reverse stock split of Telik common stock described in Proposal 3. You should read the table below in conjunction with Telik’s financial statements, which are incorporated herein by reference to Telik’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 31, 2014, and MabVax’s financial statements beginning on pages F-2, respectively, of this proxy statement, and the related notes thereto. You are urged to also read the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements Reflecting The Merger” beginning on page 113.

	Year Ended December 31, 2013	Three Months Ended March 31, 2014
Telik Historical Data
Basic and diluted net loss per common share:	$(1.17)	$(0.23)
MabVax Historical Data
Basic and diluted net loss per common share:	$(5.71)	$(3.49)
Combined Company Pro Forma Data
Basic and diluted net loss per common share:	$(0.79)	$(0.34)
MabVax Pro Forma Equivalent Data*
Basic and diluted net loss per common share:	$(0.67)	$(0.29)

*	In comparison, if the MabVax Pro Forma Equivalent Data were calculated by multiplying the unaudited pro forma combined company data by 85%, which represents the estimated percentage of ownership of the combined company expected to be held by the current MabVax stockholders as of immediately following the completion of the merger calculated on a fully diluted basis, as determined pursuant to the Exchange Ratio, the basic and diluted net loss per common share for the year ended December 31, 2013 and the three months ended March 31, 2014 would have been $0.67 and $0.29, respectively.

MARKET PRICE AND DIVIDEND INFORMATION

Telik’s common stock began trading on the NASDAQ Capital Market under the symbol “TELK” on August 15, 2000. The following table details the high and low sales prices for the common stock as reported by the NASDAQ Capital Market for the periods indicated.

	Price Range
	High	Low
Fiscal year ending December 31, 2014
2nd Quarter (through May 21, 2014)	$2.06	$1.21
1st Quarter	$1.90	$1.19
Fiscal year ending December 31, 2013
4th Quarter	$2.15	$1.17
3rd Quarter	$1.63	$1.05
2nd Quarter	$1.75	$1.17
1st Quarter	$3.05	$1.33
Fiscal year ending December 31, 2012
4th Quarter	$2.81	$1.09
3rd Quarter	$3.05	$1.44
2nd Quarter	$7.34	$2.00

MabVax is a private company and its common stock is not publicly traded. There has never been, nor is there expected to be in the future, a public market for MabVax’s common stock.

On May 12, 2014, the last full trading day prior to the public announcement of the proposed merger, the closing price per share of Telik’s common stock as reported on the NASDAQ Capital Market was $1.25, for an aggregate market value of Telik’s common stock of approximately $5.7 million. Accordingly, if the merger had been consummated on that day, the value attributable to the merger shares issued to holders of MabVax’s capital stock and issuable to holders of MabVax’s outstanding options and warrants in connection with the merger would have been approximately $41.3 million, based on approximately 33.1 million shares of Telik’s common stock issued or issuable upon exercise of options and warrants and the Series A-1 preferred stock issued in the merger.

On May 30, 2014, the most recent practicable date before the printing of this proxy statement, the closing price per share of Telik’s common stock as reported on the NASDAQ Capital Market was $1.43, for an aggregate market value of Telik’s common stock of approximately $6.6 million. Accordingly, if the merger had been consummated on that day, the value attributable to the merger shares issued to holders of MabVax’s capital stock and issuable to holders of MabVax’s outstanding options and warrants in connection with the merger would have been approximately $47.3 million, based on approximately 33.1 million shares of Telik’s common stock issued or issuable upon exercise of options and warrants and the Series A-1 preferred stock issued in the merger.

Because the market price of Telik’s common stock is subject to fluctuation, the market value of the merger shares that holders of MabVax’s capital stock and MabVax’s outstanding stock options and warrants will be entitled to receive in the merger may increase or decrease.

Following the consummation of the merger, and subject to successful application for initial listing with the NASDAQ Capital Market, Telik’s common stock will continue to be listed on the NASDAQ Capital Market, but will trade under the symbol “MBVX” and under the combined company’s new name, “MabVax Therapeutics Holdings, Inc.”

As of May 21, 2014, Telik had approximately 54 stockholders of record.

Telik has never declared or paid cash dividends on its capital stock. Telik currently intends to retain earnings, if any, to finance the growth and development of its business, and does not expect to pay any cash dividends to its stockholders in the foreseeable future. Payment of future dividends, if any, will be at the discretion of Telik’s board of directors.

RISK FACTORS

You should consider the following factors in evaluating whether to approve the issuance of the merger shares in the merger, the issuance of common stock upon conversion or exercise of Series B preferred stock or the PIPE warrants, without giving effect to the conversion and exercise limitations set forth in the Series B certificate of designations and the PIPE warrants, and the amendments to Telik’s certificate of incorporation to increase authorized shares of common stock and preferred stock, and to effect a reverse stock split of Telik’s common stock. These factors should be considered in conjunction with the other information included or incorporated by reference by Telik in this proxy statement.

Risks Related to the Merger

If the proposed merger with MabVax is not consummated, Telik’s business could suffer materially and Telik’s stock price could decline.

The consummation of the proposed merger with MabVax is subject to a number of closing conditions, including the approval by Telik’s stockholders, effectiveness of the proxy statement, and other customary closing conditions. Telik is targeting a closing of the transaction in the third quarter of 2014.

If the proposed merger is not consummated, Telik may be subject to a number of material risks, and its business and stock price could be adversely affected, as follows:

•	Telik has incurred and expects to continue to incur significant expenses related to the proposed merger with MabVax even if the merger is not consummated.

•	The merger agreement contains covenants relating to Telik’s solicitation of competing acquisition proposals and the conduct of Telik’s business between the date of signing the merger agreement and the closing of the merger of the termination of the merger agreement. As a result, significant business decisions and transactions before the closing of the merger require the consent of MabVax. Accordingly, Telik may be unable to pursue business opportunities that would otherwise be in its best interest as a standalone company. If the merger agreement is terminated after Telik has invested significant time and resources in the transaction process, Telik will have a limited ability to continue its current operations without obtaining additional financing to fund its operations.

•	Telik could be obligated to pay MabVax a $375,000 termination fee in connection with the termination of the merger agreement, depending on the reason for the termination.

•	Telik’s collaborators and other business partners and investors in general may view the failure to consummate the merger as a poor reflection on its business or prospects.

•	Some of Telik’s suppliers, collaborators and other business partners may seek to change or terminate their relationships with Telik.

•	The market price of Telik’s common stock may decline to the extent that the current market price reflects a market assumption that the proposed merger will be completed.

In addition, if the merger agreement is terminated and Telik’s board of directors determines to seek another business combination, it may not be able to find a third party willing to provide equivalent or more attractive consideration than the consideration to be provided by each party in the merger. In such circumstances, Telik’s board of directors may elect to, among other things, divest all or a portion of Telik’s business, or take the steps necessary to liquidate all of Telik’s business and assets, and in either such case, the consideration that Telik receives may be less attractive than the consideration to be received by Telik pursuant to the merger agreement.

Telik’s common stock could be delisted from the NASDAQ Capital Market if we do not obtain from NASDAQ an extension of the July 8, 2014 compliance deadline or if we do not comply with NASDAQ’s initial listing standards at the time of the merger. Telik’s common stock may also be delisted if we do not comply with the continued listing standards.

Pursuant to the NASDAQ Listing Rules, consummation of the merger requires the combined company to submit an initial listing application and, at the time of the merger, meet all of the criteria applicable to a company initially requesting listing (including without limitation, a $4 per share minimum bid price for our common stock). We intend to apply for listing on the NASDAQ Capital Market and are seeking stockholder approval of a reverse stock split in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share in order to satisfy the initial listing criteria. While we intend to obtain listing status for the combined company and maintain the same, no guarantees can be made about our ability to do so. In the event the merger is approved by Telik stockholders but the reverse stock split is not, the merger could still be consummated and shares of Telik common stock would not be listed on a national securities exchange.

In addition, Telik is presently not in compliance with the NASDAQ Capital Market’s $2.5 million stockholders’ equity requirement. NASDAQ has agreed that Telik will remain listed on the NASDAQ Capital Market provided that by July 8, 2014 Telik (i) closes the merger and the combined company qualifies for continued listing on the NASDAQ Capital Market or (ii) independently regains compliance with the stockholders’ equity requirement through a financing or licensing transaction.

If Telik’s common stock is delisted by NASDAQ, the common stock may be eligible to trade on the OTC Bulletin Board or another over-the-counter market. Any such alternative would likely result in it being more difficult for the company to raise additional capital through the public or private sale of equity securities and for investors to dispose of, or obtain accurate quotations as to the market value of, the common stock. In addition, there can be no assurance that the common stock would be eligible for trading on any such alternative exchange or markets.

The merger may be completed even though material adverse changes may result from the announcement of the merger, industry-wide changes and other causes.

In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party between May 12, 2014, the date of the merger agreement, and the closing. However, some types of changes do not permit either party to refuse to complete the merger, even if such changes would have a material adverse effect on Telik or MabVax, to the extent they resulted from the following and do not have a materially disproportionate effect on Telik or MabVax, as the case may be:

•	changes in general economic or political conditions or the securities market in general;

•	changes in or affecting the industries in which Telik or MabVax operates;

•	changes, effects or circumstances resulting directly from the announcement or pendency of the merger agreement or the consummation of the transactions contemplated in the merger agreement;

•	any specific action taken at the written request of the other party or expressly required by the merger agreement;

•	with reference to Telik only, any changes in or affecting research and development, clinical trials or other drug development activities conducted by or on behalf of Telik or MabVax or their respective subsidiaries in respect of their products;

•	continued losses from operations or decreases in cash balances of Telik or MabVax or their respective subsidiaries or on a consolidated basis among Telik or MabVax and their respective subsidiaries;

•	with respect to Telik only, changes in the stock price or trading volume of Telik’s common stock in and of itself; or

•	with respect to Telik only, the failure of Telik to meet internal or securities analysts’ expectations or projections of earnings or revenues in and of itself.

If adverse changes occur but Telik and MabVax must still complete the merger, the combined company’s stock price may suffer.

The market price of the combined company’s common stock may decline as a result of the merger.

The market price of the combined company’s common stock may decline as a result of the merger for a number of reasons including if:

•	the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the merger on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•	investors react negatively to the effect on the combined company’s business and prospects from the merger.

Telik’s stockholders will experience immediate and substantial dilution upon the completion of the merger and will likely experience further dilution as a result of financings following the merger.

As previously discussed, Telik’s current equityholders will own approximately 15% of Telik’s common stock and preferred stock (on a fully diluted as converted basis) following the merger. This amount may be further reduced to 5% should Telik fail to maintain its NASDAQ listing as further described in the merger agreement and this proxy. In addition, and as described in the Risks Related to MabVax’s Financial Position and Need for Additional Capital on page 25, significant additional capital will be needed to commercialize the MabVax product candidates. Following the merger, MabVax and Telik anticipate that the combined company will seek additional capital on terms that may dilute the ownership of all Telik stockholders, including current Telik stockholders to the extent these stockholders still own shares of Telik capital stock at the time of such financing. The level of dilution caused by such financing or financings will vary depending on the number of shares of Telik’s capital stock issued and the price per share paid in such transactions. The exact terms of these additional financing transactions have not been finalized. As a result of these financings and/or the merger, certain stockholders who currently hold 5% or more of Telik’s capital stock may be diluted below such amount and/or additional persons or entities may acquire securities representing 5% or more of Telik’s capital stock.

Telik’s stockholders may not realize a benefit from the merger commensurate with the ownership dilution they will experience in connection with the merger.

If the combined company is unable to realize the strategic and financial benefits currently anticipated from the merger, Telik’s stockholders will have experienced substantial dilution of their ownership interest without receiving any commensurate benefit. Significant management attention and resources will be required to integrate the two companies. Delays in this process could adversely affect the combined company’s business, financial results, financial condition and stock price following the merger. Even if the combined company were able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.

Telik’s stockholders’ rights will be limited by and subordinate to the rights of the holders of Series A-1 preferred stock and Series A-2 preferred stock; these rights may have a negative effect on the value of shares of Telik common stock.

Upon filing of the Series A-1 certificate of designations, the holders of the Series A-1 preferred stock, and, to the extent the Series A-2 certificate of designations is filed, the holders of the Series A-2 preferred stock, will have rights and preferences generally superior to those of the holders of Telik’s common stock. The existence of these superior rights and preferences may also have a negative effect on the value of shares of Telik’s common stock. These rights are more fully set forth in the Series A-1 certificate of designations and, to the extent filed, the Series A-2 certificate of designations and include, but are not limited to:

•	the right to receive a liquidation preference, prior to any distribution of Telik’s assets to the holders of Telik’s common stock, in an amount equal to $0.8383584 per share for the Series A-1 preferred stock and $4.1917918 per share of the Series A-2 preferred stock, if issued, subject to adjustments, and all accrued and unpaid dividends;

•	the right to convert shares of Series A-1 and Series A-2 preferred stock into shares of Telik common stock at the conversion price set forth in the applicable certificates of designations which may be adjusted as set forth therein and as summarized in the sections entitled “Proposal 5: Approval of Series A-1 Certificate of Designations” and “Proposal 6: Approval of Series A-2 Certificate of Designations” in this proxy statement;

•	the right to receive dividends in arrears at a rate of 8% per annum in preference to the holders of Telik’s common stock and to receive dividends made to holders of Telik’s common stock on an as converted basis; and

•	the right to force Telik to redeem shares of Series A-1 and Series A-2 preferred stock upon certain triggering events at a price likely to be in excess of the fair market value of such shares of Series A-1 and Series A-2 preferred stock.

The holders of Series A-1 and Series A-2 preferred stock will have the right to block certain fundamental transactions as further described in the applicable certificate of designations; these holders may use this right to negotiate terms more favorable to the holders of the Series A-1 and Series A-2 preferred stock to the detriment of the holders of other classes of Telik capital stock or may prevent Telik from completing transactions favorable to Telik and the holders of Telik capital stock.

As further set forth in the Series A-1 certificate of designation, and, to the extent the Series A-2 certificate of designation is filed, the Series A-2 certificate of designation, the holders of a majority of the issued and outstanding Series A-1 and A-2 preferred stock and Hudson Bay Opportunities Fund LP have the right to approve or block certain transactions, including transactions that:

•	create or issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock pari passu with or senior to the Series A-1 preferred stock;

•	reclassify, alter or amend any existing security of Telik that is pari passu with the Series A-1 or Series A-2 preferred stock;

•	change the authorized number of shares of Telik’s capital stock;

•	create or issue debt securities;

•	authorize or effect payment of dividends or distributions on Telik’s capital stock;

•	authorize or effect change of control, dissolution or liquidation events;

•	amend or repeal Telik’s certificate of incorporation or bylaws;

•	amend, alter or repeal preferences, special rights or other powers of the Series A-1 or Series A-2 preferred stock;

•	avoid the observance or performance of the terms of the Series A-1 or Series A-2 certificates of designations;

•	effect any change in the principal business of Telik; and

•	agree to restrict Telik’s ability to pay dividend or redeem securities of Telik.

Hudson Bay and/or the Series A-1 and A-2 preferred stockholders may have interests differing from or detrimental to other holders of Telik capital stock with respect to these fundamental transactions. Obtaining their consent may delay or limit Telik’s ability to enter into transactions that may be beneficial to the holders of Telik capital stock.

The holders of the Series A-1 and Series A-2 preferred stock will have the right to force Telik to redeem shares of issued and outstanding Series A-1 and Series A-2 preferred stock upon certain triggering events at a price likely to be in excess of the fair market value of such shares of Series A-1 and Series A-2 preferred stock; should any redemption be triggered, Telik will be unable to redeem the shares and there would be a significant impact on Telik’s ability to continue its operations and the shares of Telik capital stock may lose substantial value.

Telik does not currently have the capital resources to fulfill any potential redemption obligations should Telik be required to redeem shares of issued outstanding Series A-1 or Series A-2 preferred stock following the merger. In the event of such redemption, Telik would likely be forced to seek additional funding on terms that would likely be detrimental to the other holders of Telik’s capital stock, or if such funding is unavailable, sell its business or curtail or cease its operations. Telik could also be forced to grant additional rights to the holders of the Series A-1 and Series A-2 preferred stock which would likely be detrimental to the holders of in order to secure a waiver of these redemption rights from the holders of the Series A-1 preferred stock and Series A-2 preferred stock. Events that might trigger these redemption obligations are further set forth in the Series A-1 and Series A-2 certificates of designation and include, among others, the following events:

•	the suspension from trading or failure of Telik’s common stock to be listed for more than two (2) trading days on the NASDAQ Capital Market;

•	a conversion failure or notice to any Series A-1 or A-2 holder of Telik’s intention not to comply with a request for conversion;

•	Telik’s failure to pay to the holders of the Series A-1 preferred stock or the Series A-2 preferred stock any amounts that at any time exceed $25,000 when and as due;

•	any default under, redemption of or acceleration prior to maturity of any of Telik’s indebtedness in excess of $100,000 in the aggregate;

•	certain Telik bankruptcy events;

•	the consummation of a change of control other than one in which a successor entity that is a publicly traded corporation;

•	any deviation of twenty percent (20%) or more in the aggregate of the approved yearly budget previously provided to MabVax; and

•	the existing preferred stock is not converted in full into common stock on or prior to the effective date of the Series A-1 or A-2 certificate of designations.

During the pendency of the merger, Telik may not be able to enter into a business combination with another party because of restrictions in the merger agreement.

Covenants in the merger agreement impede the ability of Telik or MabVax to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the merger. As a result, if the merger is not completed, the parties may be at a disadvantage to their competitors. In addition, while the merger agreement is in effect and subject to limited exceptions, each party is prohibited from soliciting, initiating, encouraging or taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to the entering into certain extraordinary transactions with any third party, such as a sale of assets, an acquisition of Telik’s common stock, a tender offer for Telik’s common stock, a merger or other business combination outside the ordinary course of business. Any such transactions could be favorable to such party’s stockholders.

Because the lack of a public market for the MabVax shares makes it difficult to evaluate the fairness of the merger, MabVax’s stockholders may receive consideration in the merger that is greater than or less than the fair market value of the MabVax shares.

The outstanding capital stock of MabVax is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of MabVax. Since the percentage of Telik’s equity to be issued to MabVax’s stockholders was determined based on negotiations between the parties, it is possible that the value of Telik’s common and preferred stock to be issued in connection with the merger will be greater than the fair market value of MabVax. Alternatively, it is possible that the value of the shares of Telik’s common and preferred stock to be issued in connection with the merger will be less than the fair market value of MabVax.

The combined company will incur significant transaction costs as a result of the merger, including investment banking, legal and accounting fees. In addition, the combined company will incur significant consolidation and integration expenses which cannot be accurately estimated at this time. These costs could include the possible relocation of certain operations to new offices of the combined company as well as costs associated with terminating existing office leases and the loss of benefits of certain favorable office leases. Actual transaction costs may substantially exceed our estimates and may have an adverse effect on the combined company’s financial condition and operating results.

MabVax management and its independent registered public accounting firm identified certain material weaknesses in internal controls over financial reporting. If, following the completion of the merger, the combined company is unable to remediate these material weaknesses and maintain effective internal controls, it may not be able to produce timely and accurate financial statements, and its independent registered public accounting firm could conclude that the combined company’s internal controls over financial reporting are not effective, which could adversely impact investor confidence and its stock price.

MabVax has, since its inception, been a private company with limited accounting personnel and other resources with which to address its internal controls. Further, MabVax has not previously been legally required to test its internal controls on a regular and systematic basis. MabVax’s current management will be responsible for maintaining, implementing and testing the combined company’s internal controls over financial reporting following the merger. These efforts to implement an effective control environment may not be sufficient to remediate these material weaknesses or prevent significant deficiencies from occurring. In connection with the audit of MabVax consolidated financial statements as of and for the year ended December 31, 2013, MabVax management and its independent registered public accounting firm identified material weaknesses in its internal control over financial reporting relating to the reporting of non-routine complex transactions and the lack of segregation of duties. These material weaknesses are primarily the result of the lack of expertise of existing staff and the limited number of employees due to limited resources at MabVax.

A material weakness is a deficiency, or combination of deficiencies, such that there is reasonable possibility that a material misstatement of MabVax’s annual or interim financial statements will not be prevented or detected on a timely basis by MabVax’s employees.

MabVax will not complete a review of its internal controls prior to the completion of the merger. In addition, a control system, no matter how well designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. There are inherent limitations in all control systems and no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and all instances of fraud will be detected. If management of the combined company identifies future material weaknesses in its internal controls over financial reporting, if it is unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if it is unable to assert that its internal controls over financial reporting are effective, or if its independent registered public accounting firm is unable to express an opinion as to the effectiveness of the combined company’s internal control over financial reporting, if and when required, investors may lose confidence in the accuracy and completeness of the combined company’s financial reports and the value of its capital stock could be negatively affected, and the combined company could become subject to criminal and civil investigations by the stock exchange on which its securities are then listed, the SEC or other regulatory authorities.

If any of the events described in “Risks Related to MabVax’s Development, Commercialization and Regulatory Approval” or “Risks Related to MabVax’s Financial Position and Need for Additional Capital” or “Risks Related to MabVax’s Reliance on Third Parties” or “Risks Related to MabVax’s Intellectual Property” occur, those events could cause the potential benefits of the merger not to be realized.

Following the effective time of the merger, officers and directors nominated by MabVax, in addition to Michael M. Wick of Telik who will remain as a director of the board of directors of the combined company, will direct the business and operations of the combined company. MabVax’s business is expected to constitute most, if not all, of the business of the combined company following the merger. As a result, the risks described below in the section entitled “Risks Related to MabVax’s Development, Commercialization and Regulatory Approval” beginning on page 20 are among the most significant risks to the combined company if the merger is completed. To the extent any of the events in the risks described below in the sections entitled “Risks Related to MabVax’s Development, Commercialization and Regulatory Approval” or “Risks Related to MabVax’s Financial Position and Need for Additional Capital” or “Risks Related to MabVax’s Reliance on Third Parties” or “Risks Related to MabVax’s Intellectual Property” beginning on page 20 occur, those events could cause the potential benefits of the merger not to be realized and the market price of the combined company’s common stock to decline.

Risks Related to the Reverse Stock Split

The reverse stock split may not increase our stock price over the long-term.

The principal purpose of the reverse stock split, if applicable, is to increase the per-share market price of Telik’s common stock above the minimum bid price requirement under the NASDAQ Listing Rules so that the listing of the combined company and the shares of Telik’s common stock being issued in the merger on the NASDAQ Capital Market will be approved. It cannot be assured, however, that the reverse stock split will accomplish this objective for any meaningful period of time. While it is expected that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of Telik’s common stock, it cannot be assured that the reverse stock split will increase the market price of its common stock by a multiple of the reverse stock split ratio chosen by its board of directors in its sole discretion, or result in any permanent or sustained increase in the market price of Telik’s common stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success. Thus, while the stock price of the combined company might meet the continued listing requirements for the NASDAQ Capital Market initially, it cannot be assured that it will continue to do so.

The reverse stock split may decrease the liquidity of the common stock.

Although the board of directors believes that the anticipated increase in the market price of Telik’s common stock could encourage interest in its common stock and possibly promote greater liquidity for its stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split, if applicable. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for Telik’s common stock.

The reverse stock split may lead to a decrease in our overall market capitalization.

Should the market price of Telik’s common stock decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split, if applicable. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share market price does not increase in proportion to the reverse stock split ratio, then the value of the combined company, as measured by its stock capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of Telik’s common stock will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on Telik’s stock price due to the reduced number of shares outstanding after the reverse stock split.

Risks Related to Telik

For risks related to the business of Telik, please refer to the section entitled “Item 1A. Risk Factors” set forth in Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 31, 2014 (File No. 000-31265), which section is incorporated by reference herein.

Risks Related to MabVax’s Development, Commercialization and Regulatory Approval

If MabVax is unable to obtain required regulatory approvals, it will be unable to market and sell its product candidates.

MabVax’s product candidates are subject to extensive governmental regulations relating to development, clinical trials, manufacturing, oversight of clinical investigators, recordkeeping and commercialization. Rigorous preclinical testing and clinical trials and an extensive regulatory review and approval process are required to be successfully completed in the United States and in each foreign jurisdiction in which MabVax offers its products before a new drug can be sold in such jurisdictions. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain, and subject to unanticipated delays. The time required to obtain approval by the U.S. Food and Drug Administration, or the FDA, or the regulatory authority in such other jurisdictions is unpredictable and often exceeds five years following the commencement of clinical trials, depending upon the complexity of the product candidate.

In connection with the clinical development of our product candidates, MabVax faces risks that:

•	the product candidate may not prove to be safe and efficacious;

•	patients may die or suffer serious adverse effects for reasons that may or may not be related to the product candidate being tested;

•	MabVax may fail to maintain adequate records of observations and data from its clinical trials, to establish and maintain sufficient procedures to oversee, collect data from, and manage clinical trials, or to monitor clinical trial sites and investigators to the satisfaction of the FDA or other regulatory agencies;

•	the results of later-phase clinical trials may not confirm the results of earlier clinical trials; and

•	the results from clinical trials may not meet the level of statistical significance or clinical benefit-to-risk ratio required by the FDA or other regulatory agencies for marketing approval.

Only a small percentage of product candidates for which clinical trials are initiated receive approval for commercialization. Furthermore, even if MabVax does receive regulatory approval to market a product candidate, any such approval may be subject to limitations such as those on the indicated uses for which MabVax may market a particular product candidate.

MabVax’s product candidates have not completed clinical trials, and may never demonstrate sufficient safety and efficacy in order to do so.

MabVax’s product candidates are in the clinical and pre-clinical stages of development. In order to achieve profitable operations, MabVax alone or in collaboration with others, must successfully develop, manufacture, introduce and market its products. The time frame necessary to achieve market success for any individual product is long and uncertain. The products currently under development by MabVax will require significant additional research and development and additional preclinical and clinical testing prior to application for commercial use or sale. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in early or later-stage studies or clinical trials. Although MabVax has obtained some favorable results to-date in preclinical studies and clinical trials of certain of our potential products, such results may not be indicative of results that will ultimately be obtained in or throughout such clinical trials, and clinical trials may not show any of its products to be safe or capable of producing a desired result. Additionally, MabVax may encounter problems in its clinical trials that may cause MabVax to delay, suspend or terminate those clinical trials.

Further, MabVax’s research or product development efforts may not be successfully completed, any compounds currently under development by MabVax may not be successfully developed into drugs, any potential products may not receive regulatory approval on a timely basis, if at all, and competitors may develop and bring to market products or technologies that render MabVax’s potential products obsolete. If any of these events occur, MabVax’s business would be materially and adversely affected.

If clinical trials or regulatory approval processes for MabVax’s product candidates are prolonged, delayed or suspended, MabVax may be unable to commercialize its product candidates on a timely basis, which would require MabVax to incur additional costs and delay MabVax’s receipt of any revenue from potential product sales.

MabVax cannot predict whether it will encounter problems with any of its completed, ongoing or planned clinical trials that will cause MabVax or any regulatory authority to delay or suspend those clinical trials or delay the analysis of data derived from them. A number of events, including any of the following, could delay the completion of MabVax’s ongoing and planned clinical trials and negatively impact its ability to obtain regulatory approval for, and to market and sell, a particular product candidate:

•	conditions imposed on MabVax by the FDA or another foreign regulatory authority regarding the scope or design of its clinical trials;

•	delays in obtaining, or MabVax’s inability to obtain, required approvals from institutional review boards or other reviewing entities at clinical sites selected for participation in its clinical trials;

•	insufficient supply of MabVax product candidates or other materials necessary to conduct and complete its clinical trials;

•	slow enrollment and retention rate of subjects in its clinical trials;

•	serious and unexpected drug-related side effects related to the product candidate being tested; and

•	delays in meeting manufacturing and testing standards required for production of clinical trial supplies.

Commercialization of MabVax’s product candidates may be delayed by the imposition of additional conditions on its clinical trials by the FDA or any other applicable foreign regulatory authority or the requirement of additional supportive studies by the FDA or such foreign regulatory authority. In addition, clinical trials require sufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease, the conduct of other clinical trials that compete for the same patients as its clinical trials, and the eligibility criteria for its clinical trials. MabVax’s failure to enroll patients in its clinical trials could delay the completion of the clinical trial beyond its expectations. In addition, the FDA could require it to conduct clinical trials with a larger number of subjects than MabVax may have projected for any of its product candidates. MabVax may not be able to enroll a sufficient number of patients in a timely or cost-effective manner. Furthermore, enrolled patients may drop out of its clinical trials, which could impair the validity or statistical significance of the clinical trials.

We do not know whether MabVax’s clinical trials will begin as planned, will need to be restructured, or will be completed on schedule, if at all. Delays in MabVax’s clinical trials will result in increased development costs for its product candidates, and its financial resources may be insufficient to fund any incremental costs. In addition, if MabVax’s clinical trials are delayed, its competitors may be able to bring products to market before it does and the commercial viability of its product candidates could be limited.

MabVax’s product candidates will remain subject to ongoing regulatory review even if they receive marketing approval, and if MabVax fails to comply with continuing regulations, MabVax could lose these approvals and the sale of any approved MabVax commercial products could be suspended.

Even if MabVax receives regulatory approval to market a particular product candidate, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, and record keeping related to the product will remain subject to extensive regulatory requirements. If MabVax fails to comply with the regulatory requirements of the FDA and other applicable domestic and foreign regulatory authorities or previously unknown problems with any approved product, manufacturer, or manufacturing process are discovered, MabVax could be subject to administrative or judicially imposed sanctions, including:

•	restrictions on the products, manufacturers, or manufacturing processes;

•	warning letters;

•	civil or criminal penalties;

•	fines;

•	injunctions;

•	product seizures or detentions;

•	pressure to initiate voluntary product recalls;

•	suspension or withdrawal of regulatory approvals; and

•	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

MabVax’s industry is highly competitive, and its product candidates may become obsolete.

MabVax is engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical and human resources than MabVax. Those companies and institutions also have substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. MabVax’s competitors may succeed in obtaining regulatory approval for their products more rapidly than it does. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. MabVax is aware of potential competitors developing products similar to MabVax’s sarcoma vaccine, ovarian cancer vaccine and pancreatic cancer antibodies product candidates. Some of these competitive products may have an entirely different approach or means of accomplishing the desired therapeutic effect than products being developed by MabVax. MabVax’s competitors may succeed in developing products that are more effective and/or cost competitive than those it is developing, or that would render its product candidates less competitive or even obsolete. In addition, one or more of MabVax’s competitors may achieve product commercialization or patent protection earlier than MabVax, which could materially adversely affect MabVax’s business.

If physicians and patients do not accept MabVax’s future products or if the market for indications for which any product candidate is approved is smaller than expected, MabVax may be unable to generate significant revenue, if any.

Even if any of MabVax’s product candidates obtain regulatory approval, they may not gain market acceptance among physicians, patients, and third-party payers. Physicians may decide not to recommend its treatments for a variety of reasons including:

•	timing of market introduction of competitive products;

•	demonstration of clinical safety and efficacy compared to other products;

•	cost-effectiveness;

•	limited or no coverage by third-party payers;

•	convenience and ease of administration;

•	prevalence and severity of adverse side effects;

•	restrictions in the label of the drug;

•	other potential advantages of alternative treatment methods; and

•	ineffective marketing and distribution support of its products.

If any of MabVax’s product candidates are approved, but fail to achieve market acceptance or such market is smaller than anticipated, MabVax may not be able to generate significant revenue and its business would suffer.

As MabVax evolves from a company that is primarily involved in clinical development to a company that is also involved in commercialization, it may encounter difficulties in expanding its operations successfully.

As MabVax advances its product candidates through clinical trials, it will need to expand its development, regulatory, manufacturing, marketing and sales capabilities and may need to further contract with third parties to provide these capabilities. As its operations expand, MabVax likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of its management and other personnel. MabVax must be able to: manage its development efforts effectively; recruit and train sales and marketing personnel; manage its participation in the clinical trials in which its product candidates are involved effectively; and improve its managerial, development, operational and finance systems, all of which may impose a strain on MabVax’s administrative and operational infrastructure.

If MabVax enters into arrangements with third parties to perform sales, marketing or distribution services, any product revenues that it receives, or the profitability of these product revenues to MabVax, are likely to be lower than if MabVax were to market and sell any products that it develops without the involvement of these third parties. In addition, MabVax may not be successful in entering into arrangements with third parties to sell and market its products or in doing so on terms that are favorable to MabVax. MabVax likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market its products effectively. If MabVax does not establish sales and marketing capabilities successfully, either on its own or in collaboration with third parties, MabVax will not be successful in commercializing its products.

The uncertainty associated with pharmaceutical reimbursement and related matters may adversely affect MabVax’s business.

Market acceptance and sales of any one or more of MabVax’s product candidates will depend on reimbursement policies and may be affected by future healthcare reform measures in the United States and in foreign jurisdictions. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which drugs they will cover and establish payment levels. We cannot be certain that reimbursement will be available for any of MabVax’s product candidates. Also, we cannot be certain that reimbursement policies will not reduce the demand for, or the price paid for, MabVax products. If reimbursement is not available or is available on a limited basis, MabVax may not be able to successfully commercialize any product candidates that it develops.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation established Medicare Part D, which expanded Medicare coverage for outpatient prescription drug purchases by the elderly but provided authority for limiting the number of drugs that will be covered in any therapeutic class. The MMA also introduced a new reimbursement methodology based on average sales prices for physician-administered drugs.

The United States and several foreign jurisdictions are considering, or have already enacted, a number of legislative and regulatory proposals to change the healthcare system in ways that could affect its ability to sell its products profitably. Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access to healthcare. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. We expect MabVax to experience pricing pressures in connection with the sale of any products that it develops due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative proposals.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, ACA, became law in the U.S. The goal of ACA is to reduce the cost of health care and substantially change the way health care is financed by both government and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on MabVax’s business specifically, the ACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of, and the price MabVax may charge for, any products it develops that receive regulatory approval. We also cannot predict the impact of ACA on MabVax as many of the ACA reforms require the promulgation of detailed regulations implementing the statutory provisions, which have not yet been fully implemented.

MabVax only has a limited number of employees to manage and operate its business.

As of May 1, 2014, MabVax had a total of 10 full-time employees and 1 employee working on a part-time basis. Its focus on limiting cash utilization requires it to manage and operate its business in a highly efficient manner. We cannot assure you that MabVax will be able to retain adequate staffing levels to run its operations and/or to accomplish all of the objectives that MabVax otherwise would seek to accomplish.

MabVax depends heavily on its executive officers, directors, and principal consultants and the loss of their services would materially harm MabVax’s business.

We believe that MabVax’s success depends, and will likely continue to depend, upon its ability to retain the services of its current executive officers, directors, principal consultants and others. In addition, MabVax has established relationships with universities, hospitals and research institutions, which have historically provided, and continue to provide, MabVax with access to research laboratories, clinical trials, facilities and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on MabVax’s business.

Risks Related to MabVax’s Financial Position and Need for Additional Capital

MabVax will be required to raise additional funds to finance its operations and remain a going concern; MabVax may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to MabVax.

MabVax’s operations to date have consumed substantial amounts of cash. Negative cash flows from its operations are expected to continue over at least the next several years. Its cash utilization amount is highly dependent on the progress of its product development programs, particularly, the results of its preclinical and clinical studies and those of its partners, the cost, timing and outcomes of regulatory approval for its product candidates, and the rate of recruitment of patients in its human clinical trials. In addition, the further development of MabVax’s ongoing clinical trials will depend on upcoming analysis and results of those studies and its financial resources at that time.

MabVax is aggressively pursuing forms of capital infusion including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to its own capabilities and/or products, in order to continue the development of its product candidates. However, there can be no assurances that MabVax will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to MabVax.

MabVax’s ongoing capital requirements will depend on numerous factors, including: the progress and results of preclinical testing and clinical trials of its product candidates under development; the costs of complying with the FDA and other domestic and foreign regulatory agency requirements, the progress of its research and development programs and those of its partners; the time and costs expended and required to obtain any necessary or desired regulatory approvals; the resources that it devotes to manufacturing expenditures; its ability to enter into licensing arrangements, including any unanticipated licensing arrangements that may be necessary to enable MabVax to continue its development and clinical trial programs; the costs and expenses of filing, prosecuting and, if necessary, enforcing its patent claims, or defending against possible claims of infringement by third-party patent or other technology rights; the cost of commercialization activities and arrangements, if any, undertaken by MabVax; and, if and when approved, the demand for MabVax products, which demand depends in turn on circumstances and uncertainties that cannot be fully known, understood or quantified unless and until the time of approval, including the range of indications for which any product is granted approval.

MabVax anticipates that it will need to raise additional funds through public or private financing, strategic partnerships or other arrangements. As further discussed below with respect to risks related to ownership of MabVax capital stock, any additional equity financing will be dilutive to MabVax’s current stockholders and debt financing, if available, may involve restrictive covenants. If MabVax raises funds through collaborative or licensing arrangements, it may be required to relinquish, on terms that are not favorable to MabVax, rights to some of its technologies or product candidates that MabVax would otherwise seek to develop or commercialize. MabVax’s failure to raise capital when needed could materially harm its business, financial condition and results of operations.

Due in part to its limited financial resources, MabVax may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for its product candidates or those that are in-licensed, and/or MabVax may be unable to pursue the clinical trials that it would like to pursue.

MabVax has limited technical, managerial and financial resources to determine the indications on which it should focus the development efforts related to its product candidates. Due to its limited available financial resources, MabVax may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of its product candidates through the regulatory and development processes. In particular, MabVax has curtailed its efforts with respect to its antibody program and MabVax’s neuroblastoma trial has been delayed in part due to lack of funding.

MabVax may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that it does have. Furthermore, MabVax cannot assure you that it will be able to retain adequate staffing levels to run its operations and/or to accomplish all of the objectives that it otherwise would seek to accomplish. MabVax’s decisions to allocate its research, management and financial resources toward particular indications or therapeutic areas for its product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, its decisions to delay or terminate drug development programs may also cause MabVax to miss valuable opportunities.

MabVax has a history of losses, and we anticipate that MabVax will continue to incur losses in the future; MabVax’s auditors have qualified its audit opinion with the assumption that MabVax will continue as a going concern.

MabVax has experienced net losses every year since its inception and, as of March 31, 2014, had an accumulated deficit of approximately $17,160,360 (unaudited). MabVax’s auditors have included in their audit opinion a “going concern” qualification that assumes the realization of MabVax’s assets and the satisfaction of MabVax’s liabilities and commitments in the normal course of business, subject to future adjustment. MabVax anticipates continuing to incur substantial additional losses over at least the next several years due to, among other factors, expenses related to the following: the GMP manufacture of its 5B1 antibody to create clinical trial supplies, conducting Phase I clinical trials with the 5B1 antibody, preclinical testing of follow-on antibody candidates, additional employees needed to assist MabVax in its transition to a reporting company, the merger, the evaluation of Telik’s research programs, investor and public relations, SEC compliance preparation efforts, anticipated research and development activities and the general and administrative expenses associated with each of these activities. MabVax has not yet commercialized any product candidates. Its ability to attain profitability will depend upon its ability to develop and commercialize products that are effective and commercially viable, to obtain regulatory approval for the manufacture and sale of its products and to license or otherwise market its products successfully. MabVax may never achieve profitability, and even if it does, MabVax may not be able to sustain being profitable.

Risks Related to MabVax’s Reliance on Third Parties

If the third parties on which MabVax relies for the conduct of its clinical trials and results do not perform MabVax’s clinical trial activities in accordance with good clinical practices and related regulatory requirements, MabVax may be unable to obtain regulatory approval for or commercialize its product candidates.

MabVax uses independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of its product candidates and expects to continue to do so for the foreseeable future. MabVax relies heavily on these parties for successful execution of its clinical trials. Nonetheless, MabVax is responsible for confirming that each of its clinical trials is conducted in accordance with the FDA’s requirements and its general investigational plan and protocol.

The FDA requires MabVax and its clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting and recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. MabVax’s reliance on third parties that it does not control does not relieve MabVax of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct MabVax’s clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of MabVax product candidates or result in enforcement action against MabVax.

MabVax has limited manufacturing capacity and has relied on, and expects to continue to rely on, third-party manufacturers to produce its product candidates.

MabVax does not own or operate manufacturing facilities for the production of clinical or commercial quantities of its product candidates, and MabVax lacks the resources and the capabilities to do so. As a result,

MabVax currently relies, and MabVax expects to rely for the foreseeable future, on third-party manufacturers to supply its product candidates. Reliance on third-party manufacturers entails risks to which MabVax would not be subject if MabVax manufactured its product candidates or products itself, including:

•	reliance on third-parties for manufacturing process development, regulatory compliance and quality assurance;

•	limitations on supply availability resulting from capacity and scheduling constraints of third-parties;

•	the possible breach of manufacturing agreements by third-parties because of factors beyond MabVax’s control; and

•	the possible termination or non-renewal of the manufacturing agreements by the third-party, at a time that is costly or inconvenient to MabVax.

If MabVax does not maintain its key manufacturing relationships, MabVax may fail to find replacement manufacturers or develop its own manufacturing capabilities, which could delay or impair MabVax’s ability to obtain regulatory approval for its products and substantially increases its costs or deplete profit margins, if any. If MabVax does find replacement manufacturers, MabVax may not be able to enter into agreements with them on terms and conditions favorable to it and there could be a substantial delay before new facilities could be qualified and registered with the FDA and other foreign regulatory authorities.

The FDA and other foreign regulatory authorities require manufacturers to register manufacturing facilities. The FDA and corresponding foreign regulators also inspect these facilities to confirm compliance with current good manufacturing practices, or cGMPs. Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA, EMA and comparable foreign regulatory requirements could adversely affect MabVax’s clinical research activities and MabVax’s ability to develop its product candidates and market its products following approval.

MabVax’s current and anticipated future dependence upon others for the manufacture of its product candidates may adversely affect its future profit margins and its ability to develop its product candidates and commercialize any products that receive regulatory approval on a timely basis.

Risks Related to MabVax’s Intellectual Property

MabVax depends extensively on its patents and proprietary technology and the patents and proprietary technology MabVax licenses from others, and MabVax must protect those assets in order to preserve its business.

Although MabVax expects to seek patent protection for any compounds it discovers and/or for any specific use it discovers for new or previously known compounds, any or all of them may not be subject to effective patent protection. Further, the development of regimens for the administration of its vaccines, which involve specifications for the frequency, timing and amount of dosages, has been, and MabVax believes may continue to be, important to its efforts, although those processes, as such, may not be patentable. In addition, MabVax’s issued patents may be declared invalid or MabVax’s competitors may find ways to avoid the claims in the patents.

MabVax’s success will depend, in part, on its ability to obtain patents, protect its trade secrets and operate without infringing on the proprietary rights of others. As of May 1, 2014, MabVax was the exclusive licensee, sole assignee or co-assignee of 20 granted United States patents, 2 pending United States patent applications, 41 international patents granted, 6 applications pending Patent Cooperation Treaty international patent applications and granted patents. The patent position of pharmaceutical and biotechnology firms like MabVax is generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, patent applications assigned or exclusively licensed to MabVax may not result in patents being issued, any issued patents assigned or exclusively licensed to MabVax may not provide it with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on MabVax’s ability to do business and achieve profitability. Moreover, because some of the basic research relating to one or more of MabVax’s patent applications and/or patents were performed at various universities and/or funded by grants, one or more universities, employees of such universities and/or grantors could assert that they have certain rights in such research and any resulting products. Further, others may independently develop similar products, may duplicate MabVax’s products, or may design around MabVax’s patent rights. In addition, as a result of the assertion of rights by a third-party or otherwise, MabVax may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to MabVax, if at all. If MabVax does not obtain such licenses, MabVax could encounter delays in product market introductions while MabVax’s attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, MabVax could incur substantial costs in defending itself in suits brought against MabVax or in connection with patents to which it holds licenses or in bringing suit to protect its own patents against infringement.

MabVax requires employees and the institutions that perform its preclinical and clinical trials to enter into confidentiality agreements with it. Those agreements provide that all confidential information developed or made known to a party to any such agreement during the course of the relationship with us be kept confidential and not be disclosed to third-parties, except in specific circumstances. Any such agreement may not provide meaningful protection for MabVax’s trade secrets or other confidential information in the event of unauthorized use or disclosure of such information.

MabVax has licensed in rights to with respect to its vaccine programs, antibody programs and other programs from third parties. If these license agreements terminate or expire, MabVax may lose the licensed rights to some or all of its product candidates. MabVax may not be able to continue to develop them or, if they are approved, market or commercialize them.

MabVax depends on license agreements with third-parties for certain intellectual property rights relating to its product candidates, including, but not limited to, the license of certain intellectual property rights from MSKCC. In general, its license agreements require MabVax to make payments and satisfy performance obligations in order to keep these agreements in effect and retain its rights under them. These payment obligations can include upfront fees, maintenance fees, milestones, royalties, patent prosecution expenses, and other fees. These performance obligations typically include diligence obligations. If MabVax fails to pay, be diligent or otherwise perform as required under its license agreements, MabVax could lose the rights under the patents and other intellectual property rights covered by these agreements. If disputes arise under any of its in-licenses, including its in-licenses from MSKCC, MabVax could lose its rights under these agreements. Any such dispute may not be resolvable on favorable terms, or at all. Whether or not any disputes of this kind are favorably resolved, MabVax management’s time and attention and its other resources could be consumed by the need to attend to these disputes and its business could be harmed by the emergence of such a dispute.

If MabVax loses its rights under these agreements, MabVax might not be able to develop any related product candidates further, or following regulatory approval, if any, MabVax might be prohibited from marketing or commercializing these product candidates. In particular, patents previously licensed to MabVax might, after termination of an agreement, be used to stop MabVax from conducting these activities.

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding the proposed merger with MabVax, the expected timetable for completing the proposed merger; future financial and operating results, including targeted product milestones; benefits and synergies of the transaction; future opportunities of the combined company; the progress and timing of product development programs and related trials; the potential efficacy of product candidates; and the strategy, projected costs, prospects, plans and objectives of management of either Telik or MabVax, may be forward-looking statements under the provisions of The Private Securities Litigation Reform Act of 1995. In this proxy statement, words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including “critical accounting estimates” and risks relating to: the ability to consummate the proposed merger; the ability to transition Telik’s management team effectively; the ability to maintain compliance with NASDAQ listing standards; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to products under development and whether such results will be indicative of results obtained in later clinical trials; the ability to obtain the substantial additional funding required to conduct development and commercialization activities; and the ability to obtain, maintain and enforce patent and other intellectual property protection for currently marketed products and product candidates. These and other risks are described in greater detail in the section entitled “Risk Factors” beginning on page 13 of this proxy statement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this proxy statement represent Telik’s views only as of the date of this proxy statement and should not be relied upon as representing Telik’s views as of any subsequent date. Telik anticipates that subsequent events and developments will cause its views to change. However, while Telik may elect to update these forward-looking statements publicly at some point in the future, Telik specifically disclaims any obligation to do so, except as may be required by law, whether as a result of new information, future events or otherwise. Telik’s forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make. In particular, unless otherwise stated or the context otherwise requires, Telik has prepared this proxy statement as if it were going to remain an independent, standalone company. If Telik consummates the merger with MabVax, the descriptions of its strategy, future operations and financial position, future revenues, projected costs and prospects and the plans and objectives of management in this proxy statement may no longer be applicable.

THE MERGER

This section and the section entitled “The Merger Agreement” beginning on page 45 of this proxy statement describe the material aspects of the merger, including the merger agreement. While Telik believes that this description covers the material terms of the merger and the merger agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the merger agreement, which is attached as Annex A to this proxy statement and the opinion of Needham & Company, attached as Annex K to this proxy statement, and the other documents to which Telik has referred to or incorporated by reference herein. For a more detailed description of where you can find those other documents, please see the section entitled “Where You Can Find More Information” beginning on page 137 of this proxy statement.

Background of the Merger

The terms of the merger agreement between Telik and MabVax, or together the companies, and the contractual arrangements related to the PIPE transaction led by Hudson Bay Capital Management LP, or Hudson Bay, are the result of arm’s-length negotiations among the management teams, and representatives of the management teams, of Telik, MabVax, and Hudson Bay, under the guidance of each company’s board of directors, and involving outside advisors retained by each of the companies. The following is a summary of the background of these negotiations, the merger, the PIPE transaction, and related transactions.

In 2013, the FDA approved a Phase 3 trial design for Telik’s lead drug candidate, Telintra. Because Telik’s resources were insufficient to fund further development of Telintra®, in March 2013, Telik engaged Needham & Company, LLC, or Needham, to provide assistance and counsel in identifying and engaging potential investors or strategic partners to advance the Telintra program. During the period from March 2013 to March 10, 2014, Needham contacted approximately 115 potential investors and partners, of which approximately 74 were financial investors and approximately 41 were strategic investors. Telik entered into nondisclosure agreements with 16 of these entities and shared information concerning its research with most of the signatory companies pursuant to the nondisclosure agreements. Needham’s outreach was supplemented by contacts and relationships developed by Telik’s management and board, and by Telik’s external business development advisor. Discussions with each of the companies contacted focused on financing Telik’s potential Phase 3 trial of Telintra that had been approved by the U.S. Food and Drug Administration, licensing arrangements concerning the Telintra program, a business combination, or some blend of the foregoing. Regarding the financial investors, the lack of interest was mostly due to their perception that Telik’s Phase 2 clinical trial data with respect to the study of the oral formulation of Telintra provided insufficient evidence to warrant the financial risk of funding a full Phase 3 clinical trial pursuant to the proposed protocol. Regarding the strategic investors, the lack of interest was mostly due to reasons specific to their strategic priorities.

On February 18, 2014, Telik’s counsel received a telephone call from a representative of certain potential investors that later participated in the PIPE transaction, or the Investors, requesting counsel convey to Telik the investors’ interest in initiating potential strategic discussions. Telik’s counsel conveyed such message to Telik. On February 24, 2014, a representative of Hudson Bay described to Michael M. Wick, Telik’s President and Chief Executive Officer, the outline of a potential merger involving an undisclosed, oncology-based biotechnology company and, later that day, representative of Hudson Bay provided to Dr. Wick a form of nondisclosure agreement to enable further discussion.

On February 27, 2014, following a discussion, Telik and Hudson Bay signed a mutual nondisclosure agreement. Later that day, Dr. Wick provided to Hudson Bay a summary of Telik’s research programs and business and discussed the summary and proposed merger with a representative of Hudson Bay in greater detail.

On March 5, 2014, representatives of Hudson Bay met with J. David Hansen, MabVax’s Chief Executive Officer, and Gregory Hanson, MabVax’s Chief Financial Officer, and discussed the potential merger. On the same day, a representative of Hudson Bay introduced Dr. Wick to Messrs. Hansen and Hanson by email.

On March 7, 2014, Dr. Wick spoke with Mr. Hansen by telephone about the potential merger. Following the call, Mr. Hansen provided to Dr. Wick a form of nondisclosure agreement between Telik and MabVax that would facilitate further discussion, and the parties signed a mutual nondisclosure agreement later the same day.

On March 13, 2014, Mr. Hansen proposed to Dr. Wick a draft, non-binding term sheet for a possible merger transaction between Telik and MabVax. The term sheet included the structure and certain preliminary terms of the merger, including equity consideration, the board composition of the combined company, and potential consulting arrangement with Dr. Wick, as well as exclusivity, termination, expenses, and other customary provisions. On March 14, 2014, Messrs. Hansen and Hanson met in person with Telik’s management team at Telik’s facility in Palo Alto, California. The meeting was attended by, on behalf of Telik, Dr. Wick, Steven R. Schow, Telik’s Vice President, Research, Wendy K. Wee, Telik’s Vice President, Finance and Controller, and William P. Kaplan, Telik’s Vice President, General Counsel and Corporate Secretary. At the meeting, Dr. Wick reviewed Telik’s business and Telintra development program, and Mr. Hansen reviewed the business and clinical development programs of MabVax. The parties discussed the respective research programs and the general parameters of the potential merger. At the conclusion of the meeting, the parties agreed, subject to the approval of their respective boards of directors, to proceed with the preparation of agreement drafts relating to the merger.

A meeting of Telik’s board of directors was held on March 17, 2014, at which the directors discussed the terms of the potential transaction involving a merger with MabVax. The directors authorized Dr. Wick to further negotiate the merger and determine further details on which Telik, MabVax, and the Investors were to agree, consistent with the interests and guidelines expressed at the meeting. The board designated its member, Edward W. Cantrall because of his experience and knowledge to work with the Company’s management on behalf of the board, to consider and evaluate the transaction as it may develop, and to discuss with, and make recommendations to, the full board regarding the contemplated merger.

Later in the day of March 17, 2014, Dr. Wick, Ms. Wee, and Messrs. Kaplan, Hansen, and Hanson met by conference call, further discussed the merger, and agreed to establish a working group to prepare draft documents.

On March 19, 2014, a conference call was held among Mr. Kaplan, attorneys representing MabVax, and attorneys representing Telik, at which drafting responsibilities of each party were agreed upon. A further conference call among Dr. Wick, Ms. Wee, and Messrs. Kaplan, Hansen, and Hanson was held later the same day at which further detail concerning the merger was discussed.

During the period of March 20, 2014 through March 27, 2014, the parties and their attorneys held several discussions regarding the terms of the merger, and on March 28, 2014, the parties reviewed a draft agreement and plan of merger prepared by attorneys for MabVax. On April 1, 2014, Dr. Wick and a representative of Hudson Bay discussed the estimated budget needed to complete the merger and terms of a potential PIPE transaction with the Investors in order to fund merger related expenses and enhance Telik’s ability to remain listed on the NASDAQ Capital Market. Dr. Wick and the Hudson Bay representative held further discussions concerning the PIPE transaction on April 2, 2014, and on April 3, 2014, Hudson Bay proposed to Telik a term sheet for $2.5 million in financing.

On April 7, 2014, Dr. Wick reviewed with representative of Hudson Bay, among other matters concerning the PIPE transaction, Telik’s requirement to have adequate cash under specified conditions during the pendency of the merger. During the ensuing period, the parties negotiated the provisions of the term sheet, and a final term sheet was signed on April 9, 2014 by Telik and on April 10, 2014 by Hudson Bay. Shortly thereafter, attorneys representing Hudson Bay began the preparation of contracts related to the PIPE transaction.

During the ensuing period, the parties exchanged drafts of the merger and PIPE transaction documents and met periodically to review and negotiate the terms of the contracts. On April 23, 2014, Telik’s board of directors met telephonically to review, discuss, and provide direction regarding the merger agreement and PIPE transaction, or collectively the arrangement. On April 30, 2014, the Telik board met again for the same purpose, as the parties drew near an agreement on all of the terms. During this period Needham began to formalize its fairness opinion regarding the arrangement.

On May 5, 2014, Telik’s board of directors met to authorize the arrangement. Telik’s counsel reviewed the terms of the arrangement and related agreements, including the merger agreement between Telik and MabVax and contracts related to the PIPE transaction, and answered questions presented by the directors. Representatives of Needham delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of May 5, 2014 and based upon and subject to the assumptions and other matters set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Telik. Telik’s board approved the arrangement, including all of the associated documents and contracts, subject to receipt of the final, written fairness opinion, which Needham provided later the same day.

On May 12, 2014, following further discussion and finalization of documents, the parties entered into the merger agreement and securities purchase agreement, along with other agreements related to the arrangement. Telik and MabVax publicly announced the arrangement at 4:30 pm U.S. Eastern time the same day through press releases issued individually by each party.

Telik’s Reasons for the Merger

In reaching its determination that the merger agreement and the transactions contemplated thereby were advisable, fair and in the best interests of Telik and its stockholders, the board of directors based its determination on its assessment of the following factors:

Comprehensive Strategic Review Process. The board of directors of Telik, with the assistance of Needham, had undertaken a comprehensive and thorough process of reviewing and analyzing potential strategic partners with the goal of identifying opportunities that create the best value for Telik’s stockholders. This process is discussed in detail in the section entitled “Opinion of Telik’s Financial Advisor” below.

Telik’s Market Opportunity and Competition. Telik’s Telintra® is a Phase 3 product candidate for the treatment of lower risk Myelodysplastic Syndrome, or MDS. MDS currently afflicts 300,000 people worldwide, with 45,000 cases in the U.S. MDS patients commonly develop severe anemia, requiring frequent blood transfusions. MDS also carries a risk of transforming to acute myeloid leukemia.

Lower risk MDS continues to represent an unmet medical need and significant commercial opportunity. Where treatment of lower risk MDS is undertaken, the leading therapy is currently Lenalidomide (Revlimid®), which is approved for the treatment of a sub-type of MDS in the US and Japan representing about 10 to 15% of the total MDS patient population. Lenalidomide is used off-label in the more common type of MDS, but is significantly less effective in these patients. Typical current charges for Lenalidomide therapy is in the range of $8,500 per month.

Telik retains the exclusive, worldwide rights in Telintra. In addition, Telintra in MDS has received orphan status designation from the FDA, thus extending its period of marketing exclusivity and further enhancing the commercial opportunity.

Telik Equityholders’ Ownership Percentage in Combined Company. Telik equityholders are expected to hold approximately 15% of the combined company, while MabVax equityholders are expected to receive shares in the merger representing approximately 85%, after giving effect to any outstanding MabVax and Telik options and warrants. However, if Telik’s common stock is delisted from the NASDAQ Capital Market, MabVax’s equityholders will own approximately 95%, and Telik’s current equityholders will own approximately 5%, of the Telik capital stock immediately following the merger.

Strategic Alliance Opportunity. Telik believes the merger will enable Telik and MabVax, each of which is focused on the clinical development of novel cancer therapies, to create synergies by combining their experience and product development pipelines.

Management. It is expected that the combined company will be led by the experienced senior management from MabVax, a board of directors of MabVax, and consulting arrangements with some members of Telik’s senior management.

In addition to the factors outlined above, the Telik board of directors considered the following criteria in reaching its conclusion to approve the merger and to recommend that the Telik stockholders approve the issuance of the merger shares in the merger and related actions, all of which it viewed as supporting its decision to approve the business combination with MabVax.

•	the strategic alternatives of Telik to the merger, including the discussions that Telik management and the Telik board of directors had during prior years with other potential merger candidates;

•	the financial analyses of Needham, including its opinion presented to Telik’s board of directors on May 5, 2014 as to the fairness, from a financial point of view and as of the date of the opinion, to Telik of the exchange ratio pursuant to the merger agreement, as more fully described below under the caption “The Merger—Opinion of Telik’s Financial Advisor;”

•	the stage of development of Telik’s lead product candidate, TELINTRA.

•	the risks and uncertainty of continuing to operate Telik on a stand-alone basis and the belief that the combination of Telik’s and MabVax’s businesses would create more value for the Telik stockholders in the long-term than Telik could create as an independent, stand-alone company, given the anticipated costs, timing and risks associated with continuing the development of Telik products in development and/or in-licensing or acquiring additional technologies or product candidates;

•	the risks, uncertainty, and costs associated with liquidating Telik;

•	the opportunity for the Telik stockholders to participate in the long-term value of the MabVax product candidate portfolio as a result of the merger;

•	historical and current financial market conditions and stock prices and historical stock prices and trading volumes of Telik common stock;

•	historical and current information concerning MabVax’s business, financial performance, financial condition, operations and management and the results of a due diligence investigation of MabVax conducted by Telik’s management and advisors;

•	the likelihood of obtaining the written consent of MabVax’s stockholders necessary to approve the merger and related transactions;

•	the likelihood of retaining key MabVax employees to manage the combined company;

•	the likelihood that the merger will be consummated on a timely basis, including the likelihood that the merger will receive all necessary regulatory approvals;

•	the possibility that the combined entity would be able to take advantage of the potential benefits resulting from the combination of the Telik public company infrastructure and experienced MabVax management team;

•	Telik’s understanding of the business of MabVax, including its product candidates, the expenses and fixed costs associated with Telik’s operations, Telik’s cash position, MabVax’s experienced management team, MabVax’s need for financing to continue development of its product candidates, and the prospects for value creation for Telik stockholders in connection with the merger;

•	Dr. Wick’s ability to continue as a director of the board of the combined company after the merger;

•	the terms and conditions of the merger agreement, including the following related factors:

•	the common exchange ratio in the merger, which is intended to result in Telik’s equityholders holding approximately 15% of the outstanding shares of the combined company after the merger,

subject to certain adjustments in circumstances relating to delisting of the Telik’s shares from the NASDAQ Capital Market, in which case Telik’s equityholders will own approximately 5% of Telik’s capital stock;

•	the fact that the exchange ratio will not fluctuate based upon changes in the price of Telik common stock or the value of MabVax capital stock prior to completion of the merger, which protects the Telik stockholders from any materially negative trends in the price of Telik common stock and any materially positive trends in the value of MabVax capital stock;

•	the expectation that the merger will not result in any taxable gain or loss to Telik or any Telik Stockholder in his or her capacity as a Telik Stockholder;

•	the limited number and nature of the conditions to the MabVax obligation to consummate the merger and the limited risk of non-satisfaction of such conditions;

•	the Telik rights under the merger agreement to consider certain unsolicited acquisition proposals under certain circumstances should Telik receive a superior proposal;

•	the conclusion of the Telik board of directors that the potential termination fee of $375,000, which occurs upon termination of the merger agreement under certain specified circumstances, was reasonable;

•	the no-solicitation provisions governing the ability of MabVax to engage in negotiations with, provide any confidential information or data to, and otherwise have discussions with, any person relating to an alternative acquisition proposal; and

•	the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

In the course of its deliberations, the Telik board of directors also considered a variety of risks and other countervailing factors related to entering into the merger agreement and the proposed business combination with MabVax, including:

•	the potential effect of the $375,000 termination fee in deterring other potential acquirers from proposing an alternative transaction that may be more advantageous to Telik stockholders;

•	the possibility that the anticipated benefits of the merger may not be realized or that they may be lower than expected;

•	the substantial expenses to be incurred in connection with the merger, including transaction expenses that would be incurred whether or not the merger is completed;

•	the possible volatility, at least in the short term, of the trading price of the Telik common stock resulting from the merger announcement;

•	the risk that the merger might not be consummated in a timely manner or at all;

•	the risk to the business of Telik, operations and financial results in the event that the merger is not consummated;

•	the restrictions on the conduct of Telik’s business prior to completion of the merger, which require Telik to carry on its business in the ordinary course and consistent with past practice, subject to specific additional restrictions, which may delay or prevent Telik from pursuing business opportunities that otherwise would be in its best interests as an independent, stand-alone company;

•	the risks associated with the issuance of Series A-1 and/or Series A-2 preferred stock;

•	the risks, challenges and costs associated with successfully integrating two companies; and

•	various other risks associated with the combined company and the merger, including those described in the section entitled “Risk Factors” in this proxy statement.

The foregoing discussion of the factors considered by Telik’s board of directors is not intended to be exhaustive, but does set forth the principal factors considered by Telik’s board of directors. Telik’s board of directors collectively reached the unanimous conclusion to approve the merger agreement in light of the various factors described above and other factors that each member of Telik’s board of directors deemed relevant. In view of the wide variety of factors considered by the members of Telik’s board of directors in connection with their evaluation of the merger agreement and the complexity of these matters, Telik’s board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Telik’s board of directors made its decision based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE, FAIR AND IN THE BEST INTERESTS OF TELIK’S STOCKHOLDERS AND UNANIMOUSLY APPROVED THE MERGER AGREEMENT. TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS APPROVE THE ISSUANCE OF THE MERGER SHARES PURSUANT TO THE MERGER AGREEMENT, THE ISSUANCE OF TELIK’S COMMON STOCK ISSUABLE UPON (A) CONVERSION OF TELIK’S SERIES B PREFERRED STOCK AND (B) EXERCISE OF THE PIPE WARRANTS, WITHOUT GIVING EFFECT TO THE CONVERSION AND EXERCISE LIMITATIONS SET FORTH IN THE SERIES B CERTIFICATE OF DESIGNATIONS AND THE PIPE WARRANTS, IN THE EVENT THAT THE CLOSING PRICE OF TELIK’S COMMON STOCK AS OF THE LAST BUSINESS DAY IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER IS LESS THAN $4 PER SHARE, THE REVERSE STOCK SPLIT, THE AMENDMENT OF TELIK’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF TELIK’S COMMON STOCK AND PREFERRED STOCK AND CHANGE TELIK’S NAME TO “MABVAX THERAPEUTICS HOLDINGS, INC.,” THE SERIES A-1 CERTIFICATE OF DESIGNATIONS, AND THE SERIES A-2 CERTIFICATE OF DESIGNATIONS.

Opinion of Telik’s Financial Advisor

Telik retained Needham to act as financial advisor and placement agent in connection with strategic and financing alternatives and to render an opinion as to the fairness, from a financial point of view, to Telik and its stockholders of the exchange ratio pursuant to the merger agreement.

On May 5, 2014, Needham delivered its oral opinion, which it subsequently confirmed in writing, to Telik’s board of directors that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the exchange ratio of 2.645912547 shares of Telik’s common stock for each issued and outstanding share of MabVax (other than shares held by MabVax and dissenting shares but including shares issued upon the automatic conversion of all Series A and Series B preferred stock of MabVax) pursuant to the merger agreement was fair, from a financial point of view, to Telik. Needham provided its opinion for the information and assistance of Telik’s board of directors in connection with and for the purpose of the board’s evaluation of the transactions contemplated by the merger agreement. Needham’s opinion relates only to the fairness, from a financial point of view, to Telik of the exchange ratio, which was determined through arm’s length negotiations between Telik and MabVax. While Needham provided independent financial advice to Telik’s board of directors in connection with Telik’s review of strategic and financing alternatives, the decision to approve and recommend the merger was made independently by Telik’s board of directors and Needham was not requested to, and did not, provide independent financial advice to Telik’s board of directors or Telik during the course of negotiations between Telik and MabVax or participate in the negotiation or structuring of the merger. Needham’s opinion does not address any other aspect of the merger or any related transaction, and does not constitute a recommendation to any Telik stockholder as to how that stockholder should vote or act on any matter relating to the merger.

The complete text of Needham’s opinion, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Needham, is attached to this proxy statement as Annex K and is incorporated by reference in this proxy statement. The summary of Needham’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read this opinion carefully and in its entirety.

In arriving at its opinion, Needham, among other things:

•	reviewed a draft of the merger agreement dated April 25, 2014;

•	reviewed certain publicly available information concerning Telik and certain other relevant financial and operating data of Telik and MabVax that was furnished to Needham by Telik and MabVax;

•	held discussions with members of the management of Telik and MabVax concerning the current operations of and future business prospects for Telik and MabVax and joint prospects for the combined companies;

•	reviewed certain financial forecasts with respect to Telik and MabVax prepared by the respective managements of Telik and MabVax and held discussions with members of those managements concerning those forecasts;

•	compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham deemed generally relevant to similar data for Telik;

•	reviewed the financial terms of certain other business combinations that Needham deemed generally relevant; and

•	reviewed such other financial studies and analyses and considered such other matters as Needham deemed appropriate.

In addition, Needham held discussions with members of Telik management and its representatives concerning Telik’s views as to:

•	the anticipated adverse effects on Telik’s business, assets, liabilities, operations and prospects that Telik believes would occur if Telik were not to enter into the merger agreement and the contemplated PIPE transaction;

•	Telik’s liquidity position and its ability to continue as a going concern;

•	Telik’s anticipated inability to remedy its liquidity shortfall and the substantial risk of Telik becoming insolvent and either seeking the protection of state insolvency or federal bankruptcy law or winding down its operations;

•	the anticipated substantial adverse effects on Telik’s stockholders and present and potential employees, business partners and lenders that would result from such insolvency or concerns about the potential for it; and

•	the anticipated benefits that would arise from entering into the merger agreement and the contemplated PIPE transaction, including the lessening of such liquidity and solvency concerns and ownership by the combined companies of programs in active clinical trials.

In connection with its review and in arriving at its opinion, Needham assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of its opinion and did not independently verify, nor did Needham assume responsibility for independent verification of, any of that information. Needham assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto and that the contemplated PIPE transaction would provide Telik with sufficient liquidity to maintain operations through consummation of the merger. In addition, Needham assumed that the merger will be consummated on the terms and subject to the conditions set forth in the draft merger agreement furnished to Needham without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Telik, MabVax or the contemplated benefits of the merger. Needham assumed that the financial forecasts for Telik and MabVax provided to Needham by the respective managements of those companies were reasonably prepared on bases reflecting the best currently available estimates and judgments of those managements, at the time of preparation, of the future operating and financial performance of Telik and MabVax. Needham expressed no opinion with respect to any of those forecasts or estimates or the assumptions on which they were based.

Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Telik, MabVax or any of their respective subsidiaries nor did Needham evaluate the solvency or fair value of Telik, MabVax or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Needham’s opinion states that it was based on economic, monetary and market conditions as they existed and could be evaluated as of its date, and Needham assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after its date. Needham’s opinion is limited to the fairness, from a financial point of view, to Telik of the exchange ratio and Needham expressed no opinion as to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Telik or as to Telik’s underlying business decision to engage in the merger or the relative merits of the merger as compared to other business strategies that might be available to Telik. In addition, Needham expressed no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the merger, or any class of those persons, relative to the exchange ratio or with respect to the fairness of any such compensation. Needham did not express any opinion as to what the value of Telik’s common stock will be when issued pursuant to the merger or the prices at which Telik’s common stock will actually trade at any time.

Telik imposed no limitations on Needham with respect to the investigations made or procedures followed by Needham in rendering its opinion.

In preparing its opinion, Needham performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Needham in arriving at its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by Needham. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham, the tables must be read together with the full text of each summary. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed on or prior to May 5, 2014, and is not necessarily indicative of current or future market conditions.

Liquidation Value Analysis. Needham reviewed a liquidation value analysis prepared by Telik management to analyze possible scenarios in the event the merger was not consummated and additional sources of liquidity were not available to Telik. Telik management’s analysis reviewed the possible values of Telik’s net assets in a liquidation based upon cash on hand less liabilities and estimated expenses associated with winding down operations. The results of this analysis showed that cash on hand would be insufficient to cover the book value of Telik’s liabilities as of April 30, 2014 and estimated expenses associated with winding down operations by approximately $1.0 million and that net realizable proceeds from liquidation of Telik’s intellectual property assets were not expected to be sufficient to generate a positive value after providing for those liabilities and expenses.

Selected Companies Analysis. Using publicly available information, Needham reviewed market data for selected publicly traded oncology focused companies that Needham deemed relevant because their development status was at a comparable stage of development to that of MabVax. These companies, referred to as the selected companies, consisted of the following:

Agios Pharmaceuticals, Inc.

BIND Therapeutics, Inc.

Burzynski Research Institute, Inc.

DelMar Pharmaceuticals, Inc.

Epizyme, Inc.

Five Prime Therapeutics, Inc.

MacroGenics, Inc.

Nuvilex, Inc.

Senesco Technologies, Inc.

Stemline Therapeutics, Inc.

Tetralogic Pharmaceuticals Corporation

Verastem, Inc.

Needham noted that, based on data from FactSet Research Systems as of May 2, 2014, the market capitalizations of the selected companies ranged from $9.9 million to $1.4 billion and that the enterprise values of the selected companies ranged from $9.9 million to $1.3 billion. Needham also noted that the most recent private financing round for MabVax resulted in an implied valuation for MabVax of $33.0 million.

Selected Transaction Analysis. Needham analyzed publicly available financial information for the following selected merger and acquisition transactions, which represent reverse merger transactions completed since November 2012 that involved healthcare companies:

Publicly Traded Acquirer	Target
CytoCor, Inc.	Media Enterprise, Inc.
General Sales & Leasing, INc.	Xenetic Biosciences Plc
Infinity Oil & Gas Co.	Ignyta Operating, Inc.
SafeStitch Medical, Inc.	TransEnterix, Inc.
EpiCept Corporation	Immune Pharmaceuticals, Inc.
Tranzyme, Inc.	OceraTherapeutics, Inc.
EastBridge Investment Group	Cellular Biomedicine Group
Fits My Style, Inc.	AntriaBio, Inc.
Cactus Ventures, Inc.	Actiniium Pharmaceuticals, Inc.
Sygnis Pharma AG	X-Pol Biotech
Nabi Biopharmaceuticals	Biota Holdings Ltd.

In reviewing the selected transactions, Needham analyzed, for the selected transactions,

•	the acquirer’s and the target’s shareholders’ respective percentage ownerships of the combined company immediately following the merger and

•	transaction value.

The following table sets forth information concerning the information described above for the selected transactions.

	Mean	Median
Acquirer shareholder percentage ownership of NewCo	19.9%	22.5%
Target shareholder percentage ownership of NewCo	80.1%	77.5%
Transaction value (in millions)	$117.0	$74.2

Needham noted that, immediately after the merger, the number of shares of Telik’s common stock issued or issuable to former holders of MabVax common stock (including former holders of MabVax Series A and Series B preferred stock) and holders of options and warrants to purchase MabVax common stock would equal approximately 85% of the total number of shares of post-merger Telik common stock outstanding, assuming conversion of all Telik preferred stock and cashless exercise of all in-the-money Telik warrants outstanding; provided that such percentage would equal 95% if the Telik common stock were delisted from and not restored to listing by the NASDAQ Capital Market prior to the closing of the merger.

Contribution Analysis. Needham reviewed and analyzed the implied percentage contribution of each of Telik and MabVax to pro forma combined market valuation before and after the contemplated $2.5 million PIPE transaction for Telik and current $3.0 million financing round for MabVax. For Telik, Needham calculated market value by multiplying the closing price of Telik’s common stock on May 2, 2014 of $1.29 per share by the number of shares shown as outstanding as of February 28, 2014, the last date for which such information was publicly filed by Telik. For MabVax, Needham used the pre- and post-money valuations of $30.0 million and $33.0 million implied by MabVax’s most recent financing round.

	Estimated Pro Forma Percentage Contribution
	Telik	MabVax
Pre-money valuation	16.4%	83.6%
Post-money valuation	20.3%	79.7%
of which Telik common stock	14.3%

The results of the contribution analysis are not necessarily indicative of the relative value contributions that may result the future.

No company, transaction or business used in the “Selected Company Analysis” or “Selected Transaction Analysis” as a comparison is identical to Telik or MabVax or to the merger. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

The summary set forth above does not purport to be a complete description of the analyses performed by Needham in connection with the rendering of its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion. Needham did not attribute any specific weight to any factor or analysis considered by it. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, Needham made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Telik’s or MabVax’s control. Any estimates contained in or underlying these analyses, including estimates of our future performance, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Needham’s opinion and its related analyses were only one of many factors considered by Telik’s board of directors in their evaluation of the merger and should not be viewed as determinative of the views of the Telik board of directors or management with respect to the exchange ratio or the merger.

Under the terms of Telik’s engagement letter with Needham, dated March 13, 2013, as amended effective April 23, 2014, Telik has paid or agreed to pay Needham an initial retainer of $75,000, a fee of $150,000 for rendering its opinion and an additional fee of $150,000 upon completion of the merger. In addition, Telik has agreed to reimburse Needham for certain of its out-of-pocket expenses and to indemnify Needham and related persons against various liabilities, including certain liabilities under the federal securities laws.

Needham is a nationally recognized investment banking firm. As part of its investment banking services, Needham is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham was retained by the Telik board of directors to act as its financial advisor based on Needham’s experience as a financial advisor in mergers and acquisitions and financings as well as Needham’s familiarity with Telik and its industry generally. Needham has not in the past two years provided any other investment banking or financial advisory services to Telik, MabVax or the merger sub for which Needham has received compensation. Needham may in the future provide investment banking and financial advisory services to Telik, MabVax or their respective affiliates unrelated to the merger, for which services Needham would expect to receive compensation. In the normal course of its business, Needham may actively trade Telik’s equity securities for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in those securities.

Interests of Telik’s Directors and Executive Officers in the Merger

In considering the recommendation of Telik’s board of directors with respect to issuing shares of Telik’s common and preferred stock as contemplated by the merger agreement and the other matters to be acted upon by Telik’s stockholders at the annual meeting, Telik’s stockholders should be aware that members of the board of directors and executive officers of Telik may have interests in the merger that are different from, or in addition to, the interests of Telik’s stockholders. Telik’s board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and the related transaction and to recommend that Telik’s stockholders vote to approve the issuance of Telik’s common and preferred stock in connection with the merger and the other matters to be acted upon by Telik’s stockholders at the annual meeting.

Ownership Interests

As of May 1, 2014, all directors and executive officers of Telik, together with their affiliates, beneficially owned approximately 3.9% of the shares of the Telik capital stock. The affirmative vote of the holders of a majority of the shares of the Telik capital stock present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposals 1, 8 and 9. The affirmative vote of the holders of a majority of the shares of Telik’s common stock present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposal 2. The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock as of the record date for the annual meeting is required for approval of Proposals 3 and 4. The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock and a majority of the outstanding shares of Telik’s Series B preferred stock, as of the record date for the annual meeting, voting as separate classes, is required for approval of Proposals 5 and 6. The director nominees listed in Proposal 7 will be elected by a plurality of the votes of the shares of the Telik capital stock present in person or represented by proxy and entitled to vote on the election of directors.

Employment, Severance and Change of Control Agreements

Telik has entered into an employment agreement with Michael M. Wick, M.D., Ph.D. in August 1999 upon his promotion to the position of Chief Executive Officer. On December 17, 2008, Telik entered into an amended and restated employment agreement, or the Employment Agreement, with Dr. Wick to clarify the manner in which such employment agreement complies with the final regulations under Section 409A of the Code. The Employment Agreement superseded and replaced the employment agreement entered into in August 1999. According to the Employment Agreement, either Telik or Dr. Wick may terminate his employment at any time for any reason. If Dr. Wick is terminated without cause, he is entitled to receive as severance continued payment of his base salary and health care benefits for twelve months. The Company will also accelerate the vesting of his then unvested stock options as to the number of shares that would have vested in the ordinary course in the first twelve months following his termination date, with such vesting effective as of his termination date. Dr. Wick’s benefits pursuant to the Employment Agreement are subject to his signing of a general waiver or release of Telik, Inc.

In February 2003, the Company adopted the Telik, Inc. Change of Control Severance Benefit Plan, or the Severance Plan. On December 17, 2008, the Compensation Committee of the board of directors adopted an amendment to the Severance Plan to clarify the manner in which such plan complies with the final regulations under Section 409A. The Severance Plan provides eligible participants with severance benefits in the event that a participant’s employment with the Company is terminated, voluntarily or involuntarily, without cause within one year after a change of control of the Company, provided that the eligible participant signs a general waiver or release of the Company prior to receipt of the benefits. Such benefits include cash severance, payment of premiums under employee benefits plans, COBRA continuation coverage, accelerated vesting of unvested stock options and additional payments if the amounts which a participant would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax.

The Severance Plan provides that, to the extent designated by the Compensation Committee or the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents, Vice Presidents and others would be eligible to participate in the Severance Plan. As of February 26, 2014, Dr. Wick, Gail L. Brown, William Kaplan, Steven Schow and Wendy Wee are eligible to participate in the Severance Plan.

Under the Severance Plan, Dr. Wick, as the Chief Executive Officer, is eligible to receive (1) full accelerated vesting of then unvested stock options; (2) a lump sum cash payment equal to two times the greater of: (i) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect on the date of termination; or (ii) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect immediately prior to the Change of Control; and (3) continuation of health benefits for up to 24 months and COBRA continuation coverage. Dr. Wick’s benefits under the Severance Plan, when applicable, will supersede the severance benefits under his employment contract.

Under the Severance Plan, each of Drs. Brown and Schow, Mr. Kaplan, and Ms. Wee is eligible to receive (1) full accelerated vesting of any unvested stock options then held; (2) a lump sum cash payment equal to the greater of: (i) the sum of his or her base salary and the greater of: (a) the annual cash bonus paid to him or her in the prior year; or (b) his or her Annual Target Bonus as in effect on the date of termination; or (ii) the sum of his or her base salary and the greater of: (a) the annual cash bonus paid to him or her in the prior year; or (b) his or her Annual Target Bonus as in effect immediately prior to the Change of Control; and (3) continuation of health benefits for up to 12 months and COBRA continuation coverage. Each of the participants would also be entitled to additional payments if the amounts he or she would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax.

Potential Payments Upon Termination or Change in Control Table

The following table and summary set forth potential payments and benefits payable to the Company’s current executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason following a change in control. The Company’s Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our executive officers assuming the termination occurred on, and their employment was terminated on, December 31, 2013 and, if applicable, a change of control also occurred on such date.

Payments upon certain terminations of employment as set forth in the table below are determined by the terms of Dr. Wick’s Employment Agreement and the respective named executive officer’s change in control agreements. The amounts payable upon a change in control represent accelerated vesting of options and are determined by the terms of the equity incentive plan under which the options have been granted and the terms of the grant agreement governing the options.

Name	Benefit	Involuntary Termination Without Cause	Voluntary Termination or Involuntary Termination Without cause After a Change in control
Michael M. Wick, M.D., Ph.D.	Base salary continuation	$344,000	$688,000
	Bonus	—	—
	Continuation of benefits(1)	$11,453	$22,906
	Vesting of Options(2)	—	—

	Total

William P. Kaplan, Esq.	Base salary continuation	—	$236,000
	Bonus	—	—
	Continuation of benefits(1)	—	$35,390
	Vesting of Options(2)	—	—

	Total	—	—

Steven R. Schow, Ph.D.	Base salary continuation	—	$240,000
	Bonus	—	—
	Continuation of benefits(1)	—	$210
	Vesting of Options(2)	—	—

	Total	—	—

Wendy K. Wee	Base salary continuation	—	$236,000
	Bonus	—	—
	Continuation of benefits(1)	—	$11,527
	Vesting of Options(2)	—	—

	Total	—	—

(1)	Amounts shown for continuation of benefits represent estimates for the continuation of medical, disability and other insurance benefits afforded to the executive officers and eligible family members in accordance with the executive officer’s employment agreement and/or change in control agreement.
(2)	Upon change of control all awards vest as of the change of control date. This number assumes all outstanding unvested options as of December 31, 2013 held by each named executive officer would vest. The aggregate value reported is based on the spread between the closing stock market price of $1.19 on December 31, 2013 and the respective exercise price for each option granted. The exercise price of all executive officer unvested options exceeded the closing stock market price on December 31, 2013.

Merger-Related Compensation

On May 12, 2014, concurrently with the execution and delivery of the merger agreement and as a condition to the merger agreement, Drs. Wick, Schow, and Brown, Mr. Kaplan, and Ms. Wee have each entered into a Separation Agreement and Release with the Company, each dated as of May 12, 2014, or the Separation

Agreements, in which they agree to give up certain benefits under the Change of Control Severance Benefit Plan, as set forth below. Under the Separation Agreements, Drs. Wick, Schow, and Brown, Mr. Kaplan and Ms. Wee have each agreed to resign from their positions as officers of the Company, effective as of and contingent upon the closing date of the merger, in exchange for severance benefits of $172,000, $120,000, $136,000, $118,000, and $118,000, respectively. In addition, the respective Separation Agreements provide that each will waive certain rights they may have, including, without limitation, any benefits under the Company’s existing Change of Control Severance Benefit Plan with respect to a Change in Control, as such term is defined in such plan, and, with respect to Dr. Wick, any benefits entitled pursuant to the Employment Agreement dated December 17, 2008. Dr. Wick will provide consulting services to the combined company following the merger pursuant to a consulting agreement. The consulting agreement will take effect upon the closing of the merger and remain in effect for six months. Pursuant to the consulting agreement, Dr. Wick will receive no additional cash compensation but will be reimbursed for actual and reasonable expenses incurred in connection with his provision of the consulting services.

In accordance with Item 402(t) of the SEC’s Regulation S-K, the following table sets forth for Telik’s named executive officers the merger-related compensation described above.

Golden Parachute Compensation

Name	Cash	Perquisites/ Benefits		Total
Michael M. Wick	$172,000	$5,727	(1)	$177,727
William P. Kaplan	$118,000	$17,695	(1)	$135,695
Steven R. Schow	$120,000	$105	(1)	$120,105
Wendy K. Wee	$118,000	$5,764	(1)	$123,764

(1)	Payments of premiums for continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for six months.

For additional information on the merger-related compensation and benefits described above, see Exhibits 10.4 through 10.7 to Telik’s Current Report on Form 8-K filed on May 12, 2014 (File No. 000-31265), which is incorporated by reference herein.

Interests of MabVax’s Directors and Executive Officers in the Merger

Board of Directors and Management

Each of the four current directors of MabVax is expected to serve on the board of Telik effective as of the effective time of the merger. Those individuals are as follows:

J. David Hansen

Jim J. Antonopoulos

Philip O. Livingston, M.D.

Jeffrey V. Ravetch, M.D., Ph.D.

Legal Proceedings

On May 30, 2014, a complaint captioned Cadillac Partners, on Behalf of Itself and All Others Similarly Situated, v. Michael M. Wick, Edward W. Cantrall, Steven R. Goldring, Richard B. Newman, Telik, Inc., MabVax Therapeutics, Inc., Hudson Bay Capital Management LP, Bio IP Ventures LLC, Hudson Bay Master Fund Ltd., and Hudson Bay IP Opportunities Master Fund LP, or the Complaint, was filed in connection with the PIPE transaction and transactions contemplated by the merger agreement with the Superior Court of the State of California in the County of Santa Clara. The Complaint is a purported shareholder class action and names as defendants Telik, MabVax, the members of Telik’s board, and Hudson Bay and three of its affiliates. The plaintiff alleges that the members of Telik’s board breached their fiduciary duties to Telik’s stockholders in connection with the PIPE transaction and the merger, and further alleges that MabVax and Hudson Bay and its affiliates aided and abetted the purported breaches of fiduciary duties. In support of their purported claims, the plaintiff alleges that Telik’s board has historically failed to fulfill its fiduciary duty to its stockholders, the PIPE transaction and the proposed merger among Telik, MabVax and Hudson Bay and its affiliates involve an inadequate sales process and include preclusive deal protection devices, and that Telik’s board of directors will receive personal benefits not available to Telik’s public stockholders as a result of the merger agreement. The plaintiff further alleges that Telik has failed to make adequate disclosures relating to the background of the merger, Dr. Wick’s consulting services arrangement, Needham’ discussions with Telik’s management regarding Telik’s future business prospects and concerning alleged conflicts of interest of Telik’s board. The plaintiff seeks to enjoin the merger and obtain damages. The plaintiff also seeks attorneys’ and expert fees and costs. Each of Telik and MabVax believe that the plaintiff’s purported respective claims against them lack merit and each of them intends to contest the respective claims against them vigorously. It is possible that additional similar complaints may be filed in the future. If this does occur, absent new or different allegations which are material, Telik does not intend to announce the filing of any similar complaints.

Material U.S. Federal Income Tax Consequences of the Merger

Regardless of whether the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, subject to the qualifications and assumptions described in this proxy statement, the merger will not result in any taxable gain or loss to MabVax, Telik or any Telik stockholder in his or her capacity as a Telik stockholder. Telik stockholders who are also stockholders of MabVax should consult their own tax advisor as to the tax consequences to them of participating in the merger with respect to their MabVax stock.

The foregoing discussion is for general information purposes only and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Anticipated Accounting Treatment

The merger will be treated by Telik as a reverse merger under the purchase method of accounting in accordance with accounting principles generally accepted in the United States, or GAAP. For accounting purposes, MabVax is considered to be acquiring Telik in this transaction. Therefore, the aggregate consideration paid in connection with the merger, together with the direct costs of acquisition, will be allocated to Telik’s tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of Telik will be consolidated into the results of operations of MabVax as of the effective time of the merger. These allocations will be based upon a valuation that has not yet been finalized.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The merger agreement has been attached to this proxy statement to provide you with information regarding its terms. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary may not contain all of the information about the merger agreement that is important to you. Telik urges you to read carefully the merger agreement in its entirety as it is the legal document governing the merger.

Form of the Merger

Upon the terms and subject to the conditions of the merger agreement, the merger sub will merge with and into MabVax. The merger agreement provides that upon the consummation of the merger the separate existence of the merger sub shall cease. MabVax will continue as the surviving corporation and will be a wholly-owned subsidiary of Telik.

After completion of the merger, assuming Proposal No. 4 is approved by Telik stockholders at Telik’s annual meeting, Telik will be renamed “MabVax Therapeutics Holdings,  Inc.” and expects to trade on the NASDAQ Capital Market under the symbol “MBVX”.

Effective Time of the Merger

The merger agreement requires the parties to consummate the merger after all of the conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, including the adoption of the merger agreement by the stockholders of MabVax and the approval by the Telik stockholders of the issuance of the merger shares. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in the certificate of merger with the consent of Telik and MabVax. Neither Telik nor MabVax can predict the exact timing of the consummation of the merger.

Merger Consideration

Immediately prior to the effective time of the merger, each share of MabVax’s Series A and Series B preferred stock outstanding at such time will be converted into shares of MabVax common stock in accordance with the certificate of incorporation of MabVax then in effect. All of MabVax’s Series C-1 preferred stock warrants will terminate by their terms as of the effective time of the merger. At the effective time of the merger:

•	any shares of MabVax common stock or preferred stock held as treasury stock prior to the effective time of the merger shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

•	each share of MabVax common stock outstanding immediately prior to the effective time of the merger (excluding shares cancelled pursuant to the bullet point immediate preceding and dissenting shares) shall be converted solely into the right to receive a number of shares of Telik common stock equal to the “common exchange ratio” (as defined in the merger agreement);

•	each share of MabVax’s Series C-1 preferred stock outstanding immediately prior to the effective time of the merger (excluding shares cancelled pursuant to the first bullet point herein and dissenting shares) shall be converted solely into the right to receive one share of Telik Series A-1 preferred stock; and

•	each share of MabVax’s Series C-2 preferred stock outstanding immediately prior to the effective time of the merger (excluding shares cancelled pursuant to the first bullet point herein and dissenting shares) shall be converted solely into the right to receive one share of Telik Series A-2 preferred stock.

The “exchange ratio” shall be equal to Y/X, which is calculated as follows:

•	Y = (A * Parent Outstanding) / (1-A)

•	A = shall equal 85%, unless the shares of Telik common stock were delisted from (and not restored by) the NASDAQ Capital Market prior to the closing of the merger other than as a result of a “company rejection” (as defined in the merger agreement), in which case A shall equal 95% (A=95%).

•	Parent Outstanding = the number of shares of Telik common stock outstanding as of the closing date (and after giving effect to the reverse stock split (if any)), assuming conversion of all preferred stock and cashless exercise of all other convertible securities of Telik outstanding as of immediately prior to the effective time of the merger that are in-the-money (such cashless exercise being calculated based on a market price equal to the closing price per share of Telik’s common stock as of the last business day immediately prior to the closing).

•	X = the aggregate number of shares of MabVax common stock outstanding as of the closing date (without duplication): (a) assuming conversion of all shares of MabVax preferred stock that are outstanding as of immediately prior to the effective time of the merger into MabVax common stock, (b) assuming cashless exercise of all in-the-money MabVax warrants and MabVax stock options in each case outstanding as of immediately prior to the effective time of the merger and after giving effect to the exercise or termination of any unexercised MabVax Series C-1 preferred stock warrants (such cashless exercise being calculated based on a market price equal to: (i) the price per share of MabVax common stock sold in the last bona fide financing, whereby MabVax sold shares of MabVax common stock for a purchase price in excess of $1.0 million prior to closing, including, without limitation, the “company common stock financing” (as defined in the merger agreement); (ii) the conversion price per share of MabVax preferred stock which is convertible into MabVax common stock and sold in the last bona fide financing, whereby MabVax sold shares of MabVax preferred Stock for a purchase price in excess of $1.0 million prior to closing, including, without limitation, the “company backstop stock financing” (as defined in the merger agreement), or (iii) if either of the financings in the foregoing “(i)” or “(ii)” has not happened before the closing, the price per share of MabVax common stock as determined by the most recent third party valuation’s report); and (c) assuming cashless exercise of all other convertible securities of MabVax outstanding as of immediately prior to the effective time of the merger that are in-the-money.

The merger agreement does not include a price-based termination right, so there will be no adjustment to the total number of shares of Telik common stock, Series A-1 preferred stock, the Telik warrants or, to the extent applicable, Series A-2 preferred stock that MabVax stockholders, option holders and warrant holders will be entitled to receive for changes in the market price of Telik common stock. Accordingly, the market value of the shares of Telik common stock issued pursuant to the merger will depend on the market value of the shares of Telik common stock at the time the merger closes, and could vary significantly from the market value on the date of this proxy statement.

The merger agreement provides that, at or promptly following the effective time of the merger, Telik will deposit with an exchange agent mutually acceptable to Telik and MabVax, stock certificates representing the shares of Telik common stock, Series A-1 preferred stock, and, to the extent applicable, Series A-2 preferred stock, issuable to the MabVax stockholders.

If any shares of MabVax common stock outstanding immediately prior to the effective time of the merger are unvested or are subject to a repurchase option or the risk of forfeiture or under any applicable restricted stock purchase agreement or other agreement with MabVax (other than those shares (if any) which, as a result of the merger, shall, by the terms of the agreements applicable thereto, vest or for which any such repurchase options or other such restrictions or risks of forfeiture shall lapse), then the shares of Telik common stock issued in exchange for such shares of MabVax common stock will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and the certificates representing such shares of Telik common stock shall accordingly be marked with appropriate legends. MabVax has agreed to take all action that may be necessary to ensure that, from and after the effective time of the merger, Telik is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement in accordance with its terms.

No fractional shares of Telik common stock will be issuable pursuant to the merger to MabVax stockholders, and no certificates or scrip for any such fractional shares will be issued.

If, between the date of the merger agreement and the effective time of the merger, the outstanding shares of MabVax common stock or Telik common stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the common exchange ratio shall be correspondingly adjusted to provide the holders of MabVax common stock, common stock warrants, options and restricted stock units the same economic effect as contemplated by the merger agreement prior to such event.

All MabVax Series A and Series B preferred stock shall be converted into MabVax common stock immediately prior to the effective time of the merger and shall be treated as MabVax common stock in all instances under the merger agreement.

The merger agreement provides that, promptly after the effective time of the merger, the exchange agent will mail to persons who were record holders of MabVax stock certificates immediately prior to the effective time of the merger a letter of transmittal and instructions for use in effecting the surrender of MabVax stock certificates in exchange for certificates representing Telik’s common stock, Series A-1 preferred stock or Series A-2 preferred stock, as applicable. Upon surrender of a MabVax stock certificate to the exchange agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the exchange agent or Telik:

•	the holder of such MabVax stock certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Telik common and/or preferred stock that such holder has the right to receive; and;

•	the MabVax stock certificate so surrendered shall be canceled.

Until surrendered as contemplated by the merger agreement, each MabVax stock certificate shall be deemed, from and after the effective time of the merger agreement, to represent only the right to receive shares of Telik common and/or preferred stock pursuant to the merger agreement. If any MabVax stock certificate shall have been lost, stolen or destroyed, Telik may, in its discretion and as a condition precedent to the delivery of any shares of Telik common stock or preferred stock, require the owner of such lost, stolen or destroyed MabVax stock certificate to provide an applicable affidavit with respect to such MabVax stock certificate and containing provisions agreeing to indemnify Telik against any claim suffered by Telik related to the lost, stolen or destroyed MabVax stock certificate or any Telik common or preferred stock issued in exchange therefor as Telik may reasonably request. If any certificates evidencing shares of Telik common and/or preferred stock are to be issued in a name other than that in which the surrendered MabVax stock certificate is registered, it shall be a condition of the issuance thereof that the MabVax stock certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the MabVax stock certificate and otherwise in proper form for transfer, and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a new certificate for shares of Telik common and/or preferred stock in any name other than that of the registered holder of the MabVax stock certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Stock Options and Warrants

At the Effective Time, each MabVax stock option that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not vested, shall be converted into and become an option to purchase Telik common stock, and Telik shall assume the MabVax stock option plan and each such MabVax stock option in accordance with its terms (as in effect as of the date of the merger agreement). All rights with respect to MabVax common stock under MabVax stock assumed by Telik shall thereupon be converted into rights with respect to Telik common stock. Accordingly, from and after the effective time of the merger:

•	each MabVax stock option assumed by Telik may be exercised solely for shares of Telik common stock;

•	the number of shares of Telik common subject to each MabVax stock option assumed by Telik shall be determined by multiplying (A) the number of shares of MabVax common stock that were subject to such MabVax stock option, as in effect immediately prior to the effective time of the merger by (B) the common exchange ratio and rounding the resulting number up to the nearest whole number of shares of Telik common stock;

•	the per share exercise price for the Telik common stock issuable upon exercise of each MabVax stock option assumed by Telik shall be determined by dividing (A) the per share exercise price of MabVax common stock subject to such MabVax stock option, as in effect immediately prior to the effective time of the merger, by (B) the common exchange ratio and rounding the resulting exercise price up to the nearest whole cent; and

•	any restriction on the exercise of any MabVax stock option assumed by Telik shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such MabVax stock option shall otherwise remain unchanged;

provided, however, that: (A) to the extent provided under the terms of a MabVax stock option, such MabVax stock option assumed by Telik in accordance with the merger agreement shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Telik common stock subsequent to the effective time of the merger; and (B) Telik’s board of directors or a committee thereof shall succeed to the authority and responsibility of MabVax’s board of directors or any committee thereof with respect to each MabVax stock assumed by Telik. Notwithstanding anything to the contrary in the merger agreement, the conversion of each MabVax stock option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of section 422 of the Code) into an option to purchase shares of Telik common stock shall be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of a MabVax stock option shall not constitute a “modification” of such MabVax stock option for purposes of section 409A or section 424 of the Code.

Prior to the effective time of the merger, MabVax has agreed to take all actions that may be necessary (under the MabVax stock option plan and otherwise) to effectuate the provisions of section 5.4 of the merger agreement and to ensure that, from and after the effective time of the merger, holders of MabVax stock options have no rights with respect thereto other than those specifically provided in this section 5.4 of the merger agreement or in any “series C transaction document” (as defined in the merger agreement).

All MabVax common stock warrants outstanding immediately prior to the effective time of the merger agreement shall be exchanged for Telik common stock warrants. Accordingly, from and after the effective time of the merger:

•	each MabVax common stock warrant may be exercised solely for shares of Telik common stock;

•	the number of shares of Telik common subject to each MabVax common stock warrant shall be determined by multiplying (A) the number of shares of MabVax common stock that were subject to such MabVax common stock warrant, as in effect immediately prior to the effective time of the merger by (B) the common exchange ratio and rounding the resulting number up to the nearest whole number of shares of Telik common stock; and

•	the per share exercise price for the Telik common stock warrants shall be determined by dividing (A) the per share exercise price of MabVax common stock warrant exchanged, as in effect immediately prior to the effective time of the warrant, by (B) the common exchange ratio.

All of MabVax’s Series C-1 Preferred Stock Warrants will terminate by their terms as of the effective time.

Regulatory Approvals

Neither Telik nor MabVax is required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the merger. In the United States, Telik must comply with applicable federal and state securities laws and NASDAQ rules and regulations in connection with the issuance of the merger shares in the merger, including the filing with the SEC of this proxy statement. The merger agreement provides that MabVax and Telik shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of the merger agreement, all applications, notices, reports and other documents reasonably required to be filed by such party with or otherwise submitted by such party to any governmental authority with respect to the merger and other transactions contemplated under the merger agreement, and to submit promptly any additional information requested by any such governmental authority. MabVax and Telik shall also, promptly after the date of the merger agreement, prepare and file any notification or other document required to be filed in connection with the merger under any applicable foreign law relating to antitrust or competition matters.

NASDAQ Listing

Telik’s common stock currently is listed on the NASDAQ Capital Market under the symbol “TELK”. Pursuant to the merger agreement, MabVax shall prepare all filings, notifications and applications necessary to provide that the Telik common stock will continue to be listed on the NASDAQ Capital Market following the closing and shall provide Telik reasonable time to review and comment on such filings, notifications and applications and shall incorporate all reasonable comments provided by Telik to such documents. Telik shall cooperate with MabVax in the preparation of such filings, notifications and applications and shall file and submit all such filings, notifications and applications (incorporating Telik’s reasonable comments) reasonably necessary to seek such continued listing on the NASDAQ Capital Market following the closing and shall use commercially reasonable efforts to discharge and terminate all proceedings relating to the delisting of the Telik common stock from such exchange. Prior to consummation of the merger, Telik intends to file an initial listing application with the NASDAQ Capital Market pursuant to NASDAQ “change in control” rules. If such application is accepted, Telik anticipates that its common stock will continue to be listed on the NASDAQ Capital Market following the closing of the merger under the trading symbol “MBVX.”

Appraisal Rights

Holders of Telik common stock are not entitled to appraisal rights or dissenters’ rights in connection with the merger. If the merger is completed, MabVax’s stockholders are entitled to appraisal rights or dissenters’ rights under the DGCL, if and to the extent applicable.

Amendments to Telik’s Certificate of Incorporation; Bylaws of the Surviving Corporation

At the effective time, the certificate of incorporation of Telik shall be the certificate of incorporation of Telik in effect immediately prior to the effective time of the merger, until thereafter amended as provided by the DGCL and Telik’s certificate of incorporation; provided, however, that at the effective time of the merger, Telik shall file:

•	an amended and restated certificate of incorporation to (A) increase the number of shares of its common stock to a new total of 150,000,000 shares, (B) increase the number of shares of its preferred stock to a new total of 15,000,000 shares, and (C) change the name of Telik to “MabVax Therapeutics Holdings, Inc.”,

•	in the event that the closing price of the Telik common as of the last business day immediately prior to the effective time of the merger is less than $4 per share, Telik shall file a certificate of amendment to the amended and restated certificate of incorporation to implement a five (5) to one (1) reverse split of Telik common stock,

•	a certificate of designations, preferences and rights of Series A-1 preferred convertible preferred stock to designate a new series of Telik Series A-1 preferred stock; and

•	to the extent any shares of MabVax Series C-2 preferred stock have been issued in the “company backstop financing” (as defined in the merger agreement), a certificate of designations, preferences and rights of Series A-2 preferred convertible stock to designate a new series of Telik Series A-2 preferred stock.

In addition, at the effective time, the Bylaws of MabVax, as the surviving corporation in the merger, shall be amended and restated in its entirety to be identical to the Bylaws of the merger sub as in effect immediately prior to the effective time of the merger, until thereafter amended as provided by DGCL and such bylaws.

Conditions to the Completion of the Merger

The obligations of each party to effect the merger and otherwise consummate the transactions to be consummated at the closing are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the parties, at or prior to the closing, of each of the following conditions:

•	No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall have been issued by any court of competent jurisdiction or other governmental authority and remain in effect, and there shall not be any law which has the effect of making the consummation of the merger illegal;

•	The merger agreement, the merger and the other transactions contemplated under the merger agreement shall have been duly adopted and approved by the MabVax stockholders, and Telik’s stockholder proposals shall have been duly approved by Telik stockholder;

•	there shall not be any legal proceeding pending, or overtly threatened in writing, by an official of a governmental authority in which such governmental authority indicates that it intends to conduct any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the merger; (b) relating to the merger and seeking to obtain from Telik, the merger sub or MabVax any damages or other relief, in each case that may be material to Telik and MabVax (combined); or (c) seeking to prohibit or limit in any material and adverse respect a party’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Telik; and

•	no stop order or similar proceeding seeking to prevent the mailing of the proxy statement to the Telik stockholders shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other governmental authority.

In addition, the obligations of Telik and the merger sub to effect the merger and otherwise consummate the transactions to be consummated at the closing are subject to the satisfaction or the written waiver by Telik, at or prior to the closing, of each of the following conditions:

•	(a) the representations and warranties of MabVax set forth in the merger agreement relating to capitalization, authority, non-contravention; consents, absence of undisclosed liabilities and vote, or, collectively, the Company Specified Representations,

•	shall have been true and correct in all material respects as of the date of the merger agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and

•	shall be true and correct in all material respects on and as of the closing date with the same force and effect as if made on the closing date;

it being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the MabVax disclosure schedule to the merger agreement made or purported to have been made after the date of the merger agreement shall be disregarded; and (y) all “company material adverse effect” (as defined in the merger agreement) and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(b) the representations and warranties of MabVax contained in the merger agreement (other than the company specified representations),

•	shall have been true and correct as of the date of the merger agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and

•	shall be true and correct on and as of the closing date with the same force and effect as if made on the closing date, except in each case where the failure to be true and correct has not had a “company material adverse effect” (as defined in the merger agreement);

it being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the MabVax disclosure schedule made or purported to have been made after the date of the merger agreement shall be disregarded; and (y) all “company material adverse effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

•	each of the covenants and obligations in the merger agreement that MabVax is required to comply with or to perform at or prior to the closing shall have been complied with and performed by MabVax in all material respects;

•	any permit or other consent required to be obtained by MabVax under any applicable antitrust or competition law or regulation or other law shall have been obtained and shall remain in full force and effect;

•	Telik shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of MabVax confirming that the conditions set forth above have been duly satisfied;

•	since the date of the merger agreement, there shall not have occurred any “company material adverse effect” that is continuing, which shall means any change, circumstance, condition, development, effect, event, occurrence, result or state of facts, hereinafter known as effect, that, individually or when taken together with any other effect, has or would reasonably be expected to (a) have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of MabVax, except that none of the following shall be taken into account in determining whether there has been a “company material adverse effect:

•	changes in general economic or political conditions or the securities market in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) to the extent they do not disproportionately affect MabVax,

•	changes in or affecting the industries in which the Company operates to the extent they do not disproportionately affect MabVax in any material respect,

•	changes, effects or circumstances resulting directly from the announcement or pendency of the merger agreement or the consummation of the transactions contemplated under the merger agreement,

•	any specific action taken at the written request of Telik or the merger sub or expressly required by the merger agreement (except pursuant to certain sections therein),

•	continued losses from operations or decreases in cash balances of MabVax solely to the extent consistent with past practices and made in the ordinary course of business, or

(b) prevent or materially delay the ability of MabVax to consummate the transactions contemplated under the merger agreement: and

•	Telik shall have received evidence reasonably satisfactory to Telik (including fully executed accredited investors’ questionnaires) that not more than 34 securityholders of the MabVax (including holders of MabVax capital stock, stock options and warrants are not “accredited investors” as defined in Rule 501(a) of Regulation D; and (b) the sale and issuance of all securities of Telik pursuant to the merger agreement (including the Telik common stock, Series A preferred stock, common stock warrants and options to purchase Telik’s common stock) qualifies under applicable exemption from registration under applicable federal and state securities law.

In addition, the obligations of MabVax to effect the merger and otherwise consummate the transactions to be consummated at the closing are subject to the satisfaction or the written waiver by MabVax, at or prior to the closing, of each of the following conditions

•	(a) the representations and warranties of Telik set forth in the merger agreement relating to organization, capitalization, non-contravention; consents (excluding 3.4(a)(ii) thereto), SEC filings; financial statements, absence of undisclosed liabilities and Vote Required, or, collectively, the parent specified representations,

•	shall have been true and correct in all material respects as of the date of the merger agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and

•	shall be true and correct in all material respects on and as of the closing date with the same force and effect as if made on the closing date, except in each case with respect to the representations and warranties relating to SEC filings; financial statements, where the failure to be true and correct has not had a material adverse effect on Telik’s eligibility to use form S-3 as of the date of closing;

it being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the Telik disclosure schedule made or purported to have been made after the date of the merger agreement shall be disregarded; and (y) all “parent material adverse effect” (as defined in the merger agreement) and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(b) the representations and warranties of Telik and the merger sub contained in the merger agreement (other than the parent specified representations and other than the “excluded representations” (as defined in the merger agreement)),

•	shall have been true and correct as of the date of the merger agreement except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and

•	shall be true and correct on and as of the closing date with the same force and effect as if made on the closing date, except in each case where the failure to be true and correct has not had a “parent material adverse effect” (as defined in the merger agreement);

it being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the Telik disclosure schedule made or purported to have been made after the date of the merger agreement shall be disregarded; and (y) all “parent material adverse effect” (as defined in the merger agreement) and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

•	all of the covenants and obligations in the merger agreement that Telik or the merger sub is required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects;

•	any Permit or other consent required to be obtained by Telik under any applicable antitrust or competition law or regulation or other law shall have been obtained and shall remain in full force and effect;

•	MabVax shall have received a certificate executed by the Chief Executive Officer of Telik confirming that the conditions set forth above have been duly satisfied;

•	since the date of the merger agreement, there shall not have occurred any “parent material adverse effect” (as defined in the merger agreement) that is continuing, which shall mean means any effect that, individually or when taken together with any other effects, has or would reasonably be expected to (a) have a material adverse effect on the liabilities of Telik and its subsidiaries, taken as a whole, except that none of the following shall be taken into account in determining whether there has been a parent material adverse effect:

•	changes in general economic or political conditions or the securities market in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) to the extent they do not disproportionately affect Telik and its subsidiaries, taken as a whole,

•	changes in or affecting the industries in which Telik operates to the extent they do not disproportionately affect Telik and its subsidiaries, taken as a whole, in any material respect,

•	changes, effects or circumstances resulting directly from the announcement or pendency of the merger agreement or the consummation of the transactions contemplated under the merger agreement,

•	any specific action taken at the written request of MabVax or expressly required by the merger agreement,

•	any changes in or affecting research and development, clinical trials or other drug development activities conducted by or on behalf of Telik or its subsidiaries in respect of Telik products or any other product candidates,

•	continued losses from operations or decreases in cash balances of Telik or any of its subsidiaries or on a consolidated basis among Telik and its subsidiaries,

•	changes in the stock price or trading volume of the Telik common stock in and of itself,

•	the failure of Telik to meet internal or securities analysts’ expectations or projections of earnings or revenues in and of itself; or

(b) prevent or materially delay the ability of Telik and the merger sub to consummate the transactions contemplated under the merger agreement, in each case when viewed on a long-term or short-term basis;

•	Telik shall have amended or amended and restated any and all Telik contracts, including without limitation the Telik change of control severance benefit plan adopted in February of 2003 and amended and restated on December 17, 2008 and any other Telik employment, severance or change of control agreement (including, without limitation, any arrangements or agreements by and between MabVax and Michael Wick) to provide (a) that the only MabVax obligations owed to any MabVax employee, officer, consultant, vendor, landlord, service provider, member of the MabVax’s board of directors or any other third parties in relation to the transactions contemplated under the merger agreement shall be those amounts set forth on that certain schedule to the merger agreement, and (b) for the consulting services set forth on such schedule;

•	immediately prior to the closing, Telik net working capital shall be greater than zero;

•	Telik shall have filed the NASDAQ Filings in accordance with the merger agreement; and

•	The Telik stockholders shall have approved the terms and conditions of the PIPE transaction, including, without limitation, the removal of any exchange caps or floors set forth therein.

No Solicitation

MabVax agreed that, unless and until the merger agreement is terminated in accordance with the provisions of the merger agreement, without the prior written consent of Telik, neither MabVax nor or any directors, officers, employees, affiliates, investment bankers, financial advisors, attorneys, accountants, brokers, finders or representatives of MabVax or any of its subsidiaries shall directly or indirectly:

•	initiate, solicit, seek or knowingly encourage any inquiries, proposals or offers that constitute or would reasonably be expected to lead to, a “company acquisition proposal” (as defined in the merger agreement);

•	engage or participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any person in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, a “company acquisition proposal” (as defined in the merger agreement); or

•	enter into any letter of intent, agreement in principle or other similar type of agreement relating to a “company acquisition proposal” (as defined in the merger agreement), or enter into any agreement or agreement in principle requiring MabVax to abandon, terminate or fail to consummate the transactions contemplated hereby or resolve, propose or agree to do any of the foregoing.

The merger agreement defines “company acquisition proposal” as any proposal, indication of interest or offer for:

•	a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination, share exchange, arrangement or consolidation, or any similar transaction involving MabVax;

•	a sale, lease, exchange, mortgage, pledge, transfer or other acquisition of twenty-five percent (25%) or more of the assets of MabVax, taken as a whole, in one or a series of related transactions; or

•	a purchase, tender offer or other acquisition (including by way of merger, consolidation, share exchange, arrangement, consolidation or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of the merger agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act 1934 and the rules and regulations thereunder) of securities representing fifteen percent (15%) or more of the voting power of MabVax (including securities of MabVax currently beneficially owned by such person); provided, however, that the term “company acquisition proposal” shall not include (a) the merger or the other transactions contemplated by the merger agreement or (b) the “company common stock financing” or “company backstop financing” (both terms as defined in the merger agreement).

Telik agreed that, unless and until the merger agreement is terminated in accordance with the provisions of the merger agreement, without the prior written consent of MabVax, none of Telik, its subsidiaries or any directors, officers, employees, affiliates, investment bankers, financial advisors, attorneys, accountants, brokers, finders or representatives of MabVax or any of its subsidiaries or any of its subsidiaries shall directly or indirectly:

•	initiate, solicit, seek or knowingly encourage any inquiries, proposals or offers that constitute or would reasonably be expected to lead to, a “parent acquisition proposal” (as defined in the merger agreement);

•	engage or participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any person in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, a “parent acquisition proposal” (as defined in the merger agreement); or

•	enter into any letter of intent, agreement in principle or other similar type of agreement relating to a “parent acquisition proposal”, or enter into any agreement or agreement in principle requiring Telik to abandon, terminate or fail to consummate the transactions contemplated thereby or resolve, propose or agree to do any of the foregoing;

provided, however, that prior to the approval of the Telik stockholder proposals at the Telik stockholder meeting, Telik may take the following actions in response to an unsolicited bona fide written “parent acquisition proposal” (as defined in the merger agreement) received after the date hereof that is a “parent superior offer” (as defined in the merger agreement) or could reasonably be expected to lead to a “parent superior offer” (as defined in the merger agreement):

•	furnish nonpublic information regarding Telik or its subsidiaries to the third party making the “parent acquisition proposal”, or a parent qualified bidder; and

•	engage in discussions or negotiations with the parent qualified bidder and its representatives with respect to such parent acquisition proposal;

provided that (w) such parent qualified bidder has executed confidentiality agreement for the benefit of Telik the terms of which are not less restrictive to such person than those contained in the confidentiality agreement dated March 7, 2014 between MabVax and Telik (a copy of such confidentiality agreement shall promptly, and in any event within twenty-four (24) hours, be provided to MabVax for informational purposes only), (x) Telik contemporaneously supplies to MabVax the material terms of such “parent acquisition proposal” (as defined in the merger agreement) and access to any such nonpublic information to the extent it has not been previously provided or made available to the MabVax, and (y) such “parent superior offer” (as defined in the merger agreement) did not arise as a result of the Telik’s breach of section 4.5 of the merger agreement.

The merger agreement defines “parent acquisition proposal” as any proposal, indication of interest or offer for:

•	a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination, share exchange, arrangement or consolidation, or any similar transaction involving Telik or its subsidiaries;

•	a sale, lease, exchange, mortgage, pledge, transfer or other acquisition of fifteen percent (15%) or more of the assets of Telik and its subsidiaries, taken as a whole, in one or a series of related transactions; or

•	a purchase, tender offer or other acquisition (including by way of merger, consolidation, share exchange, arrangement, consolidation or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of the merger agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act 1934 and the rules and regulations thereunder) of securities representing fifteen percent (15%) or more of the voting power of Telik (including securities of Telik currently beneficially owned by such person);

provided, however, that the term “parent acquisition proposal” shall not include (a) the merger or (b) the PIPE transaction.

The merger agreement provides that both MabVax and Telik shall notify the other no later than twenty-four (24) hours after receipt of any inquiries, discussions, negotiations, proposals or expressions of interest with respect to a “company acquisition proposal” or “parent acquisition proposal”, respectively, and any such notice shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of such proposal, inquiry or contact, including price, and the identity of the offeror. Both MabVax and Telik shall keep the other informed, on a current basis, of the status and material developments (including any changes to the terms) of such “company acquisition proposal” or “parent acquisition proposal”, respectively.

Meeting of Telik’s Stockholders and MabVax Stockholder Approval

Telik is obligated under the merger agreement to call, give notice of and hold a meeting of its stockholders for the purposes of voting on, among other things, the issuance of the merger shares, the sale of shares of Telik common stock to be issued pursuant to that certain securities purchase agreement, dated May 12, 2014, by and among Telik and certain purchaser parties identified therein, and, in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, the reverse stock split. The Telik stockholders’ meeting shall be held as promptly as practicable after this proxy statement is filed with the SEC and either (i) the SEC has indicated that it does not intend to review the proxy statement or that’s its review is completed or (ii) at least ten days have passed since the proxy statement was filed with the SEC.

MabVax is obligated under the merger agreement to obtain written consents of its stockholders sufficient to adopt the merger agreement and approve the merger and related transactions. By May 12, 2014, MabVax had obtained through a written consent of the MabVax stockholders the requisite vote necessary to approve the merger and related transactions.

Directors Following the Merger

At and immediately after the effective time of the merger, the combined company will initially have a 5 member board of directors. The initial directors to serve on the board of directors of Telik shall be Jim J. Antonopoulos, J. David Hansen, Philip O. Livingston, Jeffrey V. Ravetch, and Michael M. Wick until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Indemnification of Officers and Directors

The merger agreement provides that, from the effective time of the merger through the sixth anniversary of the date on which the effective time of the merger occurs, the surviving corporation shall and Telik shall cause the surviving corporation to, indemnify and hold harmless each person who were as at the date of the merger agreement or has been at any time prior to the date hereof, or who becomes prior to the effective time of the merger, a director or officer of the MabVax, or the company D&O indemnified parties, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the company D&O indemnified party is or was a director or officer of the MabVax, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each company D&O indemnified party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the surviving corporation (and Telik shall cause the surviving corporation to make such payment) upon receipt by the surviving corporation from the company D&O indemnified party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The merger agreement also provides that, from the effective time of the merger through the sixth anniversary of the date on which the effective time of the merger occurs, Telik shall indemnify and hold harmless each person who was at the time of the merger agreement, or has been at any time prior to the date thereof, or who becomes prior to the effective time of the merger, a director or officer of Telik, or the parent D&O indemnified parties, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the parent D&O indemnified party is or was a director or officer of Telik, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each parent D&O indemnified party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from Telik upon receipt by Telik from the parent D&O indemnified party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Telik shall also continue to observe and fulfill its obligations under the indemnification agreements with the parent D&O indemnified parties.

The certificate of incorporation and bylaws of each of Telik and the surviving corporation shall contain, and Telik shall cause the certificate of incorporation and bylaws of the surviving corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of each of MabVax and Telik than are presently set forth in the certificate of incorporation and bylaws of the MabVax and Telik, as applicable, which provisions shall not be amended, modified or repealed for a period of six years’ time from the effective time of the merger in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the effective time of the merger, were officers or directors of the MabVax and Telik.

Prior to the closing, MabVax shall purchase an insurance policy, with an effective date as of the closing, which maintains in effect for six years from the closing the current directors’ and officers’ liability insurance policies maintained by the MabVax (provided that Telik may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the closing; provided, however, that in no event shall Telik be required to expend more than an amount equal to 200% of current annual premiums paid by Telik for such insurance.

Telik shall purchase an insurance policy, with an effective date as of the closing, which maintains in effect for six years from the closing the current directors’ and officers’ liability insurance policies maintained by Telik (provided that Telik may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the closing; provided, however, that in no event shall Telik be required to expend more than an amount equal to 200% of current annual premiums paid by Telik for such insurance.

Covenants; Conduct of Business Pending the Merger

Except as set forth in the MabVax disclosure schedule and except as contemplated pursuant to MabVax’s “series C transaction documents” (as defined in the merger agreement) and in connection with the “company common stock financing” and “company backstop financing” (both terms as defined in the merger agreement), during the period commencing on the date of the merger agreement and ending at the earlier of the date of termination of the merger agreement and the effective time of the merger, or the pre-closing period, MabVax agreed that (i) MabVax will conduct its business and operations: (A) in the ordinary course of business; and (B) in compliance with all applicable laws and the requirements of all contracts that constitute “company material contracts” (as defined in the merger agreement); (ii) MabVax will preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees; and (iii) MabVax shall promptly notify Telik of: (A) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated under the merger agreement; and (B) any legal proceeding against, relating to, involving or otherwise affecting MabVax that is commenced, or, to the knowledge of MabVax, threatened against, MabVax. Except as set forth on Telik’s disclosure schedule, during the pre-closing period, Telik has agreed that: (i) Telik shall conduct its business and operations: (A) in the ordinary course of business and in conformance in all material respects with the mutually agreed upon budget made available to MabVax prior to the date of the merger agreement, provided that Telik shall be considered to be in conformity with such budget as long as its spending is for one of the purposes identified in such budget and the aggregate spending does not exceed, (1) for the period starting as of the date of the merger agreement and ending June 30, 2014, the total operating expense amount ($1,664,000) identified in the budget for such period and, (2) for the period starting as of the date of the merger agreement and ending July 31, 2014, the total operating expense amount ($2,445,000) identified in the budget for such period; and (1) in compliance with all applicable laws and the requirements of all contracts that constitute “parent material contracts” as defined in the merger agreement and (2) in material compliance with the “parent material contracts” (as defined in the merger agreement) executed in connection with the PIPE transaction (other than as would not result in a “parent material adverse effect” (as defined in the merger agreement); and (ii) Telik shall promptly notify MabVax of: (A) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated under the merger agreement; and (B) any legal proceeding against, relating to, involving or otherwise affecting Telik that is commenced, or, to the knowledge of Telik, threatened against, Telik after the date of the merger agreement. During the pre-closing period, the parties shall promptly notify the other party in writing of the discovery of certain events.

Telik and MabVax also agreed that during the pre-closing period, subject to certain limited exceptions set forth in the merger agreement, without the consent of the other party, each of Telik and MabVax would not, and would not cause or permit any of their subsidiaries to:

•	declare, accrue, set aside or pay any dividend or made any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of common stock from terminated employees);

•	except for contractual commitments in place on the date of the merger agreement and except for certain exceptions set forth in the merger agreement, sell, issue or grant, or authorize the issuance of: (i) any capital stock or other security (except (A) in the case of Telik, Telik common stock issued upon the valid exercise of outstanding Telik stock options and (B) in the case of MabVax, stock options or shares of MabVax common stock issued to MabVax employees or consultants or shares of MabVax common stock issued upon the valid exercise of MabVax stock options; (ii) any option, warrant or right to acquire any capital stock or any other security; or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

•	except, in the case of MabVax, the certain exceptions set forth in the merger agreement, amend its certificate of incorporation, bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except as related to any of the transactions contemplated by the merger agreement;

•	form any subsidiary or acquire any equity interest or other interest in any other person;

•	lend money to any person; incur or guarantee any indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure or commitment in excess of $100,000 (other than, for the case of MabVax, in the ordinary course of business);

•	adopt, establish or enter into any employee plan, except, in the case of MabVax, in the ordinary course of business and in observance of common practice for a similarly-situated company; cause or permit any employee plan to be amended other than as required by law or, in the case of Telik, in order to make amendments for the purposes of section 409A of the tax code (in the case of Telik, such amendments shall be subject to review and approval by MabVax, with MabVax’s approval not to be unreasonably withheld); in the case of MabVax, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees; in the case of Telik, hire any new employee or consultant; or grant, make or pay any severance, bonus or profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, employees or consultants;

•	acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets or properties or grant any encumbrance with respect to such assets or properties, except in the ordinary course of business;

•

make, change or revoke any material tax election; file any material amendment to any tax return; adopt or change any accounting method in respect of taxes; change any annual tax accounting period; enter into any tax allocation agreement, tax sharing agreement or tax indemnity agreement, other than commercial contracts entered into in the ordinary course of business with vendors, customers or landlords; enter into any closing agreement with respect to any tax; settle or compromise any claim, notice, audit report or assessment in respect of material taxes; apply for or enter into any ruling from any tax authority with respect to taxes; surrender any right to claim a material tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

•	enter into, amend or terminate any material contract (in the case of MabVax, that would increase MabVax’s obligations thereunder);

•	commence a lawsuit other than (i) for routine collection of bills; (ii) in such cases as either party in good faith determines that failure to commence such lawsuit would result in the material impairment of a valuable aspect of its business; or (iii) for a breach of the merger agreement; or

•	in reference to only MabVax, fail to make any material payment with respect to any of the their accounts payable or indebtedness in a timely manner in accordance with the terms thereof and consistent with past practices.

Other Agreements

Each of MabVax and Telik has agreed to use its commercially reasonable efforts to:

•	cause the merger to qualify, and agree not to, and not to permit or cause any affiliate or any subsidiary to, take any actions or cause any action to be taken that would reasonably be expected to prevent the merger from qualifying as a “reorganization” under Section 368(a) of the Code;

•	file or otherwise submit all applications, notices, reports and other documents reasonably required to be filed with a governmental entity with respect to the merger and any transaction contemplated by the merger agreement and to promptly submit any additional information required by any such governmental entity;

•	take all actions and satisfy all conditions necessary to consummate the merger and any transaction contemplated by the merger agreement;

•	obtain each consent (if any) reasonably required in connection with the transactions contemplated by the merger agreement or for contracts to remain in full force and effect;

•	lift any injunction prohibiting, or any other legal bar to, the merger or other transactions contemplated by the merger agreement;

•	with reference to Telik only, maintain the directors’ and officers’ liability insurance policies held by Telik as of the date of the merger agreement, with an effective date as of the closing; and

•	with reference to Telik only, to obtain and deliver a fully-executed termination of that certain Termination of Lease and Voluntary Surrender of Premises, dated February 19, 2013, by and between Telik and ARE-SAN FRANCISCO NO. 24, LLC in a form reasonably acceptable to MabVax and eliminating any obligations of Telik pursuant to the Lease Termination Agreement.

MabVax and Telik agreed that:

•	MabVax shall prepare all filings, notifications and applications necessary to provide that the Telik common stock will continue to be listed on the NASDAQ Capital Market following the closing and shall provide Telik reasonable time to review and comment on such filings, notifications and applications and shall incorporate all reasonable comments provided by Telik to such documents. Telik shall cooperate with MabVax in the preparation of such filings, notifications and applications and shall file and submit all such filings, notifications and applications (incorporating Telik’s reasonable comments) reasonably necessary to seek such continued listing on the NASDAQ Capital Market following the closing and shall use commercially reasonable efforts to discharge and terminate all proceedings relating to the delisting of the Telik common stock from such exchange;

•	At or prior to the effective time of the registration statement (as defined in the merger agreement), Telik shall use its commercially reasonable efforts to cause the resale of the shares of Telik common stock issuable by virtue of the merger upon the conversion of the shares of Telik Series A preferred stock and the exercise of Telik common stock warrants to be approved for listing (subject to notice of issuance) on the NASDAQ Capital Market.

•	As promptly as practicable following the date of the merger agreement, Telik, in cooperation with MabVax, shall prepare and cause to be filed with the SEC this proxy statement and shall use its commercially reasonable efforts to cause the proxy statement to be mailed to Telik’s stockholders as promptly as practicable after the expiration of the SEC comment period;

•	for a period of six years after the closing of the merger, the combined company will indemnify each of the directors and officers of MabVax and Telik to the fullest extent permitted under the DGCL and will maintain directors’ and officers’ liability insurance for the directors and officers of MabVax and Telik; and

•	Telik shall use commercially reasonable efforts to maintain directors’ and officers’ liability insurance policies as of the date of the merger agreement with an effective date as of the closing.

Termination

The merger agreement may be terminated at any time before the completion of the merger, whether before or after the required stockholder approvals to complete the merger have been obtained, as set forth below:

•	by mutual written consent of Telik and MabVax duly authorized by their respective boards of directors;

•	by Telik or MabVax if the merger shall not have been consummated by July 31, 2014; provided, however, that the right to terminate the merger agreement under this paragraph shall not be available to any party whose action or failure to act has been a principal cause of the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement, provided, further, however, that, in the event that the proxy statement is still being reviewed or commented on by the SEC, either party shall be entitled to extend the date for termination of the merger agreement pursuant to this paragraph for an additional sixty (60) days;

•	by Telik or MabVax if a court of competent jurisdiction or other governmental authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

•	by MabVax or by Telik, if (i) Telik stockholder meeting (including any adjournments and postponements thereof) shall have been held and completed and Telik’s stockholders shall have taken a final vote on any of the “parent stockholder proposals” (as defined in the merger agreement) and (ii) any “parent stockholder proposal” (as defined in the merger agreement) shall not have been approved at the Telik stockholder meeting (and shall not have been approved at any adjournment or postponement thereof) by the Telik stockholders; provided, however, that the right to terminate the merger agreement under paragraph shall not be available to Telik where the failure to obtain the Telik stockholder approval shall have been caused by the action or failure to act of Telik and such action or failure to act constitutes a material breach by Telik of its covenants under the merger agreement;

•	by MabVax (at any time prior to the approval of the issuance of Telik common and preferred stock and of common stock warrants and Series A preferred stock in the merger by the Telik stockholder approval) if a “parent change of recommendation” (as defined in the merger agreement) shall have occurred or Telik fails to include the “parent board recommendation” (as defined in the merger agreement) in the proxy statement;

•

by MabVax, upon a breach of any representation, warranty, covenant or agreement on the part of Telik or the merger sub set forth in the merger agreement, or if any representation or warranty of Telik or the merger sub shall have become inaccurate, in either case such that certain conditions set forth the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in Telik’s or the merger sub’s representations and warranties or breach by Telik or the merger sub is curable by Telik or the merger sub, then the merger agreement shall not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30 day period commencing upon delivery of written notice from Telik or the merger sub to MabVax of such breach or inaccuracy and (ii) Telik or the merger sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy if such breach by Telik or the merger sub is cured prior to such termination becoming effective);

•	by Telik, upon a breach of any representation, warranty, covenant or agreement on the part of the MabVax set forth in the merger agreement, or if any representation or warranty of the MabVax shall have become inaccurate, in either case such that certain conditions set forth in the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in the MabVax’s representations and warranties or breach by MabVax is curable by MabVax then the merger agreement shall not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30 day period commencing upon delivery of written notice from the MabVax to Telik of such breach or inaccuracy and (ii) MabVax ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that the merger agreement shall not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy if such breach by MabVax is cured prior to such termination becoming effective); or

•	by Telik in compliance its obligations to pay termination fee or by MabVax in connection with Telik entering into a definitive agreement to effect a “parent superior offer” (as defined in the merger agreement).

Termination Fee

Except as set forth below, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the merger is consummated.

Fee Payable by Telik

If the merger agreement is terminated by either party in connection with Telik entering into a definitive agreement to effect a “parent superior offer” (as defined in the merger agreement), Telik shall, within ten (10) business days of such termination, pay to MabVax a non-refundable fee equal to $375,000

Representations and Warranties

The merger agreement contains customary representations and warranties of Telik, MabVax and the merger sub for a transaction of this type. Telik’s representations and warranties are qualified by its disclosure schedules and by Telik’s SEC reports. MabVax’s representations and warranties are qualified by its disclosure schedules. The representations and warranties in the merger agreement relate to, among other things:

•	corporate organization, power and similar corporate matters;

•	capitalization and related matters;

•	authority to enter into the merger agreement and the related agreements;

•	non-contravention; consents, including any conflicts or violations of each party’s agreements as a result of the merger or the merger agreement;

•	financial statements, and in relation to Telik only, SEC filings;

•	absence of changes;

•	title to assets;

•	properties;

•	intellectual property;

•	material contracts and the validity of such material contracts and any violation, default or breach to such contracts;

•	absence of undisclosed liabilities;

•	compliance with laws; regulatory compliance;

•	taxes and tax returns;

•	employee benefit programs;

•	labor and employment matters;

•	environmental matters;

•	insurance;

•	books and records;

•	transaction with affiliates;

•	legal proceedings; orders;

•	illegal payments;

•	in relation to Telik only, the inapplicability of the provisions of Section 203 of the DGCL to the merger.

•	votes required for completion of the merger and approval of the proposals that will come before each of the Telik stockholder meeting and the MabVax written stockholder consent;

•	in relation to Telik only, opinion of Telik’s financial advisor;

•	any brokerage or finder’s fee or other fee or commission in connection with the merger; and

•	disclosure; certain information on MabVax and Telik.

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the merger, but their accuracy forms the basis of one of the conditions to the obligations of MabVax and Telik to complete the merger.

AGREEMENTS RELATED TO THE MERGER

Concurrently with the execution of the merger agreement, certain Telik stockholders, beneficially owning in the aggregate approximately 3.9% of Telik’s capital stock, entered into voting agreements with Telik and MabVax. The voting agreements provide, among other things, that the parties to the voting agreements will vote the shares of Telik capital stock held by them in favor of the transactions contemplated by the merger agreement and grant a proxy to vote such shares in favor of the transactions. In addition, the voting agreements place restrictions on the transfer of the shares of Telik capital stock held by the respective signatory stockholders.

The form of the voting agreements is attached to this proxy statement as Annex D.

On May 12, 2014, MabVax’s stockholders adopted the merger agreement and approved the merger and related transactions pursuant to a written consent in lieu of a meeting.

MATTERS BEING SUBMITTED TO A VOTE OF TELIK’S STOCKHOLDERS

Proposal 1: Approval of the Issuance of the Merger Shares in the Merger

General

At the annual meeting, Telik’s stockholders will be asked to approve the issuance of the merger shares pursuant to the merger agreement. Immediately following the effective time of the merger, MabVax’s equityholders will own approximately 85%, and Telik’s current equityholders will own approximately 15%, of the Telik capital stock, subject to certain adjustments in circumstances relating to delisting of the Telik’s shares from the NASDAQ Capital Market, in which case MabVax’s equityholders will own approximately 95%, and Telik’s current equityholders will own approximately 5%, of the Telik capital stock, after giving effect to shares issuable pursuant to MabVax’s and Telik’s outstanding options and warrants, subject to various assumptions and conditions described in detail in this proxy statement. The terms of, reasons for and other aspects of the merger agreement and the issuance of the merger shares pursuant to the merger agreement are described in detail in the other sections of this proxy statement.

The full text of the merger agreement is attached to this proxy statement as Annex A.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of the Telik capital stock present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposal 1. A failure to submit a proxy card or vote at the annual meeting, or an abstention, vote withheld or “broker non-vote” will have no effect on the outcome of Proposal 1.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO APPROVE THE ISSUANCE OF THE MERGER SHARES PURSUANT TO THE MERGER AGREEMENT.

Proposal 2: Approval of the Issuance of Common Stock Issuable upon Conversion of Series B Preferred Stock and upon Exercise of the PIPE Warrants, without Giving Effect to the Conversion and Exercise Limitations Set Forth in the Series B Certificate of Designations and the PIPE Warrants.

General

At the annual meeting, Telik’s stockholders will be asked to approve the issuance of Telik’s common stock issuable upon conversion of Telik’s Series B preferred stock and upon exercise of the PIPE warrants, issued pursuant to a securities purchase agreement, dated as of May 12, 2014, by and among Telik and the investors (and current MabVax stockholders) named therein, without giving effect to the conversion and exercise limitations set forth in the Series B certificate of designations and the PIPE warrants.

On May 12, 2014, Telik entered into a securities purchase agreement, or the PIPE agreement, with certain purchasers, pursuant to which Telik agreed to issue and sell to the purchasers, subject to customary closing conditions, an aggregate of 1,250,000 shares of Telik’s Series B preferred stock and the PIPE warrants, with an aggregate purchase price of $2,500,000, or $2.00 for each share of Series B preferred stock and related PIPE warrant. The closing of the PIPE transaction occurred on May 13, 2014, or the PIPE closing date.

On May 8, 2014, the Company filed the Series B certificate of designations with the Secretary of State of the State of Delaware, authorizing 1,250,000 shares of Series B preferred stock. Under the Series B certificate of designations, holders of Series B preferred stock, or the Series B holders, are entitled to cumulative dividends on each share held at a rate of 8% per annum on the Stated Value (as defined in the Series B certificate of designations). Upon a liquidation event, the Series B holders are entitled to a liquidation preference per share, prior to any distribution of Telik’s assets to the holders of common stock, in an amount equal to the Stated Value plus accrued and unpaid dividends. After payment to the Series B holders of the full preferential amount, the Series B holders will, on a pari passu basis with the holders of common stock, participate in the distribution of any remaining assets of Telik, subject to certain limitations. Each Series B holder may elect to convert their Series B preferred stock into common stock at the applicable conversion rate in effect at the time of such conversion. However, under the PIPE agreement, Telik will not effect conversion of the Series B preferred stock to the extent such conversion would result in the beneficial owner acquiring beneficial ownership of more than 4.99% of the outstanding common stock post-conversion, including any shares of common stock issuable upon exercise or conversion of other convertible securities held by such beneficial owner. In addition, initially, under the PIPE agreement, Telik will not be allowed to issue any shares of common stock upon conversion of the Series B preferred stock if such issuance would constitute more than 19.99% of the outstanding common stock immediately prior to such conversion. However, the 19.99% limitation will not apply (i) after Telik obtains stockholder approval for the securities being issued in the PIPE transaction and the merger or (ii) if Telik obtains a written opinion from its outside counsel that such stockholder approval is not required. Subject to the foregoing, the conversion rate will be subject to full ratchet anti-dilution protection upon certain dilutive issuances of common stock or convertible securities of Telik. Such conversion price will be subject to adjustment from and after the earlier of: (i) the date that some or all of the Registrable Securities (as defined below) have become registered pursuant to an effective registration statement and (ii) six months after the PIPE closing date at which time the conversion price of the Series B preferred stock will equal the lower of (a) the initial conversion price and (b) 90% of the average of the 10 lowest weighted average prices of common stock during the 20 trading days immediately preceding applicable date of the conversion.

The PIPE warrants become exercisable six months from the PIPE closing date, expire five years from the PIPE closing date and may be exercised for cash or otherwise may be net-exercised. The PIPE warrants will initially have a per share exercise price of $3.33. On the 60th day following the earlier of (i) the date all of the shares underlying the PIPE warrants become registered pursuant to an effective registration statement and (ii) six months following the PIPE closing date, or in each case, the reset date, the exercise price will be reset to equal the lower of (i) the current exercise price and (ii) 90% of the average of the 10 lowest weighted average prices of common stock during the 20 trading days immediately preceding the reset date. Until stockholder approval has been obtained for issuance of all securities under the PIPE agreement, the exercise price will not be less than the last closing bid of Telik’s common stock immediately prior to the execution of the PIPE agreement. Following stockholder approval, the exercise price will be subject to full ratchet anti-dilution adjustment for any issuances of common stock and convertible securities for common stock below the current conversion price, consistent with the terms of the Series B preferred stock.

The full text of the securities purchase agreement and the form of the PIPE warrants are each attached to this proxy statement as Annex B and Annex E.

In connection with the PIPE transaction, Telik also entered into a Registration Rights Agreement with the investors, pursuant to which Telik agreed to file a registration statement with the SEC covering resales of the shares issuable upon the conversion of Telik’s Series B preferred shares or upon the exercise of the PIPE warrants issued pursuant to the securities purchase agreement, no later than 60 days following the closing date of the PIPE transaction, and to use its commercially reasonable best efforts to have such registration statement declared effective as soon as practicable. Pursuant to the registration rights agreement, Telik will bear all expenses of such registration.

The full text of the Registration Rights Agreement is attached to this proxy statement as Annex C.

The Company intends to use the proceeds from the PIPE transaction for the payment of expenses of the Company necessary to consummate the merger and for general corporate and for working capital purposes.

Why the Company Needs Stockholder Approval

Telik is subject to the NASDAQ listing standards because its common stock is listed on the NASDAQ Capital Market. The potential issuance of the shares of Telik’s common stock underlying Telik’s Series B preferred stock and the PIPE warrants implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain Telik’s listing on the NASDAQ Capital Market, including the following:

•	Rule 5635(b) of the NASDAQ listing standards, which requires stockholder approval when any issuance or potential issuance will result in a change of control of the issuer; and

•	Rule 5635(d) of the NASDAQ listing standards, which requires stockholder approval of any sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding or 20% or more of the voting power outstanding before such issuance for a price less than the greater of book or market value of the common stock at the time of such issuance.

NASDAQ has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b). However, NASDAQ has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Telik’s Series B preferred stock and the PIPE warrants are convertible into or exercisable for common stock and, if fully exercised, may result in the acquisition by a single investor, together with its affiliates, of an amount of our common stock that could be sufficient to be deemed to constitute a change of control by NASDAQ for purposes of Rule 5635(b). As a result, the issuance of Telik’s common stock to any holder of Telik’s Series B preferred stock or the PIPE warrants that may be deemed to exceed the share threshold constituting a change of control for purposes of Rule 5635(b) requires your approval. In addition, the issuance of the aggregate number of shares of common stock issuable by Telik upon conversion of the Series B preferred stock and/or upon exercise of the PIPE warrants may result in the issuance by Telik of shares in excess of the 20% cap set by Rule 5635(d). As a result of the full ratchet anti-dilution protection provisions in the Series B certificate of designations and the PIPE warrants, the conversion and exercise prices are deemed to be below the market value of Telik’s common stock on the date the Series B preferred stock and the PIPE warrants were issued. Accordingly, we are seeking your approval of the issuance of the shares of our common stock issuable upon the conversion of the Series B preferred stock and the exercise of the PIPE warrants, without giving effect to the conversion and exercise limitations set forth in the Series B certificate of designations and the PIPE warrants. Absent such approval, under the terms of the Series B certificate of designations and the PIPE warrants, Telik would not be obligated to issue shares of its common stock upon conversion and/or exercise of any shares of Telik’s Series B preferred stock and/or any PIPE warrants that would result in the holder owning in excess of 19.99% of Telik’s outstanding common stock.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of Telik’s common stock present in person or represented by proxy and voting on such matter at the annual meeting is required for approval of Proposal 2. Abstentions and broker non-votes will have no effect since only shares voting on the transaction will be counted.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE ISSUANCE OF TELIK’S COMMON STOCK ISSUABLE UPON CONVERSION OF TELIK’S SERIES B PREFERRED STOCK AND UPON EXERCISE OF PIPE WARRANTS ISSUED PURSUANT TO THE PIPE TRANSACTION, WITHOUT GIVING EFFECT TO THE CONVERSION AND EXERCISE LIMITATIONS SET FORTH IN THE SERIES B CERTIFICATE OF DESIGNATIONS AND THE PIPE WARRANTS.

Proposal 3: Approval, in the Event the Closing Price of Common Stock as of the Last Business Day Immediately prior to Effective Time of Merger Is Less Than $4 Per Share, of the Reverse Stock Split

At the annual meeting, Telik’s stockholders will be asked to approve, in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, an amendment to Telik’s certificate of incorporation to effect a five-to-one reverse stock split of the issued and outstanding shares of Telik’s common stock, or the reverse stock split, and related matters. Upon the effectiveness of the amendment to Telik’s certificate of incorporation effecting the reverse stock split, the outstanding shares of Telik’s common stock will be reclassified and combined into a lesser number of shares such that one share of Telik’s common stock will be issued for five shares of outstanding Telik’s common stock. The form of the proposed amendment to the Telik certificate of incorporation will effect the reverse stock split, as more fully described below, but will not change the number of authorized shares, or the par value, of Telik’s common stock, subject to Proposal 4.

If Proposal 3 is approved, the reverse stock split would become effective, in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, immediately prior to the effective time the merger. Even if the stockholders approve the reverse stock split and the closing price of Telik’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, Telik reserves the right not to effect the reverse stock split if Telik’s board of directors does not deem the reverse stock split to be in the best interests of Telik and its stockholders. Telik’s board of directors may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other proposals to be acted upon at the meeting are not approved, including the issuance of the merger shares in the merger. Telik’s board of directors’ decision will be based on a number of factors, including market conditions, existing and expected trading prices for Telik’s common stock and the listing requirements of the NASDAQ Capital Market.

Purpose

Telik’s board of directors approved the proposal authorizing the reverse stock split for the following reasons:

•	pursuant to the merger agreement, in the event that the closing price of Telik’s common stock as of the last business day immediately prior to the effective time is less than $4 per share, Telik agreed to file at the effective time of the merger a certificate of amendment to implement the reverse stock split;

•	pursuant to the merger agreement, Telik agreed to use its commercially reasonable efforts to maintain its existing listing on the NASDAQ Capital Market and to cause the shares of Telik common stock being issued in the merger to be approved for listing on the NASDAQ Capital Market at or prior to the effective time of the merger;

•	the initial listing standards of the NASDAQ Capital Market require Telik to have, among other things, a $4.00 per share minimum bid price upon the closing of the merger and the reverse stock split is helpful to obtain approval of the listing of the combined company and the shares of Telik common stock being issued in the merger;

•	the board of directors believes effecting the reverse stock split may be an effective means of avoiding a delisting of Telik’s common stock from the NASDAQ Capital Market in the future; and

•	the board of directors believes a higher stock price may help generate investor interest in Telik and help Telik attract and retain employees.

If the reverse stock split successfully increases the per share price of Telik’s common stock, Telik’s board of directors believes that this may increase trading volume in Telik’s common stock and facilitate future financings by Telik.

NASDAQ Requirements for Listing on the NASDAQ Capital Market

Telik’s common stock is currently listed on the NASDAQ Capital Market under the symbol “TELK.”

According to NASDAQ rules, an issuer must, in a case such as this, apply for initial inclusion following a transaction whereby the issuer combines with a non-NASDAQ entity, resulting in a change of control of the issuer and potentially allowing the non-NASDAQ entity to obtain a NASDAQ listing. These are referred to as NASDAQ’s “change in control” rules. Accordingly, the listing standards of the NASDAQ Capital Market will require Telik to have, among other things, a $4.00 per share minimum bid price upon the effective time of the merger. Because the current price of Telik common stock is below the required minimum bid price, the reverse stock split is likely to be necessary to obtain approval of the listing of the combined company and the shares of Telik common stock being issued in the merger on the NASDAQ Capital Market.

Additionally, Telik’s board of directors believes that maintaining its listing on the NASDAQ Capital Market may provide a broader market for Telik’s common stock and facilitate the use of Telik’s common stock in financing and other transactions. Telik’s board of directors unanimously approved the reverse stock split partly as a means of maintaining the share price of Telik’s common stock following the merger above $4.00 per share.

One of the effects of the reverse stock split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in the combined company being able to issue more shares without further stockholder approval. Telik currently has no plans to issue shares, other than in connection with the merger, the PIPE transaction and to satisfy obligations under Telik’s employee stock options and warrants from time to time as these options and warrants are exercised. The reverse stock split will not affect the number of authorized shares of Telik’s common stock.

Potential Increased Investor Interest

On May 2, 2014 Telik’s common stock closed at $1.266 per share. In approving the proposal authorizing the reverse stock split, Telik’s board of directors considered that Telik’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, Telik’s board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of Telik’s common stock.

Telik cannot predict whether the reverse stock split will increase the market price for Telik’s common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of Telik’s common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of Telik’s common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase Telik’s ability to attract and retain employees; or

•	the market price per share will either exceed or remain in excess of the $4.00 minimum bid price as required by NASDAQ for initial listing, or that Telik will otherwise meet the requirements of NASDAQ for inclusion for trading on the NASDAQ Capital Market.

The market price of Telik’s common stock will also be based on Telik’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Telik’s common stock declines, the percentage decline as an absolute number and as a percentage of Telik’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of Telik’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to implement the reverse stock split, the closing price of Telik’s common stock as of the last business day immediately prior to the effective time is less than $4 per share, and Telik’s board of directors implements the reverse stock split, Telik will amend Telik’s certificate of incorporation to effect the reverse stock split. The text of the forms of the proposed amendments to Telik’s certificate of incorporation is attached to this proxy statement as Annex F.

The reverse stock split will be effected simultaneously for all outstanding shares of Telik’s common stock. The reverse stock split will affect all of Telik’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Telik, except to the extent that the reverse stock split results in any of Telik’s stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect Telik’s continuing to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the reverse stock split, Telik will adjust and proportionately decrease the number of shares of Telik’s common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire Telik’s common stock, subject to Proposal 4. In addition, as of the effective time of the reverse stock split, Telik will adjust and proportionately decrease the total number of shares of Telik’s common stock that may be the subject of the future grants under Telik’s stock option plans, subject to Proposal 4.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If Telik’s stockholders approve the proposal to effect the reverse stock split, the closing price of Telik’s common stock as of the last business day immediately prior to the effective time is less than $4 per share, and if Telik’s board of directors still believes that a reverse stock split is in the best interests of Telik and its stockholders, Telik will file the certificate of amendment with the Secretary of State of the State of Delaware immediately prior to the effective time of the merger. Telik’s board of directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Telik expects that Telik’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Telik. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Fractional Shares

No certificates or scrip representing fractional shares of Telik’s common stock will be issued in connection with the reverse stock split. Each holder of Telik’s common stock who would otherwise have been entitled to receive a fraction of a share of Telik’s common stock shall be entitled to receive, in lieu thereof, upon surrender of such holder’s certificate(s) representing such fractional shares of Telik’s common stock, cash (without interest) in an amount equal to such fractional part of a share of Telik’s common stock multiplied by the average last reported sales price of Telik’s common stock at 4:00 p.m., Eastern time, end of regular trading hours on NASDAQ during the 10 consecutive trading days ending on the last trading day prior to the effective date of the merger.

By authorizing the reverse stock split, stockholders will be approving the combination of five shares of common stock into one share. In accordance with these resolutions, the board of directors will not implement any amendment providing for a different split ratio.

Telik’s stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Telik is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Telik or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on Telik’s balance sheet. However, because the par value of Telik’s common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. As a result of the reverse stock split, the stated capital component will be reduced and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Telik will be increased because there will be fewer shares of Telik’s common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Telik’s board of directors or contemplating a tender offer or other transaction for the combination of Telik with another company, the reverse stock split proposal is not being proposed in response to any effort of which Telik is aware to accumulate shares of Telik’s common stock or obtain control of Telik, other than in connection with the merger with MabVax, nor is it part of a plan by management to recommend a series of similar amendments to Telik’s board of directors and stockholders. Other than the proposals being submitted to Telik’s stockholders for their consideration at the annual meeting, Telik’s board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of Telik.

No Appraisal Rights

Under the DGCL, Telik’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and Telik will not independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split that would be expected to apply generally to U.S. Holders (as defined below) of Telik stock. This summary is based upon current provisions of the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to Telik or the Telik stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the reverse stock split.

This summary does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. The discussion assumes that for U.S. federal income tax purposes the reverse stock split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

This discussion does not address the tax consequences to holders (i) that are subject to special tax rules, such as banks or other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, mutual funds and tax-exempt entities (ii) who are subject to the alternative minimum tax provisions of the Code; (iii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iv) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (v) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (vi) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vii) who hold their shares through individual retirement or other tax-deferred accounts; (viii) whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or (ix) who have a functional currency for United States federal income tax purposes other than the U.S. dollar. This summary also assumes that the shares of Telik’s common stock held by stockholders before the reverse stock split were, and the shares of common stock held after the reverse stock split will be, held as “capital assets,” as defined in the Code. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of Telik stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

No gain or loss will be recognized by Telik as a result of the reverse stock split. Other than the cash payments for fractional shares discussed above, no gain or loss will be recognized by a Telik stockholder upon such stockholder’s exchange of shares held before the reverse stock split for shares after the reverse stock split. The aggregate tax basis of the shares of the Telik’s common stock received in the reverse stock split (including any fraction of a share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the shares of common stock exchanged therefor. In general, stockholders who receive cash instead of their fractional share interests in the shares of common stock as a result of the reverse stock split will recognize gain or loss based on the difference between their adjusted basis in the fractional share interests and the cash received. The stockholder’s holding period for the shares of common stock after the reverse stock split will include the period during which the stockholder held the shares of common stock surrendered in the reverse stock split. Any gain or loss recognized by a Telik stockholder as a result of the reverse stock split will generally be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of Telik stock exchanged is more than one year.

For purposes of the above discussion of the basis and holding periods for shares of Telik stock, and except as provided therein, stockholders who acquired different blocks of Telik stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

Certain Telik stockholders may be required to attach a statement to their tax returns for the year in which the reverse stock split is consummated that contains the information listed in applicable Treasury Regulations. Telik stockholders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

Assuming any cash payments for fractional shares made to Telik stockholders in connection with the reverse stock split will be less than $20, backup withholding will not apply to such receipt of cash for fractional shares.

This summary of certain material United States federal income tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock as of the record date for the annual meeting is required for approval of Proposal 3. Abstentions, vote withheld or “broker non-vote” for Proposal 3 will have the same effect as a vote against the approval of Proposal 3.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE, IN THE EVENT THAT THE CLOSING PRICE OF COMMON STOCK AS OF THE LAST BUSINESS DAY IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF MERGER IS LESS THAN $4 PER SHARE, THE AMENDMENT TO TELIK’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

Proposal 4: Approval of Share Increases and Name Change

General

At the annual meeting, holders of the Telik capital stock will be asked to approve an amendment of Telik’s certificate of incorporation to (x) increase the number of shares of Telik’s common stock to a new total of 150,000,000 shares of common stock, (y) increase the number of shares of Telik’s preferred stock to a new total of 15,000,000 shares of preferred stock, and (z) change the name of the corporation from Telik to “MabVax Therapeutics Holdings, Inc.” immediately following the effective time of the merger.

Share Increases

The board of directors is requesting stockholder approval of an amendment to Telik’s certificate of incorporation to increase its authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares and its authorized shares of preferred stock from 5,000,000 shares to 15,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of Telik. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock and preferred stock of Telik, except for effects incidental to increasing the number of shares of Telik’s common stock and preferred stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock and preferred stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of Telik’s certificate of incorporation with the Secretary of State of the State of Delaware.

In addition to the 4,583,096 shares of common stock and 1,250,000 shares of Series B preferred stock outstanding on May 21, 2014, the board has reserved 278,962 shares of common stock for grants of restricted stock, issuance upon exercise of options and rights and other equity awards granted under Telik’s incentive stock and stock purchase plans, and up to approximately 1,875,000 shares of common stock which may be issued upon conversion of Telik’s Series B preferred stock and exercise of the PIPE warrants as of May 21, 2014.

The primary reason for the increase of the number of shares of Telik’s common and preferred stock is that under the merger agreement, (a) each share of MabVax common stock will be converted to the right to receive a number of Telik’s common stock equal to the common exchange ratio; (b) each share of MabVax’s Series C-1 preferred stock will be converted to the right to receive one share of Telik’s Series A-1 preferred stock; and (c) each share of MabVax’s Series C-2 preferred stock (if any) will be converted to the right to receive one share of Telik’s Series A-2 preferred stock. In addition, MabVax’s stock options and common stock warrants will be assumed and converted to Telik’s common stock options and warrants, respectively, with reference to the common exchange ratio. In light of the issuance of the issuance of Telik capital stock and other forms of securities convertible into Telik’s capital stock, the management believes such increase in the numbers of shares of Telik’s common and preferred stock is necessary to ensure that Telik may fulfill these obligations as part of the merger.

Although, at present, the board of directors has no plans to issue the additional shares of common stock or preferred stock, other than as described in this proxy statement, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding Telik’s business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by Telik to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Telik. For example, without further stockholder approval, the board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the board of directors, give certain holders the right to acquire additional shares of common stock at a low price, or the board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board. Although this proposal to increase the authorized common stock and preferred stock has been prompted by the merger and other business and financial considerations and not by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at Telik), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by Telik to deter or prevent changes in control of Telik, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Telik’s financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated herein by reference to Telik’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 31, 2014.

Name Change

The board of directors is also requesting stockholder approval of an amendment to Telik’s certificate of incorporation to change its name to “MabVax Therapeutics Holdings, Inc.” The primary reason for the corporate name change is that management believes this will allow for brand recognition of MabVax’s product candidates, including 5B1 antibody-based programs, following the consummation of the merger. Telik’s management also believes that the current name will no longer accurately reflect the business of the combined company and the mission of the combined company subsequent to the consummation of the merger.

The text of the form of the proposed amendment to the Telik’s certificate of incorporation is attached to this proxy statement as Annex G.

Insofar as the proposed new corporate name will only reflect MabVax’s business following the merger, the proposed name change and the amendment of Telik’s certificate of incorporation, even if approved by the stockholders at the annual meeting, will only be filed with the office of the Secretary of State of the State of Delaware and, therefore, become effective if the merger is consummated.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock as of the record date for the annual meeting is required for approval of Proposal 4. Abstentions, vote withheld or “broker non-vote” for Proposal 4 will have the same effect as a vote against the approval of Proposal 4.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 4 TO APPROVE THE SHARE INCREASE AND NAME CHANGE.

Proposal 5: Approval of Series A-1 Certificate of Designations

General

At the annual meeting, holders of the Telik capital stock will be asked to approve the Series A-1 certificate of designations.

If the Series A-1 certificate of designations is approved, at the effective time of the merger, Telik will file the Series A-1 certificate of designations with the Secretary of State of the State of Delaware. Shares of the Series A-1 preferred stock will be issued to holders of MabVax’s Series C-1 preferred stock outstanding immediately prior to the effective time of the merger, in exchange for the same number of shares of MabVax’s Series C-1 preferred stock pursuant to the merger agreement.

Terms of the Series A-1 Preferred Stock

The Series A-1 certificate of designations will authorize that number of shares of Series A-1 preferred stock equal to the number of shares of MabVax’s Series C-1 preferred stock issued and outstanding immediately prior to the effective time of the merger, after giving effect to the exercise or termination of any unexercised shares of MabVax’s Series C-1 preferred stock warrants. The Series A-1 preferred stock will be voting and convertible into other shares of Telik’s capital stock. In addition, certain members of Telik’s board of directors will be designated in the Series A-1 certificate on the effective date of the merger, and certain actions will require the consent of such director(s) as provided in the Series A-1 certificate.

The Series A-1 certificate of designations will further provide that Telik must obtain the Series A-1 holders’ consent, which holders must include Hudson Bay IP Opportunities Master Fund L.P., to, among other things, (i) create or issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock pari passu with or senior to the Series A-1 preferred stock; (ii) reclassify, alter or amend any existing security of Telik that is pari passu with the Series A-1 preferred stock, (iii) change the authorized number of shares of Telik’s capital stock; (iv) create or issue debt securities; (v) authorize or effect payment of dividends or distributions on Telik capital stock; (vi) authorize or effect fundamental transactions or liquidation events; (vii) amend or repeal Telik’s charter documents; (viii) amend, alter or repeal preferences, special rights or other powers of the Series A-1 preferred stock; (ix) avoid the observance or performance of the terms of the Series A-1 certificate of designations; (x) effect any change in the principal business of Telik; and (xi) agree to restrict Telik’s ability to pay dividend or redeem securities of Telik.

In addition, the Series A-1 holders will be entitled to dividends in arrears at a rate of 8% per annum on the stated value and will receive dividends made to the holders to Telik common stock to the same extent as if such Series A-1 holders had converted their Series A-1 preferred stock into Telik’s common stock. However, upon a Liquidation Event (as defined in the Series A-1 certificate of designations), the Series A-1 holders will be entitled to a liquidation preference, prior to any distribution of Telik’s assets to the holders of Telik’s common stock, in an amount equal to the quotient of $0.8383584 per share divided by the exchange ratio, subject to adjustments, and all accrued and unpaid dividends. After payment to the Series A-1 holders of the full preferential amount, the Series A-1 holders will have the right to participate in the distribution of Telik’s remaining assets.

The Series A-1 preferred stock will be redeemable for the greater of 110% of the sum of (A) the quotient of $0.8383584 per share divided by the exchange ratio and (B) accrued and unpaid dividends at the election of the Series A-1 holders upon any triggering events provided in the Series A-1 certificate of designations. Such triggering events include, among others, the suspension from trading or failure of Telik’s common stock to be listed for more than two (2) trading days; a conversion failure or notice to any Series A-1 holder of Telik’s intention not to comply with a request for conversion; Telik’s failure to pay to the Series A-1 holder any amounts that at any time exceed $25,000 when and as due; any default under, redemption of or acceleration prior to maturity of any of Telik’s indebtedness in excess of $100,000 in the aggregate; certain bankruptcy event of Telik; the consummation of a change of control other than one in which a successor entity that is a publicly traded corporation; and the existing preferred stock of MabVax is not converted in full into common stock on or prior to the effective date of the Series A-1 certificate of designations.

The full text of the Series A-1 certificate of designations is attached to this proxy statement as Annex H.

The terms of, reasons for and other aspects of the issuance of Telik’s Series A-1 preferred stock pursuant to the merger agreement are described in detail in the other sections of this proxy statement.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock and a majority of the outstanding shares of Telik’s Series B preferred stock, as of the record date for the annual meeting, voting as separate classes, is required for approval of Proposal 5. Abstentions, vote withheld or “broker non-vote” for Proposal 5 will have the same effect as a vote against the approval of Proposal 5.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 5 TO APPROVE THE SERIES A-1 CERTIFICATE OF DESIGNATIONS.

Proposal 6: Approval of Series A-2 Certificate of Designations

General

At the annual meeting, holders of the Telik capital stock will be asked to approve the Series A-2 certificate of designations.

Prior to the completion of the merger, MabVax expects to raise up to an aggregate of $3,750,000 in a private placement of its common stock pursuant to Section 4(2)(a) of the Securities Act of 1933, as amended, to certain accredited investors, or the Common Stock Financing. Investors who participated in MabVax’s Series C-1 Financing will have the option to participate in the Common Stock Financing and in the event that MabVax raises less than $3,000,000 from new investors in the Common Stock Financing, investors who purchased shares of MabVax Series C-1 preferred stock are required, on a pro rata basis, to purchase shares of a new Series C-2 preferred stock for the aggregate purchase price equal to the difference between $3,000,000 and the aggregate purchase price MabVax receives in the Common Stock Financing.

If the Series A-2 certificate of designations is approved and any shares of the Series C-2 preferred stock have been issued at the effective time of the merger, Telik will file the Series A-2 certificate of designations with the Secretary of State of the State of Delaware. Shares of the Series A-2 preferred stock will be issued to holders of MabVax’s Series C-2 preferred stock outstanding immediately prior to the effective time of the merger, in exchange for the same number of shares of MabVax’s Series C-2 preferred stock pursuant to the merger agreement.

Terms of the Series A-2 Preferred Stock

The Series A-2 certificate of designations, if filed, will authorize up to 715,684 shares of Series A-2 preferred stock, which is voting and is convertible into other shares of Telik’s capital stock. In addition, holders of the Series A-2 preferred stock, or the Series A-2 holders, will have the right to designate certain members of Telik’s board of directors on the effective date of the merger, pursuant to the terms of the merger agreement, and certain actions will require the consent of such director(s) as provided in the Series A-2 certificate before the same can be consummated.

The Series A-2 certificate of designations, if filed, will further provide that Telik must obtain the Series A-2 holders’ consent to, among other things, (i) create or issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock pari passu with or senior to the Series A-2 preferred stock; (ii) reclassify, alter or amend any existing security of Telik that is pari passu with the Series A-2 preferred stock, (iii) change the authorized number of shares of Telik’s capital stock; (iv) create or issue debt securities; (v) authorize or effect payment of dividends or distributions on Telik capital stock; (vi) authorize or effect fundamental transactions or liquidation events; (vii) amend or repeal Telik’s charter documents; (viii) amend, alter or repeal preferences, special rights or other powers of the Series A-2 preferred stock; (ix) avoid the observance or performance of the terms of the Series A-2 certificate of designations; (x) effect any change in the principal business of Telik; and (xi) agree to restrict Telik’s ability to pay dividend or redeem securities of Telik.

In addition, the Series A-2 holders will be entitled to dividends in arrears at a rate of 8% per annum on the stated value and will receive dividends made to the holders to Telik common stock to the same extent as if such Series A-2 holders had converted their Series A-2 preferred stock into Telik’s common stock. However, upon a Liquidation Event (as defined in the Series A-2 certificate of designations), the Series A-2 holders will be entitled to a liquidation preference, prior to any distribution of Telik’s assets to the holders of Telik’s common stock, in an amount equal to the quotient of $4.1917918 per share divided by the exchange ratio, subject to adjustments, and all accrued and unpaid dividends. After payment to the Series A-2 holders of the full preferential amount, the Series A-2 holders will have the right to participate in the distribution of Telik’s remaining assets.

The Series A-2 preferred stock will be redeemable for the greater of 110% of the sum of (A) the quotient of $4.1917918 per share divided by the exchange ratio and (B) accrued and unpaid dividends at the election of the Series A-2 holders upon any triggering events provided in the Series A-2 certificate of designations. Such triggering events include, among others, the suspension from trading or failure of Telik’s common stock to be listed for more than two (2) trading days; a conversion failure or notice to any Series A-2 holder of Telik’s intention not to comply with a request for conversion; Telik’s failure to pay to the Series A-2 holder any amounts that at any time exceed $25,000 when and as due; any default under, redemption of or acceleration prior to maturity of any of Telik’s indebtedness in excess of $100,000 in the aggregate; certain bankruptcy event of Telik; the consummation of a change of control other than one in which a successor entity that is a publicly traded corporation; any deviation of twenty percent (20%) or more in the aggregate of the approved yearly budget; and the existing preferred stock of MabVax is not converted in full into common stock on or prior to the effective date of the Series A-2 certificate of designations, among others.

The full text of the Series A-2 certificate of designations is attached to this proxy statement as Annex I.

The terms of, reasons for and other aspects of the issuance of Telik’s Series A-2 preferred stock, if any, pursuant to the merger agreement are described in detail in the other sections of this proxy statement.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the outstanding shares of the Telik capital stock and a majority of the outstanding shares of Telik’s Series B preferred stock, as of the record date for the annual meeting, voting as separate classes, is required for approval of Proposal 6. Abstentions, vote withheld or “broker non-vote” for Proposal 6 will have the same effect as a vote against the approval of Proposal 6.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 6 TO APPROVE THE SERIES A-2 CERTIFICATE OF DESIGNATIONS.

Proposal 7: Election of Directors

The Company’s certificate of incorporation and bylaws provide that the board of directors of the Company, or the Board of Directors, shall be divided into three classes, with each class having a two-year or three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and has duly qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors is presently composed of four members. There are two nominees for director who, if elected, will serve until the closing of the merger or, if the merger is not completed, until the 2017 annual meeting of stockholders, and until, as to each, his successor is elected and duly qualified, or until his death, resignation or removal. Both nominees are currently directors whose term of office expires in 2014 and are being nominated for re-election. If a nominee should be unavailable for election as a result of an unexpected occurrence, shares voted for the unavailable nominee will be voted for the election of such substitute nominee as the directors or management may propose. The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve. Set forth below is biographical information for each person nominated for election to serve as a director until the 2017 annual meetings of stockholders and until his successor is elected and duly qualified, or until such director’s death, resignation or removal.

Vote Required; Recommendation of Board of Directors

Directors are elected by a plurality of the votes of the shares of the Telik capital stock present in person or represented by proxy and entitled to vote at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Abstentions, vote withheld or “broker non-vote” for Proposal 7 will have no effect on the outcome of Proposal 7. The ages of the nominees and other directors below are as of May 21, 2014.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE TO ELECT BOTH NOMINEES OF TELIK’S BOARD OF DIRECTORS TO SERVE UNTIL CLOSING OF THE MERGER OR, IF THE MERGER IS NOT COMPLETED, UNTIL 2017 ANNUAL MEETING OF STOCKHOLDERS.

Nominees for Election for a Term until the Closing of the Merger, or if the Merger Is Not Completed, until the 2017 Annual Meeting

Edward W. Cantrall, Ph.D., 82, has served as a member of the Board of Directors since May 2002 and is being nominated for reelection. Dr. Cantrall has served as a consultant to biotechnology and genomics companies since May 1998. From November 1997 to May 1998, Dr. Cantrall served as Vice President and General Manager for Molecular Informatics, Inc., a subsidiary of the Perkin-Elmer Corporation, and prior to the acquisition of Molecular Informatics by Perkin-Elmer Corporation in November 1997, he served as President and Chief Executive Officer of Molecular Informatics. He was Chief Executive Officer and President of the National Center for Genome Resources from January 1995 to November 1996. From September 1986 to July 1994, Dr. Cantrall served as Vice President of Operations at Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical company which was subsequently acquired by Wyeth Laboratories, Inc. He has served as a member of the Board of Managers of The Health Enterprise Group since 2000. His fields of expertise include pharmaceutical development and manufacturing. Dr. Cantrall holds a Ph.D. degree in organic chemistry from the University of Illinois and an M.B.A. degree in industrial management from Fairleigh Dickinson University.

Steven R. Goldring, M.D., 70, has served as a member of the Board of Directors since May 2002 and is being nominated for reelection. Dr. Goldring has served as Chief Scientific Officer of the Hospital for Special Surgery in New York since July 2006. From 1996 to July 2006, Dr. Goldring was a Professor of Medicine at Harvard Medical School and Chief of Rheumatology at Beth Israel Deaconess Medical Center. He has also served as the Director of the New England Baptist Bone and Joint Institute, in collaboration with the Beth Israel Deaconess Medical Center since its establishment in 1996. Dr. Goldring serves on the osteoporosis and rheumatology clinical advisory boards for Merck & Co., Inc. and Eli Lilly and Company, and serves as an advisor to numerous biotechnology companies. He has established a clinical research program at Beth Israel Deaconess Medical Center. Dr. Goldring has served as a consultant or Principal Investigator in the pharmaceutical industry and for National Institutes of Health sponsored research programs and as a consultant to numerous biotechnology and pharmaceutical companies. He received his medical training at Peter Bent Brigham Hospital and the Massachusetts General Hospital. He is the author of numerous scientific publications. Dr. Goldring holds an M.D. degree from Washington University School of Medicine.

Information Regarding the Board of Directors and Corporate Governance

Set forth below is biographical information for each person whose terms of office as directors will continue after the annual meeting,

Director Continuing in Office until the Closing of the Merger, or if the Merger Is Not Completed, until the 2015 Annual Meeting

Richard B. Newman, Esq., 75, has served as a member of the Board of Directors since April 2003. Mr. Newman is currently President and Treasurer of D&R Products Co., Inc., which designs, develops and manufactures orthopedic, vascular and other surgical medical devices and instruments for major medical device and instrument manufacturers in the United States and Europe. He has served in this role since 1983. Mr. Newman holds an A.B. degree from Harvard College and an LL.B. degree from the Harvard Law School.

Director Continuing in Office until the Closing of the Merger, or if the Merger Is Not Completed, until the 2016 Annual Meeting

Michael M. Wick, M.D., Ph.D., 68, has served as the Company’s Chairman of the Board of Directors since January 2000. Dr. Wick has served as the Company’s Chief Executive Officer since July 1999 and as its President since June 1998. Dr. Wick served as the Company’s Chief Operating Officer from December 1997 until June 1998, and as Executive Vice President, Research and Development, from December 1997 until June 1998. He has been a member of the Board of Directors since December 1997. Prior to joining the Company in December 1997, Dr. Wick was Senior Vice President of Research for CV Therapeutics, Inc., a public biotechnology company, from May 1995 until December 1997. Dr. Wick served as Executive Director of oncology/immunology and clinical research at Lederle Laboratories from September 1990 until May 1995, and also directed the Cyanamid/Immunex joint oncology research program. Dr. Wick began his career at Harvard Medical School, where he served as an Associate Professor from July 1981 until June 1994 and Chief of the Melanoma Clinic and Laboratory of Molecular Dermatological Oncology at the Dana Farber Cancer Institute from September 1980 until September 1992. Dr. Wick holds a Ph.D. degree in Chemistry from Harvard University and an M.D. degree from Harvard Medical School.

For a discussion of the specific experience, qualifications and skills upon which the Board of Directors has determined that each of the directors should serve, see the information set forth under the caption “Nominating Committee” of this proxy statement. For biographical information concerning the executive officers of the Company, see the information set forth under the caption “Executive Officers” of this proxy statement. There are no family relationships among any of the Company’s directors or executive officers. Dr. Gail Brown, one of the Company’s key personnel, is the spouse of Dr. Wick, the Company’s President, Chief Executive Officer and Chairman. No director has a contractual right to serve as a member of the Board of Directors.

Board of Directors Committees and Meetings

Board Leadership Structure

The Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Dr. Wick. The Company believes that combining the positions of Chief Executive Officer and Chairman of the

Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company, and extensive technical and industry experience. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. In addition, meetings of the independent directors of the Company are regularly held, which Dr. Wick does not attend. The Company believes that the current leadership structure and processes maintains an effective oversight of management and independence of the Board of Directors as a whole without separate designation of a lead independent director. However, the Board of Directors will continue to monitor its functioning and will consider appropriate changes to ensure the effective independent function of the Board of Directors in its oversight responsibilities.

Role of the Board in Risk Oversight

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee considers and discusses with management the Company’s major financial risk exposures and related monitoring and control of such exposures as well as compliance with legal and regulatory requirements. The Nominating Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company are reported to and discussed with the Board of Directors.

Independence of the Board of Directors and its Committees

The NASDAQ Stock Market listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as determined by the board of directors.

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors and the Company’s nominees for director are independent within the meaning of the applicable NASDAQ listing standards, except Dr. Wick, the Chairman of the Board of Directors, Chief Executive Officer and President, of the Company.

As required under the NASDAQ listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Company’s independent directors met three times during the fiscal year ended December 31, 2013.

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

(a)	Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the independent registered public accounting firm; determines and pre-approves the engagement of the independent registered public accounting firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the independent registered public accounting firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm for the ensuing year; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and recommends whether or not such financial statements should be so included; and discusses with management and the independent registered public accounting firm the results of the annual audit and review of the Company’s quarterly financial statements.

The charter of the Audit Committee was included as Appendix B to Telik’s proxy statement for the 2012 annual meeting of stockholders.

The Audit Committee is currently composed of three outside directors: Drs. Cantrall and Goldring and Mr. Newman. The Audit Committee met four times and acted once by written consent during the fiscal year ended December 31, 2013.

The Board of Directors periodically reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended). The Board of Directors has determined that Dr. Cantrall qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Dr. Cantrall’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include Chief Executive Officer, President and Vice President of Operations to, and member of the board of directors of, a number of biotechnology and genomics companies, pursuant to which Dr. Cantrall has experience supervising the preparation of financial reports. In addition, Dr. Cantrall holds an M.B.A from Fairleigh Dickinson University. For further information on Dr. Cantrall’s experience, please see his biography under “Nominees for Election for a Term until the Closing of the Merger, or if the Merger Is Not Completed, until the 2017 Annual Meeting” above.

(b)	Compensation Committee

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things: reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs; and reviews and recommends to the Board of Directors appropriate insurance coverage for the Company’s directors and officers.

The charter of the Compensation Committee was included as Appendix A to Telik’s proxy statement for the 2013 annual meeting of stockholders.

The Compensation Committee is currently composed of three outside directors: Drs. Cantrall and Goldring and Mr. Newman. Each of the members of the Compensation Committee is independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). The Compensation Committee met four times during the fiscal year ended December 31, 2013.

(c)	Nominating Committee

The Nominating Committee of the Board of Directors is responsible for, among other things: identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors for selection candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; and assessing the performance of the Board of Directors.

The charter of the Nominating Committee was included as Appendix D to Telik’s proxy statement for the 2012 annual meeting of stockholders.

The Nominating Committee is currently composed of three outside directors: Drs. Cantrall and Goldring and Mr. Newman. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating Committee met once during the fiscal year ended December 31, 2013.

The Nominating Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

With respect to director nominations, the Nominating Committee has recommended that Dr. Cantrall and Dr. Goldring each be nominated for re-election to serve as a director. The Nominating Committee considered Dr. Cantrall’s executive experience leading a major pharmaceutical company, his familiarity with the manufacturing and commercialization of new pharmaceuticals and related regulatory matters, his leadership of a biotechnology company involved in building collaborative pharmaceutical development relationships and his experience in mergers and acquisitions. The Nominating Committee considered Dr. Goldring’s role as an internationally recognized academic leader in the development of new medical therapies, his familiarity with the drug regulatory process in the United States and his experience in basic clinical research administration.

The Nominating Committee also believes that each of the directors continuing in office is qualified to serve. The Nominating Committee considered Dr. Wick’s extensive professional experience, including the variety of roles and responsibilities he has undertaken and performed in the biotechnology and pharmaceutical industries, his familiarity with the cancer drug development process, his professional relationships with investigators and key opinion leaders and his experience in establishing partnering and collaborative business relationships. The Nominating Committee considered Mr. Newman’s professional training and experience in the biomedical industry, his legal training and experience, his relevant financial expertise and his executive experience establishing and leading a medical company.

With respect to diversity, the Nominating Committee seeks a diverse group of individuals who have a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. As a clinical stage drug development company focused on discovering and developing small molecule drugs, we seek directors who have experience in the medical, regulatory and pharmaceutical industries in general, and also look for individuals who have experience with the operational issues that we face in our dealings with clinical and pre-clinical drug development, collaborations with third parties and commercialization and manufacturing issues. Some of our directors have strong financial backgrounds and experience in dealing with public companies, to help us in our evaluation of our operations and our financial model. We also face unique challenges as we implement our strategy to develop, manufacture and commercialize our products by entering into relationships with pharmaceutical companies. The Nominating Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating Committee uses the Board of Director’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee at the following address: 2100 Geng Road, Suite 102, Palo Alto, CA 94303 or after the merger is consummated, 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. The deadline for nominating a director for the 2015 annual meeting of stockholders is February 3, 2015. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors met four times and acted once by written consent during the last fiscal year. Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors held in the last fiscal year during the period for which he was a director and of the meetings of the committees on which he served, held in the last fiscal year during the period for which he was a committee member.

Attendance at Annual Meeting

It is the Company’s current policy to require directors to attend the Annual Meeting absent extraordinary circumstances. The 2013 annual meeting of stockholders was attended by all the members of the Board of Directors.

Stockholder Communications with the Board of Directors

The Nominating Committee of the Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed as follows: Telik Board Communication, c/o Stockholder Communications Officer, 2100 Geng Road, Suite 102, Palo Alto, CA 94303 or after the merger is consummated, 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121. All communications must state the number of shares owned by the stockholder making the communication. Telik’s Stockholder Communications Officer, or SCO, will review each communication and forward the communication to the Board of Directors, to any individual director to whom the communication is addressed, and/or to any other officer of the Company considered by the SCO to be appropriate.

Code of Conduct

The Company has adopted the Telik, Inc. Code of Conduct, a code of ethics with which every person who works for us is expected to comply, including without limitation our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Telik,

Inc. Code of Conduct is filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2003 as filed on March 4, 2004, with the SEC, and is incorporated herein by reference. If we make any substantive amendments to the Telik, Inc. Code of Conduct or grant to any of our directors or executive officers any waiver, including any implicit waiver from a provision of the Telik, Inc. Code of Conduct, we will disclose the nature of the waiver or amendment in a Current Report on Form 8-K or as otherwise required by applicable laws.

Report of the Audit Committee of the Board of Directors*

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is responsible for the internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and the issuance of a report thereon.

In this context, the Audit Committee met and held discussions with management and Burr Pilger Mayer, Inc. and Ernst & Young LLP, as applicable, or the Company’s Independent Registered Public Accounting Firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the Independent Registered Public Accounting Firm. The Audit Committee discussed with the Independent Registered Public Accounting Firm matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.

In addition, the Audit Committee has discussed with the Independent Registered Public Accounting Firm the firm’s independence from the Company and its management, including the matters in the written disclosures and letter that were received from the independent accountants pursuant to the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with the firm’s independence.

The Audit Committee discussed with the Company’s Independent Registered Public Accounting Firm the overall scope and plans for its audit. The Audit Committee met with the Independent Registered Public Accounting Firm, with and without management present, to discuss the results of its annual audit and quarterly reviews, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

The Audit Committee also has selected, subject to stockholder ratification, Burr Pilger Mayer, Inc. as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

The Audit Committee:

Edward W. Cantrall

Steven R. Goldring

Richard B. Newman

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Director Compensation

Employee directors do not receive any separate compensation for their board of directors activities. During the year ended December 31, 2013, non-employee directors were entitled to receive the compensation described below.

2013 Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Edward W. Cantrall, Ph.D.	32,000	383	32,383
Steven R. Goldring, M.D.	32,000	383	32,383
Richard B. Newman, Esq.	32,000	383	32,383

(1)	The amounts in this column represent the aggregate full grant date fair values of stock options granted to each of the non-employee directors computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation,” excluding the effect of estimated forfeitures. For additional information on the valuation assumptions, refer to “Stock-based Compensation under ASC 718” and “Valuation Assumptions” under the “Notes to the Financial Statements” in Telik’s Form 10-K for the year ended December 31, 2013, as filed with the SEC. The amounts reported for these options may not represent the actual economic values that Telik’s non-employee directors will realize from these options, as the actual value realized will depend on Telik’s performance, stock price and their continued services.

The following table shows for each non-employee director (a) the grant date of each option granted to the non-employee director in the 2013 fiscal year, (b) the exercise price, (c) the grant date fair value of that option as calculated in accordance with ASC 718 and (d) the aggregate number of shares subject to all outstanding options held by that individual as of December 31, 2013:

Name of Director	Option Grant Date	Exercise Price Per Share ($)	Full Grant Date Fair Value ($)	Total Shares Subject to Outstanding Options at 12/31/13
Edward W. Cantrall, Ph.D.	May 15, 2013	1.36	383	2,333
Steven R. Goldring, M.D.	May 15, 2013	1.36	383	2,333
Richard B. Newman, Esq.	May 15, 2013	1.36	383	2,333

Director Compensation Policy

Pursuant to Telik’s Director Compensation Policy, each non-employee director of the Company is entitled to receive quarterly cash compensation of $8,000 from the Company for serving on the board of directors. The members of the board of directors are also eligible for reimbursement of their expenses incurred in connection with attendance at board of directors and committee meetings in accordance with the Company’s policy.

Each non-employee director of the Company is also entitled to receive stock option grants under the Company’s 2011 Equity Incentive Plan, or the 2011 Plan. Each person who is elected or appointed to serve as a non-employee director for the first time shall be granted an option to purchase 667 shares of the Company’s common stock upon such election or appointment. On the day following each annual meeting (or the next business day should such date be a legal holiday), each member of the board of directors who was not an employee of the Company or an affiliate of the Company, shall automatically be granted under the 2011 Plan, without further action by the Company, the board of directors or the stockholders of the Company, an option to purchase 333 shares of common stock or, if such director has not been serving as a non-employee director for the entire period since the preceding annual meeting, an option to purchase an amount of shares prorated for the part of the year served as a non-employee director.

The exercise price of options granted pursuant to the Director Compensation Policy under the 2011 Plan shall be 100% of the fair market value of the common stock subject to the option on the date of the option grant (as determined in accordance with the terms of the 2011 Plan based on the closing sales price reported on the NASDAQ Capital Market). The options shall have a term of 10 years. Options granted to non-employee directors under the 2011 Plan shall vest as follows: 25% of the shares subject to each option will vest on the first anniversary of the grant date and the remainder will vest in equal monthly installments over the next three years. The vesting of each option will cease on the date the non-employee director holding the option ceases to provide services (whether as a director or consultant) to the Company or one of the Company’s affiliates. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving the Company, the options outstanding issued to non-employee directors pursuant to the Director Compensation Policy under the 2011 Plan may be assumed or substituted by the surviving entity. Otherwise, the vesting of the options held by those directors whose continuous service has not terminated accelerate in full and the options terminate if not exercised at or prior to the change of control transaction.

Executive Compensation

Telik’s executive compensation is incorporated herein by reference to Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014 (File No. 000-31265).

Section 16(a) Beneficial Ownership Reporting Compliance

Telik’s Section 16(a) beneficial ownership reporting compliance is incorporated herein by reference to Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014 (File No. 000-31265).

Proposal 8: Ratification of Selection of Independent Registered Public Accounting Firm

General

The Audit Committee has selected Burr Pilger Mayer, Inc. as Telik’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed management to submit to the stockholders for ratification the selection of Burr Pilger Mayer, Inc. as Telik’s independent registered public accounting firm at the annual meeting. Burr Pilger Mayer, Inc. has audited Telik’s financial statements since November 2013. Representatives of Burr Pilger Mayer, Inc. are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

On August 19, 2013, Ernst & Young LLP, Telik’s then independent registered public accounting firm, advised Telik that it would decline to stand for re-appointment as its independent registered public accounting firm and would resign after completion of the interim review of Telik’s unaudited financial statements as of September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012.

The reports of Ernst & Young LLP on Telik’s financial statements for the past two fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of Telik’s financial statements for each of the two fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through August 19, 2013, (i) there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Telik engaged Burr Pilger Mayer, Inc., effective November 12, 2013, as its new independent registered public accounting firm. The decision to engage Burr Pilger Mayer, Inc. as its independent registered public accounting firm was previously approved by the Audit Committee. During each of the two fiscal years ended December 31, 2011 and 2012 and through November 12, 2013, the date of Burr Pilger Mayer, Inc.’s engagement, we did not consult with Burr Pilger Mayer, Inc. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Telik’s financial statements, and neither a written report was provided to us nor oral advice was provided by Burr Pilger Mayer, Inc. that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Stockholder ratification of the selection of Burr Pilger Mayer, Inc. as Telik’s independent registered public accounting firm is not required by Telik’s bylaws or otherwise. However, Telik’s board of directors is submitting the selection of Burr Pilger Mayer, Inc. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the board of directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Telik and its stockholders.

Independent Registered Public Accounting Firm Fee Information

The following summarizes the fees billed by Telik’s independent registered public accounting firms for audit, tax and other professional services for the years ended December 31, 2013 and 2012:

	December 31,
	2013		2012
	Ernst & Young LLP	Burr Pilger Mayer, Inc.	Ernst & Young LLP
Audit Fees(1)	$105,450	$87,650	$357,000
Audit-Related Fees(2)	—	—	—
Tax Fees(3)	—	—	—
All Other Fees(4)	—	—	—

Total Fees	$105,450	$87,650	$357,000

(1)	Audit Fees were for services associated with the annual audit and the reviews of Telik’s Annual Report on Form 10-K and Telik’s quarterly reports on Form 10-Q.
(2)	There were no audit-related fees billed for the fiscal years ended December 31, 2013 and 2012.
(3)	Tax Fees would be for services in connection with tax compliance, tax planning and tax advice. Telik incurred no such fees in the fiscal years ended December 31, 2013 and 2012.
(4)	There were no other fees for services by Telik’s independent registered public accounting firms for the fiscal years ended December 31, 2013 and 2012.

The charter of the Audit Committee requires that the Audit Committee pre-approve the engagement of the Telik’s independent registered public accounting firms to perform all proposed audit, review and attest services, as well as engagements to perform any proposed, permissible non-audit services. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. It is Telik’s practice to present any such proposed engagement to the Audit Committee for approval, either at a regularly scheduled or special meeting. In 2013, all of the services and related fees described above were approved by the Audit Committee.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the Telik capital stock having voting power present in person or represented by proxy at the annual meeting is required for approval of Proposal 8. Abstentions, vote withheld or “broker non-vote” for Proposal 8 will have no effect on the outcome of Proposal 8.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 8 TO RATIFY THE SELECTION OF BURR PILGER MAYER, INC. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF TELIK FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2014.

Proposal 9: Approval of Possible Adjournment of the Annual Meeting

General

If Telik fails to receive a sufficient number of votes to approve Proposals 1, 2, 3, 4, 5, or 6, Telik may propose to adjourn the annual meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposals 1, 2, 3, 4, 5 or 6. Telik currently does not intend to propose adjournment at the annual meeting if there are sufficient votes to approve Proposal Nos. 1, 2, 3, 4, 5 and 6.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the Telik capital stock having voting power present in person or represented by proxy at the annual meeting is required to approve the adjournment of the annual meeting for the purpose of soliciting additional proxies to approve Proposals 1, 2, 3, 4, 5 or 6. Abstentions, vote withheld or “broker non-vote” will have no effect on the outcome of Proposal 9.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 9 TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1, 2, 3, 4, 5 OR 6.

TELIK’S BUSINESS

For a description of Telik’s business, please refer to the section entitled “Item 1. Business” set forth in Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014 (File No. 000-31265), which section is incorporated by reference herein.

TELIK’S PROPERTY

For a description of Telik’s property, please refer to the section entitled “Item 2. Properties” set forth in Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014 (File No. 000-31265), which section is incorporated by reference herein.

MABVAX’S BUSINESS

Overview

MabVax, a Delaware corporation formed in 2006, is a clinical-stage biopharmaceutical company focused on discovering and developing innovative vaccine and monoclonal (produced from a single DNA sequence encoded into multiple cells that all produce the same single antibody) antibody-based therapeutics for the diagnosis and treatment of cancer. MabVax generates its pipeline of antibody-based product candidates from patients who have been vaccinated with propriety vaccines licensed from Memorial Sloan-Kettering Cancer Center, or MSKCC. MabVax’s approach of surveying the protective immune response from many patients to identify the ideal monoclonal antibody candidate against a specific target on the surface of a cancer cell is a novel next-generation human antibody technology platform. MabVax believes its approach to antibody discovery identifies the antibody candidates with superior performance characteristics while minimizing many of the toxicity and off target binding drawbacks (phenomenon occurring when antibodies bind to non-cancer cells) of other discovery technologies. Its lead antibody candidates have been recovered from patients who had substantially better treatment outcomes than almost all other patients in clinical trials conducted by MabVax and its partners.

MabVax’s therapeutic vaccines were developed at MSKCC and are exclusively licensed to MabVax pursuant to agreements entered into between MabVax and MSKCC in 2008. These vaccines are administered in the adjuvant (period following conventional treatment consisting of watchful waiting) setting and have shown in clinical studies to elicit a protective antibody response. The antibodies are intended to seek out circulating tumor cells and micrometastases (small clusters of cancer cells) to kill them before they can cause cancer recurrence. MabVax’s lead cancer vaccines targeting recurrent sarcoma (soft tissue cancer) and ovarian cancer are currently in proof of concept Phase II multi-center clinical trials. Both trials have received substantial federal grant monies to support their development. A vaccine to address the orphan disease neuroblastoma (cancer starting in the adrenal gland of children which may spread to nervous tissue and bone marrow) has completed an initial Phase I trial at MSKCC yielding encouraging results. This vaccine product candidate is expected be ready for a Phase II trial by early 2015. MSKCC and MabVax have completed additional Phase I vaccine clinical trials in melanoma, ovarian cancer, and small cell lung cancer over the last three years.

Market Opportunity and Competition

Antibodies as targeted therapeutic treatments for cancer have become a significant market accounting for more than $20 billion in revenue according to Global Data’s commercial database Pharma eTrack. Eight of the leading twenty therapeutic products for the treatment of cancer are antibodies according to Global Data’s commercial database Pharma eTrack. There are more than 150 monoclonal antibodies in development for cancer alone according to Global Data’s commercial database Pharma eTrack. The focus on the development of new monoclonal antibody based drugs is expected to continue for multiple reasons. Targeted therapies can attack cancer cells while minimizing damage to normal cells in the patient. Antibodies are complex molecules and are difficult and expensive to duplicate with biosimilars and therefore have a potentially longer commercial life. Currently monoclonal antibodies receive very favorable reimbursement levels from federal, state, and private insurance providers. This favorable treatment is expected to continue.

MabVax has focused its initial antibody development efforts on matching the early antibody discoveries against diseases for which there remains a significant unmet medical need. MabVax’s lead antibody candidate targets an antigen over expressed on metastatic pancreatic, colon, breast, and small cell lung cancers. Patients who develop metastatic disease with these cancers have a significantly poorer prognosis. In the case of pancreatic and small cell lung cancer MabVax believes that there are no treatments currently available that focus on metastatic disease. MabVax is developing this lead antibody as a stand alone therapeutic agent as well as combining it with a radiolabel for use as a PET imaging agent. According to the National Cancer Institute SEER database, there are approximately 100,000 patients annually who develop metastatic disease from these cancers and could potentially benefit from this antibody if it is successfully developed. This product has completed its preclinical development and GMP manufacturing has been initiated to product Phase I clinical material by mid-2015. A Phase I study is expected to be started in the second half of 2015.

MabVax has initiated development efforts on a second antibody that targets an antigen over expressed on the surface of sarcoma, melanoma, and neuroblastoma. The use of a targeted antibody therapy in neuroblastoma in a study sponsored by the National Cancer Institute and published in the New England Journal of Medicine has demonstrated that antibodies targeting this antigen can be effective. MabVax is focused on developing an antibody-based drug for the treatment of sarcoma. While there are newer agents being developed to treat sarcoma, it is a difficult to treat cancer with unacceptably high recurrence rates. MabVax believes that there are approximately 30,000 patients who could potentially benefit from this antibody if it is successfully developed. This product is in preclinical development and is expected to move to GMP manufacturing in late 2015.

Recent Developments

In the past year full enrollment has been achieved in both the sarcoma and ovarian cancer vaccine Phase II clinical trials. MabVax expects to analyze the endpoint of progression free survival, or PFS, that occurs at roughly the midpoint of the trials. Both clinical programs are following patients to the overall survival, or OS, endpoint that is expected to be reached in 2016. MabVax’s discussions with FDA at the time it developed the protocols for its vaccine trials indicated that the OS endpoint was the primary evaluation criteria for their evaluation of the efficacy and safety of the vaccines. The results of the Phase I trial with MabVax’s neuroblastoma vaccine were published recently in Clinical Cancer Research. The study report describes an encouraging study result with a small cohort of difficult to treat patients who have repeatedly relapsed. MabVax is in discussions with certain non-profit organizations for potential grants to fund a modified Phase I trial to test the addition of an immunostimulatory (product that stimulates the immune system or enables the immune system to be more effective) agent to the treatment regimen.

MabVax’s lead antibody candidate, 5B1, is being developed for the treatment of pancreatic cancer. Following its assessment of study results of multiple in vivo xenographic animal model experiments (human cancer cells engrafted into animals for testing) and in vitro experiments (experiments in test tubes—non-animal experiments) with its 5B1 antibody, MabVax concluded 5B1 is worthwhile to move into manufacturing and subsequent clinical development. In April 2014 MabVax entered into a manufacturing agreement with Gallus Biopharmaceuticals NJ, LLC, or Gallus Biopharmaceutcals, to manufacture 5B1 under Current Good Manufacturing Practices, or cGMP, conditions, to enable the Company to enter Phase I clinical trials in the second half of 2015. As part of its development program, it has collaborated with Heidelberg Pharma GmbH, or Heidelberg Pharm, to test an antibody drug conjugate (antibody used as the targeting agent coupled with a toxin that can kill a cancer cell), or ADC, using its 5B1 antibody and Heidelberg’s linker and toxin technology (coupling toxins to antibodies in the same place reproducibly while retaining the targeting effectiveness of a toxin) in the treatment of pancreatic cancer. MabVax is also developing a 5B1 antibody fragment, the 5B1 diabody (a small portion of the parent antibody; the two arms of the antibody that bind to the target), conjugated to a radiolabel (radioactive isotope that emits a small amount of radiation seen by imaging devices) as a novel PET imaging agent to assist in the diagnosis of pancreatic cancer. The advanced preclinical study results of its work in tumor imaging using its lead antibody candidate, 5B1, conjugated to a radiolabel were published in the Journal of Nuclear Medicine. MabVax subsequently applied for and received a contract from the National Institutes of Health, or the NIH, for the development of the 5B1 diabody.

MabVax Product Candidates

5B1 Antibody Program

Of the many tumor restricted monoclonal antibodies resulting from immunization of mice with human cancer cells, the majority have been directed against carbohydrate antigens (structures consistently expressed and are targets for therapeutic intervention) expressed at the cell surface. The carbohydrate antigen sialyl Lewisa (sLea) is the antigen recognized by monoclonal antibody CA19.9 and it is widely expressed on tumors of the gastrointestinal tract. These tumor types are generally classified as epithelial tumors (a broad classification of tumor types) and include pancreatic, colon, stomach, ovarian, breast, and small cell lung cancers. A CA19.9 serum test is the only FDA validated marker for pancreatic cancer and is a commercial test that is readily available and used frequently to aid in the diagnosis of pancreatic cancer. Circulating epithelial cancer cells over-express sLea (abbreviation for the antigen sialyl Lewis A) and as a ligand (binding partner) for E selectin (a structure in the inner lining of blood vessels) this antigen facilitates tumor—tissue interactions that are key events for tumor metastasis. Patient outcomes appear to be worse in patients with metastatic tumors expressing higher levels of sLea according to articles published by T. Ben-David and colleagues in Immunology Letters in 2008 and YI Kawamura in Cancer Research in 2005. Because these tumor types express very high numbers of the sLea antigen on their cell surface, it makes the antigen an attractive target for therapeutic intervention.

MabVax has created a series of fully human monoclonal antibodies against sLea. One antibody in particular, 5B1, has demonstrated exceptionally high affinity and specificity for sLea, and has very good efficacy in multiple tumor xenograft models (human cancer cells engrafted into mice) in studies conducted by MSKCC. 5B1 is a fully human full-length monoclonal antibody MabVax discovered by capturing a portion of the immune response from seven stage IV breast cancer patients who were being vaccinated in a Phase I trial in 2008 at MSKCC with one of its licensed vaccines. Six of the original seven patients who participated in the trial are alive today and the patient from whom we recovered the 5B1 antibody is disease free five years post vaccination.

MabVax has conducted tissue microarray work (normal and cancer tissue samples placed on slides treated with the antibody to determine if an antibody binds to such tissue samples) with commercially available tissue samples of both normal and cancer tissues. The results of this work indicated that the 5B1 antibody bound to multiple types of epithelial tumors including pancreatic, colon, bladder, ovarian, breast, and small cell lung cancer tissues. The antibody did not bind to normal tissues except for the exocrine cells at the ductal border of secretory cells (primarily cells in the gastrointestinal tract that face into the digestive system and not inward to the body) in epithelial tissues; those sites are less accessible to the immune system. Both characteristics combined with the significant cytotoxicity demonstrated in in vitro testing led MabVax to move to xenographic animal model testing. 5B1 has demonstrated in our clinical studies good anti-tumor activity in a variety of animal models with multiple tumor types. Specifically, MabVax has obtained positive results from animal models examining human pancreatic, colon, and small cell lung cancers.

MabVax has entered into manufacturing agreements with Gallus Biopharmaceuticals to manufacture clinical supplies of the antibody. MabVax plans to enter a Phase I clinical trial in 2015 to determine the safety and pharmacokinetics (assessment of the distribution and metabolism of a drug) of the 5B1antibody in patients of different cancer types. It is expected that the clinical trial will help MabVax determine if the antibody demonstrates anti-tumor activity over a range of doses tested. MabVax expects the results of the earliest of its Phase I studies to be available in the first half of 2016.

5B1 Imaging Program

Circulating biomarkers (substances released by certain cells that can be measured to assess if a patient has or is likely to have a particular type of cancer) such as CA19.9 are important clinical tools for early detection and diagnosis as well as monitoring of therapeutic progress, and detection of tumor recurrence in oncology. However, false positive readings due to biomarker production from benign disorders in unrelated host tissues are a significant problem. MabVax believes that probing the site(s) of biomarker secretion with an imaging tool could be a broadly useful strategy to enhance the fidelity of diagnosis and staging of cancers such as pancreatic ductal adenocarcinoma, or PDAC, a notoriously occult (difficult to diagnose and treat) cancer. Moreover, such a tool could guide patient stratification for directed therapeutic intervention, surgical planning and aide in the evaluation of tumor response to chemotherapy and radiation therapy. To address this opportunity clinically, together with Dr. Jason Lewis’ radiochemistry laboratory at MSKCC, MabVax developed 89Zr-5B1, a fully human, antibody-based radiotracer (combined antibody and radiolabel) targeting tumor-associated CA19.9. In preclinical studies, 89Zr-5B1 localized to tumors in multiple models representing diseases with both undetectable and clinical relevant circulating CA19.9 serum levels. Among these, 89Zr-5B1 detected tumor in an orthotopic model (xenograph model where human cancer cells are surgically implanted in the organ of the mouse) of PDAC, an elusive cancer for which the serum assay (actual test for a biomarker) is measured in man, but with limited specificity in part because of the frequency of CA19.9 secretion from benign hepatic pathologies (certain non-cancer conditions such as inflammation causing the production of the target biomarkers resulting in a false reading). Of further note, in preliminary experiments 89Zr-5B1 showed better tumor specificity (targeting only a specific type of cancer cell) compared to the commonly used 2-deoxy-2-(18F)-fluoro-D-glucose, or FDG, imaging agent, which relies on increased tumor metabolism relative to nonmalignant cells, and is known to lack sensitivity and specificity in pancreas cancers and other slow growing cancers. However, effector functions of intact antibody (CDC, ADCC) and long half-life in circulation, which are desirable properties for a therapeutic agent, can interfere with imaging applications in many ways. The solution developed by MabVax is to utilize an engineered fragment that lacks the Fc region of the parent molecule. MabVax has engineered 5B1 diabodies, or 5B1Db, to address these issues and is testing this new agent to evaluate its utility for tumor imaging. 5B1Db is significantly smaller compared to the parent antibody (~ 54 kDa vs 150 kDa). Indeed, MabVax’s preliminary data suggest that cell surface binding is maintained and the affinity is essentially preserved. The smaller size of 5B1Db and lack of Fc is expected to positively impact the pharmacokinetics of the molecule, and MabVax anticipates shorter circulating half-life due to quicker elimination of non-bound material, which is also expected to positively affect tumor/tissue ratios and thereby sensitivity. In addition, it is expected faster elimination will enable re-imaging in shorter intervals.

To facilitate the development of the 5B1db conjugated to a radiolabel as a novel PET imaging agent for pancreatic cancer, MabVax applied for and received a development contract from NIH pursuant to which NIH may provide up to $1.75 million in non-dilutive funding for this project. MabVax anticipates that it will be able to reach the clinic in 2016 with this novel product.

5B1 Antibody Drug Conjugate

MabVax observed in its clinical studies that certain types of cancer cells internalized the 5B1 antibody. These were primarily pancreatic cancer tumor types. MabVax believes that this characteristic of the 5B1 antibody could be highly useful in constructing an antibody-drug conjugate. The development of antibody-drug conjugates is an area of intense competitive development with few companies capable of producing viable linker and toxin technologies that can be coupled with an antibody which, in this case, serves as the targeting mechanism. According to an analysis conducted utilizing the online database Global Data, over the last few years more than 21 technology access licensing deals worth more than $6 billion have been completed by biopharmaceutical companies to gain access to these technologies. MabVax was able to identify and form an early collaboration with Heidelberg Pharm who has developed its own proprietary linker and toxin technology. For the collaboration, MabVax was able to supply the 5B1 antibody and Heidelberg has conducted both in vitro and in vivo experiments demonstrating the significant potential utility of this combination. MabVax is hoping to expand this collaboration and continue a joint development program to bring this new product to the clinic.

Follow-on Antibody Products From MabVax’s Discovery Library

1B7 and 31F9 Antibody Program

MabVax has discovered multiple fully-human antibodies to the antigen GD2 which is significantly over expressed on sarcoma, melanoma, and neuroblastoma. These are three related cancers classified as neuroectodermal cancers (sarcoma, melanoma, neuroblastoma). MabVax discovered these antibodies by examining the immune response from more than 60 patients who participated in its sarcoma vaccine trial over the last three years. According to an article published in the New England Journal of Medicine by Yu and colleagues in 2010, antibodies against GD2 have already been validated as effective therapeutic agents in a well-controlled Phase III clinical trial that produced statistically significant improvement in time to progression of disease in children suffering from neuroblastoma. Each of the two potential development candidates have specificity and affinity for the GD2 target and demonstrate significant ability to kill cancer cells that express GD2. Each antibody has a unique set of characteristics and, as part of the preclinical evaluation program, researchers at MSKCC will provide further in vitro and in vivo testing in multiple models of disease to help MabVax decide which candidate to move forward toward clinical testing. MabVax is currently targeting sarcoma as the primary indication for which it plans to develop an anti-GD2 antibody product.

Antibody Discovery

MabVax currently has discovered and recombinantly expressed more than 100 fully human antibodies to eleven separate targets over expressed on multiple types of cancer. The antigenic targets are incorporated in various combinations making up the eight vaccines that were licensed from MSKCC and have been in at least Phase I clinical trials. To date, six separate vaccines have entered early stage clinical programs and MabVax has received antibody discovery material from all patients who participated in five of the trials. Exclusive access to these patient samples is covered under separate licenses with MSKCC. MabVax has discovered multiple antibodies to important cancer targets such as MUC1, GD3, GM2, Fucosyl-GM1, Globo-H, Tn, sTn, and TF. As MabVax continues to raise additional capital and add capacity, it is its intention to begin moving these early product development candidates forward toward clinical evaluation.

Current Approach to Treatment

For the more than 80% of patients diagnosed with pancreatic cancer who will not be candidates for resection and a large number (80%) of patients who were able to have resection but will develop metastases within 2 to 3 years, according to an article in the Journal of the Advanced Practitioner in Oncology, or Advanced Practitioner, by Daniel and colleagues in 2011, gemcitabine has been established as the standard of care because of its documented advantage in OS and more favorable side-effect profile. In patients who are not resectable (able to remove through surgery), combination therapy with a gemcitabine-based systemic regimen followed by consolidation with chemoradiation has produced some favorable median survival durations.

Newer Therapeutic Agents

According to Daniel’s article in the Advanced Practitioner, in spite of aggressive treatment, patients with unresectable pancreateic cancer have a median survival of 10 to 14 months and an estimated 1 in 4 patients who undergo pancreatic resection do not recover sufficiently from surgery to allow administration of systemic chemotherapy. Newer targeted agents have been studied in combination with gemcitabine but did not correlate with improved OS. However, according to Daniel, the combination of gemcitabine and erlotinib did improve overall survival from 5.91 months to 6.24 months and 1-year survival improved to 23% vs 17%. These results were not duplicated using multi-targeted kinase inhibitors. There are several ongoing trials combining additional chemotherapeutic agents with gemcitabine and early results show improvements in PFS and OS but come at a significant cost of increased adverse events. Nab-paclitaxel combined with gemcitabine has produced positive results in an early Phase II trial.

MabVax believes there is a significant unmet medical need for newer agents that can treat metastatic disease. Pancreatic cancer is an area of intense research with much of the late stage clinical development efforts targeted toward advanced and metastatic disease. According to the online database BCIQ from BioCentury, to date there are 92 products in all three stages of clinical development from a total of 86 companies and there are 14 products in Phase 3 or pivotal trials at this time.

Potential Market Opportunity for the Full Length Therapeutic Antibody 5B1

There is a critical unmet medical need for new and better treatment for metastatic pancreatic and colon cancer. According to the National Cancer Institutes SEER database, the five-year survival rate for patients with metastatic pancreatic cancer is just 1.8%. There are 43,000 new pancreatic cancer patients per year and more than half of them present at initial diagnosis with metastatic disease. According to the SEER database, the five-year survival rate for patients with metastatic colon cancer is only slightly better at 12%. According to the SEER database, while most of the 141,000 new patients can be treated successfully initially, almost half of all colon cancer patients will develop metastatic disease. Thus, adding the number of metastatic disease patients for these two cancers alone represent 96,000 new metastatic cancer patients per year. Using the cost of current antibody therapies as a baseline, the market potential for an annual patient population of 96,000 is in excess of $1 billion per year.

Pancreatic Cancer Imaging and Diagnosis

MabVax believes that the radiolabeled 5B1Db represents the only human derived agent in development specifically aimed at improving imaging in pancreatic cancer. Since the antigen targeted by the 5B1Db is significantly and preferentially over expressed on metastatic pancreatic cancer, this development effort represents a potentially important step forward in the diagnosis, staging, and assessment of the majority of pancreatic cancer patients. MabVax believes that the market opportunity for a 5B1Db-based radiopharmaceutical is significant in multiple ways. The ability of physicians to accurately diagnose, stage, and assess treatment outcomes in pancreatic cancer would be very important. Accurate determinations on the extent of disease and resectability are essential to improve outcomes in this cancer. Potentially almost all patients diagnosed with pancreatic cancer could benefit from 89Zr-hu5B1Db scan. Accordingly, improvements in the sensitivity and specificity of one of the primary diagnostic tools could have a significant impact on clinical outcome.

Currently, according to Daniel’s article in the Advanced Practitioner, all screening methods for pancreatic cancer have limitations. The symptoms associated with the disease are often vague and attributed to other more benign etiologies. Diagnosing pancreatic cancer is often challenging, as the presenting symptoms of pancreatic, hepatobiliary (portion of the liver, pancreas, and biliary tract), and upper gastrointestinal cancers are similar. Screening for pancreatic cancer, according to Daniel, is difficult primarily because there are no tumor markers that can be screened at an early stage of disease. Therefore, according to Daniel, the majority of pancreatic cancers are diagnosed at a late stage of disease hampering efforts to provide curative therapy. Pancreatic cancer is typically diagnosed by a combination of history and physical examination, coupled with CT, ultrasound, and PET imaging. In patients deemed to be at high risk for metastasis or for whom the staging is indeterminate, the diagnosis is confirmed by fine needle aspiration or laparoscopy along with FDG-PET. Accurate staging, particularly identification of distant metastases, is of paramount importance in order to properly select patients who are the most likely to benefit from surgery. Differential diagnosis between pancreatic cancer and pancreatitis (non-cancerous inflammation of the liver) is a common problem with imaging modalities.

Recent Developments in ImmunoPET Imaging

2-deoxy-2-(18F)-fluoro-D-glucose, or FDG, combined with PET imaging alone, or FDG-PET, combined with CT scanning, or FDG-PET/CT, is commonly used to augment the diagnosis and staging of pancreatic cancer. According to an article in The American Journal of Surgery by Lan and colleagues in 2012, FDG-PET is the principal imaging agent available today for enhanced PET imaging for pancreatic cancer. FDG is a radiolabeled form of glucose and because cancer cells normally have elevated metabolic rates, highly active cells will incorporate this glucose marker and as a result can potentially help pinpoint pancreatic cancer and potential metastases.

To date, there have been 17 studies examining the accuracy of FDG-PET and the conclusions are mixed. While studies are heterogeneous (not of a similar type; not uniform), the utility of FDG-PET was reasonably established for the primary diagnosis purposes only, utility of FDG-PET/CT for determining recurrence and staging was not confirmed. Additional studies have evaluated the diagnostic thinking impact of FDG-PET with regards to patient management and diagnostic work-up of pancreatic cancer. Findings from FDG-PET lead to changes in the pre-treatment staging as well as the decisions regarding treatment management because of changes in resectability status. The majority of findings demonstrated previously unsuspected metastases and resulted in cancellation of previously planned surgical resection. Roughly half the time the newly identified metastases had not been detected by initial CT scans.

The cost-effectiveness of adding FDG-PET to the routine diagnostic procedures to determining staging and eligibility for surgery among patients with presumed resectable pancreatic cancer has been examined in a limited number of studies. Cost savings were identified primarily by identifying patients who were initially staged for surgery and later deemed ineligible because of detected metastases.

Although FDG is used extensively and successfully in many cancers, because of the targeting characteristics of this compound as a marker of glucose metabolism, the sensitivity and specificity of FDG are not optimal in all cancer types. The shortfalls of imaging with FDS, such as inadequate differentiations between post-therapy inflammation and tumor, poor imaging in slow-growing tumors, and high uptake in normal cells such as brain and gut, have been improved with the development of newer other PET tracers.

FDG-PET Reimbursement

The Department of Health and Human Services has completed a Technology Assessment for FDG-PET in pancreatic cancer. The Centers for Medicare and Medicaid Services, or the Center, utilized the Technology Assessment and has issued a National Coverage Determination for FDG for oncologic conditions. The Center and has elected to cover the expense of using FDG-PET for the diagnosis and staging of pancreatic cancer. However, the Technology Assessment found insufficient support for fully covering FDG-PET for restaging and monitoring response to treatment. Private insurance carriers follow the Center’s recommendation and cover FDG-PET for diagnosis and staging.

Potential Market Opportunity

To MabVax’s knowledge, the radiolabeled 5B1Db represents one of the only agents in development specifically aimed at improving imaging in pancreatic cancer. Since the antigen targeted by the 5B1Db is significantly and preferentially over expressed on metastatic pancreatic cancer, this development effort represents a potentially important step forward in the diagnosis, staging, and assessment of the majority of pancreatic cancer patients. Using an imaging agent that is specific for a pancreatic cancer antigen would be greatly preferable to an indirect marker that can produce false positive results in high metabolic rate tissues (tissues where there is an elevated metabolism of sugar due to a variety of causes including cancer) or a false negative in slow growing cancers. MabVax believes that the market opportunity for a 5B1Db-based radiopharmaceutical is significant in multiple ways. First the ability of physicians to accurately diagnose, stage, and assess treatment outcomes in pancreatic cancer would be very important. Accurate determinations on extent of disease and resectability are essential to improving outcomes in this cancer. MabVax believes improvements in the sensitivity and specificity of one of the primary diagnostic tools would be useful. MabVax believes potentially almost all patients diagnosed with pancreatic cancer could benefit from a 89Zr-hu5B1Db scan. Using existing utilization and reimbursement rates for the current standard of care product, FDG-PET, annual revenues for a 5B1db-based radiopharmaceutical could exceed $100 million per year. Since the regulatory pathway is significantly less expensive and time consuming than a therapeutic agent, MabVax believes that this companion diagnostic product opportunity will complement the full-length therapeutic antibody and antibody-drug conjugate products.

For MabVax, the additional importance of this project is the potential enablement of the full-length therapeutic antibody. The 89Zr-hu5B1Db will be essential in the clinical development of the 5B1 antibody. It would help improve MabVax’s understanding of the antibody’s in vivo behavior including the interaction with its critical disease target, mechanism of action, distribution, and potential toxicities. Just as important, MabVax believes the 5B1Db-based radiopharmaceutical would enable physicians to identify patients with the greatest chance of benefiting from treatment with the antibody. MabVax believes the 5B1Db-based radiopharmaceutical would enable accurate diagnosis, staging, and assessment of treatment outcome of a new antibody treatment for advanced pancreatic cancer.

License Agreement with MSKCC

MabVax has licensed from MSKCC the exclusive world-wide developmental and commercial rights to all antibodies discovered by MabVax using lymphocytes (immune system cells from with antibodies are secreted) from vaccinated clinical trial participants enrolled in any of the clinical trials involving the vaccines licensed to MabVax. MSKCC has issued patents or patents pending on all underlying vaccines. This patent portfolio includes 35 issued patents in the US and rest of world along with 7 patent applications. All monoclonal antibodies produced by the antibody discovery program are owned by MabVax and are generally patented once their potential therapeutic utility has been sufficiently demonstrated in animal models. A provisional patent application for the anti-sLea antibodies described in this application (5B1 parent and 5B1 diabodies) has been filed.

MabVax is unique in that only a very small number of oncology focused companies are vaccinating patients with carbohydrate-based vaccines intended to elicit an antibody response and to the best of its knowledge, the MabVax is the only company deriving antibodies from the lymphocytes of vaccinated patients. Since these carbohydrates are very difficult to make immunogenic and the carbohydrates cannot be easily manufactured, it is very difficult if not impossible to find a source for human antibodies to these antigens beyond that utilized by MabVax.

Vaccine Program

MabVax has licensed exclusive rights from MSKCC to exploit key aspects of the work of Dr. Philip Livingston and colleagues, who over the last 30 years have developed a series of monovalent (targeting a single tumor cell surface antigen) cancer vaccines against cancers of neuroectodermal and epithelial (breast, ovarian colon, pancreatic) origin as well as small cell lung cancer, or SCLC. These target molecules on malignant cells, known as carbohydrate antigens, are the most extensively expressed antigenic targets on the cell surface of these types of cancers and play a key role in tumor progression and metastasis. MabVax expects to benefit from the years of work and significant expense already invested in the development and testing of the vaccines incorporating these antigens. Researchers at MSKCC have progressively developed highly immunogenic monovalent vaccines to each of the 11 validated target antigens that comprise the licensed vaccines. These monovalent vaccines or the combination of the monovalent forms into polyvalent vaccines (targeting multiple antigens) have been tested and refined not only in animal models but also in multiple clinical trials establishing immunogenicity, tolerability, and therapeutic utility. MabVax’s license agreement with MSKCC calls for MSKCC to complete all preclinical and Phase I clinical trial work at MSKCC’s expense at which point the Investigational New Drug Application, or IND, would be transferred to MabVax for continued development.

MabVax’s lead cancer vaccines targeting recurrent sarcoma and ovarian cancer are currently in proof of concept Phase II multi-center clinical trials. Both trials are fully enrolled, and have received substantial federal grant monies to support their development. A vaccine to address the orphan disease neuroblastoma has completed an initial Phase I trial at MSKCC yielding encouraging results. MabVax expects the vaccine product to be ready for a Phase II trial by early 2015. MSKCC and MabVax have completed additional Phase I vaccine clinical trials in melanoma, ovarian cancer, and small cell lung cancer over the last three years.

MabVax Vaccines Intend to Address Recurrent Cancer, An Unmet Medical Need

Despite undergoing potentially curative surgical resection or combination therapy, a significant number of patients with cancer will have their cancer recur. Patients with recurrent cancer have a significantly lower survival rate and incur much higher medical costs compared to those whose disease does not recur. Multiple clinical studies have demonstrated that additional courses of chemotherapy or radiation in the adjuvant setting do not or only minimally improve outcomes for these patient groups. Thus, in the majority of cases, the current standard of care following treatment of metastatic disease and the achievement of disease-free status is watchful waiting. With recurrence rates of 95% in stage IV sarcoma and 70% in stage III and IV ovarian cancer respectively, there is an unmet medical need for new treatments for recurrent disease.

Medical Solution and Rationale

According to an article in Human Vaccines by Livingston and colleagues published in 2006, the adjuvant setting is the ideal time for immune intervention and in particular for administration of monoclonal antibodies or cancer vaccines aimed at instructing the immune system to identify and kill the few remaining circulating cancer cells. MabVax believes that passively administered or vaccine induced antibodies against selected cell surface antigens are ideally suited for eradication of free tumor cells and micrometastases. This is the role of antibodies against most infectious diseases, which has been accomplished against cancer cells in a variety of pre-clinical models and recent clinical trials. MabVax believes that if antibodies of sufficient titer can be administered or induced against tumor antigens to eliminate tumor cells from the blood and lymphatic systems and to eradicate micrometastases, this could dramatically change the approach to treating the cancer patient. If successful, establishment of new metastasis would no longer be possible, so aggressive local therapies including surgery or radiation therapy, and intralesional (injection of cancer treatment directly into a tumor) treatments, combined with MabVax’s immunotherapeutic agents could result in long term control of metastatic cancers.

Vaccine Purpose Determines Vaccine Design

According to Livingston’s article in Human Vaccines, the majority of carbohydrate antigens are recognized exclusively by B-lymphocytes and antibodies and the optimal approach for augmenting antibody responses against defined antigens involves conjugation of the antigens to a highly immunogenic carrier protein. This is the approach currently used in a variety of vaccines against bacterial pathogens and is the approach MabVax believes to be optimal for cancer associated carbohydrate antigens (antigens/targets made of carbohydrates; also known as sugar structures) as well.

MabVax has explored a variety of methods for augmenting the antibody response to defined antigens including vaccine production with autologous (derived from a subject’s own cells) or allogeneic (derived from another subject’s cells) tumor cell lines or lysates, the use of multiple different immunological adjuvants, chemical modification of antigens to render them more immunogenic, conjugation to different immunological carrier proteins and adherence of antigens to a variety of vehicles including liposomes (artificial structures that can carry active agents into the body), polystyrene beads (small synthetic beads), BCG and Salmonella. The conclusions from these studies are that the use of an immunogenic carrier protein plus a potent immunological adjuvant is the optimal approach. The studies established that the optimal carrier protein was KLH, while the optimal adjuvants were saponins (class of adjuvants) such as QS-21 or OPT-821obtained from the bark of Quillaia saponaria (type of tree indigenous to South America). Both conjugation to KLH and use of a saponin (substance derived from Quillaia saponaria) adjuvant are required for an optimal response. The role of the carrier protein in these conjugate vaccines was induction of a potent T-cell response against KLH, resulting in a cascade of cytokines (immune system cells essential to immune response) which then provide help for the antibody response against both KLH and more weakly immunogenic molecules attached to KLH. The primary role of the saponin adjuvants appeared to be augmentation of the immune response against KLH.

Previous Human Clinical Experience

There are an increasing number of clinical trials showing that passively administered monoclonal antibodies, or mAbs, against cell surface antigens such as HER2/neu, EGF receptor, VEGF, CD20, CD33 and CD52 have demonstrated clinical efficacy against human cancers and leukemias. Specifically, according to an article in Clinical Breast Cancer by Jahanzeb there is evidence from a series of recently described clinical trials with Trastuzumab (Herceptin®, against HER2/neu) used in breast cancer patients in the adjuvant setting (after surgery and/or completion of chemotherapy) confirming a striking recurrence free and overall survival advantage. This is a more dramatic response than seen with the same mAb used in the more advanced disease setting. Finally, naturally acquired or vaccine induced antibodies against cancer cell surface antigens such as GM2 and sTn have correlated with improved prognosis in several different clinical settings. Murine (mouse origin) monoclonal antibodies 3F8 against GD2 and R24 against GD3 have each induced clinical responses in a significant proportion of melanoma patients in the advanced disease setting. 3F8 and R24 are murine monoclonal antibodies and so can only be administered briefly before human anti-mouse antibodies (“HAMA”) induction leads to decreased clinical availability.

There has been a significant amount of clinical work in the development of the monovalent and polyvalent versions of these cancer vaccines that stretches over two decades. In the Investigator’s Brochure portion of the INDs submitted to FDA on behalf of the sarcoma and ovarian cancer vaccine trials, MabVax lists the 30 Phase I clinical trials testing immunogenicity and tolerability of each of the monovalent vaccines to date. Refinements in antigen configuration, selection of carrier molecules, selection of adjuvant, vaccination schedules, and dose ranging have all lead to the optimal configuration of the current vaccines. According to Livingston’s article in Human Vaccines, the current monovalent vaccines all induce an immune response of IgM and IgG antibodies capable of killing targeted cancer cells.

Concern for Autoimmune Disease

Antigens on cancer cells are generally either autoantigens or slightly modified autoantigens (antigens or targets that do not trigger an immune response) so autoimmunity is a concern with any cancer vaccine. This concern is either as a consequence of cross reactivity of the specific immune response generated against cancer antigens (also present on normal organs) or as a consequence of immune modulation resulting from the immunological adjuvant or other components of the vaccine that may generate non-specific immune modulation. These concerns are largely mitigated, however, by the extensive experience and low toxicity profile consistently observed with the individual components of this vaccine in the clinic either alone or paired up with other components of this vaccine.

The Basis for Polyvalent Immunotherapy

There are at least three reasons for the expectation that carbohydrate vaccines against cancer should contain multiple antigens (be polyvalent). First, heterogeneity is an essential feature of malignancy with patient-to-patient tumor variability and even cell-to-cell heterogeneity in the same tumor is the norm. Second, heterogeneity also characterizes the immune responsiveness of immunized hosts as a consequence of a variety of known and unknown factors including previous immunologic experience and genetic background. The final basis for polyvalent vaccines is a consequence of the previous two reasons. Anti-tumor effector mechanisms are proportional to the amount of antibody bound to the cell surface, which will in turn be proportional to the number of different antigens in the vaccine.

Addressing the issue of tumor heterogeneity will also inform MabVax’s decisions regarding which antibody candidates to develop. MabVax expects that its current work aimed at improving the quality and control of manufacturing monoclonal antibodies will eventually allow it to explore the development of “cocktails” of mAbs which in turn would allow it to continue to improve the utility of antibodies against various cancers.

Patents

MabVax has licensed the exclusive commercial rights to 20 issued United States patents and 41 issued patents in other geographic areas covering the monovalent vaccines that make up the polyvalent vaccine products. The major claims of these patents cover composition of the vaccine, methods of treatment, chemical modification of antigens, and synthesis. MabVax owns or has rights to an additional 2 patent applications in the United States and 6 in other geographic areas currently pending covering the polyvalent vaccine products for SCLC, ovarian cancer, and breast cancer.

Sarcoma Vaccine

Background

Sarcomas are rare neoplasms (tumor that has caused a lump) that arise from the mesenchymal (connective tissue such as bone or cartilage) tissues of the body. According to the NCI’s website, in the United States, there are approximately 13,000 cases diagnosed each year, representing less than 1% of all new cancers. Of these sarcomas, roughly 80% originate from soft tissue, with the remainder originating from bone. Prognosis remains poor, with more than 5000 patients in the US dying of disease each year. The overall prevalence of sarcoma patients in the US is thought to be approximately 100,000.

As in other malignancies, disease recurrence and metastasis are common in sarcoma. Metastases may involve any organ of the body, but, according to the NCI’s website approximately 20% of adult patients with extremity sarcomas will have isolated lung metastasis at some point during their disease course, with some amenable to complete surgical resection. Additional patients will have solitary or oligometastatic (cancer that has spread to multiple locations throughout the body) disease affecting other sites of the body that will be amenable to complete resection. Favorable prognostic indicators in recurrent sarcoma include a long disease-free interval from the time of primary resection, the number and location of metastatic lesions, and a long tumor doubling time.

Osteosarcomas (bone based sarcomas), rhabdomyosarcomas (sarcomas arising from muscle tissue), and other non-rhabdomyosarcomas such as Ewing sarcoma (tumor arising in bone or soft tissue and primarily occurring in teenagers and young adults) are high-risk sarcomas that occur most commonly in teens and young adults. According to the NCI’s website, approximately 30% of patients will present with metastases or recur following initial therapy for metastatic disease. These recurrences are generally treated with a combination of chemotherapy, surgery, and/or radiotherapy, with more than 90% of these patients achieving a complete response to therapy according to the NCI’s website.

Despite undergoing potentially curative surgical resection or combination therapy, according to an article by DA Potter and colleagues published in the Journal of Clinical Oncology in 1985, the majority of recurrent sarcoma patients die as a result of further recurrences. The overwhelming majority of pediatric patients ultimately succumb to their disease following the development of recurrent, chemoresistant disease, and their prognosis remains unacceptably poor despite aggressive multimodality treatment. The addition of chemotherapy to surgical resection has not been shown to improve outcome in adult sarcomas. Thus, in the majority of cases, the current standard of care following treatment of metastatic disease and the achievement of disease-free status is expectant management.

Sarcoma Vaccine Clinical Program

MabVax initiated a randomized, multicenter, double-blind Phase II clinical trial in July of 2010. A total of 136 patients were enrolled. Patients who entered the study had stage IV metastatic disease and were cleared by surgery. Patients were vaccinated 10 times over 84 weeks and monitored throughout the study period. The study was powered to show a statistical improvement in both progression free survival (measured at the mid-point of the study) and overall survival. In October of 2013, MabVax presented the mid-point results to the independent Drug Safety Monitoring Board, or DSMB. The DSMB concluded that there were no unanticipated or clinically worrisome safety concerns. Injection site reactions were the most common adverse events followed by fatigue, fever, and flu-like symptoms. In addition, the DSMB recommended that investigators and patients should remain blinded as to treatment assignment and the patients should continue to be followed to assess overall survival. In addition, given the acceptable safety profile observed in both arms of the study, the DSMB recommended that after investigators and patients are informed of the (blinded) results of this analysis and with their consent, the last of the patients still receiving vaccinations should be allowed to continue treatment.

In this study, the sarcoma vaccine elicited an antibody response intended to kill circulating tumor cells and micrometastases in all but one of the vaccinated patients. However, the DSMB concluded that the study did not reach statistical significance for its primary efficacy endpoint of a 50% improvement in time to recurrence. The study has not yet accumulated a sufficient number of events to evaluate the secondary endpoint of overall survival. Based on MabVax discussions with the FDA prior to the initiation of the study, the overall survival endpoint will be considered the primary endpoint for the measurement of efficacy. As such MabVax plans to follow all patients in the study until sufficient numbers of events (deaths) have occurred to allow analysis of this endpoint. MabVax expects that the event threshold will be reached in 2016.

Potential Commercial Opportunity

Sarcomas are a diverse group of malignant tumors that develop from fat, muscles, nerves, joints, blood vessels, bones, and deep skin tissues. Soft tissue sarcomas are more deadly in part due to the lack of detectable symptoms at early disease stages and prognosis remains poor, with more than 5,000 patients in the US dying of disease each year according to the National Cancer Institute, or NCI. The NCI estimates 5-year survival rates of 60%. Additionally, according to the NCI, an article in CA: A Cancer Journal for Clinicians by A. Jemal published in 2006, and articles published by the American Cancer Society, the overall prevalence of sarcoma patients in the US is thought to be approximately 100,000, recurrence rates vary depending on the particular subtype of sarcoma but generally range from 30% to 50% and patients whose sarcoma recurs have a significantly poorer prognosis which declines even further as the number of recurrences increase over the course of the disease.

The current standard of care for patients who have been successfully treated for their cancer and rendered free of detectable disease is watchful waiting. According to an article in The Lancet Oncology in 2012, additional treatments of chemotherapy or radiation have not been proven to prevent or prolong the time to onset of cancer recurrence. Consequently MabVax anticipates that the sarcoma vaccine will be added as an additional treatment to the current treatment paradigm and not displace an existing treatment. MabVax expects that patients who have experienced one or more recurrences will be the initial candidates for vaccine therapy. This would be consistent with the early clinical trials. Over time, as the product demonstrates utility, MabVax anticipates that usage will migrate toward earlier and earlier treatment to include patients who have been diagnosed and treated for sarcoma but not yet experienced a recurrence in an effort to block the progress of the cancer at an earlier and more likely productive time period.

We have estimated the ex-manufacturer price for this therapy at $30,000 per course of treatment, based on a minimum 90% gross margin of cost to manufacture and package and an estimated average cost of cancer therapy of $32,000. Treatment is defined as a course of 10 vaccinations over 84 weeks as per the Phase II clinical trial protocol. Standard of care calls for patient check-ups quarterly after successful initial treatment to achieve the minimal disease status. The first 5 vaccinations require visits to the physician more frequently than quarterly but beyond that initial treatment sequence, the remaining vaccinations are delivered at the time of the standard check-up. Treatment can be given in the physician office setting with no special administration equipment required. The cost of the proposed vaccine therapy can be favorably compared to cycle costs for targeted vaccine and monoclonal antibody products ranging from $20,000 to $100,000 per treatment cycle. According to the NCI, the average monthly direct cost of all cancer treatments across all cancers studied was $2,647 per month and the total cost for treatment was more than $32,600. There are substantial indirect costs associated with hospitalizations, short-term disability, and absenteeism resulting from cancer recurrence that can drive treatment costs higher. MabVax projects that annual revenue from a sarcoma vaccine could range from $150 million to $300 million annually based on internal projections considering the number of patients, the percentage of patients with metastatic disease, the cost of treatment, and market penetration rates.

The ultimate success of the sarcoma vaccine will depend on several factors, including, but not limited to the following: (i) The percentage of patients whose cancer does not recur or for whom recurrence is delayed, (ii) In those patients who respond to the vaccine, whether the prevention of recurrence or the delay of recurrence is for a clinically meaningful period of time, and (iii) The willingness of third-party payers and the government to pay for the addition of the vaccine therapy to the existing treatment paradigm. The clinical development program should answer the first two questions positively. As with almost all new therapies in cancer, the last question will require a substantial amount of work with these important participants in the healthcare system. If MabVax can demonstrate reduced recurrence rates in sarcoma, MabVax believes it can also demonstrate the financial benefits of reduced or unnecessary further treatments when recurrent sarcoma is prevented or delayed.

Ovarian Vaccine Program

Background

According to the NCI, ovarian cancer is the most lethal gynecologic cancer. According to materials available on the NCI’s website there are more than 21,800 new cases each year with almost 14,000 deaths per year. It is estimated that there are 174,000 surviving ovarian cancer patients. Recurrence rates are extremely high at 70% and 5-year survival is still very poor at just over 40%. The current standard treatment for patients with advanced ovarian cancer consists of aggressive surgical cytoreduction (resection of a tumor to the extent possible followed by radiation treatment) followed by taxane (chemical anti-cancer drug) and platinum-based chemotherapy. While the median overall survival for optimally debulked patients has increased to 65.6 months, less than 30% of patients will remain free of disease. Many patients will have chemotherapy-sensitive disease initially at recurrence, and can reenter successive remissions with additional treatment. Subsequent remissions are of progressively shorter duration until chemotherapy resistance uniformly develops. MabVax believes that immune directed therapy is ideally suited for patients who are in clinical remission when the disease burden is lowest, and evaluating treatments designed to prolong the duration of such remissions remains a high priority. MabVax also believes that antibodies are well suited for eradicating tumor cells from the bloodstream and eliminating early tissue invasion. Preclinical models have demonstrated the clearance of circulating tumor cells and the elimination of systemic micrometastasis through the use of both passively administered and vaccine induced antibodies.

Ovarian cancers express a rich array of cell-surface antigens. These include carbohydrate epitopes such as GM2, Globo-H, Lewisy, sialyl Tn, or STn, Tn, Thompson Friedreich antigen, or TF, and mucin 1, or MUC1. According to an article in Cancer Immunology Immunotherapy written by Livingston that was published in 1997, for the production of antibodies against defined cell-surface antigens such as these, the best approach has been described to include chemical conjugation of the antigen to a highly immunogenic carrier protein plus the use of a potent immunological adjuvant. The best carrier protein in MabVax’s experience has been keyhole limpet hemocyanin (a sea creature such as a limpet or snail from which copper-based highly immunogenic blood is extracted), or KLH, and the best immunological adjuvant has been a saponin such as QS-21 or OPT-821. Pre-clinical data supports the hypothesis that polyvalent vaccines will likely be required due to tumor cell heterogeneity, heterogeneity of the human immune response, and the correlation between overall antibody titer against tumor cells and antibody effector mechanisms.

Ovarian Vaccine Clinical Program

A randomized, multicenter, double-blind Phase II clinical trial in ovarian cancer with a pentavalent (a vaccine that has multiple antigens) vaccine was initiated in July of 2010. While this vaccine was included in the group of vaccines exclusively licensed to MabVax in 2008, a NIH grant award co-authored by Dr. Philip Livingston was made which fully funded the planned Phase II clinical trial. Management of the trial was assigned to the Gynecologic Oncology Group, or GOG. MabVax contributed to the development of the IND and provided financial support for the manufacture of the clinical material. A total of 164 patients were enrolled. Patients who entered the study had metastatic ovarian cancer and have been treated with cytoreductive surgery and chemotherapy. They were in complete clinical remission as defined by CA-125 levels within normal, negative physical examination and no evidence of disease by CT scan. Patients were vaccinated 10 times over 84 weeks and monitored throughout the study period. The study was powered to show a statistical improvement in both progression free survival (measured at the mid-point of the study) and overall survival. The study has not achieved a sufficient number of events to trigger the mid-point analysis. MabVax expects to hear that result by the end of 2014. Based on discussions with the principal investigator, the GOG plans to recommend that investigators and patients remain blinded as to treatment assignment and the patients should continue to be followed to assess overall survival. MabVax hopes that results from the overall survival endpoint will be announced in 2016.

Potential Commercial Opportunity

MabVax has estimated that the ex-manufacturer price for this therapy to be $40,000 per course of treatment. Treatment is defined as a course of 10 vaccinations over 84 weeks as per the Phase II clinical trial protocol. Standard of care calls for patient check-ups quarterly after successful initial treatment to achieve the minimal disease status. The first 5 vaccinations require visits to the physician more frequently than quarterly but beyond that initial treatment sequence, the remaining vaccinations are delivered at the time of the standard check-up. Treatment can be given in the physician office setting with no special administration equipment required. The cost of the proposed vaccine therapy can be favorably compared to cycle costs for targeted vaccine and monoclonal antibody products ranging from $20,000 to $100,000 per treatment cycle. The average monthly direct cost of all cancer treatments across all cancers studied was $2,647 per month and the total cost for treatment was $32,629. There are substantial indirect costs associated with hospitalizations, short-term disability, and absenteeism resulting from cancer recurrence that can drive treatment costs higher. MabVax projects that annual revenue from an ovarian vaccine could range from $200 million to $400 million annually.

The ultimate success of the ovarian cancer vaccine will depend on several factors including, but not limited to: (i) The percentage of patients whose cancer does not recur or for whom recurrence is delayed, (ii) In those patients who respond to the vaccine, whether the prevention of recurrence or the delay of recurrence is for a clinically meaningful period of time, and (iii) The willingness of third-party payers and the government to pay for the addition of the vaccine therapy to the existing treatment paradigm. The clinical development program should answer the first two questions positively. As with almost all new therapies in cancer, the last question will require a substantial amount of work with these important participants in the healthcare system. If MabVax can demonstrate reduced recurrence rates in sarcoma, MabVax believes it can also demonstrate the financial benefits of reduced or unnecessary further treatments when recurrent sarcoma is prevented or delayed.

Neuroblastoma Vaccine

Introduction and Overview

Neuroblastoma is the most common extra-cranial solid tumor in children. According to the NCI and an article in the Annals of Pharmacology by Parsons and colleagues in 2013, there are approximately 800 new cases per year in the United States so it is certainly an orphan disease. According to the NCI SEER data, patients with high risk features, defined by clinical and tumor biologic parameters at diagnosis have an expected survival of only 45% despite intensive induction chemotherapy (very high dose chemotherapy), surgical resection, myeloablative consolidation chemotherapy with stem cell support, radiation,(radiation doses intended to eliminate the immune system of the patient followed by stem cell reconstitution of the system) focal radiation (precise pin-point radiation doses) and post-consolidation treatment (chemotherapy treatment post resection), with 13-cis-retinoic acid, or cisRA, and anti-GD2 mAb ch14.18 immunotherapy. MabVax believes that these results, plus the potentially severe toxicities of chemotherapy and radiotherapy, are compelling reasons for pursuing novel therapeutic approaches.

In particular MabVax believes that, there is a need for therapies that selectively eliminate neuroblastoma cells in the setting of minimal or limited amounts of residual disease following intensive induction therapy. According to an article in Clinical Cancer Research by Matthay and Yu in 2012, neuroblastoma is unique in its abundant expression of the gangliosides GD2 and GD3. Each of these antigenic targets is an outstanding target for immune attack against neuroblastoma cells. In experimental animal studies conducted by Livingston and Ragupathi, administered or vaccine-induced antibodies against GD2, GD3 and other cell surface antigens were able to eliminate micrometastasis in settings similar to the treatment of patients in complete remission but with a high likelihood of relapse. The basis for emphasis on a bivalent (having two antigens raising an immune response to two targets) vaccine containing each of these agents are tumor cell heterogeneity, heterogeneity of the human immune response and the correlation between overall antibody titer against the tumor cell surface and effector mechanisms such as opsonization, complement-dependent cytotoxicity (how antibodies marshal other immune system cells to kill the cells to which they have attached, or CDC, or antibody dependent cellular cytotoxicity, or ADCC.

Vaccines based on self-antigens such as these three must be potently immunogenic to overcome immune tolerance and tumor-mediated immune suppression. Based on the results of studies discussed by Livingston in an article published in 2006 in Human Vaccines, the most effective vaccine for breaking tolerance in man appears to be composed of the tumor-associated self-antigen conjugated to a highly immunogenic carrier protein such KLH combined with a potent saponin adjuvant. Monovalent KLH conjugate vaccines against GD2, and GD3 (plus saponin adjuvant) have been constructed, tested and optimized in patients with melanoma or small cell lung cancer. Each induces high titers of antibodies against the immunizing antigen and against tumor cells expressing these antigens in most patients and these antibodies mediate effector mechanisms such as CDC and ADCC. The minimal optimal dose of each has been determined and safety confirmed through multiple Phase I studies. In addition, a Phase I trial of a bivalent vaccine containing GD2-KLH, GD3-KLH and escalating doses of saponin adjuvant co-administered with oral ß-glucan in children with neuroblastoma has been completed (Kushner, et. al.) Safety, immunogenicity and the optimal saponin adjuvant dose were determined and the vaccinated subjects in this study were noted to have an unexpectedly favorable outcome. Finally, a Phase 2 randomized, multicenter, double blind trial of a trivalent ganglioside vaccine plus saponin adjuvant is currently underway in subjects with sarcoma who are disease-free after resection of metastatic disease. MabVax believes that this collective experience provides the rationale for undertaking the current study in high-risk neuroblastoma subjects who are in second or subsequent complete remission or have only limited residual disease.

Results of a Recent Phase I trial of Bivalent Vaccine in Combination with Oral ß-glucan

MSKCC carried out a Phase I trial in subjects with high-risk neuroblastoma to assess the toxicity of escalating doses of the immunological adjuvant OPT-821 in a bivalent vaccine containing fixed doses of GD2L and GD3L, each covalently attached to the immunological carrier protein KLH (Kushner, 2012). The study subjects were in second (or later) complete, very good partial, or partial remission. Subjects received seven subcutaneous injections over 52 weeks,

Thirteen of the 15 subjects received the entire 12 months of protocol treatment. No dose limiting toxicity was noted in any of the subjects. Most subjects had detectable anti-GD2 or anti-GD3 antibodies. Twelve remain relapse-free at 21+-36+ (median 29+) months. One had a focal relapse (recurrence of the cancer at a specific spot) (supraclavicular node) at 21 months. Two other subjects had early focal relapses (2.3 and 4.6 months). PFS was 87+9% at 12 months and 78+11% at 24 months. Overall survival is 100% (follow-up >22months). These results are in marked contrast to the expected relapse rate at 12 months of 50% to 60%.

Clinical Plan

MabVax is in discussions with certain non-profit organizations for potential grants to fund a modified Phase I trial to test the addition of an immunostimulatory agent to the treatment regimen. MabVax has also received the Phase I portion of a Small Business Innovative Research Award, or SBIR, for support in production of the clinical trial material required for both the Phase I and Phase II clinical trials. It has also established a relationship with a consortium of thirteen academic hospital neuroblastoma treatment programs called New Advances in Neuroblastoma Therapy, or NANT. MabVax entered into a Letter of Intent with NANT and the NANT Scientific Review Committee has reviewed its jointly developed Phase II clinical protocol which was approved by this committee with only minor modifications.

Because the market opportunity for a vaccine to treat recurrent neuroblastoma is very small, MabVax has worked to bring in additional non-dilutive financing. MabVax hopes to expand the SBIR award to the Phase 2 portion of the grant which could offset $1 million in Phase II clinical expenses. MabVax is also working with additional non-profit organizations and patient advocacy groups to find additional sources of funding for the clinical program.

Summary of MabVax’s Vaccine Program Advantages

Much has been said regarding the difficulty of developing and clinically testing a successful cancer vaccine. There are many examples of previously unsuccessful efforts. MabVax believes the key advantages of its vaccine program are:

1.	Choice of antigens: MSKCC has identified a core set of antigens consistently over expressed on certain types of cancers. These antigens are attached to the cell surface of these cancers and in vitro and in vivo models of cancer have demonstrated that antibodies raised against these antigens, either vaccine induced or passively administered, can kill these cancer cells.

2.	Monovalent vaccine construction: Each monovalent vaccine is the result of extensive development and testing in an effort to optimize the immunogenicity and tolerability of each vaccine. Vaccine antigens have been modified where appropriate to increase their immunogenicity. Modifications have been tested to increase the likelihood that the antibodies developed recognize the original antigens and they retain their cytotoxic effects. Both the carrier molecule and the adjuvant were selected after thorough testing to ensure that they were the most effective.

3.	Polyvalent vaccine: It is known that cancer cells can alter the presentation of antigens on their surface enabling escape from therapeutic agents. However, MabVax believes it has constructed polyvalent vaccines that make it unlikely that cancer cells can alter all cell surface antigens simultaneously. According to unpublished research from the Livingston Lab at MSKCC, the efficiency of cytotoxic effects of antibodies is in proportion to the number of antibodies that bind to cell surface targets. MabVax believes developing multiple antibodies attacking multiple cell surface targets at one time makes the vaccines more effective.

4.	The adjuvant setting: In the adjuvant setting, the tumor burden is at a minimal level. The therapeutic targets are the freely circulating tumor cells or micrometastases. According to Livingston, larger tumor burdens are associated with issues of antibody access to the tumor and inhibitory biomolecules produced by tumors that can blunt the effectiveness of antibodies.

5.	Proof of concept: According to unpublished research conducted by Livingston, animal models of recurrent cancer have consistently demonstrated that either these vaccines or the antibodies developed to the same antigens have a significant protective effect when delivered in the adjuvant setting. Advanced clinical trials either with these vaccines or with antibodies developed to the same antigens have demonstrated a strong correlation between antibody levels and prevention or prolongation to time to progression.

Potential Commercial Opportunities

MabVax believes that in the next 24 to 30 months four of its early product development candidates will reach significant milestones. Any one of which, if a positive event, could be transformative for MabVax. MabVax expects its sarcoma and ovarian vaccine trials to reach the overall survival endpoints in 2016. If either of these vaccine studies demonstrates a statistically significant improvement in patient’s overall survival, MabVax believes it will likely have multiple partnering or funding opportunities to continue product development. MabVax believes that the clinical studies are of sufficient size and statistical power to demonstrate proof of concept and significantly reduce the risk associated with continued development.

MabVax’s lead antibody has demonstrated unique characteristics that may enable its development as a therapeutic agent, and antibody-drug conjugate, and a PET imaging agent. MabVax believes that the PET imaging product may become a companion diagnostic to the therapeutic agent and that the antibody-drug conjugate is the logical follow-on product that could significantly enhance the potency and utility of the native antibody. MabVax expects to have Phase I clinical results for both the therapeutic antibody and the imaging agent in 2016.

TELIK’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For Telik’s management’s discussion and analysis of financial condition and results of operations, please refer to Item 7 set forth in Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014 (File No. 000-31265), which section is incorporated by reference herein.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT TELIK’S MARKET RISK

For quantitative and qualitative disclosures about Telik’s market risk, please refer to Item 7A set forth in Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014 (File No. 000-31265), which section is incorporated by reference herein.

MABVAX’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with MabVax’s financial statements and accompanying notes appearing elsewhere in this proxy statement. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” on page 29 for additional factors relating to such statements, and see “Risk Factors” relating to MabVax beginning on page 20 for a discussion of certain risk factors applicable to MabVax’s business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods. MabVax management and its independent registered public accounting firm identified certain material weaknesses in internal controls over financial reporting. If, following the completion of the merger, the combined company is unable to remediate these material weaknesses and maintain effective internal controls, it may not be able to produce timely and accurate financial statements, and its independent registered public accounting firm could conclude that the combined company’s internal controls over financial reporting are not effective, which could adversely impact investor confidence and its stock price. See “Risk Factors” on page 13.

Results of Operations

Comparison of Years Ended December 31, 2013 and 2012

Revenues: MabVax recognized grant revenues of $366,368 for the year December 31, 2013, and $1,357,073 for the year ended December 31, 2012. The decrease of $990,705 was primarily due to a decrease in grant draws for expenses incurred for the Small Business Innovation Research Program grant to support a Phase 2 clinical trial for a vaccine intended to prevent the recurrence of sarcoma, or the NCI Sarcoma Vaccine Grant. Reduced expenses reflect a wind down of the clinical trial, lower investigator site costs, and other third party costs in connection with the clinical trial.

Research and development expenses: MabVax incurred research and development expenses of $2,967,278 for the year ended December 31, 2013 and $3,195,662 for the year ended December 31, 2012. The decrease of $228,384 in research and development expenses was accounted for primarily by a $326,484 decrease in research and development consortium contract expenses, partially offset by an increase of $107,684 in non-cash stock compensation expense.

General and administrative expenses: MabVax incurred general and administrative expenses of $1,442,483 for the year ended December 31, 2013, and $1,160,750 for the year ended December 31, 2012. The $281,733 increase was primarily due to an $82,066 increase in general and administrative payroll expense, a $17,134 increase in health, product liability, umbrella and worker’s compensation insurance, and an $118,226 increase in non-cash stock compensation expense for the year ended December 31 2013, as compared to December 31, 2012.

Loss from operations: Loss from operations was $4,044,971 for the year ended December 31, 2013, and $3,032,639 for the year ended December 31, 2012.

Comparison of Quarters Ended March 31, 2014 and 2013

MabVax is providing the following summary of its revenues, research and development expenses and general and administrative expenses to supplement the more detailed discussion below.

Revenues: MabVax recognized grant revenues of $94,900, including $62,492 for an imaging contract, for the three months ended March 31, 2014, as compared to $212,158 for the three months ended March 31, 2013. This change was primarily due to a $164,306 decrease in grant draws for expenses incurred for direct labor, supplies and third party costs in connection with the grants in 2013.

Expenses: MabVax incurred research and development expenses of $394,238 for the three months ended March 31, 2014, as compared to $624,221 in the prior comparable period. The decrease in research and development expenses was due primarily to a decrease in consulting consortium and other contractual costs primarily in connection with MabVax’s grant programs, and $45,417 decrease in early stage antibody research.

MabVax incurred general and administrative expenses of $673,321 for the three month period ended March 31, 2014, as compared to $322,903 in the prior comparable period. The increase in general and administrative expenses was primarily due to an increase in professional fees of $320,450 related to preparing MabVax to go public in 2014.

Loss from operations: Net loss was $972,898 and $735,290 for the three month periods ended March 31, 2014 and 2013, respectively.

Critical Accounting Policies and Estimates

MabVax’s critical accounting policies include:

Revenue recognition. Revenue from grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH Grants are recognized when MabVax incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. U.S. Treasury grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when MabVax incurs internal expenses that are related to the approved grant.

MabVax records revenue associated with the NIH Grants as the related costs and expenses are incurred. Any amounts received by MabVax pursuant to the NIH Grants prior to satisfying MabVax’s revenue recognition criteria are recorded as deferred revenue.

Clinical trial expenses. MabVax accrues clinical trial expenses based on work performed. In determining the amount to accrue, MabVax relies on estimates of total costs incurred based on the enrollment of subjects, the completion of trials and other events. MabVax follows this method because MabVax believes reasonably dependable estimates of the costs applicable to various stages of a clinical trial can be made. However, the actual costs and timing of clinical trials are highly uncertain, subject to risks, and may change depending on a number of factors. Differences between the actual clinical trial costs and the estimated clinical trial costs that MabVax has accrued in any prior period are recognized in the subsequent period in which the actual costs become known. Historically, these differences have not been material; however, material differences could occur in the future.

Income taxes. Significant judgment is required by management to determine MabVax’s provision for income taxes, MabVax’s deferred tax assets and liabilities, and the valuation allowance to record against MabVax’s net deferred tax assets, which are based on complex and evolving tax regulations throughout the world. MabVax’s tax calculation is impacted by tax rates in the jurisdictions in which MabVax is subject to tax and the relative amount of income earned in each jurisdiction. MabVax’s deferred tax assets and liabilities are determined using the enacted tax rates expected to be in effect for the years in which those tax assets are expected to be realized.

The effect of an uncertain income tax position is recognized at the largest amount that is “more-likely-than-not” to be sustained under audit by the taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The realization of MabVax’s deferred tax assets is dependent upon MabVax’s ability to generate sufficient future taxable income. MabVax establishes a valuation allowance when it is more-likely-than-not that the future realization of all or some of the deferred tax assets will not be achieved. The evaluation of the need for a valuation allowance is performed on a jurisdiction-by-jurisdiction basis, and includes a review of all available evidence, both positive and negative. As of December 31, 2013, MabVax concluded that it was more-likely-than-not that MabVax’s deferred tax assets would not be realized.

Liquidity and Capital Resources

To date, MabVax has financed its operations principally through net proceeds received from private equity financings and grants through the National Institutes of Health, Small Business Innovative Research programs. MabVax has experienced negative cash flow from operations each year since its inception. As of December 31, 2013, MabVax had an accumulated deficit of $13,972,552. MabVax expects to continue to incur increased expenses, resulting in losses, over at least the next several years due to, among other factors, its continuing and planned clinical trials and anticipated research and development activities. MabVax had cash of $354,254 at December 31, 2013 and, after its recent financing in February 2014, MabVax had cash as of March 31, 2014, of $2,254,676.

Net cash used in operating activities was $2,851,218 in the year ended December 31, 2013 compared to $2,310,411 in the comparable period in 2012. The net cash used in both periods was primarily attributable to the net losses, adjusted to exclude certain non-cash items, primarily stock based compensation. Net cash used in operating activities in the year 2013 was also impacted by a decrease in prepaid expenses for clinical operations primarily for expenses related to MabVax’s Phase 2 sarcoma vaccine clinical trial.

The net cash used in investing activities in the year ended December 31, 2013 amounted to $8,718 compared to $4,647 in the comparable period in 2012.

Net cash provided by financing activities was $2,792,993 for the year ended December 31, 2013 compared to $2,599,019 in the comparable period in 2012. Net cash provided by financing activities for the year ended December 31, 2013 was primarily attributable to net proceeds from the sale of preferred stock and warrants in private placements from February to December 2013. Net cash provided by financing activities in the year ended December 31, 2012 was attributable to $1,348,550 received from the sale of redeemable convertible Series B preferred stock, net of issuance costs, and issuance of $1,250,000 convertible debt.

MabVax has accumulated a large deficit since inception that has primarily resulted from the significant research and development expenditures MabVax has made in seeking to advance its product candidates into or through clinical trials. MabVax expects to incur additional losses for the foreseeable future as a result of a manufacturing contract related to MabVax’s lead antibody development candidate, advancing MabVax’s therapeutic cancer vaccines in clinical trials, and preclinical testing of MabVax’s other product opportunities to identify potential follow-on product development candidates as well as advancing MabVax’s discovery research and programs.

Short term (as of March 31, 2014)

As of March 31, 2014, MabVax had $2,254,676 in cash and cash equivalents. MabVax believes it will need to raise approximately $6.0 million in additional capital to fund MabVax’s operations for at least the next 12 months.

MabVax expects that its short-term operating expenses will be substantial as it continues to fund 5B1 antibody development activities, and, at the same time, advance certain of MabVax’s research and development programs.

MabVax expects to receive payments of $62,000 a quarter related to MabVax’s Small Business Innovation Research Program Contract to support MabVax’s program to develop a PET imaging diagnostic agent for pancreatic cancer using a fragment of MabVax’s 5B1 antibody, or the NCI PET Imaging Agent Grant.

MabVax expects expect to incur at least $2,400,000 in additional expenses for the manufacture of MabVax’s lead antibody candidate designated 5B1 which is intended as a therapeutic treatment for metastatic pancreatic and colon cancer.

To date, MabVax has obtained cash and funded MabVax’s operations primarily through equity financings, payments from collaborators, grants and the issuance of debt and related financial instruments. Although MabVax expects that payments related to the manufacture of 5B1 may be substantial in the short term, it expects to continue to evaluate various funding alternatives on an ongoing basis. There is no guarantee that additional funding will be available or that, if available, such funding will be adequate or available on terms that MabVax or its stockholders view as favorable.

Long term

MabVax will need substantial cash to achieve its objectives of discovering, developing and commercializing drugs, and this process typically takes many years and potentially tens of millions of dollars to advance MabVax’s drug candidates to proof of concept for potential licensing to a major pharmaceutical company. MabVax may not have adequate available cash, or assets that could be readily turned into cash, to meet these objectives in the long term. MabVax will need to obtain significant funds from its existing collaborations, under new collaborative licensing or other commercial agreements for 5B1 or one or more of MabVax’s drug candidates and programs or patent portfolios, or from other potential sources of liquidity, which may include the public and private financial markets.

Sources and Uses of MabVax’s Cash

Net cash used in operating activities increased by $238,083 to $1,072,080 in the three months ended March 31, 2014, compared to $833,997 in the three months ended March 31, 2013. This was primarily the result of a $237,608 increase in MabVax’s net loss and reducing prepaid expenses by $101,169.

Net cash used in investing activities amounted to $1,153 in the three months ended March 31, 2014, compared to none in the three months ended March 31, 2013. The investing activities related to the purchase of computer equipment. MabVax expects that its 2014 capital expenditures will increase over the 2013 amount due to deferments of capital spending in previous years and purchases of equipment for use in the laboratory.

Net cash of $2,973,655 was provided by financing activities in the three months ended March 31, 2014, as a result of the Series C financing, compared to $649,998 in financing activities related to additional funds received related to the sale of Series B redeemable preferred stock in the three months ended March 31, 2013.

Going Concern

The accompanying financial statements have been prepared on the going concern basis, which assumes that MabVax will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, MabVax has a net loss of $4,044,971, net cash used for operations of $2,851,218 and net cash used for investing activities of $8,718, for the year ended December 31, 2013. As of December 31, 2013, MabVax also had an accumulated deficit of $13,972,552 and working capital deficit of $875,924.

In February 2014, MabVax received $3.1 million in connection with the sale of Series C-1 Convertible Preferred Stock, and received a commitment that the Series C-1 investors would make up the difference in a subsequent financing of $3.0 million if MabVax is unsuccessful in raising the full $3.0 million in the subsequent financing, or the Series C Purchase Agreement. The terms of the agreement require MabVax to maintain certain covenants prior to the subsequent financing in order to maintain the commitment. MabVax cannot assure that it will be able to maintain all the covenants stated in the Series C Purchase Agreement. See Note 10 to MabVax’s Financial Statement for the period ending December 31, 2013.

MabVax anticipates that it will continue to incur net losses into the foreseeable future as it: (i) continues to identify and advance a number of potential drug candidates into clinical and preclinical development activities, (ii) initiates manufacturing of its lead antibody candidate 5B1 and continues to fund its operations, and (iii) expands its corporate infrastructure, including the costs associated with potentially becoming a public company. Without additional funding, MabVax’s management believes it will not have sufficient funds to meet its obligations beyond October 2014, unless MabVax is able to raise additional capital, or maintain certain covenants associated with a $3.0 million commitment in connection with a subsequent financing of Series C preferred stock. These conditions give rise to substantial doubt as to MabVax’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MabVax plans to continue to fund its losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, MabVax cannot be sure that such additional funds will be available on reasonable terms, or at all. If MabVax is unable to secure adequate additional funding, MabVax may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if MabVax does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if MabVax is successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. Any of these actions could materially harm MabVax’s business, results of operations, and future prospects.

If MabVax raises additional funds by issuing equity securities, substantial dilution to existing MabVax stockholders would result. If MabVax raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict MabVax’s ability to operate its business.

Off–Balance Sheet Arrangements

None.

Recent Accounting Pronouncements

None.

Quantitative and Qualitative Disclosures About Market Risk

MabVax does not hold any derivative financial instruments, commodity-based instruments or other long term debt obligations.

Interest Rate Sensitivity

MabVax’s cash and cash equivalents of $354,254 at December 31, 2013 consisted of cash and money market funds, all of which will be used for working capital purposes. MabVax does not enter into investments for trading or speculative purposes. MabVax’s primary exposure to market risk is interest income sensitivity, which is affected by changes in the general level of interest rates in the United States. Because of the short-term nature of MabVax’s cash and cash equivalents, MabVax does not believe that it has any material exposure to changes in their fair values as a result of changes in interest rates. The continuation of historically low interest rates in the United States will limit MabVax’s earnings on investments held in U.S. dollars.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

REFLECTING THE MERGER

On May 12, 2014, Telik and MabVax entered into a definitive merger agreement where upon the completion date of the transaction, MabVax’s equityholders will hold approximately 85% and existing Telik equityholders will hold approximately 15% of the outstanding securities of the combined company. Per the terms of the merger agreement, Telik will acquire all the outstanding MabVax shares in exchange for shares of Telik’s capital stock. Each share of MabVax’s common stock then outstanding will be cancelled and automatically converted into the right to receive shares of Telik common stock based on the common stock exchange ratio of 2.6459 per share. Any fractional shares will be rounded up to the nearest whole number of shares. In addition, MabVax’s stock options would be assumed in the merger and would become options and rights for Telik’s common stock based on the common stock exchange ratio. Warrants to purchase common stock of MabVax would be converted in the merger into warrants to purchase Telik’s common stock based on the common stock exchange ratio. All Series A and Series B preferred stock of MabVax will be converted to common stock of MabVax immediately prior to the Effective Time of the merger and will be treated as such. In addition, at the effective time of the merger, each share of MabVax’s Series C-1 preferred stock will be converted into and exchanged for the right to receive one share of Telik’s Series A-1 preferred stock, and each share of MabVax’s Series C-2 preferred stock (if any) will be converted into and exchanged for the right to receive one share of Telik’s Series A-2 preferred stock. Warrants to purchase Series C-1 preferred stock of MabVax will terminate by their terms as of the effective time of the merger. The total number of shares of Telik’s common stock issuable as merger consideration is subject to certain adjustments in circumstances relating to delisting of the Company shares from NASDAQ Capital Market, in which case such 15% shall be revised to 5%.

In addition, former MabVax stockholders, board of directors and management will have voting and operating control of the combined company and the MabVax chief executive officer will be the chief executive officer of the combined company. Accordingly, the transaction will be reflected as a reverse merger pursuant to Financial Accounting Standards Board Accounting Standards Codification, or ASC, 805.

In a reverse merger, for legal purposes, MabVax is the acquiree, but for accounting purposes, MabVax is the acquirer of Telik. As a result, the historical financial statements of MabVax constitute the historical financial statements of the merged companies. The transaction is considered to be a business combination as Telik is considered an operating entity. For accounting purposes, MabVax is treated as the continuing reporting entity.

Prior to the closing of the merger, pursuant to a security purchase agreement, Telik sold shares of its newly designated Series B preferred stock, liquidation preference of $2.00 per share, together with warrants to purchase shares of the Company’s common stock, to accredited investors, receiving total gross proceeds of $2,500,000 at the closing of the PIPE transaction.

The unaudited pro forma condensed combined balance sheet as of March 31, 2014, and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 reflecting the merger, are based upon the historical financial statements of Telik and MabVax. They were prepared in accordance with the regulations of the SEC and are intended to show how the merger agreement and the PIPE transaction might have affected the historical financial statements if the transactions had been completed on January 1, 2013 for the purposes of the statement of operations and March 31, 2014 for the purposes of the balance sheet. The pro forma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse mergers.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements and the pro forma adjustments are based upon available information and certain assumptions that Telik believes are reasonable. These pro forma estimates could be adjusted when formal valuations are completed. Such statements do not include the effect of the acquisition on future revenues or operating expenses.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Telik in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this proxy statement, and the audited financial statements of MabVax as of and for the years ended December 31, 2013 and 2012, and unaudited financial statements as of March 31, 2014 and for the three month periods ended March 31, 2014 and 2013 included elsewhere in this proxy statement.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2014

(In thousands)

	Telik Historical	MabVax Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,267	$2,255	$2,500	a	$6,022
Prepaid and other current assets	317	56	$—		373

Total current assets	1,584	2,311	2,500		6,395

Property and equipment, net	—	24	—		24
Intangible Assets—In-process R&D	—	—	235	d	235
Goodwill	—	—	5,731	d	5,731
Other assets	—	16	—		16

Total assets	$1,584	$2,351	$8,466		$12,401

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54	$98	$—		$152
Accrued clinical trials	—	651	—		651
Accrued compensation	191	89	—		280
Accrued liabilities	160	25	—		185
Accrued contingent termination fee	591	—	—		591

Total current liabilities	996	863	—		1,859

Commitments
Redeemable Preferred stock	—	5,189			5,189
Stockholders’ equity:
Preferred stock	—	12,527	2,060	a	2,060
			(12,527)	c
Common Stock	46	1	79	e	126
Additional paid-in capital	555,140	931	440	a	20,327
			(554,598)	b
			5,966	d
			(79)	e
			12,527	c
Accumulated deficit	(554,598)	(17,160)	554,598	b	(17,160)

Total stockholders’ (deficit) equity	588	(3,701)	8,466		5,353

Total liabilities and stockholders’ equity	$1,584	$2,351	$8,387		$12,401

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2014

(in thousands, except per share data)

	Telik Historical	MabVax Historical	Pro Forma Adjustments	Unaudited Pro Forma Combined
Revenues:
Grants	$—	$95	$—	$95

Total revenues	—	95	—	95
Operating costs and expenses:
Research and development	309	394	—	703
General and administrative	759	674	—	1,433
			—

Total operating costs and expenses	1,068	1,068	—	2,136
Income (loss) from operations	(1,068)	(973)	—	(2,041)

Net loss	(1,068)	(973)	—	(2,041)
Deemed dividend on beneficial conversion of Series C-1 preferred stock and common stock	—	(2,215)	—	(2,215)

Net loss available to common stockholders	$(1,068)	$(3,188)	$—	$(4,256)

Net loss per share—basic and diluted	$(0.23)			$(0.34)

Basic and diluted weighted average number of shares	4,583			12,604

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share data)

	Telik Historical	MabVax Historical	Pro Forma Adjustments	Unaudited Pro Forma Combined
Revenues:
Grants	$—	$366	$—	$366
Other revenues	—	—	—	—

Total revenues	—	366	—	366
Operating costs and expenses:
Research and development	1,996	2,967	—	4,963
General and administrative	3,245	1,442	—	4,687
			—

Total operating costs and expenses	5,241	4,409	—	9,650
Loss from operations	(5,241)	(4,043)	—	(9,284)
Interest and other income (expense), net	11	(2)	—	9

Net loss	(5,230)	(4,045)	—	(9,275)
Deemed dividend on beneficial conversion of Series B preferred stock	—	(692)	—	(692)

Net loss available to common stockholders	$(5,230)	$(4,737)	$—	$(9,967)

Net loss per share—basic and diluted	$(1.17)			$(0.79)

Basic and diluted weighted average number of shares	4,480			12,604

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—PIPE Transaction and Reverse Merger Transactions

For the purpose of this section, it is assumed that the PIPE transaction and the merger occurred in a series of steps outlined below:

•	Pursuant to the PIPE transaction, Telik sold 1,250,000 shares of its Series B Convertible Preferred Stock at $2.00 per share for a total of $2.5 million along with warrants to purchase 625,000 shares of common stock at $3.33 per share to accredited investors.

•	Pursuant to the merger agreement, upon the effectiveness of the merger, (a) MabVax’s common stock was exchanged for Telik’s common stock based on the common exchange ratio, (b) Series A and Series B preferred stocks of MabVax were converted to common stock of MabVax immediately prior to the effective time of the merger and were treated as such, (c) MabVax’s stock options and common warrants became options and warrants for Telik’s common stock based on the exchange ratio, and (d) warrants to purchase Series C-1 preferred stock of MabVax terminated by their terms. No cash consideration arose relating to this exchange.

•	At the closing of the merger, MabVax converted 3,697,702 shares of Series C-1 Preferred into the same number of shares of Series A-1 Preferred of the Surviving Corporation.

Note 2—Pro Forma Purchase Price

The pro forma purchase price is based upon the fair value of Telik common stock outstanding of 4,583,096 shares as of March 31, 2014, multiplied by the stock closing price at March 31, 2014 of $1.43. The consideration transferred is based on the market price of Telik since management has determined that this was the most reliable measure of fair value. The total estimated purchase price of the acquisition as of March 31, 2014 is as follows:

(in thousands)	Amount
Fair value of Telik common stock	$6,554

Note 3—Pro Forma Adjustments

There were no inter-company balances and transactions between Telik and MabVax as of the dates and for the periods of these pro forma combined financial statements.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet:

a)	On May 12, 2014, a group of accredited private investors purchased for $2.5 million in exchange for 1,250,000 shares of Series B Convertible Preferred Stock at $2.00 per share along with warrants to purchase 625,000 shares of common stock at $3.33 per share. The warrants have been valued using the Black-Scholes option pricing model and the value of $440,000 has been classified in Additional Paid-in Capital. Telik expects to use this $2.5 million as well as cash on hand to fund transaction costs related to the Merger Agreement and the Series B Preferred Stock issuance in addition to wind-down costs, including severance expense and payments of accounts payable and accrued liabilities. Telik estimates these costs to total approximately $3.7 million.

(in thousands)
Series B Preferred Stock	$2,060
Warrants	440

$2,500

b)	To eliminate Telik’s historical stockholders’ deficit.

(in thousands)
Elimination of Telik historical accumulated deficit	($554,598)

c)	To convert immediately prior to the Effective Time of the merger, all Series A and Series B preferred stock of MabVax will be converted to common stock, warrants to purchase common stock of MabVax will be converted into warrants to purchase Telik’s common stock based on the common stock exchange ratio of 2.6459 per share, stock options will be assumed in the merger and will become options and rights for Telik’s common stock based on the common stock exchange ratio. All Series C-1 Preferred will be converted to Series A-1 Preferred of the Surviving Corporation upon the merger, and warrants to purchase Series C-1 Preferred stock of MabVax will terminate by their terms.

(in thousands)
MabVax Preferred Stock A and B converted to common/APIC	$12,527

d)	To record acquisition of Telik common stock, 4,583,096 shares at $1.43 per share (price at March 31, 2014).

As a reverse acquisition and pursuant to the acquisition method of accounting, the preliminary measurement and recognition of the purchase price to Telik’s tangible and identifiable intangible assets acquired and liabilities assumed are as of March 31, 2014. Goodwill as of the acquisition date is measured as the excess of the fair value of consideration transferred at the acquisition date, net of the identifiable assets acquired and liabilities assumed. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the merger, the actual amounts recorded for the merger may differ materially from the information presented when formal valuations are completed. While management believes that its preliminary estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and liabilities assumed.

The estimated pro forma purchase price of Telik, which includes estimated fair value adjustments, is allocated as follows:

(in thousands)	Amount
Goodwill	$5,731
Intangible assets—IPR&D	235
Telik net assets	588

$6,554

The preliminary purchase price allocation of the fair value of identifiable intangible assets is based upon preliminary management’s analysis consisting of In-Process Research and Development of $235,000. The excess purchase price over the net fair value of the tangible and intangible assets acquired and liabilities assumed results in goodwill of $5.7 million.

e)	To record the value of the outstanding common stock upon merger.

(in thousands)	Amount
Pro forma value of outstanding common stock upon merger	$126
Value of Telik common stock	(46)
Value of MabVax common stock	(1)

$79

Note 4—Pro Forma Share Information

The pro forma basic and diluted weighted average number of common shares outstanding used in computing pro forma combined basic and diluted earnings per share is based upon the following;

		Outstanding Pre-Merger (in thousands)	Exchange Ratio	Pro Forma Outstanding (in thousands)
Shares of Common Stock issued in exchange for MabVax common stock		989	2.6459 for 1	2,618
Shares of Common Stock issued in exchange for MabVax Preferred A and B	(1)	2,042	2.6459 for 1	5,403

Sub-total		3,031		8,021
Shares held by existing Telik Stockholders				4,583

Basic and Diluted Shares Outstanding Following the Merger				12,604

(1)	Represents conversion of 956,000 shares of Series A Preferred Stock and 1,086,000 shares of Series B Preferred Stock pursuant to the Merger Agreement.

Pro forma basic net loss per share has been computed using only the number of common shares expected to be outstanding after the merger, without giving effect to any potential future issuances of common stock related to stock options or warrants. The calculation of pro forma diluted loss per share excludes 1,848,000 common stock options and 19,568,000 common stock warrants expected to be outstanding after the closing of the merger because the effect would have been antidilutive.

The calculation of pro forma loss per share excludes 3,697,702 shares of Series A-1 Preferred Stock and 1,250,000 shares of Series B Preferred Stock expected to be outstanding after the closing of the merger.

DESCRIPTION OF TELIK’S CAPITAL STOCK

The following description of Telik’s common stock and preferred stock summarizes the material terms and provisions of Telik’s common stock and preferred stock. The following description of Telik’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, (i) Telik’s certificate of incorporation incorporated herein by reference to Exhibit 3.1 of Telik’s Annual Report on Form 10-K filed on March 27, 2002 (File No. 000-31265), as supplemented by the Certificate of Amendment to Amended and Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to Telik’s Current Report on Form 8-K filed on March 30, 2012 (File No. 000-31265) and the Series B certificate of designations incorporated herein by reference to Exhibit 3.1 of Telik’s Current Report on Form 8-K filed on May 12, 2014 (File No. 000-31265), (ii) by Telik’s bylaws incorporated herein by reference to Exhibit 3.2 of Telik’s Current Report on Form 8-K filed on December 14, 2007 (File No. 333-33868), and (iii) by applicable law, and does not include changes resulting from the amendments to Telik’s certificate of incorporation to effect a reverse stock split of Telik’s common stock. The terms of Telik’s common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Telik’s authorized capital stock consists of 100 million shares of common stock, $0.01 par value, and 5 million shares of preferred stock, $0.01 par value. As of May 1, 2014, there were 4,583,096 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of Telik’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Telik, holders of Telik’s common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to Telik’s common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to Telik’s certificate of incorporation, its board of directors has the authority, without further action by the stockholders, to issue up to 5 million shares of preferred stock, in one or more series. Telik’s board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of Telik or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of common stock.

On May 8, 2014, in connection with the PIPE transaction described elsewhere in this proxy statement, Telik filed a certificate of designation for its Series B preferred stock with the Secretary of State of the State of Delaware. The Series B certificate of designations authorized 1,250,000 shares of Series B preferred stock. The Series B holders are entitled to cumulative dividends on each share held at a rate of 8% per annum on the Stated Value (as defined in the Series B certificate of designations). Upon a liquidation event, the Series B holders are entitled to a liquidation preference per share, prior to any distribution of Telik’s assets to the holders of Telik’s common stock, in an amount equal to the Stated Value plus accrued and unpaid dividends. After payment to the Series B holders of the full preferential amount, the Series B holders will, on a pari passu basis with the holders of Telik’s common stock, participate in the distribution of any remaining assets of Telik, subject to certain limitations. Each Series B holder may elect to convert their Series B preferred stock into Telik’s common stock at the applicable conversion rate in effect at the time of such conversion. However, Telik shall not effect conversion of the Series B preferred stock to the extent such conversion would result in the beneficial owner acquiring beneficial ownership of more than 4.99% of the outstanding common stock post-conversion, including any shares of common stock issuable upon exercise or conversion of other convertible securities held by such beneficial owner. In addition, initially, Telik will not be allowed to issue any shares of common stock upon conversion of the Series B preferred stock if such issuance would constitute more than 19.99% of the outstanding common stock immediately prior to such conversion. However, the 19.99% limitation will not apply (i) after Telik obtains stockholder approval for the securities being issued in the PIPE transaction and the merger or (ii) if Telik obtains a written opinion from its outside counsel that such stockholder approval is not required. Subject to the foregoing, the conversion rate will be subject to full ratchet anti-dilution protection upon certain dilutive issuances of common stock or convertible securities of Telik. Such conversion price will be subject to adjustment from and after the earlier of: (i) the date that some or all of Telik’s shares issuable upon conversion of the Series B preferred shares or upon exercise of the PIPE warrants have become registered pursuant to an effective registration statement and (ii) six months after the closing date of the PIPE transaction at which time the conversion price of the Series B preferred stock shall equal the lower of (a) the initial conversion price and (b) 90% of the average of the 10 lowest weighted average prices of common stock during the 20 trading days immediately preceding applicable date of the conversion. The Series B holders may also require Telik to redeem their shares of Series B preferred stock prior to a change of control, as set forth in the Series B certificate of designations. The Series B certificate of designations further provides that the Series B holders are entitled to certain participation rights on issuances by Telik to holders of common stock in order to maintain their proportionate ownership, subject to certain customary exclusions, such as issuances pursuant to Telik’s option plans, and in connection with the merger.

The full text of the Series B certificate of designations is attached to this proxy statement as Annex J.

At the effective time of the merger, if effected, Telik will file the Series A-1 certificate of designations with the Secretary of State of the State of Delaware. Shares of the Series A-1 preferred stock will be issued to holders of MabVax’s Series C-1 preferred stock outstanding immediately prior to the effective time of the merger, in exchange for the same number of shares of MabVax’s Series C-1 preferred stock pursuant to the merger agreement. In addition, if MabVax issues shares of a new Series C-2 preferred stock prior to the completion of the merger, Telik will file at the effective time of the merger the Series A-2 certificate of designations with the Secretary of State of the State of Delaware, and shares of the Series A-2 preferred stock will be issued to holders of MabVax’s Series C-2 preferred stock outstanding immediately prior to the effective time of the merger in exchange for the same number of shares of MabVax’s Series C-2 preferred stock pursuant to the merger agreement.

For the terms of the Series A-1 preferred stock and the Series A-2 preferred stock, please see “Proposal 5: Approval of Series A-1 Certificate of Designations” and “Proposal 6: Approval of Series A-2 Certificate of Designations” in this proxy statement.

Stock Options

As of May 1, 2014, there were 299,584 shares of common stock reserved for issuance under our stock option and stock purchase plans. Of this number, 227,591 shares were reserved for issuance upon exercise of outstanding options that were previously granted under Telik’s stock option plans, 53,705 shares may be granted in the future under Telik’s stock option, and 18,288 shares were reserved for issuance under Telik’s employee stock purchase plan.

Anti-Takeover Effects of Provisions of Delaware Law and Telik’s Charter Documents.

Delaware Takeover Statute. Telik is subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Charter Documents. Telik’s certificate of incorporation requires that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

•	substantially limits the use of cumulative voting in the election of directors;

•	provides for a board of directors, classified into three classes of directors;

•	provides that the authorized number of directors may be changed only by resolution of Telik’s board of directors;

•	Telik’s board of directors may appoint new directors to fill vacancies or newly created directorships; and

•	authorizes Telik’s board of directors to issue blank check preferred stock to increase the amount of outstanding shares.

Telik’s bylaws provide that candidates for director may be nominated only by Telik’s board of directors or by a stockholder who gives written notice to Telik no later than 90 days prior nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice should be delivered not earlier than 120 days prior to the annual meeting nor later than the later of 90 days prior to such annual meeting or 10 days after the first public announcement of the date of such annual meeting. Telik’s bylaws also limit who may call a special meeting of stockholders.

Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of Telik’s common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “TELK.” On May 21, 2014, the last reported sale price for our common stock on the NASDAQ Capital Market was $1.38 per share. As of May  21, 2014 we had approximately 54 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for Telik’s common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021 and its telephone number is (800) 884-4225.

DESCRIPTION OF MABVAX’S CAPITAL STOCK

Under its current Amended and Restated Certificate of Incorporation, or the MabVax Charter, MabVax is authorized to issue up to 50,000,000 shares of common stock ($0.001 par value per share) and 10,502,793 shares of preferred stock ($0.001 par value per share). The following summary of certain provisions of MabVax capital stock does not purport to be complete. You should refer to the MabVax Charter and the Series C-1 Certificate (defined below), each of which are included as Annex L and Annex M, respectively, to this proxy. The summary below is also qualified by provisions of applicable law.

Common Stock

Every holder of MabVax common stock present in person or by proxy at a duly called meeting of its stockholders is entitled to one vote for each share of MabVax common stock held on all matters submitted to a vote of MabVax stockholders. Holders of MabVax common stock do not have cumulative voting rights. Holders of MabVax common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to shares of MabVax common stock. In the event of any liquidation, dissolution or winding-up of MabVax’s affairs, holders of MabVax common stock will be entitled to share ratably in assets remaining following payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of shares of preferred stock.

Preferred Stock

According to the MabVax Charter, the MabVax board of directors may designate additional series of MabVax preferred stock and establish the rights and preferences of such MabVax preferred stock from time to time, subject to compliance with the DGCL, without the consent of the holders of MabVax common stock.

MabVax Series A and B Preferred Stock

Pursuant to the MabVax Charter, the board of directors of MabVax may issue up to 956,240 shares of Series A preferred stock and up to 2,000,000 shares of Series B preferred stock. All shares of MabVax Series A preferred stock and MabVax Series B preferred stock will be converted into shares of MabVax common stock immediately prior to the effective time of the merger.

Series C-1 Financing

On February 12, 2014, MabVax entered into a Securities Purchase Agreement (subsequently amended pursuant to an Amendment No. 1 to the Securities Purchase Agreement, dated as of May 12, 2014) with certain accredited investors, as amended, or the Series C-1 Purchase Agreement, pursuant to which MabVax agreed to sell, in a private placement, an aggregate of up to 3,697,702 shares of its Series C-1 preferred stock, warrants to purchase up to an aggregate of 7,395,404 shares of its common stock, or the MabVax Common Warrants, and warrants to purchase up to 1,848,851 shares of MabVax Series C-1 preferred stock, or the Series C-1 Warrants, for an aggregate purchase price of $3,100,000, or such, the Series C-1 Financing. Each MabVax Common Warrant has an exercise price of $1.0060301 per share, and each Series C-1 Warrant has an exercise price of $0.8383584 per share. The Series C-1 Warrants will expire according to their terms prior to the completion of the Merger, and any outstanding MabVax Common Warrants will be exchanged for the right to receive warrants to purchase shares of our common stock as described above. A copy of the Series C-1 Purchase Agreement, and the related amendment, are attached as Annex N to this proxy.

Series C-1 Preferred Stock

The rights, preferences and privileges of MabVax’s Series C-1 Preferred Stock are more specifically set forth in that certain Certificate of Designations, Preferences and Rights of Series C-1 Preferred Stock filed with the Secretary of State of Delaware on February 12, 2014 and attached as Annex M to this proxy, or the Series C-1 Certificate. Subject to certain ownership limitations as further set forth in the Series C-1 Certificate, shares of MabVax Series C-1 preferred stock are convertible into shares of MabVax common stock. There are no sinking fund provisions applicable to shares of MabVax Series C-1 preferred stock.

Each holder of MabVax Series C-1 preferred stock present in person or by proxy at a duly called meeting of MabVax stockholders is entitled to one vote for each share of MabVax Series C-1 preferred stock held on all matters submitted to a vote of MabVax stockholders. Holders of MabVax Series C-1 preferred stock are also entitled, voting separately as a single class, to elect two members of the MabVax Board of directors. Holders of MabVax Series C-1 preferred stock do not have cumulative voting rights. Holders of Series C-1 preferred stock referred to in the Series C-1 Certificate and Series C-1 Purchase Agreement as the “Required Holders” also have certain drag-along rights applicable to the holders of other MabVax capital stock as more fully set forth in the Series C-1 Certificate. In addition, MabVax is required to obtain the Required Holders’ prior to consummating certain fundamental transactions and material transactions as more fully described in the protective provisions set forth in the Series C-1 Certificate.

In the event of any liquidation, dissolution or winding-up of MabVax’s affairs, holders of MabVax Series C-1 preferred stock will be entitled to receive a liquidation preference equal to the original price per share paid pursuant to the Series C-1 Purchase Agreement plus any accrued and unpaid dividends. Following the payment of such preference, holders of MabVax Series C-1 preferred stock will then share ratably in any assets remaining with the other holders of MabVax capital stock.

Series C-1 Redemption Rights

Upon the occurrence of certain triggering events as specifically set forth in the Series C-1 Certificate, holders of MabVax Series C-1 preferred stock are also entitled to have their shares redeemed by MabVax at a price per share equal to the greater of (i) 110% of the original purchase price per share, and (ii) the current price per share of any MabVax common stock issuable upon conversion. These redemption rights and the protective provisions described under Risk Factors Related to the Merger on page 13 will be assumed by Telik upon the completion of the Merger and will attach to shares of Series A-1 preferred stock and Series A-2 preferred stock. You should carefully review the Series A-1 and Series A-2 Certificates which set forth the specific redemption rights we will assume upon the completion of the Merger.

Registration Rights

In connection with the Series C-1 Financing, MabVax entered into a Registration Rights Agreement on February 12, 2014 with the persons and entities set forth on the signature pages thereto, or the Rights Agreement. The Rights Agreement is attached as Annex O to this proxy. Pursuant to the Rights Agreement, MabVax granted holders of its capital stock certain registration rights, including demand and piggy back registration rights as more fully described in the Rights Agreement. In connection with the Merger and as further described in the Merger Agreement, Telik will assume MabVax’s obligations pursuant to the Rights Agreement as well as the Series C-1 Purchase Agreement and other related transaction documents by and between MabVax and holders of its Series C-1 preferred stock.

Dividends

MabVax has never declared or paid any dividends on its common stock and does not currently anticipate declaring or paying dividends on its common stock, Series A preferred stock or Series B preferred stock in the foreseeable future. Holders of MabVax Series C-1 preferred stock are entitled to receive cumulative dividends payable annually at a rate of $0.8383584 per share (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events) before any dividends or distributions may be declared on shares of MabVax common stock and/or MabVax Series A preferred stock and/or Series B preferred stock. In addition, if, as and when any additional dividends or distributions are declared on shares of MabVax common stock, holders of MabVax Series C-1 preferred stock will be entitled to such dividends and distributions on an as-converted basis with the holders of MabVax common stock (without regard to any percentage beneficial ownership limitation on conversion of the Series C-1 preferred stock). The annual accruing dividend on Series C-1 preferred stock may be paid in cash or through the issuance of equity securities. MabVax does not anticipate paying any such dividends in cash. Subject to the rights of the holders of the Series C-1 preferred stock, holders of MabVax Series A and Series B preferred stock are entitled to receive (on a pari passu basis) dividends in the amount of $0.4936 per share and $0.5453 per share, respectively, when, as and if declared by the MabVax board of directors out of legally available funds. These dividends payable to the holders of the MabVax Series A preferred stock and Series B preferred stock must be paid prior to the payment of any dividends to the holders of MabVax common stock.

Backstop Financing

Prior to the completion of the Merger, MabVax expects to offer shares of MabVax common stock to certain accredited investors in a private placement transaction pursuant to Section 4(2)(a) of the Securities Act, or the Common Stock Financing. In the event MabVax raises less than $3 million from new investors in the Common Stock Financing, investors who purchased shares of MabVax Series C-1 preferred stock are required, on a pro rata basis, to purchase shares of a new series of MabVax preferred stock, MabVax Series C-2 preferred stock for the aggregate purchase price equal to the difference between $3 million and the aggregate purchase price MabVax receives in the Common Stock Financing.

Series C-2 Preferred Stock

MabVax anticipates that the rights, preferences and privileges of the holders of its Series C-2 preferred stock will be substantially the same as the rights, preferences and privileges as those of the Series C-1 preferred stock.

Market Information

Currently, there is no established trading market for MabVax common stock. After the automatic conversion of Series A and Series B preferred stock, there would be 3,031,422 shares of MabVax common stock issued and reserved for issuance. This number includes the following:

•	956,240 shares of MabVax common stock issuable upon the conversion of shares of MabVax Series A preferred stock outstanding as of May 1, 2014 to be automatically converted as a result of and immediately prior to the consummation of the Merger; and

•	1,085,766 shares of MabVax common stock issuable upon the conversion of shares of MabVax Series B preferred stock outstanding as of May 1, 2014 to be automatically converted as a result of and immediately prior to the consummation of the Merger.

This number excludes the following:

•	7,395,404 shares of MabVax common stock issuable upon the exercise of warrants outstanding as of May 1, 2014 at an exercise price of $1.0060301 per share;

•	3,697,702 shares of MabVax common stock issuable upon the conversion of shares of MabVax Series C-1 convertible preferred stock outstanding as of May 1, 2014;

•	1,848,853 shares of MabVax common stock issuable upon the conversion of shares of MabVax Series C-1 convertible preferred stock issuable upon the exercise of warrants to purchase shares of MabVax Series C-1 convertible preferred stock outstanding as of May 1, 2014 at an exercise price of $0.8383584 per share;

•	698,500 shares of MabVax common stock subject to options outstanding as of May 1, 2014, at a weighted average exercise price of $0.75 per share; and

•	1,283,680 shares of MabVax common stock available for future issuance under the MabVax 2014 Employee, Director and Consultant Equity Incentive Plan as of May 1, 2014.

The MabVax warrants to purchase common stock, MabVax Series C-1 convertible preferred stock and MabVax warrants to purchase Series C-1 convertible preferred stock each contain limitations that prevent the holder from acquiring shares of MabVax common stock that would result in the aggregate number of shares beneficially owned by such a holder and its affiliates exceeding 4.99% of the total number of shares of MabVax common stock then issued and outstanding.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2013.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders(1)	698,500		1,283,680
Equity compensation plans not approved by security holders	—	—	—
Total	698,500		1,283,680

(1)	Consists of 1,283,680 shares of MabVax common stock available for future issuance under the MabVax 2014 Employee, Director and Consultant Equity Incentive Plan, the 2014 Plan, 151,500 shares subject to options issued and outstanding under the 2014 Plan as of May 1, 2014 and 547,000 shares subject to options issued and outstanding pursuant to the MabVax 2008 Equity Incentive Plan, the 2008 Plan, as of May 1, 2014. The 2008 Plan was terminated in February of 2014. However, shares subject to options issued pursuant to the 2008 Plan, the 2008 Options, are added to the number of shares available for issuance under the 2014 Plan upon the expiration any 2008 Options.

DIRECTORS AND EXECUTIVE OFFICERS OF TELIK FOLLOWING THE MERGER

The following information sets forth the names, ages, proposed titles of each of the proposed directors and executive officers of the combined company upon consummation of the merger, their present principal occupation and their business experience during the past five years. During the last five years, neither we nor the proposed directors and executive officers of the combined company have been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors

Name	Age**	Position(s)
J. David Hansen	62	Chairman of the Board, President and Chief Executive Officer]
Jim J. Antonopoulos	31	Director
Philip O. Livingston, M.D.	71	Director, and Chief Science Officer
Jeffrey V. Ravetch, M.D., Ph.D.	63	Director
Michael M. Wick, M.D., Ph.D.*	68	Director

*	The biography of Dr. Wick can be found under the section entitled “Proposal 7: Election of Directors” above.
**	Ages as of May 21, 2014.

J. David Hansen, 62, has served as MabVax’s President, Chief Executive Officer, and Member of its Board of Directors since co-founding MabVax in 2006. Mr. Hansen is an experienced biopharmaceutical executive with more than 30 years of industry experience. He has held senior management roles in both private start-up companies as well as small to mid-sized public companies. His senior level experience includes executive management, finance and accounting, corporate development, sales and marketing. During his career, Mr. Hansen has executed a wide variety of in and out licensing agreements, research and development collaborations, joint ventures, divestitures, and acquisitions. Mr. Hansen has developed expertise in the therapeutic areas of immunology, oncology, and infectious disease.

From 1998 to 2006, Mr. Hansen was a corporate officer of Avanir Pharmaceuticals. He held the titles of Vice President of Commercial Development, Senior Vice President of Corporate Development, and President and Chief Operations Officer of the Avanir Subsidiary Xenerex Biosciences. From 1989 to 1999 Mr. Hansen served in multiple roles at Dura Pharmaceuticals including National Sales Director, Director of Marketing, and Director of Business Development. He has additional management experience with Merck & Co. (Schering-Plough), Key Pharmaceuticals, and Bristol Myers Squibb.

Jim J. Antonopoulos, 31, serves as a member of MabVax’s Board of Directors. Mr. Antonopoulos also serves as a Principal in Canaccord Genuity’s Investment Banking Group. Mr. Antonopoulos works primarily in the Life Sciences sector, representing pharmaceutical and biotechnology companies. Over the past six years, he has focused on sourcing and supporting the execution of public and private financing engagements as well as advising companies with respect to mergers and acquisitions. Mr. Antonopoulos received concentrations in Finance and Economics from Babson College in 2004 and received his juris doctorate from Villanova University School of Law in 2007.

Philip O. Livingston, M.D., 71, is currently a member of MabVax’s Board of Directors and MabVax’s Chief Science Officer and has served in that capacity since 2012. He received his MD degree from Harvard Medical School and was Professor of Medicine in the Joan and Sanford Weill Medical College at Cornell

University and Attending Physician and Member in Memorial Sloan-Kettering Cancer Center where he treated melanoma patients and ran the Cancer Vaccinology Laboratory research lab for over 30 years until his retirement from MSKCC October 1, 2011. Dr. Livingston’s research focused on: identification of suitable targets for immunotherapy of a variety of cancers, construction of polyvalent conjugate vaccines specifically designed to augment antibody responses against these targets, and identification of optimal immunological adjuvants to further augment the potency of these vaccines. He has over 150 publications and 4 issued and 3 pending patents concerning cancer vaccines. Recently, Dr. Livingston helped establish MabVax Therapeutics, Inc., and another biotech company, Adjuvance Technologies, Inc. MabVax supports two randomized Phase II trials with these MSKCC polyvalent vaccines and establishment of human monoclonal antibodies from the blood of immunized patients.

Jeffrey V. Ravetch, M.D., Ph.D., 63, is currently a member of the MabVax Board of Directors and has served as the Theresa and Eugene Lang Professor at the Rockefeller University and Head of the Leonard Wagner Laboratory of Molecular Genetics and Immunology since 1997.

Dr. Ravetch, a native of New York City, received his undergraduate training in molecular biophysics and biochemistry at Yale University, earning his B.S. degree in 1973, working with Donald M. Crothers on the thermodynamic and kinetic properties of synthetic oligoribonucleotides. Dr. Ravetch continued his training at the Rockefeller University—Cornell Medical School MD/Ph.D. program, earning his doctorate in 1978 in genetics with Norton Zinder and Peter Model, investigating the genetics of viral replication and gene expression for the single stranded DNA bacteriophage f1 and in 1979 he earned his M.D. from Cornell University Medical School. Dr. Ravetch pursued postdoctoral studies at the NIH with Phil Leder where he identified and characterized the genes for human antibodies and the DNA elements involved in switch recombination. From 1982 to 1996 Dr. Ravetch was a member of the faculty of Memorial Sloan-Kettering Cancer Center and Cornell Medical College. His laboratory has focused on the mechanisms by which antibodies mediate their diverse biological activities in vivo, establishing the pre-eminence of FcR pathways in host defense, inflammation and tolerance and describing novel inhibitory signaling pathways to account for the paradoxical roles of antibodies as promoting and suppressing inflammation. His work has been extended into clinical applications for the treatment of neoplastic, inflammatory and infectious diseases.

Dr. Ravetch has received numerous awards including the Burroughs-Wellcome Scholar Award, the Pew Scholar Award, the Boyer Award, the NIH Merit Award, the Lee C. Howley, Sr. Prize (2004), the AAI-Huang Foundation Meritorious Career Award (2005), the William B. Coley Award (2007), the Sanofi-Pasteur Award (2012) and the Gairdner International Prize (2012). He has presented numerous named lectures including the Kunkel Lecture, the Ecker Lecture, the Goidl Lecture, the Grabar Lecture, the Dyer Lecture and the Heidelberger/Kabat Lecture. He has received an honorary doctorate from Freidrich-Alexander University, Nuremberg/Erlangen. He is a member of National Academy of Sciences (2006), the Institute of Medicine (2007), a Fellow of the American Academy of Arts and Sciences (2008) and a Fellow of the American Association for the Advancement of Science (2009).

Dr. Ravetch has contributed extensively to the scientific community by serving as a member of the Scientific Advisory Boards of the Cancer Research Institute, the Irvington Institute for Medical Research and the Damon Runyon Foundation. He has been active in biotechnology for the last two decades, having served as a consultant or member of the Scientific Advisory Boards of Millennium Pharmaceuticals, Exelexis Pharmaceuticals, Regeneron Pharmaceuticals, Medimmune, Genentech, Novartis, Merck, Micromet, Xencor, Suppremol, Igenica, Portola Pharmaceuticals and Momenta.

Executive Officers

Name	Age**	Position(s)
J. David Hansen*	62	President and Chief Executive Officer
Philip O. Livingston, M.D.*	71	Chief Science Officer
Gregory P. Hanson	67	Chief Financial Officer
Wolfgang W. Sholz, Ph.D.	60	Vice President of Antibody Discovery

*	The biographies of Mr. Hansen and Dr. Livingston can be found under the section entitled “Directors and Executive Officers of Telik Following the Merger—Directors” above.
**	Ages of the Executive Officers are as of May 21, 2014.

Wolfgang W. Sholz, Ph.D., 60, is a co-founder of MabVax and has been Vice President of Antibody Discovery of MabVax since 2008. He has extensive drug discovery experience in multiple therapeutic categories and has collaborated with major pharmaceuticals companies in several projects. Dr. Scholz earned his Ph.D. in Microbiology/Immunology from the University of Kiel, Germany in 1985 and completed his postdoctoral training at the Research Institute of Scripps Clinic, La Jolla. He held positions with increasing responsibilities at Tanabe Research Laboratories from 1990 to 1994 and most recently he was Senior Director at Avanir Pharmaceuticals from 2000 to 2008, where he led research and development efforts for 8 years. He was a co-founder of Xenerex Biosciences, a subsidiary owned by Avanir Pharmaceuticals, and under his leadership, the antibody discovery group developed monoclonal antibodies to multiple infectious disease targets using in vitro and SCID mouse antibody generation technologies. Dr. Scholz’s work has been supported by multiple grants from the National Institute for Allergy and Infectious Diseases. Dr. Scholz has been principal investigator on multiple grants received by MabVax totaling more than $4 million. Dr. Scholz is an inventor on three pending antibody patents, three issued small molecule patents, and author on thirty-two peer-reviewed publications.

Gregory P. Hanson, 67, joined MabVax in February of 2014 as Chief Financial Officer. Mr. Hanson is an experienced CFO and was a Managing Director of First Cornerstone, starting in 2008 until February 2014, a board and management advisor to companies and executives in the areas of international corporate development, financing strategies, commercialization of technologies and products, and M&A advisory services. Since November 2009, Mr. Hanson has served as Advisory Board Member of Menon International, Inc. in an international capacity developing renewable products partnering and licensing arrangements, financings, and in commercializing technologies involving biosensor devices and assays. Since October 2011, Mr. Hanson has served on the Life Sciences Advisory Board of Brinson Patrick Securities, a boutique investment bank, and continues to serve as a confidential advisor to several other tech and life sciences companies. Mr. Hanson is the 2012-2013 President and 6-year Board Member of San Diego Financial Executives International (FEI), and has served on the Capital Formation Committee at BIOCOM since 2011.

Mr. Hanson served as Senior Vice President of Brinson Patrick Securities from October 2008 to October 2010, where he opened up the San Diego branch and introduced a new financing strategy for life sciences company management and their counsels. From 2006 to September 2008 Mr. Hanson served as Senior Vice President and Chief Financial Officer of Mast Therapeutics (MSTX—NYSE MKT); and from 1998 to 2006 he served as Vice President and Chief Financial Officer, Chief Accounting Officer, Compliance Officer and Corporate Secretary of Avanir Pharmaceuticals (NasdaqGS—AVNR), the developer of the cold sore product Abreva™. While at Avanir, Mr. Hanson listed the company on the American Stock Exchange, and 5 years later to the NASDAQ. Mr. Hanson has completed approximately $1 billion in financing, licensing and partnering arrangements. Mr. Hanson was an initial and continuing 6-year member of the Small Business Advisory Committee to the Financial Accounting Standards Board, and has spoken at various national conferences and industry organizations on financing strategy, and twice spoken to the SEC’s Committee on Improvements to Financial Reporting.

Mr. Hanson is a Certified Management Accountant and has an MBA with distinction from the University of Michigan, a BS in Mechanical Engineering from Kansas State University, and Series 7 & Series 63 securities licenses.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

AND MANAGEMENT OF TELIK

The following table sets forth information known to us concerning the beneficial ownership of the Telik’s common stock as of May 1, 2014 for:

•	each person known by us to beneficially own more than 5% of Telik’s common stock;

•	each of Telik’s directors;

•	each of Telik’s executive officers; and

•	all of Telik’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of Telik’s common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of May 1, 2014, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 4,583,096 shares of common stock outstanding on May 1, 2014, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each beneficial owner named in the table is c/o Telik, Inc., 2100 Geng Road, Suite 102, Palo Alto, California 94303.

Name of Beneficial Owner(1)	Number of Shares Owned(2)		Right to Acquire Within 60 Days(3)		Beneficial Ownership Total	Percent of Total

More than 5% Stockholders (NONE)

Current Directors and Executive Officers
Michael M. Wick, M.D., Ph.D.	6,973	(4)	103,002	(5)	109,975	2.35%
William P. Kaplan, Esq.	89		18,501		18,590	*
Steven R. Schow, Ph.D.	1,712	(6)	20,167		21,879	*
Wendy K. Wee	1,075		24,333		25,408	*
Edward W. Cantrall, Ph.D.	2,333	(7)	1,870		4,203	*
Steven R. Goldring, M.D.	—		1,870		1,870	*
Richard B. Newman, Esq.	782	(8)	1,870		2,652	*
All executive officers and directors as a group (7 persons)	12,964		171,613		184,577	3.88%

*	Represents beneficial ownership of less than one percent of Telik’s common stock.
(1)	This table is based upon information supplied by officers and directors and Form 4s filed with the SEC and does not include 1,250,000 shares of Series B preferred stock issued in the PIPE transaction on May 12, 2014. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Excludes shares issuable pursuant to stock options exercisable within 60 days of May 1, 2014.
(3)	Shares issuable pursuant to stock options exercisable within 60 days of May 1, 2014.
(4)	Includes 1,560 shares held by Dr. Wick’s spouse.
(5)	Includes 42,500 shares issuable to Dr. Wick’s spouse pursuant to stock options exercisable within 60 days of May1, 2014.
(6)	Shares are held under the Schow-Hamlin Living Trust, of which Dr. Schow and his wife are Trustees.
(7)	Shares are held in a joint account with Dr. Cantrall’s wife.
(8)	Includes 500 shares held by the D&R Products Co., Inc. 401(k) and Profit Sharing Plan, of which Mr. Newman and his spouse are trustees.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

AND MANAGEMENT OF MABVAX

As of May 1, 2014, there were approximately 3,031,422 shares of MabVax common stock issued and outstanding with approximately eleven (11) holders of record.

The table below sets forth, as of May 1, 2014, information regarding beneficial ownership of MabVax common stock, by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of MabVax voting securities;

•	each MabVax director;

•	each MabVax named executive officer; and

•	all current MabVax directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or dispositive power of a security and includes shares underlying options or other securities convertible into MabVax common stock that are currently exercisable or exercisable within 60 days of May 1, 2014. This table is based on information supplied by MabVax officers, directors and principal stockholders. Except as otherwise indicated, the beneficial owners of MabVax common stock listed below have sole investment and voting power with respect to their shares, except where community property laws may apply.

Percentage of ownership is based on 3,031,422 shares of MabVax common stock outstanding on May 1, 2014. Unless otherwise indicated, we deem shares subject to warrants, options or securities otherwise convertible into shares of MabVax common stock that are exercisable within 60 days of May 1, 2014 to be outstanding and beneficially owned by the person holding such securities for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Unless otherwise indicated in the table, the address of each of the individuals named below is: c/o MabVax Therapeutics, Inc. 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
RTP Venture Fund(1)(2)	1,599,196	52.07%
Biomark Capital Fund IV, L.P.(3)	711,168	24.46%
Govind Ragupathi, Ph.D.(8)	280,000	9.12%

Directors and Executive Officers
J. David Hansen(4)	315,000	10.14%
Philip O. Livingston, M.D.(1)(2)	1,599,196	52.07%
Gregory P. Hanson	—	*
Jim J. Antonopoulos(5)	163,680	4.99%
Jeffrey V. Ravetch, M.D., Ph.D.(6)	40,000	1.30%
Wolfgang W. Scholz, Ph.D.(7)	225,000	7.31%
All directors and executive officers as a group (6 persons)(9)	2,342,876	75.81%

(1)	Consists of (i) 1,107,033 shares held by RTP Venture Fund, (ii) 446,342 shares held by Philip O. Livingston and 45,821 shares held by the Joan L. Tweedy 2011 Revocable Trust, or the Tweedy Trust. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.

(2)	Includes 648,298 shares issuable upon conversion of MabVax Series A convertible preferred stock, 590,898 shares issuable upon conversion of MabVax Series B convertible preferred stock and 40,000 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(3)	Includes 307,942 shares issuable upon conversion of MabVax Series A convertible preferred stock and 403,226 shares issuable upon conversion of MabVax Series B convertible preferred stock.
(4)	Includes 75,000 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(5)	Includes 40,000 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014), 59,640 shares of MabVax common stock issuable upon conversion of Series C-1 convertible preferred stock and 64,040 shares of MabVax common stock subject to warrants exercisable to purchase MabVax common stock.
(6)	Includes 40,000 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(7)	Includes 45,000 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(8)	Includes 40,000 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(9)	Includes 240,000 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014), 648,298 shares issuable upon conversion of MabVax Series A convertible preferred stock, 590,898 shares issuable upon conversion of MabVax Series B convertible preferred stock, 59,640 shares issuable upon conversion of Series C-1 convertible preferred stock and 64,040 shares subject to warrants exercisable to purchase MabVax common stock.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF COMBINED COMPANY

The following table and the related notes present certain information with respect to the beneficial ownership of the combined company upon consummation of the merger, by (1) each director and executive officer of the combined company, (2) each person or group who is known to the management of Telik and MabVax to become the beneficial owner of more than 5% of the common stock of the combined company upon the consummation of the merger and (3) all directors and executive officers of the combined company as a group. Unless otherwise indicated in the footnotes to this table and subject to the voting agreements entered into by directors and executive officers of Telik and MabVax, Telik and MabVax believe that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,603,973 shares outstanding on May 1, 2014, including 4,583,096 shares formerly of Telik.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
RTP Venture Fund(1)(2)	4,231,333	33.29%
Biomark Capital Fund IV, L.P.(3)	1,881,688	12.99%
Govind Ragupathi, Ph.D.(8)	740,856	5.83%

Total 5% stockholders	6,853,877	52.11%

Directors and Executive Officers
J. David Hansen(4)	833,462	6.51%
Gregory P. Hanson	—	*
Philip O. Livingston, M.D.(1)(2)	4,231,333	33.29%
Jim J. Antonopoulos(5)	645,083	4.99%
Jeffrey Ravetch, M.D., Ph.D.(6)	105,837	*
Wolfgang W. Scholz, Ph.D.(7)	595,330	4.68%
Michael M Wick, M.D., Ph.D.(9)(10)	109,975	*

All executive officers and directors as a group (7 persons)(11)	6,521,020	51.17%

*	Represents beneficial ownership of less than one percent of the combined company’s stock.
(1)	Consists of (i) 2,929,112 shares held by RTP Venture Fund, (ii) 1,180,982 shares held by Philip O. Livingston and 121,238 shares held by the Joan L. Tweedy 2011 Revocable Trust, or the Tweedy Trust. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.
(2)	Includes 1,715,340 shares issuable upon conversion of MabVax Series A convertible preferred stock, 1,563,464 shares issuable upon conversion of MabVax Series B convertible preferred stock and 105,837 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(3)	Includes 814,788 shares issuable upon conversion of MabVax Series A convertible preferred stock and 1,066,901 shares issuable upon conversion of MabVax Series B convertible preferred stock.
(4)	Includes 198,443 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(5)	Includes 105,837 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014), 157,802 shares of MabVax common stock issuable upon conversion of Series C-1 convertible preferred stock and 381,644 shares of MabVax common stock subject to warrants exercisable to purchase MabVax common stock.
(6)	Includes 105,837 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(7)	Includes 119,066 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).

(8)	Includes 105,837 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014).
(9)	Includes 1,560 shares held by Dr. Wick’s spouse.
(10)	Includes 42,500 shares issuable to Dr. Wick’s spouse pursuant to stock options exercisable within 60 days of May 1, 2014.
(11)	Includes 677,520 shares subject to options exercisable within 60 days of May 1, 2014 (June 30, 2014), 1,715,340 shares issuable upon conversion of MabVax Series A convertible preferred stock, 1,563,464 shares issuable upon conversion of MabVax Series B convertible preferred stock, 157,802 shares issuable upon conversion of Series C-1 convertible preferred stock and 381,644 shares subject to warrants exercisable to purchase MabVax common stock.

TRANSACTIONS WITH RELATED PERSONS

For a description of Telik’s transactions with related persons, please refer to the section entitled “Item 12. Certain Relationships and Related Transactions, and Director Independence” set forth in Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014 (File No.  000-31265), which section is incorporated by reference herein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The balance sheets of Telik as of December 31, 2013 and the statements of operations, stockholders’ equity, and cash flows for the fiscal year ended December 31, 2013 incorporated by reference in this proxy statement, have been audited by Burr Pilger Mayer, Inc., independent registered public accounting firm, as stated in their report incorporated by reference. The balance sheets of Telik as of December 31, 2012 and the consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal year ended December 31, 2012 incorporated by reference in this proxy statement, have been audited by Ernst & Young LLP., independent registered public accounting firm, as stated in their report incorporated by reference.

The balance sheets of MabVax as of December 31, 2013 and 2012 and the related statements of operations, redeemable preferred stock and stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2013, appearing in this proxy statement have been audited by CohnReznick LLP, independent registered public accounting firm, as stated in their report appearing elsewhere herein.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement.

We incorporate by reference into this proxy statement the documents listed below that we have previously filed. The SEC file number for the documents incorporated by reference in this proxy statement is 000-31265. These documents contain important information about us and our finances.

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 10, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 15, 2014;

•	our Current Reports on Form 8-K, as filed with the SEC on May 12, 2014, March 3, 2014, and January 15, 2014; and

All filings filed by Telik, but not furnished, after the date of this proxy statement and before the date of the annual meeting are incorporated by reference in this proxy statement.

We will provide to each person to whom a proxy statement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this proxy statement but not delivered with the proxy statement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Controller, Telik, Inc., 2100 Geng Road, Suite 102, Palo Alto, CA 94303, telephone: (650) 845-7700. In addition, all of the documents incorporated by reference into this proxy statement may be accessed via the Internet at our website: http://www.telik.com. Any other information contained on, or accessible through, our website does not constitute a part of this proxy statement.

You should rely on the information contained or incorporated by reference in this proxy statement to vote at the annual meeting. We have not authorized anyone to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated June 3, 2014. You should not assume that the information contained in this proxy statement is accurate as of any other date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

Telik files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information Telik files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review Telik’s electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov or on Telik’s web site at http://www.Telik.com. Information included on Telik’s web site is not a part of this proxy statement.

You should rely only on the information contained in this proxy statement or on information to which Telik has referred you. Telik has not authorized anyone else to provide you with any information. Telik provided the information concerning Telik, and MabVax provided the information concerning MabVax, appearing in this proxy statement.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Telik stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in “householding,” please notify your broker. If you prefer to receive a separate proxy statement and annual report, direct your written request to: Controller, Telik, Inc., 2100 Geng Road, Suite 102, Palo Alto, CA 94303 or contact the Controller at (650) 845-7700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

FUTURE STOCKHOLDER PROPOSALS

The Company will consider for inclusion in its proxy materials for the 2015 annual meeting of stockholders, stockholder proposals that are received at its executive offices no later than February 3, 2015 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if the Company’s 2015 annual meeting of stockholders is not held between June 3, 2015 and August 2, 2015, then the deadline will be a reasonable time prior to the time the Company begins to print and send its proxy materials. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of the Company’s Amended and Restated Bylaws is available without charge upon written request to: Secretary, Telik, Inc., 2100 Geng Road, Suite 102, Palo Alto, CA 94303 or after the merger is consummated, 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at this annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ William P. Kaplan William P. Kaplan

Secretary

June 3, 2014

TELIK FINANCIAL STATEMENTS

For financial statements of Telik, please refer to the section entitled “Item 8. Financial Statements and Supplementary Data” set forth in Telik’s Annual Report on Form 10-K for the year ended December 31, 2013 filed March 10, 2014 (File No. 000-31265), which financial statements are incorporated by reference herein, and the section entitled “Item 1. Financial Statements” set forth in Telik’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed May 15, 2014 (File No. 000-31265), which financial statements are incorporated by reference herein.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Financial Statements (Unaudited)

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from May 5, 2006 (Inception) through March 31, 2014

MabVax Therapeutics, Inc.

(a Development Stage Company)

MabVax Therapeutics, Inc.

(a Development Stage Company)

Balance Sheets (Unaudited)

March 31, 2014 and December 31, 2013

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$2,254,676	$354,254
Prepaid expenses	55,967	44,408

Total current assets	2,310,643	398,662
Property and equipment, net	23,850	24,487
Other	16,227	14,285

Total assets	$2,350,720	$437,434

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$279,017	$66,977
Accrued clinical operations and site costs	470,750	773,523
Accrued payroll and related	89,000	169,123
Related party liabilities	—	240,000
Other accrued expenses	24,963	24,963

Total current liabilities	863,730	1,274,586

Commitments and contingencies

Preferred stock, $0.001 par value:
Series A redeemable convertible preferred stock, 2,956,240 shares authorized, 956,240 shares issued and outstanding as of December 31, 2013 with a liquidation preference of $80,13,996 as of December 31, 2013	—	5,787,906
Series B redeemable convertible preferred stock, 2,000,000 shares authorized, 891,485 shares issued and outstanding as of December 31, 2013 with a liquidation preference of $6,509,866 as of December 31, 2013	—	6,737,276
Series C redeemable convertible preferred stock, 5,546,553 shares authorized, 3,697,702 shares issued and outstanding as of March 31, 2014 with a liquidation preference of $3,131,934 as of March 31, 2014	5,188,565	—

Total redeemable preferred stock	5,188,565	12,525,182

Stockholders’ deficit:
Series A convertible preferred stock, 2,956,240 shares authorized, 956,240 shares issued and outstanding as of March 31, 2014, with a liquidation preference of $8,166,671	5,787,906	—
Series B convertible preferred stock, 2,000,000 shares authorized, 1,085,766 shares issued and outstanding as of March 31, 2014 with a liquidation preference of $6,627,063 as of March 31, 2014	6,739,219	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 989,416 and 829,416 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	989	829
Additional paid-in capital	930,671	609,389
Deficit accumulated during development stage	(17,160,360)	(13,972,552)

Total stockholders’ deficit	(3,701,575)	(13,362,334)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$2,350,720	$437,434

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from May 5, 2006 (Inception) through March 31, 2014

	For the Three Months Ended March 31		Period from May 5, 2006 (Inception) through March 31, 2014
	2014	2013
Revenues:
Grants	$94,900	$212,158	$4,246,242
Other	—	—	29,850

Total revenues	94,900	212,158	4,276,092

Expenses:
Research and development	394,238	624,221	12,141,977
General and administrative	673,321	322,903	6,365,860

Total expenses	1,067,559	947,124	18,507,837

Loss from operations	(972,659)	(734,966)	(14,231,745)
Interest income	61	128	11,243
Other income (expense)	—	—	5,700
Interest expense	(300)	(452)	(38,836)

Net loss	(972,898)	(735,290)	(14,253,638)

Deemed dividend on beneficial conversion of Series B preferred stock (See Note 4)	(2,214,910)	—	(2,906,722)

Net loss available to common stockholders	$(3,187,808)	$(735,290)	$(17,160,360)

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit (Unaudited)

For the Three Months Ended March 31, 2014 and

For the Period from May 5, 2006 (Inception) through March 31, 2014

	Redeemable Convertible Preferred Stock							Series A		Series B		Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Deficit
	Series A		Series B		Series C		Total
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount	Shares	Amount	Shares	Amount
Issuance of common stock, $0.001 par value per share, to founders on May 5, 2006	—	$—	—	$—	—	$—	$—	—	$—	—	$—	825,000	$825	$—	$—	$825

Issuance of Series A preferred stock, $0.001 par value per share, from March 5 to July 10, 2008 at $6.17 per share, net of issuance costs of $96,979	307,942	1,802,199	—	—	—	—	1,802,199	—	—	—	—	—	—	—	—	—

Issuance of Series A preferred stock from August 14 to December 2, 2009 at $6.17 per share, net of issuance costs of $3,573	162,076	996,427	—	—	—	—	996,427	—	—	—	—	—	—	—	—	—

Issuance of Series A preferred stock from February 17 to July 29, 2010 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	—	—	1,494,640	—	—	—	—	—		—	—	—

Issuance of Series A preferred stock from January 4 to July 26, 2011 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	—	—	1,494,640	—	—	—	—	—	—	—	—	—

Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	181,546	—	181,546

Net loss from inception to December 31, 2011	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,203,130)	(6,203,130)

Balance, December 31, 2011	956,240	5,787,906	—	—	—	—	5,787,906	—	—	—	—	825,000	825	181,546	(6,203,130)	(6,020,759)

Issuance of common stock upon exercise of stock options on January 20	—	—	—	—	—	—	—	—	—	—	—	4,416	4	465	—	469

Issuance of Series B preferred stock at $6.82 a share on November 2 in exchange for future services	—	—	91,642	625,000	—	—	625,000	—	—	—	—	—	—	—	—	—

Conversion of convertible debt into Series B preferred stock, $0.001 par value per share, on November 2, at $6.82 a share, including accrued interest of $28,922	—	—	187,673	1,278,922	—	—	1,278,922	—	—	—	—	—	—	—	—	—

Issuance of Series B preferred stock, on November 2 at $6.82 per share, net of issuance costs of $21,893	—	—	201,613	1,348,549	—	—	1,348,549	—	—	—	—	—	—	—	—	—

Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	100,734	—	100,734

Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,032,639)	(3,032,639)

Balance, December 31, 2012	956,240	5,787,906	480,928	3,252,471	—	—	9,040,377	—	—	—	—	829,416	829	282,745	(9,235,769)	(8,952,195)

	Redeemable Convertible Preferred Stock							Series A		Series B		Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Deficit
	Series A		Series B		Series C		Total
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount	Shares	Amount	Shares	Amount
Issuance of Series B preferred stock from February 1 to December 18 at $6.82 per share, net of issuance costs of $7,007	—	—	410,557	2,792,993	—	—	2,792,993	—	—	—	—	—	—	—	—	—

Deemed dividend related to beneficial conversion feature of series B preferred	—	—	—	691,812	—	—	691,812	—	—	—	—	—	—	—	(691,812)	(691,812)

Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	326,644	—	326,644

Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—		(4,044,971)	(4,044,971)

Balance, December 31, 2013	956,240	5,787,906	891,485	6,737,276	—	—	12,525,182	—	—	—	—	829,416	829	609,389	(13,972,552)	(13,362,334)

Exercise of Series B warrant in January at $0.01 per share	—	—	194,281	1,943	—	—	1,943	—	—	—	—	—	—	—	—	—

Reclassification of Series A and Series B to equity	(956,240)	(5,787,906)	(1,085,766)	(6,739,219)	—	—	(12,527,125)	956,240	5,787,906	1,085,766	6,739,219	—	—	—	—	12,527,125

Issuance of Series C-1 preferred stock in February at $0.84 per share, net of issuance costs of $126,345	—	—	—	—	3,697,702	2,973,655	2,973,655	—	—	—	—	—	—	—	—	—

Conversion of $240,000 in accounts payable into 160,000 shares of common stock	—	—	—	—	—	—	—	—	—	—	—	160,000	160	239,840	—	240,000

Deemed dividend related to beneficial conversion feature of Series C preferred	—	—	—	—	—	2,214,910	2,214,910	—	—	—	—	—	—	—	(2,214,910)	(2,214,910)

Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	81,442	—	81,442

Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(972,898)	(972,898)

Balance, March 31, 2014	—	$—	—	$—	3,697,702	$5,188,565	$5,188,565	956,240	$5,787,906	1,085,766	$6,739,219	989,416	$989	$930,671	$(17,160,360)	$(3,701,575)

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Cash Flow (Unaudited)

For the Three Months Ended March 31, 2014 and 2013 and for the

Period from May 5, 2006 (Inception) through March 31, 2014

	For the Three Months Ended March 31,		Period from May 5, 2006 (Inception) through March 31, 2014

	2014	2013
Operating activities
Net loss	$(972,898)	$(735,290)	$(14,253,638)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	1,790	8,842	294,529
Stock-based compensation	81,442	81,663	690,366
Accrued interest on convertible debt	—	—	28,922
Increase (decrease) in cash resulting from changes in:
Grants receivable	—	(50,301)	—
Prepaid expenses – clinical operations	—	(4,139)	625,000
Prepaid expenses and other	(11,559)	(5,390)	(70,252)
Accounts payable	31,444	11,969	98,421
Accrued clinical operations and site costs	(122,176)	(112,625)	651,347
Accrued payroll	(80,123)	(23,786)	89,000
Related party liabilities	—	—	240,000
Other accrued expenses	—	(4,940)	24,963

Net cash used for operating activities	(1,072,080)	(833,997)	(11,581,342)
Investing activities
Purchases of property and equipment	(1,153)	—	(318,379)

Net cash used for investing activities	(1,153)	—	(318,379)
Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	2,973,655	649,998	12,903,103
Proceeds from issuance of common stock	—	—	825
Issuance of convertible debt	—	—	1,250,000
Proceeds from exercise of stock options	—	—	469

Net cash provided by financing activities	2,973,655	649,998	14,154,397
Net change in cash and cash equivalents	1,900,422	(183,999)	2,254,676
Cash and cash equivalents at beginning of period	354,254	421,197	—

Cash and cash equivalents at end of period	$2,254,676	$237,198	$2,254,676

Supplemental disclosures:
Cash paid during the period for income taxes	$—	$—	$8,788

Issuance of Series B preferred stock for future services	$—	$—	$625,000

Conversion of debt to Series B preferred stock	$—	$—	$1,278,922

Issuance of common stock for accounts payable	$240,000	$—	$240,000

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

Note 1 – Nature of operations and summary of significant accounting policies

Nature of operations and basis of presentation

MabVax Therapeutics, Inc., incorporated on May 5, 2006, is a biopharmaceutical company focused on the discovery, development and commercialization of novel and proprietary antibodies and vaccines for the treatment of a variety of cancers. The Company’s objective is to either independently or through one or more partnerships with cancer treatment centers, pharmaceutical and biopharmaceutical organizations identify drug development candidates derived from the Company’s antibody libraries.

As of March 31, 2014, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity and Going Concern

The accompanying financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has a net loss of $972,898, net cash used for operations of $1,072,080 and net cash used for investing activities of $1,153, for the three months ended March 31, 2014. As of March 31, 2014, the Company also has an accumulated deficit of $17,160,360 and working capital of $1,446,913.

In February 2014, the Company received $3.0 million in connection with the sale of Series C-1 Convertible Preferred Stock, and received a commitment that the Series C-1 investors would make up the difference in a subsequent financing of $3.0 million if the Company is unsuccessful in raising the full $3.0 million in the subsequent financing (the “Series C Purchase Agreement”). The terms of the agreement require the Company to maintain certain covenants prior to the subsequent financing in order to maintain the commitment. The Company cannot assure that it will be able to maintain all the covenants stated in the Series C Purchase Agreement.

The Company anticipates that it will continue to incur net losses into the foreseeable future as it: (i) continues to identify and advance a number of potential drug candidates into clinical and preclinical development activities, (ii) initiates manufacturing of its lead antibody candidate 5B1 and continues to fund its operations, and (iii) expands its corporate infrastructure, including the costs associated with potentially becoming a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations beyond October 2014, unless the Company is able to raise additional capital, or maintain certain covenants associated with a $3.0 million commitment in connection with a subsequent financing of Series C preferred stock. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to continue to fund its losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company is unable to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if the Company is

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. Any of these actions could materially harm the Company’s business, results of operations, and future prospects.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed Federally insured limits. The Company has not experienced any losses on such accounts.

Fair value of financial instruments

The Company’s financial instruments consist of cash and cash equivalents, grants receivable, prepaid expenses and other assets, accounts payable, accrued expenses and related party payables, all of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Property and equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to five years. Leasehold improvements are amortized over the lesser of the life of the lease or the life of the asset.

Impairment of long-lived assets

The Company evaluates its long-lived assets with definite lives, such as property and equipment, for impairment. The Company records impairment losses on long-lived assets used for operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairment losses of long-lived assets through March 31, 2014.

Research and development costs

Research and development expenses, which consist primarily of salaries and other personnel costs, clinical trial costs and preclinical study fees, manufacturing costs for non-commercial products, and the development of

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

earlier-stage programs and technologies, are expensed as incurred when these expenditures have no alternative future uses. A significant portion of the development activities are outsourced to third parties, including contract research organizations. In such cases, the Company may be required to estimate related service fees incurred.

Revenue recognition

Revenue from grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH Grants are recognized when the Company incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. U.S. Treasury grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when the Company incurs internal expenses that are related to the approved grant.

The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. Any amounts received by the Company pursuant to the NIH Grants prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Stock-based compensation

The Company’s stock-based compensation programs include grants of stock options to employees, consultants, non-employee directors and non-employees. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Note 2 – Property and equipment

Property and equipment consisted of the following as of March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
Furniture and fixtures	$8,979	$8,979
Office equipment	23,003	21,850
Lab equipment	286,398	286,397

	318,380	317,226
Less accumulated depreciation and amortization	(294,530)	(292,739)

Totals	$23,850	$24,487

Depreciation expense for the three months ended March 31, 2014 and 2013 and for the period from May 5, 2006 (Inception) through March 31, 2014 was $1,790, $8,842 and $294,529, respectively.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

Note 3 – Significant agreements and contracts

NIH Grants

NCI Antibody Grant – In December 2008, the NCI awarded the Company a Small Business Technology Transfer Program grant to support the Company’s program to discover and develop novel fully-human antibody therapeutics to treat cancer from the lymphocytes of patients immunized with the Company’s licensed vaccines during clinical trials at Memorial Sloan-Kettering Cancer Center (the “NCI Antibody Grant”). The project period for Phase 1 of the grant award that approximates $200,000 covered a one-year period which commenced in September of 2008 and ended in August of 2009. The Company was awarded the Phase 2 portion of the grant, which amounted to approximately $1,105,000 and covered the period from August 2010 to July 2012. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred.

NCI Sarcoma Vaccine Grant – In July 2010, the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to conduct a Phase 2 clinical trial for a vaccine intended to prevent the recurrence of sarcoma (the “NCI Sarcoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $150,000 covered a six-month period which commenced in August 2010 and ended in January 2011. The Company received the Phase 2 portion of the grant, which amounted to approximately $1,829,000 and covered the period from April 2011 to January 2013. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred.

NCI Neuroblastoma Vaccine Grant – In July 2012, the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to manufacture the clinical material and develop an Investigational New Drug Application for a vaccine to prevent the recurrence of Neuroblastoma (the “NCI Neuroblastoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $149,000 covered a six-month period that commenced in July 2012 and ended in December 2012. The Company applied for and received a one-year extension on the project. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred.

NCI PET Imaging Agent Grant – In September 2013, the NCI awarded the Company a Small Business Innovation Research Program Contract to support the Company’s program to develop a PET imaging agent for pancreatic cancer using a fragment of the Company’s 5B1 antibody (the “NCI PET Imaging Agent Grant”). The project period for Phase 1 of the grant award that approximates $250,000 covers a nine-month period which commenced in September 2013 and ends in June 2014. The total contract amount of approximately $1,749,000 supports research work through June 2016. The Company records revenue associated with the NCI PET Imaging Agent Grant as the related costs and expenses are incurred. The Company earned $62,494 in NCI PET Imaging Agent Grant revenue for the three months ended March 31, 2014.

U.S. Treasury grants

During 2010, the U.S. Treasury awarded the Company two one-time grants totaling $488,958 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. The grants cover reimbursement for qualifying expenses incurred by the Company in 2010 and 2009. The proceeds from these grants are classified in “Revenues – Grants.”

GigaGen, Inc. agreement

In January 2014, the Company entered into a Material Transfer Agreement with GigaGen, Inc. that is directed to a project for the evaluation of human immune responses to vaccination against specific cancer

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

antigens (the “GigaGen Agreement”). MabVax will provide certain materials and GigaGen will use its proprietary technology to analyze the immune response and identify novel human antibody sequences. Each company is responsible for its own expenses. No funds were transferred to either party, and there are no other financial obligations stated in the GigaGen Agreement. Unless otherwise terminated in accordance with its terms, the GigaGen Agreement will expire upon the one-year anniversary.

Sialix, Inc. Letter agreement

In January 2014, the Company signed a Letter Agreement (the “Letter Agreement”) with Sialix, Inc. (“Sialix”) which modified certain terms of a Material Transfer Agreement (“MTA”) which the Company entered into in December 2013. Under the MTA, the Company provided certain antibody materials for testing and evaluation by Sialix. The Letter Agreement provided that MabVax would not provide the same materials to a third-party for the six-month period in which Sialix is conducting their testing. No funds were transferred to either party, and there are no other financial obligations in the Letter Agreement. The Letter Agreement will terminate at the end of July 2014 and the MTA will terminate in December 2014.

Dawson James engagement agreement

In March 2014, the Company entered into an Engagement Agreement with Dawson James (“Dawson” and the “Dawson Agreement”), in which the Company retained Dawson to advise and structure a series of capital market activities and transactions. The Dawson Agreement is a non-exclusive agreement for a one-year period and may be terminated earlier by either party.

Note 4 – Redeemable convertible preferred stock

During March 5 to July 10, 2008, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 307,942 shares for an aggregate receipt of $1,802,199 in cash, net of $96,979 in issuance costs, at a price per share of $6.17.

During August 14 to December 2, 2009, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 162,076 shares for an aggregate receipt of $996,427 in cash, net of $3,573 in issuance costs, at a price per share of $6.17.

During February 17 to July 29, 2010, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

During January 4 to July 26, 2011, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

In November 2012, the Company sold 201,613 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with an aggregate of $1,348,549 in funds, net of issuance costs of $21,893, at a price per share of $6.82.

In early 2012, the Company issued convertible debt and received $1,250,000 in cash. The debt bears interest at a rate of 4% per annum and will mature upon the earlier of the one year anniversary of issuance or a sale of the Company unless redeemed prior to that date. The debt will be automatically converted upon a qualified financing event. In November 2012, the convertible debt holders elected to convert all convertible debt and accrued interest for $1,278,922, at a conversion rate of $6.82 for 187,673 shares of Series B preferred stock.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

In November 2012, the Company sold 91,642 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with a prepaid amount of $625,000 for future contract research services, which was recorded at a price per share of $6.82. At December 31, 2012, the prepaid services were $539,633. The prepaid balance was expensed in full during the year ended December 31, 2013.

During February 2013 through December 2013, the Company sold an additional 410,557 shares of Series B preferred stock in exchange for $2,792,993 in funds, net of issuance costs of $7,007. The Company also issued warrants to purchase an additional 194,281 shares of Series B preferred stock at an exercise price of $0.01 per share (the “Series B Warrant”). The Series B Warrant is exercisable immediately and has a term of five years. Because the Series B Warrant is immediately convertible at the option of the holder, the Company recorded a deemed dividend of $691,812 from the beneficial conversion feature associated with the issuance of the Series B convertible preferred stock and the Series B Warrant. In January 2014, the holders of the Series B Warrant exercised their rights to purchase 194,281 shares of Series B preferred stock for proceeds of $1,943.

The Company valued the warrants at fair value at the date the warrants were issued, using the Black-Scholes valuation model with the following assumptions; contractual term of five years, volatility of 86%, no dividend yield and a risk-free interest rate of 0.28%.

Conversion

The holders of Series A and Series B preferred stock may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $6.17 and $6.82 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a weighted average anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series A and Series B preferred stock shall be automatically converted upon closing of a public offering in which the sale of common shares are at a purchase price of not less than $18.51 per share. In connection with the amendment and restatement of the Company’s Certificate of Incorporation in February 2014, the mandatory conversion provisions were revised to provide that all outstanding Series A and Series B shares shall be automatically converted into shares of Common Stock immediately prior to the date on which the shares of common stock are registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and upon the consummation of a merger by the Company into an entity with shares of common stock registered under the 1934 Act.

Dividends

As of December 31, 2013, the holders of Series A and B were entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on common stock. If any dividend is declared and paid on any common stock, a dividend shall be declared and paid on Series A and B preferred stock on an “as converted” basis.

Cumulative preferred stock dividends, when and if declared, for Series A preferred stock totaled $2,114,818 and $1,521,188 ($2.21 and $1.59 per share) and for Series B preferred stock totaled $430,944 and $45,596 ($0.48 and $0.09 per share) as of December 31, 2013 and 2012, respectively. Since its Inception through December 31, 2013, no dividends have been declared by the Board of Directors.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

In February 2014, the holders of Series A and B preferred stock waived any rights to all accrued dividends they may have had a right to receive and amended the Company’s Certificate of Incorporation to eliminate their right to accrue dividends in the future as an inducement to buyers in the Series C-1 Preferred Stock Financing.

Redemption

As of December 31, 2013, the holders of a majority interest of the Series A and B preferred stock held a right to redeem (the “Redemption Right”), at any time on or after the fifth anniversary of the issuance date, upon request of at least 60% of the holders, all of their preferred stock at a redemption price of $6.17 and $6.82 per share of Series A and B preferred stock, respectively, exclusive of dividends. Due to these terms, the Company has classified all of the preferred stock as mezzanine equity (outside of permanent equity) as of December 31, 2013 and 2012. Subsequently in March 2014, the majority of holders or more than 60% of the Series A and B shareholders agreed by letter commitment to the Company to relinquish the Redemption Right.

Liquidation preference

As of December 31, 2013, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A and B stockholders shall be paid an amount equal to $6.17 and $6.82 per share, respectively, plus all declared and unpaid dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series B redeemable convertible preferred stock, second to the holders of Series A redeemable convertible preferred stock and third on a pro rata basis to all stockholders of the Company on an as-converted basis.

Subsequently in March 2014, the Series A and B stockholders subordinated their liquidation preference to Series C stockholders, as an incentive for the Series C stockholders to make an investment in the Company.

Voting rights

Each holder of Series A and Series B redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible.

Series C preferred stock purchase agreement

On February 12, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and issued 3,697,702 shares of Series C-1 convertible preferred stock, warrants to purchase 7,395,404 of common stock at approximately $1.01 a share (the “Common Warrants”) and warrants to purchase 1,848,851 shares of Series C-1 convertible preferred stock at $0.84 a share (the “C-1 Warrants”), respectively, for aggregate gross proceeds of $3,100,000, less issuance costs of $126,345 (the “Series C Financing”). The warrants are exercisable immediately. The Common Warrants expire February 13, 2022, and the C-1 Warrants expire upon registration of the shares of common stock of the Company (or a successor entity) under the Securities Act of 1934 ( the “1934 Act”). Because the warrants are immediately

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

convertible at the option of the holder, the Company recorded a deemed dividend of $2,214,910 from the beneficial conversion feature associated with the issuance of the Series C convertible preferred stock and the Common Warrants and the C-1 Warrants.

In connection with the Series C Financing, the Company agreed to use its reasonable best efforts to raise at least an additional $3,750,000 through the sale and issuance of shares of common stock initially intended to be at $4.19 per share (the “Subsequent Capital Raise”). Substantially all of the investors in the Series C-1 Financing executed a financing commitment letter (such letters, the “Financing Commitment Letters”) to purchase a pro rata number of shares of common stock at the purchase price of $4.19 per share, representing in the aggregate at least $750,000, subject to certain terms and conditions that the Company may or may not meet, including raising at least $3,000,000 from new investors in the Subsequent Capital Raise. In addition, each such commitment letter provides that, in the event that less than $3,000,000 from new investors in the Subsequent Capital Raise and subject to certain terms and conditions that the Company may or may not meet, each investor party to such letter shall purchase shares of a to be authorized series of preferred stock designated as Series C-2 convertible preferred stock at $4.19 per share and in the aggregate amount of up to $3,000,000 (the “Backstop Capital Raise”).

On May 12, 2014, the Company and certain investors amended the Securities Purchase Agreement to, among other things, (i) lower the price per share of the Subsequent Capital Raise from $4.19 to approximately $2.76 per share, and (ii) provide that the price per share payable by investors as set forth in the Financing Commitment Letters would henceforth be the lower of (A) $4.19 a share and (B) the lowest price paid in the Subsequent Capital Raise. The price per share of the Backstop Capital Raise was not changed as a result of the amendment.

The rights, preferences and privileges of the Series C-1 convertible preferred stock and the Series C-2 convertible preferred stock (collectively, the “Series C”) are substantially the same, with the only material difference being the liquidation preference and conversion price of each such series, which is initially equal to their respective issuance price. The holders of Series C may require that the Company redeem their shares of Series C, including any accrued but unpaid dividends, upon the occurrence of any of the following events (each, a “Triggering Event”): the suspension of trading of common stock following registration of such shares, the failure to issue shares of common stock upon conversion of any Series C, the failure to authorize sufficient shares of common stock to permit the conversion of all outstanding Series C and exercise of all Common Warrants and C Warrants, failure to make certain required payments to the holders in excess of $25,000, a default on indebtedness in the aggregate amount of $100,000, bankruptcy events, judgments requiring payments in excess of $100,000, consummation of a change of control with an entity which does not have a class of securities registered for trading, failure of the Company to initiate the process of becoming publicly traded (either through a merger into a public company or the filing of a registration statement) within 4 months of the closing of the Series C Financing, failure to complete such merger within one year or such registration within 4 months of the closing of the Series C Financing, issuance of common stock in violation of certain restrictions relating to employee equity, issuance of debt in violation of any agreement relating to the Series C Financing, failure to convert the Series A or Series B Preferred Stock on or prior to the date the Company becomes publicly tradable, any deviation of 20% or more from the annual budget approved by such holders, any deviation of 5% or more with respect to auditing and investors’ relations expenses, failure to deliver the 2013 audited financials within 45 days of the closing of the Series C Financing, any deviation of any line item of the 2013 audited financials from those set forth in the 2013 unaudited financials delivered in connection with the Series C Financing or a breach of any representation, warranty, covenant or other term or condition of any agreement relating to the Series C Financing. Certain Triggering Events had occurred as of May 9, 2014, but were subsequently waived by the holders of Series C.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

Conversion

The holders of Series C-1 and Series C-2 may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $0.84 and $4.19 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a full ratchet anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series C shares shall be automatically converted into shares of Common Stock upon the affirmative election of the holders of a majority of the issued and outstanding shares of Series C. In the event that the Company does not issue the shares of common stock upon conversion of any Series C shares, certain penalties, which may be paid in the form of cash or additional shares of common stock, will accrue. The number of shares of common stock issuable upon conversion of Series C held by any particular holder, together with all affiliates of such holder, is capped at 4.99% of the issued and outstanding shares of common stock of the Company. Any shares in excess of such amount will be held in abeyance until such time as the issuance of such shares of common stock would not put such holder, together will all affiliates of such holder, above 4.99%. An individual holder may elect to increase this limit to up to 9.99% effective 61 days after providing notice to the Company.

Dividends

The holders of Series C are entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on Series B, Series A or common stock. If any dividend is declared and paid on any common stock, Series B or Series A, a dividend shall be declared and paid on Series C preferred stock on an “as converted” basis.

Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series C-1 and C-2 stockholders shall be paid an amount equal to $0.84 and $4.19 per share, respectively, plus all accrued dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series C, Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders, if any, shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series C, second to holders of Series B redeemable convertible preferred stock, third to the holders of Series A redeemable convertible preferred stock and fourth on a pro rata basis to all stockholders of the Company on an as-converted basis.

Voting rights

Each holder of Series C redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible. In addition, the consent of the Required Holders is required in certain circumstances.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

Note 5 – Related party transactions

In February 2014, the Company issued 160,000 shares of common stock to the related parties in exchange for cancellation of $240,000 in related party liabilities for consulting services.

Note 6 – Stockholders’ deficit

In March 2014, the majority of holders or more than 60% of the Series A and B shareholders agreed by letter commitment to the Company to relinquish the Redemption Right, and the Series A and Series B preferred stock was reclassified to stockholders’ deficit.

Stock Incentive Plan

The following table summarizes stock option activity for the three months ended March 31, 2014 and 2013:

	Options Outstanding	Weighted-Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2013	547,000	$0.33
Options granted	151,500	2.25
Options canceled	—	—
Options exercised	—	—

Outstanding and expected to vest at March 31, 2014	698,500	0.75	$34,925

Vested and exercisable at March 31, 2014	229,547	$0.40	$91,819

	Options Outstanding	Weighted-Average Exercise Price
Outstanding at December 31, 2012	211,000	$0.23
Options granted	336,000	0.40
Options canceled	—	—
Options exercised	—	—

Outstanding and expected to vest at March 31, 2013	547,000	0.33

The Company uses the Black-Scholes valuation model to calculate the fair value of stock options. The fair value of employee stock options was estimated at the grant dates using the following assumptions:

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Weighted-average grant date fair value	$0.80	$3.26
Dividend yield	0%	0%
Volatility	84%	86%
Risk-free interest rate	0.12%	0.57%
Expected life of options (years)	6.25	5.0

The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Due to the Company’s limited historical data, the estimated volatility incorporates the

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

historical and implied volatility of comparable companies whose share prices are publicly available. The risk-free interest rate assumption was based on the U.S. Treasury’s rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. The weighted average expected life of options was estimated using the comparable companies.

The total stock-based compensation recorded as research and development expenses was $38,628, $41,699 and $366,474 for the three months ended March 31, 2014 and 2013 and for the period from May 5, 2006 (Inception) through March 31, 2014, respectively. The total stock-based compensation recorded as general and administrative expenses was $42,814, $39,962 and $323,892 for the three months ended March 31, 2014 and 2013 and for the period from May 5, 2006 (Inception) through March 31, 2014, respectively.

The weighted average remaining contractual life of stock options outstanding at March 31, 2014 is 8.3 years.

The total unrecognized compensation cost related to unvested stock option grants as of March 31, 2014 was $923,364 and the weighted average period over which these grants are expected to vest is 1.8 years.

Common stock reserved for future issuance

Common stock reserved for future issuance consists of the following at March 31, 2014:

Common stock reserved for conversion of preferred stock and warrants	13,323,873
Common stock options outstanding	698,500
Authorized for future grant or issuance under the Stock Plan	1,264,590

Total	15,286,963

Note 7 – Commitments and contingencies

Litigation

In the normal course of business, the Company may be named as a defendant in one or more lawsuits. Management is currently not aware of any pending lawsuits.

Note 8 – Subsequent events

Merger transaction

On May 12, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telik, Inc. (“Telik”), and Tacoma Acquisition Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Telik (the “Merger Sub”).

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Telik’s stockholders, upon the consummation of the merger, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Telik. The Merger is intended to qualify as a tax-free reorganization for U.S. Federal income tax purposes.

At the effective time of the Merger: (a) all shares of the Company’s Series A Preferred Stock and Series B Preferred Stock shall be automatically converted into shares of the Company’s Common Stock, (b) all outstanding shares of the Company’s Common Stock would be converted into and exchanged for shares of

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (Unaudited)

Telik’s Common Stock, par value $0.01 per share (the “Common Stock”), (c) all outstanding shares of the Company’s Series C-1 Preferred Stock would be converted into and exchanged for shares of Telik’s Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), (d) each outstanding shares of the Company’s series C-2 preferred stock would be converted into and exchanged for shares of Telik’s Series A-2 Preferred Stock, par value $0.01 per share, (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”) (e) each outstanding Company option and warrant to purchase the Company’s common stock would become options and warrants to purchase Telik’s Common Stock, and (f) each outstanding Company warrant to purchase the Company’s preferred stock would be cancelled for no consideration.

Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger, the former MabVax equity holders are expected to own approximately 85% of the aggregate number of shares of Telik’s Common Stock and Telik’s Preferred Stock (on a fully diluted and as-converted basis) and the former Telik equity holders as of immediately prior to the Merger (including the new stockholders of Telik that could result as part of any potential financing prior to the merger are expected to own approximately 15% of Telik’s aggregate number of Common Stock and Preferred Stock (on a fully diluted and as converted to Common Stock basis). Under certain circumstances relating to the delisting of the shares of Telik’s Common Stock from the NASDAQ Capital Market, the above referenced ownership split of 85%/15% will be adjusted and revised to 95%/5%.

The Merger Agreement contains customary representations, warranties and covenants made by Telik and MabVax, including covenants relating to obtaining the requisite approvals of the stockholders of Telik and MabVax, indemnification of directors and officers, and Telik’s and MabVax’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

The issuance of Telik’s shares of Common Stock and Preferred Stock in the Merger and in the Subsequent Capital Raise described above, amendments of the Telik charter related to an increase in the authorized number of shares of Telik Common Stock and Preferred Stock and a potential reverse stock split to maintain Nasdaq listing maintenance standards and other transactions contemplated by the Merger Agreement are subject to approval by Telik’s stockholders. The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to certain materiality qualification, compliance by the parties with their respective covenants, the existence of certain working capital for Telik and no existence of any law or order preventing the Merger and related transactions.

The Merger Agreement contains certain termination rights for both Telik and MabVax, and provides for the payment of a termination fee of $375,000 by Telik to MabVax upon termination of the Merger Agreement under specified circumstances.

MabVax’s stockholders adopted the Merger Agreement on May 12, 2014.

Gallus Biopharmaceuticals agreement

In April 2014, the Company entered into an agreement for development and manufacturing services with Gallus BioPharmaceuticals pursuant to which Gallus will manufacture clinical supplies of MabVax’s recombinant fully-human antibody development product designated 5B1 (the “Gallus Agreement”). As consideration for the services provided in the Agreement, the Company expects to pay Gallus approximately $2,400,000 over the 15 month life of the contract. Unless otherwise terminated in accordance with its terms, the Gallus Agreement will expire upon completion of the Services or after a period of five years.

The Company has evaluated subsequent events through May 22, 2014, which is the date the financial statements were available to be issued.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Financial Statements

and Report of Independent Registered Public Accounting Firm

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

MabVax Therapeutics, Inc.

(a Development Stage Company)

[CohnReznick LLP Letterhead]

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

MabVax Therapeutics, Inc.

We have audited the accompanying balance sheets of MabVax Therapeutics, Inc. (the “Company”), a development stage company, as of December 31, 2013 and 2012, and the related statements of operations, redeemable preferred stock and stockholders’ deficit and cash flows for the years then ended and for the period from May 5, 2006 (Inception) through December 31, 2013. MabVax Therapeutics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MabVax Therapeutics, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended and for the period from May 5, 2006 (Inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring operating losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CohnReznick LLP

San Diego, CA

May 12, 2014

MabVax Therapeutics, Inc.

(a Development Stage Company)

Balance Sheets

December 31, 2013 and 2012

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$354,254	$421,197
Grants receivable	—	19,845
Prepaid expenses – clinical operations	—	539,633
Prepaid expenses	44,408	57,469

Total current assets	398,662	1,038,144
Property and equipment, net	24,487	51,136
Other	14,285	14,285

Total assets	$437,434	$1,103,565

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$66,977	$45,031
Accrued clinical operations and site costs	773,523	645,038
Accrued payroll and related	169,123	88,985
Related party liabilities	240,000	195,000
Other accrued expenses	24,963	41,329

Total current liabilities:	1,274,586	1,015,383

Commitments and contingencies

Preferred stock, $0.001 par value:
Series A redeemable convertible preferred stock, 2,956,240 shares authorized, 956,240 shares issued and outstanding as of December 31, 2013 and 2012 with liquidation preferences of $8,013,996 and $7,420,366 as of December 31, 2013 and 2012, respectively	5,787,906	5,787,906
Series B redeemable convertible preferred stock, 2,000,000 shares authorized, 891,485 and 480,928 shares issued and outstanding as of December 31, 2013 and 2012, respectively, with liquidation preferences of $6,509,866 and $3,324,518 as of December 31, 2013 and 2012, respectively	6,737,276	3,252,471

Total redeemable preferred stock	12,525,182	9,040,377

Stockholders’ deficit:
Common stock, $0.001 par value; 50,000,000 shares authorized, 829,416 shares issued and outstanding as of December 31, 2013 and 2012	829	829
Additional paid-in capital	609,389	282,745
Deficit accumulated during development stage	(13,972,552)	(9,235,769)

Total stockholders’ deficit	(13,362,334)	(8,952,195)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$437,434	$1,103,565

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Operations

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

	For the Years Ended December 31		Period from May 5, 2006 (Inception) through December 31, 2013
	2013	2012
Revenues:
Grants	$366,368	$1,357,073	$4,151,342
Other	—	—	29,850

Total revenues	366,368	1,357,073	4,181,192

Expenses:
Research and development	2,967,278	3,195,662	11,747,739
General and administrative	1,442,483	1,160,750	5,692,539

Total expenses	4,409,761	4,356,412	17,440,278

Loss from operations	(4,043,393)	(2,999,339)	(13,259,086)
Interest income	452	342	11,182
Other income (expense)	(30)	(580)	5,700
Interest expense	(2,000)	(33,062)	(38,536)

Net loss	(4,044,971)	(3,032,639)	(13,280,740)

Deemed dividend on beneficial conversion of
Series B preferred stock (See Note 4)	(691,812)	—	(691,812)

Net loss available to common stockholders	$(4,736,783)	$(3,032,639)	$(13,972,552)

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

	Redeemable Convertible Preferred Stock							Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Deficit
	Series A		Series B			Common Stock
	Shares	Amount	Shares	Amount	Total	Shares	Amount
Issuance of common stock, $0.001 par value per share, to founders on May 5, 2006	—	$—	—	$—	$—	825,000	$825	$—	$—	$825
Issuance of Series A preferred stock, $0.001 par value per share, from March 5 to July 10, 2008 at $6.17 per share, net of issuance costs of $96,979	307,942	1,802,199	—	—	1,802,199	—	—	—	—	—
Issuance of Series A preferred stock from August 14 to December 2, 2009 at $6.17 per share, net of issuance costs of $3,573	162,076	996,427	—	—	996,427	—	—	—	—	—
Issuance of Series A preferred stock from February 17 to July 29, 2010 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	1,494,640	—		—	—	—
Issuance of Series A preferred stock from January 4 to July 26, 2011 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	1,494,640	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	181,546	—	181,546
Net loss from inception to December 31, 2011	—	—	—	—	—	—	—	—	(6,203,130)	(6,203,130)

Balance, December 31, 2011	956,240	5,787,906	—	—	5,787,906	825,000	825	181,546	(6,203,130)	(6,020,759)
Issuance of common stock upon exercise of stock options on January 20	—	—	—	—	—	4,416	4	465	—	469
Issuance of Series B preferred stock at $6.82 a share on November 2 in exchange for future services	—	—	91,642	625,000	625,000	—	—	—	—	—
Conversion of convertible debt into Series B preferred stock, $0.001 par value per share, on November 2, at $6.82 a share, including accrued interest of $28,922	—	—	187,673	1,278,922	1,278,922	—	—	—	—	—
Issuance of Series B preferred stock, on November 2 at $6.82 per share, net of issuance costs of $21,893	—	—	201,613	1,348,549	1,348,549	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	100,734	—	100,734
Net loss	—	—	—	—	—	—	—	—	(3,032,639)	(3,032,639)

Balance, December 31, 2012	956,240	5,787,906	480,928	3,252,471	9,040,377	829,416	829	282,745	(9,235,769)	(8,952,195)
Issuance of Series B preferred stock from February 1 to December 18 at $6.82 per share, net of issuance costs of $7,007	—	—	410,557	2,792,993	2,792,993		—	—	—	—
Deemed dividend related to beneficial conversion feature of series B preferred	—	—	—	691,812	691,812		—	—	(691,812)	(691,812)
Stock-based compensation	—	—	—	—	—	—	—	326,644	—	326,644
Net loss	—	—	—	—	—	—	—		(4,044,971)	(4,044,971)

Balance, December 31, 2013	956,240	$5,787,906	891,485	$6,737,276	$12,525,182	829,416	$829	$609,389	$(13,972,552)	$(13,362,334)

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Cash Flows

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

	For the Years Ended December 31,		Period from May 5, 2006 (Inception) through December 31, 2013
	2013	2012
Operating activities
Net loss	$(4,044,971)	$(3,032,639)	$(13,280,740)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	35,366	57,453	292,739
Stock-based compensation	326,644	100,734	608,924
Accrued interest on convertible debt	—	28,922	28,922
Increase (decrease) in cash resulting from changes in:
Grants receivable	19,845	105,764	—
Prepaid expenses – clinical operations	539,633	85,367	625,000
Prepaid expenses and other	13,061	(38,745)	(58,693)
Accounts payable	21,946	(10,061)	66,977
Accrued clinical operations and site costs	128,485	297,076	773,523
Accrued payroll	80,138	29,776	169,123
Related party liabilities	45,000	55,000	240,000
Other accrued expenses	(16,365)	10,942	24,963

Net cash used for operating activities	(2,851,218)	(2,310,411)	(10,509,262)

Investing activities
Purchases of property and equipment	(8,718)	(4,647)	(317,226)

Net cash used for investing activities	(8,718)	(4,647)	(317,226)

Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	2,792,993	1,348,550	9,929,448
Proceeds from issuance of common stock			825
Issuance of convertible debt		1,250,000	1,250,000
Proceeds from exercise of stock options	—	469	469

Net cash provided by financing activities	2,792,993	2,599,019	11,180,742

Net change in cash and cash equivalents	(66,943)	283,961	354,254
Cash and cash equivalents at beginning of period	421,197	137,236	—

Cash and cash equivalents at end of period	$354,254	$421,197	$354,254

Supplemental disclosures:

Cash paid during the period for income taxes	$1,526	$1,550	$8,788

Issuance of Series B preferred stock for future services	$—	$625,000	$625,000

Conversion of debt to Series B preferred stock	$—	$1,278,922	$1,278,922

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Note 1 – Nature of operations and summary of significant accounting policies

Nature of operations and basis of presentation

MabVax Therapeutics, Inc., incorporated on May 5, 2006, is a biopharmaceutical company focused on the discovery, development and commercialization of novel and proprietary antibodies and vaccines for the treatment of a variety of cancers. The Company’s objective is to either independently or through one or more partnerships with cancer treatment centers, pharmaceutical and biopharmaceutical organizations identify drug development candidates derived from the Company’s antibody libraries.

As of December 31, 2013, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity and Going Concern

The accompanying financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has a net loss of $4,044,971, net cash used for operations of $2,851,218 and net cash used for investing activities of $8,718, for the year ended December 31, 2013. As of December 31, 2013, the Company also has an accumulated deficit of $13,972,552 and working capital deficit of $875,924.

In February 2014, the Company received $3.1 million in connection with the sale of Series C-1 Convertible Preferred Stock, and received a commitment that the Series C-1 investors would make up the difference in a subsequent financing of $3.0 million if the Company is unsuccessful in raising the full $3.0 million in the subsequent financing (the “Series C Purchase Agreement”). The terms of the agreement require the Company to maintain certain covenants prior to the subsequent financing in order to maintain the commitment. The Company cannot assure that it will be able to maintain all the covenants stated in the Series C Purchase Agreement. See Note 10.

The Company anticipates that it will continue to incur net losses into the foreseeable future as it: (i) continues to identify and advance a number of potential drug candidates into clinical and preclinical development activities, (ii) initiates manufacturing of its lead antibody candidate 5B1 and continues to fund its operations, and (iii) expands its corporate infrastructure, including the costs associated with potentially becoming a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations beyond October 2014, unless the Company is able to raise additional capital, or maintain certain covenants associated with a $3.0 million commitment in connection with a subsequent financing of Series C preferred stock. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to continue to fund its losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company is unable to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if the Company is successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. Any of these actions could materially harm the Company’s business, results of operations, and future prospects.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed Federally insured limits. The Company has not experienced any losses on such accounts.

Fair value of financial instruments

The Company’s financial instruments consist of cash and cash equivalents, grants receivable, prepaid expenses and other assets, accounts payable, accrued expenses and related party payables, all of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Grants receivable

Grants receivable at December 31, 2012 represent amounts due under several Federal contracts with the National Cancer Institute (the “NCI”), a division of the National Institutes of Health, or NIH (collectively, the “NIH Grants”). The Company considers the grants receivable to be fully collectible; accordingly, no allowance for doubtful amounts has been established. If amounts become uncollectible, they are charged to operations.

Property and equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to five years. Leasehold improvements are amortized over the lesser of the life of the lease or the life of the asset.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Impairment of long-lived assets

The Company evaluates its long-lived assets with definite lives, such as property and equipment, for impairment. The Company records impairment losses on long-lived assets used for operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairment losses of long-lived assets through December 31, 2013.

Research and development costs

Research and development expenses, which consist primarily of salaries and other personnel costs, clinical trial costs and preclinical study fees, manufacturing costs for non-commercial products, and the development of earlier-stage programs and technologies, are expensed as incurred when these expenditures have no alternative future uses. A significant portion of the development activities are outsourced to third parties, including contract research organizations. In such cases, the Company may be required to estimate related service fees incurred.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to basis differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2013 and 2012, all deferred tax assets were fully offset by a valuation allowance.

The Company accrues interest and penalties, if any, on underpayment of income taxes related to unrecognized tax benefits as a component of income tax expense in its statements of operations.

Revenue recognition

Revenue from grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH Grants are recognized when the Company incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. U.S. Treasury grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when the Company incurs internal expenses that are related to the approved grant.

The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. Any amounts received by the Company pursuant to the NIH Grants prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Stock-based compensation

The Company’s stock-based compensation programs include grants of stock options to employees, consultants, non-employee directors and non-employees. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Note 2 – Property and equipment

Property and equipment consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Furniture and fixtures	$8,979	$4,597
Office equipment	21,850	21,850
Lab equipment	286,397	282,062

	317,226	308,509
Less accumulated depreciation and amortization	(292,739)	(257,373)

Totals	$24,487	$51,136

Depreciation expense for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013 was $35,366, $57,453 and $292,739, respectively.

Note 3 – Significant agreements and contracts

Antibody License – On April 7, 2008, the Company entered into a license agreement, or the Antibody License, with the Sloan-Kettering Institute for Cancer Research (“SKI”), pursuant to which SKI granted the Company an exclusive, royalty-bearing, worldwide license under certain U.S. and foreign patents and patent applications owned or controlled by Memorial Sloan-Kettering Cancer Center, or MSKCC, or the MSKCC Patents, to access certain Biological Materials to develop, manufacture, use, market, sell, offer to sell, import and export certain products related to the development, manufacture, marketing and sale of antibody drugs. The Company will have the right to sublicense the foregoing rights granted under the MSKCC License. The Company paid $5,000 in connection with signing the agreement and will be obligated to pay additional milestones of up to approximately $2,650,000 to continue development leading to commercial sales. Royalties on future commercial sales are approximately 5%. Unless otherwise terminated in accordance with its terms, the SKI License will expire upon the expiration of the last to expire patent within the SKI Patents on a country-by-country basis.

Vaccine License – On June 30, 2008, the Company entered into a second license agreement (the “Vaccine License”) with SKI, pursuant to which SKI granted the Company an exclusive, royalty-bearing, worldwide

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 license under certain U.S. and foreign patents and patent applications owned or controlled by SKI, or the SKI Patents, to develop, manufacture, use, market, sell, offer to sell, import and export certain products related to the development, manufacture, marketing and sale of therapeutic vaccines for the treatment of various cancers. Subject to certain limitations, the Company will have the right to sublicense the foregoing rights granted under the MSKCC License. The Company paid $50,000 in connection with signing the agreement and will be obligated to make further milestone payments of up to approximately $1.4 million if further advances continue that lead to commercial sales. Royalties on future commercial sales range between 3% and 5% depending on sales. Unless otherwise terminated in accordance with its terms, the MSKCC License will expire upon the expiration of the last to expire patent within the MSKCC Patents on a country-by-country basis.

NIH Grants

NCI Antibody Grant – In December 2008, the NCI awarded the Company a Small Business Technology Transfer Program grant to support the Company’s program to discover and develop novel fully-human antibody therapeutics to treat cancer from the lymphocytes of patients immunized with the Company’s licensed vaccines during clinical trials at Memorial Sloan-Kettering Cancer Center (the “NCI Antibody Grant”). The project period for Phase 1 of the grant award that approximates $200,000 covered a one-year period which commenced in September of 2008 and ended in August of 2009. The Company was awarded the Phase 2 portion of the grant, which amounted to approximately $1,105,000 and covered the period from August 2010 to July 2012. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012, and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $0, $416,166 and $1,104,717 of revenue associated with the NCI Antibody Grant, respectively.

NCI Sarcoma Vaccine Grant – In July 2010, the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to conduct a Phase 2 clinical trial for a vaccine intended to prevent the recurrence of sarcoma (the “NCI Sarcoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $150,000 covered a six-month period which commenced in August 2010 and ended in January 2011. The Company received the Phase 2 portion of the grant, which amounted to approximately $1,829,000 and covered the period from April 2011 to January 2013. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $201,355, $894,276, and $1,946,433 of revenue associated with the NCI Sarcoma Vaccine Grant, respectively.

NCI Neuroblastoma Vaccine Grant – In July 2012, the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to manufacture the clinical material and develop an Investigational New Drug Application for a vaccine to prevent the recurrence of Neuroblastoma (the “NCI Neuroblastoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $149,000 covered a six-month period that commenced in July 2012 and ended in December 2012. The Company applied for and received a one-year extension on the project. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $102,521, $46,632, and $149,152 of revenue associated with the NCI Neuroblastoma Vaccine Grant, respectively.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

NCI PET Imaging Agent Grant – In September 2013, the NCI awarded the Company a Small Business Innovation Research Program Contract to support the Company’s program to develop a PET imaging agent for pancreatic cancer using a fragment of the Company’s 5B1 antibody (the “NCI PET Imaging Agent Grant”). The project period for Phase 1 of the grant award that approximates $250,000 covers a nine-month period which commenced in September 2013 and ends in June 2014. The total contract amount of approximately $1,749,000 supports research work through June 2016. The Company records revenue associated with the NCI PET Imaging Agent Grant as the related costs and expenses are incurred. During the year ended December 31, 2013, the Company recorded $62,492 of revenue associated with the NCI PET Imaging Agent Grant.

U.S. Treasury grants

During 2010, the U.S. Treasury awarded the Company two one-time grants totaling $488,958 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. The grants cover reimbursement for qualifying expenses incurred by the Company in 2010 and 2009. The proceeds from these grants are classified in “Revenues – Grants.”

Note 4 – Redeemable convertible preferred stock

During March 5 to July 10, 2008, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 307,942 shares for an aggregate receipt of $1,802,199 in cash, net of $96,979 in issuance costs, at a price per share of $6.17.

During August 14 to December 2, 2009, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 162,076 shares for an aggregate receipt of $996,427 in cash, net of $3,573 in issuance costs, at a price per share of $6.17.

During February 17 to July 29, 2010, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

During January 4 to July 26, 2011, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

In November 2012, the Company sold 201,613 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with an aggregate of $1,348,549 in funds, net of issuance costs of $21,893, at a price per share of $6.82.

In early 2012, the Company issued convertible debt and received $1,250,000 in cash. The debt bears interest at a rate of 4% per annum and will mature upon the earlier of the one year anniversary of issuance or a sale of the Company unless redeemed prior to that date. The debt will be automatically converted upon a qualified financing event. In November 2012, the convertible debt holders elected to convert all convertible debt and accrued interest for $1,278,922, at a conversion rate of $6.82 for 187,673 shares of Series B preferred stock.

In November 2012, the Company sold 91,642 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with a prepaid amount of $625,000 for

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 future contract research services, which was recorded at a price per share of $6.82. At December 31, 2012, the prepaid services were $539,633. The prepaid balance was expensed in full during the year ended December 31, 2013.

During February 2013 through December 2013, the Company sold an additional 410,557 shares of Series B preferred stock in exchange for $2,792,993 in funds, net of issuance costs of $7,007. The Company also issued warrants to purchase an additional 194,281 shares of Series B preferred stock at an exercise price of $0.01 per share (the “Series B Warrant”). The Series B Warrant is exercisable immediately and has a term of five years. Because the Series B Warrant is immediately convertible at the option of the holder, the Company recorded a deemed dividend of $691,812 from the beneficial conversion feature associated with the issuance of the Series B convertible preferred stock and the Series B Warrant. In January 2014, the holders of the Series B Warrant exercised their rights to purchase 194,281 shares of Series B preferred stock for proceeds of $1,943.

The Company valued the warrants at fair value at the date the warrants were issued, using the Black-Scholes valuation model with the following assumptions; contractual term of five years, volatility of 86%, no dividend yield and a risk-free interest rate of 0.28%.

Conversion

The holders of Series A and Series B preferred stock may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $6.17 and $6.82 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a weighted average anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series A and Series B preferred stock shall be automatically converted upon closing of a public offering in which the sale of common shares are at a purchase price of not less than $18.51 per share. In connection with the amendment and restatement of the Company’s Certificate of Incorporation in February 2014, the mandatory conversion provisions were revised to provide that all outstanding Series A and Series B shares shall be automatically converted into shares of Common Stock immediately prior to the date on which the shares of common stock are registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and upon the consummation of a merger by the Company into an entity with shares of common stock registered under the 1934 Act.

Dividends

As of December 31, 2013, the holders of Series A and B were entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on common stock. If any dividend is declared and paid on any common stock, a dividend shall be declared and paid on Series A and B preferred stock on an “as converted” basis.

Cumulative preferred stock dividends, when and if declared, for Series A preferred stock totaled $2,114,818 and $1,521,188 ($2.21 and $1.59 per share) and for Series B preferred stock totaled $430,944 and $45,596

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

($0.48 and $0.09 per share) as of December 31, 2013 and 2012, respectively. Since its Inception through December 31, 2013, no dividends have been declared by the Board of Directors.

In February 2014, the holders of Series A and B preferred stock waived any rights to all accrued dividends they may have had a right to receive and amended the Company’s Certificate of Incorporation to eliminate their right to accrue dividends in the future as an inducement to buyers in the Series C-1 Preferred Stock Financing (See Note 10).

Redemption

As of December 31, 2013, the holders of a majority interest of the Series A and B preferred stock held a right to redeem (the “Redemption Right”), at any time on or after the fifth anniversary of the issuance date, upon request of at least 60% of the holders, all of their preferred stock at a redemption price of $6.17 and $6.82 per share of Series A and B preferred stock, respectively, exclusive of dividends. Due to these terms, the Company has classified all of the preferred stock as mezzanine equity (outside of permanent equity) as of December 31, 2013 and 2012. Subsequently in March 2014, the majority of holders or more than 60% of the Series A and B shareholders agreed by letter commitment to the Company to relinquish the Redemption Right (See Note 10).

Liquidation preference

As of December 31, 2013, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A and B stockholders shall be paid an amount equal to $6.17 and $6.82 per share, respectively, plus all declared and unpaid dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series B redeemable convertible preferred stock, second to the holders of Series A redeemable convertible preferred stock and third on a pro rata basis to all stockholders of the Company on an as-converted basis.

Subsequently in March 2014, the Series A and B stockholders subordinated their liquidation preference to Series C stockholders, as an incentive for the Series C stockholders to make an investment in the Company (See Note 10).

Voting rights

Each holder of Series A and Series B redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible.

Note 5 – Related party transactions

The Company incurred consulting fees with a former employee who is a current board member and consulting fees with another founder of the Company during the years December 31, 2013 and 2012. For the years ended December 31, 2013 and 2012, the Company owed these individuals approximately $240,000

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 and $195,000, respectively. For the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, expenses charged to the related parties were approximately $45,000, $55,000 and $240,000, respectively. In February 2014, the Company issued 160,000 shares of common stock to the related parties in exchange for cancellation of $240,000 in related party liabilities for consulting services.

Note 6 – Stockholders’ deficit

Common stock

In May 2006, in conjunction with the founding of the Company, 825,000 shares of common stock were issued to founders, at $0.001 a share, for total consideration of $825 in cash.

In January 2012, the Company issued 4,416 shares of common stock to an employee who exercised fully vested stock options to purchase common stock for $469 having an intrinsic value of $4,990 at the time of exercise.

Stock Incentive Plan

In September 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “Stock Plan”) which became effective in September 2008 and under which 235,714 shares of the Company’s common stock were initially reserved for issuance to employees, non-employee directors and consultants of the Company. In November 2012, the Company increased the authorized shares under the plan to 560,947. The Stock Plan provides for the grant of incentive stock options, non-incentive stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards to eligible recipients. The maximum term of options granted under the Stock Plan is ten years. Employee option grants will generally vest 25% on the first anniversary of the original vesting date, and the balance vests monthly over the next three years. The vesting schedules for grants to non-employee directors and consultants will be determined by the Company’s Compensation Committee. Stock options are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement.

The following table summarizes stock option activity as of December 31, 2013 and 2012, and the changes for the years then ended:

	Options Outstanding	Weighted-Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2011	200,500	$0.21
Options granted	20,500	0.40
Options canceled	(5,584)	0.40
Options exercised	(4,416)	0.11

Outstanding at December 31, 2012	211,000	0.23
Options granted	336,000	0.40
Options canceled	—	—
Options exercised	—	—

Outstanding and expected to vest at December 31, 2013	547,000	$0.33	$1,755,870

Vested and exercisable at December 31, 2013	186,958	$0.21	$622,570

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

The Company uses the Black-Scholes valuation model to calculate the fair value of stock options. The fair value of employee stock options was estimated at the grant dates using the following assumptions:

	Year Ended December 31,
	2013	2012
Weighted-average grant date fair value	$3.26	$1.86
Dividend yield	—	—
Volatility	86%	80%
Risk-free interest rate	0.57%	0.87%
Expected life of options	5.0 years	5.0 years

The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Due to the Company’s limited historical data, the estimated volatility incorporates the historical and implied volatility of comparable companies whose share prices are publicly available. The risk-free interest rate assumption was based on the U.S. Treasury’s rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. The weighted average expected life of options was estimated using the comparable companies.

The total stock-based compensation recorded as research and development expenses was $166,796, $59,112 and $327,846 for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, respectively. The total stock-based compensation recorded as general and administrative expenses was $159,848, $41,622 and $281,078 for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, respectively.

The weighted average remaining contractual life of stock options outstanding at December 31, 2013 is 8.1 years.

The total unrecognized compensation cost related to unvested stock option grants as of December 31, 2013 was $907,827 and the weighted average period over which these grants are expected to vest is 1.8 years.

Common stock reserved for future issuance

Common stock reserved for future issuance consists of the following at December 31, 2013:

Common stock reserved for conversion of preferred stock	2,253,391
Common stock options outstanding	547,000
Authorized for future grant or issuance under the Stock Plan	9,531

Total	2,809,922

Note 7 – Commitments and contingencies

Litigation

In the normal course of business, the Company may be named as a defendant in one or more lawsuits. Management is currently not aware of any pending lawsuits.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Operating lease

The Company leases its corporate office and laboratory space under an operating lease that, as amended on August 1, 2010, expires on July 31, 2015. The lease contains an option to cancel at various dates prior to the termination date by paying a cancellation penalty. Through the end of the five-year lease term, the lease provides for an average monthly base rent of $10,843 in 2014 and $11,017 in 2015 until the end of the lease. The Company has provided a refundable security deposit of $11,017 to secure its obligations under the lease, which has been included in other assets in the accompanying financial statements.

Minimum future annual operating lease obligations are as follows for the years ending December 31:

Operating Lease

2014	$130,117
2015	77,117

$207,234

Rental expense for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013 under the above lease totaled $138,783, $130,077 and $633,237, respectively.

Note 8 – Income taxes

The components of the provision for income taxes for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	—	—
State	—	—

	—	—
Less valuation allowance	—	—

Income tax expense	$—	$—

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets are as follows as of December 31, 2013 and 2012:

	2013	2012
Deferred tax assets:
Net operating loss carryforwards and credits	$4,932,000	$3,474,000
Tax credits	90,000	—
Accrued expenses and other	35,500	40,900

Total deferred tax assets	5,057,500	3,514,900
Less valuation allowance	(5,057,500)	(3,514,900)

Net deferred tax assets	$—	$—

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the Company’s deferred tax assets, the Company maintains a valuation allowance of $5,057,500 against its deferred tax assets as of December 31, 2013. Realization of the deferred tax assets will be primarily dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.

As of December 31 2013, the Company had net operating loss carryforwards of approximately $12,376,000 and $12,416,000 for Federal and state income tax purposes, respectively. These may be used to offset future taxable income and will begin to expire in varying amounts in 2028 to 2033. The Company also has research and development credits of approximately $77,000 and $13,000 for Federal and state income tax purposes, respectively. The Federal credits may be used to offset future taxable income and will expire in 2033. The state credits may be used to offset future taxable income, and such credits carryforward indefinitely.

The Company is subject to taxation in the U.S. and California jurisdictions. Currently, no historical years are under examination. The Company’s tax years ending December 31, 2013 and 2012 are subject to examination by the U.S. and state taxing authorities due to the carryforward of unutilized net operating losses and research and development credits.

Utilization of the Company’s net operating loss carryforwards and research and development credit carryforwards may be subject to a substantial annual limitation due to an “ownership change” that may have occurred, or that could occur in the future, as defined and required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state provisions. These ownership changes may limit the amount of net operating loss carryforwards and research and development credit carryforwards, and other tax attributes that can be utilized annually to offset future taxable income and tax, respectively. Any limitation may result in the expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization.

In general, an “ownership change” results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups. The Company intends to complete a study in the future to assess whether an

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation, and will complete such study before the use of any of the aforementioned attributes.

The provision for income taxes differs from the amount computed by applying the U.S. Federal statutory tax rate (34% in 2013 and 2012) to income taxes as follows:

	2013	2012
Tax benefit computed at 34%	$(1,375,300)	$(1,031,100)
State tax provision, net of Federal tax benefit	(227,400)	(170,100)
Change in valuation allowance	1,542,600	1,167,300
Other	60,100	33,900

Tax provision (benefit)	$—	—

Note 9 – 401(k) plan

The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under Federal tax regulations. The Company, at its discretion, may make certain contributions to the 401(k) plan. From May 5, 2006 (Inception) through December 31, 2013, no such contributions were made.

Note 10 – Subsequent events

GigaGen, Inc. agreement

In January 2014, the Company entered into a Material Transfer Agreement with GigaGen, Inc. that is directed to a project for the evaluation of human immune responses to vaccination against specific cancer antigens (the “GigaGen Agreement”). MabVax will provide certain materials and GigaGen will use its proprietary technology to analyze the immune response and identify novel human antibody sequences. Each company is responsible for its own expenses. No funds were transferred to either party, and there are no other financial obligations stated in the GigaGen Agreement. Unless otherwise terminated in accordance with its terms, the GigaGen Agreement will expire upon the one-year anniversary.

Sialix, Inc. Letter agreement

In January 2014, the Company signed a Letter Agreement (the “Letter Agreement”) with Sialix, Inc. (“Sialix”) which modified certain terms of a Material Transfer Agreement (“MTA”) which the Company entered into in December 2013. Under the MTA, the Company provided certain antibody materials for testing and evaluation by Sialix. The Letter Agreement provided that MabVax would not provide the same materials to a third-party for the six-month period in which Sialix is conducting their testing. No funds were transferred to either party, and there are no other financial obligations in the Letter Agreement. The Letter Agreement will terminate at the end of July 2014 and the MTA will terminate in December 2014.

Series C preferred stock purchase agreement

On February 12, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and issued 3,697,702 shares of Series C-1 convertible preferred stock, warrants to purchase

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

7,395,404 of common stock at approximately $1.01 a share (the “Common Warrants”) and warrants to purchase 1,848,851 shares of Series C-1 convertible preferred stock at $0.84 a share (the “C-1 Warrants”), respectively, for aggregate gross proceeds of $3,100,000, net of issuance costs of $31,345 (the “Series C Financing”). The Common Warrants expire February 13, 2022, and the C-1 Warrants expire upon registration of the shares of common stock of the Company (or a successor entity) under the Securities Act of 1934 ( the “1934 Act”).

In connection with the Series C Financing, the Company agreed to use its reasonable best efforts to raise at least an additional $3,750,000 through the sale and issuance of shares of common stock initially intended to be at $4.19 per share (the “Subsequent Capital Raise”). Substantially all of the investors in the Series C-1 Financing executed a financing commitment letter (such letters, the “Financing Commitment Letters”) to purchase a pro rata number of shares of common stock at the purchase price of $4.19 per share, representing in the aggregate at least $750,000, subject to certain terms and conditions that the Company may or may not meet, including raising at least $3,000,000 from new investors in the Subsequent Capital Raise. In addition, each such commitment letter provides that, in the event that less than $3,000,000 from new investors in the Subsequent Capital Raise and subject to certain terms and conditions that the Company may or may not meet, each investor party to such letter shall purchase shares of a to be authorized series of preferred stock designated as Series C-2 convertible preferred stock at $4.19 per share and in the aggregate amount of up to $3,000,000 (the “Backstop Capital Raise”).

On May 12, 2014, the Company and certain investors amended the Securities Purchase Agreement to, among other things, (i) lower the price per share of the Subsequent Capital Raise from $4.19 to approximately $2.76 per share, and (ii) provide that the price per share payable by investors as set forth in the Financing Commitment Letters would henceforth be the lower of (A) $4.19 a share and (B) the lowest price paid in the Subsequent Capital Raise. The price per share of the Backstop Capital Raise was not changed as a result of the amendment.

The rights, preferences and privileges of the Series C-1 convertible preferred stock and the Series C-2 convertible preferred stock (collectively, the “Series C”) are substantially the same, with the only material difference being the liquidation preference and conversion price of each such series, which is initially equal to their respective issuance price. The holders of Series C may require that the Company redeem their shares of Series C, including any accrued but unpaid dividends, upon the occurrence of any of the following events (each, a “Triggering Event”): the suspension of trading of common stock following registration of such shares, the failure to issue shares of common stock upon conversion of any Series C, the failure to authorize sufficient shares of common stock to permit the conversion of all outstanding Series C and exercise of all Common Warrants and C Warrants, failure to make certain required payments to the holders in excess of $25,000, a default on indebtedness in the aggregate amount of $100,000, bankruptcy events, judgments requiring payments in excess of $100,000, consummation of a change of control with an entity which does not have a class of securities registered for trading, failure of the Company to initiate the process of becoming publicly traded (either through a merger into a public company or the filing of a registration statement) within 4 months of the closing of the Series C Financing, failure to complete such merger within one year or such registration within 4 months of the closing of the Series C Financing, issuance of common stock in violation of certain restrictions relating to employee equity, issuance of debt in violation of any agreement relating to the Series C Financing, failure to convert the Series A or Series B Preferred Stock on or prior to the date the Company becomes publicly tradable, any deviation of 20% or more from the annual budget approved by such holders, any deviation of 5% or more with respect to auditing and investors’ relations expenses, failure to deliver the 2013 audited financials within 45 days of the closing of the Series C Financing, any deviation of any line item

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 of the 2013 audited financials from those set forth in the 2013 unaudited financials delivered in connection with the Series C Financing or a breach of any representation, warranty, covenant or other term or condition of any agreement relating to the Series C Financing. Certain Triggering Events had occurred as of May 9, 2014, but were subsequently waived by the holders of Series C.

Series C

Conversion

The holders of Series C-1 and Series C-2 may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $0.84 and $4.19 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a full ratchet anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series C shares shall be automatically converted into shares of Common Stock upon the affirmative election of the holders of a majority of the issued and outstanding shares of Series C. In the event that the Company does not issue the shares of common stock upon conversion of any Series C shares, certain penalties, which may be paid in the form of cash or additional shares of common stock, will accrue. The number of shares of common stock issuable upon conversion of Series C held by any particular holder, together with all affiliates of such holder, is capped at 4.99% of the issued and outstanding shares of common stock of the Company. Any shares in excess of such amount will be held in abeyance until such time as the issuance of such shares of common stock would not put such holder, together will all affiliates of such holder, above 4.99%. An individual holder may elect to increase this limit to up to 9.99% effective 61 days after providing notice to the Company.

Dividends

The holders of Series C are entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on Series B, Series A or common stock. If any dividend is declared and paid on any common stock, Series B or Series A, a dividend shall be declared and paid on Series C preferred stock on an “as converted” basis.

Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series C-1 and C-2 stockholders shall be paid an amount equal to $0.84 and $4.19 per share, respectively, plus all accrued dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series C, Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders, if any, shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series C, second to holders of Series B redeemable convertible preferred stock, third to the holders of Series A redeemable convertible preferred stock and fourth on a pro rata basis to all stockholders of the Company on an as-converted basis.

Voting rights

Each holder of Series C redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible. In addition, the consent of the Required Holders is required in certain circumstances.

Merger transaction

On May 12, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telik, Inc. (“Telik”), and Tacoma Acquisition Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Telik (the “Merger Sub”).

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Telik’s stockholders, upon the consummation of the merger, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Telik. The Merger is intended to qualify as a tax-free reorganization for U.S. Federal income tax purposes.

At the effective time of the Merger: (a) all shares of the Company’s Series A Preferred Stock and Series B Preferred Stock shall be automatically converted into shares of the Company’s Common Stock, (b) all outstanding shares of the Company’s Common Stock would be converted into and exchanged for shares of Telik’s Common Stock, par value $0.01 per share (the “Common Stock”), (c) all outstanding shares of the Company’s Series C-1 Preferred Stock would be converted into and exchanged for shares of Telik’s Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), (d) each outstanding shares of the Company’s series C-2 preferred stock would be converted into and exchanged for shares of Telik’s Series A-2 Preferred Stock, par value $0.01 per share, (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”) (e) each outstanding Company option and warrant to purchase the Company’s common stock would become options and warrants to purchase Telik’s Common Stock, and (f) each outstanding Company warrant to purchase the Company’s preferred stock would be cancelled for no consideration.

Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger, the former MabVax equity holders are expected to own approximately 85% of the aggregate number of shares of Telik’s Common Stock and Telik’s Preferred Stock (on a fully diluted and as-converted basis) and the former Telik equity holders as of immediately prior to the Merger (including the new stockholders of Telik that could result as part of any potential financing prior to the merger are expected to own approximately 15% of Telik’s aggregate number of Common Stock and Preferred Stock (on a fully diluted and as converted to Common Stock basis). Under certain circumstances relating to the delisting of the shares of Telik’s Common Stock from the NASDAQ Capital Market, the above referenced ownership split of 85%/15% will be adjusted and revised to 95%/5%.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

The Merger Agreement contains customary representations, warranties and covenants made by Telik and MabVax, including covenants relating to obtaining the requisite approvals of the stockholders of Telik and MabVax, indemnification of directors and officers, and Telik’s and MabVax’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

The issuance of Telik’s shares of Common Stock and Preferred Stock in the Merger and in the Subsequent Capital Raise described above, amendments of the Telik charter related to an increase in the authorized number of shares of Telik Common Stock and Preferred Stock and a potential reverse stock split to maintain Nasdaq listing maintenance standards and other transactions contemplated by the Merger Agreement are subject to approval by Telik’s stockholders. The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to certain materiality qualification, compliance by the parties with their respective covenants, the existence of certain working capital for Telik and no existence of any law or order preventing the Merger and related transactions.

The Merger Agreement contains certain termination rights for both Telik and MabVax, and provides for the payment of a termination fee of $375,000 by Telik to MabVax upon termination of the Merger Agreement under specified circumstances.

MabVax’s stockholders adopted the Merger Agreement on May 12, 2014.

Dawson James engagement agreement

In March 2014, the Company entered into an Engagement Agreement with Dawson James (“Dawson” and the “Dawson Agreement”), in which the Company retained Dawson to advise and structure a series of capital market activities and transactions. The Dawson Agreement is a non-exclusive agreement for a one-year period and may be terminated earlier by either party.

Gallus Biopharmaceuticals agreement

In April 2014, the Company entered into an agreement for development and manufacturing services with Gallus BioPharmaceuticals pursuant to which Gallus will manufacture clinical supplies of MabVax’s recombinant fully-human antibody development product designated 5B1 (the “Gallus Agreement”). As consideration for the services provided in the Agreement, the Company expects to pay Gallus approximately $2,400,000 over the 15 month life of the contract. Unless otherwise terminated in accordance with its terms, the Gallus Agreement will expire upon completion of the Services or after a period of five years.

The Company has evaluated subsequent events through May 12, 2014, which is the date the financial statements were available to be issued.

Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 12, 2014, by and among Telik, Inc., a Delaware corporation (“Parent”), Tacoma Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and MabVax Therapeutics, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement and not otherwise defined are defined in Exhibit A.

RECITALS

A. Parent and the Company intend to merge Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B. For U.S. federal income tax purposes, Parent, Merger Sub and the Company intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, that this Agreement will constitute a “plan of reorganization” for purposes of Section 354 and 361 of the Code, and that Parent, Merger Sub and the Company will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

C. The Board of Directors of Parent (i) has determined that the Merger is advisable and in the best interests of Parent and its stockholders, (ii) has approved this Agreement, the Merger, the issuance of shares of Parent Common Stock and Parent Series A Preferred Stock to the stockholders of the Company pursuant to the terms of this Agreement, and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has determined to recommend that the stockholders of Parent vote to approve the issuance of shares of Parent Common and Parent Series A Preferred Stock to the stockholders of the Company pursuant to the terms of this Agreement, and such other actions as contemplated by this Agreement.

D. The Board of Directors of Merger Sub (i) has determined that the Merger is advisable and in the best interests of Merger Sub and its sole stockholder, (ii) has approved this Agreement, the Merger, and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has determined to recommend that the stockholder of Merger Sub vote to approve the Merger and such other actions as contemplated by this Agreement.

E. The Board of Directors of the Company (i) has determined that the Merger is advisable and in the best interests of the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has approved and determined to recommend the approval and adoption of this Agreement and the approval of the Merger to the stockholders of the Company.

F. In order to induce the Company to enter into this Agreement and to cause the Merger to be consummated, certain stockholders of Parent listed on Schedule I hereto, are executing voting agreements in favor of the Company concurrently with the execution and delivery of this Agreement in the form substantially attached hereto as Exhibit B (the “Voting Agreements”).

G. As an inducement to the willingness of Parent and Merger Sub to enter into this Agreement (but not pursuant to any prior agreement with Parent or the Company), (i) holders of at least a majority of the outstanding shares of Company Capital Stock voting together as a single class and on an as-converted basis, and (ii) holders of at least a majority of the outstanding shares of Company Series C-1 Preferred Stock, including Hudson Bay IP Opportunities Master Fund LP, have indicated that they expect to deliver, following the approval and adoption of this Agreement by the Board of Directors of the Company and immediately following the execution and delivery of this Agreement, (a) their adoption of this Agreement and approval of the Merger and the other Contemplated Transactions and (b) specified undertakings, representations, warranties, releases and waivers, pursuant to a written consent in the form attached hereto as Exhibit C, signed by such Company Stockholders, pursuant to and in accordance with the applicable provisions of the DGCL and the Company Charter (such consent of such Company Stockholders in the form of Exhibit C, the “Company Stockholder Written Consent”).

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

1.1 Structure of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent.

1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1 of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Section 6, Section 7 and Section 8 of this Agreement, the consummation of the Merger (the “Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovksy and Popeo, P.C. located at 3580 Carmel Mountain Drive, Suite 300, San Diego, CA 92130, as promptly as practicable (but in no event earlier than June 6, 2014 or later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6, Section 7 and Section 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Parent and the Company may mutually agree in writing, provided that if all the conditions set forth in Section 6, Section 7 and Section 8 shall not have been satisfied or waived on such second Business Day, then the Closing shall take place on the first subsequent Business Day on which all such conditions shall have been satisfied or waived. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties hereto shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a Certificate of Merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in a form reasonably acceptable to Parent and the Company. The Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) or at such later time as may be specified in such Certificate of Merger with the consent of Parent and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of the Merger Sub as in effect immediately prior to the Effective Time;

(b) the Certificate of Incorporation of Parent shall be the Parent Charter in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and the Parent Charter; provided, however, that at the Effective Time, Parent shall file (i) an Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit D-1 to (A) increase the number of shares of Parent’s Common

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Stock to a new total of 150,000,000 shares of Parent Common Stock, (B) increase the number of shares of Parent’s Preferred Stock to a new total of 15,000,000 shares of Parent Preferred Stock, and (C) change the name of Parent to MabVax Therapeutics Holdings, Inc., (ii) in the event that the closing price of the Parent Common Stock as of the last Business Day immediately prior to the Effective Time is less than $4 per share, Parent shall file the Certificate of Amendment to the Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit D-2 to implement a five (5) to one (1) reverse split of Parent’s Common Stock (the “Reverse Split”), (iii) a Certificate of Designations, Preferences and Rights of Series A-1 Preferred Convertible Preferred Stock in substantially the form attached hereto as Exhibit E to designate a new series of Parent Series A-1 Preferred stock consisting of a number of shares of Parent Series A-1 Preferred Stock equal to the number of shares of Company Series C-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the exercise or termination of any unexercised Company Series C-1 Preferred Stock Warrants) with the same rights privileges and preferences in relation to the Parent Common Stock as accorded to the Series C-1 Preferred Stock of the Company as set forth in that certain Certificate of Designations, Preferences and Rights of Series C-1 Preferred Convertible Preferred Stock of MabVax Therapeutics, Inc. as filed with the Secretary of State of the State of Delaware on February 12, 2014 (“Parent Series A-1 Preferred Stock”) and, (iv) to the extent any shares of Company Series C-2 Preferred Stock have been issued in the Company Backstop Financing, a Certificate of Designations, Preferences and Rights of Series A-2 Preferred Convertible Stock in substantially the form attached hereto as Exhibit F to designate a new series of Parent Series A-2 Preferred stock consisting of up to 715,685 shares of Parent Series A-2 Preferred Stock with the same rights privileges and preferences in relation to the Parent Common Stock as accorded to the Series C-2 Preferred Stock of the Company as set forth in that certain Certificate of Designations, Preferences and Rights of Series C-2 Preferred Convertible Stock of MabVax Therapeutics, Inc. as the same may be filed with the Secretary of State of the State of Delaware after the date hereof (“Parent Series A-2 Preferred Stock”);

(c) the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such Bylaws;

(d) the directors and officers of Parent shall be as set forth in Section 5.11; and

(e) the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, shall be the directors and officers of Parent as set forth in Section 5.11.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock or Company Preferred Stock held as treasury stock prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) subject to Section 1.5(c), each share of Company Common Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares) shall be converted solely into the right to receive a number of shares of Parent Common Stock equal to the Common Exchange Ratio;

(iii) each share of Company Series C-1 Preferred Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares) shall be converted solely into the right to receive one share of Parent Series A-1 Preferred Stock; and

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(iv) each share of Company Series C-2 Preferred Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares) shall be converted solely into the right to receive one share of Parent Series A-2 Preferred Stock.

(b) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or the risk of forfeiture or under any applicable restricted stock purchase agreement or other agreement with the Company (other than those shares (if any) which, as a result of the Merger, shall, by the terms of the agreements applicable thereto, vest or for which any such repurchase options or other such restrictions or risks of forfeiture shall lapse), then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement in accordance with its terms.

(c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger as a result of the conversion provided for in Section 1.5(b)(ii), and no certificates or scrip for any such fractional shares shall be issued. Each fraction of a shares shall be rounded up to the nearest whole number of shares of Parent Common Stock.

(d) All Company Stock Options outstanding immediately prior to the Effective Time under the Company Stock Option Plan outstanding immediately prior to the Effective Time shall be exchanged for options to purchase Parent Common Stock in accordance with Section 5.4.

(e) All Company Common Stock Warrants outstanding immediately prior to the Effective Time shall be exchanged for Parent Common Stock Warrants. Accordingly, from and after the Effective Time: (i) each Company Common Stock Warrant may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Common Stock Warrant shall be determined by multiplying (A) the number of shares of Company Common Stock that were subject to such Company Common Stock Warrant, as in effect immediately prior to the Effective Time by (B) the Common Exchange Ratio and rounding the resulting number up to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock Warrants shall be determined by dividing (A) the per share exercise price of Company Common Stock Warrant exchanged, as in effect immediately prior to the Effective Time, by (B) the Common Exchange Ratio.

(f) Each share of Common Stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such share shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

(g) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Exchange Ratio shall be correspondingly adjusted to provide the holders of Company Common Stock, Company Common Stock Warrants, Company Stock Options and Company Restricted Stock Units the same economic effect as contemplated by this Agreement prior to such event.

(h) All Company Series A and Series B Preferred Stock shall be converted into Company Common Stock immediately prior to the Effective Time and shall be treated as Company Common Stock in all instances under its Section 1.5. All Company Series C-1 Preferred Stock Warrants will terminate by their terms as of the Effective Time.

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1.6 Closing of the Company’s Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock or Company Preferred Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Sections 1.5 and 1.7.

1.7 Surrender of Certificates.

(a) On or prior to the Closing Date, a Person mutually acceptable to the Parent and the Company shall be appointed to act as exchange agent in the Merger (the “Exchange Agent”). At or promptly following the Effective Time, Parent shall deposit with the Exchange Agent: (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5 in exchange for the outstanding shares of Company Common Stock (including, without limitation, shares of Company Common Stock issued upon the conversion of Company Series A and Series B Preferred Stock), (ii) certificates representing shares of Parent Series A-1 Preferred Stock issuable pursuant to Section 1.5 in exchange for the outstanding shares of Company Series C-1 Preferred Stock and, (iii) to the extent applicable, certificates representing shares of Parent Series A-2 Preferred Stock issuable pursuant to Section 1.5 in exchange for the outstanding shares of Company Series C-2 Preferred Stock. The shares of Parent Common Stock and Parent Series A Preferred Stock and any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent and Company may reasonably specify (including certain investment representations and a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock, Parent Series A-1 Preferred Stock or Parent Series A-2 Preferred Stock, as applicable. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common and/or Parent Preferred Stock that such holder has the right to receive; and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(B), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common and/or Parent Preferred Stock pursuant to the provisions of Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any shares of Parent Common Stock or Parent Preferred Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate and containing provisions agreeing to indemnify Parent against any claim suffered by Parent related to the lost, stolen or destroyed Company Stock Certificate or any Parent Common Stock or Parent Preferred Stock issued in exchange therefor as Parent may reasonably request. If any certificates evidencing shares of Parent Common and/or Parent Preferred Stock are to be issued in a name other than that in which the surrendered Company Stock Certificate is registered, it shall be a condition of the issuance thereof that the Company Stock Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Company Stock Certificate and otherwise in proper form for transfer, and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a new certificate for shares of Parent Common and/or Parent Preferred Stock in any name other than that of the registered holder of the Company Stock Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

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(c) No dividends or other distributions declared or made with respect to Parent Common Stock or Parent Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock or Parent Preferred Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate (or complies with the lost stock provisions) in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock or Preferred Stock and any dividends or distributions with respect to shares of Parent Common Stock or Parent Preferred Stock.

(e) Each of Parent, Merger Sub, the Company, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold, from any consideration payable or otherwise deliverable under this Agreement to any holder of record of any Company Capital Stock immediately prior to the Effective Time or any other Person who is entitled to receive merger consideration pursuant to this Agreement, such amounts as are required to be withheld or deducted under the Code or any other state, local or foreign Tax Law with respect to the making of such payment and shall be entitled to request any reasonably appropriate Tax forms, including Form W-9 (or the appropriate Form W-8, as applicable) from any recipient of merger consideration hereunder, provided that upon receipt from a Person of duly executed Form W-9 that does not indicate the need for backup withholding or a Form W-8, as applicable, no withholding or deduction shall be made from the consideration payable or deliverable under this Agreement to such Person. To the extent that amounts are so withheld or deducted and remitted to the appropriate Taxing Authority, such withheld or deducted and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the Person(s) to whom such amounts would otherwise have been paid.

(f) No party to this Agreement shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any shares of Parent Common Stock or Parent Preferred Stock (or dividends or distributions with respect thereto) or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

1.8 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights or dissenters’ rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the per share amount of the merger consideration described in Section 1.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the value of such shares of Company Capital Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal or purchase of such shares of Company Capital Stock under the DGCL shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the per share amount of the merger consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 1.5.

(b) The Company shall give Parent prompt written notice of any demands by dissenting stockholders received by the Company to require the Company to purchase any shares of Company Capital Stock pursuant to the DGCL, withdrawals of such demands and any other instruments served on the Company and any

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material correspondence received by the Company in connection with such demands. The Company shall provide Parent the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have given its prior written consent to such payment or settlement offer.

1.9 Assumption of Series C Transaction Documents. As a result of the Closing, and without further action by Parent, Company or any other party, including, without limitation, the holders of Company Series C Preferred Stock, all of the Company’s rights and obligations under each of the Series C Transaction Documents shall be assigned and assumed by Parent, and all references therein to Company or Company Capital Stock shall be deemed to be references to Parent or Parent Capital Stock, as applicable. Without limiting the generality of the foregoing and except as otherwise expressly provided herein, each Series C Transaction Document shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that immediately after the consummation of the Merger, mutatis mutandis, (x) all references in any of the Series C Transaction Documents to the “Company” shall also refer to the Parent, (y) all references in any of the Series C Transaction Documents to the securities of the Company, including, without limitation to “Common Stock”, “Series C-1 Preferred Stock” and “Series C-2 Preferred Stock” shall also refer to the securities of the Parent, including, respectively, the Parent Common Stock, the Parent Series A-1 Preferred Stock and the Parent Series A-2 Preferred Stock and (z) any price per share or number of shares of Company Common Stock referenced in any of the Series C Transaction Documents shall be adjusted, in accordance with the terms set forth in the Merger Agreement, by the Common Exchange Ratio and to give effect to the Reverse Split. For the avoidance of doubt, any reference to (i) any price per share of Company Common Stock shall, after the consummation of the Merger, be divided by the Common Exchange Ratio and (ii) a number of shares of Company Common Stock shall, after the consummation of the Merger, be multiplied by the Common Exchange Ratio, and, in each case, such price per share or number of shares shall be further adjusted to account for the Reverse Split.

1.10 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their commercially reasonable efforts (in the name of the Company, in the name of Merger Sub and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows, except as set forth in the written disclosure schedule delivered by the Company to Parent (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in parts and subparts corresponding to the numbered and lettered Sections and subsections contained in this Section 2. The disclosures in any part or subpart of the Company Disclosure Schedule shall qualify other Sections and subsections in this Section 2 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other Sections and subsections.

2.1 Organization. The Company is a corporation, duly organized, validly existing and in good corporate standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The certificate of incorporation of the Company (the “Company Charter”) and the bylaws of the Company (the “Company Bylaws”), copies of which have previously been made available to Parent, are true, correct and complete copies of such documents as currently in effect and the Company is not in violation of any provision thereof. Other than the Company Charter,

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the Company Bylaws and as set forth in the Series C Transaction Documents, the Company is not a party to or bound by or subject to any stockholder agreement or other agreement governing the affairs of the Company or the relationships, rights and duties of stockholders and is not subject to a stockholder rights plan or similar plan. The Company does not have any Subsidiaries and does not own as of the date hereof, directly or indirectly, beneficially or of record, any shares of capital stock or other equity security or any other similar investment in any other entity. The Company is not subject to the requirements of Section 2115 of the California Corporation Code.

2.2 Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 13,323,873 shares Company Preferred Stock. As of the date hereof, 989,416 shares of Company Common Stock are issued and outstanding, 956,240 shares of Company Preferred Stock have been designated as Company Series A Preferred Stock of which 956,240 are issued and outstanding, 2,000,000 shares of Company Preferred Stock have been designated as Company Series B Preferred Stock of which 1,085,766 shares are issued and outstanding, 5,546,553 shares of Company Preferred Stock have been designated as Company Series C-1 Preferred Stock of which 3,697,702 are issued and outstanding. Each share of Company Preferred Stock is convertible into one share of Company Common Stock. As of the date hereof, there are Company Common Stock Warrants exercisable to purchase up to 7,395,404 shares of Company Common Stock (the “Company Common Stock Warrants”) issued and outstanding and Company Series C-1 Preferred Stock Warrants exercisable to purchase up to 1,848,853 shares of Company Series C-1 Preferred Stock (the “Company Series C-1 Preferred Stock Warrants”; together with the Company Common Stock Warrants, the “Company Warrants”) issued and outstanding. As of the date hereof, there are no shares of Company Common Stock and no shares of Company Preferred Stock held in the treasury of the Company. The Company has no shares of Company Common Stock or Company Preferred Stock reserved for issuance other than as described above. The outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights, and were not issued in violation of the material terms of any agreement or understanding binding upon the Company at the time at which they were issued and were issued in compliance with the Company Charter and Company Bylaws and all applicable Laws. Except for the Company Stock Option Plans and the Company Warrants, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, restricted stock, restricted stock unit, stock appreciation rights, convertible note, rights agreements (whether or not currently exercisable), arrangements, undertakings or agreements of any character calling for the Company to issue, deliver, or sell, or cause to be issued, delivered, sold or otherwise issue any shares of Company Common Stock or any other equity or voting security of the Company or any Subsidiary of the Company or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise receive any shares of Company Common Stock or any other equity security of the Company or any Subsidiary of the Company or obligating the Company or any such Subsidiary to grant, extend, or enter into any such subscriptions, options, warrants, calls, commitments, restricted stock, restricted stock unit, stock appreciation rights, convertible note, rights agreements (whether or not currently exercisable), or any other similar arrangements, undertakings or agreements, including any promise or commitment to grant or issues securities to an employee of or other provider of services to the Company. Except as contemplated by the Series C Transaction Documents, there are no registration rights, repurchase or redemption rights, anti-dilutive rights, voting agreements, voting trusts, preemptive rights or restrictions on transfer relating to any capital stock of the Company. All Series A and Series B Preferred Stock shall convert into shares of Company Common Stock prior to the Effective Time. The Company does not have and is not bound by any Contract pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue, distribute or otherwise deliver to holder of any shares of Company Capital Stock any evidences of indebtedness or assets of the Company or any of its Subsidiaries. To the Knowledge of the Company, condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person owns, or is entitled to acquire or receive any shares of Company Capital Stock or other securities of the Company or any of its Subsidiaries. The Company has never issued any restricted stock units and there are no shares of restricted stock outstanding except as set forth in

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Section 2.2(a) of the Company Disclosure Schedule. Following the consummation of the Merger at the Effective Time, there will be no outstanding options, restricted stock, restricted stock units, stock appreciation rights, warrants or other rights to purchase or otherwise acquire shares of Company Capital Stock or other securities of the Surviving Corporation, or any payments in respect thereof.

(b) Section 2.2(b) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of all issued and outstanding shares of Company Common Stock (other than Company Stock Options), shares of Company Preferred Stock and Company Warrants, on a holder-by-holder basis. With respect to the list of Company Warrants, the list accurately sets forth, with respect to each Company Warrant, (i) the name of the holder of such Company Warrant; (ii) the series and total number of shares of Company Capital Stock that are subject to such Company Warrant and the series and number of shares of Company Capital Stock with respect to which such Company Warrant is immediately exercisable; (iii) the date on which such Company Warrant was issued and the term of such Company Warrant; (iv) the vesting schedule for such Company Warrant; and (v) the exercise price per share of Company Capital Stock purchasable under such Company Warrant. The Company has made available to the Parent an accurate and complete copy of each Company Warrant. Following the consummation of the Merger at the Effective Time, the Company Warrants will expire by their terms, and the holders of the Company Warrants will not have any rights with respect to such Company Warrants.

(c) As of the date hereof, there are 698,500 shares of Company Common Stock issuable upon exercise of all outstanding Company Stock Options, subject to adjustment on the terms set forth in the Company Stock Option Plans. Section 2.2(c) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of (i) the name of the holder of each Company Stock Option, (ii) the date each Company Stock Option was granted, (iii) the number, issuer and type of securities subject to each such Company Stock Option, (iv) the expiration date of each such Company Stock Option, (v) the vesting schedule of each such Company Stock Option, (vi) the price at which each such Company Stock Option (or each component thereof, if applicable) may be exercised, (vii) the number of shares of Company Common Stock issuable upon the exercise of such, or upon the conversion of all securities issuable upon the exercise of such, Company Stock Options and (viii) whether and to what extent the exercisability of each Company Stock Option will be accelerated upon consummation of the Contemplated Transactions or any termination of employment thereafter. Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, no Company Stock Option is subject to any accelerated vesting solely as a result of the Contemplated Transaction. The Company has taken all actions necessary (under the Company Stock Option Plans, any applicable legal requirement, the stock option award agreements or otherwise) to effectuate the provisions of Section 1.5(d) and to ensure that, from and after the Effective Time, each individual who held Company Option immediately prior to the Effective Time shall cease to have any rights with respect thereto, except as specifically set forth in Section 1.5(d).

2.3 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions and perform its respective obligations hereunder, subject only to obtaining the Company Stockholder Approval. The adoption, execution, delivery and performance of this Agreement and the approval of the consummation of the Contemplated Transactions have been recommended by, and have been duly and validly adopted and approved by a unanimous vote of, the Board of Directors of the Company and all other necessary corporate action. No other approval or consent of, or action by, the holders of the outstanding securities of the Company, other than the Company Stockholder Approval, is required in order for the Company to execute and deliver this Agreement and to consummate the Contemplated Transactions and perform its obligations hereunder. The Board of Directors of the Company has declared this Agreement advisable, has directed that this Agreement be submitted to the Company Stockholders for adoption and approval and has recommended that the Company Stockholders adopt and approve this Agreement. Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other necessary corporate action or corporate proceeding on the part of the Company is necessary to authorize the adoption, execution, delivery and performance of this Agreement or to consummate the Merger and the other Contemplated Transactions. This Agreement has been duly and validly executed and

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delivered by the Company and (assuming due authorization, execution and delivery by the other parties hereto), constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

2.4 Non-Contravention; Consents.

(a) Except as set forth in Section 2.4(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Contemplated Transactions and the compliance with the provisions of the Agreement by the Company will not, (i) conflict with, or result in any violation or breach of, any provision of the Company Charter or the Company Bylaws, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrance on the Company’s assets under, any of the terms, conditions or provisions of any Company Charter, Company Bylaws, Company Material Contract or other agreement, instrument or obligation to which the Company is a party or any of its properties or assets may be bound, or (iii) subject to obtaining the Company Stockholder Approval and subject to the consents, approvals and authorizations specified in clauses (i) through (vi) of Section 2.4(b) having been obtained prior to the Effective Time and all filings and notifications described in Section 2.4(a) having been made, conflict with or violate any Law applicable to the Company or any of its properties or assets, except in the case of clause (ii) of this Section 2.4(a) for any such conflicts or violations, that have not had, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Contemplated Transactions, except for (i) obtaining the Company Stockholder Approval, (ii) consents required pursuant to the Series C Transaction Documents, which consent was obtained and delivered to Parent prior to the date hereof, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iv) any filings required to be made with the SEC in connection with this Agreement and the Contemplated Transactions, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities Laws, the rules and regulations of the NASDAQ Capital Market, and (vi) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, have not had, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

2.5 Financial Statements.

(a) Schedule 2.5(a) hereof sets forth true and complete copies of the Company’s unaudited consolidated balance sheet as of December 31, 2012 and 2013, and the related consolidated unaudited statements of operations, cash flows and stockholders equity for the twelve months ended December 31, 2012 and 2013, (collectively, the “Company Signing Financial Statements”). The Company will provide to Parent the Company’s audited statements of operations, cash flows and stockholders equity for the twelve months ended December 31, 2012 and 2013, together with the notes thereto and the reports and opinions of CohnReznick LLP relating thereto, and the unaudited consolidated balance sheet as of March 31, 2014, and the related consolidated unaudited statements of operations, cash flows and stockholders equity for the three (3) months ended March 31, 2014, together with the notes thereto and the reports and opinions of CohnReznick LLP relating thereto (the “Additional Company Financial Statements” and together with the Company Signing Financial Statements,

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collectively the “Company Financial Statements.”) The Company Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis (unless otherwise noted therein) throughout the periods indicated, and (ii) fairly present, in all material respects, the financial condition and operating results of the Company as of the dates and for the periods indicated therein (except that the unaudited financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate, be material). The balance sheet of the Company as of December 31, 2013 is hereinafter referred to as the “Company Balance Sheet.”

(b) The Company maintains adequate disclosure controls and procedures designed to ensure that material information relating to the Company is made known to the Chief Executive Officer or President and the Chief Financial Officer of the Company by others within those entities.

(c) None of the Company or, to the Knowledge of the Company, any director, officer, employee, or internal or external auditor of the Company has received or otherwise had or obtained actual Knowledge of any substantive material complaint, allegation, assertion or claim, whether written or oral, that the Company has engaged in questionable accounting or auditing practices.

(d) During the periods covered by the Company Financial Statements, there have been no: (i) changes in the internal control over financial reporting of the Company that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting; (ii) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting reported to the Board of Directors of the Company and the external auditors of the Company; or (iii) instances of fraud, whether or not material, involving the management of the Company or other employees of the Company who have a significant role in the internal control over financial reporting of the Company.

2.6 Absence of Changes. Since the date of the Company Balance Sheet, the Company has conducted its business in all material respects in the Ordinary Course of Business consistent with its past practices. Except as set forth on Section 2.6 of the Company Disclosure Schedule, after the date of the Company Balance Sheet and on or before the date hereof:

(a) there has not been any change, event, circumstance or condition to the Knowledge of the Company that, individually or in the aggregate has had a Company Material Adverse Effect;

(b) there has been no split, combination or reclassification of any of the outstanding shares of the capital stock of the Company, and the Company has not declared, set aside or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding shares of the capital stock of the Company;

(c) the Company has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;

(d) except as required as a result of a change in applicable Laws or GAAP or as reflected in the Company Financial Statements, there has not been any material change in any method of accounting or accounting practice by the Company;

(e) the Company has not (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate;

(f) there has been no transfer (by way of a license or otherwise) of, or agreement to transfer to, any Person’s rights to any of the Company Intellectual Property;

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(g) there has been no notice delivered to the Company of any claim of ownership by a third party of any of the Company Intellectual Property owned or developed by the Company, or of infringement by any of the Company of any Third Party Intellectual Property;

(h) there has not been any: (i) grant of any severance or termination pay to any employee of the Company; (ii) entry into any employment, deferred compensation, severance or other similar plan or agreement (or any amendment to any such existing agreement) with any new or current employee of the Company; (iii) change in the compensation, bonus or other benefits payable or to become payable to its directors, officers, employees or consultants, except as required by any pre-existing plan or arrangement set forth in Section 2.6 of the Company Disclosure Schedule; or (iv) termination of any of the officers or key employees of any of the Company;

(i) there has been no material reevaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course; or

(j) there has not been any agreement to do any of the foregoing.

2.7 Title to Assets. The Company owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it. All of said assets are owned by the Company free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Balance Sheet; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company; and (iii) Encumbrances described in Section 2.7 of the Company Disclosure Schedule.

2.8 Properties.

(a) Section 2.8(a) of the Company Disclosure Schedule identifies (i) the street address of each parcel of Company Leased Real Property, (ii) the identification of the Company Lease and (iii) the identity of the lessor, lessee and current occupant (if different than the lessee) of each such parcel of Company Leased Real Property. With respect to each Company Lease, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor, to the Knowledge of the Company, any other party to any Company Leases is in breach or default, and, to the Knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Company Leases.

(b) The Company holds good title, free and clear of all Encumbrances, to all personal property and other non-real estate assets, in all cases excluding the Company Intellectual Property, necessary to conduct the Company Business, except for Permitted Encumbrances. The Company, as lessee, has the right under valid and subsisting leases to use, possess and control all personal property leased by the Company as now used, possessed and controlled by the Company, as applicable.

(c) The Company Leased Real Property constitutes all of the real property used or occupied by the Company in connection with the conduct of the Company Business.

(d) The Company does not have any Company Owned Real Property, and the Company is not a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

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2.9 Intellectual Property.

(a) Section 2.9(a) of the Company Disclosure Schedule contains a complete and accurate list of all (i) Patents owned by the Company or used or held for use by the Company in the Company Business (“Company Patents”), registered and material unregistered Marks owned by the Company used or held for use by the Company in the Company Business (“Company Marks”) and registered and material unregistered Copyrights owned by the Company or used or held for use by the Company in the Company Business (“Company Copyrights”), (ii) licenses, sublicenses or other agreements under which the Company is granted rights by others in the Company Intellectual Property (“Company Licenses-In”) (other than commercial off the shelf software or materials transfer agreements), and (iii) licenses, sublicenses or other agreements under which the Company has granted rights to others in the Company Intellectual Property (“Company Licenses-Out”).

(b) With respect to the Company Intellectual Property (i) purported to be owned by the Company, the Company exclusively owns such Company Intellectual Property and (ii) licensed to the Company (other than commercial off the shelf software or materials transfer agreements), such Company Intellectual Property are the subject of a written license or other agreement; in the case of the foregoing clauses (i) and (ii) above, free and clear of all Encumbrances, other than Encumbrances resulting from the express terms of a Company License-In or Company License-Out or Permitted Encumbrances granted by the Company.

(c) Except as disclosed in Section 2.9(a) of the Company Disclosure Schedule, all Company Intellectual Property owned by, and, to the Knowledge of the Company, all Company Intellectual Property exclusively licensed to the Company that has been issued by, or registered with, or are the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, inventor declarations, proofs of working or use, timely post-registration filing of affidavits of use and renewal applications), and, to the Knowledge of the Company, all Company Patents, Company Marks and Company Copyrights, and all intellectual property rights and/or proprietary rights relating to any of the foregoing, that are owned by or exclusively licensed to the Company are valid and enforceable.

(d) Except as otherwise disclosed in Section 2.9(a) of the Disclosure Schedule, to the Knowledge of the Company, each Company Patent that has been issued by, or registered with, or is the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office or any similar office or agency anywhere in the world was issued, registered, or filed, as applicable, with the correct inventorship and there has been no known misjoinder or nonjoinder of inventors.

(e) No Company Patent is now involved in any interference, reissue, reexamination or opposition proceeding; to the Knowledge of the Company, there is no patent or patent application of any third party that potentially interferes with a Company Patent; all products made, used or sold under the Company Patents have been marked with the proper patent notice.

(f) There are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its employees alleging that any of the operation of the Company Business or any activity by the Company, or the manufacture, sale, offer for sale, importation, and/or use of any Company Product infringes or violates (or in the past infringed or violated) the rights of others in or to any Intellectual Property (“Third Party Intellectual Property”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Intellectual Property of any person or entity or that any Company Intellectual Property is invalid or unenforceable.

(g) To the Knowledge of the Company, neither the operation of the Company Business, nor any activity by the Company, nor manufacture, use, importation, offer for sale and/or sale of any Company Product infringes or violates (or in the past infringed or violated) any Third Party Intellectual Property or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party Intellectual Property.

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(h) Other than pursuant to license agreements previously delivered to Parent and listed in Schedule 2.9(h) and other than pursuant to commercial off the shelf software or materials transfer agreements, the Company does not have any obligation to compensate any person for the use of any Intellectual Property; there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that: (i) restrict the rights of the Company to use any Intellectual Property, (ii) restrict the Company Business, in order to accommodate a third party’s Intellectual Property, or (iii) permit third parties to use any Company Intellectual Property.

(i) All former and current employees, consultants and contractors of the Company have executed written instruments with the Company that assign to the Company, all rights, title and interest in and to any and all (i) inventions, improvements, discoveries, writings and other works of authorship, and information relating to the Company Business or any of the products or services being researched, developed, manufactured or sold by the Company or that may be used with any such products or services and (ii) Intellectual Property relating thereto; in each case where a Company Patent is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(j) To the Knowledge of the Company, (i) there is no, nor has there been any, infringement or violation by any person or entity of any Company Intellectual Property or the rights of the Company therein or thereto and (ii) there is no, nor has there been any, misappropriation by any person or entity of any Company Intellectual Property or the subject matter thereof.

(k) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets owned by the Company or used or held for use by the Company in the Company Business (the “Company Trade Secrets”), including, without limitation, requiring each employee and consultant of the Company and any other person with access to Company Trade Secrets to execute a binding confidentiality agreement, copies or forms of which have been provided to Parent and, to the Knowledge of the Company, there has not been any breach by any party to such confidentiality agreements.

(l) Following the Effective Time, the Surviving Corporation will have the same rights and privileges in the Company Intellectual Property as the Company had in the Company Intellectual Property immediately prior to the Effective Time.

2.10 Material Contracts. Section 2.10 of the Company Disclosure Schedule is a correct and complete list of each currently effective Company Contract:

(a) the Company Leases;

(b) for the purchase of materials, supplies, goods, services, equipment or other assets for annual payments by the Company of, or pursuant to which in the last year the Company paid, in the aggregate, $100,000 or more;

(c) for the sale of materials, supplies, goods, services, equipment or other assets for annual payments to Company of, or pursuant to which in the last year the Company received, in the aggregate, $100,000 or more;

(d) that relates to any partnership, joint venture, strategic alliance or other similar Contract;

(e) relating to Indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except for Contracts relating to Indebtedness in an amount not exceeding $100,000 in the aggregate;

(f) severance or change-in-control Contracts;

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(g) in respect of any Company Intellectual Property that provides for annual payments of, or pursuant to which in the last year the Company paid or received, in the aggregate, $100,000 or more;

(h) containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company;

(i) with any Governmental Authority;

(j) any Contract with (a) an executive officer or director of the Company or any of such executive officer’s or director’s immediate family members, (b) an owner of more than five percent (5%) of the voting power of the outstanding capital stock of the Company or (c) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company);

(k) any agreement that gives rise to any material payment or benefit as a result of the performance of this Agreement or any of the other Contemplated Transactions;

(l) relating to the acquisition or disposition of any material interest in, or any material amount of, property or assets of the Company or for the grant to any Person of any preferential rights to purchase any of their assets, other than in the Ordinary Course of Business consistent with past practice; or

(m) any agreement (or group of related agreements) the performance of which requires aggregate payments to or from the Company in excess of $100,000 not otherwise listed above.

The Company has delivered or made available to Parent accurate and complete (except for applicable redactions thereto) copies of all material written Company Material Contracts (as defined below), including all amendments thereto. Except as set forth on Section 2.10 of the Company Disclosure Schedule, neither the Company, nor to the Company’s Knowledge, has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which the Company is a party or by which it is bound of the type described in clauses (a) through (m) above of the Company Disclosure Schedule (any such agreement, contract or commitment, a “Company Material Contract”) in such manner as would permit any other party to cancel or terminate any such Company Material Contract, which has had or would reasonably be expected to have a Company Material Adverse Effect. As to the Company, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. The consummation of the Contemplated Transactions will not (either alone or upon the occurrence of additional acts or events) result in any material payment or payments becoming due from the Company or the Surviving Corporation to any Person under any Company Material Contract or give any Person the right to terminate or alter the provisions of any Company Material Contract. No Person is renegotiating any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

2.11 Absence of Undisclosed Liabilities. The Company does not have any liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, except for: (a) Liabilities identified as such in the “liabilities” column of the Company Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company since the date of the Company Balance Sheet in the Ordinary Course of Business and which are not in excess of $100,000 in the aggregate; (c) Liabilities for performance of obligations of the Company or any Subsidiary of the Company under Contracts (other than for breach thereof) solely to the extent that are expressly set forth in and identifiable by reference to the text of such Contract;

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(d) Liabilities described in Section 2.11 of the Company Disclosure Schedule; and (e) Liabilities incurred in connection with the Contemplated Transactions. The aggregate Liabilities reflected on the balance sheet as of March 31, 2014 included in the Additional Company Financial Statement does not exceed the aggregate Liabilities reflected on the Company Balance Sheet by more than $1,000,000.

2.12 Compliance with Laws; Regulatory Compliance.

(a) The Company is in compliance with all Laws or Orders, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No investigation or review by any Governmental Authority with respect to the Company is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct the same which, in each case, would reasonably be expected to have a material and adverse impact on the Company.

(b) The Company has not committed nor, to the Knowledge of the Company, has any director, officer or employee of Company, committed any act, made any statement or failed to make any statement that would provide a basis for the FDA or any other Company Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto. Neither the Company nor, to the Knowledge of the Company, has any director, officer or employee violated any U.S. federal or state criminal or civil health care Laws (including without limitation the U.S. federal Anti-Kickback Statute, Stark Law, False Claims Act, Health Insurance Portability and Accountability Act, and any comparable state Laws), or the regulations promulgated pursuant to such Laws (each, a “Health Care Law”). There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the Knowledge of the Company, threatened against the Company that relates to an alleged violation of any Health Care Law. Neither the Company nor, to the Knowledge of the Company, any director, officer or employee of the Company, been debarred pursuant to 21 U.S.C. sec. 335a(a) or any similar Law or authorized by 21 U.S.C. sec. 335a(b) or any similar Law. There are no consent decrees (including plea agreements) or similar actions to which the Company or, to the Knowledge of the Company, any director, officer or employee of the Company, are bound or which relate to Company Products.

(c) All applications, submissions, information and data utilized by the Company as the basis for, or submitted by or on behalf of the Company in connection with any and all requests for a Company Permit relating to the Company, when submitted to the FDA or other Company Regulatory Agency, were true, correct and complete in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or other Company Regulatory Agency.

(d) Neither of the Company nor, to the Knowledge of the Company, any of the Representatives, licensors, licensees, assignors or assignees thereof has received any notice that the FDA or any other Company Regulatory Agency has initiated, or threatened to initiate, any Action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by the Company or otherwise restrict the pre-clinical research or clinical study of any Company Product or any drug product being developed by any licensee or assignee of the Company Intellectual Property based on such intellectual property, or to recall, suspend or otherwise restrict the development or manufacture of any Company Product. The Company is not in receipt any written notice of, or subject to, any adverse inspection, finding of deficiency, finding of non-compliance, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, or other compliance or enforcement action relating to any Company Products.

(e) The Company has made available to Parent true, correct and complete copies of any and all applications, approvals, licenses, written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA or other Company Regulatory Agency. The Company has made available to Parent for review all correspondence to or from the FDA or other Company Regulatory Agency,

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minutes of meetings, visits or other contact with the FDA or other Company Regulatory Agency, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA or other Company Regulatory Agency, or prepared by the FDA or other Company Regulatory Agency or which bear on the Company’s compliance with regulatory requirements of the FDA or any other Company Regulatory Agency, or on the likelihood or timing of approval of any Company Products.

2.13 Taxes and Tax Returns.

(a) Each material Tax Return required to be filed by, or on behalf of, the Company, and each material Tax Return in which the Company was required to be included, has been timely filed. Each such Tax Return was true, correct and complete in all material respects.

(b) The Company (i) has paid (or has had paid on its behalf) all material Taxes due and owing, whether or not shown as due on any Tax Return, and (ii) has withheld and remitted to the appropriate Taxing Authority all material Taxes required to be withheld and paid in connection with any amounts paid or owing to or collected from any employee, independent contractor, supplier, creditor, stockholder, partner, member or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(c) The unpaid Taxes of the Company (A) did not, as of December 31, 2013, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.

(d) The Company has delivered to Parent correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company since December 31, 2008.

(e) There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(f) The Company is not currently the beneficiary of any extension of time within which to file any material Tax Return or with respect to any material Tax assessment or deficiency.

(g) The Company has not waived any statute of limitations with respect to any material Taxes.

(h) There is no material Tax claim, audit, suit, or administrative or judicial Tax proceeding now pending or presently in progress or threatened with respect to a material Tax Return of the Company.

(i) The Company has not received notice of any proposed material deficiencies from any Taxing Authority.

(j) The Company has not distributed stock of a corporation, or has had its stock distributed, in a transaction purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(k) The Company is not a party to and has no obligation under any Tax sharing agreement (whether written or not) or any Tax indemnity or other Tax allocation agreement or arrangement (other than any such agreement, the primary purpose of which does not relate to Taxes).

(l) The Company (A) is not and has never been a member of a group of corporations that files or has filed (or has been required to file) consolidated, combined, or unitary Tax Returns, other than a group the common parent of which was the Company or (B) does not have any liability for the Taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, provincial, local or foreign Law), as a transferee or successor, by contract or otherwise.

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(m) The taxable year of the Company for all income Tax purposes is the fiscal year ending December 31st, and the Company uses the accrual method of accounting in keeping its books and in computing its taxable income.

(n) The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o) The Company has never participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4 (or any predecessor provision).

(p) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date;

(iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law);

(iv) installment sale or open transaction disposition made on or prior to the Closing Date;

(v) prepaid amount received on or prior to the Closing Date;

(vi) election with respect to income from the discharge of Indebtedness under Section 108(i) of the Code; or

(vii) any similar election, action, or agreement that would have the effect of deferring any Liability for Taxes of the Company from any period ending on or before the Closing Date to any period ending after such period.

(q) No written claim has been made by any Taxing Authority that the Company is or may be subject to Tax or required to file a Tax Return in a jurisdiction where it does not file Tax Returns, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.14 Employee Benefit Programs.

(a) Section 2.14(a) of the Company Disclosure Schedule sets forth a list of every Employee Program maintained by Company or an ERISA Affiliate of Company (the “Company Employee Programs”).

(b) Each Company Employee Program that is intended to qualify under Section 401(a) of the Code has received or is entitled to rely on a favorable determination, advisory or approval opinion letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Company Employee Program for any period for which such Company Employee Program would not otherwise be covered by an IRS determination. To the Knowledge of the Company, no event or omission has occurred that would reasonably be expected to cause any Company Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)).

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(c) To the Company’s Knowledge, there is no material failure of any party to comply with any Laws applicable with respect to the Employee Programs maintained by the Company or any ERISA Affiliate of the Company. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, with respect to any Employee Program ever maintained by the Company or any ERISA Affiliate of the Company, there are not and have not been any (i) “prohibited transactions,” as defined in Section 406 of ERISA or Code Section 4975, (ii) failures to comply with any provision of ERISA, other applicable Laws, or any agreement, (iii) non-deductible contribution or (iv) corrective filings with any Governmental Authority. No litigation, governmental administrative proceeding, Governmental Authority examination or audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Company, threatened with respect to any such Company Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable Laws) with respect to all Employee Programs ever maintained by the Company or any ERISA Affiliate of the Company, for all periods prior to the Closing Date, either have been made or have been accrued on a timely basis.

(d) Neither the Company nor any ERISA Affiliate of the Company has maintained an Employee Program subject to Title IV of ERISA, including a Multiemployer Plan, or any multiple employer welfare arrangement (as defined in Section 3(40) of ERISA). None of the Company Employee Programs has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or state continuation Laws and at individual’s sole expense) or has ever promised to provide such post-termination benefits.

(e) Each Employee Program required to be listed on Section 2.14(a) of the Company Disclosure Schedule may be amended, terminated, or otherwise discontinued by Parent after the Effective Time in accordance with its terms without material liability to the Company or Parent.

(f) Except as contemplated by any employment agreement by and between the Company and J. David Hansen or Wolfgang Scholz, Ph.D. as previously delivered to Parent, the Company is not a party to any written (i) agreement with any stockholders, director, or employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of any of the Contemplated Transactions, (B) providing any guaranteed period of employment or compensation guarantee, or (C) providing severance benefits after the termination of employment of such director or employee; or (ii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, deferred compensation or similar equity based plan, or any or severance benefit plan, bonus or incentive plan, or any similar compensation arrangement any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the Contemplated Transactions or the value of any of the benefits of which shall be calculated on the basis of any of the Contemplated Transactions. There is no contract, agreement, plan or arrangement covering any individual that, by itself or collectively, would give rise to any parachute payment subject to Section 280G of the Code, nor has the Company made any such payment, and the consummation of the transactions contemplated herein shall not obligate Company or any other entity to make any parachute payment that would be subject to Section 280G of the Code.

(g) Each Company Employee Program that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained in compliance with Section 409A of the Code in all material respects. No stock option granted under any Company Stock Option Plan has any exercise price that was less than the fair market value of the underlying stock as of the date the option was granted, or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

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(h) For purposes of this Section 2.14:

(i) An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable Laws) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

(ii) An entity is an “ERISA Affiliate” of Company if it would have ever been considered a single employer with Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C).

2.15 Labor and Employment Matters.

(a) The Company is not a party to, or otherwise bound by, any collective bargaining agreement, contract, or other written agreement with a labor union or labor organization. To the Knowledge of the Company, and during the past three (3) years there has not been, any charge, demand, petition, organizational campaign, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization nor is there any pending or threatened labor strike or lockout involving the Company.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company is in material compliance with all applicable Laws respecting labor, employment, fair employment practices, work safety and health and wages and hours, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, the Fair Labor Standards Act, as amended, and its state law equivalents, and the related rules and regulations adopted by those federal agencies responsible for the administration of such Laws, and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages; (ii) the Company is not delinquent in any payments to any employee or to any independent contractors, consultants, temporary employees, leased employees or other servants or agents employed or used with respect to the operation of the Company Business and classified by the Company as other than an employee (“Company Contingent Workers”), for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such employees or Company Contingent Workers; (iii) there are no grievances, complaints or charges with respect to employment or labor matters (including, without limitation, allegations of employment discrimination, wage and hour violations, retaliation or unfair labor practices) pending or, to the Knowledge of the Company, threatened against the Company in any judicial, regulatory or administrative forum, under any private dispute resolution procedure; (iv) to the Knowledge of the Company, the Company is not currently being audited or investigated or subject to imminent audit or investigation by any Governmental Authority with respect to its employment practices; (v) the Company is not and, and within the last three (3) years has not been, subject to any order, decree, injunction or judgment by any Governmental Authority or private settlement contract in respect of any labor or employment matters; (vi) the Company is in material compliance with the requirements of the Immigration Reform Control Act of 1986 and any similar Laws regarding employment of workers who are not citizens of the country in which services are performed; (vii) all employees of the Company (other than J. David Hansen and Wolfgang Scholz) are employed at-will and no such employees are subject to any contract with the Company or any policy or practice of the Company providing for right of notice of termination of employment or the right to receive severance payments or similar benefits upon the termination of employment by the Company; (viii) with respect to all of its employees and, to the extent that any Company Contingent Workers are employed, the Company has properly classified and treated them in accordance with applicable Laws and for purposes of all employee benefit plans and perquisites; and (ix) there are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any workers’ compensation policy or long-term disability policy.

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(c) The Company has delivered to Parent a complete and accurate list of all employees of the Company as of the date of this Agreement, setting forth for each employee his or her position or title, whether classified as exempt or non-exempt for wage and hour purposes, whether paid on a salary, hourly or commission basis and the actual annual base salary or rates of compensation, bonus potential, date of hire, business location, status (i.e., active or inactive and if inactive, the type of leave and estimated duration) and the total amount of bonus, retention, severance and other amounts to be paid to such employee at the Closing or otherwise in connection with the Contemplated Transactions. The Company has also provided to Parent a complete and accurate list of all Company Contingent Workers as of the date of this Agreement, showing for each Company Contingent Worker such individual’s role in the Company Business and fee or compensation arrangements.

2.16 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) the Company is in compliance with all Environmental Laws applicable to their operations and use of the Company Leased Real Property;

(b) the Company has not generated, transported, treated, stored, or disposed of any Hazardous Material, except in material compliance with all applicable Environmental Laws, and there has been no Release or threat of Release of any Hazardous Material by the Company at or on the Company Leased Real Property that requires reporting, investigation or remediation by the Company pursuant to any Environmental Law;

(c) the Company has not (i) received written notice under the citizen suit provisions of any Environmental Law or (ii) been subject to or, to the Knowledge of the Company, threatened with any governmental or citizen enforcement action with respect to any Environmental Law; and

(d) to the Knowledge of the Company, there are no underground storage tanks, landfills, current or former waste disposal areas or polychlorinated biphenyls at or on the Company Leased Real Property that require reporting, investigation, cleanup, remediation or any other type of response action by the Company pursuant to any Environmental Law.

2.17 Insurance. The Company has delivered or made available to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company. Each of such insurance policies is in full force and effect and Company is in compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2014 the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of the Company. All information provided to insurance carriers (in applications and otherwise) on behalf of the Company was, as of the date of such provision, accurate and complete. The Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against Company, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company of its intent to do so.

2.18 Books and Records. Each of the minute and record books of the Company contains complete and accurate minutes of all meetings of, and copies of all bylaws and resolutions passed by, or consented to in writing by, the directors (and any committees thereof) and stockholders of the Company, since January 1, 2012 and which are required to be maintained in such books under applicable Laws; all such meetings were duly called and held and all such bylaws and resolutions were duly passed or enacted. Each of the stock certificate books, registers of stockholders and other corporate registers of the Company comply in all material respects with the provisions of all applicable Laws and are complete and accurate in all material respects.

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2.19 Transactions with Affiliates. Section 2.19 of the Company Disclosure Schedule describes any material transactions or relationships, since January 1, 2013, between, on one hand, the Company and, on the other hand, any (a) executive officer or director of the Company or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding capital stock of the Company or (c) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company) in each of the case of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

2.20 Legal Proceedings; Orders.

(a) Except as set forth in Section 2.20 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves or affects the Company, any director or officer of the Company (in his or her capacity as such) or any of the material assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding, and there is no pending investigation by any Governmental Authority involving Company or any of its Subsidiaries that individually or in the aggregate would have a Company Material Adverse Effect. With regard to any Legal Proceeding set forth on Section 2.20 of the Company Disclosure Schedule, the Company has provided Parent or its counsel all pleadings and material written correspondence related to such Legal Proceeding, all insurance policies and material written correspondence with brokers and insurers related to such Legal Proceedings and other information material to an assessment of such Legal Proceeding. The Company has an insurance policy or policies that is expected to cover such Legal Proceeding and has complied with the requirements of such insurance policy or policies to obtain coverage with respect to such Legal Proceeding under such insurance policy or policies.

(b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the material assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company Business or to any material assets owned or used by the Company.

2.21 Illegal Payments. The Company (including any of its respective officers or directors) has not taken or failed to take any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, the U.K. Anti-Bribery Act of 2010 or any similar anti-bribery or anti-corruption Law of any similar Law of any other jurisdiction, in each case as amended, or any rules or regulations thereunder. Neither of the Company nor, to the Knowledge of the Company, any third party acting on behalf of the Company, has offered, paid, promised to pay, or authorized, or will offer, pay, promise to pay, or authorize, directly or indirectly, the giving of money or anything of value to any Official, or to any other Person while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Official, for the purpose of: (i) influencing any act or decision of such Official in his, her or its official capacity, including a decision to fail to perform his, her or its official duties or functions; or (ii) inducing such Official to use his, her or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, or to obtain an improper advantage in order to assist the Company or any other Person in obtaining or retaining business for or with, or directing business to, the Company. For purposes of this Agreement, an “Official” shall include any appointed or elected official, any government employee, any political party, party official, or candidate for political office, or any officer, director or employee of any Governmental Authority.

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2.22 Vote Required. The affirmative vote (or action by written consent) of (i) the holders of a majority of the Company Common Stock and Company Preferred Stock, voting together as a single class (on an as-converted to Company Common Stock basis) (the “Common Stock Approval”), and (ii) the holders of at least a majority of the outstanding shares of the Company Series C-1 Preferred Stock, voting together as a single class (on an as-converted to Company Common Stock basis) which majority shall include the affirmative vote or consent of Hudson Bay IP Opportunities Master Fund LP (the “Company Series C-1 Approval”; collectively with the Common Stock Approval, the “Company Stockholder Approval”), is the only vote or consent of the holders of any class or series of Company Capital Stock necessary to adopt or approve this Agreement, and approve the Merger, the Contemplated Transactions and the other matters set forth in Section 5.2(a) of this Agreement.

2.23 No Financial Advisor. Except as set forth on Section 2.23 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of the Company.

2.24 Disclosure; Company Information. The information in the Proxy Statement relating to, supplied by or to be supplied by the Company (including any Company Financial Statements) will not, on the date the Proxy Statement is first mailed to the Parent Stockholders or at the time of the Parent Stockholder Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading at the time and in light of the circumstances under which such statement is made. Notwithstanding the foregoing, no representation is made by the Company with respect to the information that has been or will be supplied by Parent and Merger Sub or any of their Representatives for inclusion in the Proxy Statement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows, except as set forth in (x) the Parent SEC Reports filed prior to the date hereof or (y) the written disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Section 3. The disclosures in any part or subpart of the Parent Disclosure Schedule shall qualify other Sections and subsections in this Section 3 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other Sections and subsections.

3.1 Organization.

(a) Parent is a corporation, duly organized, validly existing and in good corporate standing under the Laws of the State of Delaware. Parent has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing would not, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Parent Charter and Parent Bylaws, copies of which have previously been made available to the Company, are true, correct and complete copies of such documents as currently in effect and Parent is not in violation of any provision thereof. Other than the Parent Charter and Parent Bylaws, Parent is not a party to or bound by or subject to any stockholder agreement or other agreement governing the affairs of Parent or the relationships, rights and duties of stockholders and is not subject to a stockholder rights plan or similar plan.

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(b) Merger Sub is a corporation duly incorporated, validly existing and in good corporate standing under the Laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions. All of the issued and outstanding capital stock of Merger Sub, which consists of 100 shares of Common Stock, $0.01 par value, is validly issued, fully paid and non-assessable, and is owned, beneficially and of record, by Parent, free and clear of any claim, lien, Encumbrance, or agreement with respect thereto. Except for obligations and liabilities incurred in connection with its incorporation and the Contemplated Transactions, Merger Sub has not, and will not have, incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. The Certificate of Incorporation and Bylaws of Merger Sub, copies of which have previously been made available to the Company, are true, correct and complete copies of such documents as currently in effect and Merger Sub is not in violation of any provision thereof. Other than the Merger Sub, The Parent does not have any Subsidiaries and does not own as of the date hereof, directly or indirectly, beneficially or of record, any shares of capital stock or other equity security or any other similar investment in any other entity.

3.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares Parent Preferred Stock. As of the date hereof, there are 4,583,096 shares of Parent Common Stock issued and outstanding and no shares of Parent Preferred Stock issued and outstanding. As of the date hereof, there are no shares of Parent Common Stock and no shares of Parent Preferred Stock held in the treasury of Parent. Parent has no shares of Parent Common Stock or Parent Preferred Stock reserved for issuance other than as described above. The outstanding shares of Parent Common Stock have been duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and were not issued in violation of the material terms of any agreement or understanding binding upon Parent at the time at which they were issued and were issued in compliance with the Parent Charter and Parent Bylaws and all applicable Laws. Except for the Parent Stock Option Plans and the Parent Common Stock Warrants, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, restricted stock, restricted stock unit, stock appreciate rights, convertible note, rights agreements (whether or not currently exercisable), arrangements, undertakings or agreements of any character calling for Parent to issue, deliver, or sell, or cause to be issued, delivered, sold or otherwise issue any shares of Parent Common Stock or any other equity or voting security of Parent or any Subsidiary of Parent or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise receive any shares of Parent Common Stock or any other equity security of Parent or any Subsidiary of Parent or obligating Parent or any such Subsidiary to grant, extend, or enter into any such subscriptions, options, warrants, calls, commitments, restricted stock, restricted stock unit, stock appreciation rights, convertible note, rights agreements (whether or not currently exercisable), or any other similar arrangements, undertakings or agreements, including any promise or commitment to grant or issue securities to an employee of or other provider of services to the Parent. There are no registration rights, repurchase or redemption rights, anti-dilutive rights, voting agreements, voting trusts, preemptive rights or restrictions on transfer relating to any capital stock of Parent. The Parent does not have and is not bound by any Contract pursuant to which the Parent or any of its Subsidiaries is or may become obligated to issue, distribute or otherwise deliver to holder of any shares of Parent Capital Stock any evidences of indebtedness or assets of the Parent or any of its Subsidiaries. To the Knowledge of the Parent, no condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person owns, or is entitled to acquire or receive any shares of Parent Capital Stock or other securities of Parent or any of its Subsidiaries has occurred. The Parent has never issued any restricted stock units and there are no shares of restricted stock outstanding except as set forth in Section 3.2(a) of the Parent Disclosure Schedule.

(b) As of the date hereof, there are 227,591 shares of Parent Common Stock issuable upon exercise of all outstanding Parent Stock Options, subject to adjustment on the terms set forth in the Parent Stock Option Plans. Section 3.2(b) of the Parent Disclosure Schedule sets forth a true, correct and complete list, as of

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the date hereof, of (i) the name of the holder of each Parent Stock Option, (ii) the date each Parent Stock Option was granted, (iii) the number, issuer and type of securities subject to each such Parent Stock Option, (iv) the expiration date of each such Parent Stock Option, (v) the vesting schedule of each such Parent Stock Option, (vi) the price at which each such Parent Stock Option (or each component thereof, if applicable) may be exercised, (vii) the number of shares of Parent Common Stock issuable upon the exercise of such, or upon the conversion of all securities issuable upon the exercise of such, Parent Stock Options and (viii) whether and to what extent the exercisability of each Parent Stock Option will be accelerated upon consummation of the Contemplated Transactions or any termination of employment thereafter. Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule, no Parent Stock Option is subject to any accelerated vesting solely as a result of the Contemplated Transaction.

(c) As of the date hereof, there are no shares of Parent Common Stock subject to outstanding Parent Restricted Stock Awards and no shares of Parent Common Stock subject to outstanding Parent Restricted Stock Unit Awards. Section 3.2(c) of the Parent Disclosure Schedule sets forth each Parent Restricted Stock Award and Parent Restricted Stock Unit Award outstanding as of the date hereof and the number of shares of Parent Common Stock subject to the award.

(d) The Parent Common Stock and Parent Series A Preferred Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, have been duly authorized, and be validly issued, fully paid and nonassessable.

3.3 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions and perform its respective obligations hereunder, subject only to obtaining Parent Stockholder Approvals. The adoption, execution, delivery and performance of this Agreement and the approval of the consummation of the Contemplated Transactions have been duly and validly adopted and approved by the boards of directors of Parent and Merger Sub. The Board of Directors of Parent has recommended that the stockholders of Parent approve the Parent Stockholder Proposals at the Parent Stockholder Meeting. The Board of Directors of Merger Sub has declared this Agreement advisable and has recommended that the sole stockholder of Merger Sub adopt this Agreement and approve the Merger. Except for Parent Stockholder Approvals and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other necessary corporate action or corporate proceeding on the part of Parent or Merger Sub is necessary to authorize the adoption, execution, delivery and performance of this Agreement or to consummate the Merger and the other Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and (assuming due authorization, execution and delivery by the other parties hereto), constitutes the legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

3.4 Non-Contravention; Consents.

(a) Except as set forth in Section 3.4(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the Contemplated Transactions and the compliance with the provisions of the Agreement by the Parent will not, (i) conflict with, or result in any violation or breach of, any provision of the Parent Charter or Parent Bylaws or of the charter, bylaws, or other organizational document of Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrances on Parent’s or Merger Sub’s assets under, any of the terms, conditions or provisions of any Parent Charter, Parent Bylaws, Parent Material Contract or other agreement, instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them

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or any of their properties or assets may be bound, or (iii) subject to obtaining Parent Stockholder Approval and subject to the consents, approvals and authorizations specified in clauses (i) through (v) of Section 3.4(b) having been obtained prior to the Effective Time and all filings and notifications described in Section 3.4(b) having been made, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or any of its or their properties or assets, except in the case of clause (ii) of this Section 3.4(a) for any such conflicts, violations, breaches, rights of termination, Encumbrances, penalties, defaults, terminations, cancellations, accelerations or losses that have not had, and would not reasonably be expected to result in, individual or in the aggregate, a Parent Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Contemplated Transactions, except for (i) obtaining the Parent Stockholder Approval, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which Parent is qualified as a foreign corporation to transact business, (iii) any filings required to be made with the SEC in connection with Parent Stockholder Meeting, this Agreement and the Contemplated Transactions, (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities Laws, the rules and regulations of the NASDAQ Capital Market, and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, have not had, and would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

3.5 SEC Filings; Financial Statements.

(a) Parent has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2012 (the forms, statements, reports and documents filed or furnished since January 1, 2012 and those filed or furnished subsequent to the date hereof, including any amendments thereto, the “Parent SEC Reports”).

(b) Each of the Parent SEC Reports, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Parent SEC Reports, or, if not yet filed or furnished, will to the Knowledge of Parent comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Parent SEC Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and any Parent SEC Reports filed or furnished with the SEC subsequent to the date hereof will not to Parent’s knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c) As of the date of this Agreement, Parent has timely responded to all comment letters of the staff of the SEC relating to the Parent SEC Reports, and the SEC has not advised Parent that any final responses are inadequate, insufficient or otherwise non-responsive. Parent has made available to the Company true, correct and complete copies of all comment letters, written inquiries and enforcement correspondence between the SEC, on the one hand, and Parent, on the other hand, occurring since January 1, 2013 and will, reasonably promptly following the receipt thereof, make available to the Company any such correspondence sent or received after the date hereof. To the Knowledge of Parent, as of the date of this Agreement, none of the Parent SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

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(d) (i) Each of the consolidated financial statements (including, in each case, any notes or schedules thereto) included in or incorporated by reference into the Parent SEC Reports fairly present, in all material respects, the consolidated financial position of Parent as of its date, or, in the case of the Parent SEC Reports filed after the date hereof, will fairly present, in all material respects, the consolidated financial position of Parent as of its date and each of the consolidated statements of income, changes in stockholders’ equity (deficit) and cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presents in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein, or in the case of Parent SEC Reports filed after the date hereof, will fairly present, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (the “Parent Financial Statements”).

(e) Parent has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, and, to the Knowledge of Parent, such system is effective in providing such assurance. Parent (i) maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms and, to the Knowledge of Parent, such disclosure controls and procedures are effective (ii) has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to Parent’s auditors and the Audit Committee of the Board of Directors of Parent (and made summaries of such disclosures available to the Company) (A) (i) any significant deficiencies in the design or operation of internal control over financial reporting that would adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (ii) any material weakness in internal control over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. Parent has materially complied with or substantially addressed such deficiencies, material weaknesses or fraud. Parent is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act.

(f) Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 3.5(f), “principal executive officer” and “principal financial officer” has the meanings given to such terms in the Sarbanes-Oxley Act. Parent has no outstanding, nor has Parent arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.

(g) Parent nor, to the Knowledge of Parent, any director, officer, employee, or internal or external auditor of Parent has received or otherwise had or obtained actual Knowledge of any substantive material complaint, allegation, assertion or claim, whether written or oral, that Parent has engaged in questionable accounting or auditing practices.

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3.6 Absence of Changes. Except as set forth (x) in Parent SEC Reports and (y) on Section 3.6 of the Parent Disclosure Schedule, after December 31, 2013 and on or before the date hereof:

(a) there has not been any change, event, circumstance or condition to the Knowledge of Parent that, individually or in the aggregate, has had a Parent Material Adverse Effect;

(b) there has been no split, combination or reclassification of any of the outstanding shares of Parent’s capital stock, and Parent has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding shares of Parent’s capital stock;

(c) Parent has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;

(d) except as required as a result of a change in applicable Laws or GAAP, there has not been any material change in any method of accounting or accounting practice by Parent;

(e) Parent has not (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate;

(f) there has been no transfer (by way of a license or otherwise) of, or agreement to transfer to, any Person’s rights to any Parent Intellectual Property;

(g) there has been no notice delivered to Parent of any claim of ownership by a third party of any Parent Intellectual Property owned or developed by Parent, or of infringement by Parent of any third party’s Intellectual Property;

(h) there has not been any (i) grant of any severance or termination pay to any employee of Parent; (ii) entry into any employment, deferred compensation, severance or other similar plan or agreement (or any amendment to any such existing agreement) with any new or current employee of Parent; (iii) change in the compensation, bonus or other benefits payable or to become payable to its directors, officers, employees or consultants, except as required by any pre-existing plan or arrangement set forth in Section 3.6(h) of the Parent Disclosure Schedule; or (iv) termination of any officers or key employees of Parent;

(i) there has been no material reevaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course; or

(j) there has not been any agreement to do any of the foregoing.

3.7 Title to Assets.

(a) Parent owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations as presently conducted.

(b) All of said assets are owned by Parent free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on Parent’s audited consolidated balance sheet at December 31, 2013; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent, taken as a whole; and (iii) Encumbrances described in Section 3.7 of the Parent Disclosure Schedule.

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3.8 Properties.

(a) The Parent SEC Reports identify each parcel of Parent Leased Real Property. With respect to each Parent Lease, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

(i) Neither Parent, nor, to the Knowledge of Parent, any other party to any Parent Leases is in breach or default, and, to the Knowledge of Parent, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Parent Leases;

(b) Parent holds good title, free and clear of all Encumbrances, to all personal property and other non-real estate assets, in all cases excluding the Parent Intellectual Property, necessary to conduct the Parent Business, except for Permitted Encumbrances. Parent, as lessee, have the right under valid and subsisting leases to use, possess and control all personal property leased by Parent as now used, possessed and controlled by Parent, as applicable.

(c) The Parent Leased Real Property constitutes all of the real property used or occupied by Parent in connection with the conduct of the Parent Business.

(d) Neither Parent has any Parent Owned Real Property, nor is Parent a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

3.9 Intellectual Property.

(a) Section 3.9(a) of the Parent Disclosure Schedule contains a complete and accurate list of all (i) Patents owned by Parent or used or held for use by Parent in the Parent Business (“Parent Patents”), registered and material unregistered Marks owned by Parent or used or held for use by Parent in the Parent Business (“Parent Marks”) and registered and material unregistered Copyrights owned by Parent or used or held for use by Parent in the Parent Business (“Parent Copyrights”), (ii) licenses, sublicenses or other agreements under which Parent is granted rights by others in the Parent Intellectual Property (“Parent Licenses-In”) (other than commercial off the shelf software or materials transfer agreements), and (iii) licenses, sublicenses or other agreements under which Parent has granted rights to others in the Parent Intellectual Property (“Parent Licenses-Out”).

(b) With respect to the Parent Intellectual Property (i) owned by Parent, Parent exclusively owns such Parent Intellectual Property and (ii) licensed to Parent by a third party (other than commercial off the shelf software or materials transfer agreements), such Parent Intellectual Property are the subject of a written license or other agreement; in the case of the foregoing clauses (i) and (ii) above, free and clear of all Encumbrances, other than Encumbrances resulting from the express terms of a Parent License-In or Parent License-Out or Permitted Encumbrances granted by Parent.

(c) Except as set forth in Section 3.9(c) of the Parent Disclosure Schedule, all Parent Intellectual Property owned by and, to the Knowledge of Parent, all Parent Intellectual Property owned by or exclusively licensed to Parent that has been issued by, or registered with, or are the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, inventor declarations, proofs of working or use, timely post-registration filing of affidavits of use and renewal applications), and, to the Knowledge of Parent, all Parent Patents, Parent Marks and Parent Copyrights, and all intellectual property rights and/or proprietary rights relating to any of the foregoing, that are owned by Parent are valid and enforceable.

(d) To the Knowledge of Parent, each Parent Patent that has been issued by, or registered with, or is the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office or any similar office or agency anywhere in the world was issued, registered, or filed, as applicable, with the correct inventorship and there has been no known misjoinder or nonjoinder of inventors.

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(e) No issued and granted Parent Patent is now involved in any interference, reissue, reexamination or opposition proceeding; to the Knowledge of Parent, there is no patent or patent application of any third party that potentially interferes with any issued Parent Patent; all products made, used or sold under the Parent Patents have been marked with the proper patent notice.

(f) To the Knowledge of Parent, there are no threatened claims against Parent or any of its key employees alleging that any of the operation of the Parent Business or any activity by Parent, or the manufacture, sale, offer for sale, importation, and/or use of any Parent Product infringes or violates any Third Party Intellectual Property or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Intellectual Property of any person or entity or that any Parent Intellectual Property is invalid or unenforceable.

(g) To the Knowledge of Parent, neither the operation of the Parent Business, nor any activity by Parent, nor manufacture, use, importation, offer for sale and/or sale of any Parent Product infringes or violates (or in the past infringed or violated) any Third Party Intellectual Property or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party Intellectual Property.

(h) Parent does not have any obligation to compensate any person for the use of any Intellectual Property; there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that: (i) restrict Parent’s rights to use any Intellectual Property, (ii) restrict the Parent Business, in order to accommodate a third party’s Intellectual Property, or (iii) permit third parties to use any Parent Intellectual Property.

(i) To the Knowledge of the Parent, all former and current employees, consultants and contractors of Parent have executed written instruments with Parent that assign to Parent all rights, title and interest in and to any and all (i) inventions, improvements, discoveries, writings and other works of authorship, and information relating to the Parent Business or any of the products or services being researched, developed, manufactured or sold by Parent or that may be used with any such products or services and (ii) Intellectual Property relating thereto; in each case where a Parent Patent is held by Parent by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(j) To the Knowledge of Parent, (i) there is no, nor has there been any, infringement or violation by any person or entity of any Parent Intellectual Property or the rights of Parent therein or thereto and (ii) there is no, nor has there been any, misappropriation by any person or entity of any Parent Intellectual Property or the subject matter thereof.

(k) Parent has taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets owned by Parent or used or held for use by Parent in the Parent Business (the “Parent Trade Secrets”), including, without limitation, requiring each employee of Parent and each consultant of Parent and any other person with access to Parent Trade Secrets to execute a binding confidentiality agreement.

(l) Following the Effective Time, the Surviving Corporation will have the same rights and privileges in the Parent Intellectual Property as Parent had in the Parent Intellectual Property immediately prior to the Effective Time.

3.10 Material Contracts. The exhibits to the Parent SEC Reports and Section 3.10 of the Parent Disclosure Schedule together constitute a correct and complete list of each currently effective Parent Contract:

(a) relating to the lease of real property by Parent;

(b) for the purchase of materials, supplies, goods, services, equipment or other assets for annual payments by Parent of, or pursuant to which in the last year Parent paid, in the aggregate, $100,000 or more;

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(c) for the sale of materials, supplies, goods, services, equipment or other assets for annual payments to Parent of, or pursuant to which in the last year Parent received, in the aggregate, $100,000 or more;
(d) that relates to any material partnership, joint venture, strategic alliance or other similar Contract;

(e) relating to Indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except for Contracts relating to Indebtedness in an amount not exceeding $250,000 in the aggregate;

(f) severance or change in control plans;

(g) in respect of any Parent Intellectual Property that provides for annual payments of, or pursuant to which in the last year Parent paid or received, in the aggregate, $100,000 or more;

(h) containing any royalty, dividend or similar arrangement based on the revenues or profits of Parent;

(i) any agreement that gives rise to any material payment or benefit in excess of $100,000 as a result of the performance of this Agreement or any of the other Contemplated Transactions;

(j) relating to the acquisition or disposition of any material interest in, or any material amount of, property or assets of Parent or for the grant to any Person of any preferential rights to purchase any of their assets, other than in the Ordinary Course of Business consistent with past practice; or

(k) any agreement (or group of related agreements) the performance of which requires aggregate payments to or from Parent in excess of $100,000 not listed above.

With respect to the aforementioned Parent contracts, Parent has made available to the Company accurate and complete (except for applicable redactions thereto) copies of all such contracts, including all amendments thereto. Except as set forth on Section 3.10 of the Parent Disclosure Schedule, Parent has not, nor to Parent’s Knowledge, has any other party to a Parent Material Contract (as defined below), breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Parent is a party or by which it is bound of the type described in clauses (a) through (m) above (any such agreement, contract or commitment, a “Parent Material Contract”) in such manner as would permit any other party to cancel or terminate any such Parent Material Contract, which has had a Parent Material Adverse Effect. The consummation of the Contemplated Transactions will not (either alone or upon the occurrence of additional acts or events) result in any material payment or payments becoming due from Parent or the Surviving Corporation to any Person under any Parent Material Contract or give any Person the right to terminate or alter the provisions of any Parent Material Contract. No Person is renegotiating any material amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

3.11 Absence of Undisclosed Liabilities. Parent does not have any Liability, individually or in the aggregate, except for: (a) Liabilities identified as such in the “liabilities” column of the Parent’s audited consolidated balance sheet at March 31, 2014; (b) normal and recurring current Liabilities that have been incurred by Parent since the date of the Parent’s audited consolidated balance sheet at March 31, 2014 in the Ordinary Course of Business and which are not in excess of $100,000 in the aggregate; (c) Liabilities for performance of obligations of Parent under Contracts (other than for breach thereof) solely to the extent that are expressly set forth in and identifiable by reference to the text of such Contract, (d) Liabilities described in Section 3.11 of the Parent Disclosure Schedule and (e) Liabilities incurred in connection with the Contemplated Transactions.

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3.12 Compliance with Laws; Regulatory Compliance.

(a) Parent is in compliance with all Laws or Orders, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No investigation or review by any Governmental Authority with respect to Parent is pending or, to the Knowledge of the Parent, threatened, nor has any Governmental Authority indicated an intention to conduct the same which, in each case, would reasonably be expected to have a material and adverse impact on Parent.

(b) Parent has not committed nor, to the Knowledge of Parent, has any director, officer or employee of Parent, committed any act, made any statement or failed to make any statement that would provide a basis for the FDA or any other Parent Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto. Neither Parent nor, to the Knowledge of Parent, has any director, officer or employee of Parent, violated any Health Care Law. There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the Knowledge of Parent, threatened against Parent that relates to an alleged violation of any Health Care Law. Parent has not nor, to the Knowledge of Parent, has any director, officer or employee of Parent, has been debarred pursuant to 21 U.S.C. sec. 335a(a) or any similar Law or authorized by 21 U.S.C. sec. 335a(b) or any similar Law. There are no consent decrees (including plea agreements) or similar actions to which Parent or, to the Knowledge of Parent, any director, officer or employee of Parent, are bound or which relate to Parent Products.

(c) To the Knowledge of Parent, all applications, submissions, information and data utilized by Parent as the basis for, or submitted by or on behalf of Parent in connection with any and all requests for a Parent Permit relating to Parent, when submitted to the FDA or other Parent Regulatory Agency, were true, correct and complete in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or other Parent Regulatory Agency.

(d) Neither Parent nor, to the Knowledge of Parent, any of the Representatives, licensors, licensees, assignors or assignees thereof has received any notice that the FDA or any other Parent Regulatory Agency has initiated, or threatened to initiate, any Action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by Parent or otherwise restrict the pre-clinical research or clinical study of any Parent Product or any drug product being developed by any licensee or assignee of the Parent Intellectual Property based on such intellectual property, or to recall, suspend or otherwise restrict the development or manufacture of any Parent Product. Parent is not in receipt of any written notice of, or subject to, any adverse inspection, finding of deficiency, finding of non-compliance, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, or other compliance or enforcement action relating to any Parent Products.

3.13 Taxes and Tax Returns.

(a) Each material Tax Return required to be filed by, or on behalf of, Parent, and each material Tax Return in which Parent was required to be included, has been timely filed. Each such Tax Return was true, correct and complete in all material respects.

(b) Parent (i) has paid (or has had paid on its behalf) all material Taxes due and owing, whether or not shown as due on any Tax Return, and (ii) has withheld and remitted to the appropriate Taxing Authority all material Taxes required to be withheld and paid in connection with any amounts paid or owing to or collected from any employee, independent contractor, supplier, creditor, stockholder, partner, member or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

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(c) The unpaid Taxes of Parent (A) did not, as of December 31, 2013, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Parent Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Parent in filing their Tax Returns.

(d) Parent has delivered to the Company correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Parent since December 31, 2008.

(e) There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent.

(f) Parent is not currently the beneficiary of any extension of time within which to file any material Tax Return or with respect to any material Tax assessment or deficiency.

(g) Parent has not waived any statute of limitations with respect to any material Taxes.

(h) There is no material Tax claim, audit, suit, or administrative or judicial Tax proceeding now pending or presently in progress or threatened with respect to a material Tax Return of Parent.

(i) Parent has not received notice of any proposed material deficiencies from any Taxing Authority.

(j) Parent has not distributed stock of a corporation, or has had its stock distributed, in a transaction purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(k) Parent is not a party to and has no obligation under any Tax sharing agreement (whether written or not) or any Tax indemnity or other Tax allocation agreement or arrangement (other than any such agreement, the primary purpose of which does not relate to Taxes).

(l) Parent (A) is not and has never been a member of a group of corporations that files or has filed (or has been required to file) consolidated, combined, or unitary Tax Returns, other than a group the common parent of which was Parent or (B) does not have any liability for the Taxes of any person (other than Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(m) The taxable year of Parent for all income Tax purposes is the fiscal year ending December 31st, and Parent uses the accrual method of accounting in keeping its books and in computing its taxable income.

(n) Parent has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o) Parent has never participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4 (or any predecessor provision).

(p) Parent will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

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(ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date;

(iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law);

(iv) installment sale or open transaction disposition made on or prior to the Closing Date;

(v) prepaid amount received on or prior to the Closing Date;

(vi) election with respect to income from the discharge of Indebtedness under Section 108(i) of the Code; or

(vii) any similar election, action, or agreement that would have the effect of deferring any Liability for Taxes of Parent from any period ending on or before the Closing Date to any period ending after such period.

(viii) No written claim has been made by any Taxing Authority that Parent is or may be subject to Tax or required to file a Tax Return in a jurisdiction where it does not file Tax Returns, which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

3.14 Employee Benefit Programs.

(a) Section 3.14(a) of the Parent Disclosure Schedule and the Parent SEC Reports set forth a list of every Employee Program maintained by Parent or an ERISA Affiliate of Parent (the “Parent Employee Programs”).

(b) Each Parent Employee Program which is intended to qualify under Section 401(a) of the Code has received or is entitled to rely upon a favorable determination, advisory or approval opinion letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Parent Employee Program for any period for which such Parent Employee Program would not otherwise be covered by an IRS determination. To the Knowledge of Parent , no event or omission has occurred which would reasonably be expected to cause any Parent Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)).

(c) To Parent’s Knowledge there is no material failure of any party to comply with any Laws applicable with respect to the Employee Programs maintained by Parent or any ERISA Affiliate of Parent. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, with respect to any Employee Program ever maintained by Parent or any ERISA Affiliate of Parent, there are not and have not been any (i) “prohibited transactions,” as defined in Section 406 of ERISA or Code Section 4975, (ii) failures to comply with any provision of ERISA, other applicable Laws, or any agreement, (iii) nondeductible contribution, or (iv) corrective filings or applications with any Governmental Authority. No litigation, governmental administrative proceeding, examinations or audits by a Governmental Authority or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of Parent, threatened with respect to any such Parent Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable Laws) with respect to all Employee Programs ever maintained by Parent or any ERISA Affiliate of Parent, for all periods prior to the Closing Date, either have been made or have been accrued on a timely basis

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(d) Neither Parent nor any ERISA Affiliate of Parent has maintained an Employee Program subject to Title IV of ERISA, including a Multiemployer Plan, or any multiemployer welfare arrangement (as defined in Section 3(40) of ERISA). None of the Parent Employee Programs has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or state continuation Laws and at individual’s sole expense) or has ever promised to provide such post-termination benefits.

(e) Each Employee Program required to be listed on Section 3.14(a) of the Parent Disclosure Schedule may be amended, terminated, or otherwise discontinued by Parent after the Effective Time in accordance with its terms without material liability to Parent, the Company or any of their respective Subsidiaries.

(f) Except as set forth in the Parent SEC Reports, Parent is not a party to any written (i) agreement with any stockholders, director, or employee of Parent (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent in the nature of any of the Contemplated Transactions, (B) providing any guaranteed period of employment or compensation guarantee, or (C) providing severance benefits after the termination of employment of such director or employee; or (ii) agreement or plan binding Parent, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, deferred compensation or similar equity-based plan, any severance benefit plan, bonus or incentive plan, or any similar compensation arrangement any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the Contemplated Transactions or the value of any of the benefits of which shall be calculated on the basis of any of the Contemplated Transactions. There is no contract, agreement, plan or arrangement covering any individual that, by itself or collectively, would give rise to any parachute payment subject to Section 280G of the Code, nor has Parent made any such payment, and the consummation of the transactions contemplated herein shall not obligate Parent or any other entity to make any parachute payment that would be subject to Section 280G of the Code.

(g) Each Parent Employee Program that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code to the Knowledge of the Parent, has been operated and maintained in compliance with Section 409A of the Code in all material respects. No stock option granted under any Parent Stock Option Plan has any exercise price that was less than the fair market value of the underlying stock as of the date the option was granted, or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option

(h) For purposes of this Section 3.14:

(i) An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable Laws) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

(ii) An entity is an “ERISA Affiliate” of Parent if it would have ever been considered a single employer with Parent under ERISA Section 4001(b) or part of the same “controlled group” as Parent for purposes of ERISA Section 302(d)(8)(C).

3.15 Labor and Employment Matters.

(a) Parent is not a party to, or otherwise bound by, any collective bargaining agreement, contract, or other written agreement with a labor union or labor organization. To the Knowledge of Parent, Parent is not subject to, and during the past three (3) years there has not been, any charge, demand, petition, organizational campaign, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization nor is there any pending or threatened labor strike or lockout involving Parent.

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(b) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (i) Parent is in material compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, work safety and wages and hours, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, the Fair Labor Standards Act, as amended, and its state law equivalents, and the related rules and regulations adopted by those federal agencies responsible for the administration of such Laws, and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages; (ii) Parent is not delinquent in any payments to any employee or to any independent contractors, consultants, temporary employees, leased employees or other servants or agents employed or used with respect to the operation of the Parent Business and classified by Parent as other than an employee (“Parent Contingent Workers”), for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such employees or Parent Contingent Workers; (iii) there are no grievances, complaints or charges with respect to employment or labor matters (including, without limitation, allegations of employment discrimination, wage and hour violations, retaliation or unfair labor practices) pending or, to the Knowledge of Parent, threatened against Parent in any judicial, regulatory or administrative forum, under any private dispute resolution procedure; (iv) to the Knowledge of Parent, Parent is not currently being audited or investigated or subject to imminent audit or investigation by any Governmental Authority with respect to its employment practices; (v) Parent is not, nor within the last three (3) years been, subject to any order, decree, injunction or judgment by any Governmental Authority or private settlement contract in respect of any labor or employment matters; and (vi) Parent is in material compliance with the requirements of the Immigration Reform Control Act of 1986 and any similar Laws regarding employment of workers who are not citizens of the country in which services are performed.

(c) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect; (i) except with respect to employee contracts and severance set forth in the Parent SEC Reports, all employees of Parent are employed at-will and no such employees are subject to any contract with Parent or any policy or practice of Parent providing for right of notice of termination of employment or the right to receive severance payments or similar benefits upon the termination of employment by Parent; (ii) with respect to all of its employees and, to the extent that any Parent Contingent Workers are employed, Parent has properly classified and treated them in accordance with applicable Laws and for purposes of all employee benefit plans and perquisites; and (iii) there are no pending or, to the knowledge of Parent, threatened claims or actions against Parent under any workers’ compensation policy or long-term disability policy; and (iv) there are no pending or, to the knowledge of Parent, threatened or reasonably anticipated claims or actions against Parent under any workers’ compensation policy or long-term disability policy.

(d) Parent has provided to the Company a complete and accurate list of all employees of Parent as of the date of this Agreement, setting forth for each employee his or her position or title, whether classified as exempt or non-exempt for wage and hour purposes, whether paid on a salary, hourly or commission basis and the actual annual base salary or rates of compensation, bonus potential, date of hire, business location, status (i.e., active or inactive and if inactive, the type of leave and estimated duration) and the total amount of bonus, retention, severance and other amounts to be paid to such employee at the Closing or otherwise in connection with the Contemplated Transactions. Parent has also provided to the Company a complete and accurate list of all Parent Contingent Workers as of the date of this Agreement, showing for each Parent Contingent Worker such individual’s role in the Parent Business and fee or compensation arrangements.

3.16 Environmental Matters. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

(a) Parent is in compliance with all Environmental Laws applicable to their operations and use of the Parent Leased Real Property;

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(b) Parent has not generated, transported, treated, stored, or disposed of any Hazardous Material, except in material compliance with all applicable Environmental Laws, and there has been no Release or threat of Release of any Hazardous Material by Parent at or on the Parent Leased Real Property that requires reporting, investigation or remediation by Parent pursuant to any Environmental Law;

(c) Parent has not (i) received written notice under the citizen suit provisions of any Environmental Law or (ii) been subject to or, to the Knowledge of Parent, threatened with any governmental or citizen enforcement action with respect to any Environmental Law; and

(d) to the Knowledge of Parent, there are no underground storage tanks, landfills, current or former waste disposal areas or polychlorinated biphenyls at or on the Parent Leased Real Property that require reporting, investigation, cleanup, remediation or any other type of response action by Parent pursuant to any Environmental Law.

3.17 Insurance. Parent has made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Parent. Each of such insurance policies is in full force and effect and Parent and each Subsidiary of Parent are in compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2014, Parent has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Parent.

3.18 Books and Records. Each of the minute and record books of Parent contains complete and accurate minutes of all meetings of, and copies of all bylaws and resolutions passed by, or consented to by, the directors (and any committees thereof) and stockholders of Parent, since January 1, 2012 and which are required to be maintained in such books under applicable Laws; all such meetings were duly called and held and all such bylaws and resolutions were duly passed or enacted. Each of the stock certificate books, registers of stockholders and other corporate registers of Parent comply in all material respects with the provisions of all applicable Laws and are complete and accurate in all material respects.

3.19 Transactions with Affiliates. Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, since the date of Parent’s last proxy statement filed in 2013 with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.19 of the Parent Disclosure Schedule identifies each Person who is (or who may be deemed to be) an “affiliate” (as that term is used in Rule 12b-2 under the Exchange Act) of Parent as of the date of this Agreement.

3.20 Legal Proceedings; Orders.

(a) Except as set forth in the Parent SEC Reports or Section 3.20 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves or affects Parent, any Subsidiary of Parent or any director or officer of Parent (in his or her capacity as such) or any of the material assets owned or used by Parent and/or any Subsidiary; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding, and there is no pending investigation by any Governmental Authority involving Parent or any of its Subsidiaries that individually or in the aggregate would have a Parent Material Adverse Effect. With regard to any Legal Proceeding set forth in the Parent SEC Reports or Section 3.20 of the Parent Disclosure Schedule,

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Parent has provided the Company or its counsel all pleadings and material written correspondence related to such Legal Proceeding, all insurance policies and material written correspondence with brokers and insurers related to such Legal Proceedings and other information material to an assessment of such Legal Proceeding. Parent has an insurance policy or policies that is expected to cover such Legal Proceeding and has complied with the requirements of such insurance policy or policies to obtain coverage with respect to such Legal Proceeding under such insurance policy or policies.

(b) There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the Knowledge of Parent, no officer of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the Parent Business or to any material assets owned or used by Parent.

3.21 Illegal Payments. Parent has not (including any of its respective officers or directors) taken or failed to take any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, the U.K. Anti-Bribery Act of 2010 or any similar anti-bribery or anti-corruption Law of any similar Law of any other jurisdiction, in each case as amended, or any rules or regulations thereunder. Neither Parent or, to the Knowledge of Parent, any third party acting on behalf of Parent, has offered, paid, promised to pay, or authorized, or will offer, pay, promise to pay, or authorize, directly or indirectly, the giving of money or anything of value to any Official, or to any other Person while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Official, for the purpose of: (i) influencing any act or decision of such Official in his, her or its official capacity, including a decision to fail to perform his, her or its official duties or functions; or (ii) inducing such Official to use his, her or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, or to obtain an improper advantage in order to assist Parent or any other Person in obtaining or retaining business for or with, or directing business to, Parent.

3.22 Inapplicability of Anti-takeover Statutes. The Boards of Directors of Parent and Merger Sub have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.

3.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock having voting power representing a majority of the outstanding Common Stock are the only votes of the holders of any class or series of Parent’s capital stock necessary to approve the Parent Stockholder Proposals (the “Parent Stockholder Approval”).

3.24 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Needham & Company, LLC, dated May 5, 2014, to the effect that, subject to such qualifications and assumptions as are contained therein, as of such date, the merger consideration to be issued by Parent as provided in this Agreement is fair to Parent and the stockholders of Parent from a financial point of view.

3.25 No Financial Advisor. Except as set forth on Section 3.24 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Parent or any Subsidiary of Parent.

3.26 Disclosure; Parent Information. The information relating to Parent or its Subsidiaries to be contained in the Proxy Statement will not, on the date the Proxy Statement is first mailed to Parent Stockholders or at the time of the Parent Stockholder Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light

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of the circumstances under which they are made, not false or misleading at the time and in light of the circumstances under which such statement is made. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation is made by Parent or Merger Sub with respect to the information that has been or will be supplied by the Company or any of it Representatives for inclusion in the Proxy Statement.

SECTION 4. CERTAIN COVENANTS OF THE PARTIES

4.1 Access and Investigation. Subject to the terms of the Confidentiality Agreement which the Parties agree will continue in full force following the date of this Agreement, during the period commencing on the date of this Agreement and ending at the earlier of the date of termination of this Agreement and the Effective Time (the “Pre-Closing Period”), upon reasonable notice, each Party shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate in order to enable the other Party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party with copies of:

(i) the unaudited monthly consolidated balance sheets of such Party as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered within thirty (30) days after the end of such calendar month, or such longer periods as the Parties may agree to;

(ii) all material operating and financial reports prepared by such Party for its senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for its management;

(iii) any written materials or communications sent by or on behalf of a Party to its stockholders;

(iv) any material notice, document or other communication sent by or on behalf of a Party to any party to any Parent Material Contract or Company Material Contract, as applicable, or sent to a Party by any party to any Parent Material Contract or Company Material Contract, as applicable (other than any communication that relates solely to routine commercial transactions between such Party and the other party to any such Parent Material Contract or Company Material Contract, as applicable, and that is of the type sent in the Ordinary Course of Business and consistent with past practices);

(v) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Authority on behalf of a Party in connection with the Merger or any of the Contemplated Transactions;

(vi) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party; and

(vii) any material notice, report or other document received by a Party from any Governmental Authority.

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Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that any Law applicable to such party requires such Party to restrict or prohibit access to any such properties or information or as may be necessary to preserve the attorney-client privilege under any circumstances in which such privilege may be jeopardized by such disclosure or access.

4.2 Operation of Parent’s Business.

(a) Except as set forth on Section 4.2 of the Parent Disclosure Schedule, during the Pre-Closing Period: (i) Parent shall conduct its business and operations: (A) in the Ordinary Course of Business and in conformance in all material respects with the mutually agreed upon budget made available to the Company prior to the date hereof, provided that Parent shall be considered to be in conformity with such budget as long as its spending is for one of the purposes identified in such budget and the aggregate spending does not exceed, (1) for the period starting as of the date hereof and ending June 30, 2014, the total operating expense amount ($1,664,000) identified in the budget for such period and, (2) for the period starting as of the date hereof and ending July 31, 2014, the total operating expense amount ($2,445,000) identified in the budget for such period; and (1) in compliance with all applicable Laws and the requirements of all Contracts that constitute Parent Material Contracts and (2) in material compliance with the Parent Material Contracts executed in connection with the Parent PIPE Financing (other than as would not result in a Parent Material Adverse Effect); and (ii) Parent shall promptly notify the Company of: (A) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to, involving or otherwise affecting Parent that is commenced, or, to the Knowledge of Parent, threatened against, Parent after the date of this Agreement.

(b) During the Pre-Closing Period, Parent shall promptly notify the Company, by delivering an updated Parent Disclosure Schedule, of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement and that causes a Parent Material Adverse Effect (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement and that causes a Parent Material Adverse Effect, if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6, Section 7 and Section 8 impossible or materially less likely. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material, written claim threatened with respect Parent. No notification given to the Company pursuant to this Section 4.2(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement or the Parent Disclosure Schedule for purposes of Section 8.1.

4.3 Operation of the Company’s Business.

(a) Except as set forth on Section 4.3 of the Company Disclosure Schedule and except as contemplated pursuant to the Series C Transaction Documents and in connection with the Company Common Stock Financing and Company Backstop Financing, during the Pre-Closing Period: (i) the Company shall conduct its business and operations: (A) in the Ordinary Course of Business; and (B) in compliance with all applicable Laws and the requirements of all Contracts that constitute Company Material Contracts; (ii) the Company shall preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees; and (iii) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to, involving or otherwise affecting the Company that is commenced, or, to the Knowledge of the Company, threatened against, the Company.

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(b) During the Pre-Closing Period, the Company shall promptly notify Parent in writing, by delivery of an updated Company Disclosure Schedule, of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement and that causes a Company Material Adverse Effect; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement and that causes a Company Material Adverse Effect if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6, Section 7 and Section 8 impossible or materially less likely. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material, written claim threatened with respect to the Company. No notification given to Parent pursuant to this Section 4.3(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or the Company Disclosure Schedule for purposes of Section 7.1.

4.4 Negative Obligations.

(a) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 4.4(a) of the Parent Disclosure Schedule, (iii) as reasonably necessary to ensure that Parent complies with Laws and pre-existing contractual obligations, including, without limitation, Parent’s obligation under the Parent PIPE Financing, or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), at all times during the Pre-Closing Period, Parent shall not, nor shall it cause or permit any Subsidiary of Parent to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of Parent Common Stock from terminated employees of Parent);

(ii) except for (A) contractual commitments in place at the time of this Agreement and disclosed in the Parent SEC Reports, Section 3.10 and/or Section 3.13(a) of the Parent Disclosure Schedule and (B) as contemplated by the Parent PIPE Financing, and other than as contemplated by the Contemplated Transactions, sell, issue or grant, or authorize the issuance of: (i) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Stock Options); (ii) any option, warrant or right to acquire any capital stock or any other security; or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(iii) amend the certificate of incorporation, bylaws or other charter or organizational documents of Parent or any Subsidiary of Parent, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except as related to the Contemplated Transactions;

(iv) form any new Subsidiary or acquire any equity interest or other interest in any other Person;

(v) lend money to any Person; incur or guarantee any Indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure or commitment in excess of $100,000;

(vi) (A) adopt, establish or enter into any Parent Employee Program; (B) cause or permit any Parent Employee Program to be amended other than as required by Law or in order to make amendments for the

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purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld) by the Company; (C) hire any new employee or consultant, (D) grant, make or pay any severance, bonus or profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, employees or consultants other than pursuant to plans or arrangements in existence as at the date of this Agreement;

(vii) acquire any material asset nor sell, lease or otherwise irrevocably dispose of any of its material assets or properties, nor grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(viii) make, change or revoke any material Tax election; file any material amendment to any Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(ix) enter into, amend or terminate any Parent Material Contract;

(x) commence a lawsuit other than (A) for routine collection of bills, (B) in such cases as Parent in good faith determines that failure to commence such lawsuit would result in the material impairment of a valuable aspect of Parent’s and/or any Subsidiary of Parent business or (C) for a breach of this Agreement; or

(xi) agree to take, take or permit any Subsidiary of Parent to take or agree to take, any of the actions specified in clauses (i) through (x) of this Section 4.4(a)

(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as contemplated in connection with the Series C Transaction Documents, (iii) as set forth in Section 4.4(b) of the Company Disclosure Schedule, (iv) as reasonably necessary to ensure that the Company complies with Laws and pre-existing contractual obligations, including, without limitation, the Company’s obligation to issue shares of Company Common Stock in the Company Common Stock Financing or shares of Company Series C-2 Preferred Stock in the Company Backstop Financing, (v) the issuance of shares of Company Capital Stock pursuant to the exercise or conversion of Company Stock Options, Company Warrants, Company Series A Preferred Stock or Company Series B Preferred Stock, (vi) the issuance of Company Stock Options or other securities issuable pursuant to the Company Option Plans or otherwise to employees, directors and other service providers; or (vii) with the prior written consent of Parent (which consent shall not be unreasonably withheld), at all times during the Pre-Closing Period, the Company shall not do any of the following:

(i) Declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of Company Common Stock from terminated employees of the Company);

(ii) except with respect to the filing of the Certificate of Designations, Preferences and Rights of Series C-2 Preferred Convertible Preferred Stock in connection with the Company Backstop Financing, amend the Company Charter, Company Bylaws or other charter or organizational documents of the Company, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iii) except for (A) contractual commitments in place at the time of this Agreement and disclosed as a Company Material Contract or (B) as contemplated by the Company Common Stock Financing or Company Backstop Financing, sell, issue or grant, or authorize the issuance of, or make any commitments to do

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any of the foregoing, other than as contemplated by the Contemplated Transactions: (i) any capital stock or other security (except for (a) Company Stock Options or shares of Company Common Stock issued to Company employees or consultants or (b) shares of Company Common Stock issued upon the valid exercise of Company Stock Options”); (ii) any option, warrant or right to acquire any capital stock or any other security; or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Person;

(v) other than in the Ordinary Course of Business, lend money to any Person; incur or guarantee any Indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure or commitment in excess of $100,000;

(vi) other than in the Ordinary Course of Business, and in observance of common practice for a similarly-situated company: (i) adopt, establish or enter into any Company Employee Program, (ii) cause or permit any Company Employee Program to be amended other than as required by Law, or (iii) pay any bonus or made any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

(vii) acquire any material asset nor sell, lease or otherwise irrevocably dispose of any of its assets or properties, nor grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business consistent with past practices;

(viii) make, change or revoke any material Tax election; file any material amendment to any Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(ix) enter into, amend or terminate any Company Material Contract that would increase the Company’s obligations thereunder;

(x) commence a lawsuit other than (A) for routine collection of bills, (B) in such cases as the Company in good faith determines that failure to commence such lawsuit would result in the material impairment of a valuable aspect of the Company’s business or (C) for a breach of this Agreement;

(xi) fail to make any material payment with respect to any of the Company’s accounts payable or Indebtedness in a timely manner in accordance with the terms thereof and consistent with past practices; or

(xii) agree to take any of the actions specified in clauses (i) through (xii)of this Section 4.4(b).

4.5 Mutual Non-Solicitation.

(a) No Solicitation by the Company.

(i) Unless and until this Agreement is terminated in accordance with the provisions of Section 9, without the prior written consent of Parent, neither the Company nor or any Representative of the Company shall directly or indirectly (A) initiate, solicit, seek or knowingly encourage any inquiries, proposals or

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offers that constitute or would reasonably be expected to lead to, a Company Acquisition Proposal (as defined below), (B) engage or participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any Person in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, a Company Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or other similar type of agreement relating to a Company Acquisition Proposal, or enter into any agreement or agreement in principle requiring Company to abandon, terminate or fail to consummate the transactions contemplated hereby or resolve, propose or agree to do any of the foregoing.

(ii) For purposes of this Agreement,

(A) “Company Acquisition Proposal” means any proposal, indication of interest or offer for (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination, share exchange, arrangement or consolidation, or any similar transaction involving Company, (ii) a sale, lease, exchange, mortgage, pledge, transfer or other acquisition of twenty-five percent (25%) or more of the assets of Company, taken as a whole, in one or a series of related transactions, or (iii) a purchase, tender offer or other acquisition (including by way of merger, consolidation, share exchange, arrangement, consolidation or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing fifteen percent (15%) or more of the voting power of Company (including securities of Company currently beneficially owned by such Person); provided, however, that the term “Company Acquisition Proposal” shall not include (a) the Merger or the other transactions contemplated by this Agreement or (b) the Company Common Stock Financing or Company Backstop Financing; and

(iii) Except as otherwise provided in Section 4.5(a)(iv), neither the Board of Directors of Company nor any committee of the Board of Directors of Company shall fail to make, withhold, withdraw, amend, change or publicly propose to withhold, withdraw, amend or change in a manner adverse to Parent, the Company Board Recommendation, knowingly make any public statement inconsistent with such recommendation, fail to recommend against acceptance of a tender offer within ten (10) Business Days after commencement, propose publicly to approve, adopt or recommend any Company Acquisition Proposal, or make any public statement inconsistent with its recommendation.

(b) No Solicitation by Parent.

(i) Unless and until this Agreement is terminated in accordance with the provisions of Section 9, without the prior written consent of Company, none of Parent, its Subsidiaries or any Representative of Parent or any of its Subsidiaries shall directly or indirectly (A) initiate, solicit, seek or knowingly encourage any inquiries, proposals or offers that constitute or would reasonably be expected to lead to, a Parent Acquisition Proposal (as defined below), (B) engage or participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any Person in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, a Parent Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or other similar type of agreement relating to a Parent Acquisition Proposal, or enter into any agreement or agreement in principle requiring Parent to abandon, terminate or fail to consummate the transactions contemplated hereby or resolve, propose or agree to do any of the foregoing; provided, however, that prior to the approval of the Parent Stockholder Proposals at the Parent Stockholder Meeting, Parent may take the following actions in response to an unsolicited bona fide written Parent Acquisition Proposal received after the date hereof that is a Parent Superior Offer or could reasonably be expected to lead to a Parent Superior Offer: (1) furnish nonpublic information regarding Parent or its Subsidiaries to the third party making the Parent Acquisition Proposal (a “Parent Qualified Bidder”); and (2) engage in discussions or negotiations with the Parent Qualified Bidder and its representatives with respect to such Parent Acquisition Proposal; provided that (w) such Parent Qualified Bidder has executed confidentiality agreement for the benefit of Parent the terms of which are not less restrictive to such Person than those contained in the Confidentiality Agreement (a copy of such confidentiality agreement shall promptly, and in any event within twenty-four

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(24) hours, be provided to Company for informational purposes only), (x) Parent contemporaneously supplies to Company the material terms of such Parent Acquisition Proposal and access to any such nonpublic information to the extent it has not been previously provided or made available to the Company, and (y) such Parent Superior Offer did not arise as a result of the Parent’s breach of this Section 4.5.

(ii) For purposes of this Agreement,

(A) “Parent Acquisition Proposal” means any proposal, indication of interest or offer for (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination, share exchange, arrangement or consolidation, or any similar transaction involving Parent or its Subsidiaries, (ii) a sale, lease, exchange, mortgage, pledge, transfer or other acquisition of fifteen percent (15%) or more of the assets of Parent and its Subsidiaries, taken as a whole, in one or a series of related transactions, or (iii) a purchase, tender offer or other acquisition (including by way of merger, consolidation, share exchange, arrangement, consolidation or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing fifteen percent (15%) or more of the voting power of Parent (including securities of Parent currently beneficially owned by such Person); provided, however, that the term “Parent Acquisition Proposal” shall not include (a) the Merger or (b) the Parent PIPE Financing; and

(B) “Parent Superior Offer” shall mean an unsolicited bona fide Parent Acquisition Proposal made by a third party that the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel and financial advisor, and after taking into account all financial, legal, regulatory, and other aspects of such Parent Acquisition Proposal (including: (x) whether such Parent Acquisition Proposal is more favorable from a financial point of view to the Parent Stockholders than as provided hereunder (including any changes to the terms of this Agreement proposed by Company in response to such Parent Superior Offer pursuant to and in accordance with Section 4.5(b)(iv) or otherwise), (y) whether or not such Parent Acquisition Proposal is subject to any financing condition (and the risks associated with such financing) and (z) the likelihood of such Parent Acquisition Proposal being completed on the terms proposed and the risks for delay).

(iii) Except as otherwise provided in Section 4.5(b)(iv), neither the Board of Directors of Parent nor any committee of the Board of Directors of Parent shall fail to make, withhold, withdraw, amend, change or publicly propose to withhold, withdraw, amend or change in a manner adverse to Company, the Parent Recommendation, knowingly make any public statement inconsistent with such recommendation, fail to recommend against acceptance of a tender offer within ten (10) Business Days after commencement, propose publicly to approve, adopt or recommend any Parent Acquisition Proposal, or make any public statement inconsistent with the Parent Recommendation (any action described in this sentence being referred to as a “Parent Change of Recommendation”).

(iv) Notwithstanding anything to the contrary in this Agreement, if at any time prior to the approval of the Parent Stockholder Proposals at the Parent Stockholder Meeting, Parent receives a Parent Acquisition Proposal that constitutes a Parent Superior Offer, and the Board of Directors of Parent determines in good faith (after consultation with outside legal counsel) that failure to make such Parent Change of Recommendation or entry into such definitive agreement could be a breach of the fiduciary duties of the Board of Directors of Parent under applicable Laws, the Board of Directors of Parent may (i) effect a Parent Change of Recommendation, and/or (ii) enter into a definitive agreement with respect to such Parent Superior Offer and terminate this Agreement; provided, however that Parent shall not terminate this Agreement pursuant to the foregoing clause (ii), and any purported termination pursuant to the foregoing clause (ii) shall be void and of no force or effect, unless Parent has complied in all material respects with the material provisions of this Section 4.5 with respect to such Parent Acquisition Proposal, and in advance of or concurrently with such termination Parent pays the fees and expenses set forth in Section 9.3; provided further, however, that such actions in the foregoing clauses (i) and (ii) may only be taken at a time that is after (A) the third (3th) Business Day following Company’s receipt of written notice from Parent that the Board of Directors of Parent and/or a committee thereof is prepared to take such action (which notice will specify the material terms of the applicable Parent Acquisition Proposal),

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and (B) at the end of such period, the Board of Directors of Parent and/or a committee thereof determines in good faith, after taking into account all amendments or revisions irrevocably committed to by Company and after consultation with Parent’s outside legal counsel and financial advisors, that such Acquisition Proposal remains a Parent Superior Offer. During any such three (3) Business Day period, Company shall be entitled to deliver to Parent one or more counterproposals to such Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Parent Board of Directors may, at any time prior to the approval of the Parent Stockholder Proposals at the Parent Stockholder Meeting, effect a Parent Change of Recommendation, if: (A) there shall occur or arise after the date of this Agreement a material event, material development or material change in circumstances that does not relate to any Parent Acquisition Proposal that was not known by the Parent Board of Directors on the date of this Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the Parent Board of Directors as of the date hereof), which event, development or change in circumstance, or any material consequences thereof, becomes known to the Parent Board of Directors prior to the approval of the Parent Stockholder Proposals at the Parent Stockholder Meeting (any such material event, material development or material change in circumstances unrelated to an Parent Acquisition Proposal being referred to as an “Intervening Event”); (B) the Parent provides the Company, at least three (3) days prior to any meeting of the Parent Board of Directors at which such board of directors will consider and determine whether such Intervening Event may require Parent to make a Parent Change of Recommendation, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Intervening Event; (C) the Parent Board of Directors determines in good faith, after having taken into account the advice of its outside legal counsel, that, in light of such Intervening Event, failure to make a Parent Change of Recommendation could be a breach of the fiduciary duties of the Parent Board of Directors under applicable Law; (D) no Parent Change of Recommendation has been made for three (3) days after receipt by the Company of a written notice from Parent confirming that the Parent Board of Directors has determined that the failure to make such a Parent Change of Recommendation in light of such Intervening Event could be a breach of its fiduciary duties under applicable Law; (E) during such three day notice period, Parent engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that failure to make a Parent Change of Recommendation as a result of such Intervening Event could no longer be a breach of the fiduciary duties of the Parent Board of Directors; and (F) at the time of a Parent Change of Recommendation, the Parent Board of Directors determines in good faith, after taking into account the advice of the Parent’s outside legal counsel, that the failure to make a Parent Change of Recommendation could still be a breach of the fiduciary duties of the Parent Board of Directors under applicable Law in light of such Intervening Event (taking into account any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by the foregoing clauses).

(v) Nothing in this Section 4.5 shall prohibit Parent from)A   complying with Rule 14d-9 or Rule 14e-2 including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act; or (B) making any disclosure to Parent Stockholders if, in the good faith judgment of the Board of Directors of Parent, after consultation with its outside legal counsel, that taking such action or making such disclosure could be a breach of its fiduciary duties under applicable Laws.

(c) Both the Company and Parent shall notify the other no later than twenty-four (24) hours after receipt of any inquiries, discussions, negotiations, proposals or expressions of interest with respect to a Company Acquisition Proposal or Parent Acquisition Proposal, respectively, and any such notice shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of such proposal, inquiry or contact, including price, and the identity of the offeror. Both the Company and Parent shall keep the other informed, on a current basis, of the status and material developments (including any changes to the terms) of such Company Acquisition Proposal or Parent Acquisition Proposal, respectively.

(d) The Company and Parent shall, and shall cause any Subsidiaries and their respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to, or that may reasonably be expected to lead to, a Company Acquisition Proposal or Parent Acquisition Proposal.

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SECTION 5. ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Disclosure Documents.

(a) As promptly as practicable after the date of this Agreement, Parent, in cooperation with the Company, shall prepare and file with the SEC a proxy statement relating to the Parent Stockholder Meeting to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Each of Parent, Merger Sub and the Company shall furnish all information concerning itself and their respective Subsidiaries, as applicable, to the other parties as the other parties may reasonably request in connection with such actions and the preparation of the Proxy Statement. Parent shall use reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the expiration of the SEC comment period. If Parent, Merger Sub or the Company become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such party, as the case may be, shall promptly inform the other parties thereof and shall cooperate with such other parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Parent stockholders.

(b) Notwithstanding anything to the contrary stated above, prior to filing and mailing, as applicable, Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent shall provide the Company a reasonable opportunity to review and comment on such document or response and shall discuss with the Company and consider in good faith all comments reasonably and promptly proposed by the Company. Parent will advise the Company, promptly after Parent receives notice of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information.

5.2 Stockholder Approval.

(a) Stockholders’ Consent.

(i) During the Pre-Closing Period, the Company shall take all action necessary in accordance with this Agreement, the DGCL, the Company Charter and the Company Bylaws to obtain and shall obtain, as promptly as practicable following the execution hereof (but in any event within 24 hours following the execution hereof), the Company Stockholder Written Consent via written consent sufficient for the Required Company Stockholder Approvals in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting this Agreement and approving the Merger, (ii) acknowledging that such adoption and approval of the Merger and the other Contemplated Transactions given thereby is irrevocable and that such stockholder is aware it may have the right to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which was attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL, and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal or dissenters’ rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL. Under no circumstances shall the Company assert that any other approval or consent is necessary by its stockholders to approve this Merger, the conversion of the Company Series A and Series B Preferred Stock into Company Common Stock, the other Contemplated Transactions or this Agreement. The Company shall use best efforts to ensure that all Company Stockholder Written Consents are obtained in compliance with all applicable Laws, and shall not waive or revoke any Company Stockholder Written Consent.

(ii) The Company agrees that, (i) the Company’s Board of Directors shall recommend that the holders of Company Common Stock and Company Preferred Stock take action by written consent to approve the Merger and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.2(a)(i) above, and (ii) the statement or information provided to the holders of Company Common Stock and Company Preferred Stock shall include a statement to the effect that the Board of Directors of the

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Company recommends that the Company’s stockholders take action by written consent to approve the Merger (the recommendation of the Company’s Board of Directors that the Company’s stockholders approve the Merger being referred to as the “Company Board Recommendation”).

(iii) In connection with the solicitation of the Company Stockholder Written Consent from its stockholders to adopt this Agreement and approve the Merger, the Company shall furnish to Parent, as soon as practicable upon the delivery and effectiveness of the Company Stockholder Written Consent, a copy of such executed Company Stockholder Written Consent.

(iv) Promptly after the date hereof, the Company shall deliver (in any manner permitted by applicable Laws) to each Company Stockholder the notice of the Company Stockholders’ approval and adoption of this Agreement and the consummation of the Contemplated Transactions, in compliance with Sections 228(e) and 262 of the DGCL. Thereafter, the Company shall provide to its stockholders who did not execute a Company Stockholders Written Consent applicable and appropriate notices regarding their appraisal or dissenters’ rights under Section 262 of the DGCL, which notice shall comply with all applicable Laws.

(b) Parent Stockholder Meeting.

(i) Parent shall take all action necessary in accordance with applicable Laws and the Parent Charter and Parent Bylaws to call, give notice of, convene and hold a meeting of the Parent Stockholders (the “Parent Stockholder Meeting”) to consider and vote on proposals: (A) to approve the issuance of the shares of Parent Common Stock, Parent Series A-1 Preferred Stock, Parent Common Stock Warrants, and, to the extent applicable, Parent Series A-2 Preferred Stock by virtue of the Merger; (B) to approve and adopt an amendment to the Parent Charter in accordance with Section 1.4(b); and (C) to approve the removal of any exchange caps or floors set forth in the documents relating to the Parent PIPE Financing and the issuance of Common Stock of Parent upon the conversion of Preferred Shares and Warrants issued in connection with the Parent PIPE Financing (collectively, the “Parent Stockholder Proposals”). The Parent Stockholder Meeting shall be held (on a date selected by Parent in consultation with the Company) not later than thirty (30) days after the date of mailing of the Proxy Statement. If on the scheduled date of the Parent Stockholder meeting Parent has not obtained the Parent Stockholder Approvals, Parent shall have the right to adjourn or postpone the Parent Stockholder Meeting to a later date or dates, such later date or dates not to exceed thirty (30) days from the original date that the Parent Stockholder Meeting was scheduled for the approval of the Parent Stockholder Proposals.

(ii) The Board of Directors of Parent shall recommend that the Parent Stockholders approve the Parent Stockholder Proposals (the “Parent Recommendation”) and Parent shall include such Parent Recommendation in the Proxy Statement.

(c) Parent shall use its reasonable best efforts to solicit from the Parent Stockholders proxies in favor of the Parent Stockholder Proposals and shall take all other action necessary or advisable to secure the Parent Stockholder Approvals.

5.3 Regulatory Approvals. Each Party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Authority with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Authority. Without limiting the generality of the foregoing, the Parties shall, promptly after the date of this Agreement, prepare and file any notification or other document required to be filed in connection with the Merger under any applicable foreign Law relating to antitrust or competition matters.

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5.4 Company Stock Options.

(a) At the Effective Time, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume the Company Stock Option Plan and each such Company Stock Option in accordance with its terms (as in effect as of the date of this Agreement). All rights with respect to Company Common Stock under Company Stock Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Stock Option assumed by Parent shall be determined by multiplying (A) the number of shares of Company Common Stock that were subject to such Company Stock Option, as in effect immediately prior to the Effective Time by (B) the Common Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Stock Option assumed by Parent shall be determined by dividing (A) the per share exercise price of Company Common Stock subject to such Company Stock Option, as in effect immediately prior to the Effective Time, by (B) the Common Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Stock Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a Company Stock Option, such Company Stock Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (B) Parent’s Board of Directors or a committee thereof shall succeed to the authority and responsibility of Company’s Board of Directors or any committee thereof with respect to each Company Stock Option assumed by Parent. Notwithstanding anything to the contrary in this Section 5.4(a), the conversion of each Company Stock Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Parent Common Stock shall be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of a Company Stock Option shall not constitute a “modification” of such Company Stock Option for purposes of Section 409A or Section 424 of the Code.

(b) Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Company Stock Option Plan and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Stock Options have no rights with respect thereto other than those specifically provided in this Section 5.4 or in any Series C Transaction Document.

5.5 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company (the “Company D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Company D&O Indemnified Party is or was a director or officer of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each Company D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation (and Parent shall cause the Surviving Corporation to make such payment) upon receipt by the Surviving Corporation from

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the Company D&O Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Parent (the “Parent D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Parent D&O Indemnified Party is or was a director or officer of Parent, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each Parent D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from Parent upon receipt by Parent from the Parent D&O Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. For the avoidance of doubt it is hereby clarified and agreed that Parent shall continue to observe and fulfill its obligations under the indemnification agreements with the Parent D&O Indemnified Parties.

(c) The certificate of incorporation and bylaws of each of Parent and the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of each of the Company and Parent than are presently set forth in the certificate of incorporation and bylaws of the Company and Parent, as applicable, which provisions shall not be amended, modified or repealed for a period of six years’ time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of the Company and Parent.

(d) Prior to the Closing, the Company shall purchase an insurance policy, with an effective date as of the Closing, which maintains in effect for six years from the Closing the current directors’ and officers’ liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Closing; provided, however, that in no event shall Parent be required to expend pursuant to this Section 5.5(c) more than an amount equal to 200% of current annual premiums paid by Parent for such insurance.

(e) Parent shall purchase an insurance policy, with an effective date as of the Closing, which maintains in effect for six years from the Closing the current directors’ and officers’ liability insurance policies maintained by Parent (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Closing; provided, however, that in no event shall Parent be required to expend pursuant to this Section 5.5(e) more than an amount equal to 200% of current annual premiums paid by Parent for such insurance.

(f) Parent shall use commercially reasonable efforts to maintain the directors’ and officers’ liability insurance policies held by Parent as of the date of this Agreement, with an effective date as of the Closing.

(g) Following the Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.5 in connection with their enforcement of their rights provided in this Section 5.5.

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(h) The provisions of this Section 5.5 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Company D&O Indemnified Parties and Parent D&O Indemnified Parties, their heirs and their representatives.

(i) In the event that following the Closing Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parents or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.5.

(j) Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.5.

5.6 Additional Agreements.

(a) Subject to Section 5.6(b), the Parties shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.6(b), each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the other Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Merger or any of the other Contemplated Transactions or for such Contract to remain in full force and effect; (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions; and (iv) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, no Party shall have any obligation under this Agreement: (i) to dispose of or transfer any assets; (ii) to discontinue any product or service; (iii) to license or otherwise make available to any Person any Intellectual Property; (iv) to hold separate any assets or operations (either before or after the Closing Date); (v) to make any commitment (to any Governmental Authority or otherwise) regarding its future operations; or (vi) to contest any Legal Proceeding or any order, writ, injunction or decree relating to the Merger or any of the other Contemplated Transactions if such Party determines in good faith that contesting such Legal Proceeding or order, writ, injunction or decree might not be advisable.

(c) The Company shall deliver to Parent the Additional Company Financial Statements prior to or on May 19, 2014; provided, however that the Company shall be deemed to be in compliance with this Section 5.6(c) if the Additional Company Financial Statements are delivered after May 19, 2014 and Parent does not provide notice in writing of Parent’s intention to assert a breach of this Section 5.6(c) within three (3) Business Days of delivery of the Additional Company Financial Statements.

5.7 Disclosure. Without limiting any of either Party’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Merger or any of the other Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Laws and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, (i) that

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each of the Company and Parent may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, internal announcements to employees or disclosures in SEC filings, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Parent in compliance with this Section 5.7; and (ii) Parent may make any public disclosure to the extent required by applicable Law with respect to or in connection with a Parent Acquisition Proposal, Parent Superior Offer or Parent Change of Recommendation.

5.8 Resale Registration and Listing.

(a) Promptly following the Effective Time, Parent shall, in cooperation with Company and pursuant to the provisions of that certain Registration Rights Agreement, dated as of February 12, 2014, by and between the Company and the Buyers (as defined therein), which shall be assumed by and assigned to Parent pursuant to Section 1.9, prepare and file with the SEC a registration statement on Form S-3 (the “Form S-3”; also referred to herein as, the “Registration Statement”), in connection with the registration under the Securities Act for the resale of the shares of Parent Common Stock issuable by virtue of the Merger upon (i) the conversion of the shares of Parent Series A Preferred Stock and (ii) the exercise of the Parent Common Stock Warrants. Each of Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take all or any action required under any applicable federal, state and securities Laws in connection with the issuance of shares of Parent Common Stock and Parent Series A Preferred Stock pursuant to the Merger.

(b) At or prior to the effective time of the Registration Statement, Parent shall use its commercially reasonable efforts to cause the resale of the shares of Parent Common Stock referenced in Section 5.8(a)(i)-(iii) to be approved for listing (subject to notice of issuance) on the NASDAQ Capital Market.

5.9 Tax Matters.

(a) Prior to Closing, Parent, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any affiliate or any subsidiary to, take any actions or cause any action to be taken that would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code.

(b) This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Parent, Merger Sub and the Company shall treat, and shall not take any tax reporting position inconsistent with the treatment of, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

5.10 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of their obligations under this Agreement and to enable the combined entity to continue to meet its obligations following the Closing.

5.11 Directors. Prior to the Effective Time, the size of the Board of Directors of Parent shall be fixed at seven (7) directors, and Parent shall use its reasonable best efforts to obtain the resignations of all of the directors of Parent then in office (other than Michael Wick), if necessary, such that, as of the Effective Time, at least six vacancies will exist on the Board of Directors of Parent. Effective immediately following the Effective Time, Parent shall cause J. David Hansen, Philip O. Livingston, M.D., Jim J. Antonopoulos and Jeffrey V. Ravetch, M.D., Ph.D. (collectively, the “Company Nominees”) to be appointed to the Board of Directors of Parent, with the last seat to remain vacant, and shall cause all of the directors to be placed into classes and designated to the committees set forth in Exhibit B hereto; provided that (i) if any Company Nominee is unable

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or otherwise fails to serve, for any reason, as a director of Parent immediately following the Effective Time, Company shall have the right to designate another individual to serve as a director of Parent in place of such Company Nominee, subject to compliance with any party’s right to nominate a director pursuant to the Series C Transaction Documents. Each such Company Nominee and each member of the Board of Directors of Parent at the Effective Time shall (i) meet the criteria provided in Parent’s Corporate Governance Guidelines, as in effect on the date hereof, and (ii) execute an acknowledgement stating that he or she will be subject to Parent’s Statement of Company Policy on Insider Trading and Disclosure and Insider Trading Procedures and Parent’s Corporate Code of Ethics and Conduct, in each case, as in effect on the date hereof with any subsequent amendments to which Company may consent, which consent shall not be unreasonably withheld or delayed.

(a) Effective immediately following the Effective Time, Parent and the Surviving Corporation shall cause the size and composition of the board of directors of the Surviving Corporation to be identical in size and composition to the board of directors of Parent, except that the board of directors of the Surviving Corporation shall not be classified.

5.12 Stockholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, Parent, on the one hand, and the Company, on the other hand, shall give the other party the opportunity to participate in the defense or settlement of any stockholder litigation relating to this Agreement or any of the Contemplated Transactions, and shall not settle any such litigation without the other party’s written consent, which will not be unreasonably withheld, conditioned or delayed.

5.13 Section 16 Matters. Prior to the Closing, the Board of Directors of Parent shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any acquisitions and/or dispositions of equity securities of Parent resulting from the Contemplated Transactions by each Person who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the Contemplated Transactions) with respect to equity securities of Parent.

5.14 Securityholder List. At least two (2) Business Days prior to the Effective Time, the Company shall deliver to Parent a true, correct and complete list, as of that date, of all issued and outstanding shares of the capital stock of the Company on a holder-by-holder basis.

5.15 Amended and Restated Lease Termination Agreement. Parent shall use commercially reasonable efforts to obtain and deliver a fully-executed termination of that certain Termination of Lease and Voluntary Surrender of Premises, dated February 19, 2013, by and between Parent and ARE-SAN FRANCISCO NO. 24, LLC (the “Lease Termination Agreement”) in a form reasonably acceptable to the Company and eliminating any obligations of Parent pursuant to the Lease Termination Agreement.

5.16 NASDAQ Listing. The Company shall prepare all filings, notifications and applications necessary to provide that the Parent Common Stock will continue to be listed on the NASDAQ Capital Market following the Closing and shall provide the Parent reasonable time to review and comment on such filings, notifications and applications and shall incorporate all reasonable comments provided by Parent to such documents. Parent shall cooperate with the Company in preparation of such filings, notifications and application and shall file and submit all such filings, notifications and applications (incorporating Parent’s reasonable comments) reasonably necessary to seek such continued listing on the on the NASDAQ Capital Market following the Closing (the “NASDAQ Filings”) and shall use commercially reasonable efforts to discharge and terminate all proceedings relating to the delisting of the Parent Common Stock from such exchange.

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SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Authority and remain in effect, and there shall not be any Law which has the effect of making the consummation of the Merger illegal.

6.2 Stockholder Approval. This Agreement, the Merger and the other Contemplated Transactions shall have been duly adopted and approved by the Company Stockholder Approval, and the Parent Stockholder Proposals shall have been duly approved by the Parent Stockholder Approval.

6.3 No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be any Legal Proceeding pending, or overtly threatened in writing, by an official of a Governmental Authority in which such Governmental Authority indicates that it intends to conduct any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent, Merger Sub or the Company any damages or other relief, in each case that may be material to Parent and the Company (combined); or (c) seeking to prohibit or limit in any material and adverse respect a Party’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Parent.

6.4 Effective Proxy Statement. No stop order or similar proceeding seeking to prevent the mailing of the Proxy Statement to the Parent Stockholders shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

SECTION 7. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Parent, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations.

(a) The representations and warranties of the Company set forth in Sections 2.2 (“Capitalization”), 2.3 (“Authority”), 2.4 (“Non-Contravention; Consents”), 2.11 (“Absence of Undisclosed Liabilities”) and 2.22 (“Vote Required”) (the “Company Specified Representations”) (i) shall have been true and correct in all material respects as of the date of this Agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. It being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; and (y) all “Company Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(b) The representations and warranties of the Company contained in this Agreement (other than the Company Specified Representations)(i) shall have been true and correct as of the date of this Agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct on

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and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case where the failure to be true and correct has not had a Company Material Adverse Effect. It being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; and (y) all “Company Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

7.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.

7.3 Consents. Any Permit or other consent required to be obtained by the Company under any applicable antitrust or competition Law or regulation or other Law shall have been obtained and shall remain in full force and effect.

7.4 Officers’ Certificate. Parent shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 7.1, 7.2, and 7.3 have been duly satisfied.

7.5 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

7.6 Compliance with Securities Law. (a) Parent shall have received evidence reasonably satisfactory to Parent (including fully executed accredited investors’ questionnaires) that not more than 34 securityholders of the Company (including holders of Company Capital Stock, Company Stock Options and Company Warrants are not “accredited investors” as defined in Rule 501(a) of Regulation D; and (b) the sale and issuance of all securities of Parent pursuant to this Agreement (including the Parent Common Stock, Parent Series A Preferred Stock, Parent Common Stock Warrants and options to purchase Parent Common Stock) qualifies under applicable exemption from registration under applicable federal and state securities Law.

SECTION 8. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations.

(a) The representations and warranties of Parent set forth in Sections 3.1 (Organization), 3.2(a) (Capitalization), 3.4 (Non-Contravention; Consents, excluding 3.4(a)(ii)), Section 3.5(a) (SEC Filings; Financial Statements), Section 3.11 (Absence of Undisclosed Liabilities) and Section 3.23 (Vote Required) (the “Parent Specified Representations”) (i) shall have been true and correct in all material respects as of the date of this Agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case with respect to the representations and warranties set forth in Section 3.5(a), where the failure to be true and correct has not had a material adverse effect on Parent’s eligibility to use Form S-3 as of the date of Closing. It being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; and (y) all “Parent Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded;.

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement (other than the Parent Specified Representations and other than the Excluded Representations) (i) shall have been

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true and correct as of the date of this Agreement except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case where the failure to be true and correct has not had a Parent Material Adverse Effect. It being understood that, for purposes of determining the accuracy of such representations and warranties: (x) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; and (y) all “Parent Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

8.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3 Consents. Any Permit or other consent required to be obtained by Parent under any applicable antitrust or competition Law or regulation or other Law shall have been obtained and shall remain in full force and effect.

8.4 Officers’ Certificate. The Company shall have received a certificate executed by the Chief Executive Officer of Parent confirming that the conditions set forth in Sections 8.1, 8.2 and 8.3 have been duly satisfied.

8.5 No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect that is continuing.

8.6 Change of Control Payments. Parent shall have amended or amended and restated any and all Parent contracts, including without limitation the Parent Change of Control Severance Benefit Plan adopted in February of 2003 and amended and restated on December 17, 2008 and any other Parent employment, severance or change of control agreement (including, without limitation, any arrangements or agreements by and between the Company and Michael Wick) to provide (a) that the only Company obligations owed to any Company employee, officer, consultant, vendor, landlord, service provider, member of the Company’s Board of Directors or any other third parties in relation to the Contemplated Transactions shall be those amounts set forth on Schedule 8.6 (Change of Control Payments), and (b) for the consulting services set forth on Schedule 8.6.

8.7 Working Capital. Immediately prior to the Closing, Parent Net Working Capital shall be greater than zero.

8.8 Filing of Continued Listing Application. Parent shall have filed the NASDAQ Filings in accordance with Section 5.16.

8.9 Parent Stockholder Approval of Parent PIPE Financing. The Parent Stockholders shall have approved the terms and conditions of the Parent PIPE Financing, including, without limitation, the removal of any exchange caps or floors set forth therein.

SECTION 9. TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s stockholders and whether before or after approval of the Merger and issuance of Parent Common and Parent Preferred Stock and the issuance of the Parent Common Stock Warrants in the Merger by Parent’s stockholders, unless otherwise specified below):

(a) by mutual written consent of Parent and the Company duly authorized by the Boards of Directors of Parent and the Company;

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(b) by either Parent or the Company if the Merger shall not have been consummated by July 31, 2014; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement, provided, further, however, that, in the event that the Proxy Statement is still being reviewed or commented on by the SEC, either Party shall be entitled to extend the date for termination of this Agreement pursuant to this Section 9.1(b) for an additional sixty (60) days;

(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d) by the Company or by the Parent, if (i) the Parent Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have taken a final vote on any of the Parent Stockholder Proposals and (ii) any Parent Stockholder Proposal shall not have been approved at the Parent Stockholder Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Parent Stockholder Approval; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to Parent where the failure to obtain the Parent Stockholder Approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of its covenants under this Agreement;

(e) by the Company (at any time prior to the approval of the issuance of Parent Common and Parent Preferred Stock and of Parent Common Stock Warrants and Parent Series A Preferred Stock in the Merger by the Parent Stockholder Approval) if a Parent Change of Recommendation shall have occurred or Parent fails to include the Parent Board Recommendation in the Proxy Statement;

(f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become inaccurate, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in Parent’s or Merger Sub’s representations and warranties or breach by Parent or Merger Sub is curable by Parent or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(f) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30 day period commencing upon delivery of written notice from Parent or Merger Sub to the Company of such breach or inaccuracy and (ii) Parent or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(f) as a result of such particular breach or inaccuracy if such breach by Parent or Merger Sub is cured prior to such termination becoming effective);

(g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company then this Agreement shall not terminate pursuant to this Section 9.1(g) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30 day period commencing upon delivery of written notice from the Company to Parent of such breach or inaccuracy and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(g) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective); or

(h) by Parent in compliance with Section 9.3 or by Company in connection with Parent entering into a definitive agreement to effect a Parent Superior Offer.

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9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3, and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party from any liability for any intentional or willful breach of any representation, warranty, covenant or obligation contained in this Agreement.

9.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) If this Agreement is terminated by either Party pursuant to Section 9.1(h), Parent shall, within ten (10) business days of such termination (i) pay to the Company a non-refundable fee equal to $375,000 (the “Termination Payment”).

(c) If Parent fails to pay when due any amount payable to the Company under this Section 9.3, then (i) Parent shall reimburse the Company for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amounts and the enforcement by the Company of its rights under this Section 9.3, and (ii) such Parent shall pay to the Company interest on such overdue amounts (for the period commencing as of the date such overdue amounts were originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid. It is hereby agreed that the Termination Payment shall be the sole and exclusive remedy of the Company for all monetary damages of any kind in the event the Company is entitled to receive such Termination Payment pursuant to Section 9.3(b) above.

SECTION 10. MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Merger Sub and Parent contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Section 10 shall survive the Effective Time. Without limiting the generality of the foregoing: (a) Parent and Merger Sub acknowledge that the Company has not made and is not making any representations or warranties whatsoever, express or implied, regarding the subject matter of this Agreement or any other matter, except for the Company’s representations and warranties in Section 2, and that they are not relying and have not relied on any representations or warranties, express or implied, of any Person regarding the subject matter of this Agreement or any other matter, except as provided in Section 2; and (b) the Company acknowledges that Parent and Merger Sub have not made and are not making any representations or warranties whatsoever, express or implied, regarding the subject matter of this Agreement or any other matter, except as provided in Section 3, and that it is not relying and has not relied on any representations or warranties, express or implied, of any Person regarding the subject matter of this Agreement or any other matter, except as provided in Section 3.

10.2 Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders or before or after the approval of the Merger or issuance of shares of Parent Common and Parent Preferred Stock and of Parent Common Stock Warrants in the Merger); provided, however, that after any such adoption and approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of the stockholders of such Party without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Parent.

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10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission via “.pdf’ shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 10.5, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8 of this Agreement.

10.6 Attorneys’ Fees. In any action at Law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the parties hereto; and (b) the Company directors and officers and Company Indemnified Persons and the Parent directors and officers and Parent Indemnified Person to the extent of their respective rights pursuant to Section 5.5) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(a) Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when

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delivered by hand, by registered mail, by courier or express delivery service or by facsimile (with confirmation of receipt) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:

Telik, Inc.

2100 Geng Road, Suite 102

Palo Alto, CA 94303

Telephone: 650-845-7700

Fax: 650-845-7800

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Telephone: 650-843 5000

Fax: 650-849-7400

Attention: Gordon Ho, Esq.

if to the Company:

MabVax Therapeutics, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, California 92121

Telephone: 858-259-9405

Fax: 858-792-7033

Attention: President

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

Telephone: 858-314-1500

Fax: 858-314-1501

Attention: Jeremy D. Glaser, Esq.

10.8 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto

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agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.10 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being the addition to any other remedy to which they are entitled at Law or in equity.

10.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

TELIK, INC.

By:	/s/ Michael M. Wick
Name:	Michael M. Wick
Title:	Chief Executive Officer

TACOMA ACQUISITION CORP.

By:	/s/ William P. Kaplan
Name:	William P. Kaplan
Title:	Chief Executive Officer

MABVAX THERAPEUTICS, INC.

By:	/s/ J. David Hansen
Name:	J. David Hansen
Title:	President and CEO

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SCHEDULE I

Michael M. Wick

Wendy K. Wee

Edward W. Cantrall

Steven R. Goldring

Richard B. Newman

Gail L. Brown

William P. Kaplan

Steven R. Schow

SCHEDULE II

The number of shares of Parent Common Stock issuable in exchange for the shares of Company Common Stock (the “Common Exchange Ratio”) shall be equal to Y/X, which is calculated as follows:

Y = (A * Parent Outstanding) / (1-A)

A =shall equal 85%, unless the shares of Parent Common Stock were delisted from (and not restored by) the NASDAQ Capital Market prior to the Closing other than as a result of a Company Rejection, in which case A shall equal 95% (A=95%).

Parent Outstanding = the number of shares of Parent Common Stock outstanding as of the Closing Date (and after giving effect to the Reverse Split (if any)), assuming conversion of all preferred stock and cashless exercise of all other convertible securities of the Parent outstanding as of immediately prior to the Effective Time that are in-the-money (such cashless exercise being calculated based on a market price equal to the closing price per share of Parent Common Stock as of the last Business Day immediately prior to the Closing)

X = the aggregate number of shares of Company Common Stock outstanding as of the Closing Date (without duplication): (a) assuming conversion of all shares of Company Preferred Stock that are outstanding as of immediately prior to the Effective Time into Company Common Stock, (b) assuming cashless exercise of all in-the-money Company Warrants and Company Stock Options in each case outstanding as of immediately prior to the Effective Time and after giving effect to the exercise or termination of any unexercised Company Series C-1 Preferred Stock Warrants (such cashless exercise being calculated based on a market price equal to : (i) the price per share of Company Common Stock sold in the last bona fide financing, whereby the Company sold shares of Company Common Stock for a purchase price in excess of $1.0 million prior to Closing, including, without limitation, the Company Common Stock Financing; (ii) the conversion price per share of Company Preferred Stock which is convertible into Company Common Stock and sold in the last bona fide financing, whereby the Company sold shares of Company Preferred Stock for a purchase price in excess of $1.0 million prior to Closing, including, without limitation, the Company Backstop Stock Financing, or (iii) if either of the financings in the foregoing clauses “(i)” or “(ii)” has not happened before the Closing, the price per share of Company Common Stock as determined by the most recent third party valuation’s report); and (c) assuming cashless exercise of all other convertible securities of the Company outstanding as of immediately prior to the Effective Time that are in-the-money.

For the avoidance of doubt, in the event that any Company Warrants terminate effective as of the Closing, including, without limitation the Company Series C-1 Preferred Stock Warrants, the shares that would otherwise be issuable upon termination of any such warrants not exercised as of the Closing shall be excluded from the determination of X

An example of the calculation is set forth below:

X = 12,492,556

Y = (85% x 5,833,096) / (1-85%)

Y = 33,054,210

Y/X = 2.6459124

Every share of Company Common Stock would convert into 2.6459124 shares of Parent Common Stock and every security convertible into shares of Company Common Stock would convert into 2.6459124 shares of Parent Common Stock at an exercise price equal to the pre-closing exercise price divided by 2.6459124

Schedule 2.5(a)

MabVax Therapeutics, Inc.

(a Development Stage Company)

Financial Statements

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013 (unaudited)

Attached as Schedule 2.5(a) to the Merger Agreement are certain unaudited financial statements of MabVax Therapeutics, Inc. (the “MabVax Financial Statements”).

THESE FINANCIAL STATEMENTS WERE PREPARED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR GAAP, BUT THEY HAVE NOT BEEN AUDITED AND THEREFOR MAY BE SUBJECT TO ADJUSTMENTS, WHICH MABVAX BELIEVES WILL NOT, INDIVIDUALLY OR IN THE AGGREGATE, BE MATERIAL. THE OPERATING RESULTS PRESENTED IN THESE FINANCIAL STATEMENTS ARE NOT NECESSARILY INDICATIVE OF RESULTS THAT MAY BE EXPECTED FOR THE YEAR ENDING DECEMBER 31, 2014 OR ANY OTHER FUTURE PERIOD. AUDITED MABVAX FINANCIAL STATEMENTS WILL BE INCLUDED IN ADDITIONAL MATERIALS TO BE FILED BY TELIK WITH THE SEC, INCLUDING A DEFINITIVE PROXY STATEMENT WHICH WILL BE DISTRIBUTED TO TELIK STOCKHOLDERS.

MabVax Therapeutics, Inc.

(a Development Stage Company)

MabVax Therapeutics, Inc.

(a Development Stage Company)

Balance Sheets (unaudited)

December 31, 2013 and 2012

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$354,254	$421,197
Grants receivable	—	19,845
Prepaid expenses - clinical operations	—	539,633
Prepaid expenses	44,408	57,469

Total current assets	398,662	1,038,144
Property and equipment, net	24,487	51,136
Other	14,285	14,285

Total assets	$437,434	$1,103,565

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$66,977	$45,031
Accrued clinical operations and site costs	773,523	645,038
Accrued payroll and related	169,123	88,985
Related party liabilities	240,000	195,000
Other accrued expenses	24,963	41,329

Total current liabilities:	1,274,586	1,015,383

Commitments and contingencies

Preferred stock, $0.001 par value:
Series A redeemable convertible preferred stock, 2,956,240 shares authorized, 956,240 shares issued and outstanding as of December 31, 2013 and 2012 with liquidation preferences of $8,013,996 and $7,420,366 as of December 31, 2013 and 2012, respectively	5,787,906	5,787,906
Series B redeemable convertible preferred stock, 2,000,000 shares authorized, 891,485 and 480,928 shares issued and outstanding as of December 31, 2013 and 2012, respectively, with liquidation preferences of $6,509,866 and $3,324,518 as of December 31, 2013 and 2012, respectively	6,737,276	3,252,471

Total redeemable preferred stock	12,525,182	9,040,377

Stockholders’ deficit:
Common stock, $0.001 par value; 50,000,000 shares authorized, 829,416 shares issued and outstanding as of December 31, 2013 and 2012	829	829
Additional paid-in capital	609,389	282,745
Deficit accumulated during development stage	(13,972,552)	(9,235,769)

Total stockholders’ deficit	(13,362,334)	(8,952,195)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$437,434	$1,103,565

See Notes to Financial Statements.

2

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Operations (unaudited)

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

	For the Year Ended December 31,		Period from May 5, 2006 (Inception) through December 31,
	2013	2012	2013
Revenues:
Grants	$366,368	$1,357,073	$4,151,342
Other	—	—	29,850

Total revenues	366,368	1,357,073	4,181,192

Expenses:
Research and development	2,967,278	3,195,662	11,747,739
General and administrative	1,442,483	1,160,750	5,692,539

Total expenses	4,409,761	4,356,412	17,440,278

Loss from operations	(4,043,393)	(2,999,339)	(13,259,086)
Interest income	452	342	11,182
Other income (expense)	(30)	(580)	5,700
Interest expense	(2,000)	(33,062)	(38,536)

Net loss	(4,044,971)	(3,032,639)	(13,280,740)

Deemed dividend on beneficial conversion of Series B preferred stock (See Note 4)	(691,812)	—	(691,812)

Net loss available to common stockholders	$(4,736,783)	$(3,032,639)	$(13,972,552)

See Notes to Financial Statements.

3

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit (unaudited)

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

									Deficit
	Redeemable Convertible								Accumulated
	Preferred Stock							Additional	During	Total
	Series A		Series B			Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Total	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock, $0.001 par value per share, to founders on May 5, 2006	—	$—	—	$—	$—	825,000	$825	$—	$—	$825
Issuance of Series A preferred stock, $0.001 par value per share, from March 5 to July 10, 2008 at $6.17 per share, net of issuance costs of $96,979	307,942	1,802,199	—	—	1,802,199	—	—	—	—	—
Issuance of Series A preferred stock from August 14 to December 2, 2009 at $6.17 per share, net of issuance costs of $3,573	162,076	996,427	—	—	996,427	—	—	—	—	—
Issuance of Series A preferred stock from February 17 to July 29, 2010 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	1,494,640	—		—	—	—
Issuance of Series A preferred stock from January 4 to July 26, 2011 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	1,494,640	—	—	—	—	—
Stock-based compensation								181,546	—	181,546
Net loss from inception to December 31, 2011	—	—	—	—	—	—	—	—	(6,203,130)	(6,203,130)

Balance, December 31, 2011	956,240	5,787,906	—	—	5,787,906	825,000	825	181,546	(6,203,130)	(6,020,759)
Issuance of common stock upon exercise of stock options on January 20	—	—	—	—	—	4,416	4	465	—	469
Issuance of Series B preferred stock at $6.82 a share on November 2 in exchange for future services	—	—	91,642	625,000	625,000	—	—	—	—	—

4

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit (unaudited)

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

									Deficit
	Redeemable Convertible								Accumulated
	Preferred Stock							Additional	During	Total
	Series A		Series B			Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Total	Shares	Amount	Capital	Stage	Deficit
Conversion of convertible debt into Series B preferred stock, $0.001 par value per share, on November 2, at $6.82 a share, including accrued interest of $28,922	—	—	187,673	1,278,922	1,278,922	—	—	—	—	—
Issuance of Series B preferred stock, on November 2 at $6.82 per share, net of issuance costs of $21,893	—	—	201,613	1,348,549	1,348,549	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	100,734	—	100,734
Net loss	—	—	—	—	—	—	—	—	(3,032,639)	(3,032,639)

Balance, December 31, 2012	956,240	5,787,906	480,928	3,252,471	9,040,377	829,416	829	282,745	(9,235,769)	(8,952,195)
Issuance of Series B preferred stock from February 1 to December 18 at $6.82 per share, net of issuance costs of $7,007	—	—	410,557	2,792,993	2,792,993		—	—	—	—
Deemed dividend related to beneficial conversion feature of series B preferred	—	—	—	691,812	691,812		—	—	(691,812)	(691,812)
Stock-based compensation	—	—	—	—	—	—	—	326,644	—	326,644
Net loss	—	—	—	—	—	—	—		(4,044,971)	(4,044,971)

Balance, December 31, 2013	956,240	$5,787,906	891,485	$6,737,276	$12,525,182	829,416	$829	$609,389	$(13,972,552)	$(13,362,334)

See Notes to Financial Statements.

5

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Cash Flows (unaudited)

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

	For the Years Ended December 31,		Period from May 5, 2006 (Inception) through December 31,
	2013	2012	2013
Operating activities
Net loss	$(4,044,971)	$(3,032,639)	$(13,280,740)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	35,366	57,453	292,739
Stock-based compensation	326,644	100,734	608,924
Accrued interest on convertible debt	—	28,922	28,922
Increase (decrease) in cash resulting from changes in:
Grants receivable	19,845	105,764	—
Prepaid expenses - clinical operations	539,633	85,367	625,000
Prepaid expenses and other	13,061	(38,745)	(58,693)
Accounts payable	21,946	(10,061)	66,977
Accrued clinical operations and site costs	128,485	297,076	773,523
Accrued payroll	80,138	29,776	169,123
Related party liabilities	45,000	55,000	240,000
Other accrued expenses	(16,365)	10,942	24,963

Net cash used for operating activities	(2,851,218)	(2,310,411)	(10,509,262)

Investing activities
Purchases of property and equipment	(8,718)	(4,647)	(317,226)

Net cash used for investing activities	(8,718)	(4,647)	(317,226)

Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	2,792,993	1,348,550	9,929,448
Proceeds from issuance of common stock			825
Issuance of convertible debt		1,250,000	1,250,000
Proceeds from exercise of stock options	—	469	469

Net cash provided by financing activities	2,792,993	2,599,019	11,180,742
Net change in cash and cash equivalents	(66,943)	283,961	354,254
Cash and cash equivalents at beginning of period	421,197	137,236	—

Cash and cash equivalents at end of period	$354,254	$421,197	$354,254

Supplemental disclosures:

Cash paid during the period for income taxes	$1,526	$1,550	$8,788

Issuance of Series B preferred stock for future services	$—	$625,000	$625,000

Conversion of debt to Series B preferred stock	$—	$1,278,922	$1,278,922

See Notes to Financial Statements.

6

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Note 1 - Nature of operations and summary of significant accounting policies

Nature of operations and basis of presentation

MabVax Therapeutics, Inc., incorporated on May 5, 2006, is a biopharmaceutical company focused on the discovery, development and commercialization of novel and proprietary antibodies and vaccines for the treatment of a variety of cancers. The Company’s objective is to either independently or through one or more partnerships with cancer treatment centers, pharmaceutical and biopharmaceutical organizations identify drug development candidates derived from the Company’s antibody libraries.

As of December 31, 2013, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity and Going Concern

The accompanying financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has a net loss of $4,044,971, net cash used for operations of $2,851,218 and net cash used for investing activities of $8,718, for the year ended December 31, 2013. As of December 31, 2013, the Company also has an accumulated deficit of $13,972,552 and working capital deficit of $875,924.

In February 2014, the Company received $3.0 million in connection with the sale of Series C Convertible Preferred Stock, and received a commitment that the Series C investors would make up the difference in a subsequent financing of $3.0 million if the Company is unsuccessful in raising the full $3.0 million in the subsequent financing (the “Series C Purchase Agreement”). The terms of the agreement require the Company to maintain certain covenants prior to the subsequent financing in order to maintain the commitment. The Company cannot assure that it will be able to maintain all the covenants stated in the Series C Purchase Agreement. See Note 10.

The Company anticipates that it will continue to incur net losses into the foreseeable future as it: (i) continues to identify and advance a number of potential drug candidates into clinical and preclinical development activities, (ii) initiates manufacturing of its lead antibody candidate 5B1 and continues to fund its operations, and (iii) expands its corporate infrastructure, including the costs associated with potentially becoming a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations beyond October 2014, unless the Company is able to raise additional capital, or maintain certain covenants associated with a $3.0 million commitment in connection with a subsequent financing of Series C preferred stock. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to continue to fund its losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company is unable to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where

7

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if the Company is successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. Any of these actions could materially harm the Company’s business, results of operations, and future prospects.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Use of estimates

The preparation of financial statements in conformity with Accounting Principles Generally Accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed Federally insured limits. The Company has not experienced any losses on such accounts.

Fair value of financial instruments

The Company’s financial instruments consist of cash and cash equivalents, grants receivable, prepaid expenses and other assets, accounts payable, accrued expenses and related party payables, all of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Grants receivable

Grants receivable at December 31, 2012 represent amounts due under several Federal contracts with the National Cancer Institute (the “NCI”), a division of the National Institutes of Health, or NIH (collectively, the “NIH Grants”). The Company considers the grants receivable to be fully collectible; accordingly, no allowance for doubtful amounts has been established. If amounts become uncollectible, they are charged to operations.

Property and equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to five years. Leasehold improvements are amortized over the lesser of the life of the lease or the life of the asset.

8

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Impairment of long-lived assets

The Company evaluates its long-lived assets with definite lives, such as property and equipment, for impairment. The Company records impairment losses on long-lived assets used for operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairment losses of long-lived assets through December 31, 2013.

Research and development costs

Research and development expenses, which consist primarily of salaries and other personnel costs, clinical trial costs and preclinical study fees, manufacturing costs for non-commercial products, and the development of earlier-stage programs and technologies, are expensed as incurred when these expenditures have no alternative future uses. A significant portion of the development activities are outsourced to third parties, including contract research organizations. In such cases, the Company may be required to estimate related service fees incurred.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to basis differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2013 and 2012, all deferred tax assets were fully offset by a valuation allowance.

The Company accrues interest and penalties, if any, on underpayment of income taxes related to unrecognized tax benefits as a component of income tax expense in its statements of operations.

Revenue recognition

Revenue from grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH Grants are recognized when the Company incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. U.S. Treasury grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when the Company incurs internal expenses that are related to the approved grant.

The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. Any amounts received by the Company pursuant to the NIH Grants prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Stock-based compensation

The Company’s stock-based compensation programs include grants of stock options to employees, consultants, non-employee directors and non-employees. Stock-based compensation cost is measured at the

9

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Note 2 - Property and equipment

Property and equipment consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Furniture and fixtures	$8,979	$4,597
Office equipment	21,850	21,850
Lab equipment	286,397	282,062
	317,226	308,509
Less accumulated depreciation and amortization	(292,739)	(257,373)

Totals	$24,487	$51,136

Depreciation expense for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013 was $35,366, $57,453 and $292,739, respectively.

Note 3 - Significant agreements and contracts

Antibody License – On April 7, 2008 the Company entered into a license agreement, or the Antibody License, with the Sloan-Kettering Institute for Cancer Research (SKI”), pursuant to which SKI granted the Company an exclusive, royalty-bearing, worldwide license under certain U.S. and foreign patents and patent applications owned or controlled by Memorial Sloan-Kettering Cancer Center, or MSKCC, or the MSKCC Patents, to access certain Biological Materials to develop, manufacture, use, market, sell, offer to sell, import and export certain products related to the development, manufacture, marketing and sale of antibody drugs. The Company will have the right to sublicense the foregoing rights granted under the MSKCC License. The Company paid $5,000 in connection with signing the agreement and will be obligated to pay additional milestones of up to approximately $2.2 million to continue development leading to commercial sales. Royalties on future commercial sales are approximately 5%. Unless otherwise terminated in accordance with its terms, the SKI License will expire upon the expiration of the last to expire patent within the SKI Patents on a country-by-country basis.

Vaccine License – On June 30, 2008, the Company entered into a second license agreement (the “Vaccine License”) with SKI, pursuant to which SKI granted the Company an exclusive, royalty-bearing, worldwide license under certain U.S. and foreign patents and patent applications owned or controlled by SKI, or the

10

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

SKI Patents, to develop, manufacture, use, market, sell, offer to sell, import and export certain products related to the development, manufacture, marketing and sale of therapeutic vaccines for the treatment of various cancers. Subject to certain limitations, the Company will have the right to sublicense the foregoing rights granted under the MSKCC License. The Company paid $50,000 in connection with signing the agreement and will be obligated to make further milestone payments of up to approximately $1.4 million if further advances continue that lead to commercial sales. Royalties on future commercial sales range between 3% and 5% depending on sales. Unless otherwise terminated in accordance with its terms, the MSKCC License will expire upon the expiration of the last to expire patent within the MSKCC Patents on a country-by-country basis.

NIH Grants

NCI Antibody Grant – In December 2008 the NCI awarded the Company a Small Business Technology Transfer Program grant to support the Company’s program to discover and develop novel fully-human antibody therapeutics to treat cancer from the lymphocytes of patients immunized with the Company’s licensed vaccines during clinical trials at Memorial Sloan-Kettering Cancer Center (the “NCI Antibody Grant”). The project period for Phase 1 of the grant award that approximates $200,000 covered a one-year period which commenced in September of 2008 and ended in August of 2009. The Company was awarded the Phase 2 portion of the grant, which amounted to $1,104,000 and covered the period from August 2010 to July 2012. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012, and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $0, $416,166 and $1,104,717 of revenue associated with the NCI Antibody Grant, respectively.

NCI Sarcoma Vaccine Grant – In July 2010 the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to conduct a Phase 2 clinical trial for a vaccine intended to prevent the recurrence of sarcoma (the “NCI Sarcoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $150,000 covered a six-month period which commenced in August 2010 and ended in January 2011. The Company received the Phase 2 portion of the grant, which amounted to $1,846,000 and covered the period from April 2011 to August 2013. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $201,355, $894,276, and $1,946,433 of revenue associated with the NCI Sarcoma Vaccine Grant, respectively.

NCI Neuroblastoma Vaccine Grant – In July 2009 the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to manufacture the clinical material and develop an Investigational New Drug Application for a vaccine to prevent the recurrence of Neuroblastoma (the “NCI Neuroblastoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $149,000 covered a six-month period that commenced in July 2012 and ended in December 2012. The Company applied for and received a one-year extension on the project. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $102,521, $46,632, and $149,152 of revenue associated with the NCI Neuroblastoma Vaccine Grant, respectively.

11

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

NCI PET Imaging Agent Grant – In September 2013, the NCI awarded the Company a Small Business Innovation Research Program Contract to support the Company’s program to develop a PET imaging agent for pancreatic cancer using a fragment of the Company’s 5B1 antibody (the “NCI PET Imaging Agent Grant”). The project period for Phase 1 of the grant award that approximates $250,000 covers a nine-month period which commenced in September 2013 and ends in June 2014. The total contract amount of approximately $1,749,000 supports research work through June 2016. The Company records revenue associated with the NCI PET Imaging Agent Grant as the related costs and expenses are incurred. During the year ended December 31, 2013, the Company recorded $62,492 of revenue associated with the NCI PET Imaging Agent Grant.

U.S. Treasury grants

During 2010, the U.S. Treasury awarded the Company two one-time grants totaling $488,958 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. The grants cover reimbursement for qualifying expenses incurred by the Company in 2010 and 2009. The proceeds from these grants are classified in “Revenues—Grants”.

Note 4 - Redeemable convertible preferred stock

During March 5 to July 10, 2008, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 307,942 shares for an aggregate receipt of $1,802,199 in cash, net of $96,979 in issuance costs, at a price per share of $6.17.

During August 14 to December 2, 2009, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 162,076 shares for an aggregate receipt of $996,427 in cash, net of $3,573 in issuance costs, at a price per share of $6.17.

During February 17 to July 29, 2010, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

During January 4 to July 26, 2011, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

In November 2012, the Company sold 201,613 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with an aggregate of $1,355,391 in funds, net of issuance costs of $15,051, at a price per share of $6.82.

In early 2012, the Company issued convertible debt and received $1,250,000 in cash. The debt bears interest at a rate of 4% per annum and will mature upon the earlier of the one year anniversary of issuance or a sale of the Company unless redeemed prior to that date. The debt will be automatically converted upon a qualified financing event. In November 2012, the convertible debt holders elected to convert all convertible debt and accrued interest for $1,278,922, at a conversion rate of $6.82 for 187,673 shares of Series B preferred stock.

In November 2012, the Company sold 91,642 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with a prepaid amount of $625,000 for

12

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 future contract research services, which was recorded net of $6,842 of issuance costs, at a price per share of $6.82. At December 31, 2012, the prepaid services were $539,633. The prepaid balance was expensed in full during the year ended December 31, 2013.

During February 2013 through December 2013, the Company sold an additional 410,557 shares of Series B preferred stock in exchange for $2,792,993 in funds, net of issuance costs of $7,007. The Company also issued warrants to purchase an additional 194,281 shares of Series B preferred stock at an exercise price of $0.01 per share (the “Series B Warrant”). The Series B Warrant is exercisable immediately and has a term of five years. Because the Series B Warrant is immediately convertible at the option of the holder, the Company recorded a deemed dividend of $691,812 from the beneficial conversion feature associated with the issuance of the Series B convertible preferred stock and the Series B Warrant. In January 2014, the holders of the Series B Warrant exercised their rights to purchase 194,281 shares of Series B preferred stock for proceeds of $1,943.

The Company valued the warrants at fair value at the date the warrants were issued, using the Black-Scholes valuation model with the following assumptions; contractual term of five years, volatility of 86%, no dividend yield and a risk-free interest rate of 0.28%.

Conversion

The holders of Series A and Series B preferred stock may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $6.17 and $6.82 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a weighted average anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series A and Series B preferred stock shall be automatically converted upon closing of a public offering in which the sale of common shares are at a purchase price of not less than $18.51 per share. In connection with the amendment and restatement of the Company’s Certificate of Incorporation in February 2014, the mandatory conversion provisions were revised to provide that all outstanding Series A and Series B shares shall be automatically converted into shares of Common Stock immediately prior to the date on which the shares of common stock are registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and upon the consummation of a merger by the Company into an entity with shares of common stock registered under the 1934 Act.

Dividends

As of December 31, 2013, the holders of Series A and B were entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on common stock. If any dividend is declared and paid on any common stock, a dividend shall be declared and paid on Series A and B preferred stock on an “as converted” basis.

Cumulative preferred stock dividends, when and if declared, for Series A preferred stock totaled $2,114,818 and $1,521,188 ($2.21 and $1.59 per share) and for Series B preferred stock totaled $430,944 and $45,596

13

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

($0.48 and $0.09 per share) as of December 31, 2013 and 2012, respectively. Since its Inception through December 31, 2013, no dividends have been declared by the Board of Directors.

In February 2014, the holders of Series A and B preferred stock waived any rights to all accrued dividends they may have had a right to receive and amended the Company’s Certificate of Incorporation to eliminate their right to accrue dividends in the future as an inducement to buyers in the Series C-1 Preferred Stock Financing (See Note 10).

Redemption

As of December 31, 2013, the holders of a majority interest of the Series A and B preferred stock held a right to redeem (the “Redemption Right”), at any time on or after the fifth anniversary of the issuance date, upon request of at least 60% of the holders, all of their preferred stock at a redemption price of $6.17 and $6.82 per share of Series A and B preferred stock, respectively, exclusive of dividends. Due to these terms, the Company has classified all of the preferred stock as mezzanine equity (outside of permanent equity) as of December 31, 2013 and 2012. Subsequently in March 2014, the majority of holders or more than 60% of the Series A and B shareholders agreed by letter commitment to the Company to relinquish the Redemption Right (See Note 10).

Liquidation preference

As of December 31, 2013, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A and B stockholders shall be paid an amount equal to $6.17 and $6.82 per share, respectively, plus all declared and unpaid dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series B redeemable convertible preferred stock, second to the holders of Series A redeemable convertible preferred stock and third on a pro rata basis to all stockholders of the Company on an as-converted basis.

Subsequently in March 2014, the Series A and B stockholders subordinated their liquidation preference to Series C stockholders, as an incentive for the Series C stockholders to make an investment in the Company (See Note 10).

Voting rights

Each holder of Series A and Series B redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible.

Note 5 - Related party transactions

The Company incurred consulting fees with a former employee who is a current board member and consulting fees with another founder of the Company during the years December 31, 2013 and 2012. For the

14

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 years ended December 31, 2013 and 2012, the Company owed these individuals approximately $240,000 and $195,000, respectively. For the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, expenses charged to the related parties were approximately $45,000, $55,000 and $240,000, respectively. In February 2014, the Company issued 160,000 shares of common stock to the related parties in exchange for cancellation of $240,000 in related party liabilities for consulting services.

Note 6 - Stockholders’ deficit

Common stock

In May 2006, in conjunction with the founding of the Company, 825,000 shares of common stock were issued to founders, at $0.001 a share, for total consideration of $825 in cash.

In January 2012, the Company issued 4,416 shares of common stock to an employee who exercised fully vested stock options to purchase common stock for $469 having an intrinsic value of $4,990 at the time of exercise.

Stock Incentive Plan

In September 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “Stock Plan”,) which became effective in September 2008 and under which 235,714 shares of the Company’s common stock were initially reserved for issuance to employees, non-employee directors and consultants of the Company. In November 2012, the Company increased the authorized shares under the plan to 560,947. The Stock Plan provides for the grant of incentive stock options, non-incentive stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards to eligible recipients. The maximum term of options granted under the Stock Plan is ten years. Employee option grants will generally vest 25% on the first anniversary of the original vesting date, and the balance vests monthly over the next three years. The vesting schedules for grants to non-employee directors and consultants will be determined by the Company’s Compensation Committee. Stock options are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement.

15

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

The following table summarizes stock option activity as of December 31, 2013 and 2012, and the changes for the years then ended:

		Weighted-Average	Aggregate
	Options	Exercise	Intrinsic
	Outstanding	Price	Value
Outstanding at December 31, 2011	200,500	$0.21	$667,665
Options granted	20,500	0.40
Options canceled	(5,584)	0.40
Options exercised	(4,416)	0.11

Outstanding at December 31, 2012	211,000	0.23	698,410
Options granted	336,000	0.40
Options canceled	—	—
Options exercised	—	—

Outstanding and expected to vest at December 31, 2013	547,000	$0.34	$1,750,400

Vested and exercisable at December 31, 2013	186,958	$0.21	$662,570

The Company uses the Black-Scholes valuation model to calculate the fair value of stock options. The fair value of employee stock options was estimated at the grant dates using the following assumptions:

	Year Ended December 31,
	2013	2012
Weighted-average grant date fair value	$3.26	$1.86
Dividend yield	—	—
Volatility	86%	80%
Risk-free interest rate	0.57%	1.2%
Expected life of options	5.0 years	5.0 years

The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Due to the Company’s limited historical data, the estimated volatility incorporates the historical and implied volatility of comparable companies whose share prices are publicly available. The risk-free interest rate assumption was based on the U.S. Treasury’s rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. The weighted average expected life of options was estimated using the comparable companies.

The total stock-based compensation recorded as research and development expenses was $166,796, $59,112 and $327,846 for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, respectively. The total stock-based compensation recorded as general and administrative expenses was $159,848, $41,622 and $281,078 for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, respectively.

The weighted average remaining contractual life of stock options outstanding at December 31, 2013 is 8.1 years.

The total unrecognized compensation cost related to unvested stock option grants as of December 31, 2013 was $907,827 and the weighted average period over which these grants are expected to vest is 1.8 years.

16

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Common stock reserved for future issuance

Common stock reserved for future issuance consists of the following at December 31, 2013:

Common stock reserved for conversion of preferred stock	2,253,391
Common stock options outstanding	547,000
Authorized for future grant or issuance under the Stock Plan	9,531

Total	2,809,922

Note 7 - Commitments and contingencies

Litigation

In the normal course of business, the Company may be named as a defendant in one or more lawsuits. Management is currently not aware of any pending lawsuits.

Operating lease

The Company leases its corporate office and laboratory space under an operating lease that, as amended on August 1, 2010, expires on July 31, 2015. The lease contains an option to cancel at various dates prior to the termination date by paying a cancellation penalty. Through the end of the five-year lease term, the lease provides for an average monthly base rent of $10,843 in 2014 and $11,017 in 2015 until the end of the lease. The Company has provided a refundable security deposit of $11,017 to secure its obligations under the lease, which has been included in other assets in the accompanying financial statements.

Minimum future annual operating lease obligations are as follows for the years ending December 31:

2014	$130,117
2015	77,117

$207,234

Rental expense for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013 under the above lease totaled $138,783, $130,077 and $633,237, respectively.

17

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Note 8 - Income taxes

The components of the provision for income taxes for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	—	—
State	—	—

	—	—
Less valuation allowance	—	—

Income tax expense	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets are as follows as of December 31, 2013 and 2012:

	2013	2012
Deferred tax assets:
Net operating loss carryforwards and credits	$4,932,000	$3,474,000
Tax credits	90,000	—
Accrued expenses and other	35,500	40,900

Total deferred tax assets	5,057,500	3,514,900
Less valuation allowance	(5,057,500)	(3,514,900)

Net deferred tax assets	$—	$—

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the Company’s deferred tax assets, the Company maintains a valuation allowance of $5,057,500 against its deferred tax assets as of December 31, 2013. Realization of the deferred tax assets will be primarily dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.

As of December 31 2013, the Company had net operating loss carryforwards of approximately $12,376,000 and $12,416,000 for Federal and state income tax purposes, respectively. These may be used to offset future taxable income and will begin to expire in varying amounts in 2028 to 2033. The Company also has research and development credits of approximately $77,000 and $13,000 for Federal and state income tax purposes, respectively. The Federal credits may be used to offset future taxable income and will expire in 2033. The state credits may be used to offset future taxable income, and such credits carryforward indefinitely.

18

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

The Company is subject to taxation in the U.S. and California jurisdictions. Currently, no historical years are under examination. The Company’s tax years ending December 31, 2013 and 2012 are subject to examination by the U.S. and state taxing authorities due to the carryforward of unutilized net operating losses and research and development credits.

Utilization of the Company’s net operating loss carryforwards and research and development credit carryforwards may be subject to a substantial annual limitation due to an “ownership change” that may have occurred, or that could occur in the future, as defined and required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state provisions. These ownership changes may limit the amount of net operating loss carryforwards and research and development credit carryforwards, and other tax attributes that can be utilized annually to offset future taxable income and tax, respectively. Any limitation may result in the expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization.

In general, an “ownership change” results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups. The Company intends to complete a study in the future to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation, and will complete such study before the use of any of the aforementioned attributes.

The provision for income taxes differs from the amount computed by applying the U.S. Federal statutory tax rate (34% in 2013 and 2012) to income taxes as follows:

	2013	2012
Tax benefit computed at 34%	$(1,375,300)	$(1,031,100)
State tax provision, net of Federal tax benefit	(227,400)	(170,100)
Change in valuation allowance	1,542,600	1,167,300
Other	60,100	33,900

Tax provision (benefit)	$—	—

Note 9 - 401(k) plan

The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under Federal tax regulations. The Company, at its discretion, may make certain contributions to the 401(k) plan. From May 5, 2006 (Inception) through December 31, 2013, no such contributions were made.

Note 10 - Subsequent events

GigaGen, Inc. agreement

In January 2014, the Company entered into a Material Transfer Agreement with GigaGen, Inc. that is directed to a project for the evaluation of human immune responses to vaccination against specific cancer antigens (the “GigaGen Agreement”). MabVax will provide certain materials and GigaGen will use its

19

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 proprietary technology to analyze the immune response and identify novel human antibody sequences. Each company is responsible for its own expenses. No funds were transferred to either party, and there are no other financial obligations stated in the GigaGen Agreement. Unless otherwise terminated in accordance with its terms, the GigaGen Agreement will expire upon the one-year anniversary.

Sialix, Inc. Letter agreement

In January 2014, the Company signed a Letter Agreement (the “Letter Agreement”) with Sialix, Inc. (“Sialix”) which modified certain terms of a Material Transfer Agreement (“MTA”) which the Company entered into in December 2013. Under the MTA, the Company provided certain antibody materials for testing and evaluation by Sialix. The Letter Agreement provided that MabVax would not provide the same materials to a third-party for the six-month period in which Sialix is conducting their testing. No funds were transferred to either party, and there are no other financial obligations in the Letter Agreement. The Letter Agreement will terminate at the end of July 2014 and the MTA will terminate in December 2014.

Series C preferred stock purchase agreement

On February 12, 2014, the Company entered into a Securities Purchase Agreement and issued 3,697,702 shares of Series C-1 convertible preferred stock, warrants to purchase 7,395,404 of common stock at $1.00 a share (the “Common Warrants”) and warrants to purchase 1,848,851 shares of Series C-1 convertible preferred stock at $0.83 a share (the “C-1 Warrants”), respectively, for aggregate gross proceeds of $3,100,000, net of issuance costs of $31,345 (the “Series C Financing”). The Common Warrants expire February 13, 2022, and the C-1 Warrants expire upon registration of the shares of common stock of the Company (or a successor entity) under the Securities Act of 1934 ( the “1934 Act”).

In connection with the Series C Financing, the Company agreed to use its reasonable best efforts to raise at least an additional $3,750,000 through the sale and issuance of shares of common stock initially intended to be at $2.76 per share (the “Subsequent Capital Raise”). Substantially all of the investors in the Series C-1 Financing executed a financing commitment letter to purchase a pro rata number of shares of common stock at the lower of $4.19 a share and the lowest price paid in the Subsequent Capital Raise, representing in the aggregate at least $750,000, subject to certain terms and conditions that the Company may or may not meet, including raising at least $3,000,000 from new investors in the Subsequent Capital Raise. In addition, each such commitment letter provides that, in the event that less than $3,000,000 from new investors in the Subsequent Capital Raise and subject to certain terms and conditions that the Company may or may not meet, each investor party to such letter shall purchase shares of a to be authorized series of preferred stock designated as Series C-2 convertible preferred stock at $4.19 per share and in the aggregate amount of up to $3,000,000.

The rights, preferences and privileges of the Series C-1 convertible preferred stock and the Series C-2 convertible preferred stock (collectively, the “Series C”) are substantially the same, with the only material difference being the liquidation preference and conversion price of each such series, which is initially equal to their respective issuance price. The holders of Series C may require that the Company redeem their shares of Series C, including any accrued but unpaid dividends, upon the occurrence of any of the following events (each, a “Triggering Event”): the suspension of trading of common stock following registration of such shares, the failure to issue shares of common stock upon conversion of any Series C, the failure to authorize sufficient shares of common stock to permit the conversion of all outstanding Series C and exercise of all Common

20

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Warrants and C Warrants, failure to make certain required payments to the holders in excess of $25,000, a default on indebtedness in the aggregate amount of $100,000, bankruptcy events, judgments requiring payments in excess of $100,000, consummation of a change of control with an entity which does not have a class of securities registered for trading, failure of the Company to initiate the process of becoming publicly traded (either through a merger into a public company or the filing of a registration statement) within 4 months of the closing of the Series C Financing, failure to complete such merger within one year or such registration within 4 months of the closing of the Series C Financing, issuance of common stock in violation of certain restrictions relating to employee equity, issuance of debt in violation of any agreement relating to the Series C Financing, failure to convert the Series A or Series B Preferred Stock on or prior to the date the Company becomes publicly tradable, any deviation of 20% or more from the annual budget approved by such holders, any deviation of 5% or more with respect to auditing and investors’ relations expenses, failure to deliver the 2013 audited financials within 45 days of the closing of the Series C Financing, any deviation of any line item of the 2013 audited financials from those set forth in the 2013 unaudited financials delivered in connection with the Series C Financing or a breach of any representation, warranty, covenant or other term or condition of any agreement relating to the Series C Financing. Certain Triggering Events had occurred as of May 9, 2014, but were subsequently waived by the holders of Series C.

Series C

Conversion

The holders of Series C-1 and Series C-2 may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $0.84 and $4.19 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a full ratchet anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series C shares shall be automatically converted into shares of Common Stock upon the affirmative election of the holders of a majority of the issued and outstanding shares of Series C. In the event that the Company does not issue the shares of common stock upon conversion of any Series C shares, certain penalties, which may be paid in the form of cash or additional shares of common stock, will accrue. The number of shares of common stock issuable upon conversion of Series C held by any particular holder, together with all affiliates of such holder, is capped at 4.99% of the issued and outstanding shares of common stock of the Company. Any shares in excess of such amount will be held in abeyance until such time as the issuance of such shares of common stock would not put such holder, together will all affiliates of such holder, above 4.99%. An individual holder may elect to increase this limit to up to 9.99% effective 61 days after providing notice to the Company.

Dividends

The holders of Series C are entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on Series B, Series A or common stock. If any dividend is declared and paid on any common stock, Series B or Series A, a dividend shall be declared and paid on Series C preferred stock on an “as converted” basis.

21

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series C-1 and C-2 stockholders shall be paid an amount equal to $0.84 and $4.19 per share, respectively, plus all accrued dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series C, Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders, if any, shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series C, second to holders of Series B redeemable convertible preferred stock, third to the holders of Series A redeemable convertible preferred stock and fourth on a pro rata basis to all stockholders of the Company on an as-converted basis.

Voting rights

Each holder of Series C redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible. In addition, the consent of the Required Holders is required in certain circumstances.

Merger transaction

On May 12, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telik, Inc. (“Telik”), and Tacoma Acquisition Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Telik (the “Merger Sub”).

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Telik’s stockholders, upon the consummation of the merger, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Telik. The Merger is intended to qualify as a tax-free reorganization for U.S. Federal income tax purposes.

At the effective time of the Merger: (a) all shares of the Company’s Series A Preferred Stock and Series B Preferred Stock shall be automatically converted into shares of the Company’s Common Stock, (b) all outstanding shares of the Company’s Common Stock would be converted into and exchanged for shares of Telik’s Common Stock, par value $0.01 per share (the “Common Stock”), (c) all outstanding shares of the Company’s Series C-1 Preferred Stock would be converted into and exchanged for shares of Telik’s Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), (d) each outstanding shares of the Company’s series C-2 preferred stock would be converted into and exchanged for shares of Telik’s Series A-2 Preferred Stock, par value $0.01 per share, (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”) (e) each outstanding Company option and warrant to purchase the Company’s common stock would become options and warrants to purchase Telik’s Common Stock, and (f) each outstanding Company warrant to purchase the Company’s preferred stock would be cancelled for no consideration.

22

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements (unaudited)

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger, the former MabVax stockholders are expected to own approximately 85% of the aggregate number of shares of Telik’s Common Stock and Telik’s Preferred Stock (on a fully diluted and as-converted basis) and the former Telik stockholders as of immediately prior to the Merger (including the new stockholders of Telik that could result as part of any potential financing prior to the merger are expected to own approximately 15% of Telik’s aggregate number of Common Stock and Preferred Stock (on a fully diluted and as converted to Common Stock basis). Under certain circumstances relating to the delisting of the shares of Telik’s Common Stock from the NASDAQ Capital Market, the above referenced ownership split of 85%/15% will be adjusted and revised to 95%/5%.

The Merger Agreement contains customary representations, warranties and covenants made by Telik and MabVax, including covenants relating to obtaining the requisite approvals of the stockholders of Telik and MabVax, indemnification of directors and officers, and Telik’s and MabVax’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

The issuance of Telik’s shares of Common Stock and Preferred Stock in the Merger and in the Subsequent Capital Raise described above, amendments of the Telik charter related to an increase in the authorized number of shares of Telik Common Stock and Preferred Stock and a potential reverse stock split to maintain Nasdaq listing maintenance standards and other transactions contemplated by the Merger Agreement are subject to approval by Telik’s stockholders. The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to certain materiality qualification, compliance by the parties with their respective covenants, the existence of certain working capital for Telik and no existence of any law or order preventing the Merger and related transactions.

The Merger Agreement contains certain termination rights for both Telik and MabVax, and provides for the payment of a termination fee of $375,000 by Telik to MabVax upon termination of the Merger Agreement under specified circumstances.

MabVax’s stockholders adopted the Merger Agreement on May 12, 2014.

Dawson James engagement agreement

In March 2014, the Company entered into an Engagement Agreement with Dawson James (“Dawson” and the “Dawson Agreement”), in which the Company retained Dawson to advise and structure a series of capital market activities and transactions. The Dawson Agreement is a non-exclusive agreement for a one-year period and may be terminated earlier by either party.

Gallus Biopharmaceuticals agreement

In April 2014, the Company entered into an agreement for development and manufacturing services with Gallus BioPharmaceuticals pursuant to which Gallus will manufacture clinical supplies of MabVax’s recombinant fully-human antibody development product designated 5B1 (the “Gallus Agreement”). As consideration for the services provided in the Agreement, the Company expects to pay Gallus $2,400,000 over the 15 month life of the contract. Unless otherwise terminated in accordance with its terms, the Gallus Agreement will expire upon completion of the Services or after a period of five years.

23

EXHIBIT A

Definitions

“Affiliate” means with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble and shall include the Exhibits and Schedules annexed hereto or referred to herein.

“Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which commercial banks and savings and loan institutions are authorized or required by Laws to be closed in the State of New York.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Exchange Ratio” has the meaning set forth in Schedule II.

“Company” has the meaning set forth in the Preamble.

“Company Backstop Stock Financing” means the sale and issuance of a number of shares of Company Series C-2 Preferred Stock in a private placement at one or more closings to be held after the final closing of the Company Common Stock Financing. The aggregate proceeds from the sale of shares of Company Series C-2 Preferred Stock issuable in the Company Backstop Financing shall not exceed (x) $3,000,000 minus (y) the aggregate proceeds from the sale of shares of Company Common Stock issued in the Company Common Stock Financing.

“Company Balance Sheet” has the meaning set forth in Section 2.5(a).

“Company Board Recommendation” has the meaning set forth in Section 5.2(a)(ii).

“Company Business” means the business of the Company as currently conducted.

“Company Bylaws” has the meaning set forth in Section 2.1.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Charter” has the meaning set forth in Section 2.1.

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Common Stock Financing” means the sale and issuance of shares of the Company’s Common Stock for aggregate proceeds of up to $3,750,000 in a private placement at one or more closings to be held on or prior to May 31, 2014.

“Company Contingent Workers” has the meaning set forth in Section 2.15(b).

“Company Contract” means any Contract together with any amendments, waivers or other modifications thereto, (a) to which the Company is a party or (b) by which the Company or any of the Company’s properties are bound, or (c) under which the Company has or may acquire any right or interest.

“Company Copyrights” has the meaning set forth in Section 2.9(a).

“Company Disclosure Schedule” has the meaning set forth in Section 2.

“Company Employee Program” has the meaning set forth in Section 2.14(a).

“Company Financial Statements” has the meaning set forth in Section 2.5(a).

“Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries or used or held for use by the Company or any of its Subsidiaries in the Company Business and all Company Products. “Company Intellectual Property” includes, without limitation, Company Products, Company Patents, Company Marks, Company Copyrights and Company Trade Secrets.

“Company Lease” means the lease, license, sublease or other occupancy agreements and all amendments, modifications, supplements, and assignments thereto, together with all exhibits, addenda, riders and other documents constituting a part thereof for each parcel of the Company Leased Real Property.

“Company Leased Real Property” means the real property leased, subleased or licensed by the Company, and the real property leased, subleased or licensed by the Company as tenant, subtenant, licensee or other similar party, together with, to the extent leased, licensed or owned by the Company or its Subsidiaries, all buildings and other structures, facilities or leasehold improvements, currently or hereafter located thereon.

“Company Licenses-In” has the meaning set forth in Section 2.9(a).

“Company Licenses-Out” has the meaning set forth in Section 2.9(a).

“Company Marks” has the meaning set forth in Section 2.9(a).

“Company Material Adverse Effect” means any change, circumstance, condition, development, effect, event, occurrence, result or state of facts (“Effect”) that, individually or when taken together with any other Effect, has or would reasonably be expected to (a) have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company, except that none of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect: (i) changes in general economic or political conditions or the securities market in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) to the extent they do not disproportionately affect the Company; (ii) changes in or affecting the industries in which the Company operates to the extent they do not disproportionately affect the Company in any material respect; (iii) changes, effects or circumstances resulting directly from the announcement or pendency of this Agreement or the consummation of the Contemplated Transactions; (iv) any specific action taken at the written request of Parent or Merger Sub or expressly required by this Agreement (except pursuant to Sections 4.1, 4.3 and 4.4); (v) continued losses from operations or decreases in cash balances of Company solely to the extent consistent with past practices and made in the ordinary course of business, or (b) prevent or materially delay the ability of Company to consummate the Contemplated Transactions.

“Company Material Contract” has the meaning set forth in Section 2.10.

“Company Owned Real Property” means the real property in which the Company or its Subsidiaries has any fee title (or equivalent).

“Company Patents” has the meaning set forth in Section 2.9(a).

“Company Permits” means all permits, licenses, variances, registrations, exemptions, Orders, consents and approvals from the FDA, all authorizations required under the FDCA and any other Company Regulatory Agency necessary for the lawful operating of the businesses of the Company as currently conducted.

“Company Preferred Stock” means collectively shares of Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C-1 Preferred Stock and, to the extent applicable, the Company Series C-2 Preferred Stock.

“Company Products” means products offered for sale, license, lease or other use in connection with the Company Business.

“Company Regulatory Agency” means the FDA and any other Governmental Authority that regulates the quality, identity, strength, purity, safety, efficacy or manufacturing of Company Products.

“Company Rejection” means the rejection of, or the termination of the listing of the Parent Common Stock on the NASDAQ Capital Market as a direct result of, the NASDAQ Filings; provided, however that the Parent is otherwise in compliance with the NASDAQ listing requirements that are not related to the procedural aspects of the NASDAQ Filings and such rejection or termination did not result from the Parent’s failure to timely file the NASDAQ Filings in substantially the form provided to the Parent or otherwise comply with the procedural requirements of the NASDAQ Capital Market applicable to such filings (except for failure to timely file or comply with such procedural requirements due to the Company’s failure to provide information, documents and necessary support in a timely manner).

“Company Series A Preferred Stock” means shares of the Series A Preferred Stock of the Company, $0.001 par value per share.

“Company Series B Preferred Stock” means shares of the Series B Preferred Stock of the Company, $0.001 par value per share.

“Company Series C-1 Preferred Stock” means shares of the Series C-1 Preferred Stock of the Company, $0.001 par value per share.

“Company Series C-2 Preferred Stock” means shares of the Series C-2 Preferred Stock of the Company, $0.001 par value per share.

“Company Stock Certificate” has the meaning set forth in Section 1.6.

“Company Stock Option” or “Company Stock Options” means options to purchase Company Common Stock issued under any of the Company Stock Option Plans.

“Company Stock Option Plans” means the Company’s 2008 Equity Incentive Plan and the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan.

“Company Stockholder Approval” has the meaning set forth in Section 2.22.

“Company Stockholder Written Consent” has the meaning set forth in the Recitals.

“Company Stockholders” shall mean the holders of the capital stock of the Company immediately prior to the Effective Time.

“Company Trade Secrets” has the meaning set forth in Section 2.9(k).

“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of March 7, 2014, by and between the Company and Parent.

“Contemplated Transactions” means the transactions proposed under this Agreement, including the Merger.

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement or other contract, agreement, arrangement, understanding, obligation, commitment or instrument that is legally binding, whether written or oral.

“D&O Indemnified Parties” has the meaning set forth in Section 5.5(a).

“DGCL” means the Delaware General Corporation Law.

“Dissenting Shares” has the meaning set forth in Section 1.8(a).

“Effective Time” has the meaning set forth in Section 1.3.

“Employee Program” means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option, stock purchase, restricted stock, stock appreciation right, phantom stock, bonus or incentive award plans or agreements, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans or fringe benefits, and all other employee benefit plans, agreements, and arrangements not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

“Encumbrance” means any mortgage, deed of trust, pledge, security interest, attachment, hypothecation, lien (statutory or otherwise), violation, charge, lease, license, option, right of first offer, right of first refusal, encumbrance, servient easement, deed restriction, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind or charge of any kind (including, without limitation, any conditional sale or title retention agreement or lease in the nature thereof) or any agreement to file any of the foregoing, any sale of receivables with recourse against either the Company, Parent or any of their respective Subsidiaries as the case may be, or any subsidiary, stockholder or Affiliate thereof, and any filing or agreement to file any financing statement as debtor under the Uniform Commercial Code or any similar statute.

“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air and biota living in or on such media.

“Environmental Laws” means Laws relating to protection of the Environment or the protection of human health as it relates to the Environment, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Endangered Species Act and similar foreign, federal, state and local Laws as in effect on the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning ascribed thereto in Sections 2.14(h)(ii) and 3.14(h)(ii) hereof, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 1.7(a).

“Exchange Fund” has the meaning set forth in Section 1.7(a).

“Excluded Representations” means the representations and warranties set forth in Sections 3.7(b), 3.9(b), 3.9(c), 3.9(e), 3.12(b), 3.15(c) and 3.15(d).

“Form S-3” has the meaning set forth in Section 5.8(a).

“FDA” means the U.S. Food and Drug Administration

“FDCA” means the Federal Food, Drug and Cosmetic Act of 1938, as amended

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authority” means any U.S. or foreign, federal, state, or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing. For the avoidance of doubt, Governmental Authority shall also include NASDAQ and any other stock exchange.

“Hazardous Material” means any pollutant, toxic substance, hazardous waste, hazardous materials, hazardous substances, petroleum or petroleum-containing products as defined in, or listed under, any Environmental Law.

“Health Care Law” has the meaning set forth in Section 2.12(b).

“Indebtedness” means Liabilities (a) for borrowed money, (b) evidenced by bonds, debentures, notes or similar instruments, (c) upon which interest charges are customarily paid (other than obligations accepted in connection with the purchase of products or services in the ordinary course of business and, for the avoidance of doubt, with respect to dividends on any equity security), (d) of others secured by (or which the holder of such Liabilities has an existing right, contingent or otherwise, to be secured by) any Encumbrance or security interest on property owned or acquired by the Person in question whether or not the obligations secured thereby have been assumed, (e) under leases required to be accounted for as capital leases under GAAP, or (f) guarantees relating to any such Liabilities. Notwithstanding the foregoing, for all purposes hereunder, Indebtedness shall not include any payables among the Company or Parent, on the one hand, and any of their respective Subsidiaries, and guarantees, if any, among the Company or Parent on the one hand, and any of their respective Subsidiaries in connection with their respective transfer pricing arrangements.

“Intellectual Property” means any and all of the following, as they exist throughout the world: (A) patents, patent applications of any kind, patent rights, inventions, discoveries and invention disclosures (whether or not patented) (collectively, “Patents”); (B) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing (collectively, “Marks”); (C) copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, “Copyrights”); (D) rights in know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, Beta testing procedures and Beta testing results (collectively, “Trade Secrets”) that derive value from not being known or readily ascertainable; (E) any and all other intellectual property rights and/or proprietary rights relating to any of the foregoing; and (F) goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement and misappropriation against third parties.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge of Parent” means the actual knowledge of Michael Wick and Wendy Wee, after due inquiry by each such individual of each such individual’s direct reports.

“Knowledge of the Company” means the actual knowledge of J. David Hansen and Gregory P. Hanson, after due inquiry by each such individual of each such individual’s direct reports.

“Law” or “Laws” means any federal, state, local, municipal, foreign (including foreign political subdivisions) or other law, Order, statute, constitution, principle of common law or equity, resolution, ordinance, code, writ, edict, decree, consent, approval, concession, franchise, permit, rule, regulation, judicial or administrative ruling, franchise, license, judgment, injunction, treaty, convention or other governmental certification, authorization or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons means that such Laws apply to such Person or Persons or its or their business, undertaking, property or security and put into effect by or under the authority of a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or security.

“Legal Proceeding” means any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

“Liability” has the meaning set forth in Section 2.11.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plan” means an employee pension benefit plan or welfare benefit plan described in Section 4001(a)(3) of ERISA.

“NASDAQ Filings” has the meaning set forth in Section 5.16.

“Official” has the meaning set forth in Section 2.21.

“Ordinary Course of Business” means with respect to a Party, the ordinary and usual course of normal day-to-day operations of such Party.

“Order” means any judgment, order, writ, injunction, ruling, decision or decree of, or any settlement under the jurisdiction of, any court or Governmental Authority.

“Parent” has the meaning set forth in the Preamble.

“Parent Business” means the business of Parent and any Subsidiary as currently conducted.

“Parent Bylaws” means the Amended and Restated By-laws of Parent, as amended and in effect on the date hereof.

“Parent Change of Recommendation” has the meaning set forth in Section 4.5(b)(iii).

“Parent Charter” means the Amended and Restated Certificate of Incorporation of Parent, as amended and in effect on the date hereof.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Common Stock Warrant” means warrants exercisable to purchase shares of Parent Common Stock in substantially the form attached hereto as Exhibit G.

“Parent Contract” means any Contract together with any amendments, waivers or other modifications thereto, to which Parent is a party.

“Parent Copyrights” has the meaning set forth in Section 3.9(a).

“Parent Contingent Workers” has the meaning set forth in Section 3.15(b).

“Parent Disclosure Schedule” has the meaning set forth in Section 3.

“Parent Employee Programs” has the meaning set forth in Section 3.14(a).

“Parent Financial Statements” has the meaning set forth in Section 3.5(d).

“Parent Intellectual Property” means all Intellectual Property owned by the Parent or any of its Subsidiaries or used or held for use by the Parent or any of its Subsidiaries in the Parent Business and all Parent Products. “Parent Intellectual Property” includes, without limitation, Parent Products, Parent Patents, Parent Marks, Parent Copyrights and Parent Trade Secrets.

“Parent Leased Real Property” means the real property leased, subleased or licensed by Parent, or any Subsidiary thereof, that is related to or used in connection with the Parent Business, and the real property leased, subleased or licensed by Parent or any Subsidiary thereof, in each case, as tenant, subtenant, licensee or other similar party, together with, to the extent leased, licensed or owned by Parent or any Subsidiary thereof, all buildings and other structures, facilities or leasehold improvements, currently or hereafter located thereon.

“Parent Leases” means the lease, license, sublease or other occupancy agreements and all amendments, modifications, supplements, and assignments thereto, together with all exhibits, addenda, riders and other documents constituting a part thereof for each parcel of Parent Leased Real Property.

“Parent Licenses-In” has the meaning set forth in Section 3.9(a).

“Parent Licenses-Out” has the meaning set forth in Section 3.9(a).

“Parent Net Working Capital” means, as of a given date, the current assets, including cash, of Parent minus the current liabilities of Parent, as determined in accordance with GAAP.

“Parent Marks” has the meaning set forth in Section 3.9(a).

“Parent Material Adverse Effect” means any Effect that, individually or when taken together with any other Effects, has or would reasonably be expected to (a) have a material adverse effect on the liabilities of Parent and its Subsidiaries, taken as a whole, except that none of the following shall be taken into account in determining whether there has been a Parent Material Adverse Effect: (i) changes in general economic or political conditions or the securities market in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) to the extent they do not disproportionately affect Parent and its Subsidiaries, taken as a whole; (ii) changes in or affecting the industries in which Parent operates to the extent they do not disproportionately affect Parent and its Subsidiaries, taken as a whole, in any material respect; (iii) changes, effects or circumstances resulting directly from the announcement or pendency of this Agreement or the consummation of the Contemplated Transactions; (iv) any specific action taken at the written request of the Company or expressly required by this Agreement; (v) any changes in or affecting research and development, clinical trials or other drug development activities conducted by or on behalf of Parent or its Subsidiaries in respect of Parent Products or any other product candidates; (vi) continued losses from operations or decreases in cash balances of Parent or any of its Subsidiaries or on a consolidated basis among Parent and its Subsidiaries; (vii) changes in the stock price or trading volume of the Parent Common Stock in and of itself; or (viii) the failure of Parent to meet internal or securities analysts’ expectations or projections of earnings or revenues in and of itself; or (b) prevent or materially delay the ability of Parent and Merger Sub to consummate the Contemplated Transactions, in each case when viewed on a long-term or short-term basis.

“Parent Material Contract” has the meaning set forth in Section 3.10.

“Parent Owned Real Property” means the real property in which Parent or any of its Subsidiaries has any fee title (or equivalent).

“Parent Patents” has the meaning set forth in Section 3.9(a).

“Parent PIPE Financing” means the transactions contemplated by that certain Securities Purchase Agreement, dated on or about the date hereof, by and among Parent and the other parties thereto.

“Parent Permits” means all permits, licenses, variances, registrations, exemptions, Orders, consents and approvals from a Parent Regulatory Agency necessary for the lawful operating of the businesses of Parent as currently conducted.

“Parent Preferred Stock” means the preferred stock, par value $0.01 per share, of Parent.

“Parent Products” means products offered for sale, license, lease or other use in connection with the Parent Business.

“Parent Regulatory Agency” means the FDA and any other Governmental Authority that regulates the quality, identity, strength, purity, safety, efficacy or manufacturing of Parent Products

“Parent Restricted Stock Award” or “Parent Restricted Stock Awards” means awards of restricted stock issued under any of the Parent Stock Option Plans.

“Parent Restricted Stock Unit Award” or “Parent Restricted Stock Unit Awards” means awards of restricted stock units issued under any of the Parent Stock Option Plans.

“Parent Series A Preferred Stock” shall mean the Parent Series A-1 Preferred Stock and the Parent Series A-2 Preferred Stock.

“Parent Series A-1 Preferred Stock” has the meaning set forth in Section 1.4(b).

“Parent Series A-2 Preferred Stock” has the meaning set forth in Section 1.4(b).

“Parent Series B Preferred Stock” shall mean the Parent’s Series B Convertible Preferred Stock, par value $0.01, to be issued in the Parent PIPE Financing.

“Parent SEC Reports” has the meaning set forth in Section 3.5(a).

“Parent Stock Option Plans” means the Parent, Non-Employee Directors’ Stock Option Plan and Agreement, the Parent 2000 Equity Incentive Plan and the Parent 2011 Equity Incentive Plan.

“Parent Stock Options” means options to purchase Parent Common Stock issued under any of the Parent Stock Option Plans.

“Parent Stockholder Approval” has the meaning set forth in Section 3.23.

“Parent Stockholder Meeting” has the meaning set forth in Section 5.2(b)(i).

“Parent Stockholder Proposals” has the meaning set forth in Section 5.2(b)(i).

“Parent Stockholders” shall mean the holders of the capital stock of Parent immediately prior to the Effective Time.

“Parent Trade Secrets” has the meaning set forth in Section 3.9(k).

“Party” or “Parties” means Parent, Merger Sub and the Company.

“Permit” means any franchise, authorization, approval, Order, consent, license, certificate, permit, registration, qualification or other right or privilege.

“Permitted Encumbrances” means (i) Encumbrances for Taxes or other governmental charges, assessments or levies that are not yet due and payable or being contested in good faith by appropriate proceedings, (ii) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Encumbrances arising or incurred in the Ordinary Course of Business, the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of the asset subject to such Encumbrances, and (iii) Encumbrances and other conditions, easements and reservations of rights, including rights of way, for sewers, electric lines, telegraph and telephone lines and other similar purposes, and affecting the fee title to any real property leased by any Party which are of record as of the date of this Agreement and the existence of which does not, and would not reasonably be expected to, materially impair use and enjoyment of such real property, (iv) with respect to Leased Real Property only, Encumbrances (including Indebtedness) encumbering the fee title interested in any Leased Real Property which are not attributable to the Party with an interest in such Leased Real Property, and (v) restrictions on transfer imposed under state and federal securities Laws.

“Person” means any individual, corporation, firm, partnership, joint venture, association, trust, company, Governmental Authority, syndicate, body corporate, unincorporated organization, or other legal entity, or any governmental agency or political subdivision thereof.

“PHSA” means the Public Health Service Act of 1944, as amended.

“Pre-Closing Period” has the meaning set forth in Section 4.1.

“Registration Statement” has the meaning set forth in Section 5.8(a).

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping or emptying of a Hazardous Material into the Environment.

“Representatives” means the directors, officers, employees, Affiliates, investment bankers, financial advisors, attorneys, accountants, brokers, finders or representatives of the Company, Merger Sub, Parent or any of their respective Subsidiaries, as the case may be.

“Reverse Split” has the meaning set forth in Section 1.4(b).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or serves in a similar capacity, or, with respect to such corporation or other organization, at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Series C Transaction Documents” means (i) the Securities Purchase Agreement, dated as of February 12, 2014, by and between the Company and the Buyers as defined therein, (ii) the Registration Rights Agreement, dated as of February 12, 2014, by and between the Company and the Buyers as defined therein, (iii) the Stockholders’ Agreement, dated as of February 12, 2014, by and between the Company and the Stockholders as defined therein, (iv) those certain Financing Commitment Letters, dated as of February 12, 2014, by and between the Company and the Buyers as defined therein, (v) the Lock Up Agreement, dated as of February 12, 2014, by and between the Company and the signatories thereto, (vi) that certain Waiver and Acknowledgement Letter, dated as of February 12, 2014, by and between the Company and the Buyers (as set forth therein), (vii) any schedules, exhibits and attachment to the forgoing, and (viii) any other agreements or understandings contemplated therein.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” or “Taxes” means any and all taxes, customs, duties, tariffs, deficiencies, assessments, levies, or other like governmental charges, including, without limitation, taxes based upon or measured by income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security (or similar), unemployment, disability, occupation, premium, windfall, use, service, service use, license, net worth, payroll, pension, franchise, environmental (including taxes under Section 59A of the Code), severance, transfer, capital stock and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local, or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined, or any other basis; and such term shall include any interest, fines, penalties, or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, whether disputed or not, and shall also include any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax.

“Tax Return” means any report, return, document, declaration, election, schedule or other information or filing, or any amendment thereto, required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns and any documents with respect to or accompanying payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration, or other information.

“Third Party Intellectual Property” has the meaning set forth in Section 2.9(f).

“Voting Agreements” has the meaning set forth in the Recitals.

EXHIBIT B

FORM OF VOTING AGREEMENT

See Annex D

EXHIBIT C

FORM OF COMPANY STOCKHOLDER WRITTEN CONSENT

ACTION BY WRITTEN CONSENT

OF STOCKHOLDERS

OF

MABVAX THERAPEUTICS, INC.

May     , 2014

The undersigned stockholders of MabVax Therapeutics, Inc., a Delaware corporation (the “Company”), acting pursuant to Sections 228(a) and 242 of the Delaware General Corporation Law without the necessity of formal meetings, hereby consent to the adoption of the following resolutions and hereby waive any notice required by law or the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company (the “Bylaws”) with respect thereto:

I.	Approval of Merger Agreement.

WHEREAS, in connection with the issuance and sale of Series C-1 Preferred Stock in February 2014, the Company agreed to become a publicly traded company through either the filing of a Form 10 with the Securities and Exchange Commission registering the Company’s stock or the closing of a transaction with an existing public company, pursuant to which the Company would become a wholly owned subsidiary of such public company and the stockholders of the Company would be issued shares of such public company;

WHEREAS, the Company and its management team have negotiated the terms and conditions of a transaction with Telik, Inc. (“PubCo”), pursuant to which the Company will merge with and into Tacoma Acquisition Corp. (“Merger Sub”), with the Company surviving such merger, and following which the Company would become a wholly owned subsidiary of PubCo (the “Merger”);

WHEREAS, as a result of the Merger, all issued and outstanding securities of the Company would be converted into or exchanged for securities of PubCo with substantially the same rights, preferences and privileges;

WHEREAS, the Board deems it advisable and has approved and authorized, and has recommended that the Company stockholders approve and authorize, the execution and delivery of the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit A (the “Merger Agreement”) and the consummation of the transactions contemplated thereby; and

NOW, THEREFORE, BE IT

RESOLVED: That the form, terms and provisions of the Merger Agreement and the transactions contemplated thereby are hereby authorized, adopted and approved.

RESOLVED FURTHER: That effective as of and as a result of the closing of the Merger, the Certificate of Incorporation and Bylaws of the Merger Sub shall become the Certificate of Incorporation and Bylaws of the Company.

RESOLVED FURTHER: That undersigned acknowledge and agree that they are not entitled to appraisal or dissenters’ rights with respect to the securities of the Company held by the undersigned in connection with the Merger and hereby waives any rights to receive payment of the fair value of its securities under Delaware General Corporate Law.

RESOLVED FURTHER: That the officers of the Company are authorized and empowered for and on behalf of the Company to negotiate, execute and deliver to the appropriate parties, the Merger Agreement, substantially in the form attached hereto, and the exhibits thereto, with such changes or additions as such officer executing the same may in his discretion, with the advice of counsel, determine to be necessary or advisable and may approve, and any and all amendments, modifications, extensions or waivers thereto as such officer may deem necessary or advisable to effectuate the purposes and intent of these resolutions, the execution and delivery of such documents by such officer to be conclusive evidence of such officer’s authorization hereunder and the approval by the Board thereof.

[SIGNATURE PAGES TO FOLLOW]

2

ACTION BY WRITTEN CONSENT

OF SERIES C-1 PREFERRED STOCKHOLDERS

OF

MABVAX THERAPEUTICS, INC.

May     , 2014

The undersigned Series C-1 Preferred Stockholders of MabVax Therapeutics, Inc., a Delaware corporation (the “Company”), acting pursuant to Sections 228(a) and 242 of the Delaware General Corporation Law without the necessity of formal meetings, hereby consent to the adoption of the following resolutions and hereby waive any notice required by law or the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company (the “Bylaws”) with respect thereto:

I.	Approval of Merger Agreement.

WHEREAS, in connection with the issuance and sale of Series C-1 Preferred Stock in February 2014, the Company agreed to become a publicly traded company through either the filing of a Form 10 with the Securities and Exchange Commission registering the Company’s stock or the closing of a transaction with an existing public company, pursuant to which the Company would become a wholly owned subsidiary of such public company and the stockholders of the Company would be issued shares of such public company;

WHEREAS, the Company and its management team have negotiated the terms and conditions of a transaction with Telik, Inc. (“PubCo”), pursuant to which the Company will merge with and into Tacoma Acquisition Corp. (“Merger Sub”), with the Company surviving such merger, and following which the Company would become a wholly owned subsidiary of PubCo (the “Merger”);

WHEREAS, as a result of the Merger, (i) all issued and outstanding securities of the Company would be converted into or exchanged for securities of PubCo with substantially the same rights, preferences and privileges and (ii) certain changes will be made to the rights, preferences and privileges of the securities of PubCo to be issued in exchange for the existing securities of the Company, as set forth in the exhibits to the Merger Agreement (as defined below);

WHEREAS, the Board deems it advisable and has approved and authorized, and has recommended that the Company stockholders approve and authorize, the execution and delivery of the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit A (the “Merger Agreement”), including the exhibits thereto, and the consummation of the transactions contemplated thereby;

WHEREAS, Section 7(c)(vii) of the Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock of the Company (the “Certificate of Designations”), which prohibits the Company from authorizing or effecting a Fundamental Transaction without first obtaining the affirmative vote or written consent of the Required Holders (as defined in the Certificate of Designations) voting together as a single class;

WHEREAS, the Merger constitutes a Fundamental Transaction under the Certificate of Designations;

WHEREAS, the undersigned represent the Required Holders;

WHEREAS, the undersigned are holders of those certain warrants to purchase shares of Series C-1 Preferred Stock of the Company issued on or about February 14, 2014 (the “Series C-1 Warrants”); and

WHEREAS, all issued and outstanding Series C-1 Warrants will terminate in accordance with their terms immediately prior to the Effective Time (as defined in the Merger Agreement).

NOW, THEREFORE, BE IT

RESOLVED: That the form, terms and provisions of the Merger Agreement, including the exhibits thereto, and the transactions contemplated thereby are hereby authorized, adopted and approved provided that (i) the Company shall not amend the Merger Agreement in any material respect or in any manner that adversely affects the rights of the holders of the Series C-1 Preferred Stock without first obtaining the written consent of the Required Holders, (ii) without the prior written consent of the Required Holders, the Company shall not consummate the transactions contemplated by the Merger Agreement unless all conditions to the Company’s obligation to consummate the transactions contemplated by the Merger Agreement have been satisfied and (iii) this Action by Written Consent shall constitute a “Transaction Document” (as defined in the Securities Purchase Agreement (as defined in the Certificate of Designations)) and any breach of any covenant or other term or condition set forth herein, except, in the case of a breach of a covenant or other term or condition which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days (as defined in the Certificate of Designations), shall constitute a Triggering Event under the Certificate of Designations.

RESOLVED FURTHER: That the Required Holders acknowledge and agree that the transactions contemplated by the Merger Agreement constitute a Reverse Merger (as that term is defined in the Certificate of Designations).

RESOLVED FURTHER: That the undersigned acknowledge and agree that the Series C-1 Warrants, to the extent not previously exercised, will terminate and be of no further force and effect immediately prior to the Effective Time.

RESOLVED FURTHER: That effective as of and as a result of the closing of the Merger, the Certificate of Incorporation and Bylaws of the Merger Sub shall become the Certificate of Incorporation and Bylaws of the Company.

RESOLVED FURTHER: That undersigned acknowledge and agree that they are not entitled to appraisal or dissenters’ rights with respect to the securities of the Company held by the undersigned in connection with the Merger and hereby waives any rights to receive payment of the fair value of its securities under Delaware General Corporate Law.

II.	Acknowledgement of Pari Passu Registration Rights.

WHEREAS, the Company and the undersigned are parties to that certain Registration Rights Agreement, dated February 12, 2012, (the “Series C-1 Registration Rights Agreement”) pursuant to which the Company is obligated to register certain securities of the Company under the Securities Act of 1933, as amended (such obligations, the “Series C-1 Registration Rights”);

WHEREAS, in connection with the Merger Agreement, PubCo will enter into a Registration Rights Agreement with certain investors purchasing shares of Series B Preferred Stock of PubCo and warrants to purchase shares of common stock of PubCo (such stock and warrants, the “Series B Securities”; such agreement, the “Series B Registration Rights Agreement”) pursuant to which PubCo will be obligated to register the shares of PubCo common stock issuable upon exercise or conversion of the Series B Securities under the Securities Act of 1933, as amended (such obligations, the “Series B Registration Rights”);

WHEREAS, in connection with the Merger, PubCo will assume the rights and obligations of the Company under the Series C-1 Registration Rights Agreement;

WHEREAS, the Series C-1 Registration Rights Agreement requires all Registrable Securities (as defined therein) to be registered prior and in preference to any other securities of the Company; and

WHEREAS, the undersigned wish to waive their rights of priority with respect to PubCo’s obligation to register the Series C-1 such that the Series B Registration Rights will be on a pari passu basis with the Series C-1 Registration Rights.

2

NOW, THEREFORE, BE IT

RESOLVED: That the undersigned hereby acknowledge, agree and consent to PubCo’s grant of the Series B Registration Rights on a pari passu basis with the Series C-1 Registration Rights which will be assumed by PubCo as a result of the Merger.

[SIGNATURE PAGES TO FOLLOW]

3

EXHIBIT D-1

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

See Annex G

EXHIBIT D-2

FORM OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

See Annex F

EXHIBIT E

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

See Annex H

EXHIBIT F

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A-2 CONVERTIBLE PREFERRED STOCK

See Annex I

EXHIBIT G

FORM OF PARENT COMMON STOCK WARRANT

[FORM OF PARENT COMMON STOCK WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MABVAX THERAPEUTICS HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: [            ], 2014 (“Issuance Date”)

MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date that is the one (1) year anniversary of the Effective Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below),                      (                    ) fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant was issued in exchange for one of the Warrants to purchase Common Stock (the “SPA Warrants”) originally issued by MabVax Therapeutics, Inc. (“MabVax”) pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of February 12, 2014 (the “Subscription Date”), by and among MabVax and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the

Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[1.0060301 divided by the Common Exchange Ratio] subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of an Exercise Notice so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall fail to issue and deliver a certificate to the Holder and register such Warrant Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times

(B) the Closing Bid Price on the date of exercise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, if the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares being exercised is not available for the resale of such Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number	=	(A x B) - (A x C)
D

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D=	the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitation on Beneficial Ownership. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant

(g) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the quotient determined by dividing (x) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g), by (y) the total number of Warrant Shares issuable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) and (ii) the Black Scholes Value; provided, that (x) references to “the day immediately following the public announcement of the applicable Fundamental Transaction” in the definition of “Black Scholes Value” shall instead refer to “the date the Holder exercises this Warrant and the Company cannot deliver the required number of Warrant Shares because of an Authorized Share Failure” and (y) clause (iii) of the definition of “Black Scholes Value” shall instead refer to “the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the date of the applicable date of exercise and the date that the Company makes the applicable cash payment.”

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares issuable immediately prior to such Dilutive Issuance shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price then in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such public traded securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares issuable immediately prior to such Dilutive Issuance shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price then in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(c) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Intentionally Omitted.

(c) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements , if so requested by the Holder, to deliver to each holder of the SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction), and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Any security issuable or potentially issuable to the Holder pursuant to the terms of this Warrant on the consummation of a Fundamental Transaction shall be registered and freely tradable by the Holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term “Non-Cash Consideration” being substituted for the term “Exercise Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) divided by (ii) the per share Closing Sale Price of such corresponding capital stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction), and such security shall be satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction

(without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

(d) Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the second (2nd) Trading Day after the occurrence or consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional Warrant Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5(b) of the Securities Purchase Agreement, except that notices to the Company shall be given to the address set forth in Section 10.7(a) of the Merger Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Warrant Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 10.7(a) of the Merger Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and the Company or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

15. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, advisor, officer or director for services provided to the Company.

(e) “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(f) “Bloomberg” means Bloomberg Financial Markets.

(g) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h) “Certificate of Designations” means the certificate of designations for the Series A-1 Convertible Preferred Stock of the Company filed with the Secretary of State of Delaware on [            ], 20141.

(i) “Closing Bid Price” and “Closing Sale Price” means the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(j) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(k) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

[1]	Will be in the form attached as Exhibit E to the Merger Agreement.

(l) “Effective Date” shall have the meaning ascribed to such term in the Merger Agreement.

(m) “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange, Inc.

(n) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the SPA Warrants; provided, that the terms of the SPA Warrants are not amended, modified or changed on or after the Subscription Date, (iii) upon conversion of the Parent Series A-1 Preferred Stock (as defined in the Merger Agreement), provided, that the terms of such Parent Series A-1 Preferred Stock are not amended, modified or changed on or after the Effective Date and (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

(o) “Expiration Date” means the date ninety-six (96) months the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(p) “Fundamental Transaction” shall have the meaning as set forth in the Certificate of Designations.

(q) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(r) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 12, 2014 by and among Mabvax Therapeutics, Inc., a Delaware corporation, Tacoma Acquisition Corp., a Delaware Corporation and the Company.

(s) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(t) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(u) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(v) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(w) “Principal Market” means The NASDAQ Capital Market.

(x) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Subscription Date by and among the Company and the Buyers.

(y) “Required Holders” means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding, which shall include Hudson Bay IP Opportunities Fund, LP as long as Hudson Bay IP Opportunities Fund, LP holds this Warrant or any SPA Warrants.

(z) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Parent Entity) which may be the entity formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into

(aa) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(bb) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MABVAX THERAPEUTICS HOLDINGS, INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $          to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

Date:                     ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

SCHEDULE 8.6

Chang of Control Payments

Change of control payments in the aggregate amount of $747,609 are payable to certain individuals, the break down of which has been provided by the Parent to the Company.

Annex B

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 12, 2014, by and among Telik, Inc., a Delaware corporation, with headquarters located at 2100 Geng Road, Suite 102, Palo Alto, California 94303 (the “Company” or “Parent”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations (as converted, collectively, the “Conversion Shares”).

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 1,250,000) and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate number for all Buyers shall be 625,000) (as exercised, collectively, the “Warrant Shares”).

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a) Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Preferred Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Purchase Price. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer’s name in column (5) of the Schedule of Buyers. Each Buyer shall pay $2.00 for each Preferred Share and related Warrants to be purchased by such Buyer at the Closing.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Preferred Shares and the Warrants to be issued and sold to such Buyer at the Closing (less, in the case of Bio IP Ventures LLC (the “Lead Investor”), the amounts withheld pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Preferred Shares (in such denominations as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) which such Buyer is then purchasing hereunder along with the Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares and (iii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Buyer Status. At the time such Buyer was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants (other than pursuant to a cashless exercise), it will be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer is not a registered broker-dealer under Section 15 of the Exchange Act and is not subject to any Disqualification Event (as defined in Section 3(v) below.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are sold or transferred pursuant an effective registration statement (including a Registration Statement) covering the resale of such Securities by the Buyers prior to the consummation of the Merger (as defined in the Certificate of Designations), (ii) from and after the consummation of the Merger, such Securities are registered for resale under the 1933 Act,

(iii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iv) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

(k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Buyers that except as set forth in the Schedules delivered herewith or as disclosed in the SEC Documents:

(a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Parent Material Adverse Effect (as defined in the Merger Agreement (as defined in the Certificate of Designations)). The Company has no Subsidiaries other than Tacoma Acquisition Corp. (“Merger Sub”). Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions (as defined in the Merger Agreement). All of the issued and outstanding capital stock of Merger Sub, which consists of 100 shares of common stock, $0.01 par value, is validly issued, fully paid and non-assessable, and is owned, beneficially and of record, by Parent, free and clear of any claim, lien, Encumbrance (as defined in the Merger Agreement), or agreement with respect thereto. Merger Sub is not in violation of any provisions of its certificate of incorporation or bylaws.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Voting Agreement (as defined in Section 4(q)), the Lock-Up Agreements (as defined in Section 7(xii)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(c) Issuance of Securities. The issuance of the Preferred Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the “Required Reserved Amount”) the sum of (i) 300% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the initial Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations), and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants, each as of the Trading Day (as defined in the Warrants) immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). As of the date hereof, there are 100,000,000 shares of Common Stock authorized and unissued. Upon conversion of the Preferred Shares in accordance with the Certificate of Designations or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of the Buyers set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws (each, as defined in Section 3(r)) of the Company, any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the “Principal Market”) and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence. Other than as described in the Company’s SEC Documents, the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim, except as a result of a breach or inaccuracy in the representations and warranties of the applicable Buyer set forth in Section 2 above. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a currently effective stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(l) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(m) Eligibility for Registration. The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(n) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(o) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(p) Acknowledgement Regarding Buyers’ Trading Activity. The Company acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Warrants or any of the documents executed in connection herewith.

(q) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(r) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(s) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(t) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(u) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(v) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(w) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(x) Capitalization.

(i) As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Common Stock and 5,000,000 shares Parent Preferred Stock (as defined in the Merger Agreement). As of the date hereof, there are 4,583,096 shares of Common Stock issued and outstanding and no shares of Parent Preferred Stock (as defined in the Merger Agreement) issued and outstanding. As of the date hereof, there are no shares of Common Stock and no shares of Parent Preferred Stock (as defined in the Merger Agreement) held in the treasury of Parent. Parent has no shares of Common Stock or Parent Preferred Stock (as defined in the Merger Agreement) reserved for issuance other than as described above. The outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and were not issued in violation of the material terms of any agreement or understanding binding upon Parent at the time at which they were issued and were issued in compliance with the Parent Charter (as defined in the Merger Agreement) and Parent Bylaws (as defined in the Merger Agreement) and all applicable Laws (as defined in the Merger Agreement). Except for the Parent Stock Option Plans (as defined in the Merger Agreement) and the Parent Common Stock Warrants (as defined in the Merger Agreement), Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, restricted stock, restricted stock unit, stock appreciate rights, convertible note, rights agreements (whether or not currently exercisable), arrangements, undertakings or agreements of any character calling for Parent to issue, deliver, or sell, or cause to be issued, delivered, sold or otherwise issue any shares of Common Stock or any other equity or voting security of Parent or any Subsidiary (as defined in the Merger Agreement) of Parent or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise receive any shares of Common Stock or any other equity security of Parent or any Subsidiary (as defined in the Merger Agreement) of Parent or obligating Parent or any such Subsidiary (as defined in the Merger Agreement) to grant, extend, or enter into any such subscriptions, options, warrants, calls, commitments, restricted stock, restricted stock unit, stock appreciation rights, convertible note, rights agreements (whether or not currently exercisable), or any other similar arrangements, undertakings or agreements, including any promise or commitment to grant or issue securities to an employee of or other provider of services to the Parent. There are no registration rights, repurchase or redemption rights, anti-dilutive rights, voting agreements, voting trusts, preemptive rights or restrictions on transfer relating to any capital stock of Parent. The Parent does not have and is not bound by any Contract pursuant to which the Parent or any of its Subsidiaries is or may become obligated to issue, distribute or otherwise deliver to holder of any shares of Parent Capital Stock (as defined in the Merger Agreement) any evidences of indebtedness or assets of the Parent or any of its Subsidiaries (as defined in the Merger Agreement). To the Knowledge (as defined in the Merger Agreement) of the Parent, no condition or circumstance exists that may give rise to or provide a reasonable basis for the assertion of a claim by any Person (as defined in the Merger Agreement) to the effect that such Person (as defined in the Merger Agreement) owns, or is entitled to acquire or receive any shares of Parent Capital Stock (as defined in the Merger Agreement) or other securities of the Parent or MabVax Therapeutics, Inc. (“MabVax”) or any of their Subsidiaries (as defined in the Merger Agreement). The Parent has never issued any restricted stock units and there are no shares of restricted stock outstanding except as set forth in Section 3.2(a) of the Parent Disclosure Schedule (as defined in the Merger Agreement).

(ii) As of the date hereof, there are 227,591 shares of Common Stock issuable upon exercise of all outstanding Parent Stock Options (as defined in the Merger Agreement), subject to adjustment on the terms set forth in the Parent Stock Option Plans (as defined in the Merger Agreement). Section 3.2(b) of the Parent Disclosure Schedule (as defined in the Merger Agreement) sets forth a true, correct and complete list, as of the date hereof, of (i) the name of the holder of each Parent Stock Option (as defined in the Merger Agreement), (ii) the date each Parent Stock Option (as defined in the Merger Agreement) was granted, (iii) the number, issuer and type of securities subject to each such Parent Stock Option (as defined in the Merger Agreement), (iv) the expiration date of each such Parent Stock Option (as defined in the Merger Agreement), (v) the vesting schedule of each such Parent Stock Option (as defined in the Merger Agreement), (vi) the price at which each such Parent Stock Option (as defined in the Merger Agreement) (or each component thereof, if applicable) may be exercised, (vii) the number of shares of Common Stock issuable upon the exercise of such, or upon the conversion of all securities issuable upon the exercise of such, Parent Stock Options (as defined in the Merger Agreement) and (viii) whether and to what extent the exercisability of each Parent Stock Option (as defined in the Merger Agreement) will be accelerated upon consummation of the Contemplated Transactions (as defined in the Merger Agreement) or any termination of employment thereafter. Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule (as defined in the Merger Agreement), no Parent Stock Option (as defined in the Merger Agreement) is subject to any accelerated vesting solely as a result of the Contemplated Transaction (as defined in the Merger Agreement).

(iii) As of the date hereof, there are no shares of Common Stock subject to outstanding Parent Restricted Stock Awards (as defined in the Merger Agreement) and no shares of Common Stock subject to outstanding Parent Restricted Stock Unit Awards (as defined in the Merger Agreement). Section 3.2(c) of the Parent Disclosure Schedule (as defined in the Merger Agreement) sets forth each Parent Restricted Stock Award (as defined in the Merger Agreement) and Parent Restricted Stock Unit Award (as defined in the Merger Agreement) outstanding as of the date of the Merger Agreement and the number of shares of Common Stock subject to the award.

(iv) The Common Stock and Parent Series A Preferred Stock (as defined in the Merger Agreement) to be issued in the Merger will, when issued in accordance with the provisions of the Merger Agreement, have been duly authorized, and be validly issued, fully paid and nonassessable.

(y) SEC Filings; Financial Statements.

(i) Parent has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the 1934 Act or the 1933 Act since January 1, 2012 (the forms, statements, reports and documents filed or furnished since January 1, 2012 and those filed or furnished subsequent to the date hereof, including any amendments thereto, the “Parent SEC Reports”).

(ii) Each of the Parent SEC Reports, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act (as defined in the Merger Agreement), and any rules and regulations promulgated thereunder applicable to the Parent SEC Reports, or, if not yet filed or furnished, will to the Knowledge (as defined in the Merger Agreement) of Parent comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act (as defined in the Merger Agreement), and any rules and regulations promulgated thereunder applicable to the Parent SEC Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and any Parent SEC Reports filed or furnished with the SEC subsequent to the date hereof will not to Parent’s knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(iii) As of the date of the Merger Agreement, Parent has timely responded to all comment letters of the staff of the SEC relating to the Parent SEC Reports, and the SEC has not advised Parent that any final responses are inadequate, insufficient or otherwise non-responsive. Parent has made available to the MabVax true, correct and complete copies of all comment letters, written inquiries and enforcement correspondence between the SEC, on the one hand, and Parent, on the other hand, occurring since January 1, 2013 and will, reasonably promptly following the receipt thereof, make available to the MabVax any such correspondence sent or received after the date of the Merger Agreement. To the Knowledge (as defined in the Merger Agreement) of Parent, as of the date of the Merger Agreement, none of the Parent SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

(iv) (i) Each of the consolidated financial statements (including, in each case, any notes or schedules thereto) included in or incorporated by reference into the Parent SEC Reports fairly present, in all material respects, the consolidated financial position of Parent as of its date, or, in the case of the Parent SEC Reports filed after the date hereof, will fairly present, in all material respects, the consolidated financial position of Parent as of its date and each of the consolidated statements of income, changes in stockholders’ equity (deficit) and cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presents in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP (as defined in the Merger Agreement) consistently applied during the periods involved, except as may be noted therein, or in the case of Parent SEC Reports filed after the date hereof, will fairly present, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (the “Parent Financial Statements”).

(v) Parent has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, and, to the Knowledge (as defined in the Merger Agreement) of Parent, such system is effective in providing such assurance. Parent (i) maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act) designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms and, to the Knowledge (as defined in the Merger Agreement) of Parent, such disclosure controls and procedures are effective (ii) has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to Parent’s auditors and the Audit Committee of the Board of Directors of Parent (and made summaries of such disclosures available to MabVax) (A) (i) any significant deficiencies in the design or operation of internal control over financial reporting that would adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (ii) any material weakness in internal control over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. Parent has materially complied with or substantially addressed such deficiencies, material weaknesses or fraud. Parent is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act (as defined in the Merger Agreement).

(vi) Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the 1934 Act or Sections 302 and 906 of the Sarbanes-Oxley Act (as defined in the Merger Agreement) and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 3(y)(vi), “principal executive officer” and “principal financial officer” has the meanings given to such terms in the Sarbanes-Oxley Act (as defined in the Merger Agreement). Parent has no outstanding, nor has Parent arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act (as defined in the Merger Agreement).

(vii) Parent nor, to the Knowledge (as defined in the Merger Agreement) of Parent, any director, officer, employee, or internal or external auditor of Parent has received or otherwise had or obtained actual Knowledge (as defined in the Merger Agreement) of any substantive material complaint, allegation, assertion or claim, whether written or oral, that Parent has engaged in questionable accounting or auditing practices

(z) Absence of Changes. Except as set forth (x) in Parent SEC Reports and (y) on Section 3.6 of the Parent Disclosure Schedule (as defined in the Merger Agreement), after December 31, 2013 and on or before the date of the Merger Agreement:

(i) there has not been any change, event, circumstance or condition to the Knowledge (as defined in the Merger Agreement) of Parent that, individually or in the aggregate, has had a Parent Material Adverse Effect (as defined in the Merger Agreement);

(ii) there has been no split, combination or reclassification of any of the outstanding shares of Parent’s capital stock, and Parent has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding shares of Parent’s capital stock;

(iii) Parent has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;

(iv) except as required as a result of a change in applicable Laws (as defined in the Merger Agreement) or GAAP (as defined in the Merger Agreement), there has not been any material change in any method of accounting or accounting practice by Parent;

(v) Parent has not (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate;

(vi) there has been no transfer (by way of a license or otherwise) of, or agreement to transfer to, any Person’s rights to any Parent Intellectual Property (as defined in the Merger Agreement);

(vii) there has been no notice delivered to Parent of any claim of ownership by a third party of any Parent Intellectual Property (as defined in the Merger Agreement) owned or developed by Parent, or of infringement by Parent of any third party’s Intellectual Property (as defined in the Merger Agreement);

(viii) there has not been any (i) grant of any severance or termination pay to any employee of Parent; (ii) entry into any employment, deferred compensation, severance or other similar plan or agreement (or any amendment to any such existing agreement) with any new or current employee of Parent; (iii) change in the compensation, bonus or other benefits payable or to become payable to its directors, officers, employees or consultants, except as required by any pre-existing plan or arrangement set forth in Section 3.6(h) of the Parent Disclosure Schedule (as defined in the Merger Agreement); or (iv) termination of any officers or key employees of Parent;

(ix) there has been no material reevaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course; or

(x) there has not been any agreement to do any of the foregoing.

(aa) Title to Assets.

(i) Parent owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations as presently conducted.

(ii) All of said assets are owned by Parent free and clear of any Encumbrances (as defined in the Merger Agreement), except for: (i) any lien for current Taxes (as defined in the Merger Agreement) not yet due and payable or for Taxes (as defined in the Merger Agreement) that are being contested in good faith and for which adequate reserves have been made on Parent’s audited consolidated balance sheet at December 31, 2013; (ii) minor liens that have arisen in the Ordinary Course of Business (as defined in the Merger Agreement) and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent, taken as a whole; and (iii) Encumbrances (as defined in the Merger Agreement) described in Section 3.7 of the Parent Disclosure Schedule (as defined in the Merger Agreement).

(bb) Properties.

(i) The Parent SEC Reports identify each parcel of Parent Leased Real Property (as defined in the Merger Agreement). With respect to each Parent Lease (as defined in the Merger Agreement), except as would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined in the Merger Agreement):

(1) Neither Parent, nor, to the Knowledge (as defined in the Merger Agreement) of Parent, any other party to any Parent Leases (as defined in the Merger Agreement) is in breach or default, and, to the Knowledge (as defined in the Merger Agreement) of Parent, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Parent Leases (as defined in the Merger Agreement);

(ii) Parent holds good title, free and clear of all Encumbrances (as defined in the Merger Agreement), to all personal property and other non-real estate assets, in all cases excluding the Parent Intellectual Property (as defined in the Merger Agreement), necessary to conduct the Parent Business (as defined in the Merger Agreement), except for Permitted Encumbrances (as defined in the Merger Agreement). Parent, as lessee, have the right under valid and subsisting leases to use, possess and control all personal property leased by Parent as now used, possessed and controlled by Parent, as applicable.

(iii) The Parent Leased Real Property (as defined in the Merger Agreement) constitutes all of the real property used or occupied by Parent in connection with the conduct of the Parent Business (as defined in the Merger Agreement).

(iv) Neither Parent has any Parent Owned Real Property (as defined in the Merger Agreement), nor is Parent a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

(cc) Intellectual Property.

(i) Section 3.9(a) of the Parent Disclosure Schedule (as defined in the Merger Agreement) contains a complete and accurate list of all (i) Patents (as defined in the Merger Agreement) owned by Parent or used or held for use by Parent in the Parent Business (“Parent Patents”), registered and material unregistered Marks (as defined in the Merger Agreement) owned by Parent or used or held for use by Parent in the Parent Business (“Parent Marks”) and registered and material unregistered Copyrights (as defined in the

Merger Agreement) owned by Parent or used or held for use by Parent in the Parent Business (“Parent Copyrights”), (ii) licenses, sublicenses or other agreements under which Parent is granted rights by others in the Parent Intellectual Property (as defined in the Merger Agreement) (“Parent Licenses-In”) (other than commercial off the shelf software or materials transfer agreements), and (iii) licenses, sublicenses or other agreements under which Parent has granted rights to others in the Parent Intellectual Property (as defined in the Merger Agreement) (“Parent Licenses-Out”).

(ii) With respect to the Parent Intellectual Property (as defined in the Merger Agreement) (i) owned by Parent, Parent exclusively owns such Parent Intellectual Property (as defined in the Merger Agreement) and (ii) licensed to Parent by a third party (other than commercial off the shelf software or materials transfer agreements), such Parent Intellectual Property (as defined in the Merger Agreement) are the subject of a written license or other agreement; in the case of the foregoing clauses (i) and (ii) above, free and clear of all Encumbrances (as defined in the Merger Agreement), other than Encumbrances (as defined in the Merger Agreement) resulting from the express terms of a Parent License-In or Parent License-Out or Permitted Encumbrances (as defined in the Merger Agreement) granted by Parent.

(iii) Except as set forth in Section 3.9(c) of the Parent Disclosure Schedule (as defined in the Merger Agreement), all Parent Intellectual Property (as defined in the Merger Agreement) owned by and, to the Knowledge (as defined in the Merger Agreement) of Parent, all Parent Intellectual Property (as defined in the Merger Agreement) owned by or exclusively licensed to Parent that has been issued by, or registered with, or are the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, inventor declarations, proofs of working or use, timely post-registration filing of affidavits of use and renewal applications), and, to the Knowledge (as defined in the Merger Agreement) of Parent, all Parent Patents, Parent Marks and Parent Copyrights, and all intellectual property rights and/or proprietary rights relating to any of the foregoing, that are owned by Parent are valid and enforceable.

(iv) To the Knowledge (as defined in the Merger Agreement) of Parent, each Parent Patent that has been issued by, or registered with, or is the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office or any similar office or agency anywhere in the world was issued, registered, or filed, as applicable, with the correct inventorship and there has been no known misjoinder or nonjoinder of inventors.

(v) No issued and granted Parent Patent is now involved in any interference, reissue, reexamination or opposition proceeding; to the Knowledge (as defined in the Merger Agreement) of Parent, there is no patent or patent application of any third party that potentially interferes with any issued Parent Patent; all products made, used or sold under the Parent Patents have been marked with the proper patent notice.

(vi) To the Knowledge of Parent, there are no threatened claims against Parent or any of its key employees alleging that any of the operation of the Parent Business (as defined in the Merger Agreement) or any activity by Parent, or the manufacture, sale, offer for sale, importation, and/or use of any Parent Product (as defined in the Merger Agreement) infringes or violates any Third Party Intellectual Property (as defined in the Merger Agreement) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Intellectual Property (as defined in the Merger Agreement) of any person or entity or that any Parent Intellectual Property (as defined in the Merger Agreement) is invalid or unenforceable.

(vii) To the Knowledge of Parent, neither the operation of the Parent Business (as defined in the Merger Agreement), nor any activity by Parent, nor manufacture, use, importation, offer for sale and/or sale of any Parent Product (as defined in the Merger Agreement) infringes or violates (or in the past infringed or violated) any Third Party Intellectual Property (as defined in the Merger Agreement) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party Intellectual Property (as defined in the Merger Agreement).

(viii) Parent does not have any obligation to compensate any person for the use of any Intellectual Property (as defined in the Merger Agreement); there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that: (i) restrict Parent’s rights to use any Intellectual Property (as defined in the Merger Agreement), (ii) restrict the Parent Business (as defined in the Merger Agreement), in order to accommodate a third party’s Intellectual Property (as defined in the Merger Agreement), or (iii) permit third parties to use any Parent Intellectual Property (as defined in the Merger Agreement).

(ix) To the Knowledge (as defined in the Merger Agreement) of the Parent, all former and current employees, consultants and contractors of Parent have executed written instruments with Parent that assign to Parent all rights, title and interest in and to any and all (i) inventions, improvements, discoveries, writings and other works of authorship, and information relating to the Parent Business(as defined in the Merger Agreement) or any of the products or services being researched, developed, manufactured or sold by Parent or that may be used with any such products or services and (ii) Intellectual Property (as defined in the Merger Agreement) relating thereto; in each case where a Parent Patent is held by Parent by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(x) To the Knowledge (as defined in the Merger Agreement) of Parent, (i) there is no, nor has there been any, infringement or violation by any person or entity of any Parent Intellectual Property (as defined in the Merger Agreement) or the rights of Parent therein or thereto and (ii) there is no, nor has there been any, misappropriation by any person or entity of any Parent Intellectual Property (as defined in the Merger Agreement) or the subject matter thereof.

(xi) Parent has taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets (as defined in the Merger Agreement) owned by Parent or used or held for use by Parent in the Parent Business (as defined in the Merger Agreement) (the “Parent Trade Secrets”), including, without limitation, requiring each employee of Parent and each consultant of Parent and any other person with access to Parent Trade Secrets to execute a binding confidentiality agreement.

(xii) Following the Effective Time (as defined in the Merger Agreement), the Surviving Corporation (as defined in the Merger Agreement) will have the same rights and privileges in the Parent Intellectual Property (as defined in the Merger Agreement) as Parent had in the Parent Intellectual Property (as defined in the Merger Agreement) immediately prior to the Effective Time (as defined in the Merger Agreement).

(dd) Material Contracts. The exhibits to the Parent SEC Reports and Section 3.10 of the Parent Disclosure Schedule (as defined in the Merger Agreement) together constitute a correct and complete list of each currently effective Parent Contract (as defined in the Merger Agreement):

(i) relating to the lease of real property by Parent;

(ii) for the purchase of materials, supplies, goods, services, equipment or other assets for annual payments by Parent of, or pursuant to which in the last year Parent paid, in the aggregate, $100,000 or more;

(iii) for the sale of materials, supplies, goods, services, equipment or other assets for annual payments to Parent of, or pursuant to which in the last year Parent received, in the aggregate, $100,000 or more;

(iv) that relates to any material partnership, joint venture, strategic alliance or other similar Contract (as defined in the Merger Agreement);

(v) relating to Indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except for Contracts (as defined in the Merger Agreement) relating to Indebtedness in an amount not exceeding $250,000 in the aggregate;

(vi) severance or change in control plans;

(vii) in respect of any Parent Intellectual Property (as defined in the Merger Agreement) that provides for annual payments of, or pursuant to which in the last year Parent paid or received, in the aggregate, $100,000 or more;

(viii) containing any royalty, dividend or similar arrangement based on the revenues or profits of Parent;

(ix) any agreement that gives rise to any material payment or benefit in excess of $100,000 as a result of the performance of the Merger Agreement or any of the other Contemplated Transactions (as defined in the Merger Agreement);

(x) relating to the acquisition or disposition of any material interest in, or any material amount of, property or assets of Parent or for the grant to any Person of any preferential rights to purchase any of their assets, other than in the Ordinary Course of Business (as defined in the Merger Agreement) consistent with past practice; or

(xi) any agreement (or group of related agreements) the performance of which requires aggregate payments to or from Parent in excess of $100,000 not listed above.

With respect to the aforementioned Parent contracts, Parent has made available to MabVax accurate and complete (except for applicable redactions thereto) copies of all such contracts, including all amendments thereto. Except as set forth on Section 3.10 of the Parent Disclosure Schedule (as defined in the Merger Agreement), Parent has not, nor to Parent’s Knowledge (as defined in the Merger Agreement), has any other party to a Parent Material Contract (as defined below), breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Parent is a party or by which it is bound of the type described in clauses (a) through (m) above (any such agreement, contract or commitment, a “Parent Material Contract”) in such manner as would permit any other party to cancel or terminate any such Parent Material Contract, which has had a Parent Material Adverse Effect (as defined in the Merger Agreement). The consummation of the Contemplated Transactions (as defined in the Merger Agreement) will not (either alone or upon the occurrence of additional acts or events) result in any material payment or payments becoming due from Parent or the Surviving Corporation (as defined in the Merger Agreement) to any Person under any Parent Material Contract or give any Person the right to terminate or alter the provisions of any Parent Material Contract. No Person is renegotiating any material amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

(ee) Absence of Undisclosed Liabilities. Parent does not have any Liability (as defined in the Merger Agreement), individually or in the aggregate, except for: (a) Liabilities (as defined in the Merger Agreement) identified as such in the “liabilities” column of the Parent’s audited consolidated balance sheet at March 31, 2014; (b) normal and recurring current Liabilities (as defined in the Merger Agreement) that have been incurred by Parent since the date of the Parent’s audited consolidated balance sheet at March 31, 2014 in the Ordinary Course of Business (as defined in the Merger Agreement) and which are not in excess of $100,000 in the aggregate; (c) Liabilities (as defined in the Merger Agreement) for performance of obligations of Parent under Contracts (as defined in the Merger Agreement) (other than for breach thereof) solely to the extent that are expressly set forth in and identifiable by reference to the text of such Contract (as defined in the Merger Agreement), (d) Liabilities (as defined in the Merger Agreement) described in Section 3.11 of the Parent Disclosure Schedule (as defined in the Merger Agreement) and (e) Liabilities (as defined in the Merger Agreement) incurred in connection with the Contemplated Transactions (as defined in the Merger Agreement).

(ff) Compliance with Laws; Regulatory Compliance.

(i) Parent is in compliance with all Laws (as defined in the Merger Agreement) or Orders (as defined in the Merger Agreement), except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the Merger Agreement). No investigation or review by any Governmental Authority (as defined in the Merger Agreement) with respect to Parent is pending or, to the Knowledge (as defined in the Merger Agreement) of the Parent, threatened, nor has any Governmental Authority (as defined in the Merger Agreement) indicated an intention to conduct the same which, in each case, would reasonably be expected to have a material and adverse impact on Parent.

(ii) Parent has not committed nor, to the Knowledge (as defined in the Merger Agreement) of Parent, has any director, officer or employee of Parent, committed any act, made any statement or failed to make any statement that would provide a basis for the FDA (as defined in the Merger Agreement) or any other Parent Regulatory Agency (as defined in the Merger Agreement) to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto. Neither Parent nor, to the Knowledge (as defined in the Merger Agreement) of Parent, has any director, officer or employee of Parent, violated any Health Care Law (as defined in the Merger Agreement). There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the Knowledge (as defined in the Merger Agreement) of Parent, threatened against Parent that relates to an alleged violation of any Health Care Law (as defined in the Merger Agreement). Parent has not nor, to the Knowledge (as defined in the Merger Agreement) of Parent, has any director, officer or employee of Parent, has been debarred pursuant to 21 U.S.C. sec. 335a(a) or any similar Law or authorized by 21 U.S.C. sec. 335a(b) or any similar Law (as defined in the Merger Agreement). There are no consent decrees (including plea agreements) or similar actions to which Parent or, to the Knowledge (as defined in the Merger Agreement) of Parent, any director, officer or employee of Parent, are bound or which relate to Parent Products (as defined in the Merger Agreement).

(iii) To the Knowledge (as defined in the Merger Agreement) of Parent, all applications, submissions, information and data utilized by Parent as the basis for, or submitted by or on behalf of Parent in connection with any and all requests for a Parent Permit (as defined in the Merger Agreement) relating to Parent, when submitted to the FDA (as defined in the Merger Agreement) or other Parent Regulatory Agency (as defined in the Merger Agreement), were true, correct and complete in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws (as defined in the Merger Agreement) have been submitted to the FDA (as defined in the Merger Agreement) or other Parent Regulatory Agency (as defined in the Merger Agreement).

(iv) Neither Parent nor, to the Knowledge (as defined in the Merger Agreement) of Parent, any of the Representatives (as defined in the Merger Agreement), licensors, licensees, assignors or assignees thereof has received any notice that the FDA (as defined in the Merger Agreement) or any other Parent Regulatory Agency (as defined in the Merger Agreement) has initiated, or threatened to initiate, any Action (as defined in the Merger Agreement) to suspend any clinical trial, suspend or terminate any Investigational New Drug Application (as defined in the Merger Agreement) sponsored by Parent or otherwise restrict the pre-clinical research or clinical study of any Parent Product or any drug product being developed by any licensee or assignee of the Parent Intellectual Property (as defined in the Merger Agreement) based on such intellectual property, or to recall, suspend or otherwise restrict the development or manufacture of any Parent Product (as defined in the Merger Agreement). Parent is not in receipt of any written notice of, or subject to, any adverse inspection, finding of deficiency, finding of non-compliance, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, or other compliance or enforcement action relating to any Parent Products

(gg) Taxes and Tax Returns.

(i) Each material Tax Return (as defined in the Merger Agreement) required to be filed by, or on behalf of, Parent, and each material Tax Return (as defined in the Merger Agreement) in which Parent was required to be included, has been timely filed. Each such Tax Return (as defined in the Merger Agreement) was true, correct and complete in all material respects.

(ii) Parent (i) has paid (or has had paid on its behalf) all material Taxes (as defined in the Merger Agreement) due and owing, whether or not shown as due on any Tax Return (as defined in the Merger Agreement), and (ii) has withheld and remitted to the appropriate Taxing Authority (as defined in the Merger Agreement) all material Taxes (as defined in the Merger Agreement) required to be withheld and paid in connection with any amounts paid or owing to or collected from any employee, independent contractor, supplier, creditor, stockholder, partner, member or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(iii) The unpaid Taxes (as defined in the Merger Agreement) of Parent (A) did not, as of December 31, 2013, exceed the reserve for Tax (as defined in the Merger Agreement) liability (rather than any reserve for deferred Taxes (as defined in the Merger Agreement) established to reflect timing differences between book and Tax (as defined in the Merger Agreement) income) set forth on the face of the Parent Balance Sheet (as defined in the Merger Agreement) (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date (as defined in the Merger Agreement) in accordance with the past custom and practice of Parent in filing their Tax Returns (as defined in the Merger Agreement).

(iv) Parent has delivered to MabVax correct and complete copies of all federal Income Tax Returns (as defined in the Merger Agreement), examination reports, and statements of deficiencies assessed against, or agreed to by Parent since December 31, 2008.

(v) There are no liens for Taxes (as defined in the Merger Agreement) (other than Taxes not yet due and payable) upon any of the assets of Parent.

(vi) Parent is not currently the beneficiary of any extension of time within which to file any material Tax Return (as defined in the Merger Agreement) or with respect to any material Tax (as defined in the Merger Agreement) assessment or deficiency.

(vii) Parent has not waived any statute of limitations with respect to any material Taxes (as defined in the Merger Agreement).

(viii) There is no material Tax (as defined in the Merger Agreement) claim, audit, suit, or administrative or judicial Tax (as defined in the Merger Agreement) proceeding now pending or presently in progress or threatened with respect to a material Tax Return (as defined in the Merger Agreement) of Parent.

(ix) Parent has not received notice of any proposed material deficiencies from any Taxing Authority (as defined in the Merger Agreement).

(x) Parent has not distributed stock of a corporation, or has had its stock distributed, in a transaction purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (as defined in the Merger Agreement).

(xi) Parent is not a party to and has no obligation under any Tax (as defined in the Merger Agreement) sharing agreement (whether written or not) or any Tax (as defined in the Merger Agreement) indemnity or other Tax (as defined in the Merger Agreement) allocation agreement or arrangement (other than any such agreement, the primary purpose of which does not relate to Taxes (as defined in the Merger Agreement)).

(xii) Parent (A) is not and has never been a member of a group of corporations that files or has filed (or has been required to file) consolidated, combined, or unitary Tax Returns (as defined in the Merger Agreement), other than a group the common parent of which was Parent or (B) does not have any liability for the Taxes (as defined in the Merger Agreement) of any person (other than Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law (as defined in the Merger Agreement)), as a transferee or successor, by contract or otherwise.

(xiii) The taxable year of Parent for all income Tax (as defined in the Merger Agreement) purposes is the fiscal year ending December 31st, and Parent uses the accrual method of accounting in keeping its books and in computing its taxable income.

(xiv) Parent has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xv) Parent has never participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4 (or any predecessor provision).

(xvi) Parent will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(1) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date (as defined in the Merger Agreement);

(2) “closing agreement” as described in Section 7121 of the Code (as defined in the Merger Agreement) (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date (as defined in the Merger Agreement);

(3) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (as defined in the Merger Agreement) (or any corresponding or similar provision of state, local or foreign income Tax Law (as defined in the Merger Agreement));

(4) installment sale or open transaction disposition made on or prior to the Closing Date (as defined in the Merger Agreement);

(5) prepaid amount received on or prior to the Closing Date (as defined in the Merger Agreement);

(6) election with respect to income from the discharge of Indebtedness under Section 108(i) of the Code (as defined in the Merger Agreement); or

(7) any similar election, action, or agreement that would have the effect of deferring any Liability (as defined in the Merger Agreement) for Taxes (as defined in the Merger Agreement) of Parent from any period ending on or before the Closing Date (as defined in the Merger Agreement) to any period ending after such period.

(8) No written claim has been made by any Taxing Authority (as defined in the Merger Agreement) that Parent is or may be subject to Tax (as defined in the Merger Agreement) or required to file a Tax Return (as defined in the Merger Agreement) in a jurisdiction where it does not file Tax Returns (as defined in the Merger Agreement), which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the Merger Agreement).

(hh) Employee Benefit Programs.

(i) Section 3.14(a) of the Parent Disclosure Schedule (as defined in the Merger Agreement) and the Parent SEC Reports set forth a list of every Employee Program maintained by Parent or an ERISA Affiliate of Parent (the “Parent Employee Programs”).

(ii) Each Parent Employee Program which is intended to qualify under Section 401(a) of the Code (as defined in the Merger Agreement) has received or is entitled to rely upon a favorable determination, advisory or approval opinion letter from the IRS (as defined in the Merger Agreement) with respect to such qualification, or may rely on an opinion letter issued by the IRS (as defined in the Merger Agreement) with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS (as defined in the Merger Agreement) for a determination of the qualified status of such Parent Employee Program for any period for which such Parent Employee Program would not otherwise be covered by an IRS (as defined in the Merger Agreement) determination. To the Knowledge (as defined in the Merger Agreement) of Parent , no event or omission has occurred which would reasonably be expected to cause any Parent Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code (as defined in the Merger Agreement) Section (including without limitation Code (as defined in the Merger Agreement) Sections 105, 125, 401(a) and 501(c)(9)).

(iii) To Parent’s Knowledge (as defined in the Merger Agreement) there is no material failure of any party to comply with any Laws (as defined in the Merger Agreement) applicable with respect to the Employee Programs maintained by Parent or any ERISA Affiliate of Parent. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined in the Merger Agreement), with respect to any Employee Program ever maintained by Parent or any ERISA Affiliate of Parent, there are not and have not been any (i) “prohibited transactions,” as defined in Section 406 of ERISA (as defined in the Merger Agreement) or Code (as defined in the Merger Agreement) Section 4975, (ii) failures to comply with any provision of ERISA (as defined in the Merger Agreement), other applicable Laws (as defined in the Merger Agreement), or any agreement, (iii) nondeductible contribution, or (iv) corrective filings or applications with any Governmental Authority (as defined in the Merger Agreement). No litigation, governmental administrative proceeding, examinations or audits by a Governmental Authority (as defined in the Merger Agreement) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge (as defined in the Merger Agreement) of Parent, threatened with respect to any such Parent Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable Laws (as defined in the Merger Agreement)) with respect to all Employee Programs ever maintained by Parent or any ERISA Affiliate of Parent, for all periods prior to the Closing Date (as defined in the Merger Agreement), either have been made or have been accrued on a timely basis.

(iv) Neither Parent nor any ERISA Affiliate of Parent has maintained an Employee Program subject to Title IV of ERISA (as defined in the Merger Agreement), including a Multiemployer Plan (as defined in the Merger Agreement), or any multiemployer welfare arrangement (as defined in Section 3(40) of ERISA). None of the Parent Employee Programs has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA (as defined in the Merger Agreement) or state continuation Laws and at individual’s sole expense) or has ever promised to provide such post-termination benefits.

(v) Each Employee Program required to be listed on Section 3.14(a) of the Parent Disclosure Schedule (as defined in the Merger Agreement) may be amended, terminated, or otherwise discontinued by Parent after the Effective Time (as defined in the Merger Agreement) in accordance with its terms without material liability to Parent, the Company or any of their respective Subsidiaries (as defined in the Merger Agreement).

(vi) Except as set forth in the Parent SEC Reports, Parent is not a party to any written (i) agreement with any stockholders, director, or employee of Parent (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent in the nature of any of the Contemplated Transactions (as defined in the Merger Agreement), (B) providing any guaranteed period of employment or compensation guarantee, or (C) providing severance benefits after the termination of employment of such director or employee; or (ii) agreement or plan binding Parent, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, deferred compensation or similar equity-based plan, any severance benefit plan, bonus or incentive plan, or any similar compensation arrangement any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the Contemplated Transactions (as defined in the Merger Agreement) or the value of any of the benefits of which shall be calculated on the basis of any of the Contemplated Transactions (as defined in the Merger Agreement). There is no contract, agreement, plan or arrangement covering any individual that, by itself or collectively, would give rise to any parachute payment subject to Section 280G of the Code (as defined in the Merger Agreement), nor has Parent made any such payment, and the consummation of the transactions contemplated in the Merger Agreement shall not obligate Parent or any other entity to make any parachute payment that would be subject to Section 280G of the Code (as defined in the Merger Agreement).

(vii) Each Parent Employee Program that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code (as defined in the Merger Agreement) to the Knowledge (as defined in the Merger Agreement) of the Parent, has been operated and maintained in compliance with Section 409A of the Code (as defined in the Merger Agreement) in all material respects. No stock option granted under any Parent Stock Option Plan (as defined in the Merger Agreement) has any exercise price that was less than the fair market value of the underlying stock as of the date the option was granted, or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

(viii) For purposes of this Section 3(hh)(viii):

(1) An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable Laws (as defined in the Merger Agreement)) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

(2) An entity is an “ERISA Affiliate” of Parent if it would have ever been considered a single employer with Parent under ERISA Section 4001(b) or part of the same “controlled group” as Parent for purposes of ERISA Section 302(d)(8)(C).

(ii) Labor and Employment Matters.

(i) Parent is not a party to, or otherwise bound by, any collective bargaining agreement, contract, or other written agreement with a labor union or labor organization. To the Knowledge (as defined in the Merger Agreement) of Parent, Parent is not subject to, and during the past three (3) years there has not been, any charge, demand, petition, organizational campaign, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization nor is there any pending or threatened labor strike or lockout involving Parent.

(ii) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined in the Merger Agreement), (i) Parent is in material compliance in all material respects with all applicable Laws (as defined in the Merger Agreement) respecting labor, employment, fair employment practices, work safety and wages and hours, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, the Fair Labor Standards Act, as amended, and its state law equivalents, and the related rules and regulations adopted by those federal agencies responsible for the administration of such Laws (as defined in the Merger Agreement), and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages; (ii) Parent is not delinquent in any payments to any employee or to any independent contractors, consultants, temporary employees, leased employees or other servants or agents employed or used with respect to the operation of the Parent Business and classified by Parent as other than an employee (“Parent Contingent Workers”), for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such employees or Parent Contingent Workers; (iii) there are no grievances, complaints or charges with respect to employment or labor matters (including, without limitation, allegations of employment discrimination, wage and hour violations, retaliation or unfair labor practices) pending or, to the Knowledge (as defined in the Merger Agreement) of Parent, threatened against Parent in any judicial, regulatory or administrative forum, under any private dispute resolution procedure; (iv) to the Knowledge (as defined in the Merger Agreement) of Parent, Parent is not currently being audited or investigated or subject to imminent audit or investigation by any Governmental Authority (as defined in the Merger Agreement) with respect to its employment practices; (v) Parent is not, nor within the last three (3) years been, subject to any order, decree, injunction or judgment by any Governmental Authority (as defined in the Merger Agreement) or private settlement contract in respect of any labor or employment matters; and (vi) Parent is in material compliance with the requirements of the Immigration Reform Control Act of 1986 and any similar Laws (as defined in the Merger Agreement) regarding employment of workers who are not citizens of the country in which services are performed.

(iii) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined in the Merger Agreement); (i) except with respect to employee contracts and severance set forth in the Parent SEC Reports, all employees of Parent are employed at-will and no such employees are subject to any contract with Parent or any policy or practice of Parent providing for right of notice of termination of employment or the right to receive severance payments or similar benefits upon the termination of employment by Parent; (ii) with respect to all of its employees and, to the extent that any Parent Contingent Workers are employed, Parent has properly classified and treated them in accordance with applicable Laws (as defined in the Merger Agreement) and for purposes of all employee benefit plans and perquisites; and (iii) there are no pending or, to the knowledge of Parent, threatened claims or actions against Parent under any workers’ compensation policy or long-term disability policy; and (iv) there are no pending or, to the knowledge of Parent, threatened or reasonably anticipated claims or actions against Parent under any workers’ compensation policy or long-term disability policy.

(iv) Parent has provided to MabVax a complete and accurate list of all employees of Parent as of the date of the Merger Agreement, setting forth for each employee his or her position or title, whether classified as exempt or non-exempt for wage and hour purposes and, if exempt, the type of exemption relied upon, whether paid on a salary, hourly or commission basis and the actual annual base salary or rates of compensation, bonus potential, date of hire, business location, status (i.e., active or inactive and if inactive, the type of leave and estimated duration) and the total amount of bonus, retention, severance and other amounts to be paid to such employee at the Closing (as defined in the Merger Agreement) or otherwise in connection with the Contemplated Transactions (as defined in the Merger Agreement). Parent has also provided to MabVax a complete and accurate list of all Parent Contingent Workers as of the date of the Merger Agreement, showing for each Parent Contingent Worker such individual’s role in the Parent Business (as defined in the Merger Agreement) and fee or compensation arrangements.

(jj) Environmental Matters. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined in the Merger Agreement):

(i) Parent is in compliance with all Environmental Laws (as defined in the Merger Agreement) applicable to their operations and use of the Parent Leased Real Property (as defined in the Merger Agreement);

(ii) Parent has not generated, transported, treated, stored, or disposed of any Hazardous Material (as defined in the Merger Agreement), except in material compliance with all applicable Environmental Laws (as defined in the Merger Agreement), and there has been no Release (as defined in the Merger Agreement) or threat of Release (as defined in the Merger Agreement) of any Hazardous Material (as defined in the Merger Agreement) by Parent at or on the Parent Leased Real Property t(as defined in the Merger Agreement) hat requires reporting, investigation or remediation by Parent pursuant to any Environmental Law (as defined in the Merger Agreement);

(iii) Parent has not (i) received written notice under the citizen suit provisions of any Environmental Law (as defined in the Merger Agreement) or (ii) been subject to or, to the Knowledge (as defined in the Merger Agreement) of Parent, threatened with any governmental or citizen enforcement action with respect to any Environmental Law (as defined in the Merger Agreement); and

(iv) to the Knowledge (as defined in the Merger Agreement) of Parent, there are no underground storage tanks, landfills, current or former waste disposal areas or polychlorinated biphenyls at or on the Parent Leased Real Property (as defined in the Merger Agreement) that require reporting, investigation, cleanup, remediation or any other type of response action by Parent pursuant to any Environmental Law (as defined in the Merger Agreement).

(kk) Insurance. Parent has made available to MabVax accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Parent. Each of such insurance policies is in full force and effect and Parent and each Subsidiary (as defined in the Merger Agreement) of Parent are in compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2014, Parent has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Parent.

(ll) Books and Records. Each of the minute and record books of Parent contains complete and accurate minutes of all meetings of, and copies of all bylaws and resolutions passed by, or consented to by, the directors (and any committees thereof) and stockholders of Parent, since January 1, 2012 and which are required to be maintained in such books under applicable Laws; all such meetings were duly called and held and all such bylaws and resolutions were duly passed or enacted. Each of the stock certificate books, registers of stockholders and other corporate registers of Parent comply in all material respects with the provisions of all applicable Laws (as defined in the Merger Agreement) and are complete and accurate in all material respects.

(mm) Transaction with Affiliates. Except as set forth in the Parent SEC Reports filed prior to the date of the Merger Agreement, since the date of Parent’s last proxy statement filed in 2013 with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.19 of the Parent Disclosure Schedule (as defined in the Merger Agreement) identifies each Person who is (or who may be deemed to be) an “affiliate” (as that term is used in Rule 12b-2 under the Exchange Act) of Parent as of the date of the Merger Agreement.

(nn) Legal Proceedings; Orders.

(i) Except as set forth in the Parent SEC Reports or Section 3.20 of the Parent Disclosure Schedule (as defined in the Merger Agreement), there is no pending Legal Proceeding (as defined in the Merger Agreement), and (to the Knowledge (as defined in the Merger Agreement) of Parent) no Person has threatened to commence any Legal Proceeding (as defined in the Merger Agreement): (i) that involves or affects Parent, any Subsidiary (as defined in the Merger Agreement) of Parent or any director or officer of Parent (in his or her capacity as such) or any of the material assets owned or used by Parent and/or any Subsidiary (as defined in the Merger Agreement); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions (as defined in the Merger Agreement). To the Knowledge (as defined in the Merger Agreement) of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding (as defined in the Merger Agreement), and there is no pending investigation by any Governmental Authority (as defined in the Merger Agreement) involving Parent or any of its Subsidiaries (as defined in the Merger Agreement) that individually or in the aggregate would have a Parent Material Adverse Effect (as defined in the Merger Agreement). With regard to any Legal Proceeding (as defined in the Merger Agreement) set forth in the Parent SEC Reports or Section 3.20 of the Parent Disclosure Schedule (as defined in the Merger Agreement), Parent has provided MabVax or its counsel all pleadings and material written correspondence related to such Legal Proceeding (as defined in the Merger Agreement), all insurance policies and material written correspondence with brokers and insurers related to such Legal Proceedings (as defined in the Merger Agreement) and other information material to an assessment of such Legal Proceeding (as defined in the Merger Agreement). Parent has an insurance policy or policies that is expected to cover such Legal Proceeding (as defined in the Merger Agreement) and has complied with the requirements of such insurance policy or policies to obtain coverage with respect to such Legal Proceeding (as defined in the Merger Agreement) under such insurance policy or policies.

(ii) There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the Knowledge (as defined in the Merger Agreement) of Parent, no officer of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the Parent Business (as defined in the Merger Agreement) or to any material assets owned or used by Parent.

(oo) Illegal Payments. Parent has not (including any of its respective officers or directors) taken or failed to take any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, the U.K. Anti-Bribery Act of 2010 or any similar anti-bribery or anti-corruption Law (as defined in the Merger Agreement) of any similar Law of any other jurisdiction, in each case as amended, or any rules or regulations thereunder. Neither Parent or, to the Knowledge (as defined in the Merger Agreement) of Parent, any third party acting on behalf of Parent, has offered, paid, promised to pay, or authorized, or will offer, pay, promise to pay, or authorize, directly or indirectly, the giving of money or anything of value to any Official (as defined in the Merger Agreement), or to any other Person while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Official (as defined in the Merger Agreement), for the purpose of: (i) influencing any act or decision of such Official (as defined in the Merger Agreement) in his, her or its official capacity, including a decision to fail to perform his, her or its official duties or functions; or (ii) inducing such Official (as defined in the Merger Agreement) to use his, her or its influence with any Governmental Authority (as defined in the Merger Agreement) to affect or influence any act or decision of such Governmental Authority (as defined in the Merger Agreement), or to obtain an improper advantage in order to assist Parent or any other Person in obtaining or retaining business for or with, or directing business to, Parent.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Other than during the Wind Down (as defined in the Certificate of Designations), until the date on which the Investors no longer hold any Registrable Securities (as defined in the Registration Rights Agreement) (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and Warrant Shares for resale by the Investors on Form S-3.

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities (i) for the payment of expenses of the Company necessary to consummate the Merger (as defined in the Certificate of Designations) in conformity with the budget (the “Budget”) set forth in Schedule 4(d) attached hereto, (ii) following the termination of the Merger, in conformity with the Budget, but in no event shall the Company spend more than $1.1 million starting from the termination of the Merger through the completion or abandonment of the Wind Down, and (iii) following the consummation of the Merger, for general corporate and for working capital purposes, and in all cases not for (A) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (B) redemption or repurchase of any of its or its Subsidiaries’ equity securities. For the avoidance of doubt, for purposes of clause (i) above, the Company shall be deemed to be in conformity with the Budget if its spending is for the purposes identified in the Budget and if its aggregate spending does not exceed the total operating expense amount ($2,445,000) identified in the Budget.

(e) Financial Information. The Company agrees to furnish the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall promptly (i) prepare and timely file with the Principal Market an additional shares listing application covering the Registrable Securities (as defined in the Registration Rights Agreement) and (ii) use reasonable best efforts to maintain the listing of such Common Stock on each such Principal Market or another Eligible Market, other than during the Wind Down. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse the Lead Investor (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its purchase price for any Securities purchased at the Closing to the extent not previously reimbursed by the Company. Notwithstanding the foregoing, in no event will the fees of counsel of the Lead Investor reimbursed by the Company pursuant to this Section 4(g) exceed $50,000 without the prior approval from the Company. The Company shall be responsible for the payment of any placement agent’s fees or commissions, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other

Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Certificate of Designations, the form of Warrant, the form of the Registration Rights Agreement, the form of Voting Agreement and the form of Lock-Up Agreement as exhibits to such filing (including all attachments), the “8-K Filing”). In addition, the Company hereby covenants and agrees that it shall include in the 8-K Filing any information that constitutes, or could reasonably be expected to constitute, material, nonpublic information regarding the Company or any of its Subsidiaries received by any of the Buyers from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. Accordingly, from and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company understands and confirms that each of the Buyers will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Buyer. If a Buyer has, or reasonably believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to a Buyer without such Buyer’s consent, and the Company does not make the public disclosure required by the preceding sentence, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information; provided, however, that such Buyer shall not make any public disclosure of such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j) Additional Preferred Shares; Variable Securities. So long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of

Designations or Warrants. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary following issuance with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Shares is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

(k) Corporate Existence. Other than during the Wind Down, so long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(l) Reservation of Shares. Other than during the Wind Down, so long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Parent Material Adverse Effect.

(n) Additional Issuances of Securities.

(i) For purposes of this Section 4(n), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) Filing of Registration Statements. From the date hereof until the date that is the earlier of (i) the date that one or more Registration Statement(s) covering the resale of all Registrable Securities has been effective and available for the re-sale of all such Registrable Securities and (ii) the date the Conversion Shares and the Warrant Shares are eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, the Company will not, directly or indirectly, file any registration statement with the SEC or file any amendment or supplement thereto, or grant any registration rights to any Person that can be exercised prior to the earlier of such time as set forth above, other than pursuant to the Registration Rights Agreement.

(iii) From the date hereof until the date that the Company obtains the Stockholder Approval (as defined below) and except for securities issued or issuable pursuant to the terms of the Merger Agreement as in effect on the date hereof, the Company will not, (i) directly or indirectly, enter into any transaction or series of transactions that constitutes a Dilutive Issuance (as defined in either the Certificate of Designations or the Warrants) or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iv) From the date hereof until the consummation of the Merger or termination of the Merger Agreement, except as permitted under the Merger Agreement, the Company shall not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents.

(o) Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (other than during the Wind Down), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(o) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(p) Voting Agreement. The Company shall use its best efforts to effectuate the transactions contemplated by the Voting Agreement, substantially in the form attached as Exhibit B to the Merger Agreement(the “Voting Agreement”), executed by the Company and each of Michael M. Wick, Wendy K. Wee, Edward W. Cantrall, Steven R. Goldring, Richard B. Newman, Gail L. Brown, William P. Kaplan, and Steven R. Schow (collectively, the “Principal Stockholders”). The Company shall not amend or waive any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms. If any of the Principal Stockholders breach any provisions of the Voting Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of the Voting Agreement in accordance with Section 4.02 thereof. In addition, if the Company receives any notice from any of the Principal Stockholders pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Buyer.

(q) Lock-Up. Without the prior written consent of the Required Holders, the Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(r) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(s) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than the earlier of (x) the date that is 90 days immediately following the Closing Date and (y) the date of the meeting of stockholders called to vote for the Merger (such earlier date, the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers after review by Schulte Roth & Zabel LLP, at the expense of the Company (provided such expenses are subject to a cap as set forth in Section 4(g) hereof), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for (i) the issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law, the provisions of the Bylaws and the rules and regulations of the Principal Market without giving effect to the Exchange Cap provisions set forth in the Certificate of Designations and the Warrants (such affirmative approvals being referred to herein, collectively, as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”) and (ii) the approval of the Merger, and the Company shall use its best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions, in each case in conformity with the Merger Agreement. The Company shall be obligated to seek to obtain the Stockholder Approval no later than the date of the Parent Stockholder Meeting (as defined in the Merger Agreement).

(t) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the Stated Value (as defined in the Certificate of Designations) of Preferred Shares held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Shares and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or upon conversion of the Preferred Shares or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and in accordance with the applicable securities laws. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered the purchase price contemplated by Section 1(c) hereof (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(g)) for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Preferred Shares (in such numbers as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers) being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as is set forth opposite such Purchaser’s name in column (4) of the Schedule of Buyers) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its material Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation, as of a date within ten (10) days of the Closing Date.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State (or comparable office) of the State of Delaware within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(vii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F.

(viii) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(ix) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

(x) The Voting Agreement shall have been executed and delivered to such Buyer by the Company and each of the Principal Stockholders.

(xi) The Company shall have delivered to each Buyer a lock-up agreement in the form attached hereto as Exhibit G executed and delivered by each of the Persons listed on Schedule 7(xii) (collectively, the “Lock Up Agreements”).

(xii) The Certificate of Designations in the form attached here to as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(xiii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xiv) The Merger Agreement (as defined in the Certificate of Designations) shall have been executed and delivered to each Buyer, and shall remain in full force and effect.

(xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(g) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of

New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (x) the holders of at least a majority of the aggregate number of Registrable Securities issued or issuable hereunder and under the Preferred Shares and Warrants and (y) for so long as the Lead Investor or any of its affiliates holds any such Registrable Securities, the Lead Investor (the “Required Holders”); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the

Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Telik, Inc.
2100 Geng Road
Suite 102
Palo Alto, California 94303
Telephone:	650-845-7700
Facsimile:	650-845-7800
Attention:	Michael M. Wick
E-mail:	mwick@telik.com

With a copy to:

Cooley LLP
3175 Hanover Street
Palo Alto, California 94304-1130
Telephone:	(650) 843-5190
Facsimile:	(650) 849-7400
Attention:	Gordon K. Ho, Esq.
E-mail:	gho@cooley.com

If to the Transfer Agent:

Computershare
350 Indiana Street, Suite 750
Golden, CO 80401

Telephone:	(303) 262-0678
Facsimile:	(303) 262-0610
Attention:	Lee Meier
E-mail:	lee.meier@computershare.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities (unless such cause of action, suit or claim is solely caused by the applicable Indemnitee), or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents (unless such claim, cause of action or claim is is solely caused by the applicable Indemnitee). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement. Notwithstanding the foregoing, the Company shall not be liable under this Section 9(k) for punitive, consequential or special damages.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

TELIK, INC.

By:	/s/ Michael M. Wick
	Name:	Michael M. Wick
	Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

BIO IP VENTURES LLC

By:	/s/ Yoav Roth
	Name:	Yoav Roth
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY MASTER FUND LTD.

By:	/s/ Yoav Roth
	Name:	Yoav Roth
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY IP OPPORTUNITIES MASTER FUND LP

By:	/s/ Charles Winkler
	Name:	Charles Winkler
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

SCHEDULE 4(d)

USE OF PROCEEDS

Telik, Inc.

2nd Quarter 2014 Merger Budget

Total Operating Expenses

($ 000’s)

	Apr	May	Jun	Total
Description	Budget	Budget	Budget	2Q 14

Salaries (RIF: 4 on 4/30, 8 on 6/30)	$167	$128	$128	$423
Benefits & taxes	31	24	24	79
Severance**	—	—	748	748
Travel	5	5	5	15
Office supplies and equipment	8	8	8	24
Other facility costs (June includes facility cleanup costs)	9	9	18	36
Corporate expenses
D&O insurance tail policy ($10M limit, 6 year tail as per agreement)	—	—	285	285
BOD fees	24	—	—	24
Cash management fee	1	1	1	3
Consulting	2	30	30	62
Inventory storage	3	3	3	9
Legal fees
Corporate	30	10	10	50
Patent	29	30	30	89
Merger related	100	150	100	350
PIPE Investor Counsel	—	70	—	70
Professional services
Quarterly audit, 10-Q filing fees & merger audit	23	65	—	88
Merger related SEC/Nasdaq filing fees	—	—	25	25
Clifton Douglas 2013 federal & state tax returns	11	—	—	11
Proxy filing, printing, shipping, Computershare & Broadridge	—	35	35	70
Proxy solicitor fees	—	18	18	36
Dave Donohoe fees (Nasdaq)	—	15	—	15
Needham fairness opinion	—	150	—	150
Needham termination fee	—	—	185	185

Total operating expenses	$443	$751	$1,653	$2,847

Period End Headcount (Beginning headcount = 12)	8	8	—

**	Severance to be paid only upon closing of merger

Telik, Inc.

2014 Merger Budget

Total Operating Expenses

($ 000’s)

	Apr	May	Jun	Jly		Post Merger
Description	Budget	Budget	Budget	Budget	Total	Payments**

Salaries (RIF: 4 on 4/30, 8 on 7/31)	$167	$128	$128	$128	$551
Benefits & taxes	31	24	24	24	103
Severance**	—	—	—	—	—	748
Travel	5	5	5	5	20
Office supplies and equipment	8	8	8	8	32
Other facility costs (June includes facility cleanup costs)	9	9	9	12	39
Corporate expenses					—
D&O insurance tail policy ($10M limit, 6 year tail as per agreement)	—	—	—	285	285
BOD fees	24	—	—	—	24
Cash management fee	1	1	1	1	4
Consulting	2	30	30	30	92
Inventory storage	3	3	3	3	12
Legal fees					—
Corporate	30	10	10	10	60
Patent	29	30	30	30	119
Merger related	100	150	100	100	450
PIPE Investor Counsel	—	70	—	—	70
Professional services					—
Quarterly audit, 10-Q filing fees & merger audit	23	65	24	75	187
Merger related SEC/Nasdaq filing fees	—	—	10	15	25
Clifton Douglas 2013 federal & state tax returns	11	—	—	—	11
Proxy filing, printing, shipping, Computershare & Broadridge	—	35	35	30	100
Proxy solicitor fees	—	18	18	10	46
Dave Donohoe fees (Nasdaq)	—	15	—	15	30
Needham fairness opinion	—	150	—	—	150
Needham termination fee & legal fees	—	35	—	—	35	150

Total operating expenses	$443	$786	$435	$781	$2,445	$898

Period End Headcount (Beginning headcount = 12)	8	8	8	—

**	Note: Excludes future payment of $591K to ARE (Porter Drive Landlord)

Telik, Inc.

CashFlow Summary

	Mar	Apr	May	Jun	Jly
Beginning Cash Balance		$1,267	$419	$2,133	$1,698

Cash Inflow
PIPE Investment			2,500

Cash Outflow
March accrued vacation		(191)
March accounts payable & accrued liabilities		(214)
Current month expenses		(443)	(786)	(435)	(781)

Ending Cash Balance	$1,267	$419	$2,133	$1,698	$917

Severance and Needham					$898

Remaining Cash					$19

Original Budget thru June	$2,847
Less Severance	(748)
Less Needham Termination Fee	(185)	} $150K termination plus ~$35K legal fees as per contract

Subtotal	1,914
Add July expenses	496	} Dave’s budget less $285K D&O premium because it is already included in the 2,847 number

Total Budget thru July	$2,410

SCHEDULE 7(xiii)

LOCK UP PARTIES

Michael M. Wick

Wendy K. Wee

Edward W. Cantrall

Steven R. Goldring

Richard B. Newman

Gail L. Brown

William P. Kaplan

Steven R. Schow

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Officer’s Certificate
Exhibit G	Form of Lock-Up Agreement

SCHEDULES

Schedule 4(d)	Use of Proceeds
Schedule 7(xii)	Lock-Up Parties

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

OF

TELIK, INC.

See Annex J

FORM OF WARRANT

See Annex E

REGISTRATION RIGHTS AGREEMENT

See Annex C

TRANSFER AGENT INSTRUCTIONS

TELIK, INC.

May 12, 2014

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention:        Patrick Hayes

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May 12, 2014 (the “Agreement”), by and among Telik, Inc., a Delaware corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders (i) shares of Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares”), which are convertible into shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”) and (ii) warrants (the “Warrants”), which are exercisable for the purchase shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon its conversion of the Preferred Shares (the “Conversion Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon delivered to you by the Company; and

(ii) to issue shares of Common Stock upon its exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon delivered to you by the Company.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) sales of the Conversion Shares and/or the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”) and (b) if applicable, a copy of such registration statement, then within three (3) business days of your receipt of a properly completed and duly executed Conversion Notice or Exercise Notice, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Conversion Shares and/or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF

1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

The Company issues this instruction in accordance with, and this instruction and Computershare’s performance hereunder are subject to, the terms of the Transfer Agency and Service Agreement currently in effect between the parties, including but not limited to, Section 2.7(c) thereof.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at                     .

Very truly yours,

TELIK, INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO this day of May, 2014

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

Enclosures

cc:	Bio IP Ventures LLC

Eleazer Klein, Esq.

EXHIBIT I

TELIK, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Telik, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of Telik, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below. By affixing its signature hereto, the undersigned agrees that the information contained herein is accurate and complete to the best of its knowledge on the date hereof. The undersigned agrees and undertakes to notify the Company until the Share Delivery Date immediately of any development it become aware of that renders the information contained herein inaccurate or incomplete.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

The undersigned represents and warrants that it has beneficially owned the Preferred Shares and they have been paid for in full since .

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated May 12, 2014 from the Company and acknowledged and agreed to by Computershare Trust Company, N.A.

TELIK, INC.

By:

Name:
Title:

EXHIBIT II

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TELIK, INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of Telik, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                                          a “Cash Exercise” with respect to                  Warrant Shares; and/or

                                          a “Cashless Exercise” with respect to              Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

Date: ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 12, 2014 from the Company and acknowledged and agreed to by Computershare Trust Company, N.A.

TELIK, INC.

By:
Name:
Title:

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Re:	Telik, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Telik, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of May 12, 2014 (the “Securities Purchase Agreement”), entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders shares of the Company’s Series B Convertible Preferred Stock shares, par value $0.01 per share (the “Preferred Shares”) convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on             , 2014, the Company filed a Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated May 12, 2014.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC:	[LIST NAMES OF HOLDERS]

TELIK, INC.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Telik, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of May     , 2014, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of resolutions of the Board of Directors of the Company adopted on May , 2014. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this      day of May, 2014.

William P. Kaplan
Secretary

I, Michael M. Wick, Chief Executive Officer, hereby certify that William P. Kaplan is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Michael M. Wick
Chief Executive Officer

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

TELIK, INC.

OFFICER’S CERTIFICATE

The undersigned Chief Executive Officer of Telik, Inc., a Delaware corporation (the “Company”), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 7(viii) of the Agreement (as defined below), as follows:

1.	The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement, dated as of May 12, 2014 (the “Agreement”), among the Company and the investors identified on the Schedule of Buyers attached to the Agreement (the “Buyers”), are true and correct as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).

2.	The Company has performed, satisfied or complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by it under the Transaction Documents as of the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of May, 2014.

Name:	Michael M. Wick
Title:	Chief Executive Officer

TELIK, INC.

May     , 2014

Telik, Inc.

2100 Geng Road, Suite 102

Palo Alto, CA 94303

Re:	Telik, Inc.

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of May     , 2014 by and among Telik, Inc. (the “Company”) and the investors party thereto (the “Buyers”), with respect to the issuance of (i) Series B Convertible Preferred Shares, par value $0.01 per share (the “Preferred Shares”) which will be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designations”) and (ii) warrants (the “Warrants”) which Warrants will be exercisable to purchase Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the earlier of (i) date the Merger (as defined in the Certificate of Designations) has been consummated and (ii) the date that no Preferred Shares are outstanding (the “Lock-Up Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (4) publicly disclose the intention to do any of the foregoing. Notwithstanding the foregoing, the undersigned, the undersigned’s affiliates and any person in privity with the undersigned or any affiliate of the undersigned may, at any time from and after the date hereof, exercise any derivative security of the Company owned by the undersigned, the undersigned’s affiliates or any person in privity with the undersigned or any affiliate of the undersigned, whether such derivative security is exercised on a cashless basis or otherwise; provided, however, that any shares of Common Stock or other securities of the Company underlying such derivative security of the Company issued upon such exercise shall be subject to the restrictions set forth herein.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar (the “Transfer Agent”) against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank]

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Agreed to and Acknowledged:

TELIK, INC.

By:
Name:
Title:

Annex C

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 12, 2014, by and among Telik, Inc., a Delaware corporation, with headquarters located at 2100 Geng Road, Suite 102, Palo Alto, CA 94303 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), which will, among other things, be convertible into a certain number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” as converted, the “Conversion Shares”) in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designations”) and (ii) warrants (the “Warrants”) which will be exercisable to purchase shares of Common Stock (as exercised, the “Warrant Shares”) in accordance with the terms of the Warrants.

B. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Additional Effective Date” means the date the Additional Registration Statement is declared effective by the SEC.

(b) “Additional Effectiveness Deadline” means the date which is the earlier of (x) sixty (60) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Additional Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Additional Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(c) “Additional Filing Date” means the date on which the Additional Registration Statement is filed with the SEC.

(d) “Additional Filing Deadline” means if Cutback Shares are required to be included in any Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the most recent Additional Effective Date, as applicable.

(e) “Additional Registrable Securities” means, (i) any Cutback Shares not previously included on a Registration Statement and (ii) any capital stock of the Company issued or issuable with respect to the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, or the Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Preferred Shares or exercise of the Warrants provided, however, that any of the foregoing shares shall cease to be Additional Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be an Additional Registrable Security); or (B) becoming eligible for sale by the Holder pursuant to Rule 144 without any restrictions or limitation and without the requirement to be in compliance with Rule 144(c)(1).

(f) “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.

(g) “Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(f), without regard to any limitations on conversion of the Preferred Shares or exercise of the Warrants.

(h) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the 1933 Act.

(i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(j) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(k) “Cutback Shares” means any of the Initial Required Registration Amount or the Additional Required Registration Amount of Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415. The number of Cutback Shares shall be allocated pro rata among the Investors with each Investor entitled to elect the portion of its Conversion Shares and/or Warrant Shares that are to be considered Cutback Shares. For the purpose of determining the Cutback Shares, in order to determine any applicable Required Registration Amount, unless an Investor gives written notice to the Company to the contrary with respect to the allocation of its Cutback Shares, first the Warrant Shares shall be excluded on a pro rata basis among the Investors until all of the Warrant Shares have been excluded and second the Conversion Shares shall be excluded on a pro rata basis among the Investors until all of the Conversion Shares have been excluded.

(l) “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.

(m) “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(n) “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange, Inc.

(o) “Filing Deadline” means the Initial Filing Deadline and the Additional Filing Deadline, as applicable.

(p) “Initial Effective Date” means the date that the Initial Registration Statement has been declared effective by the SEC.

2

(q) “Initial Effectiveness Deadline” means the date which is the earlier of (x) ninety (90) calendar days after the Closing Date and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Initial Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(r) “Initial Filing Deadline” means the date which is sixty (60) calendar days after the Closing Date.

(s) “Initial Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any capital stock of the Company issued or issuable, with respect to the Conversion Shares, the Preferred Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Preferred Shares or exercise of the Warrants provided, however, that any of the foregoing shares shall cease to be Initial Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be an Initial Registrable Security); or (B) becoming eligible for sale by the Holder pursuant to Rule 144 without any restrictions or limitation and without the requirement to be in compliance with Rule 144(c)(1).

(t) “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities.

(u) “Initial Required Registration Amount” means 300% of the sum of (i) the maximum number of Conversion Shares issued and issuable pursuant to the Preferred Shares and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, in each case as of the Trading Day immediately preceding the applicable date of determination, subject to adjustment as provided in Section 2(f), without regard to any limitations on the issuance of Common Stock pursuant to the terms of the Preferred Shares or exercise of the Warrants.

(v) “Investor” means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(w) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(x) “Principal Market” means the NASDAQ Capital Market.

(y) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(z) “Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities.

(aa) “Registration Statement” means the Initial Registration Statement and the Additional Registration Statement, as applicable.

3

(bb) “Required Holders” means (i) the holders of Registrable Securities representing at least a majority of the aggregate Registrable Securities then outstanding and (ii) so long as Bio IP Ventures LLC or any of its Affiliates holds any Registrable Securities, Bio IP Ventures LLC.

(cc) “Required Registration Amount” means either the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable.

(dd) “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(ee) “SEC” means the United States Securities and Exchange Commission.

(ff) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

2. Registration.

(a) Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of the Initial Required Registration Amount of Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use Form S-1 or such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(e). The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(f). The Initial Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon review of such Registration Statement) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use commercially reasonable best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Initial Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

(b) Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall use its commercially reasonable best efforts to file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use such Form S-1 or other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(e). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC, subject

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to adjustment as provided in Section 2(f). Each Additional Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use commercially reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Additional Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

(c) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include on any Registration Statement without the prior written consent of the Required Holders any securities other than (i) the Registrable Securities and (ii) the Registrable Securities (as defined in that certain Registration Rights Agreement dated as of February 12, 2014 by and among MabVax Therapeutics, Inc. and the investors listed on the signature pages attached thereto (as the same is assigned to, and assumed by, the Company pursuant to that certain Agreement and Plan of Merger dated as of the date hereof by and among Mabvax Therapeutics, Inc., a Delaware corporation, Tacoma Acquisition Corp., a Delaware Corporation and the Company)).

(d) Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(e) Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f) Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) or Section 2(b) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(c), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use commercially reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product

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determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on conversion of the Preferred Shares or exercise of the Warrants and such calculation shall assume that the Preferred Shares are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations) and the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

(g) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) the Initial Registration Statement when declared effective fails to register the Initial Required Registration Amount of Initial Registrable Securities (a “Registration Failure”), (ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline, (an “Effectiveness Failure”) or (iii) on any day after the applicable Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by an Eligible Market, a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a failure to register a sufficient number of shares of Common Stock or a failure to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor’s Registrable Securities, whether or not included in such Registration Statement, on each of the following dates: (i) the day of a Registration Failure; (ii) the day of a Filing Failure; (iii) the day of an Effectiveness Failure; (iv) the initial day of a Maintenance Failure; (v) on the thirtieth day after the date of a Registration Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Registration Failure is cured; (vi) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (vii) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (viii) on the thirtieth day after the initial date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(g) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b), 2(e) or 2(f), the Company will use commercially reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use commercially reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall keep each Registration Statement effective

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pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “commercially reasonable best efforts” shall mean, among other things, that the Company shall submit to the SEC, within five (5) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable, but in no event later than fifteen (15) Business Days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least

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one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e) The Company shall use commercially reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event but in any event on the same Trading Day as such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or email on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 9:30 a.m. New York City time on the date following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(g) The Company shall use commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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(h) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Investor, the Company shall furnish to such Investor on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, the Company shall make available for inspection by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use commercially reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on The NASDAQ Capital Market or (iii) if, despite the Company’s commercially reasonable best efforts, the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to secure the inclusion for quotation on an Eligible Market for such Registrable Securities and, without limiting the generality of the foregoing, to use commercially reasonable best efforts to arrange for at least two market

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makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m) If requested by an Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(n) The Company shall use commercially reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of a Registration Statement.

(p) The Company shall otherwise use commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed five (5) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of twenty (20) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and

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include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(s) Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement); provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Registration Statement.

(t) Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Buyers in this Agreement or otherwise conflicts with the provisions hereof.

4. Obligations of the Investors.

(a) At least five (5) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement. Each Investor, if reasonably requested by the Company, shall use commercially reasonable best efforts to furnish to the Company a certified statement as to (i) the number of shares of common stock beneficially owned by such Investor and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the common stock and (iv) any other information as may be requested by the SEC, the FINRA or any state securities commission.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has

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entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with the registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement, in an aggregate amount of up to $20,000.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (ii) shall not

12

apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such

13

settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment,

14

furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Telik, Inc.
2100 Geng Road, Suite 102
Palo Alto, CA 94303
Telephone:	(650) 845-7700
Facsimile:	650-845-7800
Attention:	Michael M. Wick
E-mail:	mwick@telik.com

With a copy (for informational purposes only) to:

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
Telephone:	(650) 843-5190
Facsimile:	(650) 849-7400
Attention:	Gordon K. Ho, Esq.
E-mail:	gho@cooley.com

15

If to the Transfer Agent:

Computershare
350 Indiana Street, Suite 750
Golden, CO 80401
Telephone:	(303) 262-0678
Facsimile:	(303) 262-0610
Attention:	Lee Meier
E-mail:	lee.meier@computershare.com

If to Legal Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer Klein, Esq.
E-mail:	eleazer.klein@srz.com

If to a Buyer, to its address, facsimile number and/or email address set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid

16

or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the Preferred Shares and Warrants held by Investors then outstanding have been exercised for Registrable Securities without regard to any limitations on conversion of the Preferred Shares or exercise of the Warrants.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

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12. Termination. The Company’s obligations under this Agreement shall not apply during the Wind Down (as defined in the Certificate of Designations).

* * * * * *

[Signature Page Follows]

18

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TELIK, INC.

By:	/s/ Michael M. Wick
	Name:	Michael M. Wick
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

BIO IP VENTURES LLC

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY MASTER FUND LTD.

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY IP OPPORTUNITIES MASTER FUND LP

By:	/s/ Charles Winkler
Name: Charles Winkler
Title: Authorized Signatory

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

Computershare

350 Indiana Street, Suite 750

Golden, CO 80401

Telephone:	(303) 262-0678
Facsimile:	(303) 262-0610
Attention:	Lee Meier

Re:	Telik, Inc.

Ladies and Gentlemen:

[We are][I am] counsel Telik, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of May 12, 2014 (the “Securities Purchase Agreement”), entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders shares of the Company’s Series B Convertible Preferred Stock shares, par value $0.001 per share (the “Preferred Shares”) convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on             , 2014, the Company filed a Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated May 12, 2014.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC:	[LIST NAMES OF HOLDERS]

A-1

EXHIBIT B

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the convertible preferred shares and upon exercise of the warrants. For additional information regarding the issuances of the convertible preferred shares and the warrants, see “Private Placement of the Convertible Preferred Shares and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the convertible preferred shares and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of the convertible preferred shares and the warrants, as of             , 2014, assuming conversion of all convertible preferred shares and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions and/or redemptions of the convertible preferred shares or exercises of the warrants.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the holders of the convertible preferred shares and the warrants, this prospectus generally covers the resale of at least a number of shares of Common Stock equal to 300% of the sum of (i) the maximum number of shares of common stock issued and issuable pursuant to the convertible preferred shares as of the Trading Day immediately preceding the date the registration statement is initially filed with the SEC, and (ii) the maximum number of shares of common stock issued and issuable upon exercise of the related warrants as of the Trading Day immediately preceding the date the registration statement is initially filed with the SEC, all subject to adjustment as provided in the registration rights agreement and in each case without regard to any limitations on the issuance of shares of common stock pursuant to the terms of the convertible preferred shares or exercise of the warrants. Because the conversion price of the convertible preferred shares and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible preferred shares and the warrants, a selling stockholder may not convert the convertible preferred shares or exercise the warrants, to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible preferred shares which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

Bio IP Ventures LLC			0

Hudson Bay Master Fund Ltd.

Hudson Bay IP Opportunities Master Fund LP

Annex I-1

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the convertible preferred shares and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the convertible preferred shares and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Annex I-2

The selling stockholders may pledge or grant a security interest in some or all of the convertible preferred shares or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[        ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Annex I-3

Annex D

STOCKHOLDER VOTING AGREEMENT

This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is made and entered into as of May     , 2014 (the “Agreement Date”) by and among (i) Telik, Inc., a Delaware corporation (“Parent”), (ii) MabVax Therapeutics, Inc., a Delaware corporation (the “Company”), and (iii) the holder of Securities (as defined below) of Parent identified on the signature page hereto (the “Stockholder”), solely in its capacity as a holder of Securities of Parent. Defined terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, the Stockholder owns, beneficially and of record, the Securities as set forth on Exhibit A;

WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into that certain Agreement and Plan of Merger dated as of the date hereof by and among Parent, Tacoma Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company (together with all exhibits and schedules thereto, the “Merger Agreement”);

WHEREAS, the Parent and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of the Agreement Date (the “Securities Purchase Agreement”), pursuant to which, among other things, the Parent has agreed to issue and sell to the Investors and the Investors have agreed to purchase (i) shares of Series B Convertible Preferred Stock of the Parent, par value $0.01 per share (the “Preferred Shares”), which are convertible into shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”) and (ii) warrants (the “Warrants”), which are exercisable to purchase shares of Common Stock.

WHEREAS, in order to induce the Company to enter into the Merger Agreement and Securities Purchase Agreement and to consummate the transactions contemplated thereby, the Stockholder has agreed to enter into this Agreement and to abide by the covenants and obligations with respect to the Owned Securities, whether now owned or hereafter acquired, set forth herein; and

WHEREAS, the Company would be unwilling to enter into the Merger Agreement, but for the agreements of the Stockholder set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. as used herein the following terms not otherwise defined have the following respective meanings:

“Instrument of Accession” shall mean an agreement by a Person to become a Stockholder party hereto in connection with the proposed acquisition of Securities from Parent or another Securityholder in the form attached hereto as Exhibit B.

“Owned Securities” shall mean all Securities (including all options, warrants, convertible notes and other derivative or contingent securities, and together with all shares into which such shares and other Securities are convertible or for which such shares are exercisable or exchangeable) that are owned of record or beneficially by the Stockholder, whether listed on Exhibit A or not.

“Securities” shall mean all shares of common stock and preferred stock of Parent, all outstanding options, warrants, convertible notes, rights of conversion and other rights to acquire capital stock of Parent, and all shares issuable upon exercise or conversion of the preferred stock, options, warrants, convertible notes, rights of conversion and other rights to acquire stock of Parent, outstanding from time to time, whether or not then currently vested, exercisable or convertible.

2. Representations and Warranties of the Stockholders. The Stockholder hereby represents and warrants to each of the Company and Parent as follows:

2.1. Due Organization. The Stockholder, if not an individual, has been duly organized, is validly existing and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

2.2. Power; Due Authorization; Binding Agreement. The Stockholder has the requisite legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, and the performance by the Stockholder of its obligations hereunder, have been duly and validly authorized by, or on behalf of, the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement, or to perform the Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company and Parent, constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be subject to the effect of (a) any applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, fraudulent transfer, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and to general principles of equity and, (b) any laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in law or equity.

2.3. Ownership of Securities. On the date hereof, the Owned Securities set forth on Exhibit A attached hereto are owned of record and beneficially by the Stockholder and constitute all of the Securities owned of record or beneficially by the Stockholder. As of the date hereof, the Stockholder has sole voting power (to the extent such Owned Securities confer such powers) and sole dispositive power (to the extent such Owned Securities are transferable) with respect to all of such Owned Securities. Other than any voting and transfer restrictions arising under applicable securities laws, all of the Owned Securities are free and clear of all liens, pledges, charges or security interests of any kind or nature.

2.4. No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the performance of the terms of this Agreement by the Stockholder will not, (a) require the Stockholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) in the event the Stockholder is not an individual, conflict with or violate the organizational documents of the Stockholder, (c) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on the Stockholder or the Owned Securities, (d) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any of the Owned Securities is bound, or (e) violate any other agreement to which the Stockholder is a party, including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

2.5. Acknowledgment. The Stockholder understands, acknowledges and agrees that the Company is entering into the Merger Agreement, and the Investors and the Parent are entering into the Securities Purchase Agreement, in reliance upon the Stockholder’s execution and delivery of, and continued compliance with the terms of, this Agreement. The Stockholder acknowledges receipt of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement).

3. Certain Covenants of the Stockholders.

3.1. Further Assurances. Subject to the terms and conditions set forth in this Agreement, from time to time upon the Company’s or the Parent’s request, the Stockholder will use the Stockholder’s reasonable best efforts, as promptly as is practicable, to (a) take or cause to be taken all actions, and to do or cause to be done all other things, as are reasonably necessary, proper or advisable and consistent with the terms and conditions of this

Agreement to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, and (b) refrain from knowingly taking any actions that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of its obligations hereunder.

3.2. Transfer Restrictions. The Stockholder hereby agrees that, except as contemplated hereby, without the prior written consent of the Company and the Parent, the Stockholder shall not (a) sell, transfer, pledge, encumber, assign or otherwise dispose of (“Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, or limitation on the voting rights of, any Owned Securities; provided, that the Stockholder may Transfer, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Owned Securities so long as the transferee of such Owned Securities, prior to such Transfer, becomes a party to this Agreement as a successor in the Stockholder’s interest in such Owned Securities and, with respect to such Owned Securities, shall be deemed the Stockholder hereunder by delivering to the Company an Instrument of Accession to this Agreement, (b) grant any proxies or powers of attorney other than those that may arise pursuant to this Agreement, deposit any Owned Securities into a voting trust or enter into a voting agreement with respect to any Owned Securities other than those that may arise pursuant to this Agreement, (c) take any action that would cause any representation or warranty of the Stockholder contained herein to become untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement, or (d) commit or agree to take any of the foregoing actions; provided, that nothing contained herein shall be deemed to restrict the exercise of Company Options or Company Warrants in accordance with their terms. Any transfer of Owned Securities not permitted hereby shall be null and void. The Stockholder agrees that any such prohibited transfer may and should be enjoined. If any involuntary transfer of any of the Owned Securities covered hereby shall occur (including, but not limited to, a sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Owned Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect. Notwithstanding the foregoing, Section 3.2 shall not prohibit the transfer of Owned Securities by Stockholder: (a) if Stockholder is an individual: (i) to any member of Stockholder’s immediate family; or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family; or (ii) upon the death of Stockholder; (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement; or (c) pursuant to any Rule 10b5-1 plan in effect as of the date of this Agreement.

3.3. Agreement not to Exercise Dissenter’s Rights. The Stockholder hereby agrees and covenants not to exercise any rights to obtain payment of the fair value of its Owned Securities pursuant to Section 262 of the DGCL, or any similar “appraisal” or “dissenter’s” rights, in connection with the approval, execution and delivery of the Merger Agreement by Parent and the consummation of the transactions contemplated thereby.

3.4. Voting.

(a) Agreement to Vote. The Stockholder hereby agrees that, at any meeting of the stockholders of Parent, however called, or any adjournment thereof, or in connection with any solicitation of votes of the stockholders of Parent by written consent, the Stockholder shall be present (in person or by proxy) and vote (or cause to be voted), or execute a written consent in respect of, all of the Stockholder’s Owned Securities (which are entitled to vote at such meeting or solicitation) in favor of: (i) the Parent Stockholder Proposals, including, without limitation, the Stockholder Approval (as defined in the Securities Purchase Agreement); (ii) the approval or re-approval of the election of the new board of directors of Parent as set forth in the Merger Agreement, and (iii) against any action or agreement that would prevent or delay the consummation of the Merger or any other transactions contemplated by the Merger Agreement, or that would be contrary to or inconsistent with, or result in a breach by Parent of, or frustrate the essential purposes of the Merger Agreement.

(b) Grant of Proxy. The Stockholder hereby appoints the Chief Executive Officer of the Company as such Stockholder’s attorney-in-fact and proxy with full power of substitution, to vote or execute written consents with respect to the Stockholder’s Owned Securities, solely on the matters and in the manner specified in Section 3.4(a). This proxy shall be valid during the term of the Merger Agreement and shall be in the form attached hereto as Exhibit C.

(c) Proxy Irrevocable. THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THE ABOVE SECTION 3.4(b) ARE IRREVOCABLE DURING THE TERM OF THIS AGREEMENT AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 3.4 with respect to the Owned Securities that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect to the Owned Securities that is inconsistent with this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of the Stockholder.

4. Term and Termination.

4.1. Term. This Agreement shall commence on the Agreement Date and shall continue in full force and effect until the later of (I) the earlier of (a) the date of termination of the Merger Agreement in accordance with its terms, (b) the closing of the Merger, and (c) the amendment of the terms of the Merger Agreement in a manner that is materiality adverse to the Stockholder and (II) the occurrence of the Stockholder Approval; provided, however, that this Agreement may be terminated earlier in accordance with the provisions of this Section 4.

4.2. Termination by the Company. The Company may terminate this Agreement, for any reason or no reason, at any time from and after the Agreement Date by written notice to the Stockholder, except that the provisions relating to the Stockholder Approval shall not be terminated by the Company other than with the consent of the Parent given in compliance with the Parent’s obligations under the Securities Purchase Agreement.

4.3. Survival of Certain Terms. The provisions of Section 4 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties, other than those rights that shall have then accrued, shall cease upon termination of this Agreement.

4.4. Term of Merger Agreement. The obligations of the Stockholder under this Agreement are intended to be several and distinct from the obligations of Parent under the Merger Agreement. Accordingly, any determination that any obligations under the Merger Agreement or the Securities Purchase Agreement are unenforceable or invalid, shall not in any way terminate, invalidate or render unenforceable, this Agreement, or have any other effect on the rights and obligations of the parties hereunder; provided, however, that, in accordance with Section 4.1, in the event the Merger Agreement is terminated, this Agreement shall terminate, except with respect to obligations relating to the Stockholder Approval.

4.5. Effect of Termination. The parties acknowledge that upon termination of this Agreement as permitted under, and in accordance with the terms of this Section 4, no party shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except to the extent that such losses arise out of or are related to a breach of the representations, warranties or covenants hereunder of another party hereto prior to or contemporaneous with such termination. The closing of the Merger shall not be deemed to prevent recovery by any party for losses arising out of or related to any other party’s breach of its respective representations, warranties or covenants hereunder prior to or contemporaneous with such closing.

5. Miscellaneous.

5.1. Governing Law; Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule that would cause application of the Laws of any jurisdiction other than the State of Delaware.

(b) Unless otherwise explicitly provided in this Agreement, any action, claim, suit or proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced only in any state or federal court located in the State of Delaware. Each party hereto (i) expressly and irrevocably consents and submits to the jurisdiction of each such court, and each appellate court located in the State of Delaware in connection with any such proceeding; (ii) agrees that each such court shall be deemed to be a convenient forum; (iii) agrees that service of process in any such proceeding may be made by giving notice pursuant to Section 5.5; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.1.

5.2. Assignability and Binding Effect.

(a) This Agreement shall be binding upon the Stockholder and the Stockholder’s personal representatives, executors, administrators, estates, heirs, successors and assigns (if any), and Parent and its successors and assigns, if any. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns (if any).

(b) Except as specifically contemplated herein, the Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Company.

(c) Except for the Merger Agreement, this Agreement and the documents and instruments and other agreements among the parties hereto referenced therein and herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof and hereof.

5.3. Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.4. Titles and Subtitles. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes,” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation.”

5.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission), on the day of delivery or (ii) if delivered by internationally recognized courier (appropriately marked for next day delivery), one Business Day after dispatch or (iii) if delivered by registered or certified mail (return receipt requested) or by first class mail, three Business Days after mailing. Notices shall be deemed to be properly addressed to any party hereto if addressed to the following address (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Telik, Inc.
2100 Geng Road, Suite 102
Palo Alto, CA 94303
Attention:	Chief Executive Officer
Facsimile:	650-845-7800

with a copy (which shall not constitute notice) to:

Cooley, LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention:	Gordon Ho
Facsimile:	(650) 849-7400

if to the Company, to:

MabVax Therapeutics, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

Attention:	858-259-9405
Facsimile:	858-792-7022
Attention:	President

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Attention:	Jeremy D. Glaser, Esq.
Facsimile:	858-314-1501

(b) if to the Stockholder, at the address set forth on Exhibit A hereto

5.6. Fees and Expenses. All costs and expenses incurred in connection with this Agreement by the Stockholder shall be paid by the Stockholder or Parent. All costs and expenses incurred in connection with this Agreement by Parent shall be paid by Parent.

5.7. Amendments and Waivers. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Stockholder. Subject to the foregoing, at any time prior to the Effective Time (as defined in the Merger Agreement), the Company and the Stockholder may agree to (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other contained herein or in any document delivered pursuant hereto, and (c) waive compliance by any other, as the case may be, with any agreement or condition contained herein; provided, however, that the Company cannot waive any provisions hereunder that relate to the Stockholder Approval without the consent of the Parent, but only if the Parent’s consent is given in compliance with its obligations under the Securities Purchase Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

5.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters referred to herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the matters referred to herein are consummated as originally contemplated to the fullest extent possible.

5.9. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

5.10. Public Statements or Releases. Subject to Section 5.13 below, the Stockholder agrees that prior to the consummation of the closing of the Merger, the transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement, it will not solely in his capacity as a Stockholder of Parent make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the written consent of the Company.

5.11. Independent Obligations. The parties hereto each acknowledge and agree that such party’s obligations under this Agreement are separate and distinct from any obligations of such party under the Merger Agreement.

5.12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Owned Securities. All rights, ownership and economic benefit relating to the Owned Securities shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct the Stockholder in the voting or disposition of any of the Owned Securities, except as otherwise provided herein.

5.13. Other Capacities. Notwithstanding any provision herein, nothing in this Agreement shall limit or restrict Stockholder from acting in good faith in Stockholder’s capacities as a director or officer of Parent (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Parent).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting Agreement as of the date first above written.

PARENT:

By:
Name:
Title:

COMPANY:

By:
Name:
Title:

STOCKHOLDER:

By:
Name:
Title:

Exhibit A

Owned Securities and Stockholder Address

Exhibit B

Instrument of Accession

The undersigned, [FULL NAME], as a condition precedent to becoming the owner or holder of record of [                ] ([                ]) shares of Common Stock, par value $0.001 per share, of Telik, Inc., a Delaware corporation (“Parent”), hereby agrees to become a Stockholder party to and bound by that certain Stockholder Voting Agreement dated as of May 12, 2014 (the “Voting Agreement”), by and among Parent and MabVax Therapeutics, Inc., a Delaware corporation, and [NAME]. This Instrument of Accession shall take effect and shall become an integral part of the said Voting Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as of the date below written.

Signature:

[NAME]

Address:

Date:

Accepted:

MabVax Therapeutics, Inc.

By:
Name:
Title:

Date:

Exhibit C

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of TELIK, INC., a Delaware corporation (“Parent”), solely in its, his or her capacity as a stockholder of the Company, hereby irrevocably appoints each of the President and Chief Financial Officer of MabVax Therapeutics, Inc. (the “Company”), as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights with respect to all of the Owned Securities (as defined in the Stockholder Voting Agreement, as defined below) until the Expiration Date (as defined below) as specified below. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Owned Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Owned Securities until after the Expiration Date.

This Proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable power and made for the benefit of third parties, and is granted pursuant to that certain Stockholder Voting Agreement of even date herewith by and among Parent, the Company and Stockholder (the “Stockholder Voting Agreement”), and is granted solely in furtherance of Stockholder’s undertaking to vote the Owned Securities as required by the Stockholder Voting Agreement contemplated by that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Tacoma Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), Parent and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”). As used herein, the term “Expiration Date” shall mean the date of termination of the Stockholder Voting Agreement in accordance with its terms. The attorneys and proxies named above are, and each of them hereby is, authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Owned Securities, and to exercise all voting, consent and similar rights of the undersigned with respect to the Owned Securities (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Parent and in every written consent in lieu of such meeting in favor: (i) the Parent Stockholder Proposals; (ii) the approval or re-approval of the election of the new board of directors of Parent as set forth in the Merger Agreement, and (iii) against any action or agreement that would prevent or delay the consummation of the Merger or any other transactions contemplated by the Merger Agreement, or that would be contrary to or inconsistent with, or result in a breach by Parent of, or frustrate the essential purposes of the Merger Agreement.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy shall terminate, and be of no further force or effect, automatically upon the Expiration Date.

(Remainder page intentionally left blank)

STOCKHOLDER

By:
Name:
Title:

Stockholder’s Spouse (if applicable)

By:
Name:

Dated:

Annex E

[FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TELIK, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: May [    ], 2014 (“Issuance Date”)

Telik, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date that is the six month anniversary of the Issuance Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below),                      (                    )1 fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of May     , 2014 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of

[1]	Insert 50% of the number of shares of Common Stock issued upon conversion of the Preferred Shares (as defined in the Securities Purchase Agreement) purchased by the Holder pursuant to the Securities Purchase Agreement.

Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means as of any Exercise Date or other date of determination, $3.33, subject to adjustment as provided herein (the “Exercise Price”).

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) if the Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not

available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Exercise Failure an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make cash payments pursuant to this Section 1(c) with respect to Exercise Notices delivered prior to the consummation of the Merger.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if the Registration Statement covering the resale of the Unavailable Warrant Shares is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number	=	(A × B) – (A × C)
D

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D=	the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercise, Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the quotient determined by dividing (x) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g), by (y) the total number of Warrant Shares issuable upon exercise of this Warrant

(without regard to any limitations or restrictions on exercise of this Warrant) and (ii) the Black Scholes Value; provided, that (x) references to “the day immediately following the public announcement of the applicable Fundamental Transaction” in the definition of “Black Scholes Value” shall instead refer to “the date the Holder exercises this Warrant and the Company cannot deliver the required number of Warrant Shares because of an Authorized Share Failure” and (y) clause (iii) of the definition of “Black Scholes Value” shall instead refer to “the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the date of the applicable date of exercise and the date that the Company makes the applicable cash payment.” Notwithstanding anything to the contrary contained herein, the Company shall only be required to make cash payments pursuant to this Section 1(g) with respect to Exercise Notices delivered following the earlier of the termination or consummation of the Merger (as defined in the Certificate of Designations) other than during the [    ] day period immediately following the termination of the Merger.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common

Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common

Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) No Readjustments. For the avoidance of doubt, in the event the Exercise Price has been adjusted pursuant to this Section 2(a) and the Dilutive Issuance that triggered such adjustment is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Exercise Price be readjusted to the Exercise Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(b) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(e) Reset. On the Reset Date, the Exercise Price shall be reset to equal the lower of (i) the then current Exercise Price and (ii) ninety percent (90%) of the arithmetic average of the ten (10) lowest Weighted Average Prices of the Common Stock during the Measuring Period. For the avoidance of doubt, all such Weighted Average Prices shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable Measuring Period.

(f) Exercise Floor Price. Unless and until such time as the Company obtains stockholder approval for the issuance of all Securities (as defined in the Securities Purchase Agreement) issued pursuant to the Securities Purchase Agreement required by the rules and regulations of the Principal Market, no adjustment pursuant to Section 2 shall cause the Exercise Price to be less than $1.21, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Exercise Floor Price”). For the avoidance of doubt, if a Dilutive Issuance would cause the Exercise Price to be lower than the Exercise Floor Price but for the immediately preceding sentence (an “Exercise Floor Price Event”), then the Exercise Price shall be equal to the Exercise Floor Price. Upon the receipt of such stockholder approval, any adjustment to the Exercise Price that would have been made pursuant to this Section 2, but for this Section 2(f), shall be made on the date of such receipt.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements to deliver to each holder of the SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction), and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Any security issuable or potentially issuable to the Holder pursuant to the terms of this Warrant on the consummation of a Fundamental Transaction shall be registered and freely tradable by the Holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of (I) the quotient of (x) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term “Non-Cash Consideration” being substituted for the term “Exercise Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the “Aggregate Consideration”) divided by (y) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (II) the product of (x) the Aggregate Consideration and (y) the highest exchange ratio pursuant to which any stockholders of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

(c) Notwithstanding the foregoing, in the event of a Non-Merger Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the occurrence or consummation of such Non-Merger Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Non-Merger Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional Warrant Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

15. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries (as defined in the Securities Purchase Agreement), the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, none of the Holders shall be considered to be Affiliates of Mabvax Therapuetics, Inc.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(e) “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(f) “Bloomberg” means Bloomberg Financial Markets.

(g) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h) “Certificate of Designations” means the certificate of designations for the Series B Convertible Preferred Stock in the form attached as Exhibit A to the Securities Purchase Agreement.

(i) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(j) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(k) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(l) “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange, Inc.

(m) “Excluded Securities” means any Common Stock issued or issuable: (i) upon exercise of the SPA Warrants; provided, that the terms of the SPA Warrants are not amended, modified or changed on or after the Subscription Date; (ii) pursuant to the terms of the Preferred Shares (as defined in the Securities Purchase Agreement) in accordance the Certificate of Designations, (iii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date, (iv) under an Approved Stock Plan or (v) pursuant to the Merger Agreement as in effect on the Subscription Date.

(n) “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(o) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(p) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(q) “Lead Investor” means Bio IP Ventures LLC.

(r) “Measuring Period” means the twenty (20) Trading Days immediately preceding the Reset Date.

(s) “Merger” means a merger by and among the Company, Tacoma Acquisition Corp., a Delaware corporation and Mabvax Therapeutics, Inc., a Delaware corporation, pursuant to the Merger Agreement.

(t) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of the Subscription Date by and among Mabvax Therapeutics, Inc., a Delaware corporation, Tacoma Acquisition Corp., a Delaware corporation, and the Company.

(u) “Non-Merger Fundamental Transaction” means any Fundamental Transaction other than the Merger.

(v) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(w) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(z) “Principal Market” means The NASDAQ Capital Market.

(aa) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Subscription Date by and among the Company and the Buyers.

(bb) “Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(cc) “Required Holders” means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any SPA Warrants.

(dd) “Reset Date” means the date that is the sixtieth (60th) day immediately following the earlier to occur of (1) date that all of the shares of Common Stock issued and issuable pursuant to this Warrant have become registered pursuant to an effective Registration Statement and (2) the date that is six (6) months immediately following the Issuance Date.

(ee) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ff) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) which may be the entity formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(gg) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(hh) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TELIK, INC.

By:
Name:	Michael M. Wick
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TELIK, INC.

The undersigned holder hereby exercises the right to purchase                          of the shares of Common Stock (“Warrant Shares”) of Telik, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                 a “Cash Exercise” with respect to                      Warrant Shares; and/or

                 a “Cashless Exercise” with respect to                      Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

Date: ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Computershare to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May [    ], 2014 from the Company and acknowledged and agreed to by Computershare.

TELIK, INC.

By:
Name:
Title:

Annex F

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MABVAX THERAPEUTICS HOLDINGS, INC.

(Pursuant to Sections 228 and 242 of the

General Corporation Law of the State of Delaware)

The undersigned, J. David Hansen, hereby certifies that:

1. He is the duly elected Chief Executive Officer of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Corporation”).

2. That the name of this corporation is MabVax Therapeutics Holdings, Inc., the Corporation was originally incorporated pursuant to the General Corporation Law on October 20, 1988 under the name Terrapin Diagnostics, Inc. and its Certificate of Incorporation was last amended and restated on [            ], 2014.

3. This Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of Delaware and amends the Amended and Restated Certificate of Incorporation.

4. A new paragraph is hereby inserted at the end of Section A of Article IV to read as follows:

“Upon the effectiveness of the certificate of amendment to the amended and restated certificate of incorporation containing this sentence, each five (5) shares of the Common Stock issued and outstanding as of the date and time immediately preceding [                    ], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. In lieu of such fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled (taking into account all shares of Common Stock owned by such stockholder), such fractional interest in shares of Common Stock shall be rounded up to the nearest whole number”

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by J. David Hansen, its duly authorized Chief Executive Officer, this [    ] day of [            ], 2014.

MABVAX THERAPEUTICS HOLDINGS, INC.,
a Delaware corporation

By:
J. David Hansen
Chief Executive Officer

Annex G

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MABVAX THERAPEUTICS HOLDINGS, INC.

MABVAX THERAPEUTICS HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST: The original name of this Company is Terrapin Diagnostics, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on October 20, 1988.

SECOND: The Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as EXHIBIT A, has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

THIRD: The Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as EXHIBIT A, has been duly adopted in accordance with the provisions of Sections 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Amended and Restated Certificate of Incorporation, as so amended, by written consent.

FOURTH: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in EXHIBIT A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be signed by the President, Chief Executive Officer and Chairman and the Secretary this [    ] day of [            ], [        ].

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
[ ] [ ]

Attest:

By:
[ ], Secretary

EXHIBIT A

I.

The name of this corporation is MabVax Therapeutics Holdings, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is one hundred sixty-five million (165,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Fifteen million (15,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law (“DGCL”), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series of Preferred Stock. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

2. Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors.

a. Neither the Board of Directors nor any individual director may be removed without cause.

b. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors.

4. Vacancies.

a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

B.

1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66–2/3%) of the voting power of all of the then–outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

Annex H

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation’s previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of [                ]1 shares of Series A-1 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue [                ] shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), par value $[        ] per share, which shall have the following powers, designations, preferences and other special rights:

1. Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series A-1 Preferred Stock”. The initial number of authorized shares of the Series A-1 Preferred Stock shall be [                ], which shall not be subject to increase without the consent of the Required Holders voting together as a single class. Each share of the Series A Preferred Stock shall have a par value of $[        ].

2. Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $[        ] per share, of the Corporation (“Common Stock”) and any other capital stock of the Corporation other than the shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $[        ] per share, which shall rank pari passu with the Series A Preferred Stock, in each case, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-1 Preferred Stock shall rank pari passu with the other Series A Preferred Stock and the Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series A Preferred Stock and Series B Preferred Stock.

3. Dividend Provisions.

(a) From and after February 12, 2014 (the “Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share of Series A Preferred Stock whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the “Dividend Rate”) on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such share of Series A Preferred Stock) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as “Junior Stock”) in any year. Dividends on the shares of Series A Preferred Stock shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (i) in cash when, as and if declared by the Board, in arrears for each Calendar Year on the first (1st) Business Day of each succeeding Calendar Year and upon a Liquidation Event and a Triggering Event Redemption Date (as defined in Section 6(b)(i)) (any Dividends so paid in cash “Cash Dividends”); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of such Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series A Preferred Stock as of such Dividend Date (as defined

[1]	Number to be determined immediately prior to the consummation of the Merger.

below) (the “Capitalized Dividends”), and (ii) to the extent not previously paid in cash pursuant to Section 3(a)(i), on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a “Dividend Date”). The Corporation shall deliver a written notice to each Holder of Series A Preferred Stock no later than ten (10) Business Days prior to the applicable Dividend Date either indicating that the Dividend is to be paid as Cash Dividends or confirming that the Dividend shall be a Capitalized Dividend. Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid in cash upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(b) In addition to the dividends referred to in Section 3(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 8(d)) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any Pari Passu Stock (as defined in Section 7(c)(i)) unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 8 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as such Holder provides written notice to the Corporation that its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4. Liquidation Preference.

(a) Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price per share equal to the sum of (i) the Stated Value and (ii) accrued and unpaid Dividends, if any. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

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(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4(a), the Holders shall be entitled, on a pari passu basis with the holders of Junior Stock, to participate in the distribution of any remaining assets of the Corporation available for distribution to the holders of Junior Stock, pro rata based on the number of shares held by each Holder, treating for the purpose thereof all of the shares of Series A Preferred Stock as having been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage).

(c)Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation pursuant to this Section 4 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 4 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

5. Fundamental Transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividends rate equal to the Stated Value and Dividend Rate of the Series A Preferred Stock held by such Holder and having similar conversion rights, ranking and security to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Corporation” under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Corporation” shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this Certificate of Designations with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this Certificate of Designations. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its

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other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s shares of Series A Preferred Stock upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s shares of Series A Preferred Stock prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 10(a), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s shares of Series A Preferred Stock been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

6. Redemption at Option of Holders.

(a) Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for more than two (2) Trading Days;

(ii) (A) a Conversion Failure (as defined in Section 8(b)(iii)(A)) or (B) the Corporation’s notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series A Preferred Stock into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

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(iii) at any time a Holder’s Authorized Share Allocation (as defined in Section 8(e)(i)) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Series A Preferred Stock;

(iv) the Corporation’s failure to pay to the Holder any amounts that at any time exceed $25,000 when and as due pursuant to this Certificate of Designations or any other Transaction Document, provided that such failure continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s failure to pay any amounts due pursuant to this Certificate of Designations that are the payments of Dividends or the Stated Value of the shares of Series A Preferred Stock;

(v) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Corporation and/or any of its Subsidiaries in excess of $100,000 in the aggregate;

(vi) the Corporation or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Corporation or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Corporation or any of its Subsidiaries or (C) orders the liquidation of the Corporation or any of its Subsidiaries;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Corporation or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Corporation provides the Holders with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Corporation will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix) the consummation of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes the Warrants and this Certificate of Designations pursuant to the provisions of Section 5 such that, inter alia, the Warrants shall be exercisable and the Series A Preferred Stock shall be convertible into publicly traded Common Stock of such Successor Entity;

(x) the issuance of Common Stock or Common Stock Equivalents in violation of any provision of any Approved Stock Plan or any Transaction Document;

(xi) the issuance of debt securities in violation of any provision of any of the Transaction Documents;

(xii) any deviation of twenty percent (20%) or more in the aggregate of the Approved Yearly Budget (as defined in Section 7(c)(xvi);

(xiii) any deviation of five percent (5.0%) or more with respect to (x) financial statement audit and review expenses and/or (y) investors’ relations expenses, in each case as included in the Approved Yearly Budget;

(xiv) the Existing Preferred Stock is not converted in full into Common Stock on or prior to the Effective Date; or

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(xv) the Corporation breaches any representation, warranty, covenant or other term or condition of any Transaction Document, provided that the breach of any covenant continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s covenants to pay Dividends or the Stated Value of the shares of Series A Preferred Stock pursuant to this Certificate of Designations.

(b) Redemption Option Upon Triggering Event.

(i) In addition to all other rights of the Holders contained herein, after the occurrence of a Triggering Event, each Holder shall have the right, at such Holder’s option to require the Corporation to redeem all or any portion of such Holder’s Series A Preferred Stock at a price per share in cash equal to the greater of (x) 110% of the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any and (y) the product of (A) the Conversion Rate (as defined in Section 8(a)) in effect at such time as the applicable Notice of Triggering Event Redemption (as defined below) is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement and (B) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the applicable Notice of Triggering Event Redemption is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement (the “Triggering Event Redemption Price”). Within one (1) Business Day after the occurrence of a Triggering Event other than the Triggering Event described in Section 6(a)(ix), the Corporation shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each Holder. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile or electronic mail, and overnight courier to each Holder (a “Change of Control Notice”). At any time (A) after the earlier of (I) a Holder’s receipt of a Notice of Triggering Event and (II) a Holder becoming aware of a Triggering Event other than the Triggering Event described in Section 6(a)(ix) or (B) during the period beginning on the earlier to occur of (I) any oral or written agreement by the Corporation or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, and (II) a Holder’s receipt of a Change of Control Notice and ending fifteen (15) Trading Days after the date of the consummation of such Change of Control, any Holder of Series A Preferred Stock then outstanding may require the Corporation to redeem up to all of such Holder’s Series A Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Triggering Event Redemption”) to the Corporation which Notice of Triggering Event Redemption shall indicate the number of shares of Series A Preferred Stock that such Holder is electing to redeem. Upon the Corporation’s receipt of a Notice of Triggering Event Redemption from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation’s receipt of such notice(s). The Corporation shall (A) with respect to a Triggering Event that is not the Triggering Event described in Section 6(a)(ix), deliver on the fifth (5th) Business Day after the Corporation’s receipt of a Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to such Holder that delivered a Notice of Triggering Event Redemption, provided that the Corporation shall deliver on the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Triggering Event Redemption prior to the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption and (B) with respect to a Triggering Event described in Section 6(a)(ix), deliver the Triggering Redemption Price concurrently with the consummation of such Change of Control to all Holders that deliver a Notice of Triggering Event Redemption prior to the consummation of such Change of Control and otherwise within five (5) Trading Days after the Corporation’s receipt of such notice (such date, the “Triggering Event Redemption Date”).

(ii) Miscellaneous. To the extent redemptions required by this Section 6(b)(ii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by

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the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b)(ii), until the Triggering Event Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series A Preferred Stock submitted for redemption under this Section 6(b)(ii) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of a Triggering Event described in Section 6(a)(ix), shares or equity interests of the Successor Entity substantially equivalent to the Corporation’s Common Stock pursuant to Section 8(a). The Holders and the Corporation agree that in the event of the Corporation’s redemption of any Series A Preferred Stock under this Section 6(b)(ii), each Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for each such Holder. Accordingly, any redemption premium due under this Section 6(b)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of each such Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Triggering Event Redemption Price on the Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 6(b)(iii). If the Corporation is unable to redeem all of the Series A Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder’s pro rata amount of the Series A Preferred Stock outstanding multiplied by the total number of shares of Series A Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full.

(iii) Void Redemption. In the event that the Corporation does not pay a Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation’s receipt of such Void Redemption Notice, (i) the applicable Notice of Triggering Event Redemption shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Notice of Triggering Event Redemption is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(iv) Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 8(f) with the term “Triggering Event Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Redemption Notice and exercise of its rights following such notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 6(b) of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate (as defined in Section 8(b)(i)), the Corporation shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.

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(v) Insufficient Assets. If upon a Triggering Event Redemption Date, the assets of the Corporation are insufficient to pay the Triggering Event Redemption Price for each share of Series A Preferred Stock to be redeemed, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the Triggering Event Redemption Price, (ii) redeem out of all such assets available therefor on the Triggering Event Redemption Date the maximum possible number of shares of Series A Preferred Stock that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of shares of Series A Preferred Stock then held by each such Holder on the Triggering Event Redemption Date and (iii) following the Triggering Event Redemption Date, at any time and from time to time when additional assets of the Corporation become available to redeem the remaining shares of Series A Preferred Stock, the Corporation shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such shares of Series A Preferred Stock, or such portion thereof for which assets are then available, on the basis set forth above at the Triggering Event Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on shares of Series A Preferred Stock that have not been redeemed shall continue to accrue until such time as the Corporation redeems such shares of Series A Preferred Stock. The Corporation shall pay to each Holder the Triggering Event Redemption Price for each share of Series A Preferred Stock without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of such Triggering Event Redemption Price could reasonably be expected to result in personal liability to the directors of the Corporation (it being understood that the Corporation shall not claim as a defense to the obligation to redeem that it does not have “funds legally available” as argued in SV Investment Partners, LLC v. Though/Works, Inc. 7 A.3d 973 (Del. Ch. 2010)).

7. Voting Rights.

(a) General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 9 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 7(b) and 7(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) Election of Directors. On the Effective Date, pursuant to the terms of the Merger Agreement, [                    ] (the “Primary Series A Director”) and [                    ]2 (the “Secondary Series A Director” and collectively, the “Series A Directors”) have been elected to the board of directors of the Corporation. Each of the Series A Directors shall serve for a term of not less than three (3) years from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that a Series A Director may be removed by the majority of the board of directors for Cause.

(c) Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock whether such capital stock is Senior Preferred Stock or pari-passu (such stock referred to hereinafter as “Pari Passu Stock”) in rank to the Series A Preferred Stock in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

[2]

The Series A Directors to be designated by the Required Holders of the Series C-1 Preferred Stock of Mabvax Therapeutics, Inc. prior to the consummation of the Merger (as defined in the Merger Agreement).

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(ii) (A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(iii) increase or decrease the authorized number of shares of Common Stock or Series A Preferred Stock or any additional class or series of capital stock;

(iv) prior to the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue, or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, or permit any Subsidiary to take any such action;

(v) after the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, in excess of $1,500,000, or permit any Subsidiary to take any such action;

(vi) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than (A) the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares, or (B) the payment of any dividends or distributions on any share of Series A Preferred Stock pursuant to its terms or the redemption or repurchase of any share of Series A Preferred Stock pursuant to its terms);

(vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (c) a Liquidation Event, or consent to any of the foregoing;

(viii) amend or repeal any provision of the Corporation’s Certificate of Incorporation or By-Laws so as to affect adversely the Series A Preferred Stock (including, without limitation, any amendment of the Corporation’s Certificate of Incorporation entitling the Corporation to make a payment with respect to the Series A Preferred Stock other than in cash or in securities that trade on an Eligible Market shall be deemed so to affect adversely the Series A Preferred Stock);

(ix) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock);

(x) take any other action, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, or agree to take any such action, that avoids or seeks to avoid the observance or performance of any of the terms of this Certificate of Designations;

(xi) effect any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans or liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

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(xii) enter into any agreement or contract that specifically by its terms restricts the Corporation’s ability to pay dividends on, or redeem securities of the Corporation; or

(xiii) agree to do any of the above items.

(d) Actions Requiring Vote of a Series A Director. For so long as the Primary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Primary Series A Director; provided that if the Primary Series A Director no longer serves as a director of the Corporation, for so long as the Secondary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Secondary Series A Director:

(i) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

(ii) sell or otherwise dispose of assets with a fair value in excess of $1,000,000;

(iii) hire or fire of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $100,000;

(iv) approve a yearly budget covering any operations prior to the one (1) year anniversary of the Effective Date (the “Approved Yearly Budget”);

(v) pledge or otherwise allow the encumbrance of any material assets of the Corporation, in a single or series of transactions, other than in the normal course of business or as may be related to acquisition of Indebtedness with respect to such asset;

(vi) adopt or make any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan;

(vii) license or transfer any intellectual property, technology or other assets of the Corporation on any basis that materially restricts the Corporation’s use or licensing of such intellectual property, technology or other assets. It being understood that any exclusive license is a material restriction under this provision;

(viii) loan or advance to, or acquire of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(ix) loan or advance to any Person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(x) guarantee any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business;

(xi) invest other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $1,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(xii) incur aggregate Indebtedness in excess of $500,000 that is not included in the Approved Yearly Budget, other than trade credit incurred in the ordinary course of business;

(xiii) sale, transfer, license, pledge or encumber technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

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(xiv) create any liquidation preferences for equity securities greater than their purchase price, or any anti-dilution protection more favorable than that granted to the Series A Preferred Stock herein;

(xv) enter into any real estate lease or acquisition;

(xvi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xvii) enter into any partnership, alliance, joint venture or other material agreement or arrangement, including any agreement with an exclusivity covenant, a non-competition agreement or other restrictive covenant with respect to the Corporation’s business;

(xviii) increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(xix) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation’s officers and directors for services rendered to the Corporation;

(xx) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, increase the aggregate annual compensation paid by the Corporation to the Corporation’s employees that are not officers or directors of the Corporation for services rendered to the Corporation that is inconsistent with past practice or that exceeds 10% of the aggregate compensation paid to such Persons in the immediately preceding calendar year;

(xxi) effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to the Series A Preferred Stock; or

(xxii) agree to do any of the above items.

8. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 8. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 8 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise

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deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 8(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 13) (the “Preferred Stock Certificates”).

(ii) Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 8(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii) Corporation’s Failure to Timely Convert.

(A) Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock (a “Conversion Failure”), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein, the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 8(b)(iii)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Holder or credit such Holder’s balance

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account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock, as applicable, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 8(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation as soon as practicable following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request,

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representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 8(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (an “Automatic Conversion”), based on the then-effective applicable Conversion Price at any time upon the affirmative election of the Required Holders. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii). Upon affirmative election of the Required Holders, all of the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent. Upon the occurrence of such Automatic Conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii).

(d) Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall not have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(d). For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the

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case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within two (2) Business Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

(ii) If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to

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reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within four (4) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within two (2) Business Days submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense, the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 8(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

9. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 9.

(a) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the Merger Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation but excluding shares of Common Stock

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deemed to have been issued or sold by the Corporation in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Merger Date are increased or decreased in the manner described in the immediately preceding

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sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of such Options. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such publicly traded securities on the date of receipt of such securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Merger Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Merger Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 9.

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(d) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board in accordance with Delaware law.

10. Other Rights of Holders.

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 9 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 8(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

11. Taxes.

(a) Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Series A Preferred Stock and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a “Tax Withholding”), unless a Tax Withholding is required by law. If the Corporation is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Corporation, the amount of the payment due from the Corporation will be increased to (or if no payment by the Corporation would otherwise be made

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(e.g., in the case of Capitalized Dividends), the Corporation will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 11) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Corporation is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Corporation hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Corporation and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Corporation will pay to the Holder the gross-up or indemnity amounts provided for in this Section 11. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Corporation agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series A Preferred Stock (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Corporation under this Section 11 shall survive the payment for the Series A Preferred Stock and all other amounts payable hereunder.

12. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

13. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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15. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 18.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

18. Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the Persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

19. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

20. General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-1 Preferred Stock, such Series A-1 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this Certificate of Designation shall control. Unless otherwise required by law, any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 20 shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

21. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

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22. Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, advisor, officer or director for services provided to the Corporation.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Calendar Year” means each of: the period beginning on and including January 1 and ending on and including December 31.

(g) “Cause” means a Series A Director is convicted of a felony by a court of competent jurisdiction, a Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(h) “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation.

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required

22

Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(k) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Conversion Amount” means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(m) “Conversion Price” means $[        ]3, subject to adjustment as provided herein.

(n) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o) “Effective Date” means the date on which this Certificate of Designations becomes effective.

(p) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Merger Date, (iii) upon conversion of the Series A Preferred Stock; provided, that the terms of the Series A Preferred Stock are not amended, modified or changed on or after the Merger Date; (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Merger Date, provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Merger Date.

(s) “Fundamental Transaction” means (i) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase

[3]	Insert 0.8383584 divided by the Common Stock Exchange Ratio calculated pursuant to the Merger Agreement.

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agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(v) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

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(w) “Lead Investor” means Hudson Bay IP Opportunities Master Fund LP.

(x) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(y) “MabVax” means the Corporation’s wholly owned subsidiary, MabVax Therapeutics, Inc., a Delaware corporation.

(z) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(bb) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 12, 2014 by and among MabVax, Tacoma Acquisition Corp., a Delaware Corporation and the Company.

(cc) “Merger Date” means the date on which the transactions contemplated by the Merger Agreement have been consummated.

(dd) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ee) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ff) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(gg) “Required Holders” means the holders of a majority of the outstanding shares of Series A Preferred Stock and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates is a Holder.

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(hh) “Securities Purchase Agreement” means that certain securities purchase agreement by and among MabVax and the initial Holders, dated as of the Subscription Date, as assumed by the Corporation, and as such agreement further may be amended from time to time as provided in such agreement.

(ii) “Series A Preferred Stock” means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and any other class of preferred stock with substantial similar terms to the terms set forth in this Certificate of Designations issued by the Corporation after the date hereof that will be designated by the Lead Investor as Series A Convertible Preferred Stock for the purpose of this definition as used in this Certificate of Designations and any of the other Transaction Documents.

(jj) “Stated Value” means per share of Series A-1 Preferred Stock the sum of (i) $0.8383584 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Merger Date and (ii) any Capitalized Dividends with respect to such share of Series A-1 Preferred Stock.

(kk) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ll) “Subscription Date” means February 12, 2014.

(mm) “Subsequent Placement” means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, provided, however, that Subsequent Placement shall exclude any Subsequent Capital Raise (as defined in the Securities Purchase Agreement).

(nn) “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(oo) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(pp) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(qq) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(rr) “Warrants” shall mean the Warrants issued by the Company pursuant to the Merger Agreement.

(ss) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at

26

Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 8(f) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the [    ] day of [            ], 2014, and affirms the statements contained therein as true under the penalties of perjury.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
J. David Hansen
Its: President and CEO

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK]

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.

Reference is made to the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A-1 Convertible Preferred Stock, par value $[        ] per share (the “Series A Preferred Stock”), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $[        ] per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Series A-1 Preferred Stock to be converted:

Stock certificate no(s). of Series A-1 Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A-1 Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:

Name:
Title:

Annex I

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A-2 CONVERTIBLE PREFERRED STOCK

OF MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation’s previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of [            ]1 shares of Series A-2 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue [                ] shares of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), par value $[        ] per share, which shall have the following powers, designations, preferences and other special rights:

1. Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series A-2 Preferred Stock”. The initial number of authorized shares of the Series A-2 Preferred Stock shall be [                ], which shall not be subject to increase without the consent of the Required Holders voting together as a single class. Each share of the Series A Preferred Stock shall have a par value of $[        ].

2. Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $[        ] per share, of the Corporation (“Common Stock”) and any other capital stock of the Corporation other than the shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $[        ] per share, which shall rank pari passu with the Series A Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-2 Preferred Stock shall rank pari passu with the other Series A Preferred Stock and the Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series A Preferred Stock and Series B Preferred Stock.

3. Dividend Provisions.

(a) From and after February 12, 2014 (the “Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share of Series A Preferred Stock whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the “Dividend Rate”) on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such share of Series A Preferred Stock) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as “Junior Stock”) in any year. Dividends on the shares of Series A Preferred Stock shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (i) in cash when, as and if declared by the Board, in arrears for each Calendar Year on the first (1st) Business Day of each succeeding Calendar Year and upon a Liquidation Event and a Triggering Event Redemption Date (as defined in Section 6(b)(i)) (any Dividends so paid in cash “Cash Dividends”); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of such Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series A Preferred Stock as of such Dividend Date (as defined

[1]	Number to be determined immediately prior to the consummation of the Merger.

below) (the “Capitalized Dividends”), and (ii) to the extent not previously paid in cash pursuant to Section 3(a)(i), on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a “Dividend Date”). The Corporation shall deliver a written notice to each Holder of Series A Preferred Stock no later than ten (10) Business Days prior to the applicable Dividend Date either indicating that the Dividend is to be paid as Cash Dividends or confirming that the Dividend shall be a Capitalized Dividend. Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid in cash upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(b) In addition to the dividends referred to in Section 3(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 8(d)) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any Pari Passu Stock (as defined in Section 7(c)(i)) unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 8 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as such Holder provides written notice to the Corporation that its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4. Liquidation Preference.

(a) Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price per share equal to the sum of (i) the Stated Value and (ii) accrued and unpaid Dividends, if any. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

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(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4(a), the Holders shall be entitled, on a pari passu basis with the holders of Junior Stock, to participate in the distribution of any remaining assets of the Corporation available for distribution to the holders of Junior Stock, pro rata based on the number of shares held by each Holder, treating for the purpose thereof all of the shares of Series A Preferred Stock as having been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage).

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation pursuant to this Section 4 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 4 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

5. Fundamental Transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividends rate equal to the Stated Value and Dividend Rate of the Series A Preferred Stock held by such Holder and having similar conversion rights, ranking and security to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Corporation” under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Corporation” shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this Certificate of Designations with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this Certificate of Designations. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its

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other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s shares of Series A Preferred Stock upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s shares of Series A Preferred Stock prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 10(a), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s shares of Series A Preferred Stock been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

6. Redemption at Option of Holders.

(a) Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for more than two (2) Trading Days;

(ii) (A) a Conversion Failure (as defined in Section 8(b)(iii)(A)) or (B) the Corporation’s notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series A Preferred Stock into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

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(iii) at any time a Holder’s Authorized Share Allocation (as defined in Section 8(e)(i)) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Series A Preferred Stock;

(iv) the Corporation’s failure to pay to the Holder any amounts that at any time exceed $25,000 when and as due pursuant to this Certificate of Designations or any other Transaction Document, provided that such failure continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s failure to pay any amounts due pursuant to this Certificate of Designations that are the payments of Dividends or the Stated Value of the shares of Series A Preferred Stock;

(v) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Corporation and/or any of its Subsidiaries in excess of $100,000 in the aggregate;

(vi) the Corporation or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Corporation or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Corporation or any of its Subsidiaries or (C) orders the liquidation of the Corporation or any of its Subsidiaries;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Corporation or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Corporation provides the Holders with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Corporation will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix) the consummation of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes the Warrants and this Certificate of Designations pursuant to the provisions of Section 5 such that, inter alia, the Warrants shall be exercisable and the Series A Preferred Stock shall be convertible into publicly traded Common Stock of such Successor Entity;

(x) the issuance of Common Stock or Common Stock Equivalents in violation of any provision of any Approved Stock Plan or any Transaction Document;

(xi) the issuance of debt securities in violation of any provision of any of the Transaction Documents;

(xii) any deviation of twenty percent (20%) or more in the aggregate of the Approved Yearly Budget (as defined in Section 7(c)(xvi);

(xiii) any deviation of five percent (5.0%) or more with respect to (x) financial statement audit and review expenses and/or (y) investors’ relations expenses, in each case as included in the Approved Yearly Budget;

(xiv) the Existing Preferred Stock is not converted in full into Common Stock on or prior to the Effective Date; or

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(xv) the Corporation breaches any representation, warranty, covenant or other term or condition of any Transaction Document, provided that the breach of any covenant continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s covenants to pay Dividends or the Stated Value of the shares of Series A Preferred Stock pursuant to this Certificate of Designations.

(b) Redemption Option Upon Triggering Event.

(i) In addition to all other rights of the Holders contained herein, after the occurrence of a Triggering Event, each Holder shall have the right, at such Holder’s option to require the Corporation to redeem all or any portion of such Holder’s Series A Preferred Stock at a price per share in cash equal to the greater of (x) 110% of the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any and (y) the product of (A) the Conversion Rate (as defined in Section 8(a)) in effect at such time as the applicable Notice of Triggering Event Redemption (as defined below) is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement and (B) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the applicable Notice of Triggering Event Redemption is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement (the “Triggering Event Redemption Price”). Within one (1) Business Day after the occurrence of a Triggering Event other than the Triggering Event described in Section 6(a)(ix), the Corporation shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each Holder. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile or electronic mail, and overnight courier to each Holder (a “Change of Control Notice”). At any time (A) after the earlier of (I) a Holder’s receipt of a Notice of Triggering Event and (II) a Holder becoming aware of a Triggering Event other than the Triggering Event described in Section 6(a)(ix) or (B) during the period beginning on the earlier to occur of (I) any oral or written agreement by the Corporation or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, and (II) a Holder’s receipt of a Change of Control Notice and ending fifteen (15) Trading Days after the date of the consummation of such Change of Control, any Holder of Series A Preferred Stock then outstanding may require the Corporation to redeem up to all of such Holder’s Series A Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Triggering Event Redemption”) to the Corporation which Notice of Triggering Event Redemption shall indicate the number of shares of Series A Preferred Stock that such Holder is electing to redeem. Upon the Corporation’s receipt of a Notice of Triggering Event Redemption from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation’s receipt of such notice(s). The Corporation shall (A) with respect to a Triggering Event that is not the Triggering Event described in Section 6(a)(ix), deliver on the fifth (5th) Business Day after the Corporation’s receipt of a Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to such Holder that delivered a Notice of Triggering Event Redemption, provided that the Corporation shall deliver on the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Triggering Event Redemption prior to the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption and (B) with respect to a Triggering Event described in Section 6(a)(ix), deliver the Triggering Redemption Price concurrently with the consummation of such Change of Control to all Holders that deliver a Notice of Triggering Event Redemption prior to the consummation of such Change of Control and otherwise within five (5) Trading Days after the Corporation’s receipt of such notice (such date, the “Triggering Event Redemption Date”).

(ii) Miscellaneous. To the extent redemptions required by this Section 6(b)(ii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by

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the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b)(ii), until the Triggering Event Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series A Preferred Stock submitted for redemption under this Section 6(b)(ii) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of a Triggering Event described in Section 6(a)(ix), shares or equity interests of the Successor Entity substantially equivalent to the Corporation’s Common Stock pursuant to Section 8(a). The Holders and the Corporation agree that in the event of the Corporation’s redemption of any Series A Preferred Stock under this Section 6(b)(ii), each Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for each such Holder. Accordingly, any redemption premium due under this Section 6(b)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of each such Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Triggering Event Redemption Price on the Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 6(b)(iii). If the Corporation is unable to redeem all of the Series A Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder’s pro rata amount of the Series A Preferred Stock outstanding multiplied by the total number of shares of Series A Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full.

(iii) Void Redemption. In the event that the Corporation does not pay a Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation’s receipt of such Void Redemption Notice, (i) the applicable Notice of Triggering Event Redemption shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Notice of Triggering Event Redemption is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(iv) Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 8(f) with the term “Triggering Event Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Redemption Notice and exercise of its rights following such notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 6(b) of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate (as defined in Section 8(b)(i)), the Corporation shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.

(v) Insufficient Assets. If upon a Triggering Event Redemption Date, the assets of the Corporation are insufficient to pay the Triggering Event Redemption Price for each share of Series A Preferred

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Stock to be redeemed, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the Triggering Event Redemption Price, (ii) redeem out of all such assets available therefor on the Triggering Event Redemption Date the maximum possible number of shares of Series A Preferred Stock that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of shares of Series A Preferred Stock then held by each such Holder on the Triggering Event Redemption Date and (iii) following the Triggering Event Redemption Date, at any time and from time to time when additional assets of the Corporation become available to redeem the remaining shares of Series A Preferred Stock, the Corporation shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such shares of Series A Preferred Stock, or such portion thereof for which assets are then available, on the basis set forth above at the Triggering Event Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on shares of Series A Preferred Stock that have not been redeemed shall continue to accrue until such time as the Corporation redeems such shares of Series A Preferred Stock. The Corporation shall pay to each Holder the Triggering Event Redemption Price for each share of Series A Preferred Stock without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of such Triggering Event Redemption Price could reasonably be expected to result in personal liability to the directors of the Corporation (it being understood that the Corporation shall not claim as a defense to the obligation to redeem that it does not have “funds legally available” as argued in SV Investment Partners, LLC v. Though/Works, Inc. 7 A.3d 973 (Del. Ch. 2010)).

7. Voting Rights.

(a) General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 9 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 7(b) and 7(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) Election of Directors. On the Effective Date, pursuant to the terms of the Merger Agreement, [        ] (the “Primary Series A Director”) and [        ]2 (the “Secondary Series A Director” and collectively, the “Series A Directors”) have been elected to the board of directors of the Corporation. Each of the Series A Directors shall serve for a term of not less than three (3) years from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that a Series A Director may be removed by the majority of the board of directors for Cause.

(c) Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock whether such capital stock is Senior Preferred Stock or pari-passu (such stock referred to hereinafter as “Pari Passu Stock”) in rank to the Series A Preferred Stock in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(ii) (A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or

[2]	The Series A Directors to be designated by the Required Holders of the Series C-1 Preferred Stock of Mabvax Therapeutics, Inc. prior to the consummation of the Merger (as defined in the Merger Agreement).

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winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(iii) increase or decrease the authorized number of shares of Common Stock or Series A Preferred Stock or any additional class or series of capital stock;

(iv) prior to the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue, or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, or permit any Subsidiary to take any such action;

(v) after the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, in excess of $1,500,000, or permit any Subsidiary to take any such action;

(vi) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than (A) the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares, or (B) the payment of any dividends or distributions on any share of Series A Preferred Stock pursuant to its terms or the redemption or repurchase of any share of Series A Preferred Stock pursuant to its terms);

(vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (c) a Liquidation Event, or consent to any of the foregoing;

(viii) amend or repeal any provision of the Corporation’s Certificate of Incorporation or By-Laws so as to affect adversely the Series A Preferred Stock (including, without limitation, any amendment of the Corporation’s Certificate of Incorporation entitling the Corporation to make a payment with respect to the Series A Preferred Stock other than in cash or in securities that trade on an Eligible Market shall be deemed so to affect adversely the Series A Preferred Stock);

(ix) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock);

(x) take any other action, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, or agree to take any such action, that avoids or seeks to avoid the observance or performance of any of the terms of this Certificate of Designations;

(xi) effect any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans or liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

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(xii) enter into any agreement or contract that specifically by its terms restricts the Corporation’s ability to pay dividends on, or redeem securities of the Corporation; or

(xiii) agree to do any of the above items.

(d) Actions Requiring Vote of a Series A Director. For so long as the Primary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Primary Series A Director; provided that if the Primary Series A Director no longer serves as a director of the Corporation, for so long as the Secondary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Secondary Series A Director:

(i) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

(ii) sell or otherwise dispose of assets with a fair value in excess of $1,000,000;

(iii) hire or fire of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $100,000;

(iv) approve a yearly budget covering any operations prior to the one (1) year anniversary of the Effective Date (the “Approved Yearly Budget”);

(v) pledge or otherwise allow the encumbrance of any material assets of the Corporation, in a single or series of transactions, other than in the normal course of business or as may be related to acquisition of Indebtedness with respect to such asset;

(vi) adopt or make any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan;

(vii) license or transfer any intellectual property, technology or other assets of the Corporation on any basis that materially restricts the Corporation’s use or licensing of such intellectual property, technology or other assets. It being understood that any exclusive license is a material restriction under this provision;

(viii) loan or advance to, or acquire of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(ix) loan or advance to any Person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(x) guarantee any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business;

(xi) invest other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $1,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(xii) incur aggregate Indebtedness in excess of $500,000 that is not included in the Approved Yearly Budget, other than trade credit incurred in the ordinary course of business;

(xiii) sale, transfer, license, pledge or encumber technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

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(xiv) create any liquidation preferences for equity securities greater than their purchase price, or any anti-dilution protection more favorable than that granted to the Series A Preferred Stock herein;

(xv) enter into any real estate lease or acquisition;

(xvi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xvii) enter into any partnership, alliance, joint venture or other material agreement or arrangement, including any agreement with an exclusivity covenant, a non-competition agreement or other restrictive covenant with respect to the Corporation’s business;

(xviii) increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(xix) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation’s officers and directors for services rendered to the Corporation;

(xx) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, increase the aggregate annual compensation paid by the Corporation to the Corporation’s employees that are not officers or directors of the Corporation for services rendered to the Corporation that is inconsistent with past practice or that exceeds 10% of the aggregate compensation paid to such Persons in the immediately preceding calendar year;

(xxi) effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to the Series A Preferred Stock; or

(xxii) agree to do any of the above items.

8. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 8. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 8 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise

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deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 8(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 13) (the “Preferred Stock Certificates”).

(ii) Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 8(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii) Corporation’s Failure to Timely Convert.

(A) Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock (a “Conversion Failure”), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein, the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 8(b)(iii)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Holder or credit such Holder’s balance

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account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock, as applicable, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 8(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation as soon as practicable following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request,

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representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 8(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (an “Automatic Conversion”), based on the then-effective applicable Conversion Price at any time upon the affirmative election of the Required Holders. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii). Upon affirmative election of the Required Holders, all of the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent. Upon the occurrence of such Automatic Conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii).

(d) Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall not have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(d). For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the

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Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within two (2) Business Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16A-2(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

(ii) If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without

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limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within four (4) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within two (2) Business Days submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense, the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 8(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

9. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 9.

(a) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the Subscription Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in connection with any Excluded

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Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding

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sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of such Options. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such publicly traded securities on the date of receipt of such securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 9.

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(d) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board in accordance with Delaware law.

10. Other Rights of Holders.

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 9 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 8(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

11. Taxes.

(a) Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Series A Preferred Stock and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a “Tax Withholding”), unless a Tax Withholding is required by law. If the Corporation is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Corporation, the amount of the payment due from the Corporation will be increased to (or if no payment by the Corporation would otherwise be made

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(e.g., in the case of Capitalized Dividends), the Corporation will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 11) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Corporation is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Corporation hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Corporation and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Corporation will pay to the Holder the gross-up or indemnity amounts provided for in this Section 11. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Corporation agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series A Preferred Stock (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Corporation under this Section 11 shall survive the payment for the Series A Preferred Stock and all other amounts payable hereunder.

12. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

13. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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15. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 18.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

18. Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the Persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

19. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

20. General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-2 Preferred Stock, such Series A-2 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this Certificate of Designation shall control. Unless otherwise required by law, any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 20 shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

21. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

22. Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

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(b) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, advisor, officer or director for services provided to the Corporation.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Calendar Year” means each of: the period beginning on and including January 1 and ending on and including December 31.

(g) “Cause” means a Series A Director is convicted of a felony by a court of competent jurisdiction, a Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(h) “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation.

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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(j) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(k) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Conversion Amount” means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(m) “Conversion Price” means $[        ]3, subject to adjustment as provided herein.

(n) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o) “Effective Date” means the date on which this Certificate of Designations becomes effective.

(p) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date, (iii) upon conversion of the Series A Preferred Stock; provided, that the terms of the Series A Preferred Stock are not amended, modified or changed on or after the Subscription Date; (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

(s) “Fundamental Transaction” means (i) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject

[3]	Insert $4.1917918 divided by the Common Stock Exchange Ratio calculated pursuant to the Merger Agreement.

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Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(v) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(w) “Lead Investor” means Hudson Bay IP Opportunities Master Fund LP.

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(x) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(y) “MabVax” means the Corporation’s wholly owned subsidiary, MabVax Therapeutics, Inc.

(z) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(bb) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 6, 2014 by and among MabVax Therapeutics, Inc., a Delaware corporation, Tacoma Acquisition Corp., a Delaware Corporation and the Company.

(cc) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(dd) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ee) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(ff) “Required Holders” means the holders of a majority of the outstanding shares of Series A Preferred Stock and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates is a Holder.

(gg) “Securities Purchase Agreement” means that certain securities purchase agreement by and among MabVax and the initial Holders, dated as of the Subscription Date, as assumed by the Corporation, and as such agreement further may be amended from time to time as provided in such agreement.

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(hh) “Series A Preferred Stock” means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and the Series A-2 Convertible Preferred Stock of the Corporation.

(ii) “Stated Value” means per share of Series A-2 Preferred Stock the sum of (i) $4.1917918 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Subscription Date and (ii) any Capitalized Dividends with respect to such share of Series A-2 Preferred Stock.

(jj) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(kk) “Subscription Date” means February 12, 2014.

(ll) “Subsequent Placement” means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, provided, however, that Subsequent Placement shall exclude any Subsequent Capital Raise (as defined in the Securities Purchase Agreement).

(mm) “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(nn) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(oo) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(pp) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(qq) “Warrants” shall mean the Warrants issued by the Company pursuant to the Merger Agreement.

(rr) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases,

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the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 8(f) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the [    ] day of [            ], 2014, and affirms the statements contained therein as true under the penalties of perjury.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
J. David Hansen
Its: President and CEO

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A-2 CONVERTIBLE PREFERRED STOCK]

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.

Reference is made to the Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A-2 Convertible Preferred Stock, par value $[        ] per share (the “Series A Preferred Stock”), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $[        ] per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Series A-2 Preferred Stock to be converted:

Stock certificate no(s). of Series A-2 Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A-2 Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:

Name:
Title:

Annex J

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

OF

TELIK, INC.

Telik, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the Certificate of Incorporation, as amended, of the Company, and pursuant to the provisions of the DGCL, the Board adopted resolutions (i) designating a series of the Company’s previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of one million two hundred fifty thousand (1,250,000) shares of Series B Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue one million two hundred fifty thousand (1,250,000) shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Shares”), which shall have the following powers, designations, preferences and other special rights:

(1) Dividends.

(a) Cumulative Dividends. From and after the first date of issuance of any Series B Preferred Shares (the “Issuance Date”), the holders of Series B Preferred Shares (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per Series B Preferred Share whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the “Dividend Rate”) on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such Series B Preferred Share) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series B Preferred Shares (such stock being referred to hereinafter collectively as “Junior Stock”). Dividends on the Series B Preferred Shares shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (a) in cash when, as and if declared by the Board, in arrears for each Calendar Quarter on the first (1st) Business Day of each succeeding Calendar Quarter and upon a Liquidation Event (any Dividends so paid in cash “Cash Dividends”); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of any accrued and unpaid Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series B Preferred Share as of such Dividend Date (as defined below) (the “Capitalized Dividends”), and (b) on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a “Dividend Date”). The Company shall deliver a written notice to each Holder of Series B Preferred Shares no later than ten (10) Business Days prior to the applicable Dividend Date if the Dividend is to be paid as a Cash Dividend. Otherwise, the Dividend shall be required to be a Capitalized Dividend. Dividends on the Series B Preferred Shares shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of Dividends in such fiscal year, so that if in any fiscal year or years, Dividends in whole or in part are not paid in cash upon the Series B Preferred Shares, unpaid Dividends shall accumulate as against the holders of the Junior Stock.

(b) Dividends on Common Stock. In addition to the Dividends referred to in Section 1(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series B Preferred Shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. The Company shall not declare or pay any dividends on any other shares of Junior Stock or any Pari Passu Stock (as defined in

Section 2(a)) unless the holders of Series B Preferred Shares then outstanding shall simultaneously receive a dividend on a pro rata basis as if the Series B Preferred Shares had been converted into shares of Common Stock pursuant to Section 3 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any such dividend or distribution pursuant to this Section 1 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 1 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(2) Liquidation.

(a) Preferential Payment to Holders of Series B Preferred Shares. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series B Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series B Preferred Shares as to payments of Liquidation Funds (such stock being referred to hereinafter collectively as the “Pari Passu Stock”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Series B Preferred Shares and Pari Passu Shares.

(b) Distribution of Remaining Assets. After the distributions set forth in Section 2(a), the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Series B Preferred Shares as having been converted into Common Stock pursuant to Section 3 (without regard to any limitations on conversion), to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Series B Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation pursuant to this Section 2 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 2 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(3) Conversion of Series B Preferred Shares. On or after the Issuance Date, Series B Preferred Shares shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Holder’s Conversion Right. Subject to the provisions of Section 9, at any time or times on or after the Issuance Date, any Holder shall be entitled to convert any whole number of Series B Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below).

(b) Conversion. The number of shares of Common Stock issuable upon conversion of each Series B Preferred Share pursuant to Section 3(a) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series B Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

(c) Mechanics of Conversion. The conversion of Series B Preferred Shares shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Series B Preferred Shares into shares of Common Stock on any date (a “Conversion Date”), such Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series B Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Company’s designated transfer agent (the “Transfer Agent”) and (B) if required by Section 3(c)(vi), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Series B Preferred Shares being converted (or compliance with the procedures set forth in Section 15) (the “Series B Preferred Stock Certificates”).

(ii) Company’s Response. Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series B Preferred Shares represented by the Series B Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 3(c)(vi), is greater than the number of Series B Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Series B Preferred Stock Certificate(s) (the “Series B Preferred Stock Delivery Date”) and at its own expense, issue and deliver to such Holder a new Series B Preferred Stock Certificate representing the number of Series B Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock are credited to such Holder’s account with DTC or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to such Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to such Holder via facsimile or electronic mail within one (1) Business Day of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to such Holder, then the Company shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile or electronic mail (A) the disputed determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price, as applicable, to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company shall cause, at the Company’s expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Company’s Failure to Timely Convert.

(A) Cash Damages. If (x) the Company shall fail on or prior to the Share Delivery Date to credit a Holder’s balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, or issue and deliver a certificate to such Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series B Preferred Shares or (y) within three (3) Trading Days of the Company’s receipt of a Series B Preferred Stock Certificate the Company shall fail to issue and deliver a new Series B Preferred Stock Certificate representing the number of Series B Preferred Shares to which such Holder is entitled pursuant to Section 3(c)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 9(k) thereof), the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Series B Preferred Stock Delivery Date that such Series B Preferred Stock Certificate is not delivered in an amount equal to one percent (1.0%) of the product of (I) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and the terms of this Certificate of Designations, in the event the Company has failed to deliver a new Series B Preferred Stock Certificate to such Holder on or prior to the Series B Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Shares represented by such Series B

Preferred Stock Certificate as of the Series B Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Series B Preferred Stock Delivery Date, in the case of failure to deliver a Series B Preferred Stock Certificate. If the Company fails to pay the additional damages set forth in this Section 3(c)(iv)(A) within five (5) Trading Days of the date incurred, then such Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by such Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date the Company shall fail to issue and deliver a certificate to a Holder if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit such Holder’s balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series B Preferred Shares or on any date of the Company’s obligation to deliver shares of Common Stock as contemplated pursuant to clause (ii) below, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Holder’s request and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B Preferred Shares as required pursuant to the terms hereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any cash payments under this Section 3(c)(iv)(A) with respect to any Conversion Notices delivered prior to the consummation of the Merger.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Series B Preferred Shares, then such Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Series B Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(c)(iv)(A) or otherwise. Thereafter, the Conversion Price of any Series B Preferred Shares returned or retained by such Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Series B Preferred Shares, the Company shall convert from each Holder electing to have Series B Preferred Shares converted at such time a pro rata amount of such Holder’s Series B Preferred Shares submitted for conversion based on the number of Series B Preferred Shares submitted for conversion on such date by such Holder relative to the number of Series B Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series B Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 3(c)(iii).

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series B Preferred Shares in accordance with the terms hereof, such Holder thereof shall not be required to physically surrender the certificate representing the Series B Preferred Shares to the Company unless (A) the full or remaining number of Series B Preferred Shares represented by the certificate are being converted, in which case the applicable Holder shall physically surrender its Series B Preferred Shares to the Company promptly following such exchange in full or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series B Preferred Shares upon physical surrender of any Series B Preferred Shares. Such Holder and the Company shall maintain records showing the number of Series B Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Series B Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Series B Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series B Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series B Preferred Shares unless such Holder first physically surrenders the certificate representing the Series B Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Series B Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series B Preferred Shares, the number of Series B Preferred Shares represented by such certificate may be less than the number of Series B Preferred Shares stated on the face thereof. Each certificate for Series B Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c)(vi) THEREOF. THE NUMBER OF SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SERIES B PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(d) Adjustments to Fixed Conversion Price. The Fixed Conversion Price will be subject to adjustment from time to time as provided in this Section 3(d).

(i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 3(d)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Fixed Conversion Price under this Section 3(d)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(d)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(d)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 3(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

(C) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any

Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(d)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) No Readjustments. For the avoidance of doubt, in the event the Fixed Conversion Price has been adjusted pursuant to this Section 3(d) and the Dilutive Issuance that triggered such adjustment is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Fixed Conversion Price be readjusted to the Fixed Conversion Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(ii) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 3(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board will make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 3(d).

(iv) Voluntary Adjustment By Company. The Company may at any time reduce the then current Fixed Conversion Price to any amount and for any period of time as approved by a majority of the Board.

(e) Notices.

(i) Immediately upon any adjustment of the Conversion Price pursuant to Section 3(d), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 3(c)(iii).

(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) At least ten (10) Business Days prior to the date on which any Fundamental Transaction (other than the Merger) or Liquidation Event will take place prior to the consummation of the Merger, the Company shall deliver to each Holder a written notice (the “Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to receive any material, nonpublic information of the Company. For the avoidance of doubt, such Pre- Notice shall not contain any material, non-public information. If any Holder consents in writing to receive material, nonpublic information of the Company, the Company shall promptly, but no later than one (1) Business Day after such consent, deliver a written notice describing such Fundamental Transaction or Liquidation Event to such Holder and the Company shall not, and, notwithstanding the provisions of Section 23, shall not be required to, make such information known to the public. After the consummation of the Merger, the Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place provided that such information shall be made known to the public no later than two (2) Business Days following such notice being provided to such Holder.

(4) Change of Control. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holders (a “Change of Control Notice”) setting forth a description of such transaction in reasonable detail. At any time during the period beginning after a Holder’s receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder’s Series B Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount such Holder is electing to redeem. Any Series B Preferred Shares subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing on the Trading Day immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such proposed Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice, by (2) the lowest Conversion Price in effect during such period (the “Change of Control Redemption Price”). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after the Company’s receipt of such notice if such a Change of Control Redemption Notice is received after the consummation of such Change of Control (the “Change of Control Redemption Date”). To the extent redemptions required by this Section 4 are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4 may be converted, in whole or in part, by such Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company’s Common Stock pursuant to Section 3(c). The parties hereto agree that in the event of the Company’s redemption of any portion of the Series B Preferred Shares under this Section 4, such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 4 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then such Holder shall have the right to void the redemption pursuant to Section 5(a).

(5) Redemptions.

(a) Void Redemption. In the event that the Company does not pay a Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Series B Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile or electronic mail (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Series B Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Series B Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Series B Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Redemption Notice is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(b) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 3(c)(iii) above with the term “Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Certificate of Designations of less than all of the Series B Preferred Shares represented by a particular Series B Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such Series B Preferred Shares a Series B Preferred Stock Certificate representing the remaining Series B Preferred Shares which have not been redeemed, if necessary.

(c) Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the Redemption Price for each Series B Preferred Share to be redeemed, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible number of Series B Preferred Shares that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of Series B Preferred Shares then held by each such Holder on the applicable Redemption Date and (iii) following the applicable Date, at any time and from time to time when additional assets of the Company become Company to redeem the remaining Series B Preferred Shares, the Company shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such Series B Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on Series B Preferred Shares that have not been redeemed shall continue to accrue until such time as the Company redeems such Series B Preferred Shares.

(6) Redemption by the Company. Other than as specifically permitted by this Certificate of Designations, the Company may not redeem any of the outstanding Series B Preferred Shares.

(7) Other Rights of Holders.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 7 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (such approval not to be unreasonably withheld or delayed), including agreements to deliver to each Holder of Series B Preferred Shares in exchange for such Series B Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series B Preferred Shares held by such Holder and having similar ranking to the Series B Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to such Holder confirmation that there shall be issued upon conversion of the Series B Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series B Preferred Shares prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series B Preferred

Shares), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which such Holder would have been entitled to receive had such Holder converted the Series B Preferred Shares in full (without regard to any limitations on conversion) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, if so elected by a Holder on or prior to the occurrence or consummation of such Corporate Event, such Holder will have the right to receive upon surrender of such Holder’s Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 1(b) and 7(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of Series B Preferred Shares.

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(8) Reservation of Shares.

(a) The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Series B Preferred Shares equal to 300% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations or restrictions herein on any such conversion) with respect to the Conversion Amount of each such Series B Preferred Share as of the Issuance Date. The Company shall, so long as any of the Series B Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Series B Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series B Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares of Common Stock for which the Series B Preferred Shares are at any time convertible (without regard to any limitations or restrictions on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series B Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Series B Preferred Shares held by each Holder at the time of issuance of the Series B Preferred Shares or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series B Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B Preferred Shares (other than pursuant to a transfer of Series B Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series B Preferred Shares, pro rata based on the number of Series B Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If at any time while any of the Series B Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Series B Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(9) Limitations on Conversion.

(i) Beneficial Ownership Limitation on Conversions. The Company shall not effect the conversion of any portion of the Series B Preferred Shares, and no Holder shall have the right to convert any portion of the Series B Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person’s Affiliates) would have acquired, through conversion of Series B Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series B Preferred Shares with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series B Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Series B Preferred Shares) beneficially owned by such Holder or any of its other Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section 9(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock, a Holder may acquire upon the conversion of the Series B Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series B Preferred Shares, by such Holder and any of its other Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series B Preferred Shares that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series B Preferred Shares in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. Holder providing such written notice and not to any other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 9(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of Series B Preferred Shares, and the Holders of Series B Preferred Shares shall not have the right to receive upon conversion of Series B Preferred Shares any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of Series B Preferred Shares or otherwise without breaching the Company’s obligations under the rules or regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Holder of Series B Preferred Shares shall be issued in the aggregate, upon conversion or payment, as applicable, of Series B Preferred Shares, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Series B Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate number of all Series B Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each such Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Series B Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall convert all of such Holder’s Series B Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Series B Preferred Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Series B Preferred Shares then held by each such Holder. In the event that the Company is prohibited from issuing any shares of Common Stock for which a Conversion Notice has been received following the earlier of the consummation or termination of the Merger (other than during the 100 day period immediately following the termination of the Merger) as a result of the operation of this Section 9(ii), the Company shall pay cash in exchange for cancellation of such Series B Preferred Shares, at a price per share of Common Stock equal to the difference between the Weighted Average Price and the Conversion Price as of the date of such attempted conversion.

(10) Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder’s Series B Preferred Shares would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the Conversion Price in effect as of the record date, such votes shall be calculated based on the higher of (i) the then existing Conversion Price and (ii) $1.23 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction from and after the Subscription Date), and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Holder shall be entitled to receive the same prior notice of any stockholders’ meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class.

(11) Covenants.

(a) Prior to the consummation of the Merger (other than during the Wind Down (as defined below)), the Company shall maintain at least $1,100,000 in cash that is unrestricted at all times (the “Required Minimum Cash Amount”); provided, however, that any accounts payable owed by the Company that are greater than sixty (60) days past due or ninety (90) days past the invoice date shall increase the Required Minimum Cash Amount on a dollar for dollar basis. In the event the Company is no longer pursuing the Merger in good faith or the Merger Agreement has been terminated, the Company may, with the requisite approval of its Board of Directors and without obtaining the consent of the Required Holders, promptly discontinue all operations and promptly proceed with an orderly winding down of the Company (the period during which the Company discontinues all operations and proceeds with an orderly winding down of the Company, the “Wind Down”), including, without limitation, seeking any required stockholder approval therefor. Notwithstanding the foregoing, the Company shall be permitted to use cash up to, but not exceeding, the amount of the Required Minimum Cash Amount to wind down its operations pursuant to the immediately preceding sentence. In the event the Company consummates the Merger, the cash in the amount of the Required Minimum Cash Amount and any other proceeds from this issuance of the Preferred Stock not spent to consummate the Merger shall be used for working capital purposes but not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its or its Subsidiaries’ Capital Stock.

(b) Prior to the consummation or termination of the Merger, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly incur or guarantee, assume or suffer to exist any Indebtedness, other than trade payables necessary to consummate the Merger.

(c) Prior to the consummation or termination of the Merger, the Company shall not enter into, or be a party to, a Fundamental Transaction.

(d) Prior to the consummation or termination of the Merger, the Company shall not (i) grant, issue or sell any Purchase Rights, (ii) declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or (iii) repay any outstanding Indebtedness of the Company or any of its Subsidiaries.

(e) Prior to the consummation or termination of the Merger, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents or be party to any solicitations, negotiations or discussions with regard to the foregoing.

(12) Ranking. All shares of Common Stock shall be of junior rank to all Series B Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the Required Holders and except as provided in the Merger Agreement as in effect on the Subscription Date, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Series B Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, including without limitation, the Merger, the Series B Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that, other than as provided in the Merger Agreement as in effect on the Subscription Date, the Series B Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity) and no merger shall result inconsistent therewith. For the avoidance of doubt, the Series B Preferred Shares shall rank pari passu with the shares of Series A Convertible Preferred Stock, par value $0.001 per share to be assumed by the Company upon the consummation of the Merger, as contemplated by the Merger Agreement as in effect on the Subscription Date.

(13) Taxes.

(a) Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Series B Preferred Shares and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a “Tax Withholding”), unless a Tax Withholding is required by law. If the Company is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Company, the amount of the payment due from the Company will be increased to (or if no payment by the Company would otherwise be made (e.g., in the case of Capitalized Dividends), the Company will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 13) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Company is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Company hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Company and such Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Company will pay to such Holder the gross-up or indemnity amounts provided for in this Section 13. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Company agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series B Preferred Shares (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Company under this Section 13 shall survive the payment for the Series B Preferred Shares and all other amounts payable hereunder.

(14) Vote to Change the Terms of or Issue Series B Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the Holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series B Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series B Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees or directors giving the Company the right to repurchase shares upon the termination of services at cost); (e) pay dividends or make any other distribution on the Common Stock or other Junior Stock; (f) increase the amount of any securities issuable pursuant to any Approved Stock Plan; (g) amend or waive any provision of the Certificate of Designations with respect to the Series B Preferred Shares, (h) whether or not prohibited by the terms of the Series B Preferred Shares, circumvent a right of the Series B Preferred Shares or (i) take any other action or agree to take any action with respect to the Company’s Certificate of Incorporation or Bylaws that adversely and materially affects the terms or rights of the holders of the Series B Preferred Shares other than actions in the ordinary course of business. Any Series B Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

(15) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificates representing the Series B Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by such Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Series B Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if such Holder contemporaneously requests the Company to convert such Series B Preferred Shares into Common Stock.

(16) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by such Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(17) Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof.

(18) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(19) Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Series B Preferred Shares are not held by a Buyer then substituting the words “holder of securities” for the word “Buyer).

(20) Transfer of Series B Preferred Shares. A Holder may assign some or all of the Series B Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

(21) Series B Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Series B Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Series B Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Series B Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(22) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series B Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(23) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries, the Company shall within two (2) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company shall so indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(24) Certain Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Adjustment Date” means the date that is the earlier of (1) date that some or all of the Registrable Securities (as defined in the Registration Rights Agreement) have become registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) and (2) the date that is six (6) months immediately following the Closing Date.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, none of the Holders shall be considered to be Affiliates of Mabvax Therapuetics, Inc.

(c) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by such Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bloomberg” means Bloomberg Financial Markets.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(h) “Capital Stock” means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(i) “Certificate of Designations” means this Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company.

(j) “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (C) the Merger.

(k) “Closing Bid Price” and “Closing Sale Price” mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders.

If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(c)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(l) “Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(m) “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(n) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(o) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(p) “Conversion Amount” means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(q) “Conversion Measuring Period” means the twenty (20) Trading Days immediately preceding the applicable Conversion Date or other date of determination; provided that the Holder may specify in its Conversion Notice that the Conversion Date shall be included as the last day of the Conversion Measuring Period.

(r) “Conversion Price” means, as of any Conversion Date or other date of determination, (x) prior to the Adjustment Date, $2.00, subject to adjustment as provided herein (the price set forth in this clause (x), the “Fixed Conversion Price”) and (y) on or after the Adjustment Date, the lower of (i) the Fixed Conversion Price and (ii) ninety percent (90%) of the arithmetic average of the ten (10) lowest Weighted Average Prices of the Common Stock during the Conversion Measuring Period. For the avoidance of doubt, all such Weighted Average Prices shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable Conversion Measuring Period.

(s) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(t) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Excluded Securities” means any Common Stock issued or issuable or deemed to be issued in accordance with Section 3(d) hereof by the Company: (A) under any Approved Stock Plan, (B) in respect of a conversion or redemption of the Series B Preferred Shares in accordance herewith; (C) upon the exercise of the Warrants; provided that the Warrants are not amended, modified or changed on or after the Subscription Date; (D) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; or (E) pursuant to the Merger Agreement as in effect on the Subscription Date.

(w) “Fundamental Transaction” means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(x) “GAAP” means United States generally accepted accounting principles, consistently applied.

(y) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(z) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(aa) “Lead Investor” means Bio IP Ventures LLC.

(bb) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(cc) “Merger” means a merger by and among the Company, Tacoma Acquisition Corp. and Mabvax Therapeutics, Inc., a Delaware corporation, pursuant to the Merger Agreement.

(dd) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of the Subscription Date by and among Mabvax Therapeutics, Inc., a Delaware corporation, Tacoma Acquisition Corp., a Delaware Corporation and the Company.

(ee) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow, and (v) a 360 day annualization factor.

(ff) “Options” means any rights, warrants or options to subscribe for or purchase (i) Common Stock or (ii) Convertible Securities.

(gg) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(hh) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ii) “Principal Market” means The NASDAQ Capital Market.

(jj) “Redemption Dates” means, collectively, the Change of Control Redemption Date and the date of any other redemption price set forth herein, each of the foregoing, individually, a Redemption Price.

(kk) “Redemption Notices” means, collectively, the Change of Control Redemption Notice and the notice delivered with respect to any other redemption price set forth herein, each of the foregoing, individually, a Redemption Notice.

(ll) “Redemption Prices” means, collectively, the Change of Control Redemption Price and any other redemption price set forth herein, each of the foregoing, individually, a Redemption Price.

(mm) “Registration Rights Agreement” means the registration rights agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(nn) “Required Holders” means (i) the Holders of Series B Preferred Shares representing at least a majority of the aggregate Series B Preferred Shares then outstanding and (ii) so long as the Lead Investor or any of its Affiliates holds any Series B Preferred Shares, the Lead Investor.

(oo) “SEC” means the Securities and Exchange Commission.

(pp) “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(qq) “Stated Value” means per Series B Preferred Share the sum of (i) $2.00, subject to adjustment to preserve such value for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series B Preferred Shares after the Subscription Date and (ii) any Capitalized Dividends with respect to such Series B Preferred Share.

(rr) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ss) “Subscription Date” means May 12, 2014.

(tt) “Subsidiaries” means any joint venture or entity in which the Company, directly or indirectly, owns Capital Stock or an equity or similar interest, including any subsidiaries formed or acquired after the Subscription Date.

(uu) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(vv) “Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ww) “Transaction Documents” means this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants.

(xx) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and such Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(c)(iii) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(yy) “Warrants” means the warrants to purchase Common Stock issued in connection with the Series B Preferred Shares on the Issuance Date.

*    *    *    *    *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Michael M. Wick, its President, as of the 7th day of May, 2014.

TELIK, INC.

By:	/s/ Michael M. Wick
	Name:	Michael M. Wick
	Title:	President

EXHIBIT I

TELIK, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Telik, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Shares”), of Telik, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Series B Preferred Shares to be converted:

Stock certificate no(s). of Series B Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Electronic mail:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated May 12, 2014 from the Company and acknowledged and agreed to by Computershare.

TELIK, INC.

By:

Name:
Title:

Annex K

Needham & Company, LLC 445 Park Avenue, New York, NY 10022-4406 (212) 371-8300

May 5, 2014

Board of Directors

Telik, Inc.

2100 Geng Road, Suite 102

Palo Alto, CA 94303

Gentlemen:

We understand that Telik, Inc. (the “Company”), a wholly-owned subsidiary of the Company (“Merger Sub”), and MabVax Therapeutics, Inc. ( “MabVax”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into MabVax and MabVax will become a wholly-owned subsidiary of the Company (the “Merger”). The terms and conditions of the Merger will be set forth more fully in the Merger Agreement. We also understand that, on or about the date of execution of the Merger Agreement, the Company proposes enter into a securities purchase agreement pursuant to which the Company would sell equity securities in an amount to provide the Company with sufficient liquidity to maintain operations through consummation of the Merger (the “PIPE Financing”).

Pursuant to the proposed Merger Agreement, we understand that, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock of MabVax, other than shares held by MabVax and dissenting shares but including shares issued upon the automatic conversion immediately prior to the Effective Time of all Series A and Series B preferred stock of MabVax, will be converted into the right to receive such number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) equal to the exchange ratio set forth in the Merger Agreement (the “Exchange Ratio”), such that immediately after the Merger the number of shares of Company Common Stock issued or issuable to former holders of MabVax common stock and holders of options and warrants to purchase MabVax common stock equals approximately 85% of the total number of shares of the Company Common Stock outstanding, assuming conversion of all preferred stock and cashless exercise of all in-the-money warrants outstanding; provided, however, that if the Company Common Stock were delisted from and not restored by the NASDAQ Capital Market prior to the closing of the Merger (other than for delisting as a result of, or in connection with, the Merger, the PIPE Financing or any of the other transactions contemplated by the Merger Agreement or the PIPE Financing), then such percentage shall equal 95%. In addition, pursuant to the proposed Merger Agreement, each outstanding share of Series C-1 and Series C-2 Preferred Stock of MabVax, other than shares held by MabVax and dissenting shares, will be converted into the right to receive one share of Series A-1 or Series A-2 Preferred Stock of the Company, as the case may be.

Boston Office: One Federal Street, Boston, MA 02110 (617) 457-0910

California Offices: 3000 Sand Hill Road, Building 1, Menlo Park, CA 94025 (650) 854-9111

100 Spear Street, San Francisco, CA 94105 (415) 262-4860

Chicago Office: 180 North LaSalle, Suite 3700, Chicago, IL 60601 (312) 981-0412

Board of Directors

Telik, Inc.

May 5, 2014

Needham & Company, LLC

You have asked us to advise you as to the fairness, from a financial point of view, to the Company of the Exchange Ratio.

For purposes of this opinion we have, among other things: (i) reviewed a draft of the Merger Agreement dated April 25, 2014; (ii) reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company and MabVax furnished to us by the Company and MabVax; (iii) held discussions with members of management of the Company and MabVax concerning the current operations of and future business prospects for the Company and MabVax and joint prospects for the combined companies; (iv) reviewed certain financial forecasts with respect to the Company and MabVax prepared by the respective managements of the Company and MabVax and held discussions with members of such managements concerning those forecasts; (vi) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed generally relevant to similar data for the Company; (vii) reviewed the financial terms of certain business combinations that we deemed generally relevant; and (viii) reviewed such other financial studies and analyses and considered such other matters as we have deemed appropriate. In addition, we have held discussions with members of the Company’s management and its representatives concerning the Company’s views as to: the anticipated adverse effects on the Company’s business, assets, liabilities, operations and prospects that the Company believes would occur if the Company were not to enter into the Merger Agreement and the PIPE Financing; the liquidity position of the Company and its ability to continue as a going concern; the Company’s anticipated inability to remedy its liquidity shortfall and the substantial risk of the Company becoming insolvent and either seeking the protection of state insolvency or federal bankruptcy law or winding down its operations; the anticipated substantial adverse effects on the Company’s stockholders and present and potential employees, business partners and lenders that would result from such insolvency or concerns about the potential for it; and the anticipated benefits that would arise from entering into the Merger Agreement and the PIPE Financing, including the lessening of such liquidity and solvency concerns and ownership by the combined companies of programs in active clinical trials.

In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. We have assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. In addition, we have assumed, with your consent, that the Merger will be consummated upon the terms and subject to the conditions set forth in the draft Merger Agreement dated April 25, 2014 without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, MabVax or the contemplated benefits of the Merger. With respect to the financial forecasts for the Company and MabVax provided to us by the respective managements of the Company and MabVax, we have assumed, with your consent and based upon discussions with such managements, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of the Company and MabVax. We express no opinion with respect to any of such forecasts or estimates or the assumptions on which they were based.

We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Company, MabVax or any of their respective subsidiaries nor have we evaluated the solvency or fair value of the Company, MabVax or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Further, our opinion is based

Board of Directors

Telik, Inc.

May 5, 2014

Needham & Company, LLC

on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio and we express no opinion as to the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Company, or as to the Company’s underlying business decision to engage in the Merger or the relative merits of the Merger as compared to other business strategies that might be available to the Company. We were not requested to, and did not, provide independent financial advice to you or the Company during the course of negotiations between the Company and MabVax or participate in the negotiation or structuring of the Merger. In addition, we express no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Exchange Ratio or with respect to the fairness of any such compensation. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.

We are not expressing any opinion as to the value of Company Common Stock when issued pursuant to the Merger or the prices at which Company Common Stock will actually trade at any time.

We have been engaged by the Company as financial advisor in connection with strategic and financing alternatives and to render this opinion and will receive fees for our services, a portion of which is payable upon delivery of this opinion, and a substantial portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our role as financial advisor and out of the rendering of this opinion and to reimburse us for certain of our out-of-pocket expenses. We have not in the past two years provided any other investment banking and financial advisory services to the Company, or any investment banking and financial advisory services to MabVax or Merger Sub, for which we have received compensation. We may in the future provide investment banking and financial advisory services to the Company, MabVax and their respective affiliates unrelated to the Merger, for which services we would expect to receive compensation. In the ordinary course of our business, we may actively trade the equity securities of the Company for our own account or for the accounts of customers or affiliates and, accordingly, may at any time hold a long or short position in such securities.

This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of the Company and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger provided that this letter is quoted in full in such registration statement or proxy statement. This opinion has been approved by a fairness committee of Needham & Company, LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

Very truly yours,

NEEDHAM & COMPANY, LLC

Annex L

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MABVAX THERAPEUTICS, INC.

J. David Hansen hereby certifies that:

ONE: The original Certificate of Incorporation of this company was filed with the Secretary of State of the State of Delaware on May 5, 2006 under the name Mabvax Therapeutics, Inc. (the “Company” or the “Corporation”). The Corporation’s Certificate of Incorporation was last amended and restated on November 2, 2012.

TWO: He is the duly elected and acting President and Chief Executive Officer of Mabvax Therapeutics, Inc., a Delaware corporation.

THREE: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

I.

The name of this corporation is Mabvax Therapeutics, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 13,323,873 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. Common Stock.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

1.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. Preferred Stock.

Nine Hundred Fifty-Six Thousand Two Hundred Forty (956,240) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and Two Million (2,000,000) shares of the authorized Preferred Stock of the Corporation are designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Junior Preferred Stock”).

The Board of Directors is authorized, subject to any limitations prescribed by law, to designate and provide for the issuance of shares of additional series of Preferred Stock on or following the date hereof, including, without limitation, shares of Preferred Stock designated by the Corporation as “Series C-1 Preferred Stock” and “Series C-2 Preferred Stock” (collectively, the “Series C Preferred Stock”), by filing a certificate pursuant to the DGCL (such Preferred Stock “Additional Preferred Stock” and each certificate for such applicable Additional Preferred Stock, including, without limitation, shares of Preferred Stock designated by the Corporation as “Series C Preferred Stock”, being hereafter referred to as a “Preferred Stock Designation” and the certificates for the Series C Preferred Stock being hereafter referred to as the “Series C Preferred Stock Designations”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. In the event that at any time the Board of Directors shall have established and designated one or more series of Additional Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Additional Preferred Stock shall be deemed to be shares of an undesignated series of Additional Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series of Additional Preferred Stock. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock are set forth in the Series C Preferred Stock Designations which forms a part of this Certificate of Incorporation. In the event of any conflict between the provisions set forth in the Series C Preferred Stock

2.

Designations and the provisions set forth in this Certificate of Incorporation, the provisions set forth in the Series C Preferred Stock Designations shall control. The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series A Preferred Stock and the Series B Preferred Stock are as follows:

1. Dividends.

a. Subject to any preferential dividend rights of any outstanding series of Additional Preferred Stock ranking senior to (including, without limitation, the Series C Preferred Stock) or pari passu with the Series A and Series B Preferred Stock, the holders of shares of Series A Preferred Stock and the holders of shares of Series B Preferred Stock shall be entitled to receive, when declared by the Board of Directors on a pari passu basis, out of funds legally available therefor, dividends of 8% of the aggregate amount of the Series A Original Issue Price (as hereinafter defined) or the Series B Original Purchase Price (as hereinafter defined), as applicable. The “Series A Original Issue Price” shall mean $6.17 per share, and the “Series B Original Issue Price” shall mean $6.82 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock or the Series B Preferred Stock, as applicable.

b. Subject to any preferential dividend rights of any outstanding series of Additional Preferred Stock ranking senior to (including, without limitation, the Series C Preferred Stock) or pari passu with the Series A and Series B Preferred Stock, the Corporation shall not declare, pay or set aside any dividends on shares of Common Stock of the Corporation (other than dividends payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Junior Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Junior Preferred Stock in an amount at least equal to the greater of (x) the dividends set forth above or (y) that dividend per share of each applicable series of Junior Preferred Stock as would equal the product of (i) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of each applicable series of Junior Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

a. Payments to Holders of Junior Preferred Stock. Subject to the rights of any outstanding series of Additional Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount equal to the greater of (i) the Series A Original Issue Price per share or the Series B Original Issue Price per share, as applicable, or (ii) such amount per share as would have been payable had each such share of the applicable series of Junior Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of shares of Series A Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”, and the amount payable to the holders of shares of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section 2.a., the holders of shares of Series A Preferred Stock and Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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b. Payments to Holders of Common Stock. After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with or senior to the Series A Preferred Stock and the Series B Preferred Stock (including, without limitation, the Series C Preferred Stock), upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock and shares of any series of Additional Preferred Stock entitled to participate with the Common Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders, pro rata based on the number of shares held by each such holder.

c. Deemed Liquidation Events.

(i) Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 60% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, elect otherwise by written notice sent to the Corporation at least ten days prior to the effective date of any such event:

(a) any merger or consolidation in which (1) the Corporation is a constituent party or (2) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation except

(1) any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least a majority voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; provided that, for purposes of this Section 2.c.(i)(a)(1), all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); and

(2) a merger of the Corporation into a public company or a subsidiary of a public company, causing the Corporation to become a publicly traded company traded on The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTC Bulletin Board; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or a series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(c) Notwithstanding anything herein to the contrary, the Reverse Merger (as defined in the Series C Preferred Stock Designations) shall not constitute a “Deemed Liquidation Event”.

(ii) Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.c.(i) unless the agreement or plan of merger or consolidation with respect to such merger,

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consolidation or sale (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Sections 2.a. and 2.b. above.

(b) Subject to the rights of any series of Additional Preferred Stock and the provisions of the Series C Preferred Stock Designations, in the event of a Deemed Liquidation Event referred to in Section 2.c.(i), if the Corporation does not effect a dissolution of the Corporation under the DGCL within 90 days after such Deemed Liquidation Event, then (1) the Corporation shall send a written notice to each holder of Junior Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (2) to require the redemption of such shares of Junior Preferred Stock, and (2) if the holders of at least 60% of the then outstanding shares of Junior Preferred Stock, voting together as a single class on an as-converted basis, so request in a written instrument delivered to the Corporation no later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefore, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount and all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing and subject to the rights of any series of Additional Preferred Stock , in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Junior Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of such Junior Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefore. The provisions of Section 6.b. through Section 6.d. shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 2.c.(ii)(b). Prior to the distribution or redemption provided for in this Section 2.c.(ii)(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or otherwise in the ordinary course of business.

(c) The amount deemed distributed to the holders of Junior Preferred Stock upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

(iii) Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Section 2.c.(i)(a), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (A) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2.a. and Section 2.b. as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (B) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2.a. and Section 2.b. after taking into account the previous payment of the Initial Consideration as part of the same transaction.

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3. Voting.

a. General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Junior Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of each applicable series of Junior Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which the shares of Junior Preferred Stock held by each holder could be converted), shall be disregarded. Except as provided by law, a Preferred Stock Designation or by the provisions of the Certificate of Incorporation, holders of the Junior Preferred Stock shall vote together with the holders of Common Stock as a single class.

b. Junior Preferred Stock Protective Provisions Requiring At Least 60%. Except to the extent contemplated by that certain Securities Purchase Agreement, dated on or about February 12, 2014 by and between the Company and the Buyers (as defined therein), a copy of which is available for inspection at the principal place of business of the Corporation (the “Purchase Agreement”) or any Preferred Stock Designation filed in connection therewith, at any time when shares of Series A Preferred Stock and/or shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend or alter any rights, preferences or privileges or terms of the Series A Preferred Stock or the Series B Preferred Stock (including, without limitation, waiving any already accrued rights of holders of the Series A Preferred Stock or the Series B Preferred Stock) so as to affect adversely the Series A Preferred Stock and Series B Preferred Stock without the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, consenting or voting (as the case may be) together as a single class on as an-converted to Common Stock basis, in each case given in writing or by vote at a meeting (in addition to any other vote required by law or the Certificate of Incorporation).

4. Optional Conversion. Except as may be provided otherwise in a Preferred Stock Designation, the holders of the Junior Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

a. Right to Convert.

(i) Conversion Ratio of Series B Preferred Stock. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be $6.82. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(ii) Conversion Ratio of Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be $6.17. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(iii) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Junior Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for

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such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the holders of Junior Preferred Stock.

b. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Junior Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price or Series A Conversion Price, as applicable.

c. Mechanics of Conversion.

(i) Notice of Conversion. In order for a holder of Junior Preferred Stock to voluntarily convert shares of Junior Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Junior Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificates), at the office of the transfer agent for the Junior Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Junior Preferred Stock represented by such certificate or certificates and, if applicable, the event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (“Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (A) issue and deliver at such office to such holder of Junior Preferred Stock, or to his, her or its nominees, a certificate or certificates for the aggregate number of full shares of Common Stock issuable upon conversion of the number of shares of Junior Preferred Stock represented by the certificate(s) that were surrendered for conversion, (B) issue and deliver at such office to such holder of Junior Preferred Stock, or to his or its nominees, a certificate or certificates for the shares of Junior Preferred Stock, if any, represented by the surrendered certificate(s) that were not converted into Common Stock, and (C) pay in cash such amount as provided in Section 4.b. in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. Together with the foregoing items, the Corporation shall deliver to such holder a statement that sets forth (x) the Board of Directors’ determination of the fair market value per share of each applicable series of Junior Preferred Stock as of the Conversion Time, and (y) a calculation of the number of shares of each applicable series of Junior Preferred Stock payable with respect to the shares surrendered for conversion.

(ii) Reservation of Shares. The Corporation shall at all times when the Junior Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Junior Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Junior Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Junior Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price or the

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Series B Conversion Price, as applicable, below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock, as applicable, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price and/or Series B Conversion Price.

(iii) No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price or the Series B Conversion Price, as applicable, shall be made for any declared but unpaid dividends on shares of the applicable series of Junior Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv) Effect of Conversion. All shares of Junior Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the effective date of such conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.b., and to receive payment of any dividends declared but unpaid thereon. Any shares of Junior Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may thereafter from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Junior Preferred Stock accordingly.

(v) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Junior Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Junior Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

d. Adjustments to Series A Conversion Price and/or Series B Conversion Price for Diluting Issues:

(i) Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Securities” shall mean all securities issued (or, pursuant to Section 4.d.(iii) below, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than (1) the following securities and (2) securities deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(1) shares of Common Stock or Convertible Securities actually issued upon exercise of any Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

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(2) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on shares of Preferred Stock;

(3) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.e. or Section 4.f. below;

(4) up to 1,264,590 shares (or such greater number as may be approved by the holders of at least 60% of the Junior Preferred Stock, voting as a single class) of Common Stock (or Options with respect thereto) (subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued to employees or directors of, or consultants or advisers to, the Corporation or any of its subsidiaries pursuant to a plan or arrangement approved by the Board of Directors of the Corporation, whether issued before or after the Series B Original Issue Date (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new Options) pursuant to the terms of any such plan, agreement or arrangement); or

(5) the Securities (as defined in the Purchase Agreement) issued or issuable pursuant to the terms of the Transaction Documents (as defined in the Purchase Agreement).

(ii) No Adjustment of Series A Conversion Price or Series B Conversion Price. No adjustment in the Series A Conversion Price or Series B Conversion Price, as the case may be, shall be made as the result of the issuance or deemed issuance of Additional Securities if: (a) the consideration per share (determined pursuant to Section 4.d.(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price or Series B Conversion Price, as the case may be, in effect immediately prior to the issuance or deemed issuance of such Additional Securities, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Securities.

(iii) Issuance of Securities and Deemed Issuance of Additional Securities. If the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Securities are deemed to be issued:

(a) No further adjustment in the Series A Conversion Price or Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price and/or Series B Conversion Price pursuant to the terms of Section 4.d.(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or

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exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price or Series B Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price or Series B Conversion Price, as the case may be, as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series A Conversion Price or Series B Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price or Series B Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Options or Convertible Security, or (ii) the Series A Conversion Price or Series B Conversion Price, as the case may be, that would have resulted from any issuances of Additional Securities as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date;

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price and/or Series B Conversion Price pursuant to the terms of Section 4.d.(iv) (either because the consideration per share (determined pursuant to Section 4.d.(v)) of the Additional Securities subject thereto was equal to or greater than the Series A Conversion Price and/or Series B Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series B Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Securities subject thereto (determined in the manner provided in this Section 4.d.(iii)) shall be deemed to have been issued effective upon such increase or decrease becoming effective;

(d) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price and/or Series B Conversion Price pursuant to the terms of Section 4.d.(iv), the Series A Conversion Price and/or Series B Conversion Price shall be readjusted to such Series A Conversion Price and/or Series B Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued; and

(e) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price and/or Series B Conversion Price provided for in this Section 4.d.(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 4.d.(iii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price and/or Series B Conversion Price that would result under the terms of this Section 4.d.(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price and/or Series B Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

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(iv) Adjustment of Series A Conversion Price and/or Series B Conversion Price Upon Issuance of Additional Securities. In the event the Corporation shall at any time after the Series B Original Issue Date issue Additional Securities (including Additional Securities deemed to be issued pursuant to Section 4.d.(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price and/or Series B Conversion Price in effect immediately prior to such issue, then and in such event, such Series A Conversion Price and/or Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined in accordance with the following formula:

CP2 = CP1 * (A+B) / (A+C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series A Conversion Price and/or Series B Conversion Price, as applicable, in effect immediately after such issue of Additional Securities;

(b) “CP1” shall mean the Series A Conversion Price and/or Series B Conversion Price, as applicable, in effect immediately prior to such issue of Additional Securities;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Securities (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefore) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Securities issuable in such transaction.

(v) Determination of Consideration. For purposes of this Section 4.d., the consideration received by the Corporation for the issue of any Additional Securities shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3) in the event Additional Securities are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Securities deemed to have been issued pursuant to Section 4.d.(iii), relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision

11.

contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Securities that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price and/or Series B Conversion Price pursuant to the terms of Section 4.d.(iv), and such issuance dates occur within a period of no more than 120 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price and/or Series B Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

e. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock without making a corresponding subdivision of the outstanding Series A Preferred Stock or Series B Preferred Stock, then the Series A Conversion Price and/or Series B Conversion Price, as applicable, then in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable upon conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock without making a corresponding combination of the outstanding Series A Preferred Stock or Series B Preferred Stock, the Series A Conversion Price and/or Series B Conversion Price, as applicable, then in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

f. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price and Series B Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price and Series B Conversion Price, as applicable, then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and Series B Conversion

12.

Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and Series B Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock and Series B Conversion Price simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

g. Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the Junior Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Junior Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Junior Preferred Stock; provided, however, that no such provision shall be made if the holders of Junior Preferred Stock receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Junior Preferred Stock had been converted into Common Stock on the date of such event.

h. Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.c. and Section 5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Junior Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Junior Preferred Stock shall thereafter be convertible in lieu of the Common Stock in which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Junior Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interest thereafter of the holders of the Junior Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price and/or Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Junior Preferred Stock.

i. No Impairment. The Corporation will not, without first obtaining any consent of its stockholders as may be required by law or by this Certificate of Incorporation, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

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j. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price and/or Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Junior Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Junior Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Junior Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price and/or Series B Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the applicable series of Junior Preferred Stock.

k. Notice of Record Date. In the event:

(i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Junior Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Junior Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Junior Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Junior Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion. The Junior Preferred Stock shall automatically convert into Common Stock as follows:

a. Trigger Events. Immediately prior to the date on which (i) the shares of Common Stock of the Corporation (or its successor by merger, recapitalization, reorganization or otherwise) are registered under the Securities Exchange Act of 1934, as amended or (ii) the Reverse Merger is consummated (the “Mandatory Conversion Date”), all outstanding shares of Junior Preferred Stock shall automatically be converted into shares of Common Stock, effective immediately prior to the close of such sale of Common Stock, at the then effective conversion rate.

(i) Procedural Requirements. All holders of record of shares of Junior Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Junior Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Junior Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Junior Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Junior Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been

14.

lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Junior Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate on the Mandatory Conversion Date immediately prior to the close of the sale of shares of Common Stock on such date (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.b. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Junior Preferred Stock, the Corporation shall (A) issue and deliver at such office to such holder of Junior Preferred Stock, or to his, her or its nominees, a certificate or certificates for the aggregate number of full shares of Common Stock issuable upon conversion of the number of shares of the applicable series of Junior Preferred Stock represented by the certificate or certificates that were surrendered for conversion and (B) pay in cash such amount as provided in Section 4.b. in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. Together with the foregoing items, the Corporation shall deliver to such holder a statement that sets forth (x) the Board of Directors’ determination of the fair market value per share of the applicable series of Junior Preferred Stock as of the Mandatory Conversion Date, and (y) a calculation of the number of shares of Junior Preferred Stock payable with respect to the shares surrendered for conversion.

b. All certificates evidencing shares of Junior Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Junior Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Junior Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Junior Preferred Stock accordingly.

6. Redemption. Subject to the rights of any series of Additional Preferred Stock and the provisions of the Series C Preferred Stock Designations, shares of Junior Preferred Stock shall be redeemed as follows:

a. Redemption. Shares of Junior Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefore at a price equal to the Series A Original Issue Price or Series B Original Issue Price per share, as applicable, plus any dividends declared but unpaid thereon (the “Redemption Price”), in three annual installments commencing not more than 60 days after receipt by the Corporation at any time after the fifth (5th) anniversary of the Series B Original Issue Date, from the holders of at least sixty percent (60%) of the then outstanding shares of Junior Preferred Stock, voting together as a single class on an as-converted basis, of written notice requesting redemption of all shares of Junior Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem shares, on a pro rata basis in accordance with the number of shares of each applicable series of Junior Preferred Stock owned by each holder, that number of outstanding shares of the applicable series of Junior Preferred Stock determined by dividing (i) the aggregate of the total number of shares of such series of Junior Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Junior Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefore, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

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b. Redemption Notice. The Corporation shall provide notice of its receipt of the mandatory redemption (a “Redemption Notice”), by first class or registered mail, postage prepaid, to each holder of record of Junior Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 45 days prior to the applicable Redemption Date. Each Redemption Notice shall state:

(i) the total number of shares of each applicable series of Junior Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Board of Directors’ determination of the fair market value per share of such series of Junior Preferred Stock as of the Redemption Date;

(iii) the Redemption Date and the Redemption Price;

(iv) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.a.); and

(v) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Junior Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Junior Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6, then the shares of Junior Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares”. Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6, whether on such Redemption Date or thereafter.

c. Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of Junior Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender to the Corporation the certificate(s) representing the shares to be redeemed on such date (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such Certificate), in the manner and at the place designated in the Redemption Notice. Thereupon, the Redemption Price for such shares shall be paid to the order of the person whose name appears on such certificate(s) as the owner thereof. In the event less than all of the shares of Junior Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Junior Preferred Stock shall promptly be issued to such holder

d. Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Junior Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefore in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Junior Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Junior Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor. Any Junior Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Junior Preferred Stock accordingly. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Junior Preferred Stock following redemption.

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7. Waiver. Any of the rights, powers, preferences and other terms of the Junior Preferred Stock set forth herein may be waived on behalf of all holders of Junior Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Junior Preferred Stock then outstanding voting together as a single class on an as-converted basis, except for items specifically requiring the consent of at least 60% of the outstanding shares of Junior Preferred Stock, voting together as a single class on an as-converted basis, then outstanding pursuant to Section 3.b hereof.

V.

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B. Election of Directors

1. Subject to the rights of the holders of Preferred Stock to elect additional directors under specified circumstances or as otherwise provided in a Preferred Stock Designation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Except as otherwise set forth in any Preferred Stock Designation, each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”). During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

C. Removal

1. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, except as otherwise set forth in any Preferred Stock Designation, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

2. At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section C.1 above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

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D. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation, subject to any restrictions that may be set forth in this Certificate of Incorporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

VIII.

This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the stockholders of the Corporation.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on February 12, 2014.

Mabvax Therapeutics, Inc.

By:	/s/ J. David Hansen

Name: J. David Hansen
Title: President and Chief Executive Officer

Annex M

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C-1 CONVERTIBLE PREFERRED STOCK OF MABVAX THERAPEUTICS, INC.

MabVax Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation’s previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 5,546,553 shares of Series C-1 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 5,546,553 shares of Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), par value $0.001 per share, which shall have the following powers, designations, preferences and other special rights:

1. Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series C-1 Preferred Stock”. The initial number of authorized shares of the Series C-1 Preferred Stock shall be 5,546,553, which shall not be subject to increase without the consent of the Required Holders voting together as a single class. Each share of the Series C Preferred Stock shall have a par value of $0.001.

2. Ranking. The Series C Preferred Stock shall rank prior and superior to all of the common stock, par value $0.001 per share, of the Corporation (“Common Stock”) and any other capital stock of the Corporation (including without limitation, the preferred stock of the Corporation designated by the Corporation as “Series A Preferred Stock” (the “Series A Preferred Stock”) and “Series B Preferred Stock” (the “Series B Preferred Stock” and collectively with the Series A Preferred Stock, the “Existing Preferred Stock”), with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series C-1 Preferred Stock shall rank pari passu with the other Series C Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation (including without limitation, the Existing Preferred Stock) shall be subject to the preferences and relative rights of the Series C Preferred Stock.

3. Dividend Provisions.

(a) From and after the first date of issuance of any shares of Series C Preferred Stock (the “Issuance Date”), the holders of Series C Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share of Series C Preferred Stock whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the “Dividend Rate”) on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such share of Series C Preferred Stock) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series C Preferred Stock (such stock being referred to hereinafter collectively as “Junior Stock”) in any year. Dividends on the shares of Series C Preferred Stock shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (i) in cash when, as and if declared by the Board, in arrears for each Calendar Year on the first (1st) Business Day of each succeeding Calendar Year and upon a Liquidation Event and a Triggering Event Redemption Date (as defined in Section 6(b)(i)) (any Dividends so paid in cash “Cash Dividends”); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of such Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series C Preferred Stock as of such Dividend Date (as defined below) (the “Capitalized Dividends”), and (ii) to the extent not previously paid in cash pursuant to Section 3(a)(i), on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a “Dividend Date”). The

Corporation shall deliver a written notice to each Holder of Series C Preferred Stock no later than ten (10) Business Days prior to the applicable Dividend Date either indicating that the Dividend is to be paid as Cash Dividends or confirming that the Dividend shall be paid as Capitalized Dividends. Dividends on the Series C Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series C Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(b) In addition to the dividends referred to in Section 3(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series C Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 8(d), if applicable) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any Pari Passu Stock (as defined in Section 7(c)(i)) unless the holders of Series C Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series C Preferred Stock had been converted into shares of Common Stock pursuant to Section 8 immediately prior to the record date for determining the stockholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as such Holder provides written notice to the Corporation that its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4. Liquidation Preference.

(a) Preferential Payment to Holders of Series C Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price per share equal to the sum of (i) the Stated Value and (ii) accrued and unpaid Dividends, if any. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock and any class of stock ranking on liquidation on a parity with the Series C Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4(a), the Holders shall be entitled, on a pari passu basis with the holders of Junior Stock, to participate in the distribution of any remaining assets of the Corporation available for distribution to the holders of Junior Stock, pro rata based on the number of shares held by each

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Holder, treating for the purpose thereof all of the shares of Series C Preferred Stock as having been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable).

5. Fundamental Transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series C Preferred Stock in exchange for such Series C Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividends rate equal to the Stated Value and Dividend Rate of the Series C Preferred Stock held by such Holder and having similar conversion rights, ranking and security to the Series C Preferred Stock, and satisfactory to the Required Holders and (ii) from and after the Public Company Date, the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Corporation” under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Corporation” shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this Certificate of Designations with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this Certificate of Designations. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series C Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series C Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series C Preferred Stock, including without limitation, the Maximum Percentage, if applicable), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series C Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s shares of Series C Preferred Stock upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is

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entitled to receive upon the conversion of such Holder’s shares of Series C Preferred Stock prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 10(a), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s shares of Series C Preferred Stock been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series C Preferred Stock.

6. Redemption at Option of Holders.

(a) Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) at any time on or after the Public Company Date, the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for more than two (2) Trading Days;

(ii)(A) a Conversion Failure (as defined in Section 8(b)(iii)(A)) or (B) the Corporation’s notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series C Preferred Stock into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

(iii) at any time a Holder’s Authorized Share Allocation (as defined in Section 8(e)(i)) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Series C Preferred Stock;

(iv) the Corporation’s failure to pay to the Holder any amounts that at any time exceed $25,000 when and as due pursuant to this Certificate of Designations or any other Transaction Document, provided that such failure continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s failure to pay any amounts due pursuant to this Certificate of Designations that are the payments of Dividends or the Stated Value of the shares of Series C Preferred Stock;

(v) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Corporation and/or any of its Subsidiaries in excess of $100,000 in the aggregate;

(vi) the Corporation or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

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(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Corporation or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Corporation or any of its Subsidiaries or (C) orders the liquidation of the Corporation or any of its Subsidiaries;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Corporation or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Corporation provides the Holders with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Corporation will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix) the consummation of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes the Warrants and this Certificate of Designations pursuant to the provisions of Section 5 such that, inter alia, the Initial Warrants (as defined in the Securities Purchase Agreement) shall be exercisable into, and the shares of Series C Preferred Stock, including the shares of Series C Preferred Stock issuable upon exercise of the Series C-1 Warrants (as defined in the Securities Purchase Agreement), shall be or convertible for, the publicly traded Common Stock of such Successor Entity;

(x) the failure by the Corporation, before the four (4) month anniversary of the Issuance Date (the “Public Company Deadline”), either (A) to cause the Form 10 registering the Corporation’s Common Stock under the Exchange Act to be declared effective by the United States Securities and Exchange Commission (the “SEC”) or (B) to enter into definitive documentation on terms and conditions acceptable to the Required Holders providing for the consummation of the Reverse Merger in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes the Warrants and this Certificate of Designations pursuant to the provisions of Section 5 such that, inter alia, the Initial Warrants shall be exercisable into, and the shares of Series C Preferred Stock, including the shares of Series C Preferred Stock issuable upon exercise of the Series C-1 Warrants, shall be or convertible for, the publicly traded Common Stock of such Successor Entity; provided, however, that the Public Company Deadline shall be extended to the six (6) month anniversary of the Issuance Date in the event that prior to the four (4) month anniversary of the Issuance Date either (I) the Corporation has filed the Form 10 registering the Corporation’s Common Stock under the Exchange Act and is in the process of receiving or responding in good faith and diligently to comments on such Form 10 from the SEC or (II) the Corporation has entered into a term sheet, letter of intent or similar agreement setting forth the terms and conditions in reasonable detail for the consummation of the Reverse Merger and is working in good faith and diligently to prepare definitive documents relating thereto;

(xi) unless the Corporation caused the Form 10 registering the Corporation’s Common Stock under the Exchange Act to be declared effective by the SEC before the Public Company Deadline (as the same may be extended pursuant to Section 6(a)(x)), the failure by the Corporation, before the one (1) year anniversary of the Issuance Date, to consummate the Reverse Merger or equivalent transaction, in each case, acceptable to the Required Holders in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes the Warrants and this Certificate of Designations pursuant to the provisions of Section 5 such that, inter alia, the Initial Warrants shall be exercisable into, and the shares of Series C Preferred Stock, including the shares of Series C Preferred Stock issuable upon exercise of the Series C-1 Warrants, shall be or convertible for, the publicly traded Common Stock of such Successor Entity;

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(xii) the issuance of Common Stock or Common Stock Equivalents in violation of any provision of any Approved Stock Plan or any Transaction Document;

(xiii) the issuance of debt securities in violation of any provision of any of the Transaction Documents;

(xiv) the Existing Preferred Stock is not converted in full into Common Stock on or prior to the Public Company Date;

(xv) any deviation of twenty percent (20%) or more in the aggregate of the Approved Yearly Budget (as defined in Section 7(c)(xvi);

(xvi) any deviation of five percent (5.0%) or more with respect to (x) financial statement audit and review expenses and/or (y) investors’ relations expenses, in each case as included in the Approved Yearly Budget;

(xvii) the failure by the Corporation to deliver the 2013 Audited Financial Statements (as defined in the Securities Purchase Agreement) to each Holder on or before the date that is forty-five (45) days immediately following the Closing Date (as defined in the Securities Purchase Agreement);

(xviii) any deviation of any line item of the 2013 Audited Financial Statements from the equivalent line items set forth in the unaudited financial statements for the Calendar Year 2013 delivered to the Holders on or prior to the Closing Date by the greater of (i) more than five percent (5%) and (ii) $100,000; or

(xix) the Corporation breaches any representation, warranty, covenant or other term or condition of any Transaction Document, provided that the breach of any covenant continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s covenants to pay Dividends or the Stated Value of the shares of Series C Preferred Stock pursuant to this Certificate of Designations.

(b) Redemption Option Upon Triggering Event.

(i) In addition to all other rights of the Holders contained herein, after the occurrence of a Triggering Event, each Holder shall have the right, at such Holder’s option, provided that before the Public Company Date the Lead Investor so consents in writing, to require the Corporation to redeem all or any portion of such Holder’s Series C Preferred Stock at a price per share in cash equal to the greater of (I) if prior to the Public Company Date, 110% of the sum of (x) the Stated Value and (y) accrued and unpaid Dividends, if any or (II) if on or after the Public Company Date, the greater of (x) 110% of the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any and (y) the product of (A) the Conversion Rate (as defined in Section 8(a)) in effect at such time as the applicable Notice of Triggering Event Redemption (as defined below) is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement and (B) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the applicable Notice of Triggering Event Redemption is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement (the “Triggering Event Redemption Price”). Within one (1) Business Day after the occurrence of a Triggering Event other than the Triggering Event described in Section 6(a)(ix), the Corporation shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each Holder. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile or electronic mail, and overnight courier to each Holder (a “Change of Control Notice”).

At any time (A) after the earlier of (I) a Holder’s receipt of a Notice of Triggering Event and (II) a Holder becoming aware of a Triggering Event other than the Triggering Event described in Section 6(a)(ix) or (B) during the period beginning on the earlier to occur of (I) any oral or written

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agreement by the Corporation or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, and (II) a Holder’s receipt of a Change of Control Notice and ending fifteen (15) Trading Days after the date of the consummation of such Change of Control, any Holder of Series C Preferred Stock then outstanding may require the Corporation to redeem up to all of such Holder’s Series C Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Triggering Event Redemption”) to the Corporation, provided that with respect to Notices of Triggering Event Redemption delivered before the Public Company Date, the Lead Investor so consents in writing, which Notice of Triggering Event Redemption shall indicate the number of shares of Series C Preferred Stock that such Holder is electing to redeem. Upon the Corporation’s receipt of a Notice of Triggering Event Redemption from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation’s receipt of such notice(s). The Corporation shall (A) with respect to a Triggering Event that is not the Triggering Event described in Section 6(a)(ix), deliver on the fifth (5th) Business Day after the Corporation’s receipt of a Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to such Holder that delivered a Notice of Triggering Event Redemption, provided that the Corporation shall deliver on the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Triggering Event Redemption prior to the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption and (B) with respect to a Triggering Event described in Section 6(a)(ix), deliver the Triggering Redemption Price concurrently with the consummation of such Change of Control to all Holders that deliver a Notice of Triggering Event Redemption prior to the consummation of such Change of Control and otherwise within five (5) Trading Days after the Corporation’s receipt of such notice (such date, the “Triggering Event Redemption Date”).

(ii) Miscellaneous. To the extent redemptions required by this Section 6(b)(ii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series C Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b)(ii), until the Triggering Event Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series C Preferred Stock submitted for redemption under this Section 6(b)(ii) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of a Triggering Event described in Section 6(a)(ix), shares or equity interests of the Successor Entity substantially equivalent to the Corporation’s Common Stock pursuant to Section 8(a). The Holders and the Corporation agree that in the event of the Corporation’s redemption of any Series C Preferred Stock under this Section 6(b)(ii), each Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for each such Holder. Accordingly, any redemption premium due under this Section 6(b)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of each such Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Triggering Event Redemption Price on the Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 6(b)(iii). If the Corporation is unable to redeem all of the Series C Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder’s pro rata amount of the Series C Preferred Stock outstanding multiplied by the total number of shares of Series C Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series C Preferred Stock until paid in full.

(iii) Void Redemption. In the event that the Corporation does not pay a Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Triggering Event Redemption Price in

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full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series C Preferred Stock that were submitted for redemption by such Holder and for which the applicable Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation’s receipt of such Void Redemption Notice, (i) the applicable Notice of Triggering Event Redemption shall be null and void with respect to the Series C Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series C Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series C Preferred Stock shall be adjusted to the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation or, if a Holder sends a Void Redemption Notice on or after the Public Company Date, the Conversion Price of such returned Series C Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Notice of Triggering Event Redemption is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(iv) Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 8(f) with the term “Triggering Event Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Redemption Notice and exercise of its rights following such notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 6(b) of less than all of the Series C Preferred Stock represented by a particular Preferred Stock Certificate (as defined in Section 8(b)(i)), the Corporation shall promptly cause to be issued and delivered to the Holder of such Series C Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series C Preferred Stock which have not been redeemed, if necessary.

(v) Insufficient Assets. If upon a Triggering Event Redemption Date, the assets of the Corporation are insufficient to pay the Triggering Event Redemption Price for each share of Series C Preferred Stock to be redeemed, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the Triggering Event Redemption Price, (ii) redeem out of all such assets available therefor on the Triggering Event Redemption Date the maximum possible number of shares of Series C Preferred Stock that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of shares of Series C Preferred Stock then held by each such Holder on the Triggering Event Redemption Date and (iii) following the Triggering Event Redemption Date, at any time and from time to time when additional assets of the Corporation become available to redeem the remaining shares of Series C Preferred Stock, the Corporation shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such shares of Series C Preferred Stock, or such portion thereof for which assets are then available, on the basis set forth above at the Triggering Event Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on shares of Series C Preferred Stock that have not been redeemed shall continue to accrue until such time as the Corporation redeems such shares of Series C Preferred Stock. The Corporation shall pay to each Holder the Triggering Event Redemption Price for each share of Series C Preferred Stock without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of such Triggering Event Redemption Price could reasonably be expected to result in personal liability to the directors of the Corporation (it being understood that the Corporation shall not claim as a defense to the obligation to redeem that it does not have “funds legally available” as argued in SV Investment Partners, LLC v. Though/Works, Inc. 7 A.3d 973 (Del. Ch. 2010)).

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7. Voting Rights.

(a) General. Each issued and outstanding share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series C Preferred Stock is convertible (as adjusted from time to time pursuant to Section 9 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 7(b) and 7(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) Election of Directors.

(i) So long as the Series C Preferred Stock is outstanding, the holders of Series C Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two (2) directors of the Corporation (each is herein referred to as an “Initial Series C Director” and collectively as the “Initial Series C Directors”). The Initial Series C Directors shall be elected by the affirmative vote of the Required Holders voting together as a single class either at meetings of stockholders at which directors are elected, a special meeting of holders of Series C Preferred Stock or by written consent without a meeting in accordance with the DGCL.

(ii) In addition to the foregoing, in the event that (A) the Required Holders approve a Sale Transaction (as defined in the Stockholders Agreement) and determine to exercise their drag-along right set forth in clause (ii) of Section 2.6(a) of the Stockholders Agreement (the “Drag-Along Right”) and any member of the Board (other than the Initial Series C Directors) does not vote in favor of any such Sale Transaction or any member of the Board (other than the Initial Series C Directors) and/or any of the Corporation’s officers does not for any reason support the consummation of such Sale Transaction or the occurrence or consummation of the Required Holders’ exercise of such Drag-Along Right (a “Drag-Along Impediment”) or (B) the Corporation is unable to pay to each Holder the Triggering Event Redemption Price for each share of Series C Preferred held by such Holder pursuant to Section 6 (a “Redemption Default” and together with a Drag-Along Impediment, a “Board Expansion Event”), then, in addition to any other remedies, in the event such Board Expansion Event continues for an aggregate period of five (5) Business Days, then upon the election of the Required Holders, and without further action by any Holders (and the Corporation shall take all necessary action under its organizational documents, including its by-laws, to effectuate such increase and the other rights hereunder), the number of directors constituting the Board shall automatically be increased by a number equal to the number of directors then constituting the Board, plus two (2), and the Required Holders shall be entitled, voting as a single class (to the exclusion of the holders of all other voting securities and classes of voting capital stock of the Corporation), to elect such two (2) additional directors (the “Additional Series C Directors” and together with the Initial Series C Director, the “Series C Directors”). The period beginning on the date a Board Expansion Event occurs and ending on the date upon which the Sale Transaction occurs or is consummated or the Triggering Redemption Price is paid in full, as applicable, is referred to herein as the “Voting Period.” As soon as practicable after the commencement of the Voting Period, the Corporation shall call a special meeting of the Holders to be held not more than twenty (20) days after the date of mailing of notice of such meeting. If the Corporation fails to send a notice, any such Holder may call the meeting on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the day on which such notice is mailed as permitted by applicable law. At any such special meeting and at each meeting of Holders held during a Voting Period at which directors are to be elected (or with respect to any action by written consent in lieu of a meeting of stockholders), the Required Holders, voting together as a single class to the exclusion of the holders of all other voting securities and classes of voting capital stock of the Corporation, shall be entitled to elect the number of directors prescribed in this Section 7(b)(ii), to fill any vacancy of such Board seat(s) and to remove and replace any individual(s) designated to fill such

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Board seat(s), and each share of Series C Preferred Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders’ consent). The terms of office of all Persons who are incumbent directors of the Corporation at the time of a special meeting of the Holders (or any action by written consent in lieu of a meeting of stockholders) to elect such additional directors shall continue, notwithstanding the election at such meeting or pursuant to such written consent of the additional directors that such Holders are entitled to elect, and the additional directors so elected by such Holders, together with such incumbent directors, shall constitute the duly elected directors of the Corporation. The Additional Series C Directors shall have all voting and other rights (including for purposes of determining the existence of a quorum) as the other individuals serving on the Board. Simultaneously with the termination of the Voting Period or until such Board Expansion Event is waived in writing by the Required Holders, the terms of office of the additional directors elected by the Holders under this Section 7(b)(ii) shall terminate, such incumbent directors shall constitute the directors of the Corporation, the number of directors constituting the Board shall automatically be decreased so that the number equals the number immediately prior to the increase pursuant to this Section 7(b)(ii) and the rights of the Holders to elect directors pursuant to this Section 7(b)(ii) shall cease. In addition to any other remedies, for so long as the Voting Period continues and such Board Expansion Event is not waived in writing by the Required Holders, the Required Holders shall have the right to exercise the Drag-Along Right without regard to any other condition thereto set forth in the Stockholders Agreement.

(iii) Any Series C Director so elected shall, except as specified in the last sentence of Section 7(b)(ii), serve for a term of one (1) year and until his successor is elected and qualified. Any vacancy in the position of any Series C Director may be filled only by the Required Holders. A Series C Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series C Preferred Stock called for such purpose, or the written consent, of the Required Holders voting together as a single class. Any vacancy created by such removal may also be filled at such meeting or by such consent.

(c) Series C Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock whether such capital stock is Senior Preferred Stock or pari-passu (such stock referred to hereinafter as “Pari Passu Stock”) in rank to the Series C Preferred Stock in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(ii)(A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege;

(iii) increase or decrease the authorized number of shares of Common Stock or Series C Preferred Stock or any additional class or series of capital stock;

(iv) prior to the one (1) year anniversary of the Public Company Date, create, or authorize the creation of, or issue, or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, or permit any Subsidiary to take any such action;

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(v) after the one (1) year anniversary of the Public Company Date, create, or authorize the creation of, or issue or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, in excess of $1,500,000, or permit any Subsidiary to take any such action;

(vi) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than (A) the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares, (B) the exercise by the Corporation prior to the Public Company Date of a contractual right of first refusal over such capital stock or (C) the payment of any dividends or distributions on any share of Series C Preferred Stock pursuant to its terms or the redemption or repurchase of any share of Series C Preferred Stock pursuant to its terms);

(vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (c) a Liquidation Event, or consent to any of the foregoing;

(viii) amend or repeal any provision of the Corporation’s Certificate of Incorporation or By-Laws so as to affect adversely the Series C Preferred Stock (including, without limitation, any amendment of the Corporation’s Certificate of Incorporation entitling the Corporation to make a payment with respect to the Series C Preferred Stock other than in cash or in securities that trade on an Eligible Market shall be deemed so to affect adversely the Series C Preferred Stock);

(ix) increase or decrease the authorized number of directors constituting the Board or any committee of the Board other than as a result of Section 7(b)(ii);

(x) amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series C Preferred Stock);

(xi) take any other action, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, or agree to take any such action, that avoids or seeks to avoid the observance or performance of any of the terms of this Certificate of Designations;

(xii) any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans or liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

(xiii) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

(xiv) any sale or other disposition of assets with a fair value in excess of $1,000,000;

(xv) hiring or firing of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $100,000;

(xvi) approval of a yearly budget covering any operations prior to the one (1) year anniversary of the Public Company Date (the “Approved Yearly Budget”);

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(xvii) pledging or otherwise allowing the encumbrance of any material assets of the Corporation, in a single or series of transactions, other than in the normal course of business or as may be related to acquisition of Indebtedness with respect to such asset;

(xviii) entering into any agreement or contract that specifically by its terms restricts the Corporation’s ability to pay dividends on, or redeem securities of the Corporation;

(xix) adopting or making any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan;

(xx) licensing or transferring any intellectual property, technology or other assets of the Corporation on any basis that materially restricts the Corporation’s use or licensing of such intellectual property, technology or other assets. It being understood that any exclusive license is a material restriction under this provision;

(xxi) any loan or advance to, or acquisition of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(xxii) any loan or advance to any Person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(xxiii) any guarantee of any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business;

(xxiv) any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $1,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(xxv) incurrence of aggregate Indebtedness in excess of $500,000 that is not included in the Approved Yearly Budget, other than trade credit incurred in the ordinary course of business;

(xxvi) any sale, transfer, license, pledge or encumbrance of technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

(xxvii) creating any liquidation preferences for equity securities greater than their purchase price, or any anti-dilution protection more favorable than that granted to the Series A Preferred Stock herein;

(xxviii) enter into any real estate lease or acquisition;

(xxix) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xxx) enter into any partnership, alliance, joint venture or other material agreement or arrangement, including any agreement with an exclusivity covenant, a non-competition agreement or other restrictive covenant with respect to the Corporation’s business;

(xxxi) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Public Company Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation’s officers and directors for services rendered to the Corporation;

(xxxii) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons

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that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Public Company Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation’s employees that are not officers or directors of the Corporation for services rendered to the Corporation that is inconsistent with past practice or that exceeds 10% of the aggregate compensation paid to such Persons in the immediately preceding calendar year;

(xxxiii) effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to the Series C Preferred Stock; or

(xxxiv) agree to do any of the above items.

8. Conversion.

(a) Optional Conversion. Each share of Series C Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 8. The number of shares of Common Stock issuable upon conversion of each Series C Preferred Stock pursuant to this Section 8 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series C Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series C Preferred Stock shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Series C Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series C Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 8(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series C Preferred Stock being converted (or compliance with the procedures set forth in Section 13) (the “Preferred Stock Certificates”).

(ii) Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the

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number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series C Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 8(b)(iv), is greater than the number of shares of Series C Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not converted.

(iii) Corporation’s Failure to Timely Convert. The following provisions shall be applicable from and after the Public Company Date:

(A) Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series C Preferred Stock (a “Conversion Failure”), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein, the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 8(b)(iii)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Holder or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series C Preferred Stock, as applicable, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series C Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series C

Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the

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Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series C Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 8(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series C Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series C Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series C Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series C Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation as soon as practicable following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series C Preferred Stock upon physical surrender of any Series C Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series C Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series C Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series C Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series C Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series C Preferred Stock unless such Holder first physically surrenders the certificate representing the Series C Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series C Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series C Preferred Stock, the number of shares of Series C Preferred Stock represented by such certificate may be less than the number of shares of Series C Preferred Stock stated on the face thereof. Each certificate for Series C Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 8(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Automatic Conversion. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock (an “Automatic Conversion”), based on the then-effective applicable Conversion Price at any time upon the affirmative election of the Required Holders. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii). Upon affirmative election of the Required Holders, all of the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent. Upon the

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occurrence of such Automatic Conversion of the Series C Preferred Stock, the holders of Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series C Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii).

(d) Beneficial Ownership Limitation on Conversions. From and after the Public Company Date, the Corporation shall not effect the conversion of any portion of Series C Preferred Stock, and no Holder shall not have the right to convert any portion of Series C Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series C Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Initial Warrants beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(d). For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series C Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within two (2) Business Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series C Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series C Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series C Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series C Preferred Stock equal to 130% of the number of shares of Common Stock necessary to

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effect the conversion at the Conversion Rate with respect to each such Series C Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series C Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series C Preferred Stock held by each Holder at the time of issuance of the Series C Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series C Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series C Preferred Stock (other than pursuant to a transfer of Series C Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

(ii) If at any time while any of the Series C Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series C Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series C Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within four (4) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within two (2) Business Days submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense, the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(h) Effect of Conversion. All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 8(b)(iii)(B), any shares of Series C Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series C Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series C Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

9. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 9.

(a) Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the Subscription Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable

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upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of such Options. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such publicly traded securities on the date of receipt of such securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business

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Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 9.

(d) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board in accordance with Delaware law.

10. Other Rights of Holders.

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series C Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 9 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 8(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

11. Taxes.

(a) Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Series C Preferred Stock and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a “Tax Withholding”), unless a Tax Withholding is required by law. If the Corporation is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Corporation, the amount of the payment due from the Corporation will be increased to (or if no payment by the Corporation would otherwise be made (e.g., in the case of Capitalized Dividends), the Corporation will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 11) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Corporation is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Corporation hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Corporation and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Corporation will pay to the Holder the gross-up or indemnity amounts provided for in this Section 11. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Corporation agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series C Preferred Stock (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Corporation under this Section 11 shall survive the payment for the Series C Preferred Stock and all other amounts payable hereunder.

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12. Status of Converted Stock. In the event any shares of Series C Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

13. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series C Preferred Stock Certificates representing the Series C Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series C Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series C Preferred Stock into Common Stock.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series C Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series C Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series C Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series C Preferred Stock maintained by the Corporation as set forth in Section 18.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Transfer of Series C Preferred Stock. A Holder may assign some or all of the Series C Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

18. Series C Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series C Preferred Stock, in which the Corporation shall record the name and address of the Persons in whose name the Series C Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series C Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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19. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series C Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

20. General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series C-1 Preferred Stock, such Series C-1 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this Certificate of Designation shall control. Unless otherwise required by law, any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 20 shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

21. Disclosure. From and after the Public Company Date, upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

22. Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, advisor, officer or director for services provided to the Corporation

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(f) “Calendar Year” means each of: the period beginning on and including January 1 and ending on and including December 31.

(g) “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation. Notwithstanding the foregoing, a Reverse Merger shall be deemed not to be a Change of Control.

(h) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, including, without limitation, because the event requiring the determination of the Closing Sale Price occurs prior to the Public Company Date, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(i) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(j) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(k) “Conversion Amount” means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(l) “Conversion Price” means $0.8383584, subject to adjustment as provided herein.

(m) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(n) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market; provided, however, that the definition of Eligible Market shall also include the OTC Bulletin Board if the Successor Entity of the Corporation as a result of the Reverse Merger is a Person acceptable to the Required Holders whose common stock or equivalent equity security is quoted on the OTC Bulletin Board.

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(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date, (iii) upon conversion of the Series C Preferred Stock; provided, that the terms of the Series C Preferred Stock are not amended, modified or changed on or after the Subscription Date; (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

(q) “Fundamental Transaction” means (i) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(r) “GAAP” means United States generally accepted accounting principles, consistently applied.

(s) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(t) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(u) “Lead Investor” means Hudson Bay IP Opportunities Master Fund LP.

(v) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(w) “Option Value” means (1) prior to the Public Company Date, the fair market value of an Option as determined by the Required Holders, and (2) from and after the Public Company Date, the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(x) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

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(y) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(aa) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(bb) “Public Company Date” means the date on which the shares of Common Stock of the Corporation (or its successor or parent company by merger, recapitalization, reorganization or otherwise) are registered under the Exchange Act.

(cc) “Required Holders” means the holders of a majority of the outstanding shares of Series C Preferred Stock and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates is a Holder.

(dd) “Reverse Merger” means the consummation of a merger of the Corporation into a public company or a subsidiary of a public company, causing the Corporation or parent entity of the Corporation following such merger to become a publicly traded company that is traded on an Eligible Market.

(ee) “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Corporation and the initial Holders, dated as of the Subscription Date, as such agreement further may be amended from time to time as provided in such agreement.

(ff) “Series C Preferred Stock” means, collectively, the Series C-1 Convertible Preferred Stock of the Corporation and any other class of preferred stock with substantial similar terms to the terms set forth in this Certificate of Designations issued by the Corporation after the date hereof that will be designated by the Lead Investor as Series C Convertible Preferred Stock for the purpose of this definition as used in this Certificate of Designations and any of the other Transaction Documents.

(gg) “Stated Value” means per share of Series C-1 Preferred Stock the sum of (i) $0.8383584 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series C Preferred Stock after the Subscription Date and (ii) any Capitalized Dividends with respect to such share of Series C-1 Preferred Stock.

(hh) “Stockholders Agreement” means that certain stockholders agreement dated as of February 12, 2014 by and among the Corporation, the stockholders and the investors listed on the signature pages thereto, as such agreement further may be amended from time to time as provided in such agreement.

(ii) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(jj) “Subscription Date” means February 12, 2014.

(kk) “Subsequent Placement” means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, provided, however, that Subsequent Placement shall exclude any Subsequent Capital Raise (as defined in the Securities Purchase Agreement).

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(ll) “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(mm) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(nn) “Trading Day” means (A) prior to the Public Company Date, any Business Day or (B) on or after the Public Company Date, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(oo) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(pp) “Warrants” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(qq) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, including, without limitation, because the event requiring the determination of the Weighted Average Price occurs prior to the Public Company Date, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 8(f) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the 12th day of February, 2014, and affirms the statements contained therein as true under the penalties of perjury.

MABVAX THERAPEUTICS, INC.

By:	/s/ J. David Hansen
J. David Hansen
Its: President and CEO

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES C-1 CONVERTIBLE PREFERRED STOCK]

EXHIBIT I

MABVAX THERAPEUTICS, INC.

Reference is made to the Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock of MabVax Therapeutics, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C-1 Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of MabVax Therapeutics, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Series C-1 Preferred Stock to be converted:

Stock certificate no(s). of Series C-1 Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series C-1 Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

MABVAX THERAPEUTICS, INC.

By:

Name:

Title:

Annex N

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 12, 2014, by and among MabVax Therapeutics, Inc., a Delaware corporation, with headquarters located at 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred stock issued in replacement thereof in accordance with the terms thereof, the “Initial Preferred Shares”), which Initial Preferred Shares shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Initial Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 3,697,702, (ii) Warrants, in substantially the form attached hereto as Exhibit B (the “Initial Warrants”), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate number for all Buyers shall be 7,395,404) (as exercised, collectively, the “Initial Warrant Shares”) and (iii) Warrants, in substantially the form attached hereto as Exhibit C (the “Series C-1 Warrants”), representing the right, subject to certain terms and conditions set forth therein, to acquire up to that number of additional shares of Series C-1 Preferred Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (which aggregate number for all Buyers shall be 1,848,851 (the “Series C-1 Warrant Shares,” which Series C-1 Warrant Shares are convertible into shares of Common Stock). The Initial Warrants together with the Series C-1 Warrants are referred to herein as the “Warrants,” and as exercised, the “Warrant Shares.” The Initial Preferred Shares together with the Series C-1 Warrant Shares are referred to herein as the “Preferred Shares.” The shares of Common Stock issuable pursuant to the terms of the Preferred Shares are referred to herein as the “Conversion Shares.”

D. The Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the “Securities”.

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing a Stockholders Agreement, with the Company and all equity holders of the Company, substantially in the form attached hereto as Exhibit E (the “Stockholders Agreement”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a) Closing.

(i) Initial Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company agrees to issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Initial Preferred Shares, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (y) Initial Warrants to acquire up to that number of Initial Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, and (z) Series C-1 Warrants to acquire up to that number of Series C-1 Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Closing”).

(ii) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(iii) Purchase Price. The aggregate purchase price for the Preferred Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers. Each Buyer shall pay $0.8383584 for each Preferred Share and related Warrants to be purchased by such Buyer at the Closing.

(iv) Form of Payment. On the Closing Date, (A) each Buyer shall pay its portion of the Purchase Price to the Company for the Preferred Shares and Warrants to be issued and sold to such Buyer at the Closing (less, in the case of Hudson Bay IP Opportunities Master Fund LP (“Hudson Bay”) the amount withheld pursuant to Section 4(f)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (B) the Company shall deliver to each Buyer the Preferred Shares (allocated in such number of shares as the Buyer shall request) and related Warrants (allocated in such number of shares as the Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(b) Series C-2 Preferred Share Closing.

(i) Subsequent Capital Raise. Following the Closing Date, the Company shall use its reasonable best efforts to (x) take tangible steps towards achieving a Public Company Date (as defined in Section 4(d)) and (y) raise at least an additional $3,750,000 of capital for the Company through an issuance of Common Stock at a price per share of at least $4.1917918 (a “Subsequent Capital Raise”). In connection with the raising capital for the Company, the Company will retain at least one broker-dealer identified by one or more Buyers that is satisfactory to the Required Holders and provided that such broker-dealer is (A) registered with the SEC and the Financial Industry Regulatory Authority, Inc. Any broker-dealer retained by the Company that was identified by a Buyer shall be referred to herein as a “Broker-Dealer.” The Buyers shall use commercially reasonable efforts to assist the Company with such Subsequent Capital Raise, including by hereby agreeing to purchase (or by causing one or more designees of such Buyers to purchase) the aggregate number of shares of Common Stock set forth in a Financing Commitment Letter in the form attached hereto as Exhibit F executed between such Buyer and the Company (each, a “Financing Commitment Letter”) at a per share purchase price of $4.1917918 (which aggregate purchase price for all Buyers (and their designees) shall be $750,000), pursuant to documentation reasonably acceptable to the Company, the Required Holders and the other third party investors that elect to purchase shares of Common Stock in such Subsequent Capital Raise. Notwithstanding anything to the contrary contained herein, without the prior written consent of the Required Holders, neither the Buyers, nor

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their designees, shall be required to purchase any shares of Common Stock in a Subsequent Capital Raise (i) if there shall have occurred a Default Event (as defined below) prior to the anticipated date of consummation of the Subsequent Capital Raise or (ii) unless the aggregate gross proceeds to the Company for the Common Stock to be issued and sold by the Company in the Subsequent Capital Raise is equal to or greater than $3,000,000 (excluding the purchase price for the Common Stock to be sold to the Buyers and their designees). As used in this Section 1(b), a “designee” of a Buyer shall include one or more Persons that are introduced to the Company, or identified as a potential investor, by one or more Broker-Dealers. Notwithstanding anything to the contrary contained herein and in addition to any other events contemplated in the definition of “Default Event” below, the failure of the Company to appoint an independent director that is acceptable to the Required Holders prior to the one month anniversary of the Closing (unless such deadline is extended by the Required Holders) shall constitute a Default Event.

(ii) Backstop. In the event that from and after the Closing Date, less than $3,000,000 is raised by the Company through the issuance of securities of the Company and/or its Subsidiaries (including through one or more Subsequent Capital Raises) on or before the earlier of (i) the Public Company Date and (ii) the three month anniversary of the Closing Date (such earlier date, the “Subsequent Capital Raise Deadline”), the Company shall deliver a notice to each Buyer to such effect (an “Additional Closing Notice”) and, subject to the conditions below and provided that no default in any material respect (or event which with notice or lapse of time or both would become such a default) under any of the Transaction Documents (as defined in Section 3(b)) (a “Default Event”) shall have occurred, each Buyer shall be obligated to purchase (or cause one or more of its designees to purchase) and hereby agree to purchase from the Company a stated value of Series C-2 Preferred Shares (as defined below) equal to its pro rata portion (based on the percentage set forth in a Financing Commitment Letter executed between such Buyer and the Company) of an amount equal to the difference (if positive) between (x) $3,000,000 and (y) the aggregate amount of capital, if any, raised by the Company after the Closing Date though the sale of any securities of the Company or its Subsidiaries (including through one or more Subsequent Capital Raises and including, for the avoidance of doubt, any amounts raised from one or more Buyers or any of their designees) (each Buyer’s pro rata amount of such difference, such Buyer’s “Additional Purchase Price”), at a per share purchase price of $4.1917918.

(iii) Additional Closing Notice. In the Additional Closing Notice the Company shall (i) certify to each Buyer that it has not raised at least $3,000,000 through the sale of securities of the Company and/or its Subsidiaries prior to the Subsequent Capital Raise Deadline (the “Additional Closing Deadline”) and the amount actually raised, if any, (ii) set forth such Buyer’s Additional Purchase Price and the number of Series C-2 Preferred Shares to be purchased by such Buyer pursuant to Section 1(b)(ii) above, (iii) set forth the date of the closing of such purchase (the “Additional Closing Date”), (iv) certify that no Default Event has occurred and (v) certify that the representations and warranties of the Company set forth in Section 3 hereof are true and correct as of the date of the Additional Closing Notice (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) with references therein to “Preferred Shares” and “Securities” being deemed to include the Series C-2 Preferred Shares and references to “Certificate of Designations” being deemed to include the Series C-2 Certificate of Designations (as defined below). On the Additional Closing Date, each Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, making the certifications set forth in clauses (iv) and (v) of the immediately preceding sentence as of the Additional Closing Date or the Additional Closing Notice shall be null and void and no Buyer shall be obligated to purchase Series C-2 Preferred Shares pursuant to this Section 1(b) or otherwise.

(iv) The Additional Closing Date shall not be earlier than the fifth (5th) Business Day nor later than the tenth (10th) Business Day following the delivery of the Additional Closing Notice by the Company. On or prior to the Additional Closing Date, the Company shall have filed the Series C-2 Certificate of Designations (as defined below) in the form attached hereto as Exhibit G with the Secretary of State of the State of Delaware and it shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended. To the extent a vote of shares of Preferred Stock is required or requested by the Company in

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connection with the filing of the Series C-2 Certificate of Designations, each Buyer hereby agrees that it will vote all shares of Preferred Stock held by such Buyer approving the Series C-2 Certificate of Designation, provided that it is in substantially the form attached hereto as Exhibit G.

(v) Form of Payment and Delivery. On the Additional Closing Date, (A) each Buyer shall pay its Additional Purchase Price to the Company for the Series C-2 Preferred Shares to be issued and sold to such Buyer pursuant to Section 1(b)(i) above (less, in the case of Hudson Bay, the amount withheld pursuant to Section 4(f)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (B) the Company shall deliver to each Buyer the Series C-2 Preferred Shares to be purchased by such Buyer pursuant to Section 1(b)(i) above (allocated in such number of shares as the Buyer shall request) duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(vi) As used herein, “Series C-2 Preferred Shares” means a new series of convertible preferred shares of the Company designated as Series C-2 Convertible Preferred Shares, the terms of which are set forth in the certificate of designation for such series of preferred shares (the “Series C-2 Certificate of Designations”) in the form attached hereto as Exhibit G and any convertible preferred shares issued in replacement thereof in accordance with the terms of the Series C-2 Certificate of Designations, which Series C-2 Preferred Shares shall be convertible into shares of Common Stock in accordance with the terms of the Series C-2 Certificate of Designations.

(vii) From and after the Additional Closing Date, references in this Agreement to (x) “Preferred Shares” shall be deemed to include the Series C-2 Preferred Shares, (y) “Conversion Shares” shall be deemed to include the shares of Common Stock issuable upon conversion of the Series C-2 Preferred Shares and (z) “Certificate of Designations” shall be deemed to include the Series C-2 Certificate of Designations.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants with respect to only itself, as of the date hereof and as of the Closing Date, that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares and (iii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Initial Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

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(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer in writing. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that: except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h) Legends.

(i) Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants, until such time as the resale of the Conversion Shares and the Initial Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Conversion Shares and the Initial Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE

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[CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

At any time after the Public Company Date, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or, if available, issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(i) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(k) No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any), except a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) applies. “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns more

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than 10% of the capital stock or holds an equivalent equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries, except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Stockholders Agreement, the Registration Rights Agreement, the Lock-Up Agreements (as defined in Section 7(xii)), the Proprietary Information and Inventions Agreements (as defined in Section 7(xiii)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not have been amended.

(c) Issuance of Securities. The issuance of the Preferred Shares and the Warrants have been duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, the Company shall have reserved from its duly authorized capital stock (A) not less than the sum of 130% of the maximum number of shares of Common Stock issuable (i) upon conversion of the maximum number of Preferred Shares issued and issuable pursuant to the Series C-1 Warrants (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) upon exercise of the Initial Warrants (without taking into account any limitations on the exercise of the Initial Warrants set forth in the Initial Warrants), and (B) not less than the maximum number of Series C-1 Warrant Shares issuable upon exercise of the Series C-1 Warrants, in each case, determined as if issued as of the trading day immediately preceding the applicable date of determination. Upon issuance or conversion in accordance with the Certificate of Designations or the exercise of the Warrants and payment of the exercise price under the

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Warrants (including by Cashless Exercise) thereunder, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, any certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (a “Governmental Authority”) or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for (i) the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (iii) the filing of a Form D pursuant to Regulation D promulgated by the SEC under the 1933 Act and (iv) the filing required by applicable state “blue sky” securities laws, rules and regulations. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, or (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor)

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relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, not limited by the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, (as defined in Section 3(r)) any certificates of designations or the laws of the jurisdiction of its formation or incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary actions, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) (i) Material Liabilities; Financial Statements. Except as set forth on Schedule 3(k)(i)(i), the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations incurred after December 31, 2013 in the ordinary course of business that are not material and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”). The financial statements of the Company delivered to the Buyers on or prior to the date hereof are (A) a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries, on a consolidated basis, for the fiscal years ended December 31, 2011 and 2012, which are attached hereto as Schedule 3(k)(i)(ii)(A) and (B) a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries, on a consolidated basis, for the fiscal year ended December 31, 2013 (the “2013 Unaudited Financial Statements”), which are attached hereto as Schedule 3(k)(i)(ii)(B) (collectively, the “Financial Statements”), and such statements fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited financial statements will be subject to normal adjustments which are not

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expected to have a Material Adverse Effect on the Company or any of its Subsidiaries. The Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The forecasts and projections previously delivered to the Buyers by the Company and attached hereto as Schedule 3(k)(i)(iii) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

(ii) The forecasts and projections previously delivered to the Buyers by the Company and attached hereto as Schedule 3(k)(ii) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

(l) Absence of Certain Changes. Since December 31, 2013, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has:

(i) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(ii) sold, assigned, pledged, encumbered, transferred or other disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or other disposed of any Intellectual Property (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(iii) entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as hereinafter defined) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Authority;

(iv) capital expenditures, individually or in the aggregate, in excess of $100,000;

(v) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $100,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(vi) any Lien on any property of the Company or any of its Subsidiaries except for Permitted Liens and Liens in existence on the date of this Agreement that are described on Schedules 3(m) or 3(s);

(vii) any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(viii) any split, combination or reclassification of any equity securities;

(ix) any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(x) any acceleration or prepayment of any Indebtedness (as defined below) for borrowed money or the refunding of any such Indebtedness;

(xi) any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

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(xii) any waiver of any valuable right, whether by contract or otherwise;

(xiii) except as disclosed in Schedule 3(q), any loan or extension of credit to any officer or employee of the Company;

(xiv) any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(xv) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(xvi) any change in any compensation arrangement or agreement with any employee, officer, director or stockholder that would result in the aggregate compensation to such Person in such year to exceed $100,000;

(xvii) any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000, except as may be provided in projections contained in Schedule 3(l)(xvii);

(xviii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business;

(xix) any acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business;

(xx) written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(xxi) cancelled any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries; or

(xxii) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xxii).

Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person

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has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in Schedule 3(m) hereto, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) other than those liabilities or obligations that are disclosed in the Financial Statements or which do not exceed, individually in excess of $25,000 and in the aggregate in excess of $100,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the Financial Statements.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, the Certificate of Designations, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or the Bylaws (as defined in Section 3(r)) or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation (each a “Legal Requirement”) applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Management. During the past five year period, no current or former officer or director or, to the knowledge of the Company, stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such Person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

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(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q), no current employee, director, officer or, to the knowledge of the Company, any former employee, director or officer, any stockholder of the Company or its Subsidiaries, affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Certificate of Designations)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth on Schedule 3(q), no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company).

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 989,416 are issued and outstanding, none are reserved for issuance pursuant to the Company’s stock option and purchase plans and (ii) 13,323,873 shares

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of preferred stock, $0.001 par value and, as of the date hereof, 956,240 of which are designated Series A Convertible Preferred Stock, 956,240 of which are issued and outstanding and 2,000,000 of which are designated Series B Convertible Preferred Stock, 1,085,766 of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The capitalization of the Company immediately prior to the Closing Date is set forth on Schedule 3(r)(A) attached hereto and the capitalization of the Company immediately following the Closing Date is set forth on Schedule 3(r)(B) attached hereto. Except as disclosed in Schedule 3(r)(C): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company has not issued any stock appreciation rights or “phantom stock” or any similar rights; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Financial Statements in accordance with GAAP but not so disclosed in the Financial Statements. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except for Permitted Liens and as disclosed on Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness

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(even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust. lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset (a “Lien”) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Absence of Litigation. There is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets, capital stock or businesses or any of the Company’s or any of its Subsidiaries’ officers or directors. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(u) Employee Matters; Benefit Plans.

(i) Except as set forth on Schedule 3(u)(i), the employment of each officer and employee of the Company is terminable at the will of the Company. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(ii) Since the Company’s inception, neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

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(iii) Schedule 3(u)(iii) contains a true, correct and complete list of each pension, retirement, savings, deferred compensation and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). The Company has delivered to each Buyer true, correct and complete copies of (i) each material Benefit Plan, including any amendments thereto, (ii) the summary plan description, if any, for each Benefit Plan, including any summaries of material modifications made since the most recent summary plan description, (iii) the latest annual report which has been filed with the Internal Revenue Service (the “IRS”) for each Benefit Plan required to file an annual report, and (iv) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status.

(iv) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3(u)(iv), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA).

(v) Except as set forth in Schedule 3(u)(v), the consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(vi) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(vii) No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond one year following termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No Benefit Plan covers any individual that is not an employee or advisor of the Company or its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Schedule 3(u)(vii), true and complete copies of which have been made available to each Buyer.

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Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Buyers, each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Buyers, the Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

(v) Assets; Title.

(i) Each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens except (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) such as have been disposed of in the ordinary course of business (collectively, “Permitted Liens”). All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such Liens set forth in Schedule 3(v)(i). Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(ii) Schedule 3(v)(ii) sets forth a complete list of all real property and interests in real property leased by the Company as of the date hereof. The Company does not and has not owned any real property at any time. The Company has good and valid leasehold interest in all real property and interests in real property shown on Schedule 3(v)(ii) to be leased by it free and clear of all Liens except for Permitted Liens or where such Liens would not have a Material Adverse Effect. Except as set forth on Schedule 3(v)(ii), there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

(w) Intellectual Property.

(i) Except as set forth on Schedule 3(w)(i), the Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property used by them in connection with the their respective businesses, which represents all intellectual property rights necessary to the conduct of the their business as now conducted. The Company and its Subsidiaries are in compliance with all contractual obligations relating to the protection of such of the Intellectual Property as they use pursuant to license or other agreement. The conduct of the business of the Company and its Subsidiaries as currently conducted or contemplated does not conflict with or infringe any proprietary right or Intellectual Property of any third party, including, without limitation, the transmission, reproduction, use, display or modification of any content or material (including framing, and linking web site content) on a web site, bulletin board or other like medium hosted by or on behalf of the Company or any of its Subsidiaries, except for such infringements and conflicts which could not reasonably be expected to have a Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary: (i) alleging any such conflict or infringement with any third party’s proprietary rights; or

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(ii) challenging the Company’s or any Subsidiary’s ownership or use of, or the validity or enforceability of any Intellectual Property.

(ii) Schedule 3(w)(ii) sets forth a complete and current list of registered trademarks or copyrights, issued patents, applications thereof, or other forms of registration anywhere in the world that is owned by the Company or a Subsidiary (“Listed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration, except as noted on Schedule 3(w)(ii). The consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property that is owned or licensed by the Company or a Subsidiary.

(iii) Schedule 3(w)(iii) sets forth a complete list of all agreements relating to Intellectual Property to which the Company or a Subsidiary is a party, subject or bound (the “Intellectual Property Contracts”) (other than agreements involving (A) the license of the Company of standard, generally commercially available “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company or (B) non-disclosure agreements) and a complete and current list of registered trademarks or copyrights, issued patents, applications thereof, or other forms of registration anywhere in the world that are governed by the Intellectual Property Contracts (“Licensed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each. Each Intellectual Property Contract: (i) is valid and binding on the Company or a Subsidiary, as the case may be, and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. To the knowledge of the Company, all Licensed Intellectual Property is owned by the owner of record, free and clear of security interests, liens, encumbrances or claims of any nature. All Licensed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Licensed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration, except as noted on Schedule 3(w)(iii).

(iv) Except as set forth on Schedule 3(w)(iv), the Company and its Subsidiaries are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning their rights respecting Intellectual Property nor will the Company or any Subsidiary otherwise be, as a result of the execution and delivery of this Agreement or the performance of the Company’s obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

(v) Except as set forth on Schedule 3(w)(v), no present or former employee, officer or director of the Company or any Subsidiary, or agent or outside contractor of the Company or any Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property that is owned or licensed by the Company or any Subsidiary.

(vi) To the Company’s knowledge: (i) none of the Listed Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any Subsidiary for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or any Subsidiary.

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(vii) Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship (“Works”) that were created by employees of the Company or any Subsidiary were made in the regular course of such employees’ employment or service relationships with the Company or its Subsidiary using the Company’s or the Subsidiary’s facilities and resources and, as such, constitute either works made for hire or all rights and title to and in such Works have been fully assigned to the Company or a Subsidiary. Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Company or the Subsidiary confirming the Company’s or the Subsidiary’s ownership or, in the alternate, transferring and assigning to the Company or the Subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

(viii) For the purpose of this Section 3(w), “Intellectual Property” shall mean all of the following: (A) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (C) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (E) database rights; (F) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites; (G) rights under all agreements relating to the foregoing; (H) books and records pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

(x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status.

(i) Each of the Company and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material returns, reports, information statements and other documentation (including any additional or supporting materials) filed or

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maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a “Tax”) and shall include amended returns required as a result of examination adjustments made by the IRS or other Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”) and such Returns are true, correct and complete in all material respects.

(ii) Each of the Company and its Subsidiaries has paid all material Taxes and other assessments due from and payable by the Company and its Subsidiaries on or prior to the date hereof on a timely basis except as to those set forth in Schedule 3(z)(ii). The charges, accruals, and reserves for Taxes with respect to the Company and its Subsidiaries are adequate to cover Tax liabilities of the Company and its Subsidiaries accruing throughout the date thereof. Except as set forth in Schedule 3(z)(ii), each of the Company and its Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in Schedule 3(z)(ii), no Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of its Subsidiaries has received notice of any such audit or examination. Except as set forth in Schedule 3(z)(ii), no issue has been raised by any taxing authority with respect to the Company or any of its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined.

(iii) Except as set forth in Schedule 3(z)(iii), no known Liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any Taxes (other than Liens for Taxes not yet due and payable). Neither the Company nor any of its Subsidiaries has elected pursuant to the Code to be treated as an S corporation or any comparable provision of local, state or foreign law, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and its Subsidiaries, individually or in the aggregate.

(iv) No claim has ever been made, or, to the knowledge of the Company, is threatened or pending, by any authority in a jurisdiction where the Company or any of its Subsidiaries, respectively, does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, and neither the Company nor any of its Subsidiaries has received any notice or request for information from any such authority. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of its Subsidiaries, and no Governmental Authority has proposed an adjustment or change in accounting method. All transactions or methods of accounting that could give rise to a substantial understatement of federal income tax as described in Section 6662(d)(2)(B)(i) of the Code have been adequately disclosed on the Company’s and its Subsidiaries’ federal income tax returns in accordance with Section 6662(d)(2)(B) of the Code. Neither the

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Company nor any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of its Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Taxes or has requested any extension of time for the payment of any Taxes. Neither the Company nor any of its Subsidiaries has ever held a material beneficial interest in any other Person, other than those listed in Schedule 3(z)(iv). Neither the Company nor any of its Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary of the Company is a “passive foreign investment company” within the meaning of Section 1296 of the Code (a “PFIC”), and the Company does not anticipate that the Company or any additional foreign Subsidiary will become a PFIC in the foreseeable future.

(aa) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls appropriate for its size and privately held status and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements that accurately reflect the current status of the business of the Company and its Subsidiaries and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd) Illegal or Unauthorized Payments; Political Contributions Neither the Company or any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts

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receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(gg) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the “PATRIOT Act”) and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the “Anti-Money Laundering/OFAC Laws”).

(hh) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company (a) (i) that except as set forth in Section 4(r), none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of any of the Transaction Documents.

(ii) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(ll) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and,

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together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(mm) Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(nn) Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The due diligence materials previously provided by or on behalf of the Company to each Buyer (the “Due Diligence Materials”), have been prepared in a good faith effort by the Company to describe the Company’s present and proposed products, and projected growth and the Company and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor. The Due Diligence Materials contain all material agreements of the Company and its Subsidiaries and no material agreements of the Company or its Subsidiaries exist other than those provided in the Due Diligence Materials. The Company acknowledges and agrees that no Investor participated in the preparation of, or has any responsibility for, the content of any Due Diligence Materials.

4.	COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants below and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Use of Proceeds. The Company will use the proceeds from the sale of the Securities consistent with the annual budget provided to each Buyer pursuant to Section 7(xv) and as otherwise set forth on Schedule 4(b).

(c) Reporting Status. Immediately following the Public Company Date and until the date on which a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights as a holder of Securities under this Agreement and/or the Certificate of Designations (each an “Investor”, and collectively, the “Investors”) shall have sold all of the Conversion Shares and none of the Preferred Shares is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to permit it to, and thereafter to maintain its eligibility to, register the Conversion Shares for resale by the Buyers on Form S-3.

(d) Financial Information Post-Public Company Date. From and after the date the shares of Common Stock of the Company (or its successor by merger, recapitalization, reorganization, or otherwise) are registered under the 1934 Act (the “Public Company Date”), and as long as any Securities remain outstanding, the Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly

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Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(e) Listing. Immediately following the Public Company Date, the Company shall promptly secure the listing or quotation of the Conversion Shares and Initial Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) (such primary exchange or quotation system, the “Principal Market”) (the date such listing initially occurs, the “Listing Date”) and shall maintain, in accordance with the Certificate of Designations and this Agreement, the listing or quotation of all additional Conversion Shares and Initial Warrant Shares from time to time issued under the terms of the Transaction Documents. After the Public Company Date, the Company shall maintain the listing or quotation of the Conversion Shares on the Principal Market, and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. Subject to Section 8 below, at the Closing, on the Additional Closing Date and on the Public Company Date, the Company shall reimburse Hudson Bay or its designee(s) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at the Closing or on the Additional Closing Date to the extent not previously reimbursed by the Company. Notwithstanding the foregoing, in no event will the costs and expenses of Hudson Bay reimbursed by the Company pursuant to this Section 4(f) exceed $100,000 with respect to the Initial Closing and $200,000 in the aggregate without the prior approval of the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. From and after the earliest of the initial filing by the Company of a registration statement, a filing on Form 10 or a Current Report on Form 8-K with respect to any capital stock of the Company with the SEC (the “Initial Filing”) on or prior to the Public Company Date, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not

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disclosed in the Initial Filing. In addition, effective upon the filing of the Initial Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Initial Filing with the SEC without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release. Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding the foregoing, in no event will the Company have an obligation to disclose any information which a Buyer receives from a member of the Company’s Board of Directors that is an affiliate of such Buyer.

(i) Additional Preferred Shares; Variable Securities. So long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations or the Warrants. For so long as any Securities remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the greater of (x) the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Share is convertible and (y) the then applicable Exercise Price (as defined in the Initial Warrants) with respect to the Common Stock into which any Initial Warrant is exercisable.

(j) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, (A) no less than 130% of the maximum number of shares of Common Stock issuable (i) upon conversion of the maximum number of Preferred Shares issued and issuable pursuant to the Series C-1 Warrants (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) upon exercise of the Initial Warrants (without taking into account

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any limitations on the exercise of the Initial Warrants set forth in the Initial Warrants), and (B) not less than the maximum number of Series C-1 Warrant Shares issuable upon exercise of the Series C-1 Warrants, in each case, determined as if issued as of the trading day immediately preceding the applicable date of determination (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the any treasury shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. In connection with any such vote, each Buyer hereby agrees that it shall, if requested by the Company, vote all shares of capital stock held by such Buyer in favor of any such increase in the authorized number of shares.

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the “Anti-Money Laundering/OFAC Laws”.

(m) Public Information. At any time during the period commencing on the six (6) month anniversary of the Public Company Date and ending at such time that all of the Securities, if (A) a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (other than during the one-year period immediately following the consummation of the Reverse Merger (as defined in the Certificate of Designations) if the Company becomes an issuer described in Rule 144(i)(1)(i) solely as a result of the Successor Entity in the Reverse Merger (as such terms are defined in the Certificate of Designations) being an issuer described in Rule 144(i)(1)(i) at the time of the consummation of the Reverse Merger, and (B) any such failure continues for more than two (2) Trading Days (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(m) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(n) Additional Issuances of Securities.

(i) For purposes of this Section 4(n), the following definitions shall apply.

(1) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

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(2) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(3) “Excluded Securities” means any capital stock issued or issuable: (i) upon conversion of the Preferred Shares; (ii) exercise of the Warrants; provided, that the terms of such Warrants are not amended or modified after the date hereof; (iii) upon exercise or conversion of Convertible Securities outstanding as of the date hereof; provided, that the terms of such Convertible Securities are not amended or modified after the date hereof; (iv) as a dividend, stock split or as a result of any other adjustment pursuant to the Certificate of Designation, including any anti-dilution adjustment thereunder, and (v) pursuant to any employee benefit plan which has been approved by the Board of Directors of the Company pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(4) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(5) “Subsequent Placement” means any direct or indirect offer, sale, grant of any option to purchase, or other disposition of (or announcement of any offer, sale, grant or any option to purchase or other disposition of) any of the Company’s or its Subsidiaries’ equity, debt or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents.

(ii) From the Closing Date and for so long any of the Preferred Shares remain outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(ii).

(1) The Company shall deliver to each holder of Preferred Shares (each a “Preferred Holder”, and collectively, the “Preferred Holders”) an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Preferred Holder its pro rata portion (based on such Buyer’s pro rata portion of the aggregate stated value of Initial Preferred Shares issued on the Closing Date) of at least fifty-five percent (55%) of the Offered Securities (the “Basic Amount”). With respect to each Preferred Holder that elects to purchase its Basic Amount, such Preferred Holder may also indicate it will purchase or acquire any additional portion of the Offered Securities attributable to the Basic Amounts of other Preferred Holders should the other Preferred Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Preferred Holders shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Preferred Holder must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Preferred Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Preferred Holder’s Basic Amount that such Preferred Holder elects to purchase and, if such Preferred Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Preferred Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Preferred Holders are less than the total of all of the Basic Amounts, then each Preferred Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts

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subscribed for (the “Available Undersubscription Amount”), each Preferred Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Preferred Holder bears to the total Basic Amounts of all Preferred Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Preferred Holders a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after such Preferred Holder’s receipt of such new Offer Notice.

(3) The Company shall have twenty (20) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Preferred Holders (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which, from and after the Public Company Date, shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(ii)(3) above), then each Preferred Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Preferred Holder elected to purchase pursuant to Section 4(n)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Preferred Holders pursuant to Section 4(n)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Preferred Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Preferred Holders in accordance with Section 4(n)(ii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Preferred Holders shall acquire from the Company, and the Company shall issue to the Preferred Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(ii)(3) above if the Preferred Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Preferred Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Preferred Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Preferred Holders and their respective counsel.

(6) Any Offered Securities not acquired by the Preferred Holders or other persons in accordance with Section 4(n)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Preferred Holders under the procedures specified in this Agreement.

(7) The Company and the Preferred Holders agree that if any Preferred Holder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Preferred Holder shall be required to agree to any restrictions in trading as to any

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securities of the Company owned by such Preferred Holder prior to such Subsequent Placement, other than restrictions on transfer imposed under federal and state securities laws.

(8) Notwithstanding anything to the contrary in this Section 4(n) and unless otherwise agreed to by the Preferred Holders, the Company shall either confirm in writing to the Preferred Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Preferred Holders will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Preferred Holders, such transaction shall be deemed to have been abandoned and the Preferred Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Preferred Holder with another Offer Notice and each Preferred Holder will again have the right of participation set forth in this Section 4(n)(ii). From and after the Public Company Date, the Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

(iii) The restrictions contained in subsection (ii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities.

(o) Taxes. The Company will pay, and save and hold the Buyers harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Preferred Shares, Warrants, Conversion Shares or Warrant Shares.

(p) D&O Insurance. The Company shall obtain such director’s and officer’s insurance in such form, with such carrier and in such amounts as reasonably acceptable to the holders of a majority of the Preferred Shares (the “D&O Insurance”) within thirty (30) days of the Closing Date. Thereafter, for so long as any Preferred Shares remain outstanding, the Company shall maintain the D&O Insurance. In the event the Company merges with another entity and is not the surviving corporation, or transfers all or substantially all of its assets to any Person or any other similar Fundamental Transaction occurs, the Company shall require, prior to the consummation of such transaction, that such successor entity deliver a written agreement, in form and substance reasonably satisfactory to the holders of a majority of Preferred Shares, assuming the Company’s obligations herein to maintain such D&O insurance with respect to former directors of the Company appointed by the holders of Preferred Shares (the “Preferred Directors”) and to indemnify such Preferred Directors to the fullest extent permitted by Delaware law.

(q) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

(r) Lock-Up. The Company shall not amend, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement. If at any time prior to the one year anniversary of the Public Company Date, any Person is, or is contemplated to become, a stockholder or security holder of the Company that is not a party to a Lock-Up Agreement, the Company shall, and shall cause such Person to, enter into a Lock-Up Agreement prior to issuing any shares of Common Stock or Common Stock Equivalents to such Person and prior to allowing such Person to become a stockholder or security holder of the Company.

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(s) Proprietary Information and Inventions Agreements. The Company shall not amend, waive or terminate any provision of any of the Proprietary Information and Inventions Agreements and shall enforce the provisions of each Proprietary Information and Inventions Agreements in accordance with its terms. If any party to a Proprietary Information and Inventions Agreement breaches any provision of a Proprietary Information and Inventions Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Proprietary Information and Inventions Agreement.

(t) Going Public. On or before the three (3) month anniversary of the Closing Date, the Company shall either (A) cause a Form 10 registering the Company’s Common Stock under the 1934 to be declared effective by the SEC or (B) enter into definitive documentation on terms and conditions acceptable to the Required Holders providing for the consummation of the Reverse Merger (as defined in the Certificate of Designations) in which a Successor Entity (as defined in the Certificate of Designations) that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market (as defined in the Certificate of Designations) assumes the Initial Warrants and the Certificate of Designations such that, inter alia, the Initial Warrants shall be exercisable into, and the shares of Series C Preferred Stock, including the shares of Series C-1 Preferred Stock issuable upon exercise of the Series C-1 Warrants, shall be convertible into, the publicly traded common stock of such Successor Entity. Notwithstanding the foregoing, if the Company is proceeding in good faith towards the effectiveness of a Form 10 or a Reverse Merger and has demonstrated tangible steps to that effect reasonably acceptable to the Required Holders, the three month deadline set forth above shall be extended to four months following the Closing Date.

(u) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date and the Additional Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(v) Stock, Option and Equity Plans. From and after the Closing until the first anniversary of the Public Company Date, neither the Company nor any Subsidiary shall, without the prior written consent of the Required Holders, (i) amend or modify any terms or conditions of the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”), (ii) grant any stock, options or equity based incentives to any employees, members of management, directors or advisors of the Company or its Subsidiaries, other than pursuant to the Incentive Plan, including, without limitation, as provided in Schedule I thereto or (ii) create or implement any stock, option or other equity incentive plan, other than the Incentive Plan.

(w) 2013 Audited Financial Statements. No later than thirty (30) calendar days after the Closing Date, the Company shall cause (i) the 2013 Unaudited Financial Statements to be audited by a reputable independent accounting firm reasonably acceptable to the Required Holders (as audited, the “2013 Audited Financial Statements”), and (ii) the 2013 Audited Financial Statements to be delivered to each Buyer.

(x) Sufficient Cash. While any Series C-1 Preferred Stock, Series C-1 Warrants or Series C-2 Preferred Stock remain outstanding, the Company shall maintain cash sufficient to cover any and all amounts budgeted in the Approval Annual Budget (as defined below) for (i) legal costs relating to the proposed Reverse Merger or relating to the filing and effectiveness of the Form 10 registering the Company’s Common Stock under the 1934, as applicable, (ii) expenses relating to financial statement audits and reviews and (iii) investor relations expenses; provided, however, that prior to the Subsequent Capital Raise, the Company shall only be required to maintain cash sufficient to cover at least half of all such amounts.

(y) Post-Closing Deliveries. No later than fifteen (15) days after the Closing Date, the Company shall cause each of Maria Alexander, Sam Danishefsky, Xiaohang Wu, and George Constantine to deliver to each Buyer an executed Lock-Up Agreement. Each Buyer acknowledges and agrees that the failure of such Persons to execute and deliver the documents described in the immediately preceding sentence on or prior to the Closing Date shall not constitute a breach of any Transaction Documents or result in the failure of any condition thereunder to be met.

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(z) Closing Documents. On or prior to thirty (30) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise

5.	REGISTER.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Hudson Bay, the amount withheld pursuant to Section 4(f)) for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents and the stock certificates representing the Preferred Shares (allocated in such numbers as such Buyer shall request in writing at least two (2) Business Days prior to the Closing Date) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received a joinder to the Stockholders Agreement duly executed and delivered by each holder of equity securities of the Company not already party to the Stockholders Agreement, if any.

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(iii) Such Buyer shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit H attached hereto.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit I.

(viii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit J.

(ix) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(x) The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(xi) Intentionally Omitted.

(xii) The Company shall have delivered to each Buyer a lock-up agreement in the form attached hereto as Exhibit K executed and delivered by each of the holders of equity, and securities convertible, exercisable or exchangeable into equity, of the Company as set forth on Schedule 7(xii) attached hereto (collectively, the “Lock Up Agreements”).

(xiii) The Company shall have delivered to each Buyer the proprietary information and inventions agreements using the Company’s standard form attached hereto as Exhibit L executed and delivered by each of the current and former employees and consultants of the Company (collectively, the “Proprietary Information and Inventions Agreements”).

(xiv) The composition of the board of directors of the Company shall be as described in the Stockholders Agreement and the Company shall have entered into indemnification agreements with each of its directors in a form acceptable to the Buyers.

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(xv) The Company shall have provided an annual budget to each Buyer with respect to the first twelve (12) months following the Closing in form and substance satisfactory to the Required Holders (the “Approved Annual Budget”).

(xvi) Intentionally Omitted.

(xvii) Each holder of equity securities of the Company (other than the Buyers) shall have executed and delivered a Waiver and Acknowledgement Letter in the form attached hereto as Exhibit M.

(xviii) The Company shall have amended and restated its Certificate of Incorporation such that the amended and restated certificate of incorporation of the Company shall be in the form attached hereto as Exhibit N.

(xix) The Company shall have amended and restated its Bylaws such that the amended and restated bylaws of the Company shall be in the form attached hereto as Exhibit O.

(xx) The Company shall have implemented the Incentive Plan in form and substance reasonably acceptable to the Required Holders.

(xxi) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Hudson Bay or its designee(s), as applicable, for the expenses described in Section 4(f) above.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Preferred Shares outstanding as of the applicable date of determination, which shall include Hudson Bay as long as Hudson Bay (or any of its Affiliates) owns any Preferred Shares or has the right to purchase any Preferred Shares hereunder (the “Required Holders”); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

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(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

MabVax Therapeutics, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, California 92121

Telephone: 858-259-9405

Facsimile: 858-792-7033

Email: dhansen@mabvax.com

Attention: President

With a copy (for informational purposes only) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Telephone: (858) 314-1500

Facsimile: (858) 314-1501

Email: jdglaser@mintz.com

Attention: Jeremy D. Glaser, Esq.

If to a Buyer, to its address, facsimile number and email address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
E-mail:	eleazer.klein@srz.com
Attention:	Eleazer N. Klein, Esq.

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is

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in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the

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indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Purchased Shares. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion

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from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Buyers on the Closing Date (except for certificates evidencing the Preferred Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Buyers, may be reproduced by any Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and any Buyer may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MABVAX THERAPEUTICS, INC.

By:	/s/ J. David Hansen
J. David Hansen, President and Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

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EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Initial Warrant
Exhibit C	Form of Series C-1 Warrant
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Stockholders Agreement
Exhibit F	Form of Financing Commitment Letter
Exhibit G	Form of Series C-2 Certificate of Designations
Exhibit H	Form of Outside Company Counsel Opinion
Exhibit I	Form of Secretary’s Certificate
Exhibit J	Form of Officer’s Certificate
Exhibit K	Form of Lock-Up Agreement
Exhibit L	Form of Proprietary Information and Inventions Agreement
Exhibit M	Form of Waiver and Acknowledgement Letter
Exhibit N	Form of Amended and Restated Certificate of Incorporation
Exhibit O	Form of Amended and Restated Bylaws

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT, dated as of May 12, 2014 (this “Amendment”), is between MabVax Therapeutics, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (collectively, the “Investors”).

W I T N E S S E T H

WHEREAS, the parties hereto and certain other investors (collectively with the Investors, the “Buyers”) have heretofore entered into a Securities Purchase Agreement dated as of February 12, 2014 by and among the Company, the Investors and other buyers party thereto (the “Purchase Agreement”); and

WHEREAS, the Investors constitute the Required Holders (as defined in the Purchase Agreement);

WHEREAS, the Company and the Investors wish to amend the Purchase Agreement to address the provisions set forth herein;

WHEREAS, Section 9(e) of the Purchase Agreement and Section 20 of the Certificate of Designations (as defined in the Purchase Agreement) provide that the Required Holders may waive or amend provisions of the Purchase Agreement and the Certificate of Designations, respectively, on behalf all Buyers and Holders (as defined in the Certificate of Designations); and

WHEREAS, the Investors wishes to amend or waive, as the case may be, on behalf of itself and the other Buyers and Holders, certain provisions of the Purchase Agreement and Transaction Documents as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; References; Continuation of Purchase Agreement. Unless otherwise specified herein, each capitalized term used herein that is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement”, the “Securities Purchase Agreement” and each other similar reference, contained in the Purchase Agreement and any other Transaction Document shall from and after the date hereof refer to the Purchase Agreement as amended hereby. Except as amended or waived hereby, all terms and provisions of the Purchase Agreement and all other Transaction Documents shall continue unmodified and remain in full force and effect.

2. Amendments. (a) (i) The reference to “a price per share of at least $4.1917918” set forth in Section 1(b)(i) of the Purchase Agreement is hereby amended to instead refer to “a per share purchase price of approximately $2.76.”

(ii) The reference to “a per share purchase price of $4.1917918” set forth in Section 1(b)(i) of the Purchase Agreement is hereby amended to instead refer to “a per share purchase price equal to the lower of (x) the lowest per share purchase price pursuant to which the Company raises money pursuant to a Subsequent Capital Raise and (y) $4.1917918”.

(iii) The reference to “prior to the one month anniversary of the Closing” set forth in the last sentence of Section 1(b)(i) is hereby amended to instead refer to “prior to the earlier of (x) the consummation of the merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 12, 2014 among the Company, Tacoma Acquisition Corp. and Telik, Inc. and (y) July 31, 2014.

(iv) The reference to “thirty (30) calendar days after the Closing Date” set forth in Section 4(w) of the Purchase Agreement is hereby amended to instead refer to “May 16, 2014”.

3. Waivers. The Investors hereby waive, on behalf of themselves and any other Buyers or Holders, any Default Event and Triggering Event (as defined in the Certificate of Designations) occurring on or prior to the date hereof (“Defaults”), solely to the extent caused by (i) the failure of the Company to appoint an independent director that is acceptable to the Required Holders prior to the one month anniversary of the Closing, (ii) the failure of the Company to satisfy its obligations under Section 4(w) of the Purchase Agreement on or prior to the thirtieth calendar day after the Closing Date, (iii) any deviation of any line item of the 2013 Audited Financial Statements (as defined in the Certificate of Designations) from the equivalent line items set forth in the unaudited financial statements for the Calendar Year 2013 delivered to the Holders on or prior to the Closing Date by the greater of (A) more than five percent (5%) and (B) $100,000, and (iv) the failure of the Company to notify the Investors or any Holders of any Defaults arising from the events described in clauses (i), (ii) or (iii).

4. Disclosure of Transactions and Other Material Information. The parties hereto acknowledge that (i) Telik, Inc. is obligated to file a Current Report on Form 8-K (the “8-K Filing”) in accordance with the provisions of Section 4(i) of that certain Securities Purchase Agreement dated as of May 12, 2014 by and among Telik, Inc. and certain purchasers of securities of Telik, Inc., and (ii) the Company intends to publish a press release on May 12, 2014 describing the transactions contemplated by the Merger Agreement and publicly announcing certain other information regarding the Company (the publication date of such press release, the “Release Date”). The Company hereby acknowledges and agrees that from and after the Release Date, neither of the Investors shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the Release Date, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investors or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide either Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Release Date without the express prior written consent of such Investor.

5. Counterparts; Execution; Amendments. This Amendment may be executed in counterparts and by fax or electronic signatures, all of which shall be one and the same agreement and shall have binding legal effect. No waiver under or in respect of this Amendment shall be valid unless in writing signed by the party to be charged therewith. No amendment of this Amendment shall be valid unless in writing signed by the parties hereto.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

MABVAX THERAPEUTICS, INC.

By:	/s/ J. David Hansen
Name:	J. David Hansen
Title:	President and CEO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

Annex O

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 12, 2014, by and among MabVax Therapeutics, Inc., a Delaware corporation, with headquarters located at 11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121 (the “Company”), and the undersigned buyers (each, a “Buyer”, and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto, dated of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (i) shares of the Company’s Series C-1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which will, among other things, be convertible into a certain number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”, as converted, the “Conversion Shares”) in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock, dated as of the date hereof (the “Certificate of Designations”), (ii) Warrants to Purchase Common Stock (the “Warrants”), which will be exercisable to purchase shares of the Company’s Common Stock (as exercised, the “Warrant Shares”) in accordance with the terms of the Warrants and (iii) additional Warrants to purchase shares of the Company’s Series C-1 Convertible Preferred Shares (the “Series C-1 Warrants”). In addition, pursuant to the terms and conditions of the Securities Purchase Agreement, the Company may issue and sell to each Buyer shares of the Company’s Series C-2 Convertible Preferred Stock, par value $0.001 per share (“Series C-2 Preferred Stock”).

B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide, among other rights, certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

b. “Affiliate” has the meaning set forth in Rule 405 under the 1933 Act.

c. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

d. “Demand Registration” means a registration required to be effected by the Company pursuant to Section 2.1, which may, at the option of the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, be an Underwritten Offering.

e. “Demand Registration Statement” means a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

f. “Effective Date” means the date the applicable Registration Statement is declared effective by the SEC.

g. “Effectiveness Deadline” means the date which is ninety (90) days following a Request for the applicable Registration Statement.

h. “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

i. “Filing Date” means the date on which the applicable Registration Statement is filed with the SEC.

j. “FINRA” means the Financial Industry Regulatory Authority, Inc.

k. “Holder” means any holder of Registrable Securities.

l. “Hudson Bay” means Hudson Bay IP Opportunities Master Fund, LP.

m. “Initial Public Offering” means the first public offering of any class of securities of the Company pursuant to a registration statement filed with and declared effective by the SEC.

n. “Initiating Holders” means, with respect to a particular registration, the Holders who initiated the Request for such registration.

o. “Investor” means a Buyer or any transferee or assignee of Registrable Securities, to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee of the Registrable Securities assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

p. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and/or a government or any department or agency thereof.

q. “Principal Market” means the primary national securities exchange or automated quotation system upon which the Common Stock is listed immediately following the Public Company Date.

r. “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

s. “Public Company Date” means the date the shares of Common Stock of the Company (or its successor by merger, recapitalization, reorganization, or otherwise) are registered under the 1934 Act.

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t. “register,” “ registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and the declaration of effectiveness of such Registration Statement(s) by the SEC.

u. “Registrable Securities” means (A) any shares of Common Stock held by any of the Buyers as of the date hereof or as of any future date of determination, (B) any shares of Common Stock issuable upon conversion, exercise or exchange of any securities of the Company, including, without limitation, any Preferred Shares, shares of Series C Preferred Stock, Warrants, Series C-1 Warrants and/or any other securities of the Company, in each case held by any of the Buyers as of the date hereof or as of any future date of determination (collectively, the “Buyers’ Securities”) and (iii) any capital stock of the Company issued or issuable with respect to the Buyers’ Securities or any securities exchangeable, convertible or exercisable into Buyers’ Securities, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Preferred Shares.

v. “Registration Expenses” means any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, FINRA and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of Legal Counsel, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 2.2 or Section 2.8 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by such Holders in connection with such registration shall be deemed to be Registration Expenses.

w. “Registration Period” means the period beginning as of the Effective Date and ending at the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by the applicable Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement.

x. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

y. “Request” shall have the meaning set forth in Section 2.1(a).

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z. “Required Holders” means the holders of at least a majority of the Registrable Securities, which shall be required to include Hudson Bay as long as Hudson Bay (or any of its Affiliates) holds any Series C Preferred Stock of the Company.

aa. “Required Holders of the Registration” means, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration, which shall be required to include Hudson Bay as long as Hudson Bay (or any of its Affiliates) holds any Registrable Securities to be included in the applicable registration.

bb. “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

cc. “SEC” means the United States Securities and Exchange Commission.

dd. “Series C Preferred Stock” means shares of Convertible Preferred Stock of the Company, including any Preferred Shares and any shares of Series C-2 Preferred Stock.

ee. “Shelf Registration” means a registration pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

ff. “Subsidiaries” means any joint venture or any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

gg. “Trading Day” means (i) prior to the Public Company Date, a Business Day and (ii) after the Public Company Date, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

hh. “Underwriters” means the underwriters, if any, of the offering being registered under the 1933 Act.

ii. “Underwritten Offering” means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

jj. “Withdrawn Demand Registration” shall have the meaning set forth in Section 2.1(a).

kk. “Withdrawn Request” shall have the meaning set forth in Section 2.1(a).

2. Registration.

2.1 Demand Registration.

a. Right to Demand Registration.

(i) Subject to Section 2.1(c), at any time or from time to time after the Public Company Date, the Required Holders shall have the right to request in writing that the Company register all or part of such Required Holders’ Registrable Securities (a “Request”) by filing with the SEC a Demand Registration Statement.

(1) Each Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof.

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(2) As promptly as practicable, but no later than five (5) days after receipt of a Request, the Company shall give written notice of such requested registration to all other Investors.

(3) Subject to Section 2.1(b), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Investor which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within ten (10) days after the receipt of such written notice from the Company.

(4) Right to Demand Registration. The Company, as expeditiously as possible, but in any event within forty-five (45) days following a Request (the “Filing Deadline”), shall cause to be filed with the SEC a Demand Registration Statement providing for the registration under the 1933 Act of the Registrable Securities which the Company has been so requested to register by all such Investors, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests (including, without limitation, by means of a Shelf Registration if so requested and if the Company is then eligible to use such a registration).

(5) The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter but in no event later than the Effectiveness Deadline and to keep such Demand Registration Statement continuously effective until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Demand Registration Statement; provided, that with respect to any Demand Registration Statement, such period need not extend beyond the Registration Period (the “Demand Registration Period”).

(ii) A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Required Holders of the Registration (a “Withdrawn Request”) and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Required Holders of the Registration (a “Withdrawn Demand Registration”) and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Required Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided; however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a Material Adverse Effect (as defined in the Securities Purchase Agreement), or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.1(b) by more than 10% of the Registrable Securities to be included in such Registration Statement, or (C) because of a postponement of such registration pursuant to Section 2.8, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the number of Demand Registrations to which such Holders are entitled), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the Effective Date of the Demand Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(iii) The registration rights granted pursuant to the provisions of this Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

b. Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Investor requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities, if any, requested to be included in such Demand Registration exceeds the number which can be sold

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in such offering within a price range acceptable to the Required Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, the Registrable Securities requested to be included in the Demand Registration by the Initiating Holders and thereafter, the Registrable Securities requested to be included in the Demand Registration by other Investors allocated, pro rata among the Investors based on the number of Registrable Securities held by each Investor (on an as converted, fully-diluted basis and without giving effect to any exercise or conversion limitations contained in any such convertible or exercisable securities held by any such party). In the event the Company shall not, by virtue of this Section 2.1(b), include in any Demand Registration all of the Registrable Securities of any Investor requesting to be included in such Demand Registration, such Investor may, upon written notice to the Company given within five (5) days of the time such Investor first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Investors not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

c. Limitations on Registrations. The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 2.1(a) are subject to the following limitations:

(1) in no event shall the Company be required to effect a Demand Registration unless the reasonably anticipated aggregate offering price to the public of all Registrable Securities for which registration has been requested by Holders, together with any shares sold by the Company for its own account, will be at least $3,000,000 or, if the foregoing is not satisfied, all of the Registrable Securities held by the Holders requiring registration are included in the Demand Registration;

(2) in no event shall the Company be required to effect a Demand Registration unless the Initiating Holders hold at least twenty-five percent (25%) of the outstanding shares of Series C Preferred Stock, which shall be required to include Hudson Bay as long as Hudson Bay (or any of its Affiliates) holds any Series C Preferred Stock; and

(4) in no event shall the Company be required to effect, in the aggregate, more than two (2) Demand Registrations that are Underwritten Offerings; provided, however, that such number shall be increased to the extent the Company does not include in what would otherwise be the final registration the number of Registrable Securities requested to be registered by the Holders by reason of Section 2.1(b).

d. Underwriting. Notwithstanding anything to the contrary contained in Section 2.1(a), if the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require that all Persons (including other Investors) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, subject to the approval of the Company (such approval not to be unreasonably withheld or delayed).

e. Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the Demand Registration Period, (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of

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the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by the sole reason of any breach or failure by the Holders of Registrable Securities or are not otherwise waived. The Demand Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. By 9:30 a.m. New York time on the date following any Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

f. Other Registrations. Until the one year anniversary of the Initial Closing Date (as defined in the Securities Purchase Agreement, the Company shall not, without the consent of the Required Holders, file a registration statement pertaining to any other securities of the Company.

g. Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information which any selling Investor, upon advice of counsel, shall reasonably request.

2.2 Incidental Registration.

a. Right to Include Registrable Securities. (1) If the Company at any time or from time to time proposes to register any of its securities under the 1933 Act (other than in a registration on Form S-4 (solely as to the issuance of the shares in the applicable business combination) or S-8 or any successor form to such forms) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least thirty (30) calendar days prior to such proposed registration and which notice shall be given after the Company has publicly disclosed such proposed registration) to all Investors of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.2(b), upon the written request of any Investor made within twenty (20) calendar days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the 1933 Act of all Registrable Securities requested by Investors to be so registered (an “Incidental Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 3. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Investor. The Holders requesting inclusion in an Incidental Registration may, at any time prior to the Effective Date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(2) If at any time after giving written notice of its intention to register any securities and prior to the Effective Date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Investor and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable

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Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of the Holders to cause such registration to be effected as a registration under Section 2.1, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond ninety (90) days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give the Investors the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.2 which the Company is obligated to effect.

(3) The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

b. Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Investor requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the Registrable Securities requested to be included in such registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (B) second, the securities proposed to be registered by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them; provided, however, that a minimum of 30% of Registrable Securities shall be included in each Incidental Registration and; provided, further, that in the event the Company will not, by virtue of this Section 2.2(b), include in any such registration all of the Registrable Securities of any Investor requested to be included in such registration, such Investor may, upon written notice to the Company given within three (3) days of the time such Investor first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Investors not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

c. Selection of Underwriters. If any Incidental Registration involves an Underwritten Offering, the sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with such registration shall be subject to the approval of the Required Holders of the Registration (such approval not to be unreasonably withheld or delayed).

2.3 S-3 Registration.

a. Subject to Section 2.3(b), if at any time (i) one or more Holders of Registrable Securities request (the “S-3 Request”) that the Company file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by it and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then the Company shall, as expeditiously as possible following such S-3 Request, use its reasonable best efforts to

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register under the 1933 Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such Request or any subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such Request and any subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Section 2.1(b) shall apply (and any reference to “Demand Registration” therein shall, for purposes of this Section 2.3, instead be deemed a reference to “S-3 Registration”). Whenever the Company is required by this Section 2.3 to use its reasonable best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1(a) and 2.1(d) (including but not limited to the requirements that the Company (A) notify all Holders of Registrable Securities from whom such Request for registration has not been received and provide them with the opportunity to participate in the offering and (B) use its best efforts to have such S-3 Registration Statement declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such Sections 2.1(a) and 2.1(d) to “Demand Registration” shall, for purposes of this Section 2.3, instead be deemed a reference to “S-3 Registration”). If the sole or lead managing Underwriter (if any) or the Required Holders of the Registration shall advise the Company in writing that in its opinion additional disclosure not required by Form S-3 is of material importance to the success of the offering, then such Registration Statement shall include such additional disclosure. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.3 which the Company is obligated to effect.

b. Limitations on Registrations. The rights of Holders of Registrable Securities to request S-3 Registrations pursuant to Section 2.3(a) are subject to the following limitations:

(1) in no event shall the Company be required to effect an S-3 Registration unless the reasonably anticipated aggregate offering price to the public of all Registrable Securities for which registration has been requested by Holders, together with any shares sold by the Company for its own account, will be at least $2,000,000 or, if the foregoing is not satisfied, all of the Registrable Securities held by the Holders requiring registration are included in the Demand Registration;

(2) in no event shall the Company be required to effect an S-3 Registration unless the Holders who initiated the S-3 Request hold at least ten percent (10%) of the outstanding shares of Series C Preferred Stock, which shall be required to include Hudson Bay as long as Hudson Bay (or any of its Affiliates) holds any Series C Preferred Stock; and

(3) in no event shall the Company be required to effect more than two (2) S-3 Registrations in any six (6) month period, provided, however, that such number shall be increased to the extent the Company does not include in what would otherwise be the final registration the number of Registrable Securities requested to be registered by the Holders by reason of Section 2.1(b).

c. The registration rights granted pursuant to the provisions of this Section 2.3 shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

2.4 Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless(a) the Required Holders of the Registration shall have consented in writing to the inclusion of such other securities and (b) no Holder is unable to include any of its Registrable Securities requested for inclusion in such registration by reason of Section 2.1(b).

2.5 Underwritten Offerings.

(a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Required Holders of the Registration and to contain such representations and

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warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Sections 6 and 7, respectively.

(b) Investors to be Parties to Underwriting Agreement. The Investors whose Registrable Securities are to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Investors’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Investors of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Investors; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Investor for inclusion in the Registration Statement. No Investor shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Investor, such Investor’s Registrable Securities and such Investor’s intended method of disposition.

(c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents customary for such an offering and reasonably required under the terms of such underwriting arrangements.

2.6 Reverse Merger. Subject to the provisions set forth in that certain Stockholders Agreement dated as of February 12, 2014 by and among the Company and the investors and stockholders listed on the signature pages attached thereto, on or after the six (6) month anniversary of the Initial Closing Date, the holders of a majority of Series C Preferred Stock then outstanding shall have the right to require the Company to become a publicly traded company on an Eligible Market or any other securities exchange or automated quotation system through the consummation of a merger of the Company into a public company or a subsidiary of a public company (a “Reverse Merger Event”), whereby the common equity of the Company is exchanged for or otherwise becomes the common equity of a public company (the “Successor Entity”). Such Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Reverse Merger Event, the provisions of this Agreement referring to the “the Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Successor Entity had been named as the Company herein.

2.7 Other Provisions Concerning Registration.

a. Allocation of Registrable Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement (other than on an Incidental Registration or an S-3 Registration initiated by the Company) without the prior written consent of the Required Holders. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall first be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time such Registration Statement is declared effective by the SEC. . In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee that becomes an Investor shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such

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Registration Statement. If the SEC requires that the Company register less than the amount of shares of Common Stock originally included on any Registration Statement at the time it was filed, the Registrable Securities on such registration statement and any other securities allowed to be registered on such Registration Statement (in accordance with this paragraph) shall be decreased on a pro rata basis; provided, that following any such decrease, at the request of the Required Holders, such Required Holders may elect to withdraw such Registration Statement and thereafter the Request for such Registration Statement shall not be deemed to constitute a Request for purposes of Section 2.1 hereof.

b. Legal Counsel. The Required Holders shall have the right to select one legal counsel to review and participate in any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in regards to the performance of the Company’s obligations under this Agreement.

c. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement when declared effective fails to register all of the Registrable Securities required or requested to be included therein, other than by reason of Section 2.1(b), (ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”) or (B) filed with the SEC but not declared effective by the SEC on or before the applicable Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the applicable Effective Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during a Blackout Period (as defined in Section 2.8)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of the Common Stock on its principal trading market or exchange, or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any Investor by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor which holds Registrable Securities an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor’s Registrable Securities whether or not included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) after a Filing Failure until such Filing Failure is cured; (v) on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) after an Effectiveness Failure until such Effectiveness Failure is cured; and (vi) on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) after the initial day after a Maintenance Failure until such Maintenance Failure is cured. The Company shall also pay the reasonable fees of Legal Counsel to enforce the provisions hereof. The payments to which an Investor shall be entitled pursuant to this Section 2.7(c) are referred to herein as “Registration Delay Payments.” Notwithstanding the foregoing, Registration Delay Payments will not be payable to an Investor to the extent the Filing Failure, Effectiveness Failure or Maintenance Failure giving rise to the Company’s requirement to make a Registration Delay Payment is solely as a result of incomplete or incorrect information submitted to the Company by such Investor. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Registration Delay Payments shall be paid on the day of the Filing Failure, Effectiveness Failure and the initial day of a Maintenance Failure, as applicable, and thereafter on the earlier of (I) the thirtieth (30th) day after the event or failure giving rise to the Registration Delay Payments has occurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured.

2.8 Postponements. The Company shall be entitled to postpone a Demand Registration and to require the Investors to discontinue the disposition of their securities covered by a Shelf Registration during any

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Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would be detrimental to the Company (such as having a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company), or (ii) if the Company is in possession of material, non-public information which the Board of Directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a registration statement at such time; provided, however, that the Company may only delay a Demand Registration pursuant to this Section 2.8 by delivery of a Blackout Notice (as defined below) within thirty (30) days of delivery of the request for such Demand Registration under Section 2.1 and may delay a Demand Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed ten (10) consecutive Trading Days; provided that during any three hundred sixty five (365) day period such period shall not exceed an aggregate of ninety (90) Trading Days; provided, further, that the first day of such period must be at least five (5) Trading Days after the last day of any such prior period (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the “Blackout Period”). There shall not be more than two (2) Blackout Periods in any twelve (12)-month period. The Company shall promptly notify the Holders in writing (a “Blackout Notice”) of any decision to postpone a Demand Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 2.8 and shall include a general statement (which statement shall not include any material, non-public information) of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. If the Company shall postpone the filing of a Demand Registration Statement, the Required Holders who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within thirty (30) days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to Section 2.1 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

3. Related Obligations.

Whenever the Company is required to effect the registration of Registrable Securities under the 1933 Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as possible:

(a) Prepare and file with the SEC (promptly, and in any event within the specified time frames) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective as soon as practicable, but in any event within the time frames specified herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Legal Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Legal Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to Legal Counsel, any selling Investor or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “reasonable best efforts” shall mean, among other things,

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that the Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 2.7(b) (which approval is promptly sought), a request for acceleration of effectiveness of such Registration Statement to a time and date, subject to acceptance by the SEC, not later than two (2) Business Days after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable, but in no event later than fifteen (15) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times during the Registration Period.

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, such period need not extend beyond the time periods provided herein, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable). In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Company shall promptly incorporate each such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC no later than three (3) Trading Days after the date on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) Furnish, without charge, to each selling Investor and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the 1933 Act, and other documents, as such selling Investor and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Investor (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Investor and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus).

(d) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Investor covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Investor and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Investor; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

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(e) Use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Investors of such Registrable Securities to consummate the disposition of such Registrable Securities.

(f) Promptly notify Legal Counsel, each Investor covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vi) of this Section 3(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (and shall furnish to each such Investor and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 3(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered.

(g) Make available for inspection by any selling Investor, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Legal Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the “Records”) as shall be necessary, in the opinion of such Legal Counsel and such Underwriters’ counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the 1933 Act, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement.

(h) Obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the related underwriting agreement), in customary form and covering such matters as are customarily covered by such

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opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Required Holders of the Registration, and furnish to each Investor participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Investor (in the case of the opinion) and Underwriter (in the case of the opinion and the “cold comfort” letter).

(i) Cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering of any Registrable Securities.

(j) Provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement.

(k) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than ninety (90) days after the end of any twelve (12)-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company’s calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

(l) Use its best efforts to cause all such Registrable Securities to be listed (i) on each national securities exchange on which the Company’s securities are then listed or (ii) if securities of the Company are not at the time listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company’s securities are then listed), on a national securities exchange designated by the Required Holders of the Registration.

(m) Keep each selling Investor of Registrable Securities advised in writing as to the initiation and progress of any registration under Section 2 hereunder.

(n) Enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers’ certificates and other customary closing documents.

(o) Cooperate with each selling Investor and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering.

(p) Furnish to each Investor participating in the offering and the sole or lead managing Underwriter, if any, without charge, (i) at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference), (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(q) Cooperate with the selling Investors of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive

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legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Investor of Registrable Securities at least three (3) Business Days prior to any sale of Registrable Securities.

(r) If requested by the sole or lead managing Underwriter or any selling Investor of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Investor, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Investor reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities.

(s) Submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

(t) Use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

(u) Neither the Company nor any Subsidiary or Affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC or any Principal Market or Eligible Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement); provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Registration Statement.

(v) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(w) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(x) Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Buyers in this Agreement or otherwise conflicts with the provisions hereof.

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4. Obligations of the Investors.

a. At least five (5) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or receipt of notice that no supplement or amendment is required or the event contemplated by Section 3(f) is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) and for which the Investor has not yet settled.

d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

The Company shall pay all Registration Expenses in connection with any Registration Statement hereunder, whether or not such registration shall become effective or is withdrawn and whether or not any or all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a). In addition to the foregoing, the Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel not to exceed $50,000 in the aggregate in connection with the registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively,

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“Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the Effective Date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 6 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a

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Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the 1934 Act. So long as the Company shall not have filed a registration statement pursuant to Section 12 of the 1934 Act or a registration statement pursuant to the requirements of the 1933 Act,

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the Company shall, at any time and from time to time, upon the request of any Investor and upon the request of any Person designated by such Investor as a prospective purchaser of any Registrable Securities, furnish in writing to such Investor or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company’s most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two (2) preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonable available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than sixteen (16) months prior to the date of such request, statements of profit and loss and retained earnings for the twelve (12) months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than six (6) months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than six (6) months prior to the date of such request. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the 1934 Act or a registration statement pursuant to the requirements of the 1933 Act, with a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

10. Amendment.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it

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applies to less than all of the Holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11. Miscellaneous.

a. The registration rights under the Agreement will terminate with respect to an Investor if such Investor may sell all of its Registrable Securities without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) promulgated under the 1933 Act.

b. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Investor to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

c. The Company has not previously entered into an agreement with respect to its securities granting any registration rights to any Person. No future registration rights may be granted to any holder of any securities of the Company, unless the Company obtains the prior written consent of the Required Holders.

d. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Investor for purposes of any request or other action by any Investor or Investors pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Investor or Investors contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

e. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Investors in this Agreement.

f. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

g. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

MabVax Therapeutics, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, California 92121

Telephone: 858-259-9405

Facsimile: 858-792-7033

Email: dhansen@mabvax.com

Attention: President

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With a copy (for informational purposes only) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Telephone: (858) 314-1500

Facsimile: (858) 314-1501

Email: jdglaser@mintz.com

Attention: Jeremy D. Glaser, Esq.

If to Legal Counsel:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

E-mail: eleazer.klein@srz.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

h. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

i. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

j. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or

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unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

k. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

l. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

m. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

n. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

o. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

p. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

q. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

r. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

s. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

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t. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

[Signature Pages follow]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

MABVAX THERAPEUTICS, INC.

By:	/s/ J. David Hansen
J. David Hansen, President and CEO

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

MABVAX THERAPEUTICS, INC.]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

[ ]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

MABVAX THERAPEUTICS, INC.]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Dated:

Signature block for entities:
Printed Name of Entity

By:

Name:

Title:

Dated:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

MABVAX THERAPEUTICS, INC.]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[            ]

[            ]

[            ]

Telephone	[( ) - ]
Facsimile:	[( ) - ]
Attention:	[ ]

Re:	MabVax Therapeutics, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to MabVax Therapeutics, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders preferred shares (the “Preferred Shares”) convertible into the Company’s common stock, $0.001 par value (the “Common Stock”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                  , 201    , the Company filed a Registration Statement on Form S-[1] [3] (File No. 333-            ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling shareholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

1

Unless we inform you otherwise, this letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC:	[LIST NAMES OF HOLDERS]

2

EXHIBIT B

SELLING SHAREHOLDERS

The shares of Common Stock being offered by the selling shareholders are those previously issued to the Selling Stockholders. For additional information regarding the issuance of those convertible preferred shares, see “Private Placement of Convertible Preferred Shares” above. We are registering the shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling shareholders. The second column lists the number of shares of Common Stock beneficially owned by each selling shareholder, based on its ownership of the shares of Common Stock, as of                     .

The third column lists the shares of Common Stock being offered by this prospectus by the selling shareholders.

The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

[Under the terms of the convertible preferred shares and warrants, a selling shareholder may not convert the convertible preferred shares or exercise the warrants to the extent such conversion or exercise, as the case may be, would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed [4.99%][9.99]% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion or exercise of the convertible preferred shares or warrants, as applicable, which have not been converted or exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”]

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

[ BUYERS]

1

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock previously issued to permit the resale of these shares of Common Stock by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be [        ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

2

FORM OF PROXY

TELIK, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

to Be Held on July 3, 2014

    The undersigned hereby appoints Michael M. Wick and Wendy K. Wee and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Telik, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Telik, Inc. to be held at the Palo Alto offices of Cooley LLP at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306, on Thursday, July 3, 2014 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3,

Proposal 4, Proposal 5, Proposal 6, Proposal 7, Proposal 8 and Proposal 9, as more specifically described in the Proxy Statement. If specific instructions are indicated,

this Proxy will be voted in accordance therewith.

(Continued and to be signed on other side)

Fold and Detach Here

Please mark   ☐

your vote

as indicated

    Proposal 1:   To approve the issuance of the Company’s common stock, Series A-1 convertible preferred stock, warrants to purchase the Company’s common stock, and, to the extent applicable, Series A-2 convertible preferred stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 12, 2014 by and among the Company, Tacoma Acquisition Corp. Inc., a wholly-owned subsidiary of the Company, and MabVax Therapeutics, Inc.

☐  For  ☐  Against  ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 1.

    Proposal 2:   To approve the issuance of the Company’s common stock issuable upon (a) the conversion of the Company’s Series B convertible preferred stock and (b) the exercise of the warrants to purchase the Company’s common stock, or the PIPE warrants, issued in a private placement transaction pursuant to the Securities Purchase Agreement dated as of May 12, 2014, by and among the Company and the investors named therein, without giving effect to the conversion and exercise limitations set forth in the Series B certificate of designations and the PIPE warrants.

☐  For  ☐   Against  ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 2.

    Proposal 3:   To approve, in the event that the closing price of the Company’s common stock as of the last business day immediately prior to the effective time of the merger is less than $4 per share, an amendment to the

Company’s certificate of incorporation to effect a five (5) for one (1) reverse stock split of the Company’s common stock and related matters.

☐  For  ☐   Against  ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 3.

    Proposal 4:   To approve an amendment to the Company’s certificate of incorporation to (a) increase the number of shares to a new total of 150,000,000, (b) increase the number of shares of the Company’s preferred stock to a new total of 15,000,000 shares, and (c) change the name of the Company to “MabVax Therapeutics Holdings, Inc.”

☐  For  ☐  Against  ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 4.

    Proposal 5:   To approve the certificate of designations, preferences and rights of Series A-1 convertible preferred stock to designate a new Series A-1 preferred stock.

☐  For  ☐   Against  ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 5.

    Proposal 6:   To approve the certificate of designations, preferences and rights of Series A-2 convertible preferred stock to designate a new Series A-2 preferred stock.

☐  For  ☐   Against  ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 6.

    Proposal 7:   To elect the following two directors to hold office until the closing of the merger or, if the merger is not completed, until the 2017 Annual Meeting of Stockholders:

Edward W. Cantrall Ph.D.	☐ For	☐ Withhold

Steven R. Goldring, M.D.	☐ For	☐ Withhold

The Board of Directors Recommends a Vote in favor of the named nominees in Proposal 7.

    Proposal 8:   To ratify the selection of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company by the Audit Committee of the board of directors of the Company for its fiscal year ending December 31, 2014.

☐  For            ☐   Against            ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 8.

    Proposal 9:   To approve an adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6.

☐  For  ☐   Against  ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 9.

    Please Vote, Date and Promptly Return this Proxy in the Enclosed Return Envelope Which Is Postage Prepaid If Mailed in the United States.

Dated                         , 2014

                                 Signature(s)

    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.